UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

CA Healthcare Acquisition Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid: $23,746.63

	(2)	Form, Schedule or Registration Statement No.: Form F-4 (File No. 333-257745)

	(3)	Filing Party: LUMIRADX LIMITED

	(4)	Date Filed: July 7, 2021

PROXY STATEMENT/PROSPECTUS

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF

CA HEALTHCARE ACQUISITION CORP.

PROSPECTUS FOR UP TO 14,780,000 LMDX COMMON SHARES

5,750,000 LMDX WARRANTS AND 5,750,000 LMDX COMMON SHARES UNDERLYING WARRANTS

OF

LUMIRADX LIMITED

The board of directors of CA Healthcare Acquisition Corp., a Delaware corporation (“CAH”), has unanimously approved the Agreement and Plan of Merger, dated as of April 6, 2021, as amended pursuant to the Amendment to the Merger Agreement dated August 19, 2021, as further amended pursuant to the Amendment No. 2 to the Merger Agreement dated August 27, 2021 (collectively, the “Merger Agreement”), by and among LumiraDx Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“LumiraDx” or the “Company”), LumiraDx Merger Sub, Inc., a newly formed Delaware corporation and wholly owned subsidiary of LumiraDx (“Merger Sub”), and CAH which, among other things, provides for Merger Sub to be merged with and into CAH with CAH being the surviving corporation in the merger (the “Merger”). As a result of and upon consummation of the Merger, CAH will become a wholly owned subsidiary of LumiraDx, with security holders of CAH becoming security holders of LumiraDx.

Immediately prior to the effective time of the Merger (the “Effective Time”), LumiraDx intends to effect a Capital Restructuring (as defined below) which will include, among other things, a subdivision (the “Merger Subdivision”) of each LMDX ordinary share and each LMDX common share into such number of LMDX ordinary shares and LMDX common shares (as applicable) calculated in accordance with the terms of the Merger Agreement at the LMDX Conversion Factor (being 1.60806264:1) to achieve an exchange ratio in the Merger of one LMDX common share for each CAH share.

Pursuant to the Merger Agreement, and assuming the Capital Restructuring has occurred, each outstanding share of CAH Class B common stock shall be converted into shares of CAH common stock immediately prior to the Effective Time, and at the Effective Time each outstanding share of CAH common stock shall be automatically canceled and extinguished and reissued to LumiraDx as one share of common stock of CAH, in consideration for the right to receive one LMDX common share. The outstanding CAH public warrants shall, by their terms, automatically entitle the holders to purchase LMDX common shares upon the completion of the Merger. In addition, pursuant to the Sponsor Agreement, upon the closing of the Merger, the sponsor will exchange all 4,050,000 CAH private placement warrants for 405,000 LMDX common shares. Accordingly, this proxy statement/prospectus covers an aggregate of 14,780,000 LMDX common shares, 5,750,000 LMDX new warrants, and 5,750,000 LMDX common shares underlying LMDX new warrants exercisable by former warrant holders of CAH following the completion of the Merger.

LumiraDx’s share capital consists of LMDX common shares and LMDX ordinary shares. The rights of LMDX common shares and LMDX ordinary shares are identical, except as they relate to voting and conversion rights. Each LMDX common share entitles the holder to one vote on any proposed shareholder resolution. Each LMDX ordinary share entitles the holder to ten votes on any proposed shareholder resolution and is convertible into LMDX common shares at any time after the date that is 180 days from Closing. Upon completion of the Merger, assuming that no CAH stockholders exercise redemption rights with respect to their CAH public shares:

i. the current holders of CAH public shares will own 4.4% of the outstanding share capital of the Company and will control approximately 0.5% of the shareholder voting power of the Company;

ii. the sponsor will own 1.3% of the outstanding share capital of the Company and will control approximately 0.2% of the shareholder voting power of the Company;

iii. the Company’s directors, executive officers and their respective affiliates will own 28.9% of the outstanding share capital of the Company and will control approximately 29.2% of the shareholder voting power of the Company; and

iv. the Company’s other existing shareholders will own 65.4% of the outstanding share capital of the Company and will control approximately 70.1% of the shareholder voting power of the Company; as further described in the section titled “Beneficial Ownership of Securities” on page 258 of the attached proxy statement/prospectus.

The proposals to approve and adopt the Merger Agreement, as well as certain other matters relating to the Merger, will be presented at the special meeting of stockholders of CAH scheduled to be held on September 28, 2021.

CAH’s units, CAH common stock and CAH public warrants are currently listed on the Nasdaq Stock Market (“Nasdaq”) under the symbols CAHCU, CAHC and CAHCW, respectively. LumiraDx intends to apply for listing, to be effective at the time of the Merger, of the relevant LMDX common shares and the LMDX new warrants to be assumed by LumiraDx in accordance with the terms of the Merger Agreement on Nasdaq under the symbols LMDX and LMDXW, respectively. LumiraDx will not have units traded following the completion of the Merger. It is a condition of the completion of the Merger that the relevant LMDX common shares and LMDX new warrants are approved for listing on Nasdaq, but there can be no assurance such listing condition will be met.

Each of CAH and LumiraDx is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and has elected to comply with certain reduced public company reporting requirements.

LumiraDx will also be a “foreign private issuer” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, LumiraDx’s officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, LumiraDx will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission, or SEC, as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

This proxy statement/prospectus provides you with detailed information about the Merger. We encourage you to carefully read this entire document. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 21.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated September 3, 2021, and is first being mailed to CAH stockholders on or about September 3, 2021.

CA HEALTHCARE ACQUISITION CORP.

99 Summer Street, Suite 200

Boston, MA 02110

NOTICE OF

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 28, 2021

TO THE STOCKHOLDERS OF CA HEALTHCARE ACQUISITION CORP.

NOTICE IS HEREBY GIVEN that a special meeting of holders of Class A common stock and Class B common stock of CA Healthcare Acquisition Corp. (“CAH”), a Delaware corporation, will be held at 9:00 a.m. eastern time, on September 28, 2021, via a live interactive audio webcast on the internet (which we refer to as the “CAH special meeting”). You will be able to vote and submit your questions at https://www.cstproxy.com/cahcspac/2021 during the meeting. The special meeting will be held for the following purpose:

(1)

to consider and vote upon a proposal to approve the merger of LumiraDx Merger Sub, Inc. (“Merger Sub”), a newly formed Delaware corporation and wholly owned subsidiary of LumiraDx Limited (“LumiraDx” or the “Company”), an exempted company with limited liability incorporated under the laws of the Cayman Islands, with and into CAH, with CAH being the surviving corporation in the merger (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of April 6, 2021, as amended pursuant to the amendment to the merger agreement, dated August 19, 2021, as further amended pursuant to the amendment no. 2 to the merger agreement, dated August 27, 2021 (collectively the “Merger Agreement”), by and among LumiraDx, Merger Sub and CAH - we refer to this proposal as the “Merger Proposal”;

(2)

to consider and vote upon separate proposals to approve the following material differences between the constitutional documents of LumiraDx that will be in effect upon the closing of the Merger and CAH’s current certificate of incorporation: (i) the name of the new public entity will be “LumiraDx Limited” as opposed to “CA Healthcare Acquisition Corp.”; (ii) the authorized share capital of the new public entity will be US$10,290 divided into, assuming completion of the Merger Subdivision, (1) 1,769,292,966 LMDX ordinary shares with a par value (to seven decimal places) of $0.0000028 per LMDX ordinary share, (2) 1,769,292,966 LMDX common shares with a par value (to seven decimal places) of $0.0000028 per LMDX common share, and (3) undesignated shares of such class or classes (however designated) as the board of directors of LumiraDx may determine, as opposed to CAH having 110,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; (iii) the new public entity has two classes of shares, being the LMDX common shares and the LMDX ordinary shares, such that each holder of LMDX common shares will be entitled to one vote on any proposed shareholder resolution for each such share and each holder of LMDX ordinary shares will be entitled to ten votes on any proposed shareholder resolution for each such share; (iv) the new public entity shall have two classes of directors, other than the LMDX Founder Directors, serving staggered terms with the terms of the Class I and Class II directors expiring at the annual general meeting of shareholders to be held in 2022 and 2023, respectively, and each term expiring two years thereafter, in each case; and (v) the new public entity’s constitutional documents will not include the various provisions applicable only to special purpose acquisition corporations that CAH’s amended and restated certificate of incorporation contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time) - we refer to these proposals collectively as the “Charter Proposals”; and

(3)

to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if CAH has not received sufficient votes at the special meeting to enable it to consummate the business combination contemplated by the Merger Agreement - we refer to this proposal as the “Adjournment Proposal.”

The Merger Proposal, the Charter Proposals and the Adjournment Proposal are described in the attached proxy statement/prospectus, which we encourage you to read in its entirety before voting. IN PARTICULAR, WE URGE YOU TO CAREFULLY READ THE SECTION IN THE PROXY STATEMENT/PROSPECTUS ENTITLED “RISK FACTORS.” Terms used but not defined herein shall have the meaning given to them in the attached proxy statement/prospectus. Only holders of record of CAH Class A common stock and/or Class B common stock at the close of business on September 1, 2021 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting.

After careful consideration, CAH’s board of directors has determined that the Merger Proposal, the Charter Proposals and the Adjournment Proposal is fair to, and in the best interests of, CAH and its stockholders and unanimously recommend that you vote or give instruction to vote “FOR” the Merger Proposal, “FOR” the Charter Proposals and “FOR” the Adjournment Proposal, if presented.

Consummation of the Merger is conditional on the approval of each of the Merger Proposal and the Charter Proposals. If either the Merger Proposal or the Charter Proposals is not approved, the other proposals will not be presented to the stockholders for a vote. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

All holders of CAH Class A common stock and Class B common stock are cordially invited to attend and vote at the special meeting. To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible or submit your proxy by the internet. Please vote promptly whether or not you expect to attend the special meeting virtually. If your CAH shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your CAH shares or, if you wish to attend the special meeting virtually and vote, obtain a proxy from your broker or bank.

A complete list of CAH stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at the principal executive offices of CAH for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Your vote is important regardless of the number of CAH shares you own. Whether you plan to attend the special meeting virtually or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your CAH shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the CAH shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

/s/ Larry J. Neiterman
Larry J. Neiterman
Chairman and Chief Executive Officer

September 3, 2021

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR CAH SHARES WILL BE VOTED IN FAVOR OF THE MERGER PROPOSAL, THE CHARTER PROPOSALS AND, IF APPLICABLE, THE ADJOURNMENT PROPOSAL. TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE CAH REDEEM YOUR CAH SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR CAH SHARES TO CAH’S TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING. YOU MAY TENDER YOUR CAH SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR CAH SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT AND WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE MERGER IS NOT COMPLETED, THEN THESE CAH SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE CAH SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANKS OR BROKERS TO WITHDRAW THE CAH SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “SPECIAL MEETING OF CAH STOCKHOLDERS - REDEMPTION RIGHTS” BEGINNING ON PAGE 100 FOR MORE SPECIFIC INSTRUCTIONS.

This proxy statement/prospectus is dated September 3, 2021 and is first being mailed to CAH stockholders, on or about September 3, 2021.

FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement/prospectus or the context otherwise requires, references to:

“5% notes” are to the 5% unsecured subordinated convertible loan notes of LumiraDx in the aggregate principal amount of $75,155,586 convertible into LMDX common shares, created pursuant to a loan note instrument dated October 15, 2019 (as may be amended, restated or otherwise modified from time to time (including any amendments to implement the Merger));

“10% notes” are to the 10% unsecured subordinated convertible loan notes of LumiraDx in the aggregate principal amount of $75,370,444 convertible into LMDX common shares, created pursuant to a loan note instrument dated July 1, 2020 (as may be amended, restated or otherwise modified from time to time (including any amendments to implement the Merger));

“2016 warrants” are to the warrants to purchase LMDX ordinary shares issued by the Company pursuant to a warrant instrument dated October 3, 2016;

“2019 warrants” are to the warrants to purchase LMDX ordinary shares issued by the Company pursuant to warrant instruments dated September 20, 2019;

“2020 warrants” are to the warrants to purchase LMDX common shares issued by the Company pursuant to a warrant instrument dated July 1, 2020;

“amended and restated certificate of incorporation” are to CAH’s certificate of incorporation currently in effect;

“Amended and Restated Articles” are to the amended and restated memorandum of association and articles of association of LumiraDx to be adopted on completion of the Merger;

“Amendment to the Merger Agreement” are to the amendment agreement to the Agreement and Plan of Merger, dated as of April 6, 2021 between CAH, LumiraDx and Merger Sub, dated August 19, 2021;

“Amendment to the Sponsor Agreement” are to the amendment to the amended and restated sponsor agreement, dated as of April 6, 2021 between CAH, sponsor and the CAH initial stockholders, dated August 19, 2021;

“Amendment No. 2 to the Merger Agreement” are to the amendment agreement to the Agreement and Plan of Merger, dated as of April 6, 2021 between CAH, LumiraDX and Merger Sub, dated August 27, 2021;

“Ancillary Agreements” are to the Registration Rights Agreement, the Sponsor Agreement, the LMDX Support Agreement and the A&R Warrant Agreement;

“A&R Warrant Agreement” are to the amended and restated warrant agreement to be entered into at Closing between Continental Stock Transfer & Trust Company, LumiraDx and CAH;

“CAH” are to CA Healthcare Acquisition Corp.;

“CAH board of directors” are to the board of directors of CAH;

“CAH common stock” are to CAH’s Class A common stock;

“CAH founders” are to Larry J. Neiterman, Jeffrey H. Barnes, Tom Cibotti, Tim McMahon, David Lang, David H. Klein and Afsaneh Naimollah;

“CAH founder shares” are to the 2,875,000 shares of CAH’s Class B common stock that are to be automatically converted into 2,875,000 shares of CAH common stock immediately prior to the Effective Time. The CAH founder shares are held of record by the sponsor as of the record date and are distributable to the CAH founders;

i

“CAH initial stockholders” are to the sponsor and any other holders of the CAH founder shares immediately prior to the completion of the Merger;

“CAH IPO” are to the initial public offering by CAH which closed on January 29, 2021;

“CAH private placement warrants” are to 4,050,000 warrants of CAH issued to the sponsor in a private placement simultaneously with the closing of the CAH IPO. Pursuant to the Sponsor Agreement, upon closing of the Merger, the sponsor will exchange all 4,050,000 CAH private placement warrants for 405,000 LMDX common shares;

“CAH public warrants” are to CAH’s warrants sold as part of the units in the CAH IPO (whether they were purchased in the CAH IPO or thereafter in the open market);

“CAH Redemption” are to the meaning given to it in the Merger Agreement;

“CAH shares” are to the CAH common stock and the CAH founder shares;

“CAH stockholders” are to holders of CAH common stock and/or CAH’s founder shares, as applicable;

“CAH warrants” are to the CAH public warrants and/or the CAH private placement warrants, as applicable;

“Closing” are to the meaning given to such term in the Merger Agreement;

“Closing Date” are to the meaning given to such term in the Merger Agreement;

“completion window” are to the period following the completion of the CAH IPO at the end of which, if CAH has not completed a business combination, it will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to CAH to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and certain conditions and as further described herein. The completion window ends on January 29, 2023;

“convertible loan notes” are to the 5% notes and the 10% notes;

“Designated Stock Exchange” are to Nasdaq or any other stock exchange or automated quotation system on which LumiraDx’s securities are then traded;

“DGCL” are to the Delaware General Corporation Law, as amended;

“Instrument” are to LumiraDx’s proprietary point-of-care diagnostic instrument;

“Jefferies warrants” are to the warrants to purchase LMDX common shares issued by the Company to Jefferies Finance LLC pursuant to a warrant instrument dated November 6, 2020;

“letter agreement” are to the letter agreement, dated January 26, 2021, by and among CAH, its officers and directors and the sponsor;

“LMDX Articles” are to the memorandum of association and articles of association of LumiraDx (as may be amended from time to time (including any amendments to implement the Merger)) in effect up to the completion of the Merger;

“LMDX common shares” are to the common shares of US$0.0000045 (or US$0.0000028 following the completion of the Capital Restructuring) each in the capital of LumiraDx;

“LMDX Conversion Factor” are to 1.60806264:1;

“LMDX existing warrants” are to the (i) the 2016 warrants; (ii) the 2019 warrants; (iii) the 2020 warrants; (iv) the Jefferies warrants; (v) the SVB warrants; and (vi) the Pharmakon warrants;

“LMDX Founder Directors” are to LumiraDx’s co-founders Ron Zwanziger, Dave Scott, and Jerry McAleer;

“LMDX group” are to the Company and its subsidiary undertakings from time to time;

“LMDX new warrants” are to the warrants exercisable to purchase LMDX common shares following the assignment by CAH, and assumption by the Company, at the Effective Time of the CAH public warrants;

“LMDX ordinary shares” are to the A ordinary shares of US$0.0000045 (or US$0.0000028 following the completion of the Capital Restructuring) each in the capital of LumiraDx;

“LMDX Support Agreement” are to the support agreement, dated April 6, 2021, as amended pursuant to the amended and restated support agreement between the Company and certain of the Company’s security holders listed therein;

“Merger” are to the meaning given to such term in the Merger Agreement;

“North America” are to Canada and the United States;

“Pharmakon warrants” are to the warrants to purchase LMDX common shares to be issued by the Company to BPCR Limited Partnership and Biopharma Credit Investments V (Master) LP;

“Platform” are to the LumiraDx Platform, which is an integrated system comprised of the Instrument precise, low-cost microfluidic test strips, and seamless, secure digital connectivity;

“POC” are to point-of-care;

“public shares” are to shares of CAH’s Class A common stock sold as part of the units in the CAH IPO (whether they were purchased in the CAH IPO or thereafter in the open market);

“public stockholders” are to the holders of CAH’s public shares, including the CAH initial stockholders and management team, provided that each initial stockholder’s and member of our management team’s status as a “public stockholder” shall only exist with respect to such public shares;

“Registration Rights Agreement” are to the Amended and Restated Registration Rights Agreement to be entered into on the Closing Date among LumiraDx, CAH, sponsor and certain equityholders of LumiraDx;

“SEC” are to the Securities and Exchange Commission;

“sponsor” are to CA Healthcare Sponsor LLC, a Delaware limited liability company in which certain of CAH’s directors and officers hold membership interests;

“Sponsor Agreement” are to the amended and restated sponsor agreement, dated April 6, 2021, as amended pursuant to the Amendment to the Sponsor Agreement dated August 19, 2021, by and among CAH, sponsor and the CAH initial stockholders, each of which amended and restated the letter agreement;

“sponsor group” are to the sponsor and the CAH founders;

“SVB warrants” are to the warrants to purchase LMDX common shares issued by the Company to Silicon Valley Bank pursuant to a warrant instrument dated January 20, 2021; and

“Trust Account” are to CAH’s trust account relating to the CAH IPO.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms a part of a registration statement on Form F-4 filed with the Securities and Exchange Commission, or SEC, by LumiraDx, constitutes a prospectus of LumiraDx under Section 5 of the Securities Act of 1933, as amended, or the Securities Act, with respect to the LMDX common shares to be issued to CAH stockholders in connection with the Merger, as well as the LMDX new warrants and the LMDX common shares underlying such LMDX new warrants. This document also constitutes a proxy statement of CAH under Section 14(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules thereunder, and a notice of meeting with respect to the special meeting of CAH stockholders to consider and vote upon the proposals to adopt the Merger Agreement.

Unless otherwise indicated or the context otherwise requires, all references in this proxy statement/prospectus to the terms “LumiraDx” and the “Company” refer to LumiraDx Limited, together with its subsidiaries. All references in this proxy statement/prospectus to “CAH” refer to CA Healthcare Acquisition Corp.

Unless otherwise noted, all references in this proxy statement/prospectus to “$”, “US$”, “U.S. dollars”, “dollars” and “USD” mean U.S. dollars, all references to “£” and “GBP” mean pounds sterling, and all references to “€” and “euros” mean euros.

CAPITAL RESTRUCTURING AND MERGER SUBDIVISION

Unless otherwise stated in this proxy statement/prospectus, references in this document to the number of LMDX ordinary shares, LMDX common shares, LMDX series A preferred shares, LMDX series B preferred shares, 2016 warrants, 2019 warrants, 2020 warrants, Jefferies warrants, SVB warrants, Pharmakon warrants or options issued or to be issued by LumiraDx shall be to the number of such shares, warrants or options issued as of March 31, 2021 and, unless otherwise stated, have not been adjusted to reflect any subdivision or other form of consolidation of LumiraDx’s share capital following March 31, 2021 (including as part of the proposed Capital Restructuring), except that, for the avoidance of doubt, such numbers (other than the historical audited financial statements of LumiraDx and LumiraDx’s Management’s Discussion and Analysis of Financial Conditions) reflect the 220:1 subdivision effected by LumiraDx on February 1, 2021, or the February Subdivision. However, the number of LMDX common shares and the number of LMDX new warrants to be issued to CAH stockholders pursuant to the Merger which are the subject of this proxy statement/prospectus reflect the actual number to be issued and assume the Capital Restructuring has been effected.

MARKET AND INDUSTRY DATA

Certain information included in this proxy statement/prospectus concerning LumiraDx’s industry, including its total addressable market, the volume of tests and the shift of tests from the central lab to the point of care, or POC, are based on its good faith estimates and assumptions derived from management’s knowledge of the industry and other information currently available to LumiraDx. This proxy statement/prospectus also includes industry and market data that LumiraDx has obtained from periodic industry publications, third-party studies and surveys and other filings of public companies in its industry. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. This industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. In addition, LumiraDx does not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein. LumiraDx is responsible for all of the disclosure contained in this proxy statement/prospectus, and it believes the industry and market data that it obtained from third-party sources are reliable.

The industry in which LumiraDx operates, as well as the assumptions and estimates of its future performance and the future performance of the industry in which it operates, are subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” beginning on page 21 and elsewhere in this proxy statement/prospectus, that could cause results to differ materially from those expressed in these estimates.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

CAH, LumiraDx and their respective subsidiaries own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their business. In addition, their names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this proxy statement/prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this proxy statement/prospectus are listed without the applicable ®, ™ and SM symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

v

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND THE SPECIAL MEETING

The questions and answers below highlight only selected information from this proxy statement/prospectus and only briefly address some commonly asked questions about the special meeting and the proposals to be presented at the special meeting. The following questions and answers do not include all the information that is important to CAH stockholders. CAH stockholders are urged to read carefully this entire proxy statement/prospectus, including the Annexes and the other documents referred to herein, to fully understand the proposed Merger, the proposals to be considered at the special meeting, and the voting procedures for the special meeting.

Q.	Why am I receiving this proxy statement/prospectus?

A.

CAH, LumiraDx and Merger Sub have entered into the Merger Agreement that is described in this proxy statement/prospectus. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A, and CAH encourages CAH stockholders to read it in its entirety. CAH stockholders are being asked to consider and vote upon a proposal to approve and adopt the Merger Agreement, which, among other things, provides that (a) Merger Sub will be merged with and into CAH with CAH being the surviving company in the Merger and (b) CAH will become a wholly owned subsidiary of LumiraDx. See the section titled “Proposal No. 1 - The Merger Proposal” beginning on page 104.

This proxy statement/prospectus contains important information about the proposed Merger. CAH stockholders should read it carefully.

The vote of CAH stockholders is important. CAH stockholders are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Q.	Are there any other matters being presented to stockholders at the meeting?

A.	In addition to voting to approve the Merger, CAH stockholders will vote on the following:

1.

Separate proposals to approve the following material differences between the constitutional documents of LumiraDx that will be in effect upon the closing of the Merger and CAH’s current amended and restated certificate of incorporation: (i) the name of the new public entity will be “LumiraDx Limited” as opposed to “CA Healthcare Acquisition Corp.”; (ii) the authorized share capital of the new public entity will be US$10,290 divided into, assuming completion of the Merger Subdivision, (1) 1,769,292,966 LMDX ordinary shares with a par value (to seven decimal places) of $0.0000028 per LMDX ordinary share, (2) 1,769,292,966 LMDX common shares with a par value (to seven decimal places) of $0.0000028 per LMDX common share, and (3) undesignated shares of such class or classes (however designated) as the board of LumiraDx may determine, as opposed to CAH having 110,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; (iii) the new public entity has two classes of shares, being the LMDX common shares and the LMDX ordinary shares, such that each holder of LMDX common shares will be entitled to one vote for each such share on any proposed shareholder resolution and each holder of LMDX ordinary shares will be entitled to ten votes for each such share on any proposed shareholder resolution; (iv) the new public entity shall have two classes of directors, other than the LMDX Founder Directors, serving staggered terms with the terms of Class I and Class II directors expiring at the annual general meeting of shareholders to be held in 2022 and 2023, respectively, and each term expiring two years thereafter, in each case; and (v) the new public entity’s constitutional documents will not include the various provisions applicable only to special purpose acquisition corporations that CAH’s amended and restated certificate of incorporation contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time). This vote, however, will not actually result in stockholders of CAH approving LumiraDx’s constitutional documents or amendments to CAH’s corporate governing documents but instead will simply approve the aforementioned material differences in the two sets of documents. See the section titled “Proposal No. 2 - The Charter Proposals” beginning on page 143. The Merger will not be consummated unless the Charter Proposals and the Merger Proposal are approved by CAH stockholders.

2.

If applicable, to adjourn the meeting to a later date or dates to permit further solicitation and vote of proxies if CAH would not have received enough votes at the meeting to enable it to consummate the Merger. See the section titled “Proposal No. 3 - The Adjournment Proposal” beginning on page 145.

CAH will hold the special meeting of CAH stockholders to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the proposed Merger and the other matters to be voted upon at the special meeting. CAH stockholders should read it carefully.

Consummation of the Merger is conditional on, among other things, the approval of the Merger Proposal and the Charter Proposals. If either of these proposals are not approved, the other proposals will not be presented to stockholders for a vote and the Merger will not be consummated.

Q.	I am a holder of CAH warrants. Why am I receiving this proxy statement/prospectus?

A.

Upon consummation of the Merger, the CAH public warrants shall be assigned to and assumed by the Company, to be referred to herein as the LMDX new warrants, and shall entitle the holder of a whole LMDX new warrant to purchase one LMDX common share in lieu of shares of CAH common stock at a purchase price of $11.50 per share and on substantially the same terms. This proxy statement/prospectus includes important information about LumiraDx and the business of LumiraDx and its subsidiaries following consummation of the Merger. Holders of LMDX new warrants (formerly CAH public warrants) will be entitled to purchase LMDX common shares following the consummation of the Merger in accordance with its terms. CAH therefore urges you to read the information contained in this proxy statement/prospectus carefully. For the avoidance of doubt, neither CAH public warrants nor the CAH private placement warrants carry rights to vote at the special meeting.

Q.	Why is CAH proposing the Merger?

A.	CAH was organized to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination with one or more businesses or entities.

On January 29, 2021, CAH completed its initial public offering of units, with each unit consisting of one share of CAH common stock and one-half of one CAH public warrant, each whole warrant to purchase one share of CAH common stock at a price of $11.50, raising total gross proceeds of approximately $115,000,000. Since the CAH IPO, CAH’s activity has been limited to the evaluation of business combination candidates.

LumiraDx is a provider of next-generation POC diagnostics to address the current limitations of legacy POC systems by bringing lab-comparable performance to the POC in minutes, on a single instrument with a low cost of ownership. LumiraDx is focused on transforming community-based healthcare by providing critical diagnostic information to healthcare providers at the point of need, thereby enabling more informed medical decisions to improve health outcomes while lowering costs. LumiraDx has developed and launched the Platform, which is an integrated system comprised of a small, versatile POC instrument, or Instrument, precise, low-cost microfluidic test strips, and seamless, secure digital connectivity. LumiraDx currently has five tests commercially available on the Platform and a broad menu of tests in development. The Platform is designed to simplify, scale down, and integrate multiple testing methodologies onto a single instrument and offer a broad menu of tests with lab-comparable performance at a low cost and with results generally in 10 minutes or less from sample to result. With the Platform, LumiraDx’s goal is to address the key challenges faced by healthcare providers in providing efficient and cost-effective patient care in a community setting. LumiraDx has benefitted from this trend, and CAH believes it will continue to benefit from this trend.

Based on its due diligence investigations of LumiraDx and the industry in which it operates, CAH believes that the Merger will provide CAH stockholders with an opportunity to participate in the ownership of a company with significant growth potential. See the section titled “Summary—CAH’s Board of Directors’ Reasons for Approval of the Merger” beginning on page 3.

Q.	Did the CAH board of directors obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Merger?

A.

CAH’s board of directors did not obtain a third-party valuation or fairness opinion in connection with their determination to approve the Merger. Collectively, on a fully diluted basis, the Relevant Parties (as defined below) own less than 0.25% of the Company’s fully-diluted equity share capital. Likewise, none of the Relevant Parties (as defined below) are, or will be, officers or directors of the Company, are a party to any voting agreement with the Company or, in any other way, control, are controlled by or are under common control with, the Company. None of the officers, directors, sponsors or advisors of CAH, or the Relevant Parties, are affiliated with LumiraDx. In addition, CAH’s board of directors did not determine that there are any material relationships between the Relevant Parties and LumiraDx. As such, CAH determined that no fairness opinion, third-party valuation or any other measures, such as an independent committee of the board, was necessary to approve the transaction. In addition, the officers and directors of CAH and CAH’s advisors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of CAH’s financial advisors, enabled them to make the necessary analyses and determinations regarding the Merger. CAH’s officers and directors and CAH’s advisors also have substantial experience with mergers and acquisitions. The Merger was approved by a majority of the independent directors of CAH.

Q.	Do I have redemption rights?

A.

If you are a holder of public shares, you have the right to demand that CAH redeem such public shares for a pro rata portion of the cash held in CAH’s trust account provided that you vote either for or against the Merger Proposal. CAH sometimes refers to these rights to demand redemption of the public shares as “redemption rights.”

Notwithstanding the foregoing, a holder of public shares, together with any affiliate or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption with respect to more than 15% of the public shares. Accordingly, all public shares in excess of 15% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed.

Under CAH’s amended and restated certificate of incorporation, the Merger may be consummated only if CAH has at least $5,000,001 of net tangible assets after giving effect to the redemption of all public shares the holders of which properly demand redemption of their shares for cash. However, LumiraDx is not required to consummate the Merger unless there is at least $65,000,000 of funds in CAH’s trust account, prior to payment of any unpaid or contingent liabilities, deferred underwriting fees or transaction costs of any of the parties.

Q.	How do I exercise my redemption rights?

A.

If you are a holder of public shares and wish to exercise your redemption rights, you must (i) demand that CAH redeem your public shares into cash no later than the second business day preceding the date of the special meeting by delivering your shares to CAH’s transfer agent physically or electronically using The Depository Trust Company’s DWAC (Deposit and Withdrawal at Custodian) System prior to the vote at the special meeting. Any holder of public shares will be entitled to demand that such holder’s shares be redeemed for a full pro rata portion of the amount then in the trust account (which, for illustrative purposes, was $115,013,930.47, or $10 per share, as of September 1, 2021, the record date). Such amount, less any owed but unpaid taxes on the funds in the trust account, will be paid promptly upon consummation of the Merger. However, under Delaware law, the proceeds held in the trust account could be subject to claims which could take priority over those of CAH’s public stockholders exercising redemption rights. Therefore, the per-share distribution from the trust account in such a situation may be less than originally anticipated due to such claims. Your vote on any proposal other than the Merger Proposal will have no impact on the amount you will receive upon exercise of your redemption rights.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the time the vote is taken with respect to the Merger Proposal at the special meeting. If you deliver your shares for redemption to CAH’s transfer agent and later decide prior to the special meeting not to elect redemption, you may request that CAH’s transfer agent return the shares (physically or electronically). You may make such request by contacting CAH’s transfer agent at the address listed at the end of this section.

Any corrected or changed proxy card or written demand of redemption rights must be received by CAH’s transfer agent prior to the vote taken on the Merger Proposal at the special meeting. No demand for redemption will be honored unless the holder’s stock has been delivered (either physically or electronically) to CAH’s transfer agent prior to the vote at the special meeting.

If a holder of CAH common stock votes for or against the Merger Proposal and demand is properly made as described above, then, if the Merger is consummated, CAH will redeem these shares for a pro rata portion of funds deposited in the trust account. If you exercise your redemption rights, then you will be exchanging your shares of CAH common stock for cash and will not be entitled to LMDX common shares upon consummation of the Merger.

If you are a holder of CAH common stock and you exercise your redemption rights, it will not result in the loss of any CAH public warrants that you may hold. Your whole CAH public warrants will become exercisable to purchase one LMDX common share in lieu of one share of CAH common stock for a purchase price of $11.50 upon consummation of the Merger.

Q.	Do I have appraisal rights if I object to the proposed Merger?

A.

No. Neither CAH stockholders nor holders of CAH units or CAH warrants have appraisal rights in connection with the Merger under the DGCL. See the section titled “Appraisal Rights” beginning on page 315.

Q.	What happens to the funds deposited in the trust account after consummation of the Merger?

A.

Of the net proceeds of the CAH IPO, $112,700,000, together with $2,300,000 of the amount raised from the private sale of CAH private placement warrants simultaneously with the consummation of the CAH IPO, being an aggregate total of $115,000,000, was placed in the trust account immediately following the CAH IPO. After consummation of the Merger, the funds in the trust account will be used to pay holders of the CAH common stock who exercise redemption rights, to pay fees and expenses incurred in connection with the Merger (including aggregate fees of approximately $4,025,000 to the underwriters of the CAH IPO as deferred underwriting commissions) and for LumiraDx’s working capital and general corporate purposes.

Q.	What happens if a substantial number of public stockholders vote in favor of the Merger and exercise their redemption rights?

A.

CAH’s public stockholders may vote in favor of the Merger and still exercise their redemption rights. Accordingly, the Merger may be consummated even though the funds available from the trust account and the number of public stockholders are substantially reduced as a result of redemptions by public stockholders. Also, with fewer public shares and public stockholders, the trading market for the LMDX common shares may be less liquid than the market for CAH’s shares of common stock was prior to the Merger and LumiraDx may not be able to meet the listing standards of a national securities exchange.

Q.	What happens if the Merger is not consummated?

A.

If CAH does not complete the Merger for whatever reason, CAH would search for another target business with which to complete a business combination. If CAH does not complete the Merger or a business combination with another target business by January 29, 2023, CAH must redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the amount then held in the trust account divided by the number of outstanding public shares. The sponsor and the CAH founders have no redemption rights in the event a business combination is not effected in the required time period, and, accordingly, their CAH founder shares will be worthless. Additionally, in the event of such liquidation, there will be no distribution with respect to outstanding CAH warrants. Accordingly, such warrants will expire worthless.

Q.	How does the sponsor intend to vote on the proposals?

A.

The sponsor owns of record and is entitled to vote an aggregate of 20% of the outstanding CAH shares. The sponsor and the CAH founders have agreed to vote any CAH founder shares and any public shares held by them as of the record date, in favor of the Merger Proposal and the Charter Proposals.

Q.	What interests do the sponsor and the current officers and directors of CAH have in the Merger?

A.

When considering the recommendation of the CAH board of directors that CAH stockholders vote in favor of the approval of the Merger, CAH stockholders should be aware that CAH’s directors and executive officers, and entities affiliated with them, have interests in the Merger that may be different from, or in addition to, the interests of CAH stockholders. These interests include:

•

Tom Cibotti and other advisors of CAH are members of Covington Associates. Mr. Cibotti and Covington Associates have an over 25-year business relationship with the Chief Executive Officer of LumiraDx and each of the other LMDX Founder Directors. Since 1993, Covington Associates and CA Advisors, an affiliate of Covington Associates, have provided investment banking services to two unaffiliated companies, Inverness and Alere, previously managed by the LMDX Founder Directors. During that period, Covington Associates advised Inverness and Alere on approximately 32 mergers and acquisitions (“M&A”) and debt placement transactions.

•

Certain members of Covington Associates have also been involved with the LumiraDx group since its formation in mid-2014, including serving as equity and debt placement advisors to the Company and participating in many of the Company’s board meetings. Since 2014, CA Advisors has advised the Company on numerous potential business opportunities, including the closing of two debt transactions. Some of the Covington Associates principals, as well as some other members of the sponsor and CA Advisors, an affiliate of Covington Associates, have personally invested in the Company. Members of the sponsor and CA Advisors own as of April 1, 2021 LMDX ordinary shares, LMDX common shares, LMDX existing warrants and convertible notes issued by LumiraDx that, in the aggregate and following the conversion of such convertible notes and exercise of such LMDX existing warrants, equal to approximately 359,920 LMDX ordinary shares and 106,260 LMDX common shares, to be adjusted in the Capital Restructuring pursuant to the Merger Agreement, and which represent less than one quarter of one percent (0.25%) of the Company’s fully-diluted equity.

•

In January 2021, as part of its regular advisory services on behalf of the Company, CA Advisors was engaged by the Company as placement agent in connection with the Company’s $300 million senior secured debt facility between, inter alia, LumiraDx Investment Limited (a member of the LumiraDx group) and Pharmakon, and an accounts receivable facility of initially $50 million to be provided by Capital One, as Administrative Agent and Lender, with the potential to be upsized to a total of $100 million. The availability of such accounts receivable facility is subject to the satisfaction (or waiver) of a number of conditions set forth in a commitment letter (including negotiation and execution of long form documentation) entered into by Capital One and the Company.

x

These financial interests of the officers and directors, and entities affiliated with them, may have influenced their decision to approve the Merger. You should consider these interests when evaluating the Merger and the recommendation of the proposal to vote in favor of the Merger and other proposals to be presented to CAH stockholders.

Q.	When do you expect the Merger to be completed?

A.

It is currently anticipated that the Merger will be consummated promptly following the CAH special meeting which is set for September 28, 2021; however, such meeting could be adjourned, as described above. The Merger is also conditional on the LumiraDx Proposals (as defined herein) being approved by the requisite majorities of the relevant classes of LumiraDx security holders. For a description of the conditions to the Merger, see the section titled “Proposal No. 1 - The Merger Agreement—Additional Agreements—Conditions to Closing” beginning on page 112.

Q.	What do I need to do now?

A.

CAH urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Merger will affect you as a stockholder and/or warrant holder of CAH. CAH stockholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q.	How do I vote?

A.

If you are a holder of record of CAH shares on the record date, you may vote virtually at the special meeting or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope or submit your proxy by the internet. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the meeting virtually and vote, obtain a proxy from your broker, bank or nominee.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.

No. Your broker, bank or nominee cannot vote your shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q.	May I change my vote after I have mailed my signed proxy card?

A.

Yes. Stockholders may send a later-dated, signed proxy card to CAH’s transfer agent at the address set forth at the end of this section, so that it is received prior to the vote at the special meeting or attend the special meeting virtually and vote. Stockholders also may revoke their proxy by sending a notice of revocation to CAH’s transfer agent, which must be received prior to the vote at the special meeting.

Q.	What constitutes a quorum for the special meeting?

A.

A quorum is the minimum number of CAH shares that must be held by CAH Stockholders present at the special meeting (in person or by proxy) to hold a valid meeting. A quorum will be present at the CAH special meeting if a majority of all the outstanding CAH shares entitled to vote at the meeting are represented at the virtual special meeting or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum. The CAH common stock and founder shares are entitled to vote together as a single class on all matters to be considered at the special meeting.

Q:	What stockholder vote thresholds are required for the approval of each proposal brought before the special meeting?

A.

The approval of the Merger Proposal and the Charter Proposals will require the affirmative vote for the proposal by the holders of a majority of the then outstanding CAH shares. Abstentions and broker non-votes have the same effect as a vote against the proposals. The approval of the Adjournment Proposal, if presented, will require the affirmative vote of the holders of a majority of CAH shares represented and entitled to vote thereon at the meeting. Abstentions are deemed entitled to vote on such proposals. Therefore, they have the same effect as a vote against the proposal. Broker non-votes are not deemed entitled to vote on such Adjournment Proposal and, therefore, they will have no effect on the vote on such Adjournment Proposal.

Q.	What happens if I fail to take any action with respect to the special meeting?

A.

If you fail to take any action with respect to the special meeting and the Merger is approved by CAH stockholders and consummated, you will become a shareholder of LumiraDx and/or a holder of LMDX new warrants that will entitle you to purchase LMDX common shares. As a corollary, failure to vote either for or against the Merger Proposal means you will not have any redemption rights in connection with the Merger to exchange your shares of CAH common stock for a pro rata share of the funds held in CAH’s trust account. If you fail to take any action with respect to the special meeting and the Merger is not approved, you will continue to be a stockholder and/or warrant holder of CAH. You will only become a shareholder and/or warrantholder of LumiraDx following consummation of the Merger.

Q.	What should I do with my stock and/or warrants certificates?

A.

Those stockholders who do not elect to have their CAH common stock redeemed for the pro rata share of the trust account should not submit their stock certificates now. After the consummation of the Merger, LumiraDx will send instructions to CAH stockholders regarding the exchange of their CAH shares for LMDX common shares. Holders of CAH common stock who exercise their redemption rights must deliver their stock certificates to CAH’s transfer agent (either physically or electronically) prior to the vote at the special meeting as described above.

Upon consummation of the Merger, the CAH public warrants will be assigned to and assumed by LumiraDx (which we refer to herein as the LMDX new warrants) and will entitle holders to purchase LMDX common shares. Therefore, holders of CAH public warrants need not deliver their CAH public warrants to CAH or LumiraDx at that time.

Q.	What should I do if I receive more than one set of voting materials?

A.

CAH stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your CAH common stock.

Q.	Who can help answer my questions?

A.	If you have questions about the Merger or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact:

CA Healthcare Acquisition Corp.

99 Summer Street, Suite 200

Boston, MA 02110

Tel: (617) 314-3901

or:

You may also obtain additional information about CAH from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information” beginning on page 317. If you are a holder of public shares and you intend to seek redemption of your public shares, you will need to deliver your stock (either physically or electronically) to CAH’s transfer agent at the address below, prior to the vote at the special meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Francis Wolf; Mark Zimkind

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, New York 10004

E-mail: fwolf@continentalstock.com; mzimkind@continentalstock.com

SUMMARY

This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. You should carefully read the entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus, including the annexes and exhibits, to fully understand the Merger Agreement, the Merger and the other matters being considered at the special meeting of CAH stockholders. For additional information, see the section titled “Where You Can Find More Information” beginning on page 317. Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

Information About the Companies

LumiraDx Limited

LumiraDx is a next-generation POC diagnostic company addressing the current limitations of legacy POC systems by bringing lab-comparable performance to the POC in minutes, on a single instrument with a low cost of ownership. LumiraDx is focused on transforming community-based healthcare by providing critical diagnostic information to healthcare providers at the point of need, thereby enabling more informed medical decisions to improve health outcomes while lowering costs. LumiraDx has developed and launched the Platform, which is an integrated system comprised of a small, versatile POC instrument, or Instrument, precise, low-cost microfluidic test strips, and seamless, secure digital connectivity. There are currently five tests commercially available on the Platform and a broad menu of tests in development. LumiraDx’s proprietary Platform is designed to simplify, scale down, and integrate multiple testing methodologies onto a single instrument and offer a broad menu of tests with lab-comparable performance at a low cost and with results generally in 10 minutes or less from sample to result. With the Platform, LumiraDx’s goal is to address the key challenges faced by healthcare providers in providing efficient and cost-effective patient care in a community setting.

LumiraDx is initially focused on the development of tests for several of the most common conditions diagnosed or managed in community-based healthcare settings. For many of the tests LumiraDx commercializes, or plans to commercialize, there are no existing high performance POC alternatives. Its initial authorized tests and those under development are designed to address unmet diagnostic needs in the fields of infectious disease, cardiovascular disease, diabetes, and coagulation disorders. To date, LumiraDx has developed and launched five diagnostic tests for use with the Instrument: the LumiraDx SARS-CoV-2 antigen test and LumiraDx SARS-CoV-2 antibody test, commercially available under Emergency Use Authorizations in the United States, or EUA, which authorizes the emergency use of the tests during the period in which an emergency declaration remains in effect, and CE Marks (following self-certification against the relevant European Union (“E.U.”) Directive) in the European Economic Area and, for the time being, Great Britain, as well as the LumiraDx SARS-CoV-2 antigen pool test, LumiraDx International Normalized Ratio, or INR, test, and LumiraDx D-Dimer test, all of which are CE Marked. In early 2021, LumiraDx initiated voluntary recalls and field corrective actions related to a limited number of suspected false positive results associated with a limited number of SARS-CoV-2 antigen test strips and promptly took steps to mitigate further potential interference effects or false positives. Based on the same chemistry and test strip design as LumiraDx’s SARS-CoV-2 antigen test on the Platform, LumiraDx has also started development of its Amira System, which is designed as a high-sensitivity mass screening and home testing system for COVID-19.

LumiraDx’s registered office is located at Ocorian Trust (Cayman) Limited, P.O. Box 1350, Windward 3, Regatta Office Park, Grand Cayman KY1-1108, Cayman Islands, and its telephone number is +1 (345) 640-0540.

CA Healthcare Acquisition Corp.

CAH was incorporated on October 7, 2020 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. CAH’s efforts to identify a prospective target business were not limited to any particular industry or geographic region, but CAH’s intent was to capitalize on their management team’s differentiated ability to source, acquire, and manage a business in the healthcare industry, specifically healthcare services, healthcare information technology, care management, behavioral health, medical devices, diagnostics, pharma services, health and wellness, and specialty pharmacy. Prior to executing the Merger Agreement, CAH’s efforts were limited to organizational activities, completion of its initial public offering, and the evaluation of possible business combinations.

On January 29, 2021, CAH consummated its initial public offering of 11,500,000 units, including 1,500,000 units under the underwriters’ over-allotment option, with each unit consisting of one share of CAH common stock and one half of one CAH public warrant, each whole warrant to purchase one share of CAH common stock. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $115,000,000. Simultaneously with the consummation of the initial public offering, CAH consummated the private placement of 4,050,000 CAH private placement warrants to the sponsor at a price of $1.00 per warrant, generating total proceeds of $4,050,000. The sponsor also acquired 2,875,000 shares of CAH’s Class B common stock for an aggregate purchase price of $25,000.

CAH’s units, CAH common stock and CAH public warrants are listed on the Nasdaq Capital Market under the symbols CAHCU, CAHC and CAHCW, respectively.

The mailing address of CA Healthcare Acquisition Corp.’s principal executive office is 99 Summer Street, Suite 200, Boston, MA 02110, and its telephone number is (617) 314-3901. After the consummation of the Merger, CAH’s principal executive office will be that of LumiraDx.

Merger Sub

Merger Sub is a newly formed Delaware corporation and a wholly owned subsidiary of LumiraDx. Merger Sub was formed solely for the purpose of effecting the proposed Merger and has not carried on any activities other than in connection with the proposed Merger. The address and telephone number for Merger Sub’s principal executive offices are the same as those for LumiraDx.

The Merger

The terms and conditions of the Merger are contained in the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus. The Merger Agreement attached as Annex A includes the amendments provided for in the Amendment to the Merger Agreement which the Company, CAH and Merger Sub entered into on August 19, 2021 which, among other things, reduced the valuation of the Company from $5.0 billion to $3.0 billion (excluding $115 million raised by CAH in its initial public offering), as further amended on August 27, 2021 pursuant to Amendment No. 2 to the Merger Agreement. We encourage you to read the Merger Agreement carefully, as it is the legal document that governs the Merger. References to the number and nominal value of any LMDX ordinary share, LMDX common share or any other security of LumiraDx in this “Summary” section unless otherwise indicated, are to the numbers and nominal values as set in the Merger Agreement and therefore assume the completion of the proposed Capital Restructuring. However, the numbers and nominal values as set out in “Pre-Merger Transactions” section do not reflect the completion of the proposed Capital Restructuring.

If the Merger Proposal and each of the Charter Proposals are approved and adopted and the Merger is subsequently completed, Merger Sub will merge with and into CAH with CAH surviving the Merger and becoming a wholly owned subsidiary of LumiraDx.

Pre-Merger Transactions

Capital Restructuring: Immediately prior to the Effective Time, (i) (A) each series A 8% cumulative convertible preferred share with a par value of US$0.0000045 each in the capital of LumiraDx, or a LMDX series A preferred share, that is issued and outstanding will be converted into one LMDX ordinary share in accordance with the LMDX Articles, or the LMDX series A preferred share conversion; (B) each series B 8% cumulative convertible preferred share with a par value of US$0.0000045 each in the capital of LumiraDx, or a LMDX series B preferred share, and together with LMDX series A preferred shares, the LMDX preferred shares, that is issued and outstanding will be converted into LMDX common shares in accordance with the LMDX Articles, or the LMDX series B preferred share conversion, and, together with the LMDX series A preferred share conversion, the LMDX preferred share conversion; (C) the 5% notes will be converted into 9,195,340 LMDX common shares, or the 5% convertible loan note conversion; (D) the 10% notes will be converted into 7,802,080 LMDX common shares, or the 10% convertible loan note conversion and, together with the 5% convertible loan note conversion, the LMDX convertible loan note conversions; and (ii) immediately following the LMDX preferred share conversion and the LMDX convertible loan note conversions, LumiraDx shall effect a subdivision of each LMDX ordinary share and each LMDX common share into such number of LMDX ordinary shares and LMDX common shares (as applicable) calculated in accordance with the terms of the Merger Agreement at the LMDX Conversion Factor (being 1.60806264:1), or the Merger Subdivision, such that the equity value per share (either LMDX ordinary share or LMDX common share) on a fully diluted basis (using the treasury stock method of accounting) is $10.00 per share, based on a valuation of LumiraDx of $3 billion (which valuation may be increased for shares issued for cash in equity financing transactions by LumiraDx prior to the Effective Time), such Merger Subdivision, together with the LMDX preferred share conversion and the LMDX convertible loan note conversions, being the Capital Restructuring. The purpose of the Merger Subdivision is to achieve an exchange ratio in the Merger of one LMDX common share for each share of CAH common stock.

CAH Class B Conversion: Pursuant to the Merger Agreement, immediately prior to the Effective Time, after giving effect to the Capital Restructuring and the redemption rights of holders of CAH common stock (i) each issued and outstanding share of Class B common stock, par value $0.0001 per share, of CAH shall be automatically converted into one share of CAH common stock, par value $0.0001, in accordance with the terms of the amended and restated certificate of incorporation of CAH (such automatic conversion, the “CAH Class B Conversion”).

Merger Consideration

After giving effect to the Capital Restructuring, the redemption rights of holders of CAH common stock and the CAH Class B Conversion, at the Effective Time, as a result of the Merger, each issued and outstanding share of CAH common stock shall no longer be outstanding and shall automatically be canceled and extinguished in exchange for one LMDX common share. At the Effective Time, as a result of the Merger, each outstanding CAH public warrant to purchase shares of CAH common stock, other than the 4,050,000 CAH private placement warrants held by the sponsor, will automatically become a LMDX new warrant to purchase LMDX common shares and thereupon be assumed by LumiraDx. Each whole LMDX new warrant shall entitle the holder to purchase one LMDX common share. At the Effective Time, as a result of the Merger, the 4,050,000 CAH private placement warrants held by the sponsor shall be exchanged for 405,000 LMDX common shares.

CAH’s Board of Directors’ Reasons for Approval of the Merger

CAH’s board of directors, in evaluating the Merger, consulted with CAH’s management and legal and financial advisors. CAH’s board of directors held multiple meetings to discuss the business and products of the Company as well as the comparable company and transaction universe. During these meetings, CAH’s board of directors was also briefed on the opportunities for the Company, which CAH’s management and advisors believed could be achieved based on the proposed strategy that the Company intends to implement following the Merger. In reaching its unanimous resolution (i) that the terms and conditions of the Merger Agreement, including the proposed Merger, are advisable, fair to and in the best interests of CAH and its stockholders and (ii) to recommend that CAH stockholders adopt and approve the Merger Agreement and approve the Merger and related proposals, CAH’s board of directors considered a range of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors, the CAH board of directors did not consider it practicable to and did not attempt to quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The CAH board of directors viewed its position as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of CAH’s reasons for recommending the Merger and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” beginning on page 94.

In approving the Merger, the CAH board of directors determined not to obtain a fairness opinion. Collectively, on a fully diluted basis, the Relevant Parties (as defined below) own less than 0.25% of the Company’s fully-diluted equity share capital. Likewise, none of the Relevant Parties (as defined below) are, or will be, officers or directors of the Company, are a party to any voting agreement with the Company or, in any other way, control, are controlled by or are under common control with, the Company. None of the officers, directors, sponsors or advisors of CAH, or the Relevant Parties, are affiliated with LumiraDx. In addition, CAH’s board of directors did not determine that there are any material relationships between the Relevant Parties and LumiraDx. As such, CAH determined that no fairness opinion, third-party valuation or any other measures, such as an independent committee of the board, was necessary to approve the transaction. In addition, the officers and directors of CAH have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of CAH’s advisors enabled them to make the necessary analyses and determinations regarding the Merger. CAH’s officers, directors and advisors also have substantial experience with mergers and acquisitions.

In considering the Merger, the CAH board of directors gave considerable weight to the following factors:

•

Management Track Record. This is the Company management team’s fourth company, having previously built the industry’s largest POC testing business (Alere, Inc.), which was subsequently sold to Abbott Laboratories;

•

Strong Relationship With Management. Advisors to CAH and members of the sponsor have an over 25-year relationship with the LMDX Founder Directors and have witnessed the team’s ability to create shareholder value consistently;

•

Disruptive Solutions for POC Testing. Unlike most of the existing POC market, the Platform delivers low-cost, rapid results for a broad menu of tests with lab comparable performance on a single platform;

•

Attractive Global Market Opportunity. The Company operates in over 60 countries with extensive strategic and government partnerships such as CVS Pharmacy Inc. (“CVS”), the National Health Service (“NHS”) in the UK and the Bill and Melinda Gates Foundation (“BMGF”). The Company’s goal goes beyond the POC market as it plans to also target the $45 billion global central lab testing market;

•

Large-Scale, Low-Cost Manufacturing Infrastructure. The Company currently has capacity to manufacture over 28 million test strips per month (expected to expand to 35 to 45 million per month by end of 2021) at a low cost. The Company also has a long standing contract manufacturing relationship with Flextronics Ltd. which has the capacity to produce over 1,000 Instruments per week;

•

Mass Screening. The Company’s mass screening testing system (the “Amira System”) is expected to complement the existing Platform and represents a significant opportunity to assist in the reopening of economies around the world;

•

Platform Validation. COVID-19 has validated the strength of the Platform’s performance. The Company is now delivering high performing and high sensitivity assays in the marketplace at the POC, delivering lab comparable results in 12 minutes for its SARS-CoV-2 antigen test;

•	Accelerated Distribution. The current COVID-19 pandemic has accelerated the distribution of the Platform. As of June 30, 2021, the Company has shipped over 15,000 Instruments to over 90 countries;

•

Expansive Test Menu. The Company has five assays available and a pipeline of over 30 assays under development on the Platform with established commercial partnerships across common health conditions, including infectious disease (such as COVID-19), cardiovascular disease, diabetes and coagulation disorders to address the estimated over $50 billion global market opportunity with the Platform, calculated based on the Company’s estimations of the existing markets for these assays, the central laboratory testing market that could covert to POC testing and the anticipated expansion of diagnostic testing;

•	Extensive IP Portfolio. The Company has significant and growing patent estate relating to the Platform’s technologies, clinical assays, Amira system and related technologies;

•

Attractive Valuation. A $3 billion pre-money equity value of the Company (excluding any cash which CAH may have raised pursuant to its initial public offering) represents an attractive entry point for a high-growth, transformative company that is disrupting the POC landscape; and

•

Other Alternatives. CAH’s board of directors believes, after a thorough review of other business combination opportunities reasonably available to CAH, that the Merger represents the best potential business combination for CAH and the most attractive opportunity for CAH’s management to accelerate its business plan based upon the process utilized to evaluate and assess other potential combination targets and CAH’s board of directors’ belief that such process has not presented a better alternative.

The CAH board of directors also considered a variety of uncertainties and risks and other potentially negative factors concerning the Merger, including, but not limited to, the following:

•	Macroeconomic Risks. Macroeconomic uncertainty, including the potential impact of the COVID-19 pandemic, roll out of vaccination programs and the effects they could have on the Company’s revenues;

•	Benefits May Not be Achieved. The risk that the potential benefits of the Merger may not be fully achieved or may not be achieved within the expected timeframe;

•	Growth Initiatives May Not be Achieved. The risk that the growth initiatives may not be fully achieved or may not be achieved within the expected timeframe;

•	No Third-Party Valuation. The fact that CAH did not obtain a third-party valuation or fairness opinion in connection with the Merger;

•	Loss of Key Personnel. Key personnel in the Company’s industry are vital and competition for such personnel is intense. The loss of any key personnel could be detrimental to the Company’s operations;

•

Regulatory Risks. The risks of changes in the Company’s regulatory environment, including healthcare laws and the possibility that regulatory authorities may assert non-compliance with applicable regulations, including FDA requirements;

•

Liquidation. The risks and costs to CAH if the Merger is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in CAH being unable to effect a business combination within the completion window and force CAH to liquidate;

•

Stockholder Vote. The risk that CAH stockholders may object to and challenge the Merger and take action that may prevent or delay the consummation of the Merger, including to vote down the proposals at the special meeting or redeem their shares;

•	Closing Conditions. The fact that completion of the Merger is conditioned on the satisfaction of certain closing conditions that are not within CAH’s control;

•	Litigation. The possibility of litigation challenging the Merger or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Merger;

•	Fees and Expenses. The fees and expenses associated with completing the Merger;

•

Redemptions. The risk that CAH’s current public stockholders may redeem their CAH common stock for cash in connection with consummation of the Merger, thereby reducing the amount of cash available and potentially resulting in an inability to consummate the Merger;

•

Post-Combination Corporate Governance. The corporate governance provisions of the Merger Agreement, each Ancillary Agreement and the material provisions of the proposed Amended and Restated Articles. In particular, they considered the superior voting rights that the holders of LMDX ordinary shares have and that these rights are not generally available to the holders of LMDX common shares;

•

Dual-Class Structure. The fact of concentrated voting power in the dual-class share structure (with 10:1 voting rights for the holders of LMDX ordinary shares), but determined that they were outweighed by the long-term benefits that a founder-controlled company would provide to CAH stockholders and future shareholders after the Closing Date;

•

CAH Stockholders Receiving a Minority Position in the Post-Combination Company. The fact that CAH stockholders will hold a minority share position in the post-combination Company (approximately 4.7% of the outstanding share capital of the Company, assuming that no shares of CAH common stock are elected to be redeemed by CAH stockholders), which may reduce the influence that CAH’s current stockholders have on the management of the Company;

•

Short-Term Revenue Fluctuations. The Company’s short-term revenue prospects will vary with the amount of demand for COVID-19 tests, potentially impacted by vaccine roll out as well as mass screening opportunities;

•

Customer Concentration. The Company’s largest two customers in 2020, being CVS and the NHS, accounted for 29% and 17%, respectively, of the Company’s group revenue, loss of any of these customers could therefore have a significant negative impact on the Company’s prospects;

•	Commercialization of Existing Products. The Company is at a pivotal point in the commercialization of the Platform, which may not succeed for a variety of reasons;

•	New Assays. Developing new assays involves a lengthy and complex process and the Company may be unable to commercialize additional tests on the Platform on a timely basis, or at all;

•

Amira System. The Company’s Amira System may not obtain regulatory approval, authorization, certification or clearance, and the Company may not be able to successfully develop and commercialize the Amira System, including scaling up manufacturing and sales capacity;

•

Supply Chain Risk. The Company relies on a limited number of suppliers or, in some cases, sole source suppliers, for the components of the Platform or the Amira System and materials and may not be able to find, or immediately transition to, alternative suppliers;

•

Manufacturing at Scale. As the Company continues to expand its business, the Company may experience problems in scaling its manufacturing and commercial operations, and if the Company is unable to support demand for the Platform and future tests, including ensuring that the Company has adequate capacity to meet increased demand, or is unable to successfully manage the evolution of the Platform, the Company’s business could suffer; and

•

Other Risks. Various other risks associated with the business of the Company, as described in the section titled “Risk Factors” beginning on page 21 and appearing elsewhere in this proxy statement/prospectus.

The CAH board of directors concluded that the potential benefits that it expected CAH and its stockholders to achieve as a result of the Merger outweighed the potentially negative factors associated with the Merger. Accordingly, the CAH board of directors unanimously determined that the Merger Agreement and the Merger contemplated therein, were advisable, fair to, and in the best interests of CAH and its stockholders.

Related Agreements

Sponsor Agreement

In connection with the Merger Agreement, CAH, and the CAH initial stockholders collectively representing twenty percent (20%) of the outstanding stock of CAH entered into a letter agreement, pursuant to which, among other things, (i) the sponsor and each CAH initial stockholders agreed to vote to adopt the Merger Agreement and approve the Merger and related proposals, and to vote against any proposal in opposition to the approval of the Merger Agreement or inconsistent with the Merger Agreement, (ii) each CAH initial stockholder agreed not to transfer any equity securities of CAH prior to the consummation of the Merger, and thereafter to comply with an agreed lock-up period, (iii) the sponsor agreed to exchange the 4,050,000 CAH private placement warrants issued to it at the time of the CAH IPO for 405,000 LMDX common shares, and such LMDX common shares shall not be transferred, other than as provided for in the Sponsor Agreement and Amended and Restated Articles, until the six (6) month anniversary of the Closing, (iv) if more than fifty percent (50%) of the CAH common stock sold in CAH’s initial public offering is redeemed, then an equal percentage of the CAH founder shares that would have otherwise converted into LMDX common shares will be forfeited (by way of illustrative example, if sixty percent (60%) of the CAH common stock are redeemed then the CAH initial stockholders shall only receive forty percent (40%) of their entitlement to LMDX common shares pursuant to the Merger), and (v) if fifty percent (50%) or less of CAH common stock sold in CAH’s initial public offering is redeemed, then the sponsor shall retain its entitlement to one hundred percent (100%) of its CAH founder shares and LMDX common shares to be issued upon conversion of the sponsor’s founder shares, subject to the following vesting conditions: (A) 60% of the sponsor’s entitlement to the LMDX common shares will vest at Closing, (B) 20% of the sponsor’s entitlement to the LMDX common shares will vest if at any time within eighteen (18) months of Closing, the LMDX common shares close at $12.50 per share (or higher) for twenty (20) days within any thirty (30) consecutive trading days, and (C) 20% of the sponsor’s entitlement to the LMDX common shares will vest if at any time within thirty-six (36) months of Closing, the LMDX common shares close at $15.00 per share (or higher) for twenty (20) days within any thirty (30) consecutive trading days. In the event that one of the vesting conditions is not satisfied, the sponsor’s relevant entitlement to LMDX common shares shall lapse.

LumiraDx Securityholder Support Agreement

In connection with the Merger Agreement, the Company and certain holders of the Company’s LMDX ordinary shares, 5% notes, 10% notes and/or 2020 warrants, or the Relevant Holders entered into an agreement, pursuant to which, among other things, the Relevant Holders agreed (i) to vote in favor of the LumiraDx Proposals (as defined herein) at the relevant meetings to be convened by the Company in order to seek the LumiraDx Approvals (as defined herein), and to vote against any competing business combination proposal and any other proposal that would reasonably be expected to impede, frustrate or delay the Merger, and (ii) not to transfer, other than to affiliates or other Relevant Holders, any of such Relevant Holder’s LMDX ordinary shares, 5% notes, 10% notes and/or 2020 warrants (as applicable) prior to the consummation of the Merger or termination of the Merger Agreement in accordance with its terms. The Company has asked such Relevant Holders to confirm this arrangement in the light of the revised valuation.

Registration Rights Agreement

Upon consummation of the Merger, the Company, CAH, the sponsor, and certain existing equityholders of the Company, which held pre-existing registration rights will enter into an amended and restated registration rights agreement, or the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, holders of registrable securities of the Company, including the sponsor, will be entitled to registration rights. The holders of these securities are entitled to make up to an aggregate of three demands, excluding short form demands, that LumiraDx register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Merger. The Registration Rights Agreement also provides that the Company will pay certain expenses related to such registrations and indemnify securityholders against certain liabilities. The rights granted under the Registration Rights Agreement supersede any prior registration, qualification, or similar rights of the parties with respect to LumiraDx or CAH securities, and all such prior agreements shall be terminated. Upon completion of the Merger, it is expected that holders of         % of LMDX common shares will be entitled to registration rights pursuant to the Registration Rights Agreement, assuming that none of CAH’s public shares are redeemed in connection with the Merger.

Certain Material U.S. Federal Income Tax Considerations

For a description of certain U.S. federal income tax consequences of the Merger to holders of CAH common stock and CAH public warrants, the exercise of redemption rights in respect of shares of CAH common stock and the ownership and disposition of LMDX common shares and/or LMDX new warrants received pursuant to the Merger, please see section titled “Certain Material Income Tax Considerations—Certain Material U.S. Federal Income Tax Considerations” beginning on page 293.

Certain Material Cayman Islands Tax Considerations

For a description of certain Cayman Islands tax consequences of the Merger and the ownership and disposition of LMDX common shares and/or LMDX new warrants received pursuant to the Merger, please see the information set forth in “Certain Material Income Tax Considerations—Certain Material Cayman Islands Tax Considerations” beginning on page 312.

Certain Material U.K. Tax Considerations

For a description of certain U.K. tax consequences of the ownership and disposition of LMDX common shares received pursuant to the Merger, please see the information set forth in “Certain Material Income Tax Considerations—Certain Material U.K. Tax Considerations” beginning on page 309.

Appraisal Rights

None of the CAH stockholders or holders of CAH warrants have appraisal rights in connection the Merger under the DGCL. For further details, see the section titled “Appraisal Rights” beginning on page 315.

The Proposals

CAH stockholders will be entitled to vote or direct votes to be cast at the special meeting if they owned CAH shares at the close of business on September 1, 2021, which is the record date for the special meeting, on the following proposals:

(1)

to approve the Merger described in this proxy statement/prospectus, including Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement and related Sponsor Agreement described in this proxy statement/prospectus - we refer to this proposal as the “Merger Proposal”;

(2)

to approve the following material differences between the constitutional documents of LumiraDx that will be in effect upon the closing of the Transaction and CAH’s current certificate of incorporation: (i) the name of the new public entity will be “LumiraDx Limited” as opposed to “CA Healthcare Acquisition Corp.”; (ii) the authorized share capital of the new public entity will be US$10,290 divided into, assuming completion of the Merger Subdivision, 1,769,292,966 LMDX ordinary shares with a par value (to seven decimal places) of $0.0000028 per LMDX ordinary share, (2) 1,769,292,966 LMDX common shares with a par value (to seven decimal places) of $0.0000028 per LMDX common share and (3) undesignated shares of such class or classes (however designated) as the board of LumiraDx may determine, as opposed to CAH having 110,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; (iii) the new public entity has two classes of shares, being the LMDX common shares and the LMDX ordinary shares, such that each holder of LMDX common shares will be entitled to one vote on any proposed shareholder resolution for each such share and each holder of LMDX ordinary shares will be entitled to ten votes on any proposed shareholder resolution for each such share; (iv) the new public entity shall have two classes of directors, other than the LMDX Founder Directors, serving staggered terms with the terms of Class I and Class II directors expiring at the annual general meeting of shareholders to be held in 2022 and 2023, respectively, and each term expiring two years thereafter, in each case; and (v) the new public entity’s constitutional documents will not include the various provisions applicable only to special purpose acquisition corporations that CAH’s amended and restated certificate of incorporation contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time) - we refer to these proposals collectively as the “Charter Proposals”; and

(3)

if applicable, to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if CAH has not received sufficient votes at the special meeting to enable it to consummate the Merger contemplated by the Merger Agreement - we refer to this proposal as the “Adjournment Proposal.”

Recommendation to CAH Stockholders

CAH’s board of directors has unanimously determined that the Merger is fair to and in the best interests of CAH and CAH stockholders; has unanimously approved that the Merger Proposal, the Charter Proposals and the Adjournment Proposal be submitted for stockholder approval at the meeting; and unanimously recommends that CAH stockholders vote “FOR” the Merger Proposal, “FOR” the Charter Proposals and “FOR” the adjournment proposal (if applicable) if the Adjournment Proposal is presented at the meeting.

Comparison of Rights of Stockholders of CAH and Shareholders of LumiraDx

If the Merger is successfully completed, holders of CAH shares will become holders of LMDX common shares, and their rights as shareholders will be governed by LumiraDx’s organizational documents.

LumiraDx’s share capital consists of LMDX common shares and LMDX ordinary shares. The rights of LMDX common shares and LMDX ordinary shares are identical, except as they relate to voting and conversion rights. Each LMDX common share entitles the holder to one vote on any proposed shareholder resolution. Each LMDX ordinary share entitles the holder to ten votes on any proposed shareholder resolution and is convertible at any time after the date that is 180 days from Closing. Upon completion of the Merger, assuming that no CAH stockholders exercise redemption rights with respect to their CAH public shares: (i) the current holders of CAH public shares will own 4.4% of the outstanding share capital of the Company and will control approximately 0.5% of the shareholder voting power of the Company; (ii) the sponsor will own 1.3% of the outstanding share capital of the Company and will control approximately 0.2% of the shareholder voting power of the Company, (iii) the Company’s directors, executive officers and their respective affiliates will own 28.9% of the outstanding share capital of the Company and will control approximately 29.2% of the shareholder voting power of the Company, and (iv) the Company’s other existing shareholders will own 65.4% of the outstanding share capital of the Company and will control approximately 70.1% of the shareholder voting power of the Company. For further details, please see the section titled “Beneficial Ownership of Securities” beginning on page 259.

There are also differences between the laws governing CAH, a Delaware corporation, and LumiraDx, a Cayman Islands exempted company. Please see “Description of LumiraDx’s Securities—Comparison of Rights of CAH Stockholders and LumiraDx Shareholders” on page 283 for more information.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Each of CAH and LumiraDx is, and consequently, following the Merger, LumiraDx will be, an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, the Company will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find the Company’s securities less attractive as a result, there may be a less active trading market for the Company’s securities and the prices of the Company’s securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

The Company will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of Closing, (b) in which LumiraDx has total annual gross revenue of at least $1.07 billion, or (c) in which the Company is deemed to be a large accelerated filer, which means the market value of the Company’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which the Company has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

The Company will also be considered a “foreign private issuer.” Even after the Company no longer qualifies as an emerging growth company, as long as it qualifies as a foreign private issuer under the Exchange Act, the Company will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

•	the requirement to comply with Regulation FD, which requires selective disclosure of material information;

•

the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events.

The Company may take advantage of these exemptions until such time as it is no longer a foreign private issuer. The Company would cease to be a foreign private issuer at such time as more than 50% of its outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of its executive officers or directors are U.S. citizens or residents; (ii) more than 50% of its assets are located in the United States; or (iii) its business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if the Company no longer qualifies as an emerging growth company, but remains a foreign private issuer, it will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer. As a result, some investors may find LMDX common shares less attractive, which may result in a less active trading market for LMDX common shares and/or more volatility in the price of LMDX common shares.

Summary Risk Factors

You should consider all the information contained in this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus. In particular, you should consider the risk factors described under “Risk Factors” beginning on page 21. Such risks include, but are not limited to:

•	LumiraDx is at a pivotal point in the commercialization of the Platform, and LumiraDx may not succeed for a variety of reasons.

•

The short-term revenue prospects of LumiraDx will vary with the amount of demand for COVID-19 tests, which may be adversely impacted by wide-spread implementation of the recently authorized vaccines or other vaccines that are subsequently authorized.

•

LumiraDx may not obtain regulatory approval, authorization, certification or clearance of the Amira System, and it may not be able to successfully develop and commercialize the Amira System, including scaling up manufacturing and sales capacity.

•	The strategy of LumiraDx to globally launch a broad menu of tests may not be as successful as currently envisioned.

•	LumiraDx may not be able to generate sufficient revenue from the Platform to achieve and maintain profitability.

•	Business or economic disruptions or global health concerns, such as the COVID-19 pandemic, have harmed and may continue to seriously harm LumiraDx’s business and increase its costs and expenses.

•

LumiraDx relies on a limited number of suppliers for the components of the Platform or the Amira System and materials and may not be able to find replacements or immediately transition to alternative suppliers.

•	LumiraDx may experience problems in scaling its manufacturing and commercial operations, and scaling may impact performance of its products.

•

In early 2021, LumiraDx initiated voluntary recalls and field corrective actions related to a limited number of suspected false positive results associated with a limited number of SARS-CoV-2 antigen test strips and may continue to feel the impact of such actions.

•	The business and reputation of LumiraDx will suffer if the Platform does not perform as expected.

•	LumiraDx currently derives a significant portion of its revenue from a small number of key customers, and loss of any of these customers could cause a material reduction in revenues.

•

The loss of any member of LumiraDx’s senior management team or an inability to attract and retain highly skilled scientists, engineers, clinicians and salespeople could adversely affect LumiraDx’s business.

•

LumiraDx’s business and sale of its products are subject to extensive regulatory requirements and LumiraDx’s products may not be compliant with the new regulatory framework applicable in the European Union (“E.U.”) beginning May 26, 2022, and consequently LumiraDx’s ability to continue to commercialize such products in the E.U. may be impacted and this could impact revenues.

•	If LumiraDx cannot compete successfully with its competitors, LumiraDx may be unable to increase or sustain its revenue or achieve and sustain profitability.

•

The dual class structure of the LMDX ordinary shares and LMDX common shares has the effect of concentrating voting control with those holders of LMDX’s share capital prior to the completion of the Merger.

•

If LumiraDx is unable to obtain and maintain patent and other intellectual property protection for its products and technology, its ability to successfully commercialize any products it develops may be adversely affected.

•	CAH may not have sufficient funds to consummate the Merger.

•	The Merger remains subject to conditions that CAH cannot control and if such conditions are not satisfied or waived, the Merger may not be consummated.

•	The CAH board of directors did not obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Merger.

•	If CAH’s stockholders fail to properly demand redemption rights, they will not be entitled to redeem their shares of CAH common stock for a pro rata portion of the trust account.

•

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 15% of the CAH common stock.

•	Nasdaq may not list the LMDX common shares, which could limit investors’ ability to make transactions in its securities and subject the Company to additional trading restrictions.

•

CAH’s directors may decide not to enforce the indemnification obligations of the sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to CAH’s public stockholders in the event a business combination is not consummated.

•

If CAH is unable to complete the Merger or another business combination by January 29, 2023, CAH will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding CAH common stock and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, third parties may bring claims against CAH and, as a result, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders could be less than $10.00 per share.

•	The LMDX common shares to be received by CAH’s securityholders as a result of the Merger will have different rights from the CAH shares.

•	CAH’s stockholders will have a reduced ownership and voting interest after consummation of the Merger and will exercise less influence over management.

•	The sponsor and CAH’s officers and directors have agreed to vote in favor of the Merger, regardless of how CAH’s public stockholders vote.

•	The other matters described in the section titled “Risk Factors” beginning on page 21.

Recent Operating Results (preliminary and unaudited)

Selected Unaudited Financial Results as of and for the Six Months Ended June 30, 2021

Set forth below are certain preliminary and unaudited estimates of selected financial information for the six months ended June 30, 2021 and actual financial information for the six months ended June 30, 2020. The preliminary financial information included in this prospectus reflects management’s estimates based solely upon information available to us as of the date of this prospectus and is the responsibility of management. The preliminary financial results presented below are not a comprehensive statement of our financial results for the six-months ended June 30, 2021. In addition, the preliminary financial results presented above have not been audited, reviewed, or compiled by our independent registered public accounting firm, KPMG LLP. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information. The preliminary financial results presented below are subject to the completion of our financial closing procedures, which have not yet been completed. Our actual results for the six-months ended June 30, 2021 may not be available until after this offering is completed and may differ materially from these estimates. Therefore, you should not place undue reliance upon these preliminary financial results. For instance, during the course of the preparation of the respective financial statements and related notes, additional items that would require material adjustments to be made to the preliminary estimated financial results presented above may be identified. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. Accordingly, the financial results in any particular period may not be indicative of future results. See “Special Note Regarding Forward-Looking Statements.”

Key Financial and Operating Metrics

We regularly monitor a number of metrics in order to measure our current performance and project our future performance. These metrics aid us in developing and refining our growth strategies and making strategic decisions.

	Six Months Ended June 30, 2020	Six Months Ended June 30, 2021
		LOW	HIGH
	(in thousands)	(in thousands)
Revenues	12,950	193,000	195,000
Gross profit	5,489	54,300	57,800
Loss from operations	(64,522)	(71,500)	(64,500)
Net loss	(106,968)	(201,000)	(191,000)

Non-GAAP Financial Data*
Adjusted loss	(61,308)	(74,850)	(52,600)

*	Non-GAAP measures. “Reconciliation of GAAP to non-GAAP Financial Measures” below for reconciliation to GAAP metrics for information on how we compute these measures.

Non-GAAP Financial Measures

We are presenting the following non-GAAP financial measure because we use it, among other things, as a key measure for our management and board of directors in managing our business and evaluating our performance. We believe it also provides supplemental information that may be useful to investors. The use of this measure may improve comparability of our results over time by adjusting for items that may vary from period to period or not be representative of our ongoing operations.

This non-GAAP measure is subject to significant limitations, including those identified below. In addition, other companies may use similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Non-GAAP measures should not be considered in isolation or as a substitute for GAAP measures. They should be considered as supplementary information in addition to GAAP operating and financial performance measures.

Adjusted net loss

We believe that Adjusted net loss, which we calculate as Net loss adjusted to exclude certain non-cash items, is useful because it allows us and others to measure our performance without regard to items such as share-based compensation expense, amortization, non-cash finance expenses and other items that can vary substantially depending on our financing and capital structure, and the method by which assets are acquired. We use Adjusted net loss and GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors.

Reconciliation of GAAP to non-GAAP Financial Measures

The following table provides a reconciliation of Net loss to Adjusted net loss, a non-GAAP measure.

	Six Months Ended June 30, 2020	Six Months Ended June 30, 2021
		LOW	HIGH
	(in thousands)	(in thousands)
Net loss	$(106,968)	$(201,000)	$(191,000)
Amortization of intangible assets	1,160	1,100	1,300
Share-based payments	1,569	25,000	27,000
Change in fair value of financial instruments	—	57,000	63,000
Foreign exchange (gain)/loss	26,256	(4,500)	(5,000)
Dividends on preferred shares	10,770	10,200	11,200
Non-cash interest	5,905	37,350	40,900

Adjusted net loss	$(61,308)	$(74,850)	$(52,600)

Comparison of the Six Months Ended June 30, 2021 and 2020

Revenues are expected to increase approximately $180 million, or 1,398%, for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The increase in revenue is attributable to sales of our COVID-19 Platform products. We received Emergency Use Authorization from the US Food and Drug Administration for our COVID-19 antigen test in August 2020 and began commercial sales in September 2020.

Gross profit is expected to increase $49 million, or 886%, for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The improvement in Gross profit was driven primarily by the increase in sales of COVID-19 Platform products.

Loss from operations is expected to decrease by approximately $1 million, or 1%, for the six months ended June 30, 2021 compared to the six months ended June 30, 2020, primarily due to an increase in gross profit of $49 million, offset by an increase in operating expenses of approximately $48 million. The increase in operating expenses is primarily the result of increased research and development headcount and related expenses as we continue to commercialize Platform products, increased headcount and related expenses as we grow our sales and marketing staff to support our COVID-19 Platform products. In addition, our share-based payment expense increased approximately $20 million as a result of option awards to our founders.

Net loss is expected to increase approximately $85 million, or 80%, for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The increase was primarily driven by non-cash finance expenses including the change in fair value of financial instruments and the accretion of debt issuance costs.

SUMMARY HISTORICAL FINANCIAL INFORMATION

We are providing the following summary historical financial information to assist you in your analysis of the financial aspects of the Merger.

CAH’s balance sheet data as of December 31, 2020 and statement of operations data for the period from October 7, 2020 (inception) through December 31, 2020 are derived from CAH’s audited financial statements, included elsewhere in this proxy statement/prospectus. CAH’s balance sheet data as of June 30, 2021 and statement of operations data for the three and six months ended June 30, 2021 are derived from CAH’s unaudited financial statements, included elsewhere in this proxy statement/prospectus.

LumiraDx’s consolidated balance sheet data as of December 31, 2019 and 2020 and consolidated statements of operations data for the fiscal years ended December 31, 2019 and 2020 are derived from LumiraDx’s audited financial statements, included elsewhere in this proxy statement/prospectus.

The information is only a summary and should be read in conjunction with each of LumiraDx’s and CAH’s consolidated financial statements and related notes and “Other Information Related to CAH—CAH’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 165 and “LumiraDx’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 234. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of LumiraDx or CAH. All amounts are in US dollars. Certain amounts that appear in this section may not sum due to rounding.

Summary Historical Financial Information – CAH

	Period from October 7, 2020 (inception) through December 31, 2020	For the three months ended June 30, 2021 (unaudited)	For the six months ended June 30, 2021 (unaudited)
Income Statement Data:	($ in thousands, except per share)
General and administrative expenses	$2	$266	$410
Franchise tax expenses	1	50	99

Loss from operations	(3)	(316)	(509)

Other income (expense)
Change in fair value of derivative warrant liabilities		(3,056)	271

Financing costs - derivative warrant liabilities		—	(361)

Income from investments held in Trust Account		3	12

Loss before tax		(3,370)	(587)
Income tax expense		—	—

Net loss		(3,370)	(587)
Weighted average shares outstanding of Class A common stock subject to possible redemption		10,049,964	9,925,703

Net income per share, Class A common stock subject to possible redemption .		—	—

Weighted average shares outstanding, basic and diluted	2,500,000	4,325,036	4,147,748

Basic and diluted net income per share	0.0	(0.78)	(0.14)

	As of December 31, 2020	As of June 30, 2021
Other Financial Data:	($ in thousands)
Total assets	$151	$115,964

Summary Historical Financial Information – LumiraDx Limited

	For the years ended December 31,
	2019	2020
	(in thousands)
Consolidated Statement of Profit and Loss and Comprehensive Income
Revenue:
Products	$19,802	$135,656
Services	3,340	3,497

Total revenue	23,142	139,153
Cost of sales:
Products	(12,469)	(84,456)
Services	(1,853)	(1,750)

Total cost of sales	(14,322)	(86,206)

Gross profit	8,820	52,947
Operating expenses:
Research and development expenses	(86,546)	(107,539)
Selling, marketing and administrative expenses	(37,294)	(46,129)

Total operating expense	(123,840)	(153,668)

Loss from operations	(115,020)	(100,721)

Finance income (expense):
Finance income	11,705	22,500
Finance expense	(39,335)	(172,722)

Total finance expense, net	(27,630)	(150,222)
Loss before provision for income taxes	(142,650)	(250,943)
Benefit from income taxes	9,541	9,946

Net loss	$(133,109)	$(240,997)

Loss attributable to non-controlling interest	(302)	(17)

Net loss attributable to equity holders of parent—basic and diluted	$(132,807)	$(240,980)

Net loss per share attributable to equity holders of parent—basic and diluted	$(1.62)	$(2.93)
Weighted-average number of Ordinary Shares used in loss per share—basic and diluted	81,935,700	82,206,300
Other Comprehensive Income:	—	—
Items that may be reclassified subsequently to profit or loss	—	—
Foreign currency translation differences - foreign operations	(7,580)	(17,560)
Total Comprehensive loss for the year	(140,689)	(258,557)
Total comprehensive income attributable to:	—	—
Equity holders of the parent	(140,389)	(258,544)
Non-controlling interest	(300)	(13)
Total	$(140,689)	$(258,557)

	AS OF DECEMBER 31,
	2019	2020
	(in thousands)
Consolidated Statement of Financial Position
Cash and cash equivalents	139,387	158,717
Working capital (1)	140,581	81,023
Total assets	249,821	515,095
Preferred shares	(248,640)	(451,721)
Total equity attributable to equity holders of the parent	152,635	375,009
Non-controlling interests	194	207
Total equity	152,829	375,216

(1)	We define working capital as current assets less current liabilities.

COMPARATIVE PER SHARE DATA

The following table sets forth summary historical comparative share and unit information for CAH and LumiraDx (and assuming completion of the Merger Subdivision) and unaudited pro forma condensed combined per share information of CAH after giving effect to the Merger, assuming two redemption scenarios as follows:

•	Assuming No Redemptions: This section assumes that no CAH stockholders exercise redemption rights with respect to their public shares.

•

Assuming Maximum Redemptions: This section assumes that all CAH stockholders holding 10,679,773 shares of CAH common stock will exercise their redemption rights for $106.8 million of funds in CAH’s trust account. Under CAH’s amended and restated certificate of incorporation, the Merger may be consummated only if CAH has at least $5,000,001 of net tangible assets after giving effect to all redemptions in favor of holders of public shares that properly demand redemption of their shares for cash. However, LumiraDx is not required to consummate the Merger unless there is at least $65,000,000 of funds in CAH’s trust account, prior to payment of any unpaid or contingent liabilities, deferred underwriting fees or transaction costs of any of the parties.

The unaudited pro forma book value information reflects the Merger as if it had occurred on December 31, 2020. The weighted average shares outstanding and net earnings per share information reflect the Merger as if it had occurred on January 1, 2020.

This information is only a summary and should be read together with the summary historical financial information included elsewhere in this proxy statement/prospectus, and the historical financial statements of CAH and LumiraDx and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined per share information of CAH and LumiraDx is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of CAH and LumiraDx would have been had the companies been combined during the periods presented.

	As of and for the Year Ended December 31, 2020
			Combined Pro Forma and Equivalent Pro Forma (1)(2)
	CAH	LumiraDx	Assuming No Redemptions	Assuming Maximum Redemptions
Book value per share (2)	$0.01	$(4.56)	$1.43	$1.07
Weighted average shares outstanding—basic and diluted	2,500,000	82,206,300	261,022,039	248,822,322
Net loss per share—basic and diluted	$(0.00)	$(2.93)	$(1.13)	$(1.13)

(1)	No cash dividends were declared under the periods presented.

(2)	Book value per share is equal to total shareholders’ equity/total basic and diluted outstanding shares and calculated as follows:

	CAH	LMDX	Pro Forma Combined (No Redemptions)	Pro Forma Combined (Maximum Redemptions)
	($ in thousands, except share and per share)
Total equity attributable to equity holders of the parent	$23	$(375,009)	$373,210	$266,412

Ending shares	2,875,000	82,206,300	261,022,039	248,822,322
Book value per share	$0.01	$(4.56)	$1.43	$1.07

RISK FACTORS

If the Merger is completed, LumiraDx will operate in a market environment that is difficult to predict and that involves significant risks, many of which will be beyond its control. You should carefully consider the risks described below before voting your shares. Additional risks and uncertainties not presently known to LumiraDx and CAH or that they do not currently believe are important to an investor, if they materialize, also may adversely affect the Merger. If any of the events, contingencies, circumstances or conditions described in the following risks actually occur, the Company’s business, financial condition or results of operations could be seriously harmed. If that happens, the trading price of LMDX common shares and/or LMDX new warrants, or if the Merger is not consummated, CAH shares and/or CAH warrants could decline, and you may lose part or all of the value of any LMDX common shares and/or LMDX new warrants, or if the Merger is not consummated, CAH shares and/or CAH warrants that you hold. In this section “we,” “us” and “our” refer to LumiraDx.

Risks Related to Our Business and Operations Following the Merger

Risks Related to Our Business and Strategy

We are at a pivotal point in the commercialization of the Platform, and we may not succeed for a variety of reasons.

Since our inception in 2014 until December 31, 2020, we incurred $327.9 million in research and development costs to develop our Platform. As of the date of this proxy statement/prospectus, we have five POC diagnostic tests developed and launched: our SARS-CoV-2 antigen test and SARS-CoV-2 antibody test, commercially available under EUAs and CE Marks, which we recently introduced to the European and U.S. markets; our INR test commercially available under a CE Mark, which we recently introduced to the European market, SARS-CoV-2 antigen pool test and our D-Dimer test, all of which are CE Marked. We also received EUAs for our molecular lab reagent kits, LumiraDx SARS-CoV-2 RNA STAR and LumiraDx SARS-CoV-2 RNA STAR Complete, and we recently commenced sales.

We have engaged in a large, broad-scale launch of our SARS-CoV-2 antigen test and we are relying on such test to create brand awareness and a revenue base to support our cost infrastructure as well as to create an installed base of our Instrument.

We have limited commercial experience with our Platform, and our launch of tests, including our SARS-CoV-2 antigen test and our SARS-CoV-2 antibody test, which have been launched in Europe and the U.S., or launch of additional tests may be delayed, be less successful than we anticipate, or fail for any of the reasons that large commercial launches are ultimately unsuccessful. For example:

•

Our tests, produced at large scale, might not perform to standards that we have experienced to date. We therefore may not obtain or maintain regulatory approval, authorization, certification or clearance for some of our diagnostic tests in research and development, which may have a significant impact on the commercialization of our Platform.

•

We have a number of diagnostic tests in our near-term pipeline. We may not receive relevant regulatory approval, authorization, certification or clearance for some or all of these in a timely fashion, or at all, and this may impact significantly on the commercialization of the Platform.

•

Unexpected or inconsistent clinical data from existing and future clinical trials, or a regulator’s or the market’s perception of these clinical data when compared to our internal comparative data, may adversely impact our ability to obtain regulatory approval, authorization, certification or clearance for, or market acceptance of, our diagnostic tests.

•	We make our Instrument and test strips on sophisticated manufacturing systems, and these may not operate at large scale as anticipated.

•

We may have difficulty sourcing raw materials and components to make our Instrument and test strips in a timely fashion in necessary quantities, or these materials and components might not comply with our specifications, which are exacting.

•	We may not be able to supply our Platform through sales channels that are effective and efficient.

•	Potential users of our Platform might not accept our Platform as being better than those POC systems already available, at the prices we charge or at all.

•	Governmental and third-party payors might decline to cover our products or reimburse our users for the cost of our Instrument and test strips at favorable rates or at all.

•

We may not be able to scale-up and sustain operations to a level that allows our investments in technology, equipment, personnel and other resources to achieve sustainable and profitable commercial activities.

•

In early 2021, we initiated voluntary recalls and field safety corrective actions related to suspected false positive results associated with a limited number of SARS-CoV-2 antigen test strip batches and may continue to feel the impact of such actions.

•

Our management, manufacturing, sales and marketing, logistics, research and development, regulatory and other personnel might not be able to sustain the high level of operations that we anticipate and that we will require to produce our anticipated revenue and allow us to operate profitably.

•	External factors, such as the ongoing COVID-19 pandemic, or political or social instability or unrest in our principal markets, might adversely affect us in ways that we have not planned for.

Operations of the type and scope that we plan are subject to many uncertainties, and many that are undertaken are unsuccessful. We cannot be certain that we will be able to achieve our business objectives as described in this proxy statement/prospectus, and if our assumptions regarding these risks and uncertainties are incorrect or change, or if we do not address these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition and results of operations could be adversely affected.

Our short-term revenue prospects will vary with the amount of demand for COVID-19 tests.

Our short-term revenue prospects will vary with the amount of demand for our SARS-CoV-2 antigen test, SARS-CoV-2 antigen pool test and SARS CoV-2 antibody test. As effective COVID-19 vaccines or treatments are developed, approved or authorized and rolled out to protect against and treat the virus, demand for our SARS-CoV-2 antigen test, SARS-CoV-2 antigen pool test and SARS CoV-2 antibody test may be impacted and the size of our market opportunity for such tests may be impacted. While we believe that our SARS-CoV-2 antigen, SARS-CoV-2 antigen pool test and SARS-CoV-2 antibody tests will remain in high demand as COVID-19 vaccines are rolled out and following such rollout to be used as a verification tool to test the efficacy of such vaccines in triggering an immune response, and to facilitate the reopening of the economy, the availability and efficacy of such vaccines or the mitigation of the COVID-19 pandemic earlier than expected for any other reason could negatively impact demand for our Platform and sales of our Instrument, test strips and other products. In addition, competitors may produce more accurate tests or tests which receive more favorable demand, both of which may impact our revenue streams and profitability.

New product development involves a lengthy and complex process and we may be unable to commercialize additional tests on our Platform on a timely basis, or at all.

The launch of our Platform may be delayed or may not be successful. There can be no assurance that our Platform will accurately and rapidly identify biomarkers associated with conditions and diseases of importance to our customers, including COVID-19, for a variety of technical reasons or that our Platform will compete with market alternatives or gain market acceptance. Our diagnostic tests which are in development will take time to develop and commercialize, if we are able to commercialize them at all.

Many other POC testing systems are designed for one or few related tests, increasing the odds of creating a successful test but decreasing the odds of developing a system with broad testing abilities. Our strategy involves designing a platform that is diverse and powerful enough to produce high-quality testing abilities for a broad array of tests. While we believe this strategy will result in an industry-leading standard for POC tests, it also creates a very high hurdle for success, which we may not ultimately clear.

Further, there can be no assurance that any new diagnostic tests we develop will have acceptable clinical performance. Before we can commercialize any new diagnostic tests, we will need to expend significant funds in order to:

•	conduct substantial research and development, including validation studies and potentially clinical trials;

•	further develop and scale our research and development efforts to accommodate different test strip designs or adjustments; and

•	further develop and scale our infrastructure to be able to analyze increasingly large amounts of data.

Our Platform development process involves a high degree of risk, and development efforts may fail for many reasons, including:

•	failure of the products to perform as expected at the research or development stage;

•	lack of validation data; or

•	failure to demonstrate the clinical utility of the products or pass clinical trials or obtain relevant regulatory approval, authorization, certification or clearance.

As we develop our Platform and our diagnostic tests, we will have to make significant investments in product development, marketing and selling resources. In addition, competitors may develop and commercialize competing products faster than we are able to do so.

Our Amira System may not obtain regulatory approval, authorization, certification or clearance, and we may not be able to successfully develop and commercialize our Amira System, including scaling up manufacturing and sales capacity.

We have started adjusting our high performing SARS-CoV-2 antigen test for mass screening applications with our Amira System, which is based upon our Platform and our SARS-CoV-2 antigen test. Our Amira System is still under development, which we may not be able to complete successfully. We currently have a prototype Amira system including strips, device and patient mobile device application. We expect to move to design freeze at system level shortly. We are simultaneously tooling up high volume manufacturing lines, for the strip and instrument, while we progress through design freeze and the verification and validation (V&V) phase. Even if successfully developed, our Amira System will require regulatory approval, authorization, certification or clearance prior to commercialization. In addition, we may need to seek regulatory approval, authorization, certification or clearance for specific or limited use cases based on our commercialization plans and then seek separate approval, authorization, certification or clearance over time for other settings, such as home-use settings. For example, we submitted a pre-EUA request to FDA in February 2021 and expect to obtain CE Mark for POC and over-the-counter (OTC) applications in the fall of 2021. We plan to start clinical testing of our Amira System in the fall of 2021, but we may not receive positive clinical data or we may need to perform additional clinical testing to obtain regulatory approval, authorization, certification or clearance for our Amira System. Revenues related to the Amira System depend on development of mass screening opportunities and continued need for COVID-19 testing in reopening economies.

We expect to continue to devote significant operational and financial resources to the development and commercialization of our Amira System to meet expected demand for mass screening applications, including at schools, airports, universities, for return-to-work screening and over time for testing in the home. Our ability to produce the planned volume of Amira COVID-19 tests will be dependent on our ability, and the ability of our contract manufacturers, to successfully and rapidly scale up manufacturing and sales capacities. These efforts may divert management’s attention and resources from other diagnostic tests, including our SARS-CoV-2 antigen test and our SARS-CoV-2 antibody test, available on our Platform. We may encounter significant difficulties in our efforts to scale, manufacture and supply our Amira System and we cannot guarantee that any of these challenges will be met in a timely manner or at all.

We may not be able to generate sufficient revenue from our Platform to achieve and maintain profitability.

We believe our commercial success is dependent upon our ability to successfully market and sell our Platform to customers, including large healthcare systems, government organizations, national pharmacy chains and community-based healthcare settings, to launch and commercialize our Instrument and diagnostic tests, including those for COVID-19, to continue to expand our current relationships and develop new relationships with diagnostic companies, and to develop and commercialize new POC diagnostic tests. We are scaling our operations assuming a rapid uptake of our Instrument and our SARS-CoV-2 antigen and SARS-CoV-2 antibody tests, but the demand for our Platform may not increase for a number of reasons, including due to the evolving nature of the COVID-19 pandemic, or unsuccessful execution of our strategy designed to meet the increased demand for COVID-19 tests, or otherwise. If we are unsuccessful in the commercialization of our SARS-CoV-2 antigen and antibody tests, then we will need significant financial resources to maintain our operations. We have experienced early revenue growth from the sale of our Platform to healthcare professionals, principally for our SARS-CoV-2 antigen tests, INR tests and from the sale of third-party distribution products and our anticoagulation management programs. We may not be able to continue revenue growth or maintain existing revenue levels.

Our existing customers and collaborators may decide to decrease or discontinue their use of our Platform due to changes in research and product development plans, changes in the occurrence of certain diseases, such as COVID-19, failures in clinical trials, financial constraints, or utilization of internal testing resources or tests performed by other parties, which are circumstances outside of our control. In addition to reducing our revenue, this may reduce our exposure to early stage research that facilitates the incorporation of newly-developed information about various tests into our Platform.

We are currently not profitable. Even if we succeed in increasing the adoption of our Platform by large healthcare systems, government organizations, national pharmacy chains and community-based healthcare settings, maintaining and creating relationships with our existing and new customers and collaborators and developing and commercializing additional POC diagnostic tests, we may not be able to generate sufficient revenue to achieve or maintain profitability.

Business or economic disruptions or global health concerns, such as the COVID-19 pandemic, have and may continue to seriously harm our business and increase our costs and expenses.

The global impact of the COVID-19 pandemic has been rapidly evolving in many countries, including the U.K. where our main research, development and manufacturing operations are located, as well as in other countries, and has led to the implementation of various responses, including government-imposed quarantines, travel restrictions, business and school closures and other public health safety measures. These responses to the COVID-19 pandemic have impacted and may continue to materially and adversely impact our business and results of operations due to, among other factors:

•

a potential for delays in launches of our non-COVID-19 diagnostic tests given reduced and limited access to clinical trial sites for our other tests and social distancing and other measures that restrict ability to work on such tests;

•

a delay in regulatory approval, authorization, certification or clearance by FDA, and other applicable regulators to some of our diagnostic assays in development, if such regulators focus their resources on and give priority to COVID-19 testing and treatments or to a specific form of COVID-19 testing that is different than our SARS-CoV-2 antibody test, SARS-CoV-2 antigen pool test or other tests;

•	a disproportionate impact on the healthcare groups and other healthcare professionals with whom we contract;

•	supply shortages for materials used to manufacture our COVID-19 products, including of swabs and extraction buffers necessary for use with our SARS-CoV-2 antigen test;

•	disruptions to our supply chains and sales and marketing efforts due to restrictions on courier delivery services and other transportation systems;

•	disruptions to operations at our current and future manufacturing systems and facilities and those of our third-party vendors, collaborators, and suppliers;

•

difficulty accessing the capital and credit markets on favorable terms, or at all, a severe disruption and instability in the global financial markets, and deteriorations in credit and financing conditions which could affect our access to capital necessary to fund our existing and scaled business operations or address maturing liabilities on a timely basis;

•	the potential negative impact on the health or productivity of employees, especially if a significant number of them are impacted;

•	a deterioration in our ability to ensure business continuity during a disruption; and

•	social, economic, and labor instability in the countries in which we or the third parties with whom we engage operate.

This pandemic, as well as intensified measures undertaken to contain the spread of COVID-19, could decrease healthcare industry spending; adversely affect demand for our Platform; cause one or more of our customers to file for bankruptcy protection or go out of business; cause one or more of our customers to fail to renew, terminate, or renegotiate their contracts; affect the ability of our business development team to travel worldwide to potential customers and the ability of our professional services teams to conduct in-person services and trainings; impact expected spending from new customers; negatively impact collections of accounts receivable; lead to the closure of our existing or future manufacturing facilities or any of our other production, research and/or distribution facilities; and restrict the movement of people and goods, which could negatively impact employee availability (particularly, in respect of our R&D and sales and marketing teams), any of which would harm our business, results of operations, and financial condition. In addition, while we have taken remote work, group isolation and other measures to prevent an outbreak among our employees, further waves of the COVID-19 pandemic could further disrupt our operations as the success of the measures we have implemented is uncertain.

The loss of any member of our senior management team or our inability to attract and retain highly skilled scientists, engineers, clinicians and salespeople could adversely affect our business.

Our success depends on the skills, experience and performance of key members of our senior management team, including Ron Zwanziger, our Chairman and Chief Executive Officer, Dave Scott Ph.D., our Chief Technology Officer and Jerry McAleer, Ph.D., our Chief Scientist. The individual and collective efforts of these employees will be essential as we continue to develop our Platform and additional products, and as we expand our commercial activities. The loss or incapacity of existing members of our executive management team or key scientists and engineers could adversely affect our operations, particularly if we experience difficulties hiring qualified successors. We do not have any employment agreements (other than brief at-will offer letters) or non-compete agreements with our co-founders (i.e., Ron Zwanziger, Dave Scott and Jerry McAleer), and because of their knowledge of the industry and our operations, we believe the loss of any one of their services, or any of them leaving and providing services to any of our competitors, could result in a disruption of our operations and/or put us at a competitive disadvantage, which will likely have a material adverse effect on our business.

Our R&D programs and manufacturing operations depend on our ability to attract and retain highly skilled scientists, technicians and engineers. We may not be able to attract or retain a sufficient number of qualified scientists, engineers and technicians in the future due to the competition for qualified personnel in our industry. We also face competition from universities and public and private research institutions in recruiting and retaining highly qualified scientific personnel. We may also have difficulties locating, recruiting or retaining a sufficient number of qualified sales people to successfully scale up our sales and marketing efforts to meet expected demands. Recruiting and retention difficulties can limit our ability to support our R&D and sales and marketing programs. In addition, all of our employees in the United States are at-will, which means that either we or the employee may terminate their employment at any time. We also do not maintain “key person” insurance on any of our employees.

Our Platform may never achieve significant commercial market acceptance.

Our Platform may never gain significant acceptance in the marketplace and, therefore, may never generate substantial revenue or profits for us. Our ability to achieve commercial market acceptance for our Platform will depend on several factors, including:

•

our ability to demonstrate the clinical utility and cost effectiveness of our Platform and its potential advantages over existing POC systems, or for certain tests, over central lab counterparts, to the medical community;

•	our ability, and that of our collaborators, to secure and maintain FDA and other applicable regulatory clearance, authorization or approval for certain components of our Platform;

•	our ability to expand our test menu and provide a broad range of tests on our Platform while maintaining consistency and precision;

•	our ability to obtain relevant regulatory approval, authorization, certification or clearance for our diagnostic assays in development, particularly those in our near-term pipeline;

•

the agreement by commercial third-party payors and government payors to cover and to reimburse our Instrument and test strips, the scope and extent of which will affect healthcare providers’ willingness to pay for our Instrument and test strips and likely heavily influence their decisions to recommend use of our Platform;

•	the willingness of healthcare providers to use a POC system over central lab counterparts and the rate of adoption of our Platform by healthcare providers and other users; and

•	the impact of our investments in Platform innovation and commercial growth.

We believe that the successful completion of clinical trials, publication of scientific and medical results in peer-reviewed journals, and presentations at leading conferences will be important to facilitate the broad adoption of our Platform. Publication in leading medical journals is subject to a peer-review process, and peer reviewers may not consider the results of studies involving our Platform sufficiently novel or worthy of publication.

The failure of our Platform to be listed in physician guidelines or of our clinical trials to produce favorable results or to be published in peer-reviewed journals could limit the adoption of our Platform. We may not be successful in addressing these or other factors that might affect the market acceptance of our Platform and technologies. Failure to achieve widespread market acceptance of our Platform would materially harm our business, financial condition and results of operations.

A limited number of customers currently represent a substantial portion of our revenue. If we fail to retain these customers, our revenue could decline significantly.

We currently derive a substantial portion of our revenue from sales to certain key customers, including CVS in the U.S. and NHS in the U.K. As a result, our revenue could fluctuate materially and could be materially and disproportionately impacted by purchasing decisions of these customers or any other significant future customers. Our agreements with CVS and NHS do not have minimum purchase requirements. Any of our significant customers may decide to purchase less than they have in the past, may alter their purchasing patterns at any time with limited notice, or may decide not to continue to use our Platform and test strips at all, any of which could cause our revenue to decline and adversely affect our financial condition and results of operations.

We rely on a limited number of suppliers or, in some cases, sole source suppliers, for the components of our Platform and materials and may not be able to find, or immediately transition to, alternative suppliers.

We rely on several sole source suppliers for certain components or accessories and materials used in our Instrument and our test strips, such as reagents. In addition, we currently rely solely on Flextronics Ltd, or Flex, as the sole manufacturer of our Instrument, with components and assemblies supplied by Flex and by outside vendors, and our facilities as the sole suppliers of our test strips.

In the case of any alternative supplier for our Instrument, the components of our Instrument or our test strips, there can be no assurance that replacement components or, with regards to the test strips, reagents, swabs or other accessories will be available or will meet our quality control and performance requirements for our operations or products. For example, in November 2020, there was a shortage of a component for use in our Instrument which significantly constrained the production and delivery of our Instrument to customers until we added an additional supplier. An interruption in our ability to develop and produce our Instrument or test strips could occur if we encounter delays or difficulties in securing components of our Instrument or our test strips, including due to the COVID-19 pandemic, and if we cannot then obtain an acceptable substitute. Any changes in such materials could lead to required changes in performance, regulatory approval, authorization, certification or clearance processes. If we encounter delays or difficulties in securing, reconfiguring or revalidating the equipment and reagents we require for our Platform, our business, financial condition, results of operations and reputation could be adversely affected.

Because of a long lead-time to delivery of certain components of our manufacturing system and Platform, we are required to place orders for a variety of items well in advance of scheduled production runs. We have increased our flexibility to purchase strategic components within shorter lead times by entering into scale up arrangements with the suppliers of these components. Although we attempt to match our inventory and production capabilities to estimates of marketplace demand, to the extent Instrument and test strip orders materially vary from our estimates, we may experience continued constraints in our Platform production and delivery capacity, which could adversely impact our financial condition and results of operations. Should our need for raw materials and components used in production continue to fluctuate, we could incur additional costs associated with either expediting or postponing delivery of those materials. In an effort to control costs, we have implemented a lean manufacturing system. Managing the change from discrete to continuous flow production requires time and management commitment. Lean initiatives and limitations in our supply chain capabilities may result in component shortages that delay shipments and cause fluctuations in revenue.

Further, we believe that there are a limited number of other equipment manufacturers that are currently capable of supplying and servicing the equipment necessary for the manufacturing of our Instrument and test strips. We have spent significant time and resources developing our manufacturing processes with our existing collaborators, and the use of equipment or materials furnished by these replacement suppliers would require us to significantly alter our operations. It could take a very long time to obtain a new manufacturing system for test strips if additional capacity were needed. Transitioning to a new supplier would therefore be time consuming and expensive, may result in interruptions or delays in our operations, could affect the performance specifications of our operations or could require that we revalidate our Platform and could require us to obtain additional clearance, authorization, approval, accreditation or licensure for the changes. There can be no assurance that we will be able to secure alternative equipment, reagents, and other materials, and bring such equipment, reagents, and materials on line and revalidate them without experiencing interruptions in our workflow.

We may experience manufacturing problems or delays that could limit the growth of our revenue or increase our losses.

Our current and planned manufacturing operations are critical to our commercialization plans, and these operations may not be sufficient to withstand the demands we intend to place on them. Any disruption in the operation of any of our facilities or the facilities of our suppliers could impact our supply chain and operation of our Platform and our ability to conduct our business and generate revenue. We may encounter unforeseen situations that would result in delays or shortfalls in our production as well as delays or shortfalls caused by our outsourced manufacturing suppliers and by other third-party suppliers who manufacture components for our Platform, including delays caused by or constraints on capacity as a result of the COVID-19 pandemic. If we are unable to keep up with demand for our Platform, our revenue could be impaired, market acceptance for our Platform could be adversely affected and our customers might instead purchase our competitors’ products. Our inability to successfully manufacture the components of our Platform would have a material adverse effect on our operating results.

If our or our suppliers’ or collaborators’ present or future facilities were to be damaged, destroyed or otherwise unable to operate, whether due to fire, floods, storms, tornadoes, earthquakes, other inclement weather events or natural disasters, employee malfeasance, terrorist acts, public health crises, power outages, or otherwise, it may render it difficult or impossible for us to increase our manufacturing and other operations sufficiently to meet increased demand, and our business could be severely disrupted. Our facilities and the equipment we use to manufacture our Platform would be costly to replace and could require substantial lead time to repair or replace.

As we continue to expand our business, we may experience problems in scaling our manufacturing and commercial operations, and if we are unable to support demand for our Platform, our Amira System and our future tests, including ensuring that we have adequate capacity to meet increased demand, or we are unable to successfully manage the evolution of our Platform or our Amira System, our business could suffer.

We currently do not have the capacity to support the projected expansion of our business. In connection with the commercialization of our Platform, we have added, and expect to continue to add, personnel in the areas of sales, marketing, manufacturing, regulatory, quality assurance, customer and technical service and other support functions. We also continue to scale our manufacturing, sales and marketing capabilities. As our volume grows, we will need to continue to increase our workflow capacity for sales, customer service, billing and general process improvements, expand our internal quality assurance program and to scale up our manufacturing systems for our Platform quickly. We will need additional sales, scientific and technical personnel to market our Platform and our Amira System and follow up on any reported quality issues. Our Amira System is focused on mass screening opportunities and OTC sales and marketing channels for professional and OTC vary significantly and may require additional support. We will also need to secure additional facilities, purchase additional equipment, some of which can take several months or more to procure, setup, and validate, and to significantly and rapidly increase our capacity to meet increased demand. There is no assurance that any of these increases in scale, expansion of personnel, equipment, software and computing capacities, or process enhancements will be successfully implemented on a timely basis, or at all, or that we will have adequate space in our facilities to accommodate such required expansion. Even if these and other measures are implemented successfully, we still expect to experience continued capacity constraints as we commercialize our products.

As additional diagnostic products are commercialized and new tests are developed, we may need to implement adjustments to our Platform and our processes and hire new personnel with different qualifications. Failure to manage this growth or transition could result in delays in the development of new test strips, higher product costs, declining product quality, deteriorating customer service, and slower responses to competitive challenges. A failure in any one of these areas could make it difficult for us to meet market expectations for our Platform and our Amira System and could damage our reputation and the prospects for our business.

If any of our facilities were damaged or destroyed, or if we experience a significant disruption in the expansion of our operations for any reason, our ability to continue to operate our business and meet increased demand could be materially harmed.

As we expand our capacity, we believe it may be necessary to both expand our existing facilities and to add one or more new facilities to meet anticipated demand. We are also in the process of scaling our manufacturing facilities and adding warehouse and office space, which are expected to continue to be rolled out in the next few years, with necessary adjustments based on market needs. Failure to complete, or timely complete, these expansion projects on time or at all, may significantly delay our workflows and operations, which may adversely affect our business, financial condition and results of operation. In addition, our financial condition may be adversely affected if we are unable to complete these expansion projects on budget and otherwise on terms and conditions acceptable to us. Finally, our financial condition will be adversely affected if demand for our Platform does not materialize in line with our current expectations and if, as a result, we end up building excess capacity that does not yield a reasonable return on our investment.

We are devoting significant resources for the scale-up and development of our COVID-19 Tests.

We are working toward the large-scale technical development and manufacturing scale-up in several countries and larger scale deployment of our COVID-19 tests, including our SARS-CoV-2 antigen test, SARS-CoV-2 antibody test, SARS-CoV-2 antigen pool test, SARS-CoV-2 RNA STAR and SARS-CoV-2 RNA STAR Complete molecular test kit, and our Amira System, and currently do not have the manufacturing, marketing or sales capacity to meet the expected demand for such tests. The number of potential tests that we are able to produce and bring to market is dependent on our ability, and the ability of our contract manufacturers, to successfully and rapidly scale up manufacturing capacity and our ability to scale up our marketing and sales capacities. To support these scale-ups, we will need to expend significant resources and capital quickly, and we therefore expect to divert resources and capital from our other non-COVID-19 diagnostic tests. Our ability to produce and successfully bring to market our COVID-19 tests will also depend on our ability to further scale up on our manufacturing, sales and marketing capacities.

We have entered into, and may continue to enter into, contractual arrangements with customers, suppliers, distributors, manufacturers or other collaborators that contain restrictions or minimum commitments which limit our ability to develop, manufacture, supply, commercialize and distribute our COVID-19 tests. For example, we entered into a purchase agreement with CVS pursuant to which we committed to make available to CVS a minimum monthly quantity of our Instrument and SARS-CoV-2 antigen test strips, as well as ancillary equipment such as collection supplies necessary to administer the SARS-CoV-2 antigen and antibody tests. Our initial minimum monthly commitment to CVS was a significant portion of our supply through to the end of 2020. We are not obligated to, but we may, subject to availability, make additional quantities of our Instrument and SARS-CoV-2 antigen test strips available to CVS to purchase, but unless CVS places purchase orders in a timely fashion, we are not required to hold such additional quantities available for purchase by CVS. If we fail to meet contractual obligations under our agreements or if we enter into agreements that restrict our ability to develop, manufacture, supply, commercialize and distribute our COVID-19 tests, we may be required to pay damages to the counterparty or contest disagreements or disputes, which could have a material and adverse effect on our financial condition and operations.

Given the rapidity of both the onset of the COVID-19 pandemic and our commercialization efforts with respect to our COVID-19 tests, as well as the complexity of the economics of a diagnostic test for a pandemic, we are still in the early stages of considering how to develop our pricing strategy for these tests and cannot provide assurance as to the ultimate impact of each COVID-19 test on our financial condition and results of operations. Focus on such COVID-19 tests could have the lasting impacts of significant diversions of resources and attention away from the development of other non-COVID-19 diagnostic tests; a possible reduction in our ability to rapidly pivot research, development and commercialization back to other areas of focus; and lost time associated with addressing the demand for our COVID-19 tests.

We are continuously updating and improving our Platform based on the needs of various tests, and this may impact changes, such as upgrades or new versions of our Instrument.

Our Platform is continuously evolving and will continue to do so as more tests are added to our Platform. A specific test may require specific test strip or design changes which could also impact Instrument set up. In addition, we are continuously improving our Instrument and have a pipeline of upgrades to make the Instrument more robust and further lower the costs over time. This may require regular updates to our Instrument, including software upgrades and in certain cases the need to swap out the Instrument for an updated version. Despite our rigorous testing and quality assurance processes, it is possible that our Instrument may prove to operate less reliably than we anticipated or degrade in efficacy over time. If this occurs, this may likewise necessitate updates to our design or software or replacement of Instruments, which could adversely affect our financial condition, results of operations and/or reputation. The replacement of an Instrument may require sales and customer support and may lead to older versions of our Platform being obsolete and impact our financials. The need for an upgrade to an Instrument may impact the commercialization of certain diagnostic assays which require an upgraded Instrument.

Our current tests or any tests that we develop to cover additional menu or diagnostic testing may not be successfully developed or commercialized or gain the acceptance of the public or the medical community.

We plan to implement a broad range of tests on our Platform over time. Each test requires a significant amount of R&D and comes with its own technical challenges. In addition, we aim for all tests to provide lab-comparable results based on comparison against the lab standard reference for such test, where such lab reference is available. In light of the technical and complicated nature of some test strips, R&D timelines may be delayed and lab-comparable results or expected performance criteria may not be met. This may affect our ability to launch or commercialize our tests and could have an adverse impact on our financial results. While we have encouraging internal data for many diagnostic tests, we have not yet performed multi-site, external clinical analyses of most of these tests or otherwise compared these results against clinical results.

Sensitivity and specificity concerns with respect to COVID-19 tests generally could negatively affect demand for our Platform and therefore our business, revenues and profits. Similar concerns about our collaborators, though unrelated to us, could likewise create negative publicity, which could negatively impact demand for our Platform or harm our reputation. These concerns could be wrongly attributed to our tests and could negatively affect sales of our Instrument. Additionally, concerns about COVID-19 tests generally could adversely affect our business as the general public may associate our SARS-CoV-2 antigen, SARS-CoV-2 antigen pool test and SARS-CoV-2 antibody tests with them. In addition, the medical community is continuously learning and publishing scientific literature about COVID-19 and the success of our SARS-CoV-2 antigen test, SARS-CoV-2 antigen pool test and SARS-CoV-2 antibody test will depend, in part, on the ability of the tests to detect the virus (or antibodies) and on acceptance of the test results by the public and medical community. If any of our tests or those of other parties developing similar products receive negative or unfavorable publicity, or the medical community publishes information criticizing the accuracy, effectiveness or utility of COVID-19 tests, whether or not ours, it could result in a decrease in demand for any product that we may develop. In addition, responses by the U.S. federal, state or foreign governments to negative public perception or ethical concerns related to COVID-19 tests may result in new legislation or regulations that could limit our ability to develop or commercialize any product, obtain or maintain regulatory approval, authorization, certification or clearance, if applicable, identify alternate regulatory pathways to market or otherwise achieve profitability. More restrictive statutory regimes, government regulations or negative public opinion would have an adverse effect on our business, financial condition, results of operations and prospects, and may delay or impair the development and commercialization of our products or demand for any products we may commercialize.

We have limited data on the performance of our Platform to date and limited experience in marketing and selling our Platform, and if we are unable to expand our direct sales and marketing force to adequately address our customers’ needs, our business may be adversely affected.

We have limited data on the performance of our Platform to date and limited experience in marketing and selling our Platform, which had its formal commercial launch in Europe in 2019 with our INR test. We do not currently have, and may not be successful in developing, the capacity to market, sell, or distribute our Platform or other products we may develop effectively or in volumes high enough to support our planned growth.

We currently and will continue to sell our Platform on a region or country specific basis across our footprint in Europe, the U.S., South America, Africa and Asia using a combination of direct sale or sales or through our distributors. Our future sales will depend in large part on our ability to develop and substantially expand our sales force and to significantly increase the scope of our marketing efforts. Our target market of identifying customers in healthcare systems, government organizations, national pharmacy chains and community-based healthcare settings is a large and diverse market. As a result, we believe it is necessary to develop a large sales force that includes sales representatives with a variety of specific technical backgrounds. We will also need to attract and develop a significant amount of marketing personnel with industry expertise. Competition for such employees is intense. We may not be able to attract and retain personnel or be able to build an efficient and effective sales and marketing force, which could negatively impact sales and market acceptance of our products and limit our revenue growth and potential profitability.

Our expected future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain, and integrate additional employees. Our future financial performance and our ability to commercialize our products and to compete effectively will depend, in part, on our ability to manage this potential future growth effectively, without compromising quality.

We also enlist distributors, and we may potentially enlist local collaborators, to assist with sales, distribution, and customer support. Locating, qualifying, and engaging a significant number of distribution collaborators with local industry experience and knowledge will be necessary to effectively market and sell our products. We may not be successful in finding, attracting, and retaining a sufficient number of distributors or other collaborators or we may not be able to enter into such arrangements on favorable terms, or at all. Our sales in low and middle income countries also depend on support from our global health partners, such as BMGF and from national governments. Developing such relationships may require significant resources, time and management attention and could adversely affect our ability to make sales.

Sales practices utilized by our distributors that are locally acceptable may not comply with sales practices standards required under the laws of the U.K., U.S. or other jurisdictions that apply to us, which could create additional compliance costs and risk and demand additional resources, time and management attention. If our sales and marketing efforts are not successful, we may not achieve significant market acceptance for our products, which would materially and adversely impact our business and anticipated financial condition and results of operations.

If we cannot compete successfully with our competitors, we may be unable to increase or sustain our revenue or achieve and sustain profitability.

The diagnostics industry, including IVD and POC systems, is rapidly evolving, and we face competition from companies that offer products in our targeted application areas. Our principal competition comes from established diagnostic companies. Our competitors include laboratory or POC companies such as Abbott Laboratories, Becton, Dickinson and Company, Danaher Corporation, GenMark Diagnostics, Inc., Laboratory Corporation of America Holdings, Quest Diagnostics Incorporated, Quidel Corporation, Roche Diagnostics Corporation, Siemens Healthineers AG, Inc. and many others. In addition to diagnostic systems, we believe these companies may also develop their own approved or cleared diagnostic kits, which can be sold to the clients who have purchased their systems. In addition, new and existing companies could seek to develop tests that compete with ours.

For each of our five available tests, we face competition from other commercially available tests, including:

•	For our SARS-CoV-2 antigen test and SARS-CoV-2 antigen pool test: Quidel Sofia, BD Veritor Plus System, Abbott BinaxNOW COVID-19 Ag Card, general lateral flow tests and others.

•	For our SARS CoV-2 antibody test: Roche Elecsys Anti-SARS-CoV-2, Accelerate Diagnostics BioCheck SARS-CoV-2 Antibody Test Kits, SD Biosensor Q COVID-19 IgM/IgG Rapid Test and others.

•	For our INR test: Roche Coaguchek and others.

•	For our D-Dimer test: Roche Cobas h232 and others.

Our tests in development are designed and validated against their respective lab standard.

Many of our current and future competitors are either publicly traded, or are divisions of publicly-traded companies, and may enjoy a number of competitive technological, financial and market access advantages over us, including:

•	greater name and brand recognition;

•	substantially greater financial and human resources and expertise;

•	broader or superior product lines;

•	larger sales forces and more established distributor networks;

•	substantial intellectual property portfolios;

•	larger and more established customer bases, relationships with healthcare professionals and third-party payors; and

•	better established, larger scale, and lower cost manufacturing capabilities.

We believe that the principal competitive factors in all of our target markets include:

•	cost of instruments and consumables;

•	flexibility and ease of use;

•	time to result;

•	accuracy, including sensitivity and specificity, and reproducibility of results;

•	reputation among customers;

•	innovation in product offerings; and

•	compatibility with existing processes.

Furthermore, even if we do develop new marketable products or services, our current and future competitors may develop products and services that are more commercially attractive than ours, and they may bring those products and services to market earlier or more effectively than us. If we are unable to compete successfully against current or future competitors, we may be unable to increase market acceptance for and sales of our Platform, which could prevent us from increasing or sustaining our revenues or achieving sustained profitability. Our competitors may also use their patent portfolios, developed in connection with developing their tests, to allege that our Platform infringes their patents, and we could face litigation with respect to such allegations and the validity of such patents.

The diagnostic industry is subject to rapidly changing technology which could make our Platform and other products we develop obsolete.

Our industry is characterized by rapid technological changes, frequent new product introductions and enhancements and evolving industry standards, all of which could make our Platform and the other products we are developing obsolete. Our future success will depend on our ability to anticipate and keep pace with the evolving needs of our customers on a timely and cost-effective basis and to pursue new market opportunities that develop as a result of technological and scientific advances. The attractiveness of our Platform partly depends on the ability to continue to add additional assays and tests in a timely manner. Failure to deliver such tests in the timelines suggested may affect our business plan and ability to obtain greater market penetration, or otherwise cause us to lose market share.

In recent years, there have been advances in methods used to analyze very large amounts of information. We must continuously enhance our Platform and develop new products to keep pace with evolving standards of care. If we do not update our Platform, including successfully developing new tests for our Instrument, such as multiplex test strips with the ability to detect an increased number of markers in a single sample, it could become obsolete and sales of our Platform and any new products could decline, which would have a material adverse effect on our business, financial condition, and results of operations.

Our business and reputation will suffer if our Platform does not perform as expected, particularly as test strip volume increases, or we are unable to establish and comply with stringent quality standards to assure that the highest level of quality is observed in the performance of our Platform.

Inherent risks are involved in providing and marketing diagnostic tests and related services. Our success depends on the market’s confidence that we can provide reliable, high-quality diagnostic products and information that may be used to make critical healthcare decisions. There is no guarantee that the accuracy and reproducibility we have demonstrated to date will continue as our volume of test strips increases or as we commercialize additional tests. We believe that our customers are likely to be particularly sensitive to product defects and errors, including if our products fail to detect certain diseases with high accuracy from clinical specimens. As a result, the failure of our Platform to perform as expected would significantly impair our operating results and our reputation. We may be subject to legal claims arising from any defects or errors.

We must maintain top service standards and government-mandated and other quality controls. Past or future performance or accuracy defects, incomplete or improper process controls, or mishandling of samples or test strips due to inadequate training can lead to incorrect diagnostic results and potentially result in adverse outcomes for patients. These events could lead to voluntary or legally mandated safety alerts relating to our Platform or our facilities and could result in the removal of our Platform from the market. Insufficient quality controls and any resulting negative outcomes could result in significant costs and litigation, as well as negative publicity that could reduce demand for our Platform and payors’ willingness to cover our Platform. Even if we maintain adequate controls and procedures, damaging and costly errors may occur.

If we cannot maintain our current relationships, or enter into new relationships, with diagnostics or research and development companies, or if our collaborators do not perform as expected, our product development could be delayed.

We rely on research and development collaborators to research and develop certain tests for our Platform. We have existing research and development agreements with well-established companies in each of respiratory, infectious, and enteric disease areas. The inability of these companies to deliver on research and development projects or our inability to use or have sufficient access to required reagents derived from such projects could have an adverse effect on our ability to launch additional tests and thus on our financial condition and results of operations.

Our success in the future depends in part on our ability to maintain these relationships and to enter into new relationships. This can be difficult due to several factors, including internal and external constraints placed on these organizations that can limit the number and type of relationships with companies such as ours that can be considered and consummated. In addition, collaboration, manufacturing and supply agreements can be complex and contain certain provisions that may be susceptible to multiple interpretations. The resolution of any interpretation disagreement that may arise could be adverse to us, for example, by increasing our royalties payable to third parties, by narrowing what we believe to be the scope of our rights to certain intellectual property, or increasing what we believe to be our financial or other obligations under these agreements, and any such outcome could have a material adverse effect on our business, financial condition, results of operations, and prospects. In addition, we expect that we will have capacity constraints on demand for our COVID-19 tests, and we will need to make decisions regarding allocation of supply of such tests, which could have an adverse effect on new or existing relationships with third parties and governments.

We are currently engaged, and expect to continue to engage, in discussions with companies regarding commercial opportunities, particularly in light of our ongoing and planned rapid scale-up in response to the demand for COVID-19 testing. There is no assurance that any of these discussions will result in commercial agreements, or if an agreement is reached, that the resulting engagement will be successful and that such companies will perform as expected or that clinical, sales and marketing activities conducted as part of the engagement will produce successful outcomes.

Additionally, speculation in the industry about our existing or potential engagements with life science companies may be a catalyst for adverse speculation about us, our products, and our technology, which may result in harm to our reputation and our business.

We may acquire other businesses or form joint ventures or make investments in other companies or technologies that could negatively affect our operating results, dilute our shareholders’ ownership, increase our debt or cause us to incur significant expense.

We may pursue acquisitions of businesses and assets as well as strategic alliances and joint ventures that leverage our Platform and industry experience to expand our offerings or distribution. If we make any acquisitions, we may not be able to integrate these acquisitions successfully into our existing business, and we could assume unknown or contingent liabilities. Any future acquisitions also could result in the incurrence of debt, contingent liabilities or future write-offs of intangible assets or goodwill, any of which could have a material adverse effect on our financial condition, results of operations, and cash flows. Integration of an acquired company also may disrupt ongoing operations and require management resources that we would otherwise focus on developing our existing business. We may experience losses related to investments in other companies, which could have a material negative effect on our results of operations and financial condition. We may not realize the anticipated benefits of any acquisition, technology license, strategic alliance, or joint venture.

To finance any acquisitions or joint ventures, we may choose to issue our LMDX common shares as consideration, which would dilute the ownership of our shareholders. Additional funds may not be available on terms that are favorable to us, or at all. If the price of our LMDX common shares is low or volatile, we may not be able to acquire other companies or fund a joint venture project using our LMDX common shares as consideration.

International expansion of our business exposes us to business, regulatory, political, operational, financial and economic risks.

In addition to the various direct sales units that have already been established in Europe, South Africa, Japan, the U.S. and Latin America, we are planning to both continue to grow direct sales operations as well as extend distribution agreements for our Instrument and test strips in various countries. In addition, in Africa, we plan to continue to collaborate with non-governmental organizations, such as BMGF, to build programs that utilize our Platform to improve patient outcomes across multiple countries on the African continent. We plan to maintain sales representatives and distributor relationships, to conduct healthcare provider and patient association outreach activities, to extend research and development capabilities and to expand payor relationships internationally. Doing business internationally involves a number of risks, including:

•

multiple, conflicting and changing laws and regulations such as privacy regulations, tax laws, economic sanctions, export and import restrictions, employment laws, regulatory requirements, and other governmental approvals, permits, and licenses;

•	potential competition from existing or future local and regional product offerings;

•	difficulties in complying with a multitude of product regulations in various jurisdictions, including evolving regulatory pathways in response to the COVID-19 pandemic;

•	failure by us or our distributors to obtain regulatory approvals, authorizations or clearance for the use of our products in various countries;

•	additional potentially relevant third-party patent rights;

•	complexities and difficulties in obtaining protection and enforcing our intellectual property;

•	difficulties in staffing and managing foreign operations;

•	complexities associated with managing multiple payor reimbursement regimes, government payors, or patient self-pay systems;

•

our dependence on cooperation and donor funding of local aid sources and private foundations, particularly in developing regions such as Africa, as well as cooperation from national healthcare programs and governments;

•	logistics and regulations associated with shipping samples, including infrastructure conditions and transportation delays;

•	limits in our ability to penetrate international markets if we are not able to conduct our tests locally;

•

financial risks, such as longer payment cycles, difficulty collecting accounts receivable, the impact of local and regional financial crises on demand and payment for our products, and exposure to foreign currency exchange rate fluctuations;

•

the risk that regional or local distributors may not commit the necessary resources to market and sell our products to the level of our expectations or may choose to favor marketing the products of our regional or local competitors;

•

natural disasters, political and economic instability, including wars, terrorism, and political and civil unrest, outbreak of disease, boycotts, curtailment of trade, and other business restrictions; and

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regulatory and compliance risks that relate to maintaining accurate information and control over sales and distributors’ activities that may fall within the purview of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or FCPA, or its books and records or anti-bribery provisions, or similar anti-bribery or anti-corruption laws or regulations in other jurisdictions, such as the United Kingdom’s Bribery Act 2010.

Any of these factors could significantly harm our future international expansion and operations and, consequently, our business, financial condition and results of operations.

Our commercial success in Africa will be dependent on continued donor funding of healthcare initiatives in Africa from a wide variety of sources such as the African Medical Supplies Platform (“AMSP”), Partnership for Supply Chain Management (“PSCM”), The Global Fund to Fight AIDS, Tuberculosis and Malaria, the World Health Organization, the United Nations Children Fund, Médecins Sans Frontières and private foundations such as BMGF, the Clinton Health Access Initiative and the Rockefeller Foundation. Our ability to work collaboratively with these funders and with national healthcare programs will be important to our success in utilizing our Platform to help transform primary care delivery in Africa and improve patient outcomes and delays in such efforts may impact the roll out of these programs, as a lot of parties are involved and we do not control operations of such complex entities.

If we were sued for product liability or professional liability, we could face substantial liabilities that exceed our resources.

The marketing, sale and use of our products could lead to the filing of product liability claims were someone to allege that our Platform or other products identified inaccurate or incomplete information or otherwise failed to perform as designed. We may also be subject to liability for errors in, a misunderstanding of, or inappropriate reliance upon, the information we provide in the ordinary course of our business activities. A product liability or professional liability claim could result in substantial damages and be costly and time-consuming for us to defend.

We maintain product and professional liability insurance, but this insurance may not fully protect us from the financial impact of defending against, settling, or paying damages in respect of product liability or professional liability claims and such policies will be subject to limitations and exclusions. Any product liability or professional liability claim brought against us, with or without merit, could increase our insurance rates or prevent us from securing insurance coverage in the future. Additionally, any product liability lawsuit could damage our reputation, cause current customers to terminate existing agreements, or cause potential customers to seek other suppliers, any of which could adversely impact our business, financial condition and results of operations.

We are subject to, and may in the future become subject to, claims and litigation that could result in significant expenses and could ultimately result in unfavorable outcomes for us.

From time to time, we may be involved in litigation and other proceedings, including matters related to product liability claims, commercial disputes and intellectual property claims, as well as regulatory, employment, and other claims related to our business. For example, a former employee brought an age discrimination claim against us in Massachusetts, which we believe has no factual or legal merit, and we intend to vigorously defend ourselves in the claim. The case was dismissed and an appeal is pending. Litigation related to our company, our business, and our operations or financial performance may also involve customers, competitors, suppliers, patients, shareholders, governmental authorities or other third parties, including potential whistleblower claims and other employee-related claims. Our Amira System may be marketed OTC and could thus bring consumer liability claims with it. Litigation can be lengthy, expensive and disruptive to our operations, and results cannot be predicted with certainty. An adverse decision could result in significant settlement amounts, monetary damages, fines or injunctive relief that could affect our financial condition or results of operations. Even if lawsuits do not result in an unfavorable outcome, the costs of defending or prosecuting such lawsuits may be material to our business and our operations. Moreover, these lawsuits may divert management’s attention from the operation of our business, which could adversely affect our business and results of operations.

Our employees, principal investigators, consultants, and collaborators may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements, and insider trading.

We are exposed to the risk of fraud or other misconduct by our employees, principal investigators, consultants, and collaborators. Misconduct by these parties could include intentional failures to comply with the regulations of FDA and other applicable regulators, comply with healthcare fraud and abuse laws and regulations in the U.K., United States and abroad, report financial information or data inaccurately, or fail to disclose unauthorized activities to us. In particular, sales, marketing, and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing, and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs, and other business arrangements. Such misconduct could also involve the improper use of information obtained in the course of clinical studies, which could result in regulatory sanctions and cause serious harm to our reputation. We currently have a code of conduct applicable to all of our employees, but it is not always possible to identify and deter employee misconduct, and our code of conduct and anti-bribery policies and the other precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses, or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations, particularly as we seek to rapidly expand our business on a global scale. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could result in the imposition of significant fines or other sanctions, which could have a significant impact on our business. Whether or not we are successful in defending against such actions or investigations, we could incur substantial costs, including legal fees, and divert the attention of management in defending ourselves against any of these claims or investigations.

We depend on our information technology systems, and any failure of these systems could harm our business.

We depend on information technology and telecommunications systems for significant elements of our operations, including all connectivity solutions associated with our Platform, our research and development data and quality management system, our knowledge and inventory management system, our factory controls, our customer provisioning and analytics reporting and our patient care database management. We have installed, and expect to expand, a number of enterprise software systems that affect a broad range of business processes and functional areas, including for example, systems handling human resources, financial controls and reporting, contract management, regulatory compliance, and other infrastructure operations. In addition to the aforementioned business systems, we intend to extend the capabilities of both our preventative and detective security controls by augmenting the monitoring and alerting functions, the network design, and the automatic countermeasure operations of our technical systems. These information technology and telecommunications systems support a variety of functions, including operations, test validation, sample processing, quality control, customer service support, research and development activities, scientific and medical curation, and general administrative activities. In addition, our third-party billing and collections provider depends upon technology and telecommunications systems provided by outside vendors.

Information technology and telecommunications systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security and back-up measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses, and similar disruptive problems. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our information technology and telecommunications systems, failures or significant downtime of our information technology or telecommunications systems or those used by our third-party service providers could prevent our Platform from functioning properly and conducting analyses or prevent us from preparing and providing reports, conducting research and development activities, and managing the administrative aspects of our business. Any disruption or loss of information technology or telecommunications systems on which critical aspects of our operations depend could have an adverse effect on our business.

Security breaches, loss of data and other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.

In the ordinary course of our business, we may collect and store sensitive data, including legally protected health information, personal information, intellectual property and proprietary business information owned or controlled by ourselves or our customers, payors, and collaborators. We manage and maintain our applications and data utilizing a combination of on-site systems, managed data center systems, and cloud-based data center systems. We may communicate sensitive patient data to customers through our Platform. These applications and data encompass a wide variety of business-critical information and regulated information including research and development information, commercial information, and business and financial information. We face risks relative to protecting this critical information, including: loss of access risk; inappropriate disclosure risk; inappropriate modification risk; and the risk of our being unable to adequately monitor our controls over the first three risks.

The secure processing, storage, maintenance, and transmission of this critical information is vital to our operations and business strategy, and we devote significant resources to protecting such information. Although we take measures to protect sensitive information from unauthorized access or disclosure, our information technology and infrastructure, and that of our third-party service providers, may be vulnerable to attacks by hackers or viruses or breached due to employee error, malfeasance, or other disruptions. Any such breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost, or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, such as the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, as amended, and its implementing regulations, and regulatory penalties. Although we have implemented commercially reasonable security measures and a formal, dedicated enterprise security program to prevent unauthorized access to patient data, our Platform gives broad access to physicians, where the physicians control any other access to the Platform, and there is no guarantee we can continue to protect our online portal and mobile application from breach. Further, as we develop products and features that may be used or accessed outside of the traditional healthcare setting, there will be additional challenges to protecting the security of information and systems. Unauthorized access, loss or dissemination could also disrupt our operations, including our Platform’s ability to conduct analyses and provide test results and our ability to provide customer assistance services, conduct research and development activities, collect, process, and prepare company financial information, provide information about our products and other patient and healthcare provider education and outreach efforts through our website or otherwise, or to manage the administrative aspects of our business, and may damage our reputation, any of which could adversely affect our business.

The U.S. Department of Health and Human Services Office, or HHS, of Civil Rights may impose significant penalties on a covered entity or a business associate for a failure to comply with a requirement of HIPAA. Penalties will vary significantly depending on a variety of factors such as the date of the violation or whether the failure to comply was known or should have been known, or whether failure to comply was due to willful neglect. Additionally, a person who knowingly obtains or discloses individually identifiable health information in violation of HIPAA may face a criminal penalty and imprisonment. The U.S. Department of Justice is responsible for criminal prosecutions under HIPAA. HIPAA also authorizes state attorneys general to file suit on behalf of their residents. Courts may award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. While HIPAA does not create a private right of action allowing individuals to sue us in civil court for violations of HIPAA, its standards have been used as the basis for duty of care in state civil suits such as those for negligence or recklessness in the misuse or breach of protected health information. Furthermore, in the event of a breach as defined by HIPAA, we may be required to comply with specific reporting requirements under the HIPAA regulations, which may include notification to the general public, depending on the scale of the breach.

In addition, the interpretation and application of consumer, health-related, and data protection laws in the United States, Europe and elsewhere are often uncertain, contradictory, and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our practices. If so, this could result in government-imposed fines or orders requiring that we change our practices, which could adversely affect our business or reputation. In addition, these privacy regulations may differ from country to country, and may vary based on whether testing is performed in the United States or in the local country. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices and compliance procedures in a manner adverse to our business.

Economic or business instability may have a negative impact on our business.

Continuing concerns over the economic impact of the COVID-19 pandemic, health care reform legislation, geopolitical issues, the availability and cost of credit, and government stimulus programs in the United States and other countries have contributed to volatility for the global economy. If the economic climate does not improve, our business, including our access to patient samples and the addressable market for diagnostic tests that we may successfully develop, as well as the financial condition of our suppliers and our commercial third-party payors, could be adversely affected, resulting in a negative impact on our business, financial condition, and results of operations. Additionally, the instability has resulted in diminished liquidity and credit availability in the market, which could impair our ability to access capital if required or adversely affect our operations. In the event of further economic slowdown, investment in research and development may also experience a further corresponding slowdown.

If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.

We are subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. Our operations involve the use of hazardous and flammable materials, including chemicals and biological materials. Our operations also produce hazardous waste products. We generally contract with third parties for the disposal of these materials and wastes. We cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. We also could incur significant costs associated with civil or criminal fines and penalties. Although we maintain workers’ compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of biological, hazardous or radioactive materials.

Our borrowing arrangements contain restrictions that limit our flexibility in operating our business.

In March 2021, LumiraDx Investment Limited, one of our subsidiaries, entered into a senior secured term loan, as amended from time to time referred to herein as the 2021 Senior Secured Loan, with BioPharma Credit Investments V (Master) LP and BPCR Limited Partnership, as lenders and BioPharma Credit PLC, as collateral agent, or collectively, Pharmakon. We have borrowed $300 million under the 2021 Senior Secured Loan, part of which was used to prepay the senior secured term loan originally dated as of October 6, 2020, as amended on October 16, 2020 and as further amended on January 15, 2021, between LumiraDx Group Limited, or LumiraDx Group, one of our subsidiaries, and Silicon Valley Bank, as lender and Jefferies Finance LLC, or Jefferies, as lender and administrative and collateral agent pursuant to which Jefferies originally made available to LumiraDx Group a $100 million senior secured term loan facility and, pursuant to an incremental term loan notice dated as of January 15, 2021, Silicon Valley Bank had provided an incremental term loan facility of an additional $40 million, or the 2020 Senior Secured Loan. The 2021 Senior Secured Loan is subject to an interest rate of 8.0% per annum payable in quarterly cash installments. The 2021 Senior Secured Loan matures on March 29, 2024. The 2021 Senior Secured Loan has been guaranteed and secured by LumiraDx and certain of its subsidiaries. The 2021 Senior Secured Loan contains various covenants that limit our ability to engage in specified types of transactions without the prior consent of Pharmakon, including:

•	making certain restricted payments, including paying dividends on, or repurchasing or making distributions with respect to, our shares subject to certain exceptions;

•	selling, transferring, leasing or disposing of certain assets;

•	encumbering or permitting liens on certain assets;

•	incurring certain indebtedness; and

•	entering into certain transactions with affiliates.

The 2021 Senior Secured Loan also includes certain financial covenants which require:

•	a minimum liquidity level to be maintained which is tested on a monthly basis; and

•	a minimum net sales threshold to be met on a trailing twelve-month net sales basis.

Upon the occurrence of a change in control, the 2021 Senior Secured Loan also requires mandatory prepayment of amounts outstanding thereunder. Such change in control may involve one of (i) (A) prior to an IPO, a person who is not a holder of the then-outstanding share capital of LumiraDx becoming the “beneficial owner”, directly or indirectly, of the share capital of LumiraDx or (B) following an IPO, the persons who are the direct or indirect shareholders of LumiraDx as at March 23, 2021, ceasing to beneficially own, directly or indirectly, 30% of the then-outstanding share capital of LumiraDx, (ii) a sale of all or substantially all of the consolidated assets of LumiraDx Investment Limited and its subsidiaries, (iii) LumiraDx ceasing to own, directly or indirectly, 100% of the equity interests in LumiraDx Investment Limited or (iv) a merger or consolidation of one of LumiraDx, LumiraDx Group or LumiraDx Investment Limited, as applicable, in which such entity is not the surviving entity.

A breach of any of the covenants under the 2021 Senior Secured Loan could result in a default. Upon the occurrence of an event of default under the 2021 Senior Secured Loan, Pharmakon could elect to declare all amounts outstanding to be immediately due and payable and terminate all commitments to extend further credit. Upon the occurrence of insolvency and insolvency proceedings events of default in respect of our U.S. subsidiaries all amounts outstanding will automatically be immediately due and payable. If we are unable to repay those amounts, Pharmakon could proceed against the collateral granted to secure such indebtedness.

We have also borrowed $18 million from BMGF pursuant to a note, which is structurally subordinated to the 2021 Senior Secured Loan. In the event of certain triggering events under such note, BMGF may exercise its rights under our other agreements with BMGF to require us to perform certain technology transfers to a third party to allow for the use of the related technology and to manufacture the relevant products under a license granted by us to BMGF. If we were required by BMGF to make a technology transfer, it could have a significant adverse effect on us and our business, as we would be transferring significant intellectual property for no consideration.

Our 5% notes and 10% notes will be converted into LMDX common shares in connection with the LMDX convertible loan note conversions as part of the Capital Restructuring, subject to approval by the relevant noteholders.

In addition, we may seek additional debt or restructure or refinance our existing indebtedness. We may not be able obtain additional debt or restructure or refinance our existing indebtedness on commercially reasonable terms or at all and, even if successful, those alternative actions may cause us to enter into borrowing arrangements with additional restrictions.

Risks Related to Government Regulation

If commercial third-party payors or government payors fail to provide coverage or adequate reimbursement for our Platform or future products we develop, if any, our revenue and prospects for profitability would be harmed.

In both domestic and foreign markets, the commercial success of our Platform and any future products we may develop will depend on the extent to which we obtain and maintain coverage and adequate reimbursement from governments or third-party payors. These third-party payors include government healthcare programs (such as Medicare and Medicaid in the U.S. or national or regional health services or payors in other jurisdictions), managed care organizations, health maintenance organizations, private health insurers, and other organizations. Physicians may not use our Platform or diagnostic tests unless commercial third-party payors and government payors pay for all, or a substantial portion, of the list price, and certain commercial third-party payors may not agree to reimburse our Platform if the Centers for Medicare & Medicaid Services (“CMS”), or pricing and reimbursement authorities in other jurisdictions do not issue a positive coverage decision.

In the U.S., CMS decides whether and to what extent a product will be covered and reimbursed under Medicare and private payors tend to follow CMS to a substantial degree. Therefore, we believe that obtaining and maintaining a favorable reimbursement rate from CMS for our Platform will be a necessary element in achieving material commercial success. Healthcare providers and patients may not order our Platform unless third-party payors cover and pay for all, or a substantial portion, of the list price, and certain commercial third-party payors may not agree to reimburse our Platform if CMS does not provide adequate coverage and reimbursement. Further, while due to the COVID-19 pandemic, millions of individuals have lost or will be losing employer-based insurance coverage, which may adversely affect our ability to commercialize our products, as part of the Families First Coronavirus Response Act, the Paycheck Protection Program and Health Care Enhancement Act, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), and the Coronavirus Response and Relief Supplemental Appropriations Act, HHS provides claims reimbursement to health care providers generally at Medicare rates for testing uninsured individuals for COVID-19 on or after February 4, 2020. It is unclear whether providers will use such avenue for reimbursement for our products.

If CMS denies reimbursement of our Platform, withdraws its coverage policies after reimbursement is obtained, reviews and adjusts the rate of reimbursement, or stops paying for our Platform altogether, our revenue and results of operations would be adversely effected. Additionally, we could experience negative consequences, including:

•	We could be forced to rely on private insurance coverage, which would greatly decrease our intended market opportunity for our Platform;

•	A negative coverage determination could adversely affect our ability to enter into partnerships with leading healthcare systems; and

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We may need to conduct additional clinical validation, utility and other studies as part of an appeal of a negative Medicare coverage decision, and even if we expended the substantial time and resources to conduct such studies, they may not be successful and they may not result in a positive Medicare coverage determination.

Coverage and reimbursement of diagnostic tests by third-party payors may depend on a number of factors, including a payor’s determination that our Platform or other products are:

•	not experimental or investigational and are otherwise authorized for marketing in the jurisdiction;

•	medically necessary;

•	appropriate for the specific patient;

•	cost-effective;

•	supported by peer-reviewed publications;

•	included in clinical practice guidelines; and

•	supported by clinical utility studies.

In the U.S., no uniform policy for coverage and reimbursement for products exists among third-party payors. Therefore, coverage and reimbursement for our products can differ significantly from payor to payor. The process for determining whether a payor will provide coverage for a product may be separate from the process for setting the reimbursement rate that the payor will pay for the product. One payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage and reimbursement for the product. Moreover, a payor’s decision to provide coverage for a product does not imply that an adequate reimbursement rate will be approved. Patients who are prescribed treatments for their conditions and providers performing the prescribed services generally rely on third-party payors to reimburse all or part of the associated healthcare costs. If coverage and adequate reimbursement is not maintained or made available, or is available only to limited levels, we may not be able to successfully commercialize our Platform. We cannot be sure that coverage and reimbursement will be maintained or made available for, or accurately estimate the potential revenue from, our Platform or assure that coverage and reimbursement will be available for any product that we have or may develop. If we cannot maintain or obtain coverage and adequate reimbursement from third party payors for our Platform or any future products, demand for such products may decline or may not grow as we expect, which could limit our ability to generate revenue and have a material adverse effect on our financial condition, results of operations and cash flow.

In both domestic and foreign jurisdictions, third-party payors, including government payors, are increasingly attempting to contain healthcare costs by demanding price discounts or rebates and limiting both coverage on which diagnostic products they will pay for and the amounts that they will pay for new diagnostic products. Because of the cost-containment trends, third-party payors that currently provide reimbursement for, or in the future cover, our Platform may reduce, suspend, revoke, or discontinue reimbursement or coverage at any time.

As a result, there is significant uncertainty surrounding whether the use of products that incorporate new technology, such as our Platform, will be eligible for coverage by third-party payors or, if eligible for coverage, what the reimbursement rates will be for those products. The fact that a diagnostic product has been covered and reimbursed in the past, for any particular indication or in any particular jurisdiction, does not guarantee that such a diagnostic product will remain covered or reimbursed or that similar or additional diagnostic products will be covered or reimbursed in the future.

In addition, we may develop new assays that may require obtaining a Current Procedure Terminology, or CPT, procedure code. CMS prices the new clinical diagnostic laboratory test codes using a “crosswalking” or “gapfilling” process. “Crosswalking” occurs when a new test or substantially revised test is determined to be similar to an existing test, multiple existing test codes, or a portion of an existing test code, which can then be utilized to determine reimbursement. “Gapfilling” is a process by which CMS will refer the codes to the Medicare Administrative Contractors, or MACs, to allow them to determine an appropriate price, since there is no comparable, existing code. After a year of reimbursement at the local MAC rates, CMS calculates a national limitation amount based on the median of rates for the test code across all MACs. In addition, CMS may not provide coverage for certain of the new codes for Multi-analyte Assays with Algorithmic Analyses, or MAAAs, due to concerns that clinical efficacy and usefulness have not been widely established and documented. CMS has left the approval of new codes for MAAAs under the purview of the MACs. Our reimbursement could be adversely affected by CMS’ action in this area, including by a negative national coverage determination. If it limits coverage or reduces reimbursement for the new test codes or does not pay for our new MAAA codes, then our revenue will be adversely affected. There can be no guarantees that Medicare and other payors will establish positive or adequate coverage policies or reimbursement rates. We cannot predict whether future health care initiatives will be implemented at the federal or state level, or how any future legislation or regulation may affect us. The expansion of government’s role in the U.S. health care industry, and changes to the reimbursement amounts paid by Medicare and other payors for our current tests and our planned future tests, may reduce our profits, if any, and have a materially adverse effect on our business, financial condition, results of operations and cash flows.

In some foreign countries, the proposed pricing for a product must be approved before it may be lawfully marketed. The requirements governing pricing vary widely from country to country. For example, in the European Union, or E.U., while most Member States apply some sort of pricing measures or controls, pricing and reimbursement of IVDs is not harmonized at a European level. Member States in the E.U. have exclusive competence to determine pricing and reimbursement of IVDs within their jurisdiction. In addition, many jurisdictions reimburse IVDs as part of the costs associated with certain treatments or procedures. In those cases, the pricing and reimbursement of our tests will be determined by the costs allocated to testing as part of the procedure and whether the relevant health service will select and procure our products. Therefore, the price we obtain for our products will vary depending on the different statutory health schemes within each Member State. There can be no assurance that any country that has price controls or reimbursement limitations for diagnostic products will allow favorable reimbursement and pricing arrangements for any of our products. Historically, products launched in the E.U. do not follow price structures of the U.S. and generally prices tend to be significantly lower.

The U.S. and foreign governments continue to propose and enact or promulgate legislation, regulations, guidance and other policies designed to reduce the cost of healthcare. For example, in some foreign markets, the government controls the pricing of many healthcare products. We expect that there will continue to be federal and state proposals to implement governmental controls or impose healthcare requirements. In addition, the Medicare program and increasing emphasis on managed care in the U.S. will continue to put pressure on product pricing. Cost control initiatives could decrease the price that we would receive for any products in the future, which would limit our revenue and profitability.

Payors from whom we may receive reimbursement are able to withdraw or decrease the amount of reimbursement provided for our products at any time in the future.

Our commercial success also depends on our ability to maintain coverage and adequate reimbursement from those payors that decide to cover and reimburse our Platform. Further, one payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage and reimbursement for the product, and the level of coverage and reimbursement can differ significantly from payor to payor. Payors could withdraw coverage and stop providing reimbursement for our products in the future or may reimburse our products only on a case-by-case basis.

Further, even if we obtain written agreements regarding coverage and reimbursement with certain payors, these agreements are not guarantees of indefinite coverage in an adequate amount. For example, these agreements are typically terminable without cause by either party and are typically renewable annually, and the applicable payor could opt against renewal upon expiration. In addition, the terms of certain of our written arrangements may require pre-approval from the payor or other controls and procedures prior to use by a healthcare provider. To the extent these requirements are not followed, our Platform may fail to receive some or all of the reimbursement payments to which it is otherwise entitled. These payors must also conclude that claims for our Platform satisfy the applicable contractual criteria. In addition, our written agreements regarding reimbursement with payors may not guarantee the receipt of reimbursement payments at what we believe to be the applicable reimbursement rate for such claims. If payors withdraw coverage for our products or reduce the reimbursement amounts for our products, our ability to generate revenue could be limited, which may have a material adverse effect on our financial condition, results of operations and cash flow.

Our business and sale of our products are subject to extensive regulatory requirements, including compliance with labeling, manufacturing and reporting controls. If we fail or are unable to timely obtain the necessary authorizations, approvals or clearances for new products, our ability to generate revenue could be materially harmed.

Our products are classified as medical devices and are subject to extensive regulation in the U.K., European Union and the U.S. by FDA and other federal, state and local authorities and by similar regulatory authorities in other jurisdictions. Our products should be used in line with applicable Instructions for Use (“IFUs”) and product authorizations. Government regulation of medical devices is meant to assure their safety and effectiveness, and includes regulation of, among other things:

•	design, development and manufacturing;

•	testing and labeling, including directions for use, processes, controls, quality assurance and packaging;

•	storage, distribution, installation and servicing;

•	preclinical studies and clinical trials;

•	establishment registration and listing;

•	product safety and effectiveness;

•	marketing, sales and distribution;

•	premarket approval, de novo classification, 510(k) clearance and EUA;

•	recordkeeping procedures;

•	advertising and promotion;

•	complaint handling, corrections and removals, and recalls;

•	post-market surveillance, including reporting of deaths or serious injuries, and malfunctions that, if they were to recur, would be likely to cause or contribute to a death or serious injury; and

•	product import and export.

In the U.S., before we can market a new medical device, or a new use of, or claim for, an existing product, we must first receive either 510(k) clearance, de novo classification, Premarket Approval, or PMA, or EUA from FDA, unless an exemption applies.

The process of obtaining a PMA is much more costly and uncertain than the 510(k) clearance process and generally takes from one to three years, or longer, from the time the application is submitted to FDA until an approval is obtained. The process of obtaining 510(k) clearances or PMA approvals to market a medical device can be costly and time consuming, and we may not be able to obtain these clearances or approvals on a timely basis, if at all.

An EUA may be granted for unapproved medical products, including IVDs, which authorizes the products to be marketed in the context of an actual or potential emergency that has been designated by the government. The COVID-19 pandemic has been designated such a national emergency. EUAs authorize the use of specific products based on criteria established by statute, including that the product at issue may be effective in diagnosing, treating, or preventing serious or life-threatening diseases when there are no adequate, approved, and available alternatives. An EUA is subject to additional conditions and restrictions and is product-specific. An EUA terminates when the emergency determination underlying the EUA terminates.

We cannot assure you that we will be able to obtain any 510(k) clearance, de novo classification, PMA approval or EUA. FDA can delay, limit or deny 510(k) clearance, de novo classification, PMA approval or EUA of a device for many reasons, including:

•	we may not be able to demonstrate to FDA’s satisfaction that our products are safe and effective for their intended uses;

•	the data from our preclinical studies and clinical trials may be insufficient to support clearance, classification, approval or authorization, where required; and

•	the manufacturing process or facilities we use may not meet applicable requirements.

FDA may refuse our requests for 510(k) clearance, de novo classification, premarket approval or EUA of new products, new intended uses or modifications to existing products. Additionally, even if obtained, 510(k) clearances, de novo classifications, premarket approvals or EUAs could be withdrawn or revoked at any time for a number of reasons, including the failure of our Platform to perform as expected. In particular, other companies have had their FDA approvals, or authorizations, including EUAs, revoked due to sensitivity and specificity concerns, and we cannot predict the circumstances under which the FDA would revoke an EUA for a COVID-19 test, including ours, as an understanding of the virus and the efficacy of tests and treatments is continuously evolving.

If we receive approval, authorization, certification, classification or clearance for our tests, we will be subject to ongoing FDA obligations and continued regulatory oversight and review, such as compliance with the Quality System Regulation, inspections by the FDA, continued adverse event and malfunction reporting, corrections and removals reporting, registration and listing, and promotional restrictions, and we may also be subject to additional FDA post-marketing obligations. If we are not able to maintain regulatory compliance, we may not be permitted to market our tests and/or may be subject to fines, injunctions, and civil penalties; recall or seizure of products; operating restrictions; and criminal prosecution. In addition, we may be subject to similar regulatory compliance actions of foreign jurisdictions.

We may recall, replace, or make corrections to our Instrument, test strips or other products which could negatively impact manufacturing, supply and customer relationships, and may result in adverse regulatory action, including revision or revocation of an EUA. For example, beginning in early January 2021, based on reports of suspected false positive results, we initiated recalls of test strips for our SARS-CoV-2 antigen test. As of March 17, 2021, we have withdrawn 10 batches, out of more than 200 batches produced, from the field and from customers. As per applicable regulations, we notified and are in contact with FDA, U.K. regulatory authority (“MHRA”) and the national competent regulatory authorities of the affected E.U. countries regarding these actions. To mitigate further potential interference effects or false positives, we also added error checking measures in the Instrument, manufacturing process controls and quality control testing and release criteria, as well as a mandatory software update rolled out in February 2021 and a subsequent voluntary software update rolled out in March 2021. We cannot guarantee that no issues shall arise with regards to batches in the field where customers do not implement proposed software updates or batches manufactured prior to changes being implemented. We continue to monitor and investigate any complaints. The impact of the existence of various SARS-CoV-2 variants, change in seasons or mucus composition mix further impact the current SARS-CoV-2 antigen test.

We will need to submit numerous applications for approval, authorization, certification, classification or clearance for each test as it becomes available, which could put significant pressure on R&D and regulatory staff, resulting in delays. From time to time, legislation is drafted and introduced in the U.K., other European jurisdictions or the U.S. that could significantly change the statutory provisions governing any regulatory approval, authorization, certification, classification or clearance that we receive in such jurisdictions. In addition, in the U.S., the FDA may change its authorization, clearance, classification and approval policies, adopt additional regulations or revise existing regulations, or take other actions that may prevent or delay, approval, authorization, certification, classification or clearance of our products under development or impact our ability to modify any marketed products on a timely basis.

Changes in the way the FDA and other comparable regulatory authorities regulate or notified bodies assess products developed, manufactured, validated and marketed by commercial manufacturers like us could result in delay or additional expense in offering our products and products that we may develop in the future.

In the U.S., we have marketed our SARS-CoV-2 antigen test, and plan to begin marketing our SARS-CoV-2 antibody test, pursuant to the “Policy for Diagnostic Tests for Coronavirus Disease-2019 during the Public Health Emergency” issued by FDA on March 16, 2020 and most recently revised on May 11, 2020. This policy allows for the limited development and distribution of diagnostic test kits and antibody tests to detect viral particles and identify antibodies of the SARS-CoV-2 virus by commercial manufacturers, subject to certain notification requirements. Unless and until such an EUA is issued that authorizes additional testing environments for a specific test, under the Clinical Laboratory Improvement Amendments of 1988, or CLIA, use of that test is limited to laboratories certified to perform high complexity testing, including testing at the POC when the site is covered by the laboratory’s CLIA certificate for high-complexity testing. We have obtained EUAs from FDA for our SARS-CoV-2 antigen test and our SARS-CoV-2 antibody test. An EUA allows a test to be used at POC facilities should the test be deemed to be CLIA waived through FDA authorization of the test for use at the POC under the EUA. Our SARS-CoV-2 antigen and antibody tests are authorized for use at the POC under the EUA granted for each such test. Our tests should be used in line with approved IFU and within approved claims. A wave of regulatory applications in the U.S., combined with COVID-19 operational challenges, including potential staff shortages at regulatory agencies and elsewhere, could result in delays in approvals, authorizations or clearances for our SARS-CoV-2 tests or otherwise. FDA or other comparable regulatory agencies may prioritize certain applications or submissions based on the testing methodologies or other factors. In addition, FDA has issued and may issue further guidance or change regulatory requirements at any time, which may delay our marketing and sales efforts and/or necessitate costly measures to maintain regulatory compliance with respect to these and any future products, which would have a detrimental effect on our business.

Our LumiraDx SARS-CoV-2 antigen test, LumiraDx SARS-CoV-2 antibody test, LumiraDx SARS-CoV-2 RNA STAR, and the LumiraDx SARS-CoV-2 RNA STAR Complete have not been cleared or approved by FDA. The LumiraDx SARS-CoV-2 antigen test has been authorized by FDA under an EUA only for the qualitative detection of SARS-CoV-2 nucleocapsid protein. The LumiraDx SARS-CoV-2 antibody test has been authorized by FDA under an EUA only for the qualitative detection of total antibodies to SARS-CoV-2. LumiraDx SARS-CoV-2 RNA STAR and LumiraDx SARS-CoV-2 RNA STAR Complete have been authorized by FDA under an EUA only for the qualitative detection of nucleic acid from SARS-CoV-2. They have not been authorized for use to detect any other viruses or pathogens. The tests are authorized in the United States for the duration of the declaration that circumstances exist justifying the authorization of emergency use of IVD tests for detection and/or diagnosis of COVID-19 under Section 564(b)(1) of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 360bbb-3(b)(1), unless the authorization is terminated or revoked sooner.

For our IVD devices for other indications, we may not market these devices for POC until we have received the requisite regulatory approvals, clearances, classifications or certifications for each product. Our product development program may be curtailed, redirected, eliminated or delayed at any time for many reasons, including if FDA, other regulators or notified bodies change how these devices are regulated or assessed, and we cannot predict whether we will successfully develop and commercialize these devices. FDA or a comparable regulatory authority may require more information, including additional clinical data, to support approval, clearance, classification or certification, which may delay or prevent approval and our commercialization plans, or we may decide to abandon the development program. Any of the foregoing scenarios could materially harm the commercial prospects of our products.

Healthcare policy changes, including legislation reforming the U.S. health care system, may have a material adverse effect on our financial condition, results of operations and cash flows.

In the U.S. and in some foreign jurisdictions, there have been, and likely will continue to be, a number of legislative initiatives and regulatory changes regarding the healthcare system directed at broadening the availability of healthcare, improving the quality of healthcare, and containing or lowering the cost of healthcare. For example, in March 2010, the Patient Protection and Affordable Care Act, or ACA, was enacted, which made a number of substantial changes in the way health care is financed by both governmental and private insurers. Among other things, the ACA required each certain medical device manufacturer to pay an excise tax, or Medical Device Excise Tax, equal to 2.3% of the price for which such manufacturer sells its medical devices that are listed with FDA. However, this tax was permanently eliminated as part of the 2020 federal spending package, effective January 1, 2020.

Some of the provisions of the ACA have yet to be fully implemented, while certain provisions have been subject to judicial and congressional challenges. Congress previously considered legislation that would repeal or repeal and replace all or part of the ACA. While Congress has not passed comprehensive repeal legislation, the Tax Cuts and Jobs Act of 2017, or Tax Act, includes a provision that decreased the tax-based shared responsibility payment imposed by the ACA on certain individuals who fail to maintain qualifying health coverage for all or part of a year, commonly referred to as the “individual mandate,” to $0, effective January 1, 2019. On December 14, 2018, a U.S. District Court Judge in the Northern District of Texas, or the Texas District Court Judge, ruled that the individual mandate is a critical and inseverable feature of the ACA, and therefore, because it was repealed as part of the Tax Cuts and Jobs Act of 2017, the remaining provisions of the ACA are invalid as well. On December 18, 2019, the Fifth Circuit U.S. Court of Appeals held that the individual mandate is unconstitutional, and remanded the case to the lower court to reconsider its earlier invalidation of the full ACA. Following an appeal made by certain defendants, on June 17, 2021, the U.S. Supreme Court dismissed the plaintiffs’ challenge to the ACA without specifically ruling on the constitutionality of the ACA. Prior to the Supreme Court’s decision, President Biden issued an Executive Order to initiate a special enrollment period from February 15, 2021 through August 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The Executive Order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare, including among others, reexamining Medicaid demonstration projects and waiver programs that include work requirements, and policies that create unnecessary barriers to obtaining access to health insurance coverage through Medicaid or the ACA. It is unclear how other healthcare reform measures of the Biden administrations or other efforts, if any, to challenge repeal or replace the ACA, will impact our business.

While the current U.S. presidential administration has signaled its intent to pursue policies strengthening the ACA, the prior U.S. presidential administration sought to modify, repeal, or otherwise invalidate all, or certain provisions of, the ACA. From January 2017 to January 2021, former President Trump signed several Executive Orders and other directives designed to delay the implementation of certain provisions of the ACA or otherwise circumvent some of the requirements for health insurance mandated by the ACA. One Executive Order directed federal agencies with authorities and responsibilities under the ACA to waive, defer, grant exemptions from, or delay the implementation of any provision of the ACA that would impose a fiscal or regulatory burden on states, individuals, healthcare providers, health insurers, or manufacturers of pharmaceuticals or medical devices. Another Executive Order terminated the cost-sharing subsidies that reimburse insurers under the ACA. Several state Attorneys General filed suit to stop the administration from terminating the subsidies, but their request for a restraining order was denied by a federal judge in California on October 25, 2017. Further, on June 14, 2018, the U.S. Court of Appeals for the Federal Circuit ruled that the federal government was not required to pay the more than $12 billion in ACA risk corridor payments to third-party payors who argued that such payments were owed to them. This decision was appealed to the U.S. Supreme Court, which on April 27, 2020, reversed the U.S. Court of Appeals for the Federal Circuit’s decision and remanded the case to the U.S. Court of Federal Claims, concluding the government has an obligation to pay these risk corridor payments under the relevant formula. The effects of this gap in reimbursement on third-party payors, the viability of the ACA marketplace, providers, and potentially our business, are not yet known.

In addition, other legislative changes have been proposed and adopted since the ACA was enacted. The Protecting Access to Medicare Act of 2014, or PAMA, was signed to law on April 1, 2014, and, among other things, significantly altered the payment methodology under the Clinical Laboratory Fee Schedule, or CLFS. The CFLS applies to a wide variety of laboratories, including national chains, physician offices, and hospital laboratories. Regulations finalized in 2016 stipulated that for the reporting period beginning in 2017 and every three years thereafter (or annually in the case of advanced diagnostic laboratory tests), applicable clinical laboratories must report laboratory test payment data for each Medicare-covered clinical diagnostic laboratory test that it furnishes during the specified time period. The reported data must include the payment rate (reflecting all discounts, rebates, coupons and other price concessions) and the volume of each test that was paid by each private payor (including health insurance issuers, group health plans, Medicare Advantage plans and Medicaid managed care organizations). Additionally, effective January 1, 2018, the Medicare payment rate for a test on the CLFS is equal to the weighted median of private payor rates determined for the test, based on the data of applicable laboratories that are collected during a specified data collection period and reported to CMS during a specified data reporting period. The payment amount for a test cannot drop more than 10 percent as compared to the previous year’s payment amount for the first three years after implementation of the new payment system, and not more than 15 percent per year for the subsequent three years. Under the Laboratory Access to

Beneficiaries, or LAB Act, Congress delayed reporting for applicable clinical laboratory tests that are not advanced diagnostic laboratory tests by one year. Applicable clinical laboratory test data that was supposed to be reported between January 1, 2020 to March 31, 2020, was delayed until January 1, 2021 to March 31, 2021. The CARES Act further delayed the reporting period for another year, until January 1, 2022 to March 31, 2022. The CARES Act also delayed the 15 percent payment reduction cap under PAMA by one year. For 2020, the rates for clinical laboratory tests that are not advanced diagnostic laboratory tests or new clinical laboratory tests may not be reduced by more than 10% of the rates for 2019. There is no payment reduction for 2021, and there will be a 15% reduction cap for each of 2022, 2023, and 2024. Also, under PAMA, CMS is required to adopt temporary billing codes to identify new tests and new advanced diagnostic laboratory tests that have been cleared or approved by FDA. For an existing test that is cleared or approved by FDA and for which Medicare payment is made as of April 1, 2014, CMS is required to assign a unique billing code if one has not already been assigned by the agency. In addition to assigning the code, CMS is required to publicly report payment for the tests. We cannot determine at this time the full impact of PAMA on our business, financial condition and results of operations.

Additionally, the Budget Control Act of 2011, among other things, created the Joint Select Committee on Deficit Reduction to recommend proposals in spending reductions to Congress. The Joint Select Committee did not achieve its targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions to Medicare payments to providers and suppliers of up to 2% per fiscal year, starting in 2013, and, due to subsequent legislative amendments to the statute, will remain in effect through 2030 unless additional congressional action is taken. However, these Medicare sequester reductions were suspended from May 1, 2020 through December 31, 2021 due to the COVID-19 pandemic. The full impact of the sequester law on our business is uncertain. On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several types of providers, including hospitals and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. In addition, the Middle-Class Tax Relief and Job Creation Act of 2012 mandated an additional change in Medicare reimbursement for clinical laboratory tests.

Additionally, the previous administration announced several executive orders since July 24, 2020 relating to implementing several of the administration’s healthcare proposals and in response the COVID-19 pandemic. For example, on August 6, 2020, the Trump administration issued an executive order that directed the U.S. Food and Drug Administration, or FDA, to identify a list of essential medicines, medical countermeasures and critical inputs that are medically necessary to have available at all times in an amount adequate to serve patient needs and in the appropriate dosage forms. In response, on October 30, 2020, the FDA published a list of 227 drug and biological product essential medicines and medical countermeasures, and a list of 96 device medical countermeasures. It is unclear what impact this order and list will have on our business.

Additionally, recent regulatory changes regarding health information may impact our products such as the Connect Manager, EHR Connect, the Connect Hub and the Engage app. On March 9, 2020, the HHS, Office of the National Coordinator for Health Information Technology, or ONC, and CMS promulgated final rules aimed at supporting seamless and secure access, exchange, and use of electronic health information, or EHI, by increasing innovation and competition by giving patients and their healthcare providers secure access to health information and new tools, allowing for more choice in care and treatment. The final rules are intended to clarify and operationalize provisions of the 21st Century Cures Act, or Cures Act, regarding interoperability and “information blocking,” and create significant new requirements for health care industry participants. Information blocking is defined as activity that is likely to interfere with, prevent, or materially discourage access, exchange, or use of EHI, where a health information technology developer, health information network or health information exchange knows or should know that such practice is likely to interfere with access to, exchange or use of EHI. The new rules create significant new requirements for health care industry participants, and require certain electronic health record technology to incorporate standardized application programming interfaces, or APIs, to allow individuals to securely and easily access structured EHI using smartphone applications. The ONC will also implement provisions of the Cures Act requiring that patients can electronically access all of their EHI (structured and/or unstructured) at no cost. Finally, to further support access and exchange of EHI, the final ONC rule implements the information blocking provisions of the Cures Act and identified eight “reasonable and necessary activities” as exceptions to information blocking activities, as long as specific conditions are met. In light of the COVID-19 public health emergency, ONC stated that it intends to exercise enforcement discretion for three months at the end of certain ONC Health IT Certification Program compliance dates associated with the Cures Act final ONC rule. Pursuant to the final rule, health IT developers were initially to be subject to requirements such as prohibitions on participating in any action that constitutes information blocking, providing certification to the Secretary of HHS that they will not take actions that constitute information blocking, and other requirements regarding information blocking six months from May 1, 2020, when the final rule was published in the Federal Register. However, on October 29, 2020, HHS released an Interim Final Rule, effective December 4, 2020, pushing compliance with such requirements to April 5, 2021. Certified API Developers must now comply with new administrative requirements by April 5, 2021 and must provide all certified API technology by December 31, 2022.

These rules seek to implement significant reforms regarding the access, use and exchange of patient data. These rules may benefit us in that they make it more difficult for EHR vendors to engage in data blocking activity, promote common standards for data exchange, and provide for easier patient access to their EHI. However, these rules may also make it easier for other similar companies to enter the market, creating increased competition and reducing our market share. It is unclear at this time what the costs of compliance with the final rules will be, and what additional risks there may be to our business.

We expect that the ACA, as well as other healthcare reform measures that may be adopted in the future, may result in additional reductions in Medicare and other healthcare funding, more rigorous coverage criteria, greater use of new technology assessment review boards for determination of cost and comparative effectiveness, lower reimbursement, and new payment methodologies. This could lower the price that we receive for any approved product. Any denial in coverage or reduction in reimbursement from Medicare or other government-funded programs may result in a similar denial or reduction in payments from private payors, which may prevent us from being able to generate sufficient revenue, attain profitability or commercialize our product candidates, if approved. Congress has proposed on several occasions to impose a 20% coinsurance on patients for clinical laboratory tests reimbursed under the Medicare Clinical Laboratory Fee Schedule, which would require us to bill patients for these amounts. Because of the relatively low reimbursement for many clinical laboratory tests, in the event that Congress were to ever enact such legislation, the cost of billing and collecting for these tests would often exceed the amount actually received from the patient and effectively increase our costs of billing and collecting.

The regulatory pathway for our SARS-CoV-2 antigen, SARS-CoV-2 antigen pool and SARS-CoV-2 antibody tests and healthcare professionals’ understanding of the novel coronavirus is continually evolving and may result in unexpected or unforeseen challenges.

We have obtained EUAs from the FDA for our SARS-CoV-2 antigen test and our SARS-CoV-2 antibody test and plan to submit an EUA request for our SARS-CoV-2 antigen pool test in 2021. Additionally, in the E.U./European Economic Area we affixed a CE Mark to our SARS-CoV-2 antigen test (following self-certification against the relevant E.U. Directive) and SARS-CoV-2 antibody test and we may submit such tests for regulatory approval, authorization, certification or clearance in other jurisdictions. Following the U.K.’s departure from the E.U., our E.U. CE Mark will continue to be recognized in G.B. until June 30, 2023 and then a U.K. Conformity Assessed Mark, or UKCA mark, will be required (whereas, in Northern Ireland a CE Mark or CE UKNI Mark will be required). The volume of tests being developed for COVID-19 and the speed at which parties are acting to create and test many diagnostic tests for COVID-19 is unusual and evolving or changing plans or priorities within regulatory authorities, including changes based on new knowledge of COVID-19 and how the disease affects the human body, may significantly affect the regulatory timeline for our SARS-CoV-2 antigen, SARS-CoV-2 antigen pool test and SARS-CoV-2 antibody tests. The circumstances surrounding the pandemic may adversely impact the regulatory approval timeline for the Platform and its components both in relation to the COVID-19 tests, and our other tests generally if regulatory authorities prioritize tests for COVID-19 over other diseases. Results from clinical testing may raise new questions and require us to proceed with additional reviews or clinical trials, including revising proposed endpoints or adding new clinical trial sites or cohorts of subjects. Additionally, our understanding of COVID-19, its infectiveness and other effects on the human body, the ability of individuals to develop antibodies against the virus and the effectiveness of any immune response in preventing future infections are constantly evolving, with new research suggesting sometimes surprising results being published on a frequent basis. New discoveries, new variants or changed understanding of how the virus affects the human body, particularly of its infectivity, impact of various variants and individuals’ immune response to it, could render existing tests, including ours, technologically or commercially obsolete or inferior to new methods that we may or may not be able to develop on a timely basis without significant resources and funding.

Even though we have obtained an EUA for our SARS-CoV-2 antigen test and our SARS-CoV-2 antibody test and even if we obtain an EUA for our SARS-CoV-2 antigen pool test, an EUA terminates when the emergency determination underlying the EUA terminates. Moreover, FDA may revoke an EUA at any time if it determines that the legal criteria for issuing the EUA are no longer met, including if the product may not be effective or the product’s potential benefits for such use do not outweigh its known and potential risks, and we therefore cannot predict how long, if ever, any EUA applicable to our Platform would remain in place. Any revocation or termination of an EUA applicable to our Platform could adversely impact our business in a variety of ways, including if we and our manufacturing collaborators have invested significantly in the supply chain to produce our SARS-CoV-2 tests.

In addition, since the regulatory path to authorization of any COVID-19 test is evolving in various jurisdictions and other third parties are simultaneously focused on bringing their COVID-19 tests to market, there may be a widely used product in circulation in a specific country prior to our receipt of regulatory approval, authorization, certification or clearance or before we can CE Mark our Instrument in such country, which would limit our ability to market and gain traction on sale of our Platform. Unexpected issues, including any that we have not yet observed, could lead to significant reputational damage for us and our Platform going forward and other issues, including delays in our other programs, the need for re-design of our clinical trials and the need for significant additional financial resources.

If we fail to comply with the complex federal, state, local and foreign laws and regulations that apply to our business, we could suffer severe consequences that could materially and adversely affect our operating results and financial condition.

We are or expect to become subject to broadly applicable healthcare laws, including fraud and abuse, transparency, and privacy and security laws, which are regulated and enforced by both the federal government and the states in which we conduct our business. These health care laws and regulations include, for example:

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the federal Anti-Kickback Statute, which prohibits, among other things, persons and entities from knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual, or the purchase, lease, order, arrangement, or recommendation of any good, facility, item or service for which payment may be made, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs. The ACA amended the intent element of the federal Anti-Kickback Statute to clarify that a person or entity can be found guilty of violating the statute without actual knowledge of the statute or specific intent to violate it. The term remuneration has been interpreted broadly to include anything of value. Further, courts have found that if “one purpose” of the remuneration is to induce referrals, the federal Anti-Kickback Statute is violated. Violations are subject to significant civil and criminal fines and penalties for each violation, imprisonment, and exclusion from government healthcare programs. In addition, a claim submitted for payment to any federal healthcare program that includes items or services that were made as a result of a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act, or FCA. There are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution, though the exceptions and safe harbors are drawn narrowly and practices that involve remuneration intended to induce prescribing, purchases or recommendations may be subject to scrutiny if they do not qualify for an exception or safe harbor;

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the federal civil and criminal false claims laws, including the FCA, and civil monetary penalty laws which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, false, fictitious or fraudulent claims for payment to, or approval by Medicare, Medicaid, or other federal healthcare programs; knowingly making, using, or causing to be made or used, a false record or statement material to a false, fictitious or fraudulent claim or an obligation to pay or transmit money or property to the federal government; or knowingly concealing or knowingly and improperly avoiding, decreasing or concealing an obligation to pay money to the federal government. Manufacturers can be held liable under the FCA even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims. The FCA also permits a private individual acting as a “whistleblower” to bring qui tam actions on behalf of the federal government alleging violations of the FCA and to share in any monetary recovery or settlement. When an entity is determined to have violated the FCA, the government may impose civil fines and penalties for each false claim, plus treble damages, and exclude the entity from participation in Medicare, Medicaid and other federal healthcare programs;

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HIPAA, which created additional federal criminal statutes that prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payors, or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private), and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false, fictitious or fraudulent statement or representation, or making or using any false writing or document knowing the same to contain any materially false fictitious or fraudulent statement or entry in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters. Similar to the federal Anti-Kickback Statute, a person or entity can be found guilty of violating HIPAA fraud provisions without actual knowledge of the statute or specific intent to violate it;

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, or the HITECH Act, and their respective implementing regulations, which impose, among other things, certain requirements relating to the privacy, security and transmission of individually identifiable health information on certain covered healthcare providers, health plans, and healthcare clearinghouses, known as covered entities, as well as their respective “business associates,” or third parties that create, receive, maintain, transmit or obtain protected health information in connection with providing a service on behalf of a covered entity. The HITECH Act also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions. In addition, there may be additional federal, state and non-U.S. laws which govern the privacy and security of health and other personal information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts;

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the federal Physician Payments Sunshine Act, created under the ACA, as amended by the Health Care and Education Reconciliation Act of 2010, and its implementing regulations, which require manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to CMS information related to direct or indirect payments and other transfers of value made to

U.S.-licensed physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as ownership and investment interests held by the physicians and their immediate family members. Effective January 1, 2022, these reporting obligations will extend to include transfers of value made in the previous year to certain non-physician providers, including physician assistants, nurse practitioners, clinical nurse specialists, certified registered nurse anesthetists, and certified nurse midwives;

•	federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers; and

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analogous U.S. state, local and foreign laws and regulations, such as state anti-kickback and false claims laws, which may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by any third-party payor, including private insurers and may be broader in scope than their federal equivalents; state and foreign laws that require medical device companies to comply with the medical device industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare providers and other potential referral sources, state and foreign laws that require device manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers, marketing expenditures or product pricing; state and local laws that require the registration of medical device sales representatives; state laws that prohibit other specified practices, such as (i) billing physicians for testing that they order or waiving coinsurance, copayments, deductibles, and other amounts owed by patients, and (ii) billing a state Medicaid program at a price that is higher than what is charged to one or more other payors; and state and foreign laws governing the privacy and security of health information, some of which may be more stringent than those in the U.S. (such as the E.U., which adopted the General Data Protection Regulation) in certain circumstances, and may differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

The scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of healthcare reform. Ensuring business arrangements comply with applicable healthcare laws, as well as responding to possible investigations by government authorities, can be time- and resource-consuming and can divert the company’s attention from the business.

It is possible that governmental and enforcement authorities will conclude that our business practices, including our arrangements with physicians and other healthcare providers, some of whom may receive stock options as compensation for services provided, may not comply with current or future statutes, regulations or case law interpreting applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of the laws described above or any other government regulations that apply to us, we may be subject to significant sanctions, including civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, reputational harm, exclusion from participation in federal and state funded healthcare programs, contractual damages and the curtailment or restricting of our operations, as well as additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws. Further, if any of the physicians or other healthcare providers or entities with whom we expect to do business are found to be not in compliance with applicable laws, they may be subject to similar penalties. Any action for violation of these laws, even if successfully defended, could incur significant legal expenses and divert management’s attention from the operation of the business. In addition, the marketing authorization and commercialization of any product we develop outside the U.S. will also likely subject us to foreign equivalents of the healthcare laws mentioned above, among other foreign laws. All of these could harm our ability to operate our business and our financial results.

Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. The shifting compliance environment and the need to build and maintain robust and expandable systems to comply with multiple jurisdictions with different compliance or reporting requirements increases the possibility that we may run afoul of one or more of the requirements.

Sales of our products in other jurisdictions, including the E.U./European Economic Area and the U.K., will also be subject to equivalent or comparable laws and failure to comply with these laws could have serious financial, as well as reputational, consequences for the company. Key laws and regulations that apply to our business in the E.U. and U.K. include, amongst others:

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the General Data Protection Regulation (Regulation (EU) 2016/679), which sets out the data protection laws across the E.U. and is particularly important for the collection, storage and use of patient data;

•	the U.K. General Data Protection Regulation, read alongside the Data Protection Act 2018, or the U.K. DPA, set out data protection laws for the U.K.; and

•	relevant anti-bribery and corruption laws enacted by the Member States of the E.U./European Economic Area (the applicable regime in the U.K. is the Bribery Act 2010).

Additionally, our failure to comply could lead to civil and/or criminal penalties in individual Member States.

When we seek to commercially distribute our POC IVD devices in the U.S., if our devices are not considered CLIA waived or if we are delayed in or unable to obtain a CLIA waiver for such devices, our business may be harmed.

In the U.S., our IVD devices are subject to compliance with the Clinical Laboratory Improvements Act of 1988, or the CLIA and its implementing regulations. CLIA establishes quality standards for all laboratory testing to ensure the accuracy, reliability and timeliness of patient test results regardless of where the test is performed. A laboratory is broadly defined to include any facility that performs laboratory testing on specimens derived from humans for the purpose of providing information for the diagnosis, prevention or treatment of disease, or the impairment of, or assessment of health. Under CLIA, FDA categorizes IVD tests by their degree of complexity: (1) waived; (2) moderately complex; and (3) highly complex. When a test is categorized as waived, it may be performed by laboratories that have a Certificate of Waiver.

Tests that are waived by the CLIA regulations are automatically categorized as waived following 510(k) clearance or PMA approval. Otherwise, following clearance or approval, tests may be categorized either as moderate or high complexity according to the CLIA categorization criteria. A manufacturer of a test categorized as moderate complexity may request categorization of the test as waived through a CLIA Waiver by Application, or CW, submission to FDA. In a CW submission, the manufacturer provides evidence to FDA that a test meets the CLIA statutory criteria for waiver. Specifically, waived tests are simple laboratory examinations and procedures that have an insignificant risk of an erroneous result, including those that (A) employ methodologies that are so simple and accurate as to render the likelihood of erroneous results by the user negligible, or (B) FDA has determined pose no unreasonable risk of harm to the patient if performed incorrectly. Further, when FDA authorizes tests for use at the POC under an EUA, such tests are deemed to be CLIA waived tests. As such, such tests can be performed in a patient care setting that is qualified to have the test performed there as a result of operating under a CLIA Certificate of Waiver for the duration of the emergency declaration. A CLIA waiver is critical to the marketability of a product into the POC diagnostics market. With regard to future products for which we may seek a CLIA waiver from FDA, any failure or material delay to obtain such waiver could harm our business and could harm the marketability of our products to the POC diagnostics market.

We are subject to stringent and changing privacy laws, information security laws, regulations, policies and contractual obligations related to data privacy and security. Our actual or perceived failure to comply with such obligations could harm our reputation, subject us to significant fines and liability, or otherwise adversely affect our business.

We collect, store, process and transmit sensitive data, including legally protected health information, personal information, intellectual property and proprietary business information. As we seek to expand our business, we are, and will increasingly become, subject to numerous state, federal and foreign laws, regulations and standards, as well as contractual obligations, relating to the collection, use, retention, security, disclosure, transfer and other processing of sensitive and personal information in the jurisdictions in which we operate. In many cases, these laws, regulations and standards apply not only to third-party transactions, but also to transfers of information between or among us, our subsidiaries and other parties with which we have commercial relationships and our subsidiaries’ own data collection and processing practices. These laws, regulations and standards may be interpreted and applied differently over time and from jurisdiction to jurisdiction, and it is possible that they will be interpreted and applied in ways that will materially and adversely affect our business, financial condition and results of operations. The regulatory framework for data privacy, data security and data transfers worldwide is rapidly evolving, and there has been an increasing focus on privacy and data protection issues with the potential to affect our business, and as a result, interpretation and implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future. Failure to comply with any of these laws and regulations could result in enforcement actions against us, including fines, imprisonment of company officials and public censure, claims for damages by affected individuals, damage to our reputation and loss of goodwill, any of which could have a material adverse effect on our business.

There are numerous E.U., U.K. and U.S. federal and state laws and regulations related to the privacy and security of health information. These laws and regulations include HIPAA, as amended by the HITECH Act, and their respective implementing regulations, which establish a set of national privacy and security standards for the protection of protected health information by health plans, healthcare clearinghouses and certain healthcare providers, referred to as covered entities, and the business associates with whom such covered entities contract for services. HIPAA requires covered entities and business associates to develop and maintain policies and procedures with respect to protected health information that is used or disclosed, including the adoption of administrative, physical and technical safeguards to protect such information and ensure the confidentiality, integrity and availability of electronic protected health information. The U.S. Department of Health and Human Services Office of Civil Rights may impose penalties for a failure to comply with a requirement of HIPAA. Penalties will vary significantly depending on factors such as the date of the violation, whether the failure to comply was known or should have been known, or whether the failure was due to willful neglect. These penalties include significant civil monetary penalties, criminal penalties and, in certain instances, imprisonment. HIPAA also authorizes state attorneys general to file suit on behalf of their residents. Courts may award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. While HIPAA does not create a private right of action allowing individuals to sue us in civil court for violations of HIPAA, its standards have been used as the basis for duty of care in state civil suits such as those for negligence or recklessness in the misuse or breach of protected health information. Furthermore, in the event of a breach as defined by HIPAA, we may be required to comply with specific reporting requirements under HIPAA regulations. In the event of a significant breach, the reporting requirements could include notification to the general public. Enforcement activity can result in reputational harm, and responses to such enforcement activity can consume significant internal resources. Additionally, if we are unable to properly protect the privacy and security of protected health information we create, receive, maintain, or transmit on behalf of our covered entity customers, we could be found to have breached our contracts as well as HIPAA and other applicable data privacy and security laws. Determining whether protected health information has been handled in compliance with applicable privacy standards and our contractual obligations can be complex and we cannot be sure how these regulations will be interpreted, enforced or applied to our operations.

In addition, many states in which we operate have laws that protect the privacy and security of sensitive and personal information. Certain state laws may be more stringent or broader in scope, or offer greater individual rights, with respect to sensitive and personal information than federal, international or other state laws, and such laws may differ from each other, which may complicate compliance efforts. Where state laws are more protective than HIPAA, we must comply with the state laws we are subject to, in addition to HIPAA. In certain cases, it may be necessary to modify our planned operations and procedures to comply with these more stringent state laws. For example, the California Consumer Privacy Act of 2018, or the CCPA, which increases privacy rights for California residents and imposes stringent data privacy and security obligations on companies that process their personal information, came into effect on January 1, 2020. Among other things, the CCPA requires covered companies to provide new disclosures to California consumers and provide such consumers new data protection and privacy rights, including the ability to opt-out of certain sales of personal information. However, certain personal information, such as information that is subject to HIPAA or clinical trial regulations, is exempt from the CCPA. The CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches that result in the loss of personal information. This private right of action may increase the likelihood of, and risks associated with, data breach litigation. Further, there is uncertainty with respect to how various provisions of the CCPA will be interpreted and enforced. While the implementing regulations have not been finalized to date, the California State Attorney General’s authority to enforce the statutory provisions commenced as of July 1, 2020. While any information we maintain in our role as a business associate may be exempt from the CCPA, other records and information we maintain on our customers may be subject to the CCPA. Additionally, a new California ballot initiative, the California Privacy Rights Act, or CPRA, recently passed in California. While it also would likely exempt personal information that we handle as a business associate, the CPRA will impose additional data protection obligations on companies doing business in California, including additional consumer rights processes, limitations on data uses, new audit requirements for higher risk data, and opt outs for certain uses of sensitive data. It will also create a new California data protection agency authorized to issue substantive regulations and could result in increased privacy and information security enforcement. The majority of the provisions will go into effect on January 1, 2023, and additional compliance investment and potential business process changes may be required. Further, new health information standards, whether implemented pursuant to HIPAA, the HITECH Act, congressional action or otherwise, could have a significant effect on the manner in which we handle health-related information, and the cost of complying with these standards could be significant. If we do not comply with existing or new laws and regulations related to patient health information, we could be subject to criminal or civil sanctions. New legislation and state constitutional amendments proposed or enacted in several U.S. states impose, or have the potential to impose, additional obligations on companies that collect, store, use, retain, disclose, transfer and otherwise process confidential, sensitive and personal information, and will continue to shape the data privacy environment nationally. State laws are changing rapidly and there is discussion in Congress of a new federal data protection and privacy law to which we could become subject if it is enacted. All of these evolving compliance and operational requirements impose significant costs that are likely to increase over time, may require us to modify our data processing practices and policies, divert resources from other initiatives and projects, and could restrict the way products and services involving data are offered, all of which may have a material and adverse impact on our business, financial condition and results of operations.

Laws, regulations and standards in many foreign jurisdictions apply broadly to the collection, use, retention, security, disclosure, transfer and other processing of personal information, which impose significant compliance obligations. For example, in the E.U. and the U.K., the processing of personal data, including clinical trial data, is governed by the provisions of the General Data Protection Regulation (Regulation (EU) 2016/679), or the GDPR, in the E.U. The U.K. GDPR read alongside the U.K. DPA are the applicable laws in the U.K. Following the U.K.’s withdrawal from the E.U. on January 31, 2020, pursuant to the transitional arrangements agreed between the U.K. and E.U., the E.U. GDPR continued to have effect in U.K. law, until December 31, 2020. Following December 31, 2020, the GDPR does not have direct effect in the U.K. However, the U.K.’s E.U. (Withdrawal) Act 2018 incorporated the GDPR (as it existed on December 31, 2020 but subject to certain U.K. specific amendments) into U.K. law (referred to as the U.K. GDPR). The U.K. GDPR (as amended) and U.K. DPA set out the U.K.’s data protection regime, which is independent from but equivalent to the E.U.’s regime. The requirements for processing personal data under the U.K. GDPR and U.K. DPA largely align with those under the GDPR. The GDPR, the U.K. GDPR and U.K. DPA impose stringent data privacy and security requirements on both processors and controllers of personal data, including health data and other personal data collected during clinical trials. In particular, the GDPR imposes requirements relating to ensuring there is a lawful basis for processing personal data, extends the rights of individuals to whom the personal data relates, materially expands the definition of what is expressly noted to constitute personal data, requires additional disclosures about how personal data is to be used, imposes limitations on retention of personal data, imposes strict rules on the transfer of personal data out of the EEA and/or U.K. to third countries (noting also that if the U.K. receives personal data from the E.U., the U.K. will be treated as a third country for the purposes of the GDPR; although under the E.U.-U.K. Trade and Cooperation Agreement it is lawful to transfer personal data between the U.K. and E.U. for a six month bridging period), creates mandatory data breach notification requirements in certain circumstances, and establishes onerous new obligations on service providers who process personal data simply on behalf of others in connection with their E.U. or U.K. establishment. The GDPR and the U.K. GDPR and U.K. DPA authorize competent authorities to impose penalties and fines for certain violations of up to 4% of an undertaking’s total global annual revenue for the preceding financial year or €20 million (or £17.5 million under the U.K. DPA), whichever is greater. In addition to administrative fines, a wide variety of other potential enforcement powers are available to competent authorities in respect of potential and suspected violations of the GDPR and the U.K. GDPR and U.K. DPA, including extensive audit and inspection rights, and powers to order temporary or permanent bans on all or some processing of personal data carried out by noncompliant actors. European data protection authorities, and the U.K. Information Commissioner’s Office, may interpret the GDPR and the U.K. GDPR and U.K. DPA, and national laws differently and impose additional requirements, which contributes to the complexity of processing personal data in or from, or between, the EEA and/or U.K. Given the breadth and depth of changes in data protection obligations, complying with its requirements has caused us to expend significant resources and such expenditures are likely to continue into the near future as we respond to new interpretations, additional guidance, and potential enforcement actions and patterns. While we have taken steps to comply with the GDPR and the U.K. GDPR and U.K. DPA, and implementing legislation in the U.K. and applicable member states, including by seeking to establish appropriate lawful bases for the various processing activities we carry out as a controller, reviewing our security procedures, and entering into data processing agreements with relevant customers and business partners, we cannot assure you that our efforts to achieve and remain in compliance have been, and/or will continue to be, fully successful.

We make public statements about our use and disclosure of personal information through our privacy policy, information provided on our internet platform and press statements. Although we endeavor to comply with our public statements and documentation, we may at times fail to do so or be alleged to have failed to do so. Moreover, despite our efforts, we may not be successful in achieving compliance if our employees, consultants, or vendors fail to comply with our published policies, certifications and documentation. The publication of our privacy policy and other statements that provide promises and assurances about data privacy and security can subject us to potential government or legal action if they are found to be deceptive, unfair or misrepresentative of our actual practices. Any failure, real or perceived, by us to comply with our posted privacy policies or with any legal or regulatory requirements, standards, certifications or orders or other privacy or consumer protection-related laws and regulations applicable to us could cause our customers to reduce their use of our products and services and could materially and adversely affect our business, financial condition and results of operations. In many jurisdictions, enforcement actions and consequences for non-compliance can be significant and are rising. In addition, from time to time, concerns may be expressed about whether our products, services or processes compromise the privacy of customers and others. Concerns about our practices with regard to the collection, use, retention, security, disclosure, transfer and other processing of personal information or other privacy-related matters, even if unfounded, could damage our reputation and materially and adversely affect our business, financial condition and results of operations.

Many statutory requirements, both in the U.S. and abroad, include obligations for companies to notify individuals of security breaches involving certain personal information, which could result from breaches experienced by us or our third-party service providers. For example, laws in all 50 U.S. states and the District of Columbia require businesses to provide notice to consumers whose sensitive personal information has been disclosed as a result of a data breach. These laws are not consistent, and compliance in the event of a widespread data breach is difficult and may be costly. Moreover, states have been frequently amending existing laws, requiring attention to changing regulatory requirements. We also may be contractually required to notify customers or other counterparties of a security breach. Although we may have contractual protections with our third-party service providers, contractors and consultants, any actual or perceived security breach could harm our reputation and brand, expose us to potential liability or require us to expend significant resources on data security and in responding to any such actual or perceived breach. Any contractual protections we may have from our third-party service providers, contractors or consultants may not be sufficient to adequately protect us from any such liabilities and losses, and we may be unable to enforce any such contractual protections.

In addition to the possibility of fines, lawsuits, regulatory investigations, public censure, other claims and penalties, and significant costs for remediation and damage to our reputation, we could be materially and adversely affected if legislation or regulations are expanded in a manner that requires changes in our data processing practices and policies or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively impact our business. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices and compliance procedures in a manner adverse to our business. Any inability to adequately address data privacy or security-related concerns, even if unfounded, or to comply with applicable laws, regulations, standards and other obligations relating to data privacy and security, could result in additional cost and liability to us, harm our reputation and brand, damage our relationships with customers and have a material and adverse impact on our business.

If the validity of an informed consent from a patient enrolled in a clinical trial was challenged, we could be forced to stop using some of our resources, which would hinder our product development efforts.

We have implemented measures to ensure that all clinical data and genetic and other biological samples that we receive from our collaborators have been collected from subjects who have provided appropriate informed consent for purposes which extend to our product development activities. We seek to ensure these data and samples are provided to us on a subject de-identified or pseudonymized manner. We also have measures in place to ensure that the subjects from whom the data and samples are collected do not retain or have conferred on them any proprietary or commercial rights to the data or any discoveries derived from them. Our clinical research organization, or CRO, collaborators conduct clinical trials in a number of different countries, and, to a large extent, we rely upon them to comply with the subject’s informed consent and with local law and international regulation. The collection of data and samples in many different countries results in complex legal questions regarding the adequacy of informed consent and the status of genetic material under a large number of different legal systems. The subject’s informed consent obtained in any particular country could be challenged and/or withdrawn in the future, and those informed consents could prove invalid, unlawful, or otherwise inadequate for our purposes. Any findings against us, or our collaborators, could deny us access to or force us to stop using some of our clinical samples, which would hinder our product development efforts. We could become involved in legal challenges, which could consume our management and financial resources.

The sales of our products in Europe and, for the time being, the U.K., are regulated through a process that either requires self-certification or certification by a European Notified Body in order to affix a CE Mark. Such processes are uncertain, particularly in light of changes to the regulatory framework. There may be a risk of delay in placing our products on the market and, once on the market, a risk of review and challenges to certain certified statuses.

Currently, until May 25, 2022, the majority of our products (including our Instrument for use with the INR test by users other than for self-testing, the INR test and control, INRstar and our SARS-CoV-2 antigen test, SARS-CoV-2 antigen pool test, SARS CoV-2 antibody test and D-Dimer test) are regulated through a self-declaration process, whereby we declare that the product meets the essential requirements of the European Directive on In-Vitro Diagnostic Devices (98/79/EC). We also have a number of products that we expect to come to market in the European Economic Area that we will self-declare compliant against this directive. After the launch of any products, we may be subject to challenges by European Regulatory Authorities if there are issues that arise that question the safety and performance of these products. Such challenges may arise from a routine audit by a regulatory authority, due to device vigilance reports submitted by us, Field Safety Corrective Actions being initiated by us or the regulatory authority, or complaints made by competitors, whether those complaints are founded or not.

We also have a number of products (including our Instrument for use by patients for self-testing and certain test strips that would fall within Annex II of the European Directive on In-Vitro Diagnostic Devices (98/79/EC)),

which will likely enter the market prior to May 26, 2022 and that cannot be regulated through a self-declaration process under the European Directive on In-Vitro Diagnostic Devices (98/79/EC). Such products will require their compliance with this directive reviewed and certified by a European Notified Body. We have engaged with a European Notified Body (BSI, TÜV SÜD, TÜV Rheinland and DEKRA); however, they have yet to start reviewing technical documentation for the products. Therefore, there is a risk of delay in getting these products to market if the Notified Body has capacity constraints and/or if the Notified Body has any issues with our technical documentation.

Prior to May 26, 2022, the ability to continue to sell products using the self-declaration process of the European Directive on In-Vitro Diagnostic Devices (98/79/EC) is unaffected by the European Regulation on In-Vitro Diagnostic Devices (Regulation (EU) 2017/746). However, before May 26, 2022 and in order to continue to sell products in the E.U. after that date, most of our products that are in-vitro diagnostic devices will need to be evaluated by a European Notified Body in order to comply with the new European Regulation on In-Vitro Diagnostic Devices (2017/746/EU), which replaces the aforementioned European Directive on In-Vitro Diagnostic Devices (98/79/EC). The Regulation provides for a transition period that allows products that have certificates issued by European Notified Bodies under the Directive prior to May 26, 2022 to continue to be placed on the market until May 26, 2024 and, where they have been placed on the market prior to that date, to be distributed and supplied until May 26, 2025. However, most of our products are self-certified so will not be eligible for this transition period and those that are would lose the benefit if any significant changes have to be made to the product after May 26, 2022. Therefore, we do not intend to rely on this transition period.

Nevertheless, it should be appreciated that there is a severe shortage of capacity of the European Notified Bodies to assess all IVD devices that will require Notified Body certification under the Regulation, and that it is widely recognized that not all applications for assessment by Notified Bodies will be approved before the deadline of May 25, 2022. While we have taken a proactive approach to mitigate this risk, including approaching all the IVDR accredited Notified Bodies (BSI, TÜV SÜD, TÜV Rheinland and DEKRA) and the candidate IVDR Notified Body (SGS), a European Notified Body (TÜV Germany and BSI) and restructuring our quality management systems and technical documentation to align with the IVDR requirements, there can be no assurance that our ability to market IVD devices in the E.U. in the future will not be interrupted and this could, in turn, have a negative impact on our business and operating results.

We take our responsibilities as a manufacturer of medical devices seriously and where possible take all voluntary measures to have independent third parties assess our designs and processes. This includes certification to the international standard for quality management, ISO 13485:2016 by LRQA, an accredited management systems certification body, testing of our Instrument to the international standard for electrical safety, IEC 61010-1:2015 / IEC 61010-2-101:2015 by CSA International an independent and accredited safety certification body, and for the international standard for electromagnetic compatibility, IEC 61326-2-6:2012 by ETS Ltd, an independent and accredited EMC test laboratory.

We also offer a number of products (including Connect Manager, EHR Connect, and the Engage app) that we do not believe come within the scope of the European Directive on In-Vitro Diagnostic Devices (98/79/EC) or the European Regulation on In-Vitro Diagnostic Devices (Regulation (EU) 2017/746) nor come within the scope of the European Directive on Medical Devices (93/42/EEC) or the European Regulation on Medical Devices (Regulation (EU) 2017/745). There is a risk we may be subject to challenges by European Regulatory Authorities regarding the classification of these products, particularly if there was a question about safety or performance stemming from a user or a complaint from a competitor.

LumiraDx UK Limited is the legal manufacturer and regulatory owner of our products and is based in the U.K. The U.K.’s departure from the E.U., or Brexit, and the future relationship of the U.K. with the E.U. remains uncertain and there may be delays and barriers in obtaining access to the European Economic Area.

Following the U.K.’s prior departure from the E.U., the U.K. continued to follow the same regulations as the E.U. until the end of 2020, or the Transition Period. Now that the Transition Period has ended, there will be some regulatory divergence in the U.K. from the E.U. and the new UKCA mark will replace the E.U. CE Mark in Great Britain, or G.B. (CE Marks or CE UKNI Marks will be required in Northern Ireland). E.U. CE Marks will continue to be recognized in G.B. for medical devices until June 30, 2023, however all medical devices and IVDs must be registered with the Medicines and Healthcare products Regulatory Agency, or MHRA, in order to be placed on the G.B. market (subject to certain grace periods depending on the risk class of the medical device/IVD). The E.U. legal framework remains applicable in Northern Ireland (indeed any products placed on the market in the NI must be compliant with E.U. law). From July 1, 2023 a UKCA mark will be required in order to place a device on the G.B. market, however manufacturers can use the UKCA mark on a voluntary basis prior to July 1, 2023 if they wish to do so. The nature of any new regulation in the U.K. is uncertain, and as such, we may experience delays in obtaining future access to the U.K. and other European markets. U.K.’s prior departure from the E.U. has also impacted customs regulations and impacted timing and easy of shipments into the E.U. from U.K.

Under the European Directive on In-Vitro Diagnostic Devices (98/79/EC) and then under the In-Vitro Diagnostic Regulation (2017/746), legal manufacturers located outside of the E.U./European Economic Area are required to appoint an authorized representative that is domiciled in a Member State within the E.U./European Economic Area. Given the uncertainty at the end of the Transition Period, we have established our own dedicated authorized representative in the E.U. After considering a number of factors, including location, language capabilities, communication efficiencies and transparency considerations, we appointed LumiraDx AB, a LumiraDx affiliate domiciled in Sweden, as an authorized representative. Our regulatory experts are actively engaged through relevant industry bodies, such as the British In-Vitro Diagnostics Association, or BIVDA, to proactively communicate with the U.K. government on any new proposed regulatory regime applicable in the U.K.

We intend to export our products to numerous countries outside of the European Economic Area. Many other countries require certificates of free sales, or CFS, and/or certificates of foreign government, or CFG, as a condition of allowing the importation of medical devices from a relevant country of origin. One of the typical prerequisites to the issuance of CFS and CFG certificates is the requirement that the products being certified are legally marketed in their country of origin. Now that the Transition Period has ended and the U.K. has its own independent regulatory regime, we may face delays due to the new U.K. regulatory regime, which may in turn cause us to experience delays in obtaining requisite certificates and regulatory clearance in other countries. Additionally, as a result of Brexit, we, as a U.K. based manufacturer, will no longer be able to utilize a number of Mutual Recognition Agreements and Technical Cooperation Programs that the E.U. has agreed with other countries (subject to any agreement reached to the contrary), and therefore we may suffer delays in obtaining requisite regulatory clearances in other countries. The occurrence of any of the foregoing could have a material adverse effect on our financial condition and results of operations.

We could be adversely affected by violations of the FCPA and other worldwide anti-bribery laws, export and import controls, sanctions, embargoes, and anti-money laundering laws and regulations.

Various of our activities may be subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls, the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, and other state and national anti-bribery and anti-money laundering laws in the countries in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, agents, contractors, and other collaborators from authorizing, promising, offering, or providing, directly or indirectly, improper payments or anything else of value to recipients in the public or private sector. Our reliance on independent distributors to sell our Platform internationally demands a high degree of vigilance in maintaining our policy against participation in corrupt activity, because these distributors could be deemed to be our agents, and we could be held responsible for their actions. Other U.S. companies in the medical device and pharmaceutical field have faced criminal penalties under the FCPA for allowing their agents to deviate from appropriate practices in doing business with these individuals. We are also subject to similar anti-bribery laws in the other jurisdictions in which we operate, including the U.K.’s Bribery Act 2010, which also prohibits commercial bribery and makes it a crime for companies to fail to prevent bribery. These laws are complex and far-reaching in nature, and, as a result, we cannot assure you that we would not be required in the future to alter one or more of our practices to be in compliance with these laws or any changes in these laws or the interpretation thereof. Any violations of these laws, or allegations of such violations, could disrupt our operations, involve significant management distraction, involve significant costs and expenses, including legal fees, and could result in a material adverse effect on our business, prospects, financial condition, or results of operations or our reputation. We could also suffer severe penalties, including substantial criminal and civil penalties, imprisonment, disgorgement, reputational harm and other remedial measures. We ship a significant number of Platforms into Africa as part of our collaboration with BMGF. Various countries have export control and embargo restrictions which require to be managed and monitored.

Our activities in the United States subject us to various laws relating to foreign investment and the export of certain technologies, and our failure to comply with these laws or adequately monitor the compliance of our suppliers and others we do business with could subject us to substantial fines, penalties and even injunctions, the imposition of which on us could have a material adverse effect on the success of our business.

Because we have a U.S. subsidiary and substantial operations in the United States, we are subject to U.S. laws and regulations that regulate foreign investments in U.S. businesses and access by foreign persons to technology developed and produced in the U.S. These laws include Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment Risk Review Modernization Act of 2018, and the regulations at 31 C.F.R. Parts 800, 801, and 802, as amended, administered by the Committee on Foreign Investment in the United States; and the Export Control Reform Act of 2018, which is being implemented in part through Commerce Department rulemakings to impose new export control restrictions on “emerging and foundational technologies” yet to be fully identified. Application of these laws, including as they are implemented through regulations being developed, may negatively impact our business in various ways, including by restricting our access to capital and markets; limiting the collaborations we may pursue; regulating the export, reexport, and transfer (in-country) of our products, services, and technology from the United States and abroad; increasing our costs and the time necessary to obtain required authorizations and to ensure compliance; and threatening monetary fines and other penalties if we do not.

Intellectual Property Risks Related to Our Business

If we are unable to obtain and maintain patent and other intellectual property protection for products we develop and for our technology, or if the scope of intellectual property protection obtained is not sufficient, our competitors could develop and commercialize products similar or identical to ours, and our ability to successfully commercialize any products we may develop may be adversely affected.

Our success depends in large part on our ability to obtain and maintain patent and other intellectual property protection in the United States and other countries for our Platform in its current or an updated form and other products. Patent law as applied to inventions in the fields in which we operate is complex and uncertain, so we cannot make any assurances that we will be able to obtain or maintain patent or other intellectual property rights, or that the patent and other intellectual property rights we may obtain will be valuable, provide an effective barrier to competitors or otherwise provide competitive advantages. If we are unable to obtain or maintain patent or other intellectual property protection with respect to our proprietary products, our business, financial condition, results of operations, and prospects could be materially harmed.

Changes in the patent laws or in the interpretation thereof in the United States and other countries may diminish our ability to protect our inventions and to obtain, maintain, and enforce our intellectual property rights; more generally, such changes could affect the value of our intellectual property, including by limiting the potential scope of patent coverage that we can obtain. We cannot predict whether any particular patent applications we are currently pursuing will be granted as a patent or whether the claims of any particular patents, if obtained, will provide sufficient exclusivity over our competitors.

The patent prosecution process is expensive, time-consuming, and complex, and we may not be able to file, prosecute, maintain, enforce, or license all necessary or desirable patent applications or patents at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patent-eligible aspects of our research and development output in time to obtain patent protection. Although we enter into non-disclosure and confidentiality agreements with employees, consultants, and other parties who have access to confidential aspects of our research and development output, including aspects that may be patent-eligible, any of these parties may breach the agreements and disclose such output before we are able to file a patent application directed to the disclosed subject matter, thereby jeopardizing our ability to seek patent protection for that subject matter. In addition, publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after the priority date, or in some cases not at all prior to issuance. Therefore, we cannot be certain that we were the first to make the inventions claimed in our patents or pending patent applications, or that we were the first to file for patent protection of such inventions.

The patent position of companies in our industry generally is unsettled, involves complex legal and factual questions, and has been the subject of much litigation in recent years. Whether our pending and future patent applications will be granted and the scope, validity, enforceability, and commercial value of any patents we have obtained are highly uncertain. Our pending and future patent applications may not result in patents that protect any new products or our Platform in its current or an updated form. Our pending and future patent applications may not effectively prevent others from commercializing competitive products.

Moreover, the claim scope being pursued in a patent application may need to be significantly reduced or otherwise altered in order to achieve grant of a patent, and the scope of a patent can be reinterpreted after issuance. Even if a patent application is issued as a patent, the granted claims may not provide us with any meaningful protection, prevent others from competing with us, or otherwise provide us with any competitive advantage. Any patents that we hold may be challenged, narrowed, circumvented, or invalidated by third parties. Consequently, we do not know whether any of our products will be protectable or remain protected by valid and enforceable patents. Our competitors and other third parties may be able to circumvent our patents by developing similar or alternative products and solutions in a non-infringing manner. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Litigation or other proceedings or third-party claims of intellectual property infringement could require us to spend significant time and money and could prevent us from selling our products or impact our stock price.

Third parties may assert that we are using their patented or other proprietary technology without their authorization. As we continue to commercialize our Platform in its current or an updated form, launch new products, and enter new markets, we expect that, as part of business strategies designed to impede our successful commercialization and entry into new markets or otherwise, competitors will claim that our products or services infringe their intellectual property rights. Third parties, including, for example, one or more of our competitors listed in the section titled “Business of LumiraDx—Competition” beginning on page 198, may have obtained, and may in the future obtain, patents under which such third parties may claim that the use of our technologies constitutes patent infringement. For example, we are aware of third-party patents in the United States and Europe expiring in 2021 that contain claims that may be relevant to our SARS-CoV-2 RNA STAR and SARS-CoV-2 RNA STAR Complete molecular test kits, which are commercially available in the United States (pursuant to an EUA) and in Europe. If a patent infringement action based on one or more of these patents were to be brought against us, we might have to argue that our kits or the manufacture or use thereof do not infringe any valid claim of the asserted patent(s); and there would be no assurance that a court would find in our favor on issues of infringement or validity of such patents. Furthermore, because a patent application generally is unavailable to the public until 18 months from the priority date (and, at least in the United States, can optionally be kept secret until the patent is granted), we have no way of knowing, at any given time, whether others have filed new patent applications directed to technologies that we or our collaborators will use.

Intellectual property litigation is costly, and even if we prevail, the substantial cost of such litigation could affect our business and financial condition. Intellectual property litigation may also be lengthy and time-consuming and may divert the attention of our management and technical personnel in defending ourselves against any of these claims. Any adverse ruling or perception of an adverse ruling in defending ourselves against these claims could have a material adverse impact on our cash position, reputation and stock price. Furthermore, parties making claims against us may be able to obtain injunctive or other relief, which could block our ability to develop, commercialize, and sell products. In the event of a successful claim against us of infringement or misappropriation, we may be required to pay substantial damages to and obtain one or more licenses from third parties, or we may be prohibited from selling certain products, all of which could have a material adverse impact on our cash position and business and financial condition. Moreover, any licenses that we are compelled to obtain may be nonexclusive, and therefore our competitors may have access to the same technology licensed to us. If we fail to obtain a required license or are unable to design around a patent, we may be unable to sell some of our products, which could have a material adverse effect on our business and financial condition.

In addition, we may be unable to obtain any required licenses at a reasonable cost, if at all. We could therefore incur substantial costs relating to royalty payments for licenses obtained from third parties, which could negatively affect our gross margins. Moreover, we could encounter delays in product introductions while we attempt to develop alternative methods or products. Defense of any lawsuit or failure to obtain any required licenses on favorable terms could prevent us from commercializing products, and the prohibition of sale of any of our products would materially affect our ability to grow and maintain profitability and would have a material adverse impact on our business.

Developments in patent law could have a negative impact on our business.

Changes in either the patent laws or interpretation of patent laws could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of granted patents. From time to time, the United States Supreme Court, or the Supreme Court, other federal courts, the U.S. Congress, the U.S. Patent and Trademark Office, or the USPTO, or courts or patent offices or authorities in other jurisdictions may change the standards of patentability or patent eligibility, and any such changes could have a negative impact on our business. Generally, jurisdictions outside the United States have a “first to file” patent system. In the United States, prior to March 2013, the “first to invent” a claimed invention was entitled to the patent (assuming that all other requirements were met). Following the passage of the Leahy-Smith America Invents Act, or the America Invents Act, the United States transitioned to a “first inventor to file” system, under which the first inventor to file a patent application on an invention is entitled to the patent (assuming that all other requirements are met) even if another party was the first to invent the claimed invention. The America Invents Act also included a number of significant changes that affect the way patent applications are prosecuted and that also may affect patent litigation. These include the introduction of derivation proceedings; expansion of the permitted content of third-party submissions to the USPTO during patent prosecution; and additional procedures to challenge the validity of a patent after issuance, including post-grant review and inter partes review. The America Invents Act and its continued implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations, and prospects.

In addition, the patent positions of companies in our industry are particularly uncertain. Recent Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. For example, diagnostic method claims and “gene patents” were considered in two landmark Supreme Court cases, Mayo Collaborative v. Prometheus Laboratories, or Prometheus, and Association for Molecular Pathology v. Myriad Genetics, or Myriad. In Prometheus, a case involving patent claims to a medical testing method directed to optimizing the amount of drug administered to a specific patient, patentee’s claims were deemed not to incorporate inventive content, above and beyond merely describing underlying natural correlations, sufficient to render the claimed processes patent-eligible. In Myriad, a case brought by multiple plaintiffs challenging the validity of patent claims relating to the breast cancer susceptibility genes BRCA1 and BRCA2, the court held that isolated genomic DNA that exists in nature, such as the DNA constituting the BRCA1 and BRCA2 genes, is not patent-eligible subject matter, but that cDNA, which is an artificial construct created from RNA transcripts of genes, may be patent eligible. The Federal Circuit has begun to apply the holdings in Prometheus and Myriad. For example, in 2015, the Federal Circuit in Ariosa v. Sequenom, or Ariosa, applying Prometheus, found claims to a prenatal diagnostic method that relied on a natural product to be patent ineligible. A number of appeals to the Federal Circuit in subsequent cases, such as Athena v. Mayo, or Athena, have been decided in a similar way.

We cannot fully predict what impact the Supreme Court’s decisions in Prometheus and Myriad and other decisions, such as the Federal Circuit’s decisions in Ariosa and Athena, may have on our ability or the ability of companies or other entities to obtain or enforce patents relating to diagnostic and therapeutic methods, DNA, genes, or genomic-related discoveries in the future. Despite the precedent set forth in these decisions, the contours of when claims reciting laws of nature, natural phenomena, or abstract ideas may meet the patent eligibility requirements are not clear and may take years to develop via application at the USPTO and interpretation in the courts. There are many patents claiming nucleic acids and diagnostic methods based on natural correlations that were issued before the recent Supreme Court decisions discussed above, and although many of these patents may be invalid under the standards set forth in the Supreme Court’s recent decisions, until successfully challenged, these patents are presumed valid and enforceable, and the patentees could allege that we infringe, or request that we obtain a license to, one or more of these patents. Whether the patents were issued prior to or after these Supreme Court decisions, we might have to defend ourselves against claims of infringement, or we might have to obtain licenses, if available. In any of the foregoing or in other situations involving third-party intellectual property rights, if we are unsuccessful in defending against claims of patent infringement, we could be forced to pay damages or be subjected to an injunction that would prevent us from using the patented subject matter in question if we are unable to obtain a license on reasonable terms or at all. Such outcomes could materially affect our ability to offer our products and services and could have a material adverse impact on our business. Even if we are able to obtain a license or to successfully defend against claims of patent infringement, the cost and distraction associated with the defense or settlement of these claims could have a material adverse impact on our business. Any of the foregoing could materially harm our business, prospects, financial condition and results of operations.

We may be unable to protect or enforce our intellectual property effectively, which could harm our competitive position.

Obtaining and maintaining a strong patent position is important to our business. No patent application is guaranteed to mature into a patent, and we cannot predict the total pendency of any application that does become a patent. Moreover, the granted patent rights may not be sufficiently broad to prevent others from marketing products similar to ours or from designing around our patents. Patent law relating to the scope and validity of claims in the technology fields in which we operate is complex and uncertain, so we cannot be certain that we will be able to obtain or maintain patent rights, or that the patent rights we may obtain will be valuable, provide an effective barrier to competitors, or otherwise provide competitive advantages. Others may have filed, and in the future may file, patent applications directed to subject matter similar or even identical to ours. To determine the priority of inventions or demonstrate that we did not derive our invention from another, we may have to participate in interference or derivation proceedings that could result in substantial costs in legal fees and could substantially affect the scope of our patent protection. We cannot be certain that our patent applications will prevail over those filed by others. Also, our intellectual property rights may be subject to other challenges by third parties. Patents we obtain have been and in the future could be challenged in litigation or in administrative proceedings such as ex parte reexamination, inter partes review, or post grant review in the United States or opposition proceedings in Europe or other jurisdictions and may be found to be invalid or unenforceable.

Obtaining and maintaining a patent portfolio entails significant expense and resources. Part of the expense includes periodic maintenance fees, renewal fees, annuity fees, and other governmental fees for patents and/or applications due in several stages over the lifetime of patents and/or applications, as well as the costs associated with complying with numerous procedural provisions during the patent application process. We may or may not choose to pursue or maintain protection for particular inventions. In addition, there are situations in which failure to make certain payments or noncompliance with certain requirements in the patent process can result in irrevocable abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the respective jurisdiction. If we choose to forgo patent protection or allow a patent application or patent to lapse purposefully or inadvertently, our competitive position could suffer.

Legal actions to enforce our patent rights can be expensive and may involve the diversion of significant management time. In addition, these legal actions could be unsuccessful and could also result in the invalidation of our patents or a finding that they are unenforceable. We may or may not choose to pursue litigation or other proceedings against those who have infringed our patent rights, and we may or may not choose to monitor for infringing activity, taking into consideration the expense and time commitment associated with such enforcement and monitoring. If we fail to protect or to enforce our intellectual property rights successfully, our competitive position could suffer, which could harm our results of operations.

We depend on trademarks to establish a market identity for our company and our Platform. To maintain the value of our trademarks, we may have to file lawsuits against third parties to prevent them from using trademarks confusingly similar to or dilutive of our registered or unregistered trademarks. We also may not obtain registrations for our pending or future trademark applications and might have to defend our registered trademarks and pending applications from challenges by third parties. Enforcing or defending our registered and unregistered trademarks might result in significant litigation costs and, if we are unsuccessful, might result in damages, including the inability to continue using certain trademarks.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition to patent protection, we also rely upon trade secret protection, as well as non-disclosure agreements and invention assignment agreements with our employees, consultants and third-parties, to protect our confidential and proprietary information. For example, significant elements of our Platform, including, for example, the manufacture of our test strips, are protected by trade secrets and know-how that are not publicly disclosed. In addition to contractual measures, we try to protect the confidential nature of our proprietary information using physical and technological security measures. Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for our proprietary information. Our security measures may not prevent an employee or consultant from misappropriating our trade secrets and providing them to a competitor, and any recourse we may have against such misconduct may not result in a remedy that protects our interests fully. Enforcing a claim that a party has illegally disclosed or misappropriated a trade secret can be difficult, expensive, and time-consuming, and the outcome is unpredictable. In addition, information that is a trade secret may be independently developed by others, which would prevent legal recourse for us. If any of our confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information were to be independently developed by a competitor, our competitive position could be harmed.

Our use of “open source” software could adversely affect our ability to offer our services and subject us to possible litigation.

We may use open source software in connection with our products and services. Companies that incorporate open source software into their products have, from time to time, faced claims challenging the use of open source software and/or compliance with open source licensing terms. As a result, we could be subject to suits by parties claiming ownership of what we believe to be open source software or claiming noncompliance with open source licensing terms. Some open source software licenses require users who distribute software containing open source software to publicly disclose all or part of the source code to such software and/or make available any derivative works of the open source code, which could include valuable proprietary code of the user, on unfavorable terms or at no cost. While we monitor the use of open source software and try to ensure that none is used in a manner that would require us to disclose our proprietary source code or that would otherwise breach the terms of an open source agreement, such use could inadvertently occur, in part because open source licensing terms are often ambiguous. Any requirement to disclose our proprietary source code or pay damages for breach of contract could have a material adverse effect on our business, financial condition and results of operations and could help our competitors develop products and services that are similar to or better than ours.

We may not be able to enforce our intellectual property rights throughout the world.

The laws of some countries do not protect intellectual property rights to the same extent as do the laws of the U.K. or of the U.S. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain such countries. The legal systems of some countries, particularly low and middle income countries, do not favor the enforcement of patents and other intellectual property protection, especially those relating to medical diagnostics. This could make it difficult for us to prevent or stop the infringement of our patents, if obtained, or the misappropriation of our other intellectual property rights. For example, many countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. In addition, many countries limit the enforceability of patents against parties such as government agencies or government contractors. In these countries, patents may provide limited or no benefit. Patent protection must ultimately be sought on a country-by-country basis, which is an expensive and time-consuming process with uncertain outcomes. Because patent and other intellectual property laws differ in each country, our intellectual property rights may not receive the same degree of protection in foreign countries as they would in the U.K. or the U.S. Accordingly, we may choose not to seek patent protection in certain countries, and if so, we will not have the benefit of patent protection in such countries. Moreover, we may not be able to predict all of the countries where patent protection ultimately will be desirable, for commercialization or marketing purposes or otherwise. If we fail to timely file a patent application for an invention in any country, we may be precluded from doing so at a later date, and we therefore would be unable to obtain patent protection for that invention in that country.

Additionally, the laws pertaining to patent ownership and assignment may differ from country to country. If we fail to obtain proper assignments for any inventions developed by us and/or our employees, or for any invention that we otherwise acquire rights to, we may lose rights to patent protection for those inventions, which may cause our competitive position to suffer.

Proceedings to enforce our patent rights in jurisdictions worldwide could result in substantial costs and divert our efforts and attention from other aspects of our business. Our efforts to protect our intellectual property rights in any particular jurisdiction may be inadequate. In addition, changes in the law and legal decisions by courts in jurisdictions worldwide may affect our ability to obtain adequate protection for our technology and the enforcement of intellectual property.

Third parties may assert that our employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.

Many of our employees, including members of our senior management, were previously employed at other diagnostic companies, including our competitors or potential competitors. Although we try to ensure that our employees and consultants do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third parties. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

In addition, while we typically require our employees, consultants and contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in obtaining such an agreement from each party who in fact develops intellectual property during the course of employment, consultancy, or contractual arrangement, respectively, which may result in claims by or against us relating to the ownership of such intellectual property. If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights. Even if we are successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to our senior management and scientific personnel.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest.

Our pending and future trademark applications in the U.K., the U.S. and other jurisdictions may not be allowed or may be opposed. Once filed and registered, our trademarks or trade names may be challenged, infringed, circumvented or declared generic. Our use of our trademarks or trade names may be determined to infringe the trademarks or trade names of others. To enforce our trademark rights and prevent infringement, we may be required to file trademark claims against third parties or initiate trademark opposition proceedings. This can be expensive and time-consuming, particularly for a company of our size. We may not ultimately be able to protect our trademarks and trade names, which we need to build name recognition among potential collaborators or customers in our markets of interest. At times, competitors may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively, and our business may be adversely affected. Our efforts to enforce or protect our proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.

If we fail to comply with our obligations under our licenses with third parties, we could lose license rights that are important to our business.

We are a party to license agreements pursuant to which we in-license certain patents and other intellectual property. Each of our existing licenses imposes various obligations on us. If we fail to comply with these obligations, our licensors may have the right to terminate the license, in which event we would not be able to use the licensed intellectual property.

We may have limited control over the maintenance and prosecution of these in-licensed rights, activities or any other intellectual property that may be related to our in-licensed intellectual property. For example, we cannot be certain that such activities by these licensors have been or will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents and other intellectual property rights. We have limited control over the manner in which our licensors initiate an infringement proceeding against a third-party infringer of the intellectual property rights, or defend certain of the intellectual property that is licensed to us. It is possible that the licensors’ infringement proceeding or defense activities may be less vigorous than had we conducted them ourselves.

Risks Related to Our Financial Condition and Capital Requirements

We are an early, commercial-stage company and have a limited operating history, which may make it difficult to evaluate our current business and predict our future performance.

We are an early commercial-stage company and have a limited operating history. We began operations in 2014 under the original parent company of the group, LumiraDx Group (incorporated in England and Wales) and the current parent company was incorporated in the Cayman Islands in 2016. Our limited operating history, particularly in light of our business model based upon sales of diagnostic tests enabled by our Platform, may make it difficult to evaluate our current business and predict our future performance. Any assessment of our profitability or prediction about our future success or viability is subject to significant uncertainty. We have encountered and will continue to encounter risks and difficulties frequently experienced by early, commercial-stage companies in rapidly evolving industries. If we do not address these risks successfully, our business will suffer.

We have a history of net losses. We may incur net losses in the future and we may never achieve sustained profitability.

We have historically incurred substantial net losses, including a net loss of $240.9 million in 2020. From our inception in 2014 through to December 31, 2020, we had an accumulated deficit of $607.7 million. Our losses may continue as a result of ongoing research and development expenses and increased sales and marketing costs, as well as other factors. These losses have had, and may continue to have, an adverse effect on our working capital, total assets, and shareholders’ equity. Because of the numerous risks and uncertainties associated with our research, development, and commercialization efforts, we are unable to predict when we will become profitable, and we may never become profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our inability to achieve and then maintain profitability would negatively affect our business, financial condition, results of operations, and cash flows.

We may require additional capital to fund our existing operations, develop our Platform and Amira System, commercialize new products and expand our operations as currently planned.

Based on our current business plan, we believe our existing cash and cash equivalents and anticipated cash flow from operations, will be sufficient to meet our anticipated cash requirements for the foreseeable future. If our available cash balances and anticipated cash flow from operations are insufficient to satisfy our liquidity requirements including because of lower demand for our products as a result of lower than currently expected rates of reimbursement from commercial third-party payors and government payors or other risks described in this proxy statement/prospectus, we may seek to sell common or preferred equity or convertible debt securities, enter into an additional credit facility or another form of third-party funding, or seek other debt financing.

We may consider raising additional capital in the future to expand our business, to pursue strategic investments, to take advantage of financing opportunities, or for other reasons, including to:

•	increase our sales and marketing efforts to drive market adoption of our Platform and address competitive developments;

•	seek approvals, authorizations or clearances from regulatory authorities for our existing and new products;

•	fund development and marketing efforts of any future products;

•	rapidly expand our manufacturing, sales and marketing efforts, including for our SARS-CoV-2 tests and Amira System;

•	expand our technologies to cover additional tests;

•	acquire, license or invest in technologies;

•	acquire or invest in complementary businesses or assets; and

•	finance capital expenditures and general and administrative expenses.

Our present and future funding requirements will depend on many factors, including:

•	our ability to achieve revenue growth;

•	the cost of rapidly expanding our operations and offerings, including our manufacturing, sales and marketing efforts;

•	our rate of progress in, and cost of the sales and marketing activities associated with, establishing adoption of and reimbursement for our Platform;

•	our rate of progress in, and cost of research and development activities associated with, products in research and early development;

•	the effect of competing technological and market developments;

•	costs related to rapid international expansion;

•	our rate of progress in establishing reimbursement arrangements with domestic and international commercial third-party payors and government payors; and

•	the potential cost of and delays in product development as a result of any regulatory oversight applicable to our products.

The various ways we could raise additional capital carry potential risks. If we raise funds by issuing equity securities, dilution to our shareholders could result. Any equity securities issued also could provide for rights, preferences, or privileges senior to those of holders of our LMDX common shares. If we raise funds by issuing debt securities, those debt securities would have rights, preferences, and privileges senior to those of holders of our LMDX common shares. The terms of debt securities issued or borrowings pursuant to a credit agreement could impose significant restrictions on our operations. If we raise funds through collaborations and licensing arrangements, we might be required to relinquish significant rights to our platform technologies or products or grant licenses on terms that are not favorable to us.

The global financial markets have experienced a period of disruption and instability as a result of the COVID-19 pandemic, generally increasing the difficulty of accessing the capital and credit markets and resulting in intervention from national governments around the world. Accordingly, additional equity or debt financing might not be available on reasonable terms, if at all. If we cannot secure additional funding when needed, we may have to delay, reduce the scope of, or eliminate one or more research and development programs or sales and marketing initiatives. In addition, we may have to work with a third party on one or more of our development programs, which could lower the economic value of those programs to us.

Projections are subject to significant risks, assumptions, estimates and uncertainties. As a result, projected revenues, market share, expenses and profitability of LumiraDx may differ materially from the CAH financial projections.

We operate in a rapidly changing and competitive industry and any projections for the LumiraDx business will be subject to the risks and assumptions made by the party that prepared such projections with respect to our industry. Operating results are difficult to forecast because they generally depend on a number of factors which may be difficult to predict, including the competition we face, our ability to obtain regulatory approval and or market acceptance of our diagnostic tests, and our ability to successfully and rapidly scale up our manufacturing, sales and marketing capabilities. This may result in decreased revenue levels, and we may be unable to adopt measures in a timely manner to compensate for any unexpected shortfall in income. This inability could cause our operating results in a given quarter to be higher or lower than expected. These factors make creating accurate forecasts and budgets challenging and, as a result, we may fall materially short of our forecasts and expectations or the CAH financial projections included in this proxy statement/prospectus, which could cause our stock price to decline and investors to lose confidence in us.

Transformation into a public company may increase our costs and disrupt the regular operations of our business.

This Merger will have a significant transformative effect on us. Our business historically has operated as a privately-owned company, and we expect to incur significant additional legal, accounting, reporting, and other expenses as a result of having publicly traded LMDX common shares. We will also incur costs which we have not incurred previously, including, but not limited to, costs and expenses for increased directors and officers insurance, investor relations, and various other costs of a public company.

We also anticipate that we will incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as rules implemented by the SEC and Nasdaq. We expect these rules and regulations to increase our legal and financial compliance costs and make some management and corporate governance activities more time-consuming and costly, particularly after we are no longer an “emerging growth company.” These rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. This could have an adverse impact on our ability to retain, recruit and bring on qualified board members. We expect that the additional costs we will incur as a public company, including costs associated with corporate governance requirements, will be considerable relative to our costs as a private company.

The additional demands associated with being a public company may disrupt regular operations of our business by diverting the attention of some of our senior management team away from revenue producing activities to management and administrative oversight, adversely affecting our ability to attract and complete business opportunities and increasing the difficulty in both retaining professionals and managing and growing our businesses. Any of these effects could harm our business, financial condition and results of operations.

Furthermore, after the date we are no longer an emerging growth company, our independent registered public accounting firm will only be required to attest to the effectiveness of our internal control over financial reporting depending on our market capitalization. Even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management’s assessment or may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, in connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. Failure to comply with Section 404 could subject us to regulatory scrutiny and sanctions, impair our ability to raise capital, cause investors to lose confidence in the accuracy and completeness of our financial reports and negatively affect our share price or cause it to be more volatile.

The ability of our U.S. subsidiaries to use net operating loss carryforwards and other tax attributes to offset future taxable income may be subject to certain limitations.

As of December 31, 2020, our U.S. subsidiaries had $32.6 million in gross net operating losses. In general, under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, a corporation that undergoes an “ownership change” is subject to annual limitations on its ability to use its pre-change net operating loss carryforwards or other tax attributes, or NOLs, to offset future taxable income or reduce taxes. We have not determined whether past changes in the ownership of our equity have resulted, or whether the Merger could result, in an ownership change under Section 382 of the Code with respect to our U.S. subsidiaries. In addition, future changes in the ownership of our equity, some of which may be outside of our control, could result in ownership changes under Section 382 of the Code with respect to our U.S. subsidiaries. Furthermore, our ability to use NOLs of companies that we may acquire in the future may be subject to limitations. For these reasons, we may not be able to use a material portion of the NOLs, even if we attain profitability.

Our results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates.

Although a significant portion of our revenues is currently derived in U.S. dollars, we also have significant revenues currently being denominated in other currencies. In addition, we have raised funds in U.S. dollars but a large part of our costs is in pound sterling. Unfavorable fluctuations in foreign currency exchange rates could have a material adverse effect on our results of operations.

Because our consolidated financial statements are presented in U.S. dollars, we must translate revenues, expenses and income, as well as assets and liabilities, into U.S. dollars at exchange rates in effect during or at the end of each reporting period. Therefore, changes in the value of the U.S. dollar against other currencies will affect our net revenues, operating income and the value of balance-sheet items originally denominated in other currencies. These changes cause our growth in consolidated earnings stated in U.S. dollars to be higher or lower than our growth in local currency when compared against other periods.

As we continue to leverage our global delivery model, more of our expenses will be incurred in currencies other than those in which we bill for the related services. An increase in the value of certain currencies against the U.S. dollar or U.K. pound sterling could increase costs for delivery of services at off-shore sites by increasing labor and other costs that are denominated in local currency. There can be no assurance that our contractual provisions will offset their impact, or that any future currency hedging activities, which are designed to partially offset this impact, will be successful. In addition, our future currency hedging activities could themselves be subject to risk. These could include risks related to counterparty performance under future hedging contracts and risks related to currency fluctuations. We also face risks that extreme economic conditions, political instability or hostilities or disasters of the type described below could impact our underlying exposures, perhaps eliminating them. Such an event could lead to losses being recognized on any future currency hedges then in place, not offset by anticipated changes in the underlying hedge exposure.

We anticipate incurring substantial stock-based compensation expense related to the Founders Equity Awards, which may have an adverse effect on our financial condition and results of operations and may result in substantial dilution.

In light of the options granted to the LMDX Founder Directors over 5,009,400 LMDX ordinary shares, which we refer to as the Founders Equity Awards, we anticipate that we will incur substantial stock-based compensation expenses. The initial grant of options over 3,256,000 LMDX ordinary shares were fully vested upon grant. The remaining 1,753,400 LMDX ordinary shares will vest over two years based on achievement of performance conditions. For additional information regarding the Founders Equity Awards, please see the section titled “Director and Executive Officer Compensation—Founders Equity Awards” beginning on page 154. We will record substantial stock-compensation expense for the Founders Equity Awards. In addition, a potentially large number of LMDX ordinary shares will be issuable upon exercise of the Founders Equity Awards if the applicable vesting conditions are satisfied, which would dilute your ownership of us.

Risks Related to Being a Public Company and Ownership of LMDX Common Shares

A market for LMDX common shares may not develop or be sustained, which would adversely affect the liquidity and price of LMDX common shares.

Following the Closing Date, the price of the publicly traded LMDX common shares, or the LMDX traded common shares, may fluctuate significantly due to the market’s reaction to the Merger and general market and economic conditions. An active trading market for the LMDX traded common shares following the Closing Date may never develop or, if developed, it may not be sustained. In addition, the price of the LMDX traded common shares after the Closing Date may vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if the LMDX traded common shares become delisted from Nasdaq and are quoted on the OTC Bulletin Board (an inter-dealer automated quotation system for equity securities that is not a national securities exchange) or the LMDX traded common shares are not listed on Nasdaq and are quoted on the OTC Bulletin Board, the liquidity and price of LMDX traded common shares may be more limited than if LumiraDx was quoted or listed on the NYSE, Nasdaq or another national securities exchange. You may be unable to sell your LMDX traded common shares unless a market can be established or sustained.

The dual class structure of the LMDX ordinary shares and LMDX common shares has the effect of concentrating voting control with those shareholders who held our share capital prior to the Merger, including our directors, executive officers and their respective affiliates, who will hold in the aggregate 31.11% of the voting power of our share capital following the completion of the Merger. This ownership will limit or preclude the ability of holders of the LMDX traded common shares to influence corporate matters, including the election of directors, amendments of our then current memorandum and articles of association, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.

The LMDX ordinary shares have ten votes per share on matters to be voted on by shareholders, and the LMDX common shares have one vote per share. Upon the consummation of the Merger, our directors, executive officers and their affiliates will hold in the aggregate 29.2% of the voting power of our issued share capital. Because of the ten-to-one voting ratio between the LMDX ordinary shares and the LMDX common shares, the holders of the LMDX ordinary shares collectively could continue to control a significant percentage of the combined voting power of the LMDX common shares and therefore be able to control all matters submitted to our shareholders for their approval. This concentrated control may limit or preclude the ability of the holders of the LMDX traded common shares to influence corporate matters for the foreseeable future, including the election of directors, the removal of the LMDX Founder Directors, amendments of our then current memorandum and articles of association, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval. This may prevent or discourage unsolicited acquisition proposals or offers for our issued share capital that the holders of the LMDX traded common shares may believe are in the best interest of LumiraDx as one of our shareholders. In addition, each of our co-founders (i.e., Ron Zwanziger, Dave Scott and Jerry McAleer) are directors and cannot be removed from the board absent the voting approval of the LMDX ordinary shares held by Ron Zwanziger, our Chief Executive Officer and co-founder, and his affiliates. Furthermore, the terms of our arrangements with BMGF, Morningside Venture Investments Limited, or Morningside, and CVS (which are described in further detail in the section titled “Certain Relationships and Related Person Transactions—LumiraDx Related Person Transactions” beginning on page 269), grant each of BMGF, Morningside and CVS a right to appoint a director to our board of directors. Under the applicable agreements, the appointment rights shall terminate (i) in the case of BMGF or Morningside, once either party sells or no longer controls more than 25%; or (ii) in the case of CVS, once a sale or combination of sales results in it beneficially owning less than 75%, in each case of their respective initial holding of LMDX series A preferred shares (or LMDX ordinary shares following the conversion of such LMDX series A preferred shares into LMDX ordinary shares immediately prior to the Effective Time pursuant to the Capital Restructuring). BMGF’s previous board appointee, Amit Thakker, M.D., resigned from our board of directors with effect from April 30, 2021. Dr. Thakker’s resignation was not due to any disagreement with LumiraDx, CAH or any matters relating to the Company’s operations, policies or practices. BMGF has not exercised its right to appoint a replacement director, but retains its right to do so. Apart from:

(i)	in exceptional circumstances approved by our board of directors;

(ii)	in the Limited Circumstances (as defined in the section titled “Description of LumiraDx’s Securities” beginning on page 274);

(iii)	where the Early Conversion Conditions (as defined in the section titled “Description of LumiraDx’s Securities” beginning on page 274) have been satisfied;

(iv)

where the 200 LMDX common share condition or the 200 LMDX ordinary share condition (as such terms are defined in the section titled “Description of LumiraDx’s Securities” beginning on page 274) have been satisfied; or

(v)

where our board of directors has served a Transfer Entitlement Notice (as defined in the section titled “Description of LumiraDx’s Securities” beginning on page 274) on the holders of our LMDX ordinary shares and LMDX common shares in the circumstances set out in the section titled “Description of LumiraDx’s Securities” beginning on page 274;

LMDX ordinary shares must be converted into LMDX common shares before they can be sold or transferred and no conversion of such LMDX ordinary shares into LMDX common shares can occur for the 180-day period from the Closing Date. The conversion of LMDX ordinary shares to LMDX common shares will have the effect, over time, of increasing the relative voting power of those holders of LMDX common shares who retain their shares in the long term. As a result, it is possible that one or more of the persons or entities holding the LMDX common shares could gain significant voting control as other holders of LMDX ordinary shares sell or otherwise convert their LMDX ordinary shares into LMDX common shares. We do not expect to issue any additional LMDX ordinary shares following the Merger except to meet commitments we agreed to prior to the date of this proxy statement/prospectus. Any future issuances of LMDX ordinary shares would be dilutive to holders of LMDX common shares.

Sales of substantial amounts of the LMDX traded common shares in the public market, or the conversion of substantial amounts of LMDX ordinary shares into LMDX common shares for sale in the public market, or the perception that these sales and/or conversions may occur, could cause the market price of the LMDX traded common shares to decline.

Sales of substantial amounts of the LMDX traded common shares in the public market, or the conversion of substantial amounts of LMDX ordinary shares into LMDX common shares for sale in the public market, or the perception that these sales and/or conversions may occur, could cause the market price of the LMDX common shares to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. Under the LMDX Amended and Restated Articles (and assuming for these purposes that the Capital Restructuring has occurred), LumiraDx will be authorized to issue up to 1,769,292,966 LMDX common shares (with a par value of US$0.0000028 per share), of which, assuming no CAH Stockholders exercise redemption rights with respect to their public shares, approximately 54,648,442 LMDX common shares (with a par value of US$0.0000028 per share) will be outstanding following the completion of the Merger.

Under the LMDX Amended and Restated Articles:

(A)	apart from:

(i)	in exceptional circumstances that are approved by our board of directors;

(ii)	in the Limited Circumstances (as defined in the section titled “Description of LumiraDx’s Securities” beginning on page 274);

(iii)	where the Early Conversion Conditions (as defined in the section titled “Description of LumiraDx’s Securities” beginning on page 274) have been satisfied;

(iv)

where the 200 LMDX common share condition or the 200 LMDX ordinary share condition (as such terms are defined in the section titled “Description of LumiraDx’s Securities” beginning on page 274) have been satisfied; or

(v)

where our board of directors has served a Transfer Entitlement Notice (as defined in the section titled “Description of LumiraDx’s Securities” beginning on page 274) on the holders of our LMDX ordinary shares and LMDX common shares in the circumstances set out in the section titled “Description of LumiraDx’s Securities” beginning on page 274;

the LMDX ordinary shares must be converted into LMDX common shares before being sold or transferred and no conversion of such LMDX ordinary shares into LMDX common shares can occur for the 180-day period from the Closing Date; and

(B)

the holders of LMDX common shares which are issued: (i) upon the conversion of the LMDX series B preferred shares immediately prior to the Effective Time pursuant to the Capital Restructuring, (ii) upon the conversion of the 5% notes and the 10% notes pursuant to the LMDX convertible loan note conversions, or (iii) upon the exercise of the 2020 warrants, the Jefferies warrants, the SVB warrants, the Pharmakon warrants and the LMDX new warrants, will be subject to a 180-day lock-up period prohibiting such holders, apart from:

(i)	in exceptional circumstances that are approved by our board of directors;

(ii)	in the Limited Circumstances (as defined in the section titled “Description of LumiraDx’s Securities” beginning on page 274);

(iii)	where the Early Conversion Conditions (as defined in the section titled “Description of LumiraDx’s Securities” beginning on page 274) have been satisfied;

(iv)

where the 200 LMDX common share condition or the 200 LMDX ordinary share condition (as such terms are defined in the section titled “Description of LumiraDx’s Securities” beginning on page 274) have been satisfied;

(v)

where our board of directors has served a Transfer Entitlement Notice (as defined in the section titled “Description of LumiraDx’s Securities” beginning on page 274) on the holders of our LMDX ordinary shares and LMDX common shares in the circumstances set out in the section titled “Description of LumiraDx’s Securities” beginning on page 274; or

(vi)	where such LMDX common shares reflect entitlements under the 2021 Employee Stock Purchase Plan;

from selling, transferring, contracting to sell or otherwise disposing of (either directly or indirectly) any of these LMDX common shares for the 180-day period following the Closing Date.

In addition, other than LMDX common shares to be issued upon exercise of the LMDX new warrants, the LMDX common shares to be issued to the sponsor and the CAH founders in connection with the Merger shall be subject to a one-year lock up restriction pursuant to the terms of the Sponsor Agreement.

If, after the end of the relevant lock-up periods, shareholders: (i) who own LMDX common shares sell substantial amounts of LMDX common shares in the public market; or (ii) who own LMDX ordinary shares convert substantial amounts of the LMDX ordinary shares into LMDX common shares for sale in the public market, or the market perceives that such sales and/or conversions may occur, the market price of the LMDX common shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected. Concurrently with the completion of the Merger, we will enter into the Registration Rights Agreement with CAH, the sponsor and certain of our shareholders pursuant to which we will agree under certain circumstances to file a registration statement to register the resale of the LMDX securities held by such parties, as well as to cooperate in certain public offerings of such LMDX common shares.

In addition, upon consummation of the Merger, we intend to cease any new grants under our existing equity incentive plans and to adopt a new omnibus equity incentive plan under which we would have the discretion to grant a broad range of equity-based awards over LMDX common shares to eligible participants. We intend to register all LMDX common shares that we may issue under this equity incentive plan. Once we register these LMDX common shares, they can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates of the Company. If a large number of the LMDX common shares or securities convertible into LMDX common shares are sold in the public market after they become eligible for sale, the sales could reduce the trading price of the LMDX common shares and impede our ability to raise future capital. We cannot predict the size of future issuances of our shares or the effect, if any, that future sales and issuances of shares would have on the market price of the LMDX common shares.

We cannot predict the effect our dual class structure may have on the market price of our LMDX common shares.

We cannot predict whether our dual class structure will result in a lower or more volatile market price of our LMDX traded common shares, in adverse publicity, or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indices, including FTSE Russell and S&P Dow Jones which impacted indices include the Russell 2000 and the S&P 500, S&P MidCap 400, and S&P SmallCap 600, which together make up the S&P Composite 1500. Under any such announced policies or future policies, the dual class structure of our shares could make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds, and other investment vehicles that attempt to passively track those indices would not invest in our LMDX common shares. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our LMDX common shares less attractive to other investors. As a result, the market price of the LMDX traded common shares could be adversely affected. It is unclear what additional effects such policies will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may depress valuations, as compared to similar companies that are included or may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our LMDX common shares less attractive to investors or otherwise increase the volatility of the price of our LMDX common shares.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” For example, for as long as we are an “emerging growth company” under the recently enacted JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We could be an emerging growth company for up to five years. See “Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” beginning on page 10. We cannot predict if investors will find our LMDX common shares less attractive because we will rely on these exemptions. If some investors find our LMDX common shares less attractive as a result, there may be a less active trading market for our LMDX common shares and our share price may be more volatile.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. Since IFRS makes no distinction between public and private companies for purposes of compliance with new or revised accounting standards, the requirements for our compliance as a private company and as a public company are the same.

We are a foreign private issuer and, as a result, we are not subject to U.S. proxy rules and are subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

We will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (ii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, foreign private issuers are not required to file their annual report on Form 20-F until four months after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers are also exempt from the Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

We may lose our foreign private issuer status, which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this Merger. As a foreign private issuer, we will be exempt from the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. If in the future we are not a foreign private issuer as of the last day of the second fiscal quarter in any fiscal year, we would be required to comply with all of the periodic disclosure, current reporting requirements and proxy solicitation rules of the Exchange Act applicable to U.S. domestic issuers. In order to maintain our current status as a foreign private issuer, either (a) a majority of our LMDX common shares must be either directly or indirectly owned of record by non-residents of the United States or (b)(i) a majority of our directors and executive officers may not be United States citizens or residents, (ii) more than 50% of our assets cannot be located in the United States and (iii) our business must be administered principally outside the United States. If we were to lose this status, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and stock exchange rules. The regulatory and compliance costs to us if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the costs we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. These rules and regulations could also make it more difficult for us to attract and retain qualified directors.

As a foreign private issuer and as permitted by the Nasdaq listing requirements, we follow certain home country governance practices rather than the corporate governance requirements of Nasdaq.

The Nasdaq listing rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may, follow home country practice in lieu of the above requirements, or we may choose to comply with the Nasdaq listing exchange requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Since a majority of our board of directors may not consist of independent directors, fewer board members may be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, the Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements though we intend to have an audit committee comprising of three independent directors. The Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, as well as certain ordinary share issuances. We intend to comply with the requirements of Nasdaq listing rules for a foreign private issuer in determining whether shareholder approval is required on such matters. However, we may consider following home country practice in lieu of the requirements under the Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors.

We have identified material weaknesses in our internal control over financial reporting and if our remediation of such material weaknesses is not effective, or if we fail to develop and maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

In connection with the audits of our financial statements for the years ended December 31, 2019 and December 31, 2020, we identified certain control deficiencies in the design and operation of our internal control over financial reporting that constituted material weaknesses. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. The material weaknesses specifically resulted from (i) insufficient segregation of duties related to the posting of manual journal entries and (ii) the lack of documented evidence for management review controls related to projected financial information used in non-recurring valuations and non-routine transactions.

We have insufficient segregation of duty related to the posting of manual journal entries. Additionally, where an independent review does occur, there is insufficient evidence to justify the operation of the control. These control failures are a result of resource constraints which result in inadequate staffing within the finance function to support sufficient segregation of duties and insufficient risk assessment procedures.

We lack documented evidence of review for management review controls related to projected financial information used in non-recurring valuations and non-routine transactions although reviews were performed by various levels of management. This lack of documented review is a result of controls that are not designed at a sufficient level of detail.

Although we have plans to add appropriate levels of staffing in the future, these material weaknesses have not been remediated as of the time of this proxy statement/prospectus.

Neither we nor our independent registered public accounting firm has performed an evaluation of our internal control over financial reporting during any period in accordance with the provisions of Sarbanes Oxley. In light of the material weaknesses that were identified in connection with the audits of our financial statements described above, we believe that it is possible that, had we and our independent registered public accounting firm performed an evaluation of our internal control over financial reporting in accordance with the provisions of the Sarbanes Oxley, additional material weaknesses may have been identified.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed, or operating. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that are filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on the Nasdaq Global Market.

We do not anticipate paying any cash dividends in the foreseeable future.

We currently intend to retain our future earnings, if any, for the foreseeable future, to repay indebtedness and to fund the development and growth of our business. We do not intend to pay any dividends to holders of our LMDX common shares. As a result, capital appreciation in the price of our LMDX common shares, if any, will be your only potential source of gain on an investment in our LMDX common shares.

The terms of the 2021 Senior Secured Loan preclude us from paying cash dividends to our shareholders without the consent of Pharmakon.

Shareholders will not be able to exercise preemptive rights and, as a result, may experience substantial dilution upon future issuances of LMDX common shares.

Our directors are authorized to issue LMDX common shares or grant rights to subscribe for LMDX common shares or shares of such undesignated class or classes (however designated) as the directors may determine, up to our authorized share capital from time to time. The LMDX Amended and Restated Articles do not include any preemptive rights to entitle a shareholder to participate in any further issuances of LMDX common shares. This could cause existing shareholders to experience substantial dilution of their interest in us.

If equity or industry research analysts publish negative evaluations of the Company, including a downgrade of the price target of the LMDX traded common shares, the price of our LMDX traded common shares could decline.

The trading market for the LMDX traded common shares relies in part on the research and reports that equity and industry research analysts publish about us or our business. We do not control these analysts. If one or more of the analysts covering our business downgrade their evaluations of our LMDX traded common shares, the price of our LMDX traded common shares could decline. If one or more of these analysts cease to cover the LMDX traded common shares, we could lose visibility in the market for the LMDX traded common shares, which in turn could cause the LMDX traded common shares price to decline.

If we were classified as a “passive foreign investment company” for U.S. federal income tax purposes, or a PFIC, U.S. holders of our LMDX common shares would be subject to adverse U.S. federal income tax consequences.

In general, we will be a PFIC for any taxable year in which either: (i) at least 75% of our gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains, rents, and royalties, other than rents or royalties derived in the active conduct of a trade or business); or (ii) at least 50% of the quarterly average value of the gross assets held by us during such taxable year produce, or are held for the production of, passive income. For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any subsidiary corporation in which we own at least 25% of the value of the subsidiary’s stock.

Based on the current and expected composition of our income and assets and the value of our assets, we do not expect to be a PFIC for our current taxable year or in the foreseeable future. However, no assurances regarding our PFIC status can be provided for the current taxable year or any future taxable years. The determination of whether we are a PFIC for any taxable year is a fact-intensive determination that can only be made after the end of each year, and will depend on the composition of our income and assets and the value of our assets from time to time (including the value of our goodwill, which will generally be determined in part by reference to the market price of our LMDX traded common shares, which may fluctuate considerably). The composition of our income and assets will also be affected by the amount of cash that we raise in any future offerings or other financing transactions. Because the value of our goodwill will generally be determined by reference to our market capitalization, we could become a PFIC for any taxable year if the price of our LMDX traded common shares declines significantly while we hold a substantial amount of cash and financial investments. We also could become a PFIC if we do not generate sufficient income from our business in any taxable year (including our current taxable year) relative to the amount of passive income that we generate in such taxable year. In addition, the application of the PFIC rules is subject to some uncertainties and the proper characterization of certain items of our income and assets is not entirely clear. Accordingly, there can be no assurance that we will not be a PFIC for our current or any future taxable year. We express no belief regarding our PFIC status with respect to any U.S. holder that acquired equity interests (or options or other rights to acquire equity interests) in us prior to the Merger.

If we were classified as a PFIC, a “U.S. holder” (as defined in the section titled “Certain Material Income Tax Considerations—Certain Material U.S. Federal Income Tax Considerations” beginning on page 293 in this proxy statement/prospectus) of our LMDX traded common shares would be subject to adverse U.S. federal income tax consequences, including potential increased tax liability. In addition, for each year during which we were classified as a PFIC, a U.S. holder of our LMDX common shares would generally be required to file IRS Form 8621 with such U.S. holder’s U.S. federal income tax return to report certain information concerning its ownership of our common stock. Each U.S. holder of our LMDX common shares should consult its own tax advisor regarding the PFIC rules and should read the discussion under “Certain Material Income Tax Considerations—U.S. Federal Income Tax Consequences of the Ownership and Disposition of LMDX Common Shares and the Ownership and Disposition or Conversion of LMDX New Warrants Received in the Merger—U.S. Holders—Passive Foreign Investment Company Rules” in this proxy statement/prospectus.

U.S. holders that own 10% or more of our equity interests may be subject to adverse U.S. federal income tax consequences under rules applicable to U.S. shareholders of controlled foreign corporations.

A non-U.S. corporation generally will be classified as a controlled foreign corporation for U.S. federal income tax purposes, or a CFC, if “10% U.S. equityholders” (as defined below) own, directly, indirectly or constructively, more than 50% of either the total combined voting power of all classes of stock of such corporation entitled to vote or of the total value of the stock of such corporation. We do not believe that we would be classified as a CFC at the time of the Merger, although CFC status is determined after taking into account complex constructive ownership rules and, accordingly, there can be no assurance in this regard. However, certain of our subsidiaries are classified as CFCs (as a result of the application of certain constructive ownership rules which treat our U.S. subsidiaries as owning the equity of those subsidiaries), and it is possible that we may be classified as a CFC in the future. The U.S. federal income tax consequences for U.S. holders who at all times are not 10% U.S. equityholders would not be affected by the CFC rules. However, a U.S. holder that owns (or is treated as owning, directly, indirectly or constructively, including by applying certain attribution rules) 10% or more of the combined voting power or value of all of classes of our equity interests (including equity interests attributable to deemed exercise of options and convertible debt instruments) (a “10% U.S. equityholder”) would generally be subject to current U.S. federal income taxation on a portion of our applicable subsidiaries’ earnings and profits (as determined for U.S. federal income tax purposes) and our earnings and profits (if we were classified as a CFC), regardless of whether such 10% U.S. equityholder receives any actual distributions. In addition, if we were classified as a CFC, a portion of any gains realized on the sale of our LMDX common shares by a 10% U.S. equityholder may be treated as ordinary income. A 10% U.S. equityholder will also be subject to additional U.S. federal income tax information reporting requirements with respect to our subsidiaries that are classified as CFCs and with respect to us (if we were classified as a CFC) and substantial penalties may be imposed for noncompliance. Each U.S. holder should consult its own tax advisor regarding the CFC rules and whether such U.S. holder may be a 10% U.S. equityholder for purposes of these rules.

Changes in taxation legislation or practice may adversely affect LumiraDx and its group and the tax treatment for holders of LMDX common shares.

Any change in taxation legislation or practice in the U.K. or other jurisdictions to which the company and its group has exposure could adversely affect the value of the company and/or affect the post-tax returns to holders of common shares. Statements in this proxy statement/prospectus concerning the taxation of the company and taxation of holders of LMDX common shares are based upon current tax law and published practice any aspect of which is, in principle, subject to change that could adversely affect the company and its group and/or the taxation of holders of LMDX common shares, and which may have an adverse effect on the market value of the LMDX common shares.

There have been significant recent changes both made and proposed to international tax laws that increase the complexity, burden and cost of tax compliance for all multinational groups. The Organization for Economic Co-operation and Development, or OECD, is continuously considering recommendations for changes to existing tax laws. We expect to continue to monitor these and other developments in international tax law which may adversely affect the company and its group and after-tax returns to holders of common shares.

In particular, the tax risks to the company and its group and to holders of LMDX common shares may be affected by the OECD’s Action Plan on Base Erosion and Profit Shifting, or the BEPS Action Plan. The aim of the BEPS Action Plan is that jurisdictions should change their domestic tax laws and introduce additional or amended provisions in double taxation treaties. Examples of possible outcomes of the BEPS Action Plan could be that the ability of entities such as the Company and members of its group to benefit from reliefs under double taxation treaties, or to obtain tax deductions for finance costs, could be adversely affected, potentially increasing the effective tax rate of the group. Final reports on all action points were published on October 5, 2015, but it remains unclear in many cases whether, when, how and to what extent certain jurisdictions will decide to adopt or further adopt those recommendations and different jurisdictions may implement any such recommendations in different ways. On July 12, 2016, the European Council formally adopted a directive containing a package of measures to combat tax avoidance, or ATAD. The scope of ATAD was amended and widened by a further directive formally adopted by the European Council on May 29, 2017, or ATAD 2. The implementation of ATAD and/or ATAD 2, which (among other initiatives) requires implementation of certain recommendations of the BEPS Action Plan within the E.U., may adversely affect the Company and its group.

In addition, further work is currently being undertaken by the OECD on potential future recommendations related to the challenges arising from the digitalization of the global economy, specifically relating to reform of the international allocation of taxing rights, or Pillar One, and a system ensuring a minimum level of tax for multinational enterprises, or Pillar Two, which may result in additional adverse tax consequences for the Company and its group.

Recently introduced economic substance legislation of the Cayman Islands may adversely impact us or our operations.

The Cayman Islands, together with several other non-E.U. jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the E.U. as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Cooperation (Economic Substance) Act, (as revised), or the Substance Act, came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities”. As we are a Cayman Islands company, compliance obligations include filing annual notifications for the Company, which need to state whether we are carrying out any relevant activities and whether we are claiming an exemption from the obligations to meet the economic substance tests to the extent required under the Cayman Economic Substance Act (the “substance test”). If we are carrying out such relevant activities, or are claiming such an exemption we are further required to file annually a report as to whether we have satisfied the substance test or the bias on which we are claiming such exemption. As it is a new regime, it is anticipated that the Substance Act will evolve and be subject to further clarification and amendments. We may need to allocate additional resources to keep updated with these developments and may have to make changes to our operations in order to comply with all requirements under the Substance Act. Failure to satisfy these requirements may subject us to penalties under the Substance Act.

We expect LumiraDx and LumiraDx Group to operate so as to be treated solely as a resident of the U.K. for tax purposes, but changes to our management and organizational structure and/or to the tax residency laws of other jurisdictions where we operate may cause the relevant tax authorities to treat the company as also being a resident of another jurisdiction for tax purposes.

Under current U.K. tax law, if the location of a company’s central management and control is in the U.K., or if a company is incorporated in the U.K., it is regarded as resident for tax purposes in the U.K. unless (i) it is concurrently treated as resident for tax purposes in another jurisdiction (applying the rules of that other jurisdiction for determining tax residency) that has a double tax treaty with the U.K. and (ii) there is a residency tie-breaker provision in that tax treaty which allocates tax residence to that other jurisdiction.

Based upon our anticipated management and organizational structure, we believe that the Company and LumiraDx Group (and the other U.K. incorporated companies in the group) should be regarded as tax resident solely in the U.K. However, because this analysis is highly factual and may depend on future changes in our management and organizational structure, as well as future changes in the tax residency laws of other jurisdictions where we operate, there can be no assurance regarding the determination of the tax residence of such companies in the future.

Should any such company be treated as resident in a jurisdiction other than the U.K. it could be subject to taxation in that jurisdiction and may be required to comply with a number of material and formal tax obligations, including withholding tax and/or reporting obligations provided under the relevant tax law, which could result in additional costs and expenses.

LumiraDx is a Cayman Islands company. Because judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than under U.S. law, shareholders may have fewer shareholder rights than they would have under U.S. law.

Our corporate affairs are governed by our then current memorandum and articles of association (as may be amended from time to time), the Companies Act (as revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of directors are to a large extent governed by the common law of the Cayman Islands. This common law is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. Decisions of the Privy Council (which is the final Court of Appeal for British overseas territories such as the Cayman Islands) are binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of directors under Cayman Islands law are not as clearly defined as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less prescriptive body of securities law than the United States. In addition, some states in the United States, such as Delaware, have more fulsome and judicially interpreted bodies of corporate law than the Cayman Islands.

In addition, as a Cayman Islands exempted company, our shareholders have no general rights under Cayman Islands law to inspect corporate records and accounts or to obtain copies of lists of shareholders with the exception that the shareholders may request a copy of our then current memorandum and articles of association. Under our Amended and Restated Articles, our directors have discretion to determine whether or not, and under what conditions, our corporate records may be inspected by shareholders, but are not obliged to make them available to shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion. As a result, you may be limited in your ability to protect your interests if you are harmed in a manner that would otherwise enable you to sue in a United States federal court. As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board or controlling shareholders than they would as shareholders of a U.S. company.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under Cayman Islands law.

We expect to conduct a significant portion of our operations outside the United States through our subsidiaries. The majority of our directors and executive officers reside outside the United States and a majority of the group’s assets are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. There is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state and it is uncertain whether such Cayman Islands courts would hear original actions brought in the Cayman Islands against us or such persons predicated upon the securities laws of the United States or any state. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Anti-takeover provisions in our Amended and Restated Articles may discourage, delay or prevent a change in control.

Some provisions in our Amended and Restated Articles, may discourage, delay or prevent a change in control of our company or management that holders of our LMDX common shares may consider unfavorable, including, among other things, the following:

•

provisions that permit our board of directors by resolution to issue undesignated classes of shares with such preferred, deferred or other special rights or restrictions as the board of directors may determine in their discretion, without any further vote or action by our shareholders. If issued, the rights, preferences, designations and limitations of any class of undesignated shares could operate to the disadvantage of the outstanding LMDX ordinary shares or LMDX common shares, the holders of which would not have any pre-emption rights in respect of such an issue of undesignated shares. Such terms could include, among others, preferences as to dividends and distributions on liquidation, or could be used to prevent possible corporate takeovers;

•

our shareholders may not take action by written consent, but may only take action at annual or extraordinary meetings of our shareholders. As a result, a holder controlling a majority of our share capital would not be able to amend our Amended and Restated Articles or remove directors without holding a meeting of our shareholders called in accordance with our Amended and Restated Articles. Our Amended and Restated Articles will further provide that special meetings of our shareholders may be called only by shareholders holding not less than one-third of the voting rights who are entitled to vote at general meetings. However, shareholders may propose only ordinary resolutions to be put to a vote at such a meeting and shall have no right to propose resolutions with respect to the election, appointment or removal of any person as a director or to amend our Amended and Restated Articles. Our Amended and Restated Articles will provide no other right to put any proposals before an annual general meeting or an extraordinary general meeting. These provisions might delay the ability of our shareholders to force consideration of a proposal or for shareholders controlling a majority of our share capital to take any action, including the removal of directors;

•

our board of directors is classified into three classes of directors (being the LMDX Founder Directors, the Class I directors and the Class II directors). A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for shareholders to replace a majority of the directors on a classified board of directors. See the section titled “Management Following the Merger—Composition of the Board of Directors” beginning on page 151. Shareholders may only remove the Class I directors and Class II directors for cause by way of passing a special resolution; and

•

each of the LMDX Founder Directors cannot be removed from the board absent the voting approval of the LMDX ordinary shares held by Ron Zwanziger, our Chief Executive Officer and co-founder, and his affiliates. This provision would prevent shareholders from removing any of the LMDX Founder Directors from their respective positions on the board.

Holders of the LMDX traded common shares may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association and have been provided for in the Amended and Restated Articles, subject to the restrictions described therein. Advance notice of at least 21 clear days is required for the convening of our annual general shareholders’ meeting and at least 14 clear days’ notice of any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least two shareholders present in person or by proxy, representing not less than one-third in nominal value of the total issued voting shares in the company. To the extent that shareholders hold in aggregate less than one-third of the outstanding voting shares in the company, they cannot call general meetings or annual general meetings. To the extent that shareholders hold in the aggregate one third of the outstanding voting shares of the Company, as set out above, an extraordinary general meeting may be convened but shareholders cannot include matters for consideration at such a meeting requiring the approval of a special resolution or are matters relating to the election, appointment, removal of any person as a director or to amend our Amended and Restated Articles.

We may become subject to taxation in the Cayman Islands which would negatively affect our results.

We have received an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Act (as revised) of the Cayman Islands, for a period of 20 years from the date of grant of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of the shares, debentures or other obligations of LumiraDx or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by LumiraDx to its members or a payment of principal or interest or other sums due under a debenture or other obligation of LumiraDx. If we otherwise were to become subject to taxation in the Cayman Islands, our financial condition and results of operations could be materially and adversely affected. See “Certain Material Income Tax Considerations—Cayman Islands Taxation.”

There may be a risk of us being subject to tax in jurisdictions in which we do not currently consider ourselves to have any tax resident subsidiaries or permanent establishments.

Our tax treatment is dependent, among other things, on the jurisdiction of our residence, including the residence of our subsidiaries, for tax purposes. We are a Cayman Islands exempted company with limited liability, resident in U.K. for tax purposes. We attempt to manage our business such that each of our subsidiaries is resident for tax purposes solely in its jurisdiction of incorporation and does not unintentionally create a taxable permanent establishment or other taxable presence in any other jurisdiction.

Risks Related to the Merger

CAH may not have sufficient funds to consummate the Merger.

As of January 29, 2021, CAH had approximately $800,000 available to it outside the trust account to fund its working capital requirements. If CAH is required to seek additional capital, it would need to borrow funds from the sponsor, its management team or other third parties to operate or it may be forced to liquidate. None of such persons is under any obligation to advance funds to CAH in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to CAH upon completion of the Merger. If CAH is unable to consummate the Merger because it does not have sufficient funds available, CAH will be forced to cease operations and liquidate the trust account. Consequently, CAH’s public stockholders may receive less than $10.00 per share and their CAH public warrants will expire worthless.

The Merger remains subject to conditions that CAH cannot control and if such conditions are not satisfied or waived, the Merger may not be consummated.

The Merger is subject to a number of conditions, including the conditions that CAH have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-5(g)(1) of the Exchange Act) either immediately prior to or upon consummation of the Merger, there is at least $65,000,000 of funds in CAH’s trust account, prior to payment of any unpaid or contingent liabilities, deferred underwriting fees or transaction costs of any of the parties, there is no legal prohibition against consummation of the Merger, the LMDX common shares and LMDX new warrants be approved for listing on Nasdaq subject only to official notice of issuance thereof and the requirement to have a sufficient number of round lot holders, receipt of CAH and LumiraDx securityholder approvals, continued effectiveness of the registration statement of which this proxy statement/prospectus is a part, the truth and accuracy of CAH’s and LumiraDx’s representations and warranties made in the Merger Agreement, the non-termination of the Merger Agreement and consummation of each Ancillary Agreement. There are no assurances that all conditions to the Merger will be satisfied or that the conditions will be satisfied in the time frame expected.

If the conditions to the Merger are not met (and are not waived, to the extent waivable), either CAH or LumiraDx may, subject to the terms and conditions of the Merger Agreement, terminate the Merger Agreement. See the section of this proxy statement/prospectus titled “Proposal No. 1 - Merger Proposal—Termination” beginning on page 114.

CAH will not have any right to make damage claims against LumiraDx for the breach of any representation, warranty or covenant made by LumiraDx or Merger Sub in the Merger Agreement.

The Merger Agreement provides that all of the representations, warranties and covenants of the parties contained therein shall not survive the completion of the Merger, except for those covenants contained therein that by their terms apply or are to be performed in whole or in part after the Closing Date. Accordingly, there are no remedies available to the parties with respect to any breach of the representations, warranties, covenants or agreements of the parties to the Merger Agreement after the Closing Date, except for covenants to be performed in whole or in part after Closing Date. As a result, CAH will have no remedy available to it if the Merger is consummated and it is later revealed that there was a breach of any of the representations, warranties and covenants made by LumiraDx or Merger Sub at the time of the Merger.

The CAH board of directors did not obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Merger.

CAH’s board of directors did not obtain a third-party valuation or fairness opinion in connection with their determination to approve the Merger. Collectively, on a fully diluted basis, the Relevant Parties own less than 0.25% of the Company’s fully-diluted equity share capital. Likewise, none of the Relevant Parties are, or will be, officers or directors of the Company, are a party to any voting agreement with the Company or, in any other way, control, are controlled by or are under common control with, the Company. None of the Relevant Parties are affiliated with LumiraDx. In addition, CAH’s board of directors did not determine that there are any material relationships between the Relevant Parties and LumiraDx. As such, CAH determined that no fairness opinion, third-party valuation or any other measures, such as an independent committee of the board, was necessary to approve the transaction. In analyzing the Merger, CAH’s board and management conducted due diligence on LumiraDx and researched the industry in which LumiraDx operates and concluded, together with the advice and expertise of CAH’s financial advisors, that the Merger was in the best interest of CAH’s stockholders. Accordingly, investors will be relying solely on the judgment of CAH’s board of directors and CAH’s advisors in valuing LumiraDx’s business, and the board of directors may not have properly valued such business. The lack of a third-party valuation or fairness opinion may also lead an increased number of stockholders to vote against the proposed Merger or demand redemption of their shares for cash, which could potentially impact CAH’s ability to consummate the Merger.

Future resales of the LMDX common shares and/or LMDX new warrants may cause the market price of our securities to drop significantly, even if our business is doing well.

The Amended and Restated Articles provide that:

(A)	apart from:

(i)	in exceptional circumstances that are approved by our board of directors;

(ii)	in the Limited Circumstances (as defined in the section titled “Description of LumiraDx’s Securities” beginning on page 274); or

(iii)	where the Early Conversion Conditions (as defined in the section titled “Description of LumiraDx’s Securities” beginning on page 274) have been satisfied;

(iv)

where the 200 LMDX common share condition or the 200 LMDX ordinary share condition (as such terms are defined in the section titled “Description of LumiraDx’s Securities” beginning on page 274) have been satisfied; or

(v)

where our board of directors has served a Transfer Entitlement Notice (as defined in the section titled “Description of LumiraDx’s Securities” beginning on page 274) on certain of the holders of our LMDX ordinary shares and LMDX common shares in the circumstances set out in the section titled “Description of LumiraDx’s Securities” beginning on page 274;

the LMDX ordinary shares must be converted into LMDX common shares before being sold or transferred and no conversion of such LMDX ordinary shares into LMDX common shares can occur for the 180-day period following the Closing Date; and

(B)

the holders of LMDX common shares which are issued: (i) upon the conversion of the LMDX series B preferred shares immediately prior to the Effective Time pursuant to the Capital Restructuring, (ii) upon the conversion of the 5% notes and the 10% notes pursuant to the LMDX convertible loan note conversions, or (iii) upon the exercise of the 2020 warrants, the Jefferies warrants, the SVB warrants, the Pharmakon warrants and the LMDX new warrants, will be subject to a 180-day lock-up period prohibiting such holders, apart from:

(i)	in exceptional circumstances that are approved by our board of directors;

(ii)	in the Limited Circumstances (as defined in the section titled “Description of LumiraDx’s Securities” beginning on page 274);

(iii)	where the Early Conversion Conditions (as defined in the section titled “Description of LumiraDx’s Securities” beginning on page 274) have been satisfied;

(iv)

where the 200 LMDX common share condition or the 200 LMDX ordinary share condition (as such terms are defined in the section titled “Description of LumiraDx’s Securities” beginning on page 274) have been satisfied;

(v)

where our board of directors has served a Transfer Entitlement Notice (as defined in the section titled “Description of LumiraDx’s Securities” beginning on page 274) on certain of the holders of our LMDX ordinary shares and LMDX common shares in the circumstances set out in the section titled “Description of LumiraDx’s Securities” beginning on page 274; or

(vi)	where such LMDX common shares reflect entitlements under the 2021 Employee Stock Purchase Plan;

from selling, transferring, contracting to sell or otherwise disposing of (either directly or indirectly) any of these LMDX common shares for the 180-day period following the Closing Date.

In addition, other than LMDX common shares to be issued upon exercise of the LMDX new warrants, the LMDX common shares to be issued to the sponsor and the CAH founders in connection with the Merger shall be subject to a one-year lock up restriction pursuant to the terms of the Sponsor Agreement. Further, concurrently with the consummation of the Merger, LumiraDx, CAH, the sponsor and certain existing equity holders of LumiraDx holding existing registration rights will enter into the Registration Rights Agreement, providing such holders with customary demand registration rights and piggy-back registration rights with respect to registration statements filed by LumiraDx after the Closing Date. The Registration Rights Agreement supersedes the registration rights agreements to which the aforementioned existing equityholders of LumiraDx were a party. See the section titled “Summary—Related Agreements—Registration Rights Agreement” page 7.

Upon expiration of the applicable lock-up periods and upon the effectiveness of any registration statement LumiraDx files pursuant to the above-referenced Registration Rights Agreement, in a registered offering of securities pursuant to the Securities Act or otherwise in accordance with Rule 144 under the Securities Act, LumiraDx shareholders may sell large amounts of LMDX common shares and warrants in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in the trading price of the LMDX common shares and/ or the LMDX new warrants or putting significant downward pressure on the price of the LMDX common shares and/ or LMDX new warrants. Additionally, downward pressure on the market price of the LMDX common shares or LMDX new warrants likely will result from sales of LMDX common shares issued in connection with the exercise of warrants. Further, sales of LMDX common shares or warrants upon expiration of any applicable lockup periods could encourage short sales by market participants. Generally, short selling means selling a security, contract or commodity not owned by the seller. The seller is committed to eventually purchase the financial instrument previously sold. Short sales are used to capitalize on an expected decline in the security’s price. Short sales of LMDX common shares or LMDX new warrants could have a tendency to depress the price of the LMDX common shares or the LMDX new warrants, respectively, which could increase the potential for short sales.

We cannot predict the size of future issuances of LMDX common shares or LMDX new warrants or the effect, if any, that future issuances and sales of shares of LMDX common shares or LMDX new warrants will have on the market price of the LMDX traded common shares or LMDX new warrants. Sales of substantial amounts of LMDX common shares (including those LMDX common shares issued in connection with the Merger), or the perception that such sales could occur, may adversely affect prevailing market prices of LMDX traded common shares or LMDX new warrants.

If CAH’s stockholders fail to properly demand redemption rights, they will not be entitled to redeem their shares of common stock of CAH for a pro rata portion of the trust account.

CAH stockholders holding public shares may demand that CAH redeem their public shares for a pro rata portion of the trust account, calculated as of two business days prior to the consummation of the Merger. CAH stockholders who seek to exercise this redemption right must deliver their stock (either physically or electronically) to CAH’s transfer agent prior to the vote at the special meeting. Any CAH stockholder who fails to properly demand redemption rights will not be entitled to redeem his or her shares for a pro rata portion of the trust account. CAH stockholders should see the section titled “Special Meeting of CAH Stockholders—Redemption Rights” beginning on page 100 for the procedures to be followed if they wish to redeem their shares for cash.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 15% of the public shares.

A public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 15% of the public shares. Accordingly, if you hold more than 15% of the public shares and the Merger Proposal is approved, you will not be able to seek redemption rights with respect to the full amount of your shares and may be forced to hold the shares in excess of 15% or sell them in the open market. CAH cannot assure you that the value of such excess shares will appreciate over time following a Merger or that the market price of CAH’s shares of common stock will exceed the per-share redemption price.

Nasdaq may not list our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to apply to have our securities listed on Nasdaq upon consummation of the Merger. We will be required to meet the initial listing requirements to be listed. We may not be able to meet those initial listing requirements. Even if our securities are so listed, we may be unable to maintain the listing of our securities in the future.

If we fail to meet the initial listing requirements and Nasdaq does not list our securities and the related closing condition is waived by the parties, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a limited amount of news and analyst coverage on us; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The sponsor is liable to ensure that proceeds of the trust are not reduced by vendor claims in the event a Merger is not consummated. It has also agreed to pay for any liquidation expenses if a Merger is not consummated. Such liability may have influenced the sponsor’s decision to approve the Merger.

If the Merger or another business combination is not consummated by CAH within the required time period, the sponsor will be liable under certain circumstances described herein to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by CAH for services rendered or contracted for or products sold to CAH. If CAH consummates a business combination, including the Merger, on the other hand, CAH will be liable for all such claims. Neither CAH nor the sponsor has any reason to believe that the sponsor will not be able to fulfill its indemnity obligations to CAH. See the section titled “Proposal No. 1 - The Merger Proposal—Interests of Certain Persons in the Merger” beginning on page 140 for further information. If CAH is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, the sponsor has also agreed to advance CAH the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $100,000) and not to seek repayment for such expense.

These obligations of the sponsor may have influenced the sponsor’s decision to approve the Merger and to continue to pursue such Merger. Larry J. Neiterman, Jeffrey H. Barnes, David Lang, David H. Klein, Afsaneh Naimollah, each of whom is an officer, director or director nominee of CAH, each has an indirect economic interest in the CAH founder shares and CAH private placement warrants purchased by the sponsor as a result of his or her membership interest in the sponsor. In considering the recommendations of CAH’s board of directors to vote for the Merger Proposal and other proposals, CAH’s stockholders should consider these interests.

CAH’s directors may decide not to enforce the indemnification obligations of the sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to CAH’s public stockholders in the event a Merger is not consummated.

If proceeds in the trust account are reduced below $10.00 per public share and the sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, CAH’s independent directors would determine whether to take legal action against the sponsor to enforce its indemnification obligations. While CAH currently expects that its independent directors would take legal action on CAH’s behalf against the sponsor to enforce the sponsor’s indemnification obligations, it is possible that CAH’s independent directors in exercising their business judgment may choose not to do so in any particular instance. If CAH’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to CAH’s public stockholders may be reduced below $10.00 per share.

The exercise of CAH’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Merger may result in a conflict of interest when determining whether such changes to the terms of the Merger or waivers of conditions are appropriate and in CAH’s stockholders’ best interest.

In the period leading up to the Closing Date, events may occur that, pursuant to the Merger Agreement, would require CAH to agree to amend the Merger Agreement, to consent to certain actions taken by LumiraDx or to waive rights that CAH is entitled to under the Merger Agreement. Such events could arise because of changes in the course of LumiraDx’s business, a request by LumiraDx to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on LumiraDx’s business and would entitle CAH to terminate the Merger Agreement. In any of such circumstances, it would be at CAH’s discretion, acting through its board of directors, to agree to any such amendment, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is best for CAH and what he or they may believe is best for himself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, CAH does not believe there will be any material changes or waivers that CAH’s directors and officers would be likely to make after the mailing of this proxy statement/prospectus. CAH will circulate a new or amended proxy statement/prospectus if changes to the terms of the Merger that would have a material impact on its stockholders are required prior to the vote on the Merger Proposal.

If CAH is unable to complete the Merger or another business combination by January 29, 2023, CAH will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, third parties may bring claims against CAH and, as a result, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders could be less than $10.00 per share.

Under the terms of CAH’s amended and restated certificate of incorporation, CAH must complete a business combination by January 29, 2023, or CAH must cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, third parties may bring claims against CAH. Although CAH has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of CAH’s public stockholders. If CAH is unable to complete a business combination within the required time period, the executive officers have agreed they will be personally liable under certain circumstances described herein to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by CAH for services rendered or contracted for or products sold to CAH. However, he may not be able to meet such obligation. Therefore, the per-share distribution from the trust account in such a situation may be less than $10.00 due to such claims.

Additionally, if CAH is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, or if CAH otherwise enters compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the trust account, CAH may not be able to return to its public stockholders at least $10.00 per share.

CAH’s stockholders may be held liable for claims by third parties against CAH to the extent of distributions received by them.

If CAH is unable to complete the Merger or another business combination within the required time period, CAH will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and its board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. CAH cannot assure you that it will properly assess all claims that may be potentially brought against CAH. As such, CAH’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, CAH cannot assure you that third parties will not seek to recover from its stockholders amounts owed to them by CAH.

If CAH is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by CAH’s stockholders. Furthermore, because CAH intends to distribute the proceeds held in the trust account to its public stockholders promptly after the expiration of the time period to complete a Merger , this may be viewed or interpreted as giving preference to its public stockholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, CAH’s board may be viewed as having breached their fiduciary duties to CAH’s creditors and/or may have acted in bad faith, and thereby exposing itself and CAH to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. CAH cannot assure you that claims will not be brought against it for these reasons.

Activities taken by existing CAH stockholders to increase the likelihood of approval of the Merger Proposal and other proposals could have a depressive effect on CAH’s stock.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding CAH or its securities, the sponsor, the CAH founders, including CAH’s officers, directors and stockholders prior to CAH IPO, LumiraDx and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Merger proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of CAH common stock or vote their shares in favor of the Merger Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements to consummate the Merger where it appears that such requirements would otherwise not be met. Entering into any such arrangements may have a depressive effect on CAH common stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the special meeting.

CAH and LumiraDx will incur significant transaction and transition costs in connection with the Merger.

CAH and LumiraDx have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Merger and, in the case of LumiraDx, operating as a public company following the consummation of the Merger. All expenses incurred in connection with the Merger, including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs or paid by LumiraDx following the Closing Date.

Subsequent to the completion of the Merger, the Company may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the share price of the LMDX common shares, which could cause you to lose some or all of your investment.

Although CAH has conducted extensive due diligence on LumiraDx, CAH cannot assure you that this diligence will uncover all material issues that may be present in LumiraDx’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of LumiraDx’s business and outside of its control will not later arise. As a result of these factors, the Company may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in its reporting losses. Even if CAH’s due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with CAH’s preliminary risk analysis. Even though these charges may be non-cash items and would not have an immediate impact on the Company’s liquidity, the fact that the Company reports charges of this nature could contribute to negative market perceptions of the Company or its securities. In addition, charges of this nature may cause the Company to violate net worth or other covenants to which the Company may be subject. Accordingly, any stockholders who choose to remain shareholders following the Merger could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

The LMDX common shares to be received by CAH’s securityholders as a result of the Merger will have different rights from CAH securities.

Following completion of the Merger, CAH’s securityholders will no longer be securityholders of CAH but will instead be securityholders of LumiraDx. There will be important differences between your current rights as a CAH securityholder and your rights as an LumiraDx securityholder. See the section titled “Description of LumiraDx’s Securities” beginning on page 274 for a discussion of the different rights associated with the LMDX common shares.

CAH’s stockholders will have a reduced ownership and voting interest after consummation of the Merger and will exercise less influence over management.

After the completion of the Merger, CAH stockholders will own a smaller percentage of LumiraDx than they currently own in CAH. At Closing, existing LumiraDx shareholders would hold, assuming for these purposes the Capital Restructuring has occurred, approximately 207,507,674 of the issued and outstanding LMDX ordinary shares and 39,868,442 of the issued and outstanding LMDX common shares and current CAH stockholders would hold approximately 14,780,000 of the issued and outstanding LMDX common shares (assuming no holder of CAH common stock exercises redemption rights as described in this proxy statement/prospectus, and based on current estimates of transaction expenses). Consequently, CAH’s stockholders, as a group, will have reduced ownership and voting power in the Company compared to their ownership and voting power in CAH.

Even if we consummate the Merger, there is no guarantee that the LMDX new warrants will ever be in the money, and they may expire worthless.

The exercise price for the LMDX new warrants will be $11.50 per LMDX common share. Upon consummation of the Merger, the CAH public warrants will be assigned to and assumed by the Company, being referred to herein as the LMDX new warrants. There is no guarantee that the LMDX new warrants, following the Merger, will ever be in the money prior to their expiration, and as such, such warrants may expire worthless.

CAH’s current directors and executive officers and their affiliates own CAH shares and CAH private placement warrants that will be worthless if the Merger is not approved. Such interests may have influenced their decision to approve the Merger.

Under the terms of CAH’s amended and restated certificate of incorporation, CAH must complete a business combination by January 29, 2023, or CAH must cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, all of the CAH founder shares and CAH private placement warrants held by the sponsor and CAH’s directors and officers would be worthless because the holders are not entitled to participate in any redemption or distribution with respect to such securities. On the other hand, if the Merger is consummated, each outstanding CAH share shall be converted into one common share of LumiraDx. The outstanding CAH public warrants shall be assigned to and assumed by the Company and by their terms automatically entitle the holders to purchase LMDX common shares upon consummation of the Merger. These financial interests may have influenced the decision of CAH’s directors and officers to approve the Merger and to continue to pursue the Merger. In considering the recommendations of CAH’s board of directors to vote for the Merger Proposal, for the Charter Proposals and for the Adjournment Proposal, its stockholders should consider these interests. See the section of this proxy statement/prospectus titled “Proposal No. 1 - The Merger Proposal—Interests of Certain Persons in the Merger” beginning on page 140.

The Merger may be completed even though material adverse effects may result from the announcement of the Merger, industry-wide changes and other causes.

In general, either CAH or LumiraDx may refuse to complete the Merger if there is a material adverse effect affecting the other party between the signing date of the Merger Agreement and the planned Closing. However, certain types of changes do not permit either party to refuse to consummate the Merger, even if such change could be said to have a material adverse effect on LumiraDx or CAH, including the following events (except, in certain cases where the change has a disproportionate effect on a party):

•	any change or proposed change in or change in the interpretation of any law or IFRS;

•	events or conditions generally affecting the industries or geographic areas in which LumiraDx and its subsidiaries operate;

•	any change in general economic conditions, including changes in the credit, debt, securities, financial or capital markets;

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any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, civil unrest, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics or other outbreaks of illness or public health events and other force majeure events;

•	any actions taken or not taken by LumiraDx or its subsidiaries required by the Merger Agreement or any Ancillary Agreement;

•	any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position;

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the public announcement or pendency of the Merger Agreement (including but not limited to any impact on the relationships with customers, vendors, or employees, including voluntary departures of employees in anticipation of the Merger); or

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any actions taken, or failures to take action, or such other changes or events, in each case, which CAH has requested or to which it has consented or which actions are contemplated by the Merger Agreement.

Delays in completing the Merger may substantially reduce the expected benefits of the Merger.

Satisfying the conditions to, and completion of, the Merger may take longer than, and could cost more than, CAH expects. Any delay in completing or any additional conditions imposed in order to complete the Merger may materially adversely affect the benefits that CAH and its stockholders expects to achieve from the Merger.

CAH and LumiraDx have no history operating as a combined company. The unaudited pro forma condensed combined financial information may not be an indication of LumiraDx’s financial condition or results of operations following the Merger, and accordingly, you have limited financial information on which to evaluate LumiraDx and your investment decision.

LumiraDx and CAH have no prior history as a combined entity and their operations have not been previously managed on a combined basis. The unaudited pro forma condensed combined financial information contained in this proxy statement/prospectus has been prepared using the consolidated historical financial statements of CAH and LumiraDx and is presented for illustrative purposes only and should not be considered to be an indication of the results of operations including, without limitation, future revenue, or financial condition of CAH following the Merger. Certain adjustments and assumptions have been made regarding CAH after giving effect to the Merger. LumiraDx and CAH believe these assumptions are reasonable, however, the information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments are difficult to make with accuracy. These assumptions may not prove to be accurate, and other factors may affect CAH’s results of operations or financial condition following the consummation of the Merger. For these and other reasons, the historical and pro forma condensed combined financial information included in this proxy statement/prospectus does not necessarily reflect LumiraDx’s results of operations and financial condition and the actual financial condition and results of operations of LumiraDx following the Merger may not be consistent with, or evident from, this pro forma financial information.

CAH may be a target of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Merger from being completed.

Securities class action lawsuits and derivative lawsuits are often brought or threatened against companies that have entered into merger agreements or similar agreements. Even if any lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on CAH’s liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting consummation of the Merger, then that injunction may delay or prevent the Merger from being completed. In addition, it is possible that any such class action lawsuits or derivative lawsuits will survive the closing, in which case they will need to continue to be defended post-closing of the Merger. Currently, CAH is not aware of any securities class action lawsuits or derivative lawsuits being filed in connection with the Merger.

The sponsor and CAH’s officers and directors have agreed to vote in favor of the Merger, regardless of how CAH’s public stockholders vote.

The sponsor, as well as CAH’s officers and directors, beneficially own and are entitled to vote an aggregate of approximately 20.0% of the outstanding CAH shares. These holders have agreed to vote their CAH shares in favor of the Merger Proposal. These holders have also indicated that they intend to vote their shares in favor of all other proposals being presented at the meeting. Accordingly, it is more likely that the necessary stockholder approval for the Merger Proposal and the other proposals will be received than would be the case if these holders agreed to vote their CAH founder shares in accordance with the majority of the votes cast by holders of CAH common stock.

If the Merger does not qualify as a tax-deferred “reorganization” under Section 368(a) of the Code, then the Merger would be taxable with respect to U.S. holders of CAH common stock and CAH public warrants.

There are significant factual and legal uncertainties as to whether the Merger will qualify as a tax-deferred “reorganization” pursuant to Section 368(a) of the Code. For example, the treatment of the Merger as a tax-deferred “reorganization” may depend on the extent to which stockholders of CAH decide to exchange their CAH common stock for LMDX common shares rather than redeem them for cash. In addition, because of (i) the short history of CAH, (ii) the fact that its assets consist primarily of the funds held in the trust account, (iii) the possibility of a significant number of holders of redeeming their CAH common stock for cash, and (iv) the lack of authority or IRS guidance directly on-point in respect of the type of companies that includes CAH, there is significant uncertainty as to whether CAH will be able to meet the “continuity of business enterprise” requirement for qualification as a “reorganization.” It is the opinion of Sidley Austin LLP that the Merger is more likely than not to qualify as a tax-deferred reorganization pursuant to Section 368(a) of the Code. However, no assurance can be given that the IRS would not challenge the treatment of the Merger as a tax-deferred “reorganization” in light of the specific requirements of Section 368(a) of the Code.

It is the opinion of Sidley Austin LLP that the Merger is more likely than not to qualify as a tax-deferred reorganization pursuant to Section 368(a) of the Code. However, no assurance can be given that the IRS would not challenge the treatment of the Merger as a tax-deferred “reorganization” in light of the specific requirements of Section 368(a) of the Code. The opinion of Sidley Austin LLP is based on facts and representations contained in representation letters provided by CAH, LumiraDx and Merger Sub and on certain factual assumptions, including the assumption that not more than 50% of the assets of CAH will be used to redeem CAH common stock in contemplation of, or in connection with, the Merger, and further assumes that the business combination is completed in the manner set forth in the Merger Agreement and the registration statement of which this proxy statement/prospectus forms part. If any of the assumptions, representations or covenants on which the opinion is based is or becomes incorrect, incomplete, inaccurate or is otherwise not complied with, the validity of the opinion described above may be adversely affected and the tax consequences of the Merger could differ from those described herein. In particular, if more than 50% of the assets of CAH were to be used to redeem CAH common stock in contemplation of, or in connection with, the Merger, the opinion described above would no longer apply and LumiraDx and CAH may, depending on the particular facts and circumstances, report the Merger as a taxable transaction. If the Merger is a taxable transaction, then U.S. holders of CAH common stock and CAH public warrants would generally recognize gain or loss on the exchange of CAH common stock and CAH public warrants for LMDX common shares and LMDX new warrants. The percentage of CAH’s assets that will be used to redeem CAH common stock depends on the extent to which holders of CAH common stock exercise their rights pursuant to the CAH Redemption, which cannot be determined as of the date of this proxy statement/prospectus. Although the Merger Agreement imposes a “Minimum Cash Condition” (as defined in Section 7.3(f) of the Merger Agreement), which generally requires that CAH have a minimum of $65,000,000 in its trust account after giving effect to the exercise of redemption rights by holders of CAH common stock, LumiraDx may waive the Minimum Cash Condition and may proceed with the Merger even if more than 50% of the assets of CAH were to be used to redeem CAH common stock in contemplation of, or in connection with, the Merger.

Subject to the foregoing, CAH and LumiraDx intend to report the Merger as a tax-deferred “reorganization” pursuant to Section 368(a) of the Code and, if the Merger so qualifies (subject to satisfaction of the requirements of Section 367(a) of the Code), the Merger is not expected to result in gain being recognized by U.S. holders of CAH common stock and CAH public warrants immediately prior to the closing of the Merger. However, the qualification of the Merger as a tax-deferred “reorganization” pursuant to Section 368(a) of the Code is not a condition to the closing of the Merger and the Merger Agreement does not include any covenant requiring CAH or LumiraDx to ensure that the Merger qualifies as a tax-deferred “reorganization” pursuant to Section 368(a) of the Code.

If, at the closing of the Merger, any requirement for Section 368(a) of the Code is not met, then a U.S. holder (as defined in the section titled “Certain Material Income Tax Considerations—Certain Material U.S. Federal Income Tax Considerations” beginning on page 293) of CAH common stock and/or CAH public warrants would recognize gain or loss in an amount equal to the difference, if any, between (i) the fair market value (as of the Closing Date) of the LMDX common shares and LMDX new warrants received pursuant to the Merger and (ii) such U.S. holder’s aggregate tax basis in the CAH common stock and CAH public warrants surrendered in exchange for the LMDX common shares and LMDX new warrants.

Even if the Merger qualifies as a tax-deferred “reorganization” pursuant to Section 368(a) of the Code, a U.S. person will be required to recognize any gain (but would not be permitted to recognize any loss), unless the Merger satisfies the requirements of Section 367(a) of the Code.

Even if the Merger qualifies as a tax-deferred “reorganization” pursuant to Section 368(a) of the Code, Section 367(a) of the Code and the Treasury regulations promulgated thereunder provide that, where a U.S. person exchanges stock or securities in a U.S. corporation for stock or securities in a foreign corporation in a transaction that otherwise qualifies as a tax-deferred reorganization, the U.S. person is required to recognize any gain (but would not be permitted to recognize any loss) realized on such exchange unless certain additional requirements are satisfied.

In general, for the Merger to meet these additional requirements, certain reporting requirements must be satisfied and (i) no more than 50% of both the total voting power and the total value of the stock of the transferee foreign corporation is received, in the aggregate, by the “U.S. transferors” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership) in the transaction; (ii) no more than 50% of each of the total voting power and the total value of the stock of the transferee foreign corporation is owned, in the aggregate, immediately after the transaction by “U.S. persons” (as defined in the Treasury regulations) that are either officers or directors or “five-percent target shareholders” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership) of the transferred U.S. corporation; and (iii) the “active trade or business test” as defined in Treasury regulations Section 1.367(a)-3(c)(3) must be satisfied. Conditions (i), (ii), and (iii) are expected to be met, and, as a result, the Merger is expected to satisfy the applicable requirements under Section 367(a) of the Code on account of such conditions.

It is the opinion of Sidley Austin LLP that it is more likely than not that the Merger will not result in gain recognition by a U.S. holder (as defined in the section titled “Certain Material Income Tax Considerations—Certain Material U.S. Federal Income Tax Considerations”) exchanging CAH common stock and CAH public warrants for LMDX common shares and LumiraDx new warrants so long as either (A) the U.S. holder is not a “five-percent transferee shareholder” (within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii)) of LumiraDx or (B) the U.S. holder is a “five-percent transferee shareholder” of LumiraDx and enters into an agreement with the IRS to recognize gain under certain circumstances. The opinion of Sidley Austin LLP is based on facts and representations contained in representation letters provided by CAH, LumiraDx and Merger Sub and on certain factual assumptions, and further assumes that the business combination is completed in the manner set forth in the Merger Agreement and the registration statement of which this proxy statement/prospectus forms part. If any of the assumptions, representations or covenants on which the opinion is based is or becomes incorrect, incomplete, inaccurate or is otherwise not complied with, the validity of the opinion described above may be adversely affected and the tax consequences of the Merger could differ from those described herein. Furthermore, if the Merger qualifies as a tax-deferred “reorganization” pursuant to Section 368(a) of the Code but, at the Effective Time, any requirement for Section 367(a) of the Code not to impose gain on a U.S. holder is not satisfied, then a U.S. holder of CAH common stock or CAH public warrants generally would recognize gain (but would not be permitted to recognize any loss) in an amount equal to the excess, if any, of the fair market value as of the closing date of the LMDX common shares and LumiraDx new warrants received by such holder in the Merger over such U.S. holder’s tax basis in the CAH common stock and CAH public warrants surrendered by such U.S. holder in the Merger.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus includes statements that express CAH’s and/or LumiraDx’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this proxy statement/prospectus and include statements regarding CAH’s and/or LumiraDx’s intentions, beliefs or current expectations concerning, among other things, the Merger, the benefits and synergies of the Merger, including anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which LumiraDx operates or may in the future operate and include, without limitation the CAH financial projections (as defined in the “Proposal No.1 - The Merger Proposal - Summary of Financial Analyses” section of this proxy statement/prospectus). Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting CAH and/or LumiraDx. Factors that may impact such forward-looking statements include:

•	LumiraDx’s ability to compete in the highly competitive markets in which it operates, and potential adverse effects of this competition;

•

LumiraDx’s ability to maintain revenues if its products and services do not achieve and maintain broad market acceptance, or if it is unable to keep pace with or adapt to rapidly changing technology, evolving industry standards and changing regulatory requirements;

•	uncertainty, downturns and changes in the markets LumiraDx serves;

•	LumiraDx’s ability to achieve operational cost improvements and other benefits expected from the Merger;

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LumiraDx’s and/or CAH’s expectations regarding the size of the POC market for the Platform, the size of the various addressable markets for certain tests and our ability to penetrate such markets by driving the conversion of healthcare providers’ testing needs onto its Platform;

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LumiraDx’s commercialization strategy, including its plans to initially focus its sales efforts on large healthcare systems, government organizations and national pharmacy chains that want to deploy comprehensive POC testing across their networks;

•	LumiraDx’s and/or CAH’s belief that LumiraDx will be able to drive commercialization of its Platform through the launch of its SARS-CoV-2 antigen and SARS-CoV-2 antibody tests;

•	the willingness of healthcare providers to use a POC system over central lab systems and the rate of adoption of the Platform by healthcare providers and other users;

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the scalability and commercial viability of our manufacturing methods and processes, especially in light of the anticipated demand for the Platform and our minimum commitments to supply the Platform to customers;

•	LumiraDx’s ability to source suitable raw materials and components for the manufacture of its Instrument and test strips in a timely fashion;

•	LumiraDx’s ability to maintain its current relationships, or enter into new relationships, with diagnostics or R&D companies, third party manufacturers and commercial distribution collaborators;

•	LumiraDx’s ability to effectively manage its anticipated growth;

•	LumiraDx’s ability to rapidly develop and commercialize diagnostics tests that are accurate and cost-effective;

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the timing, progress and results of LumiraDx’s diagnostics tests, including statements regarding launch plans, commercialization plans and proxy statement/prospectus for such tests, all which may be delayed by or halted due to a number of factors, including the impact of the COVID-19 pandemic;

•	the timing, scope or likelihood of regulatory submissions, filings, approvals, authorizations or clearances;

•	the pricing, coverage and reimbursement of LumiraDx’s Instrument and tests, if approved;

•	LumiraDx’s ability to repay or service its debt obligations and meet the financial covenants related to such debt obligations;

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LumiraDx’s ability to enforce its intellectual property rights and to operate its business without infringing, misappropriating, or otherwise violating the intellectual property rights and proprietary technology of third parties;

•	developments and projections relating to LumiraDx’s competitors and its industry;

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the significant risks, assumptions, estimates and uncertainties associated with projections, which may cause projected revenues, expenses and profitability of LumiraDx to differ materially from the CAH financial projections;

•	LumiraDx’s and/or CAH’s expectations related to the use of proceeds from the Merger;

•	LumiraDx’s ability to develop effective internal controls over financial reporting as it transitions to become a publicly-traded company;

•	LumiraDx’s ability to attract and retain qualified employees and key personnel;

•	the effects of the COVID-19 pandemic, including mitigation efforts and economic effects, on any of the foregoing or other aspects of LumiraDx’s business or operations;

•	LumiraDx’s and/or CAH’s expectations regarding the time during which LumiraDx will be an emerging growth company under the JOBS Act and a foreign private issuer;

•	the future trading price of LMDX common shares and impact of securities analysts’ reports on these prices;

•	LumiraDx’s ability to fully derive anticipated benefits from existing or future acquisitions, joint ventures, investments or dispositions;

•	exchange rate fluctuations and volatility in global currency markets;

•	potential adverse tax consequences resulting from the international scope of LumiraDx’s operations, corporate structure and financing structure;

•	U.S. tax legislation enacted in 2017, which could materially adversely affect LumiraDx’s financial condition, results of operations and cash flows;

•	increased risks resulting from LumiraDx’s international operations;

•	LumiraDx’s ability to comply with various trade restrictions, such as sanctions and export controls, resulting from its international operations;

•	LumiraDx’s ability to comply with the anti-corruption laws of the United States and various international jurisdictions;

•	the impact on LumiraDx’s business as a result of the United Kingdom’s withdrawal from the E.U.;

•	fraudulent or unpermitted data access, cyber-security attacks, or other privacy breaches;

•	government and agency demand for LumiraDx’s products and services and LumiraDx’s ability to comply with government contracting regulations;

•	LumiraDx’s ability to attract, motivate and retain qualified employees, including members of its senior management team;

•	LumiraDx’s ability to operate in a litigious environment;

•	other factors disclosed in this proxy statement/prospectus; and

•	other risks and uncertainties, including those listed in the section titled “Risk Factors” beginning on page 21.

The forward-looking statements contained in this proxy statement/prospectus are based on CAH’s and/or LumiraDx’s current expectations and beliefs concerning future developments and their potential effects on the Merger and LumiraDx. There can be no assurance that future developments affecting CAH and/or LumiraDx will be those that CAH or LumiraDx has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond either CAH’s or the LumiraDx’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. CAH and LumiraDx will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Before a stockholder grants its proxy or instructs how its vote should be cast or vote on the merger, it should be aware that the occurrence of the events described in the section titled “Risk Factors” beginning on page 21 and elsewhere in this proxy statement/prospectus may adversely affect CAH and/or LumiraDx.

SPECIAL MEETING OF CAH STOCKHOLDERS

General

CAH is furnishing this proxy statement/prospectus to CAH stockholders as part of the solicitation of proxies by CAH’s board of directors for use at the special meeting of CAH stockholders to be held on September 28, 2021, and at any adjournment or postponement thereof. This proxy statement/prospectus provides CAH’s stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

The special meeting of CAH stockholders will be held on September 28, 2021, at 9:00 a.m., eastern time, in virtual format. You may attend the special meeting webcast by accessing the web portal located at https://www.cstproxy.com/cahcspac/2021 and following the instructions set forth on your proxy card.

Purpose of the CAH Special Meeting

At the special meeting, CAH is asking holders of CAH shares to:

•	consider and vote upon a proposal to adopt the Merger Agreement and approve the Merger contemplated thereby (the “Merger Proposal”);

•

consider and vote upon separate proposals to approve the following material differences between the constitutional documents of LumiraDx that will be in effect upon the closing of the Transaction and CAH’s current amended and restated certificate of incorporation: (i) the name of the new foreign public entity will be “LumiraDx Limited” as opposed to “CA Health Acquisition Corp.”; (ii) the authorized share capital of the new public entity will be US$10,290 divided into, assuming completion of the Merger Subdivision, (1) 1,769,292,966 LMDX ordinary shares with a par value (to seven decimal places) of US$0.0000028 per LMDX ordinary share, (2) 1,769,292,966 LMDX common shares with a par value (to seven decimal places) of US$0.0000028 per LMDX common share; (3) undesignated shares of such class or classes (however designated) as the board of LumiraDx may determine (iii) the new public entity has two classes of shares, being the LMDX common shares and the LMDX ordinary shares, such that each holder of LMDX common shares will be entitled to one vote on any proposed shareholder resolution for each such share and each holder of LMDX ordinary shares will be entitled to ten votes on any proposed shareholder resolution for each such share; (iv) the new public entity shall have two classes of directors, other than the LMDX Founder Directors, serving staggered terms with the terms of Class I and Class II directors expiring at the annual general meeting of shareholders to be held in 2022 and 2023, respectively, and each term expiring two years thereafter, in each case; and (v) the new public entity’s constitutional documents will not include the various provisions applicable only to special purpose acquisition corporations that CAH’s amended and restated certificate of incorporation contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time) (the “Charter Proposals”); and

•

if applicable, consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that CAH is unable to consummate the Merger (the “Adjournment Proposal”).

Recommendation of CAH Board of Directors

CAH’s board of directors has unanimously determined that the Merger Proposal, each of the Charter Proposals and, if applicable, the Adjournment Proposal is fair to and in the best interests of CAH and its stockholders; has unanimously approved the Merger Proposal, each of the Charter Proposals and the Adjournment Proposal; unanimously recommends that stockholders vote “FOR” the Merger Proposal;

unanimously recommends that stockholders vote “FOR” each of the Charter Proposals; and unanimously recommends that stockholders vote “FOR” the Adjournment Proposal if one is presented to the meeting.

Record Date; Persons Entitled to Vote

CAH has fixed the close of business on September 1, 2021, as the “record date” for determining CAH stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on , 2021, there were 14,375,000 shares of CAH common stock outstanding and 2,875,000 CAH founder shares entitled to vote. Each of the CAH shares is entitled to one vote per share at the special meeting.

Pursuant to the Sponsor Agreement, the 2,875,000 CAH founder shares owned of record by the sponsor and any shares of CAH common stock acquired by it or the CAH founders in the aftermarket, will be voted in favor of the Merger Proposal. The sponsor has indicated it intends to vote its CAH shares in favor of the other proposals presented at the special meeting.

Quorum

The presence, in person or by proxy, of holders representing a majority of all the outstanding shares of common stock entitled to vote constitutes a quorum at the special meeting. A quorum will be present at the CAH special meeting if a majority of all the outstanding CAH shares entitled to vote at the meeting are represented at the virtual special meeting or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum. The CAH common stock and CAH founder shares are entitled to vote together as a single class on all matters to be considered at the special meeting.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to CAH but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld from the broker. If a stockholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its shares on “non-routine” proposals, such as the Merger Proposal and the Charter Proposals.

Vote Required

The approval of the Merger Proposal will require the affirmative vote for the proposal by the holders of a majority of the then outstanding CAH shares. Abstentions and broker non-votes have the same effect as a vote against the proposal.

The approval of the Charter Proposals will require the affirmative vote for the proposal by the holders of a majority of the then outstanding CAH Shares. Abstentions and broker non-votes have the same effect as a vote against the charter Proposals.

The approval of the Adjournment Proposal, if presented, will require the affirmative vote of the holders of a majority of CAH shares represented and entitled to vote thereon at the meeting. Abstentions are deemed entitled to vote on such Adjournment Proposal. Therefore, they have the same effect as a vote against the Adjournment Proposal. Broker non-votes are not deemed entitled to vote on such Adjournment Proposal and, therefore, they will have no effect on the vote on such Adjournment Proposal.

Voting Your Shares

Each of the CAH shares that you own in your name entitles you to one vote. Your proxy card shows the number of CAH shares that you own. If your CAH shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Methods of Voting

CAH stockholders of record may vote their shares in three ways:

•	by internet at www.cstproxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on September 28, 2021 (have your Notice or proxy card in hand when you visit the website);

•	by completing and mailing your proxy card; or

•	by internet during the special meeting. Instructions on how to attend and vote at the special meeting are described at https://www.cstproxyvote.com/cahcspac/2021.

In order to be counted, proxies submitted by internet must be received by 11:59 p.m. Eastern Time on September 28, 2021. Proxies submitted by U.S. or international mail must be received before the start of the special meeting.

If you are a street name stockholder, please follow the instructions from your broker, bank, or other nominee to vote by internet or mail before the meeting, or by internet during the special meeting, in each case by using the 16-digit control number, which is in the instructions accompanying your proxy materials, if your broker, bank, or nominee makes those instructions available.

Voting at the Special Meeting.

Shares held directly in your name as stockholder of record may be voted at the special meeting via the special meeting website. If you choose to virtually attend the special meeting and vote your shares at the meeting via the special meeting website, you will need the 16-digit control number included on your proxy card.

If you are a beneficial holder, you will need to obtain a specific control number from your broker, bank or other nominee holder of record giving you the right to vote the shares.

Even if you plan to virtually attend the special meeting, the CAH board of directors recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the special meeting.

Voting by Proxy

You may direct your vote by proxy without virtually attending the special meeting. You can vote by proxy by the internet or mail by following the instructions provided in the enclosed proxy card. If you are a street name stockholder, please follow the instructions from your broker, bank, or other nominee to vote by internet or mail before the special meeting, or by internet during the special meeting, in each case by using the 16-digit control number, which is in the instructions accompanying your proxy materials, if your broker, bank, or nominee makes those instructions available.

Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your CAH shares, you may contact Morrow Sodali LLC (“Morrow Sodali”), toll-free at (800) 662-5200, or for brokers and banks, collect at (203) 658-9400 or via email at CAHC@info.investor.morrowsodali.com.

Revoking Your Proxy

If you are a CAH stockholder and you submit a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•

notifying CAH’s Corporate Secretary, in writing, at 99 Summer Street, Suite 200, Boston, MA 02110. Such notice must be received at the above location before 11:59 p.m. Eastern Time on September 28, 2021;

•	voting again using the internet before 11:59 p.m. Eastern Time on September 28, 2021 (your latest internet proxy is the one that will be counted); or

•	attending and voting during the special meeting. Simply logging into the special meeting will not, by itself, revoke your proxy.

In light of possible restrictions due to COVID-19, CAH stockholders are encouraged to change their vote by voting again using the internet.

If you are a street name stockholder, you may revoke any prior voting instructions by contacting your broker, bank or other nominee or by attending the special meeting and voting by internet during the meeting by using the 16-digit control number, which is in the instructions accompanying your proxy materials, if your broker, bank, or nominee makes those instructions available.

Who Can Answer Your Questions About Voting Your Shares

If you are a CAH stockholder and have any questions about how to vote or direct a vote in respect of your CAH shares, you may call Morrow Sodali, CAH’s proxy solicitor, at (800) 662-5200 or CAH at (212) 380-7500.

Redemption Rights

Holders of public shares may seek to redeem their shares for cash, provided that they vote on the Merger Proposal (regardless of whether they vote for or against). Any stockholder holding public shares as of the record date who votes in favor of or against the Merger Proposal may demand that CAH redeem such shares for a full pro rata portion of the trust account (which, for illustrative purposes, was $10 per share as of September 1, 2021, the record date), calculated as of two business days prior to the anticipated consummation of the Merger. If a holder properly seeks redemption as described in this section and the Merger is consummated, CAH will redeem these shares for a pro rata portion of funds deposited in the trust account and the holder will no longer own these shares following the Merger.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 15% of the public shares. Accordingly, all public shares in excess of 15% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed for cash.

The sponsor and the CAH founders will not have redemption rights with respect to any shares of CAH common stock owned by them, directly or indirectly in connection with the Merger.

CAH stockholders who seek to redeem their public shares for cash must affirmatively vote for or against the Merger Proposal. CAH stockholders who do not vote with respect to the Merger Proposal, including as a result of an abstention or a broker non-vote, may not redeem their shares for cash. Holders may demand redemption by delivering their stock, either physically or electronically using The Depository Trust Company’s DWAC System, to CAH’s transfer agent prior to the vote at the special meeting. If you hold the CAH shares in street name, you will have to coordinate with your broker to have your CAH shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $100 and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. In the event the proposed Merger is not consummated this may result in an additional cost to stockholders for the return of their shares.

Any request to redeem such shares, once made, may be withdrawn at any time up to the vote on the Merger Proposal. Furthermore, if a holder of a public share delivered its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).

If the Merger is not approved or completed for any reason, then CAH’s public stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares for a full pro rata portion of the trust account, as applicable. In such case, CAH will promptly return any shares delivered by holders of public shares. If CAH would be left with less than $5,000,001 of net tangible assets as a result of the holders of public shares properly demanding redemption of their shares for cash, CAH will not be able to consummate the Merger.

The closing price of CAH common stock on September 1, 2021, the record date, was $9.92. The cash held in the trust account on such date was approximately $115,013,930.47 ($10 per public share). Prior to exercising redemption rights, stockholders should verify the market price of CAH common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. CAH cannot assure its stockholders that they will be able to sell their shares of CAH common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.

If a holder of public shares exercises its redemption rights, then it will be exchanging its shares of CAH common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you affirmatively vote for or against the Merger Proposal and properly demand redemption no later than the close of the vote on the Merger Proposal by delivering your stock certificate (either physically or electronically) to CAH’s transfer agent prior to the vote at the special meeting, and provided the Merger is consummated.

Appraisal Rights

Neither stockholders, unitholders nor warrant holders of CAH have appraisal rights in connection the Merger under the DGCL.

Proxy Solicitation Costs

CAH is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made in person. CAH and its directors, officers and employees may also solicit proxies in person by other electronic means. CAH will bear the cost of the solicitation.

CAH has hired Morrow Sodali to assist in the proxy solicitation process. CAH will pay that firm a fee of $30,000 plus disbursements. Such payment will be made from non-trust account funds.

CAH will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. CAH will reimburse them for their reasonable expenses.

Sponsor and CAH Founders

As of September 1, 2021, the record date, the sponsor owned of record and was entitled to vote an aggregate of 2,875,000 CAH founder shares that were issued prior to the CAH IPO. Such shares currently constitute 20% of the outstanding CAH shares. The holders of these securities have agreed to vote the CAH founder shares, as well as any shares of CAH common stock acquired by them in the aftermarket, in favor of the Merger Proposal. The holders of these securities have also indicated that they intend to vote their shares in favor of all other proposals being presented at the meeting. The CAH founder shares have no right to participate in any redemption or distribution and will be worthless if no Merger is effected by CAH.

If the Merger is consummated, under the Sponsor Agreement the LMDX common shares to be issued to the sponsor and the CAH founders in connection with the Merger will be subject to, other than in the limited exceptions set out in the Sponsor Agreement and the Amended and Restated Articles, a one year lock-up restriction.

With certain limited exceptions, if the Merger is not consummated, the CAH founder shares will not be transferable, assignable or salable by the sponsor or the CAH founders until the earlier of: (1) one year after the completion of CAH’s initial business combination; and (2) the date on which CAH consummates a liquidation, merger, stock exchange, reorganization or other similar transactions after CAH’s initial business combination that results in all of CAH’s public stockholders having the right to exchange their shares of CAH common stock for cash, securities or other property. Notwithstanding the foregoing, if the Merger is not consummated and if the last reported sale price of CAH common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after CAH’s initial Merger, the CAH founder shares will be released from the lock-up.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding CAH or its securities, the sponsor, the CAH founders, LumiraDx or LumiraDx shareholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Merger Proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of CAH’s common stock or vote their shares in favor of the Merger Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements to complete the Merger where it appears that such requirements would otherwise not be met. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and, the transfer to such investors or holders of shares or rights owned by the CAH initial stockholders for nominal value.

Entering into any such arrangements may have a depressive effect on CAH common stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the special meeting.

If such transactions are effected, the consequence could be to cause the Merger to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Merger Proposal and other proposals and would likely increase the chances that such proposals would be approved.

No agreements dealing with the above arrangements or purchases have been entered into as of the date of this proxy statement/prospectus by the sponsor, the CAH founders or any of their respective affiliates. CAH will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Merger Proposal or the satisfaction of any closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

PROPOSAL NO. 1 - THE MERGER PROPOSAL

The following is a summary of the material terms of the Merger Agreement. A copy of the Merger Agreement is attached hereto as Annex A to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. The Merger Agreement has been attached to this proxy statement/prospectus to provide you with information regarding its terms. It is not intended to provide any other factual information about CAH, LumiraDx or Merger Sub. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. You should refer to the full text of the Merger Agreement for details of the Merger and the terms and conditions of the Merger Agreement. References to the number and nominal value of any LMDX ordinary share, LMDX common share or any other security of LumiraDx in this “Merger Proposal” section are, unless otherwise indicated, to the numbers and nominal values as set in the Merger Agreement and therefore assume completion of the Capital Restructuring. However, the sections describing the pre-Merger transactions do not reflect the completion of the proposed Capital Restructuring.

The Merger Agreement contains representations and warranties that LumiraDx and Merger Sub, on the one hand, and CAH, on the other hand, have made to one another as of specific dates. These representations and warranties have been made for the benefit of the other parties to the Merger Agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if those statements prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties in connection with signing the Merger Agreement. While LumiraDx and CAH do not believe that these disclosure schedules contain information required to be publicly disclosed under the applicable securities laws, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Merger Agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about LumiraDx or CAH, because they were made as of specific dates, may be intended merely as a risk allocation mechanism between LumiraDx, Merger Sub and CAH and are modified by the disclosure schedules. The disclosure schedules are not publicly filed and are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for allocating risk among the parties as described above.

General

On April 6, 2021, LumiraDx, Merger Sub and CAH entered into the Merger Agreement, pursuant to which Merger Sub will be merged with and into CAH and CAH will become a wholly owned subsidiary of LumiraDx. The terms of the Merger Agreement, which contains customary representations and warranties, covenants, closing conditions, termination provisions and other terms relating to the Merger and the other transactions contemplated thereby, are summarized below, which include, for the avoidance of doubt, the amendments provided for in the Amendment to the Merger Agreement which the Company, CAH and Merger Sub entered into on August 19, 2021 which, among other things, reduced the valuation of the Company from $5.0 billion to $3.0 billion (excluding $115 million raised by CAH in its initial public offering), as further amended on August 27, 2021 pursuant to Amendment No. 2 to the Merger Agreement.

Pro Forma Capitalization

Assuming that none of CAH’s public stockholders demand redemption of their shares of CAH Class A Common Stock pursuant to the organizational documents of CAH, we estimate that, upon completion of the Merger, the existing LumiraDx shareholders and holders of the 5% notes, 10% notes and the LMDX existing warrants will own approximately 94.3% of the outstanding LMDX common shares and the existing CAH stockholders will own the remaining 5.7% of the LMDX common shares.

Pre-Merger Transactions

Capital Restructuring. Immediately prior to the Effective Time, (i) (A) each LMDX series A preferred share that is issued and outstanding will be converted into one LMDX ordinary share in accordance with the LMDX

Articles; (B) each LMDX series B preferred share that is issued and outstanding will be converted into LMDX common shares in accordance with the LMDX Articles; (C) the 5% notes will be converted into 9,195,340 LMDX common shares; (D) the 10% notes will be converted into 7,802,080 LMDX common shares; and (ii) immediately following the foregoing transactions, LumiraDx shall effect the Merger Subdivision, such that the equity value per share (either LMDX ordinary share or LMDX common share) on a fully diluted basis (using the treasury stock method of accounting) is $10.00 per share, based on a valuation of LumiraDx of $3.0 billion (which such valuation may be increased for shares issued for cash in equity financing transactions by LumiraDx prior to the Effective Time). The purpose of the Merger Subdivision is to achieve an exchange ratio in the Merger of one LMDX common share for each share of CAH common stock. We refer to these steps collectively as the Capital Restructuring.

CAH Class B Conversion. Pursuant to the Merger Agreement, immediately prior to the Effective Time, after giving effect to the Capital Restructuring and the redemption rights of holders of CAH common stock each issued and outstanding share of Class B common stock of CAH shall be automatically converted into one share of CAH common stock in accordance with the terms of the amended and restated certificate of incorporation of CAH.

CAH Redemption. No later than one (1) Business Day prior to the Closing, CAH shall deliver to LumiraDx written notice setting forth: (i) the aggregate amount of cash proceeds that will be required to satisfy the CAH Redemption; (ii) the amount of cash in the Trust Account and the amount of expenses of CAH as of the Closing; and (iii) the number of shares of CAH common stock to be outstanding as of immediately prior to the Effective Time and after giving effect to the CAH Redemption and the CAH Class B Conversion (such written notice of (i), (ii) and (iii), together, the “Closing Statement”). If LumiraDx in good faith disagrees with any portion of the Closing Statement, then LumiraDx may deliver a notice of such disagreement to CAH prior to the Closing Date (the “Pre-Closing Notice of Disagreement”). LumiraDx and CAH shall seek in good faith to resolve any differences they have with respect to the matters specified in the Pre-Closing Notice of Disagreement. CAH shall effect the CAH Redemption (with such adjustments as shall have been agreed by the parties) no later than immediately prior to the Effective Time.

CAH Units. Immediately prior to the Effective Time, each one share of CAH common stock and one half of a CAH public warrant comprising each issued and outstanding CAH Unit immediately prior to the Effective Time shall be automatically separated (the “Unit Separation”) and the holder thereof shall be deemed to hold one share of CAH common stock and one-half of a CAH public warrant, provided that no fractional warrants will be issued in connection with the Unit Separation such that if a holder of CAH Units would be entitled to receive a fractional warrant upon the Unit Separation, the number of CAH public warrants to be issued to such holder upon the Unit Separation shall be rounded down to the nearest whole number of warrants. The shares of CAH common stock and CAH public warrants held following the Unit Separation shall be converted in the Merger as described below.

The Merger

On the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the DGCL, on the Closing Date, Merger Sub shall merge with and into CAH. Following the Effective Time, the separate existence of Merger Sub shall cease and CAH shall continue as the surviving entity of the Merger and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

Conversion of Securities in the Merger

Pursuant to the Merger Agreement and assuming the Merger Subdivision has occurred, at the Effective Time, as a result of the Merger each share of CAH common stock issued and outstanding as of immediately prior to the Effective Time (after giving effect to the CAH Class B Conversion and the CAH Redemption) shall be automatically canceled and extinguished and reissued to LumiraDx as one share of common stock of the surviving corporation, in consideration for the right to receive one LMDX common share, which we refer to as the Merger Consideration.

At the Effective Time, as a result of the Merger each share of common stock of CAH held immediately prior to the Effective Time by CAH as treasury shares shall be canceled and extinguished, and no consideration shall be paid with respect thereto.

At the Effective Time, each share of common stock, par value $0.0001, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall automatically convert into one share of common stock of the surviving corporation, and each share of CAH common stock shall be canceled and extinguished and reissued to LumiraDx as one share of common stock of the surviving corporation in consideration for the right to receive the Merger Consideration.

At the Effective Time, as a result of the Merger and without any action on the part of any holder of a CAH public warrant, each CAH public warrant that is issued and outstanding immediately prior to the Effective Time shall be assigned to and assumed by LumiraDx and become one LMDX new warrant exercisable for one LMDX common share in accordance with its terms.

Closing; Effective Time

The Closing will occur as promptly as practicable, but in no event later than three business days, after the satisfaction or, if permissible, waiver of the conditions to the completion of the Merger set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at Closing, provided that the occurrence of the Closing shall remain subject to the satisfaction or, if permissible, waiver of such conditions at the Closing).

The Effective Time of the Merger will occur at the time of filing of a certificate of merger with the Secretary of State of the State of Delaware on the Closing Date, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of LumiraDx, Merger Sub and CAH relating to, among other things, their ability to enter into the Merger Agreement and their respective outstanding capitalization. These representations and warranties are subject to materiality, knowledge and other similar qualifications in many respects and expire at the Effective Time. These representations and warranties have been made solely for the benefit of the other parties to the Merger Agreement.

The Merger Agreement contains representations and warranties made by LumiraDx and Merger Sub to CAH relating to a number of matters, including the following:

•	organization and qualification;

•	subsidiaries;

•	organizational documents;

•	capitalization;

•	authority relative to the Merger Agreement;

•	no conflict;

•	required filings and consents;

•	permits and compliance;

•	financial statements and records;

•	absence of certain changes or events;

•	inventory;

•	health care matters;

•	other regulatory compliance;

•	export control laws;

•	absence of litigation;

•	products liability;

•	employee benefit plans; labor and employment matters;

•	real property;

•	title to assets;

•	intellectual property;

•	manufacturing, marketing and development rights;

•	proprietary information agreements;

•	data privacy and security;

•	taxes;

•	environmental matters;

•	material contracts;

•	customers and suppliers;

•	insurance;

•	board approval;

•	vote required;

•	certain business practices;

•	international trade laws;

•	interested party transactions; and

•	no brokers.

The Merger Agreement contains representations and warranties made by CAH to LumiraDx and Merger Sub relating to a number of matters, including the following:

•	corporate organization;

•	governing documents;

•	capitalization;

•	authority relative to the Merger Agreement;

•	no conflict;

•	required filings and consents;

•	compliance;

•	SEC filings;

•	financial statements;

•	Sarbanes-Oxley;

•	absence of certain changes or events;

•	absence of litigation;

•	board approval;

•	vote required

•	brokers;

•	CAH Trust Fund;

•	Employees;

•	taxes;

•	brokers;

•	registration and listing;

•	business activities;

•	affiliate transactions;

•	Investment Company Act;

•	JOBS Act; and

•	due diligence investigations.

Conduct of Business Pending the Merger

LumiraDx has agreed that, between the date of the Merger Agreement and the Effective Time or the earlier termination of the Merger Agreement, except (1) as expressly contemplated by any other provision of the Merger Agreement or any Ancillary Agreement, (2) as set forth in the disclosure schedule delivered by LumiraDx and (3) as required by applicable law, unless CAH otherwise consents in writing (which consent shall not be unreasonably conditioned, withheld or delayed): (i) LumiraDx shall, and shall cause its subsidiaries to, conduct their business in the ordinary course of business (except as expressly required by COVID-19 measures or as LumiraDx determines to be necessary or advisable in light of the COVID-19 pandemic, geopolitical conditions, outbreaks of hostilities, acts of war, sabotage, civil unrest, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics or other outbreaks of illness or public health events and other force majeure events); and (ii) LumiraDx shall use commercially reasonable efforts to preserve substantially intact the business organization of LumiraDx and its subsidiaries, to keep available the services of the current officers, key employees and consultants of LumiraDx and its subsidiaries and to preserve the current relationships of LumiraDx and its subsidiaries with customers, suppliers and other persons with which LumiraDx or any of its subsidiaries has significant business relations.

In addition to the general covenants above, LumiraDx has agreed that during this period, except (1) as expressly contemplated by the Merger Agreement or any Ancillary Agreement, (2) as set forth in the disclosure schedule delivered by LumiraDx or (3) as required by applicable law, it and its subsidiaries will not, directly or indirectly, without the prior written consent of CAH (which may not be unreasonably conditioned, withheld or delayed):

(i)

other than the adoption of the Amended and Restated Articles and any amendments to the LMDX Articles required in connection with the Merger, adopt any amendments, supplements, restatements or modifications to or otherwise terminate its certificate of incorporation or bylaws or equivalent organizational documents;

(ii)	declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, stock, property or otherwise, with respect to any of its share capital or capital stock; or

(iii)

reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its share capital, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities.

CAH has agreed that, between the date of the Merger Agreement and the Effective Time or the earlier termination of the Merger Agreement, except (1) as expressly contemplated by any other provision of the Merger

Agreement or any Ancillary Agreement, (2) as set forth in the disclosure schedule delivered by CAH and (3) as required by applicable law, unless LumiraDx otherwise consents in writing (which consent shall not be unreasonably conditioned, withheld or delayed), CAH shall conduct its business in the ordinary course of business and in a manner consistent with past practice.

In addition to the general covenants above, CAH has agreed that during this period, except (1) as expressly contemplated by the Merger Agreement or any Ancillary Agreement, (2) as set forth in the disclosure schedule delivered by CAH or (3) as required by applicable law, it will not, directly or indirectly, without the prior written consent of LumiraDx (which may not be unreasonably conditioned, withheld or delayed):

(i)	change or amend any of the organizational documents of CAH, or authorize or propose the same, except pursuant to the Merger;

(ii)

issue, deliver or sell, or authorize or propose the issuance, delivery or sale of any securities (including any debt securities and including any options, warrants, calls, conversion rights, commitments or other securities convertible into or otherwise relating to such securities) or authorize or propose any change in the equity capitalization or capital structure of CAH, or enter into any agreement, understanding or arrangement with respect to the voting of equity securities of CAH;

(iii)	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(iv)

reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities;

(v)

incur, create, assume, guarantee or otherwise become liable for any indebtedness for borrowed money or guarantee any indebtedness of another person (directly, contingently or otherwise), other than working capital loans made by the CAH sponsor necessary to finance CAH’s ordinary course administrative costs and expenses and expenses incurred in connection with the consummation of the Merger, up to aggregate additional indebtedness of $250,000;

(vi)	make a loan or advance to or investment in any third party;

(vii)	make or agree to make any capital expenditures;

(viii)

sell, assign, lease, sublease, exclusively license, exclusively sublicense, pledge or otherwise transfer or dispose of or grant any option or exclusive rights in, to or under, any material assets of CAH;

(ix)

acquire (whether by merger, consolidation, acquisition of stock or assets or any other form of business combination) any non-natural person or business or initiate the start-up of any new business, subsidiary or joint venture or otherwise acquire any securities or material assets;

(x)	merge or consolidate, or agree to merge or consolidate with or into any other person, or sell all or substantially all of CAH’s assets;

(xi)	commence a lawsuit or settle, compromise, release or waive its rights under any claim or litigation;

(xii)	enter into, amend, or terminate (other than terminations in accordance with their terms) any contract with any affiliate of CAH, or waive any material right in connection therewith;

(xiii)	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xiv)	make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP;

(xv)

make or rescind any material election relating to taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy with a governmental authority relating to a material amount of taxes, file any materially amended tax return or claim for refund of a material amount of taxes, or make any material change to a method of accounting for tax purposes, in each case except as required by applicable Law or in compliance with GAAP;

(xvi)	amend, waive or otherwise change CAH’s trust agreement in any manner adverse to CAH;

(xvii)

take any action that would reasonably be expected to significantly delay or impair (i) the timely filing of any of its public filings with the SEC or (ii) its compliance in all material respects with applicable securities laws; or

(xviii)	authorize or agree (in writing or otherwise) to take any of the foregoing actions.

Additional Agreements

Proxy Statement/Prospectus

As promptly as practicable (and in any event no later than 15 days) after the execution of the Merger Agreement, CAH and LumiraDx agreed jointly to prepare and file with the SEC this proxy statement/prospectus to be sent to the stockholders of CAH relating the special meeting of CAH’s stockholders to be held to consider approval and adoption of the Merger Proposal.

CAH Special Meeting; LumiraDx Approvals

CAH Special Meeting. CAH has agreed to call and hold the special meeting as promptly as is practicable following the clearance of this proxy statement/prospectus by the SEC (but in any event no later than 30 days after the date on which this proxy statement/prospectus is mailed to stockholders of CAH) for the purpose of voting upon the Merger Proposal; provided that CAH may postpone or adjourn the special meeting on one or more occasions for up to 30 days in the aggregate upon the good faith determination by the CAH Board that such postponement or adjournment is necessary to solicit additional proxies to obtain approval of the Merger Proposal or otherwise take actions consistent with CAH’s obligations. CAH shall use its reasonable best efforts to obtain the approval of the Merger Proposal at the special meeting and shall take all other action reasonably necessary or advisable to secure the required vote or consent of its stockholders. Except as otherwise required by applicable Law, CAH covenants that none of the CAH Board or CAH nor any committee of the CAH Board shall change, withdraw, withhold or modify, or propose publicly or by formal action of the CAH Board, any committee of the CAH Board or CAH to change, withdraw, withhold or modify the recommendation of the CAH Board or any other recommendation by the CAH Board or CAH of the Merger Proposal.

LumiraDx Approvals. LumiraDx has agreed as soon as reasonably practicable following the execution of the Merger Agreement to send a circular to (i) LumiraDx’s shareholders, (ii) the holders of the 2020 warrants; and (iii) the holders of the 5% notes and the holders of the 10% notes, as applicable, to seek the following approvals:

(i)

approval by the holders of the LMDX series A preferred shares to: (i) the adoption of certain amendments to the LMDX Articles required for the purposes of the Merger, or the Articles Amendment; (ii) the adoption of the Amended & Restated Articles; (iii) the Merger Subdivision; and (iv) the approval and adoption of the 2021 Plan, or the LMDX Series A Preferred Shareholder Proposals;

(ii)

approval by the holders of the LMDX series B preferred shares to: (i) the adoption of the Articles Amendment; (ii) the adoption of the Amended & Restated Articles; and (iii) the Merger Subdivision, or the LMDX Series B Preferred Shareholder Proposals;

(iii)

approval by the holders of the LMDX ordinary shares to: (i) the adoption of the Articles Amendment; (ii) the adoption of the Amended & Restated Articles; and (iii) the Merger Subdivision, or the Ordinary Shareholder Proposals;

(iv)	approval by the LumiraDx shareholders to: (i) the adoption of the Articles Amendment; (ii) subject to and conditional upon the completion of the Merger, the Merger Subdivision; (iii) subject to and conditional upon the completion of the Merger, the adoption of (A) the Amended & Restated Articles and (B) the 2021 Plan; (iv) the disapplication of pre-emption rights in relation to the allotment and issue of any LMDX common shares to be issued as Merger Consideration; (v) the adoption of the Merger Agreement; and (vi) any other proposals LumiraDx deem necessary to effectuate the Merger, or the General Shareholder Proposals;

(v)	approval by the holders of the 2020 warrants to the registration and listing of the LMDX common shares to be issued as Merger Consideration, or the 2020 Warrantholder Proposal; and

(vi)

approval by the holders of the 5% notes and 10% notes to certain amendments to the terms of the 5% notes and the 10% notes to cause the automatic conversion of the convertible loan notes into LMDX common shares immediately prior to the Merger Subdivision and the Effective Time pursuant to the terms of the Merger Agreement, or the Convertible Loan Note Proposals and collectively with the LMDX Series A Preferred Shareholder Proposals, the LMDX Series B Preferred Shareholder Proposals, the Ordinary Shareholder Proposals, the General Shareholder Proposals, the 2020 Warrantholder Proposal and the Convertible Loan Note Proposals, the LumiraDx Proposals.

LumiraDx has agreed to use its reasonable best efforts to obtain the approval of the LumiraDx Proposals at the relevant LumiraDx meeting, or the LumiraDx Approvals. The LumiraDx board of directors shall recommend to the LumiraDx shareholders, the holders of the 2020 warrants and the holders of the 5% notes and the 10% notes (as applicable) that they approve the LumiraDx Proposals and shall include such recommendation in the relevant circulars, except to the extent it determines in good faith, after consultation with its outside legal counsel, that such action would be inconsistent with the fiduciary duties of the LumiraDx board of directors.

Exclusivity

From the date of the Merger Agreement and ending on the earlier of (i) the Closing and (ii) the termination of the Merger Agreement, LumiraDx shall not, and shall cause its subsidiaries and their respective representatives not to, directly or indirectly, (A) undertake any action related to the consummation of a public offering or other registration of securities or (B) (x) enter into, knowingly solicit, initiate or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” (within the meaning of Section 13(d) of the Exchange Act), with respect to a business combination or other similar transaction (including any merger or other related structure intended to accomplish the same) between LumiraDx or any of its subsidiaries and any special purpose acquisition company other than CAH (an “Alternative Transaction”), (y) enter into any agreement regarding, continue or otherwise knowingly participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction or (iii) commence, continue or renew any due diligence investigation regarding any Alternative Transaction; provided that the execution, delivery and performance of the Merger Agreement and the transaction documents and the consummation of the transactions contemplated thereby shall not be deemed a violation of this provision. LumiraDx shall, and shall cause its subsidiaries and its and their respective affiliates and representatives to, immediately cease any and all existing discussions or negotiations with respect to any Alternative Transaction conducted heretofore. If LumiraDx or any of its subsidiaries or any of its or their respective representatives receives any inquiry or proposal with respect to an Alternative Transaction at any time prior to the Closing, then LumiraDx shall promptly (and in no event later than twenty-four hours after becoming aware of such inquiry or proposal) notify such person in writing that LumiraDx is subject to an agreement that prohibits it from considering such inquiry or proposal.

From the date of the Merger Agreement and ending on the earlier of (i) the Closing and (ii) the termination of the Merger Agreement, except to the extent it determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the CAH Board, CAH shall not and shall cause its respective representatives acting on its behalf not to, directly or indirectly,

(i) enter into any written indication of interest, proposal or offer from any third party relating to a CAH Alternative Transaction or (ii) enter into any understanding, arrangement, agreement, agreement in principle or other commitment (whether or not legally binding) with a third party relating to a CAH Alternative Transaction. A “CAH Alternative Transaction” shall mean any “initial business combination” under CAH’s initial public offering prospectus with any third party (other than with LumiraDx or its affiliates), that is anticipated to be announced on or prior to the earlier of (a) the Closing and (b) the termination of the Merger Agreement. For the avoidance of doubt, CAH may continue to conduct ordinary course discussions with other companies and their representatives, perform due diligence review of such companies and take such actions to facilitate such discussions and review including, entering into non-disclosure agreements, preliminary indications of interests, exclusivity agreements or non-binding letters of intent, in each case, with respect to any transaction that is not a CAH Alternative Transaction.

Stock Exchange Listing

LumiraDx will use its reasonable best efforts to cause: (i) its initial listing application with the Nasdaq Stock Market LLC in connection with the Merger to have been approved; (ii) LumiraDx to satisfy all applicable initial listing requirements of the Nasdaq Stock Market LLC; and (iii) the LMDX common shares and the LMDX new warrants issuable in accordance with the Merger Agreement, to be approved for listing on the Nasdaq Stock Market LLC (and CAH shall reasonably cooperate in connection therewith), subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of the Merger Agreement, and in any event prior to the Effective Time.

Other Covenants and Agreements

The Merger Agreement contains other covenants and agreements, including covenants related to:

•	LumiraDx and CAH providing access to books and records and furnishing relevant information to the other party, subject to certain limitations and confidentiality provisions;

•	Director and officer indemnification;

•	Prompt notification of certain matters;

•	Payment of transaction expenses;

•	LumiraDx and CAH using reasonable best efforts to consummate the Merger;

•	Public announcements relating to the Merger;

•	The delivery by LumiraDx of PCAOB Audited Financials as promptly as reasonably practicable and not later than 30 days after the date of the Merger Agreement;

•	The withdrawal of the registration statement on Form F-1 previously filed by LumiraDx;

•	CAH making disbursements from the Trust Account; and

•	Certain tax matters.

Conditions to Closing

Mutual

The obligations of LumiraDx, Merger Sub and CAH to consummate the Merger are conditioned upon, among other things, each of the following conditions to be satisfied at or prior to the Closing (none of which may be waived by any party due to the parties’ organizational documents, applicable law or otherwise):

(i)	Receipt of the LumiraDx Approvals;

(ii)	Receipt of the requisite approvals of the CAH stockholders in accordance with applicable law, the CAH organizational documents and the rules and regulations of Nasdaq;

(iii)	There is no law or order making the transactions contemplated by the Merger illegal;

(iv)

The registration statement of which this proxy statement/prospectus is a part shall have become effective under the Securities Act and no stop order suspending the effectiveness of the registration statement shall be in effect and no proceedings for that purpose shall have been initiated or threatened by the SEC;

(v)	The listing of the LMDX common shares and LMDX new warrants on Nasdaq, or another national securities exchange mutually agreed to by the parties, as of the Closing Date; and

(vi)	CAH shall have at least $5,000,001 of net tangible assets following the exercise of redemption rights in accordance with CAH’s organizational documents.

LumiraDx and Merger Sub

The obligations of LumiraDx and Merger Sub to consummate the Merger are conditioned upon, among other things, each of the following conditions to be satisfied at or prior to the Closing, any one or more of which may be waived by LumiraDx:

(i)

The representations and warranties of CAH contained in the sections titled (a) “Corporation Organization, (b) “Capitalization,” (c) “Authority Relative to this Agreement” and (d) “Brokers” in the Merger Agreement shall each be true and correct in all respects as of the date of the Merger Agreement and the Effective Time (without giving effect to any limitation as to “materiality” or “CAH Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier specified date. All other representations and warranties of CAH contained in the Merger Agreement shall be true and correct in all respects (without giving effect to any “materiality,” “CAH Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) as of the date of the Merger Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representations and warranties to be so true and correct, taken as a whole, does not result in a CAH Material Adverse Effect;

(ii)

CAH shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time;

(iii)	CAH shall have delivered to LumiraDx a customary officer’s certificate, dated the date of the Closing, certifying as to the satisfaction of these conditions;

(iv)	CAH shall have delivered a copy of the A&R Warrant Agreement duly executed by CAH and the trustee;

(v)	CAH shall have delivered a copy of the Registration Rights Agreement; and

(vi)

As of the Effective Time, after giving effect to the exercise of redemption rights by any CAH stockholders, funds in the Trust Fund shall equal or exceed $65,000,000 prior to payment of any unpaid or contingent liabilities, deferred underwriting fees or transaction costs of any of the parties.

CAH

The obligations of CAH to consummate the Merger are conditioned upon, among other things, each of the following conditions to be satisfied at or prior to the Closing, any one or more of which may be waived by CAH:

(i)

Certain of the representations and warranties of LumiraDx and Merger Sub contained in the sections titled (a) “Corporate Organization,” and (b) “Authority Relative to the Merger Agreement” shall each be true and correct in all respects as of the date of the Merger Agreement and the Effective Time (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier specified date; and all other representations and warranties of LumiraDx and Merger Sub contained in the Merger Agreement shall be true and correct in all respects (without giving effect to any “materiality,” “CAH Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) as of the date of the Merger Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representations and warranties to be so true and correct, taken as a whole, does not result in a Company Material Adverse Effect;

(ii) LumiraDx and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them on or prior to the Effective Time;

(iii) LumiraDx shall have delivered to CAH a customary officer’s certificate, dated the date of the Closing, certifying as to the satisfaction of these conditions;

(iv) LumiraDx shall have delivered or caused to be delivered a copy of the A&R Warrant Agreement and the Registration Rights Agreement duly executed by LumiraDx; and

(v) LumiraDx shall have delivered to CAH the PCAOB Audited Financials.

Termination

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of the Merger Agreement and the Merger by the CAH stockholders, as follows:

(i)	By mutual written consent of CAH and LumiraDx;

(ii)

By CAH or LumiraDx, if (i) the Effective Time will not have occurred prior to September 30, 2021 (the “Outside Date”); provided, however, that the Merger Agreement may not be terminated pursuant to this provision by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained in the Merger Agreement and such breach or violation is the principal cause of the failure of a condition to the Merger on or prior to the Outside Date;

(iii)

By CAH or LumiraDx, if any governmental authority in the United States has enacted, issued, promulgated, enforced or entered into any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Merger, illegal or otherwise preventing or prohibiting consummation of the Merger;

(iv)	By either CAH or LumiraDx if the Merger Proposal shall fail to receive the requisite vote for approval at the special meeting;

(v)	By CAH if LumiraDx shall have failed to receive the LumiraDx Approvals;

(vi)

By CAH upon a breach of any representation, warranty, covenant or agreement on the part of LumiraDx set forth in the Merger Agreement, or if any representation or warranty of LumiraDx shall have become untrue, in either case such that the conditions set forth in the Merger Agreement relating to the accuracy of the representations and warranties of LumiraDx and the performance of covenants of LumiraDx would not be satisfied, or a Terminating LumiraDx Breach; provided that CAH has not waived such Terminating LumiraDx Breach and CAH is not then in material breach of its representations, warranties, covenants or agreements in the Merger Agreement; provided further that, if such Terminating LumiraDx Breach is curable by LumiraDx, CAH may not terminate the Merger Agreement under this provision for so long as LumiraDx continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by CAH to LumiraDx; or

(vii)

By LumiraDx upon a breach of any representation, warranty, covenant or agreement on the part of CAH set forth in the Merger Agreement, or if any representation or warranty of CAH shall have become untrue, in either case such that the conditions set forth in the Merger Agreement relating to the accuracy of the representations and warranties of CAH and the performance of covenants of CAH would not be satisfied, or a Terminating CAH Breach; provided that LumiraDx has not waived such Terminating CAH Breach and LumiraDx is not then in material breach of its representations, warranties, covenants or agreements in the Merger Agreement; provided, however, that, if such Terminating CAH Breach is curable by CAH, LumiraDx may not terminate the Merger Agreement under this provision for so long as CAH continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by LumiraDx to CAH.

Effect of Termination

If the Merger Agreement is terminated, the agreement will forthwith become void, and there will be no liability under the Merger Agreement on the part of any party to the Merger Agreement, except as set forth in the Merger Agreement or in the case of termination subsequent to a willful material breach of the Merger Agreement by a party thereto.

Background of the Merger

The terms of the Merger Agreement are the result of arm’s-length negotiations between representatives of CAH and representatives of the Company. The following is a brief discussion of the background of these negotiations, the Merger Agreement and Merger.

CAH is a special purpose acquisition company, or SPAC, formed in Delaware on October 7, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. CAH’s efforts to identify a prospective target business were not limited to any particular industry or geographic region, but CAH’s intent has been to capitalize on the CAH management team’s differentiated ability to source, acquire and manage a business in the healthcare industry, specifically healthcare services, healthcare information technology, care management, behavioral health, medical devices, diagnostics, pharmaceutical services, health and wellness and specialty pharmacy.

On January 29, 2021, CAH completed its initial public offering. Prior to the consummation of its initial public offering, neither CAH, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination with CAH. After its initial public offering, CAH’s officers, directors and advisors immediately commenced a robust target sourcing and due diligence process to identify and assess prospective businesses and/or assets to acquire in its initial business combination. Upon news of the closing of its initial public offering, CAH and its representatives also received numerous inbound indications of interest from individuals and entities regarding potential acquisition opportunities, including financial advisors and other members of the financial and healthcare communities.

Notwithstanding the exclusivity agreement with the Company discussed below, and as permitted thereunder, CAH continued its efforts to identify alternative acquisition targets in the event that it determined not to proceed with the transaction with the Company. From the date of the completion of its initial public offering through the signing of the Merger Agreement with the Company on April 6, 2021, CAH and its representatives engaged with numerous individuals and entities in the process of sourcing and analyzing companies with whom to engage in a potential business combination. During that period, Messrs. Larry Neiterman (Chief Executive

Officer), Jeff Barnes (President), David Lang (Director), David Klein (Director) and Afsaneh Naimollah (Director) of CAH and CAH’s advisors, Messrs. Tom Cibotti, Tim McMahon and James Vandervelden:

•	developed a list of over 75 business combination candidates;

•	completed video and telephone calls with owners and stakeholders of approximately 30 potential target businesses;

•	completed video meetings with management of approximately 15 potential target businesses; and

•

identified four target company finalists (including the Company and three other alternative acquisition targets) for further evaluation and due diligence, all in the healthcare and healthcare IT industry sectors.

The decision not to pursue the alternative acquisition targets was generally the result of one or more of (i) CAH’s determination that these businesses did not represent as attractive a target as the Company due to a combination of business prospects, strategy, management teams, structure and valuation or (ii) CAH’s decision to pursue a business combination with the Company.

Tom Cibotti and other advisors of CAH are members of Covington Associates. Mr. Cibotti and Covington Associates have an over 25-year business relationship with the Chief Executive Officer and each of the LMDX Founder Directors. Since 1993 Covington Associates and CA Advisors, an affiliate of Covington Associates, have provided investment banking services to two unaffiliated companies, Inverness and Alere, previously managed by the LMDX Founder Directors. During that period, Covington Associates advised Inverness and Alere on approximately 32 mergers and acquisitions (“M&A”) and debt placement transactions.

Certain members of Covington Associates have also been involved with the LumiraDx group since its formation in mid-2014, including serving as equity and debt placement advisors to the Company and participating in many of the Company’s board meetings. Since 2014, CA Advisors has advised the Company on numerous potential business opportunities, including the closing of two debt transactions. Some of the Covington Associates principals, as well as some other members of the sponsor and CA Advisors, an affiliate of Covington Associates, have personally invested in the Company. Members of the sponsor and CA Advisors own as of April 1, 2021 LMDX ordinary shares, LMDX common shares, certain LMDX existing warrants and convertible notes issued by LumiraDx that, in the aggregate and following the conversion of such convertible notes and exercise of such LMDX existing warrants, equal to approximately 359,920 LMDX ordinary shares and 106,260 LMDX common shares, to be adjusted in the Capital Restructuring pursuant to the Merger Agreement, and which represent less than one quarter of one percent (0.25%) of the Company’s fully-diluted equity.

In January 2021, as part of its regular advisory services on behalf of the Company, CA Advisors was engaged by the Company as placement agent in connection with the Company’s $300 million senior secured debt facility between, inter alia, LumiraDx Investment Limited (a member of the LumiraDx group) and Pharmakon, and an accounts receivable facility of initially $50 million to be provided by Capital One, as Administrative Agent and Lender, with the potential to be upsized to a total of $100 million. The availability of such accounts receivable facility is subject to the satisfaction (or waiver) of a number of conditions set forth in the commitment letter (including negotiation and execution of long form documentation).

On January 15, 2021, the Company filed a F-1 registration statement in connection with a potential initial public offering. CA Advisors had been aware of the Company’s consideration of an initial public offering.

On January 28, 2021, CAH engaged Sidley Austin LLP (“Sidley Austin”) to provide legal advice in connection with its pursuit of a business combination, including assistance with documenting a transaction and conducting legal due diligence, following the anticipated closing of its initial public offering on January 29, 2021.

On January 29, 2021, CAH completed its initial public offering. Immediately following the closing of CAH’s initial public offering, and as part of CAH’s broader sourcing process, Tom Cibotti contacted Ron Zwanziger, CEO of the Company, on behalf of CAH to discuss the possibility of CAH pursuing a business combination with the Company. Given that CAH was aware of the Company’s existing filing of its initial public offering documents and interest by other SPACs, CAH reached out early in the process to determine if a transaction was feasible. Mr. Zwanziger indicated that although the Company had filed its F-1 in pursuit of a traditional initial public offering, it was considering delaying that process in order to pursue potential M&A alternatives, including a potential deSPAC transaction due to the upfront price discovery, cash proceeds and other benefits of such structure, and he reiterated that the Company had been contacted by multiple SPACs. Mr. Zwanziger indicated that the Company had already been in discussions with several SPACs regarding an initial business combination, and was in receipt of a proposal from one such SPAC at an enterprise valuation of $5 billion to $6 billion. Given the long-standing business relationship with Mr. Cibotti and other members of the CAH sponsor group, and in light of CAH’s in-depth understanding of the healthcare sector (and diagnostics specifically), Mr. Zwanziger communicated that he would be interested in discussing a potential business combination, but considering where the Company was in the process of both its initial public offering as well as advanced discussions with an alternative SPAC regarding an initial business combination, CAH would have to act quickly to evaluate the Company and make a decision regarding submission of an indication of interest or letter of intent.

On January 29, 2021, after the discussions between Messrs. Cibotti and Zwanziger, CAH had its first board meeting to discuss multiple topics, including the process for sourcing and evaluating potential business combination targets. At that meeting, Mr. Cibotti discussed his conversation with Mr. Zwanziger and the prospects of a potential opportunity with the Company. Given CAH’s awareness of the Company management team’s experience in the industry, as well as the sponsor’s deep familiarity and longstanding relationship with the Company, CAH’s board of directors determined that CAH would be able to move more quickly with its analysis and due diligence of the Company than with other potential targets in order to submit a letter of intent to the Company on the expedited timeframe laid out by Mr. Zwanziger. As such, the CAH board of directors agreed to authorize management to move forward with that process in order to submit a letter of intent to the Company, or the LOI.

On January 29, 2021, Mr. Cibotti submitted an initial draft LOI to Ron Zwanziger, Dorian LeBlanc and Veronique Ameye of the Company, which outlined certain of the structural, timing, governance and other terms and conditions of the potential Merger, as well as CAH’s requirements with respect to its confirmatory due diligence and valuation process, but did not indicate a valuation range or definitive structure.

On January 30, 2021, in order to facilitate CAH’s due diligence and valuation process, CAH executed a Non-Disclosure Agreement with the Company and received access to the Company’s data room, which included robust amounts of financial, legal and business documents and information regarding the Company.

On January 30, 2021, after an initial review of the data room materials by CAH and its advisors, Messrs. Cibotti and Vandervelden had telephonic discussions with Dorian LeBlanc, the Company’s CFO.

From February 1, 2021, through February 7, 2021, CAH and its advisors held several telephonic discussions with the Company’s management team to discuss the Company’s business and to negotiate the Company’s valuation and other terms and conditions of a potential business combination in order to progress the LOI. Throughout the LOI negotiation, CAH’s management and advisors kept members of CAH’s board of director apprised of the status of the negotiations. The terms and conditions negotiated in the LOI included, but were not limited to, valuation, minimum cash and redemption amounts as related to the closing conditions, the impact of redemptions and exclusivity rights related to each party’s ability to continue talking to others on transaction related topics.

Between February 1, 2021 and March 5, 2021, CAH and the Company negotiated between a $5 billion and $6 billion potential pre-money equity value of the Company for the purpose of the non-binding LOI. CAH and the Company considered the following factors in arriving at such valuation:

•	the CAH financial projections, which are included in this proxy statement/prospectus;

•	the Company’s business and financial prospects;

•

consideration of a limited number of comparable company valuation analyses, which were subsequently expanded upon following the signing of the LOI and discussed elsewhere in this proxy statement/prospectus;

•	a recent arm’s length valuation that the Company received from another SPAC, which proposed a valuation of between $5 and $6 billion potential pre-equity value for the Company; and

•

the issuance by the Company in November 2020 of 7,261,760 LMDX series B preferred shares for aggregate proceeds of $164.5 million, described elsewhere in this proxy statement/prospectus, such LMDX series B preferred shares are convertible into LMDX common shares upon an IPO or sale of the Company calculated based on a valuation (the “Implied Valuation”) that is equal to a 20% discount to the valuation determined on such IPO or sale (as applicable), such Implied Valuation to be no lower than $4 billion and no higher than $6.4 billion.

From February 1, 2021, through March 31, 2021, representatives of CAH and the Company held multiple telephonic and video meetings regarding total available market (“TAM”) for LumiraDx’s products, valuation metrics and comparable company analyses.

On February 1, 2021, Mr. Cibotti and Mr. Vandervelden received a markup of CAH’s LOI from Ms. Ameye. This markup proposed a pre-money equity valuation of $6 billion and provided comments on various other terms and conditions included in the LOI.

On February 1, 2021, Messrs. Cibotti, Vandervelden, McMahon, Neiterman and Ross had a video call with Sidley Austin discussing the various terms of the LOI, including, but not limited to: the Company’s pre-money equity value; the possibility of a private investment in public equity (“PIPE”); the exclusivity obligations on CAH; and the distribution of voting shares of the Company upon the consummation of the potential Merger.

On February 2, 2021, Mr. Vandervelden, Mr. LeBlanc and Ms. Ameye had a telephonic discussion with Sidley Austin regarding the LOI, including specifically structuring the Merger in order to preserve the Company’s ability to qualify as a foreign private issuer after the Merger.

On February 2, 2021, Mr. LeBlanc and Ms. Ameye presented an overview presentation on the Company’s business for Messrs. Neiterman, Barnes, Cibotti, Vandervelden, McMahon and Ross.

On February 4, 2021, the CAH board of directors had a telephonic meeting with CAH’s advisors to discuss developments with potential business combination partners and the open items for the LOI discussion with the Company, including valuation and a due diligence plan.

On February 4, 2021, Messrs. Neiterman, Barnes, Cibotti, Vandervelden, McMahon and Ross held a financial due diligence discussion with Mr. LeBlanc of the Company.

On February 4, 2021, Messrs. Cibotti, Vandervelden, McMahon, Neiterman and Ross further discussed on a video call with Sidley Austin the various terms of the LOI, including, but not limited to: the sponsor’s warrants and conversion ratio of such warrants for LMDX common shares; terms of the sponsor’s lock-up period; the transaction’s timetable; and reallocation of the underwriting commission from the CAH initial public offering.

On February 5, 2021, after consultation with members of CAH’s board of directors, and taking into consideration CAH’s initial financial due diligence, comparable company valuation analyses, the implied $4 billion – $6.4 billion pre-money equity valuation from the most recent round of equity financing (the issuance by the Company in November 2020 of 7,261,760 LDMX series B preferred shares for aggregate proceeds of $164.5 million, described elsewhere in this proxy statement/prospectus), the Company’s business and financial prospects and the recent arm’s-length valuation the Company had received from another SPAC, as described above, CAH offered the Company a $5 billion pre-money equity value for purposes of the LOI. CAH and the Company then executed a non-binding LOI. Among other terms, the LOI included an exclusivity provision prohibiting both the Company and CAH from entering into any LOI or definitive agreement with respect to an alternative SPAC initial business combination at any time prior to February 28, 2021, or the Exclusivity Period. During which period CAH would engage in confirmatory financial, legal, business and operational due diligence on the Company in order to confirm valuation and deal terms prior to entering into any definitive transaction agreements. CAH and the sponsor agreed to the Company’s request that the sponsor forfeit the 4,050,000 CAH private placement warrants issued to it at the time of the CAH IPO, in exchange for 405,000 LMDX common shares. In addition, the sponsor agreed that in the event that more than 50% of the CAH common stock sold in the CAH IPO are redeemed, the sponsor agreed to forfeit an equal corresponding percentage of the CAH founder shares that would have otherwise converted into the LMDX common shares, provided that for the period from the Closing Date and up to December 31, 2021, LumiraDx, in its sole discretion, may elect to issue, on the same terms as provided for in the Merger Agreement, LMDX common shares in respect of some or all such forfeited shares to the sponsor.

Between February 6, 2021, and February 27, 2021, CAH’s management and advisors held multiple telephonic meetings with CAH board members which included, but were not limited to, topics covering tax structuring, manufacturing and commercial due diligence, customer interview summaries, valuation, current comparable stock trends and other general inquiries regarding the Company. CAH’s management and advisors also conducted high level product due diligence by visiting CVS locations in Massachusetts, Georgia, Florida and South Carolina to gather first-hand experience with the Company’s COVID-19 tests and better understand the product and how it was being used by CVS.

On February 6, 2021, Sidley Austin began its legal due diligence review, which included, but was not limited to: a review of the Company’s publicly filed documents, as well as documents uploaded to the Company’s data room; a review of the Company’s capitalization, organizational documents and material agreements; a review of the Company’s material intellectual property, the Company’s open source software policies and the Company’s intellectual property development history, including its confidentiality and assignment agreements; conducting a confirmatory ownership search in intellectual property registries and domain name databases to verify the Company’s disclosed trademarks, patents, copyrights and domain names and identify any encumbrances filed at the USPTO on the Company’s disclosed U.S. trademarks and U.S. patents; a review of the Company’s data privacy and cybersecurity policies to analyze compliance with applicable U.S. and E.U. data privacy laws; a review of the Company’s compliance with regulatory regimes and healthcare related legal frameworks, including, but not limited to, the Company’s authorizations and approvals for its products, its billing and coding practices, its sales and marketing practices and its screening of excluded individuals and entities; a review of the Company’s employment agreements, benefit plans and option scheme; and a review of the Company’s anti-corruption and anti-bribery compliance policies.

On February 8, 2021, Sidley Austin presented to Fried Frank Harris Shriver & Jacobson LLP (“Fried Frank”) and Goodwin Procter LLP (“Goodwin”), legal advisors to the Company, an initial draft of the Merger Agreement (the initial draft being titled a Business Combination Agreement).

On February 8, 2021, CAH and its advisors discussed work that needed to be completed for the Proxy Statement with CAH’s accounting advisor.

From February 8, 2021, through April 6, 2021, Sidley Austin and Fried Frank negotiated the transaction documents, including the Merger Agreement and the Ancillary Agreements.

On February 11, 2021, CAH engaged Bonifacio Consulting Services (“BCS”) to assist CAH in conducting a manufacturing operations assessment. BCS’s assessment included, but was not limited to: quality; production; systems and processes; staff and organization; facilities; supply chain; and supply and demand concerns in regards to production goals. BCS also reviewed numerous documents such as organizational charts, bill of materials, Corrective and Preventive Action Reports, inventory data, operational metrics, standard operating procedures, top suppliers and other operational information. BCS also spoke with Mr. LeBlanc and Mrs. Adiletto-Francis, the Company’s Global Head of Regulatory Affairs and Quality Assurance, regarding FDA communications and conducted multiple interviews with the Company’s manufacturing and operations teams.

On February 11, 2021, CAH engaged Greyt Solutions to assist CAH in conducting commercial due diligence on various areas, including, but not limited to: product portfolio review to assess the feasibility and timing of planned launches of instruments, such as the Amira platform, and assays over the next 24 months; menu plans for the next 24–36 months; existing portfolio vitality and outlook; revenue outlook and to provide a view on the commercialization ability of the Company; an evaluation of COVID-19 sustainability; and providing a view on the outlook of antigen testing related to COVID-19 over the next 12–18 months. Greyt Solutions engaged with the Company’s leadership team on the above date across a series of interactions focused on commercial performance through 2020, R&D pipeline, menu and platform outlook.

On February 11, 2021, Ms. Ameye presented the Company’s business overview to the Sidley Austin and Goodwin teams.

On February 11, 2021, CAH discussed the Company’s potential tax structures with a national accounting firm (“CAH’s accounting advisor”) for the Merger.

On February 12, 2021, CAH and the Company, and their respective legal advisors, Sidley Austin and Goodwin, participated in a legal intellectual property due diligence call with members of management.

On February 16, 2021, Mr. LeBlanc conducted a presentation of the Company’s manufacturing operations to BCS. BCS further reviewed detailed videos of the Company’s manufacturing processes.

On February 16, 2021, CAH engaged CAH’s accounting advisor to conduct tax structuring services, technical accounting consulting services and financial assessments.

From February 16, 2021, through February 28, 2021, CAH’s accounting advisor conducted financial diligence on the Company and provided services, including, but not limited to: working with the Company’s legal advisor, Fried Frank, and CAH’s legal advisor, Sidley Austin, to assess tax treatment of the proposed transaction, including tax consequences to the Company and the shareholders; providing a summary of the proposed structure and tax consequences and working with Sidley Austin and Fried Frank to assess various aspects of the structure; inquiring of the Company’s management and gaining an understanding of the Company’s current accounting policies under IFRS; discussing with KPMG LLP, the Company’s external auditor, the current status and significant risks identified in the December 31, 2020 audit, which is currently in process, and the December 31, 2019 audit, both conducted in accordance with the standards of the PCAOB; reviewing the financial statements and significant accounting policies disclosed within the Company’s F-1 Registration Statement (filed with the SEC on January 15, 2021); analyzing underlying accounting supporting documentation and summarizing observations of the Company’s quality of earnings, key significant accounting policies and financial statement accounts; and working with CAH and the Company’s management to identify and prioritize key items such as functionality, revenue drivers, expense and cost drivers, cashflow and balance sheet items.

From February 16, 2021, through March 5, 2021, CAH’s accounting advisor obtained key information and supporting documents that support the assumptions underlying the Company’s historical financial information and potential future financial performance, conducted an assessment of the information, reviewed for consistency and use of sound logic, prepared a summary report providing factual observations based on their assessment of the Company’s historical financial information and long term financial outlook and documented key assumptions and related supporting data.

On February 17, 2021, Mr. LeBlanc gave BCS an in-person tour of the Company’s Waltham, MA quality control testing and packing facility.

On February 18, 2021, CAH, Sidley Austin and Goodwin participated in a legal regulatory diligence call with members of the Company’s management and regulatory specialist team.

On February 18, 2021, Mr. Zwanziger, Mr. LeBlanc, Ms. Ameye, Mr. Cibotti and Mr. Vandervelden held transaction structuring discussions to negotiate and finalize the transaction structure. During this discussion, the parties agreed to change the SPAC structure from a “double dummy” multiple merger structure contemplated in the LOI to a “simplified structure” with CAH merging into a subsidiary of the Company, in order to lessen the complexity as compared to, and potential notices and consents required for, a multi-step restructuring involving the Company. In addition, any remaining LOI terms and conditions were agreed to during this telephonic meeting.

From February 22, 2021, through March 21, 2021, CAH conducted numerous customer reference checks with several of the Company’s largest customers and partners.

On February 22, 2021, BCS received a virtual tour of the Company’s Stirling, Scotland facility from Mr. LeBlanc.

On February 22, 2021, Fried Frank responded to Sidley Austin’s initial draft Merger Agreement with a revised draft. The issues identified by Fried Frank in the revised draft included, among others, the economics and mechanics for the conversion of the 5% notes and 10% notes into LMDX common shares, whether or not to cap CAH’s expenses in relation to the Merger, the scope and qualifications of various representations and warranties of the Company, the scope and materiality standards of the parties’ respective conditions to Closing, the mechanics of conversion for various Company securities, the various structuring and merger mechanic technicalities and matters regarding the scope and necessity of certain third-party consents.

On February 24, 2021, CAH engaged Corporate Resolutions to complete background checks on the Company’s executive team.

On February 25, 2021, Fried Frank and Sidley Austin met telephonically to discuss the open issues of the Merger Agreement.

On February 25, 2021, the Company held a Data Privacy Presentation attended by members of CAH, Sidley Austin and Goodwin.

On February 25, 2021, Sidley Austin delivered to CAH its due diligence report summarizing the results and findings of its legal due diligence.

On February 26, 2021, Sidley Austin responded to Fried Frank’s revised Merger Agreement. The open issues identified in Sidley Austin’s revised draft included, without limitation, certain mechanics with respect to the conversion of the Company’s options and warrants, the scope and necessity of certain third-party consents and the scope and qualification of representations and warranties regarding certain Company operational matters.

On February 27, 2021, in consideration of the parties’ continued good faith work in completing CAH’s confirmatory due diligence and negotiating the transaction documents, CAH and the Company executed an LOI extension, extending the Exclusivity Period of the negotiations to March 31, 2021.

On March 1, 2021, CAH held a board meeting during which CAH management and advisors gave the board of directors an update on CAH’s confirmatory legal, financial and operational due diligence, as well as the current status of the definitive legal documentation for the Merger, from Greyt Solutions, BCS and Sidley Austin. The discussions during this meeting covered the strengths and weaknesses of the Company’s commercial strategy, including thoughts on the Company’s management team, the overall market opportunity and the

Company’s key customers. The board of directors held a general discussion, engaged in a question and answer session with the Company’s advisors and discussed next steps.

On March 5, 2021, CAH’s accounting advisor created written reports and presented their findings to the CAH board of directors. CAH’s accounting advisor reviewed the technical accounting due diligence for the Company, which covered the scope of CAH’s accounting advisor’s work and critical assumptions being made. CAH’s accounting advisor also provided an assessment of the Company’s historical financial information and potential future financial performance and summarized their key observations with a focus on revenue, cost of goods sold, selling, general and administrative expenses, research and development, capital expenditures, financing and debt.

On March 11, 2021, Sidley Austin presented an initial draft of the Sponsor Agreement to Fried Frank providing that (i) the sponsor and each CAH Initial Stockholder agreed to vote to adopt the Merger Agreement, approve the business combination and to vote against any proposal in opposition to approval of the Merger Agreement or inconsistent with the Merger Agreement, (ii) the sponsor and each CAH Initial Stockholder agreed not to transfer any equity securities of CAH prior to the consummation of the Merger, and thereafter, in accordance with an agreed lock-up period, (iii) the sponsor agreed to forfeit the 4,050,000 CAH private placement warrants issued to it at the time of the CAH IPO in exchange for 405,000 LMDX common shares and (iv) in the event that more than 50% of the public shares are redeemed, the sponsor agreed to forfeit an equal corresponding percentage of the CAH founder shares that would have otherwise converted into LMDX common shares.

On March 12, 2021, Fried Frank presented the Company’s Disclosure Schedule to Sidley Austin providing the Company’s knowledge parties, subsidiaries, external capitalization holdings, 2019 audited financial statements, information related to regulatory compliances, product liability, manufacturing, marketing and development rights, customer and supplier lists, investment banking affiliates, expansion plans and manufacturing and commercialization plans of the Company’s Amira System, in each case, in response to the relevant representations and warranties set forth in the Merger Agreement.

During the negotiation of the Merger, CAH considered utilizing other financing alternatives. CAH entered into an engagement letter with BTIG, LLC, or BTIG, CAH’s underwriter for its initial public offering, on March 13, 2021 to consider a PIPE, but after the Company closed its $300 million debt financing, the parties determined that a PIPE was not going to be necessary for the Merger.

On March 13, 2021, Sidley Austin presented CAH’s Amended and Restated Warrant Agreement to Fried Frank.

On March 15, 2021, Sidley Austin delivered CAH’s Subscription Agreement and Amended and Restated Registration Rights Agreement to Fried Frank.

On March 15, 2021, Fried Frank delivered the Company’s post-closing Amended and Restated Articles to Sidley Austin.

On March 18, 2021, CAH completed a detailed valuation analysis of the Company. These analyses were discussed with BTIG, as well as Evercore and Raymond James, advisors to the Company.

On March 19, 2021, CAH held a board meeting during which CAH’s management and advisors gave the board of directors an update on CAH’s confirmatory legal, financial and operational due diligence. The discussions during this meeting covered an update on the progress of legal documentation, a valuation sensitivity analysis and feedback from customer reference calls. The board of directors held a general discussion, engaged in a question and answer session with the Company’s advisors and discussed next steps.

On March 23, 2021, representatives of CAH and representatives of the Company participated in a legal regulatory due diligence call with members of the Company’s management team.

On March 25, 2021, the Company provided CAH with copies of the Company’s 2020 audited financial statements.

On March 26, 2021, CAH held a board meeting during which CAH’s management and advisors gave the board of directors an update on CAH’s confirmatory legal, financial and operational due diligence, as well as the current status of the definitive legal documentation for the Merger. The discussions during this meeting covered the structure of the Merger Agreement, the status of the Company’s debt financing, a valuation discussion and deliverables related to investor relations and announcement of the Merger. The board of directors held a general discussion, engaged in a question and answer session with CAH’s management and advisors and discussed next steps.

On April 2, 2021, CAH held a board meeting during which CAH’s management and advisors gave the board of directors an update on CAH’s confirmatory financial and operational due diligence. Sidley Austin provided an update and overview on the status of legal documentation for the Merger, followed by a question and answer session with the CAH board.

On April 5, 2021, CAH held a board meeting to provide an additional update to the board of directors on the Merger status. Topics included, but were not limited to, an update on financial due diligence and potential 2021 revenues, the negotiation of the final Merger documents and confirmation of the board of directors’ approval of the Merger. The discussions during this meeting included a presentation from BTIG that provided an update on the SPAC market and their views on the Merger, discussion of the investor relations and media strategy for the Merger announcement and a presentation from Sidley Austin regarding the final legal items for consideration. The board of directors confirmed their approval of the Merger based on the update provided.

The Merger Agreement and the Sponsor Agreement were signed on April 6, 2021.

In late July and early August 2021, CAH and LumiraDx held conference calls to discuss the terms of the original Merger Agreement including the enterprise valuation of LumiraDx. CAH and LumiraDx agreed to decrease the valuation of LumiraDx from $5.0 billion to $3.0 billion (excluding $115 million raised by CAH in its initial public offering) by amending the Merger Agreement for the following reasons.

•	On July 16, 2021, LumiraDx reduced its 2021E revenue guidance from $600 million to $1.0 billion to $300 million to $500 million, as it disclosed in an analyst day presentation held on such date.

•

Due to the following factors, CAH reconsidered the probability of success for CAH’s least optimistic financial projections (“Scenario 1”), which was the basis of CAH’s valuation analysis in the Original Deal (as defined below), and arrived at a decreased valuation:

•

Overall demand for COVID-19 testing had declined, was forecasted to continue to decline, and remained volatile as some of the largest COVID-19 testing providers in the world were experiencing testing volumes significantly below their expectations. Additionally, several diagnostics industry professionals made public comments consistent with the trends described above, including the following:

•

BTIG’s Healthcare Equity Research Analyst Sung Ji Nam. On May 12, 2021, Sung Ji Nam wrote “The total COVID testing volumes have been declining throughout 1Q21, and assuming continued progress with vaccinations and barring unforeseen COVID resurgences, COVID testing volumes should continue to decline, although the rate and cadence remain the unknowns.”

•

Robert B. Ford, President and Chief Executive Officer of Abbott Laboratories. On June 1, 2021, Robert B. Ford said, “We’ve recently seen a rapid decline in COVID-19 testing demand and anticipate this trend will continue, which led us to adjust our full-year guidance.”

•

The commercial launch of the Amira System initially anticipated for summer 2021 was delayed with a current expected fall 2021 launch date, which impacted the CAH financial projections for the Original Deal.

•

Since the announcement of the signing of the Merger Agreement, publicly traded diagnostics companies, specifically companies with revenue tied to COVID-19 testing like LumiraDx saw significant decreases in their trading prices.

•

After discussions with more than 30 institutional investors, and more than 10 diagnostics industry research analysts, CAH and CAH’s advisors received market feedback which did not support a successful transaction at a $5 billion valuation for LumiraDx.

On August 18, 2021, the CAH board of directors, among other things, unanimously approved the Amendment to the Merger Agreement and ratified its previous resolutions that the Merger Proposal (as revised by the Amendment to the Merger Agreement) is in the best interests of CAH and its stockholders and its recommendation that its stockholders vote “FOR” the proposal. The Amendment to the Merger Agreement decreased the valuation of LumiraDx from $5.0 billion to $3.0 billion (excluding $115 million raised by CAH in its initial public offering).

On August 19, 2021, CAH, the sponsor, and the CAH initial stockholders entered into the Amendment to the Sponsor Agreement, which reaffirmed the applicable CAH stockholders’ obligations under the amended and restated sponsor agreement dated April 6, 2021, and the parties further agreed that (i) if more than fifty percent (50%) of the public shares are redeemed, then an equal percentage of the CAH founder shares that would have otherwise converted into LMDX common shares will be forfeited (by way of illustrative example, if sixty percent (60%) of the CAH common stock are redeemed then the CAH initial stockholders shall only receive forty percent (40%) of their entitlement to LMDX common shares pursuant to the Merger), and (ii) if fifty percent (50%) or less of the public shares are redeemed, then the sponsor shall retain its entitlement to one hundred percent (100%) of its CAH founder shares and LMDX common shares to be issued upon conversion of the CAH founder shares, subject to the following vesting conditions: (A) 60% of the sponsor’s entitlement to the LMDX common shares will vest at Closing, (B) 20% of the sponsor’s entitlement to the LMDX common shares will vest if at any time within eighteen (18) months of Closing, the LMDX common shares close at $12.50 per share (or higher) for twenty (20) days within any thirty (30) consecutive trading days, and (C) 20% of the sponsor’s entitlement to the LMDX common shares will vest if at any time within thirty-six (36) months of Closing, the LMDX common shares close at $15.00 per share (or higher) for twenty (20) days within any thirty (30) consecutive trading days. In the event that one of the vesting conditions is not satisfied, the sponsor’s relevant entitlement to LMDX common shares shall lapse.

On August 19, 2021, LumiraDx asked certain of LumiraDx’s security holders to reaffirm their support for the revised terms of the Merger, as reflected in the Amendment to the Merger Agreement, and amended and restated the LMDX Support Agreement.

On August 19, 2021, the Amendment to the Merger Agreement and Amendment to the Sponsor Agreement were executed, and on August 20, 2021, CAH and LumiraDx issued a press release announcing the execution of the Amendment to the Merger Agreement and CAH filed a Form 8-K with the SEC, including a copy of the press release, the Amendment to the Merger Agreement and the Amendment to the Sponsor Agreement.

On August 27, 2021, the Amendment No. 2 to the Merger Agreement was executed by CAH and LumiraDx in order to update the conversion factor.

Summary of Financial Analyses (Supporting the Original Deal)

Note: The following projections and financial commentary were previously disclosed in the proxy statement/prospectus (the “CAH Original Projections”) filed with the SEC on July 7, 2021. The Original Projections were not used in the determination of the new agreed upon valuation and were not considered by the CAH board of directors in determining to recommend the Merger Proposal (as revised by the Amendment to the Merger Agreement). This information is included herein for historical context only.

On April 6, 2021, CAH and LumiraDx agreed to a $5.0 billion transaction (the “Original Deal”) and signed the Merger Agreement and the Sponsor Agreement. The following is a summary of the material financial analyses performed by management and internal advisors of CAH, which was reviewed with, and delivered to, CAH’s board of directors at a meeting held on March 19, 2021. The preparation of the analyses is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances.

This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole in order to fully understand the financial analyses presented by CAH management and internal advisors of CAH. The tables alone do not constitute a complete summary of the financial analyses. The order in which these analyses are presented below, and the results of those analyses, should not be taken as an indication of the relative importance or weight given to these analyses by CAH management and internal advisors of CAH or CAH’s board of directors. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 18, 2021 and is not necessarily indicative of current market conditions.

For purposes of its financial analyses, CAH prepared financial projections for the Company for the fiscal years ending December 31, 2021 through December 31, 2029 as presented to the CAH board of directors in March 2021 and set forth below, referred to herein as the CAH Original Projections. The CAH Original Projections were prepared on a reasonable basis by CAH based on, among other things, management interviews, LumiraDx financial forecasts relating to revenue and EBITDA, and input from CAH management and CAH’s internal advisors. The CAH Original Projections reflected the best currently available estimates and judgments at the time of preparation to the best of CAH’s managements knowledge and belief. CAH prepared these forecasts for its own internal use. They are included in this proxy statement/prospectus because CAH’s board of directors considered them as one component as part of the overall evaluation of the Merger. The CAH Original Projections incorporated external consultant’s opinions, as well as guidance from CAH’s board of directors to incorporate the Company’s early growth phase, as well as, inter alia, the short-term unpredictability of COVID-19 related revenue.

The inclusion of the CAH Original Projections in this proxy statement/prospectus should not be regarded as an indication that CAH, LumiraDx, their respective boards of directors, or their respective affiliates, advisors or other representatives considered, or now considers, such CAH Original Projections necessarily to be predictive of actual future performance or results or to support or fail to support your decision whether to vote for or against the Merger Proposal. The CAH Original Projections should not be relied upon as being indicative of future performance or results, and readers of this proxy statement/prospectus, including investors or stockholders, are cautioned not to place undue reliance on this information or to rely on the CAH Original Projections in making a decision regarding the Merger. The CAH Original Projections were not prepared with the intent that they be publicly disclosed or to be used as guidance, and neither CAH nor LumiraDx intends to reference the CAH Original Projections in its future periodic reports filed under the Exchange Act. The Company acknowledges that CAH is responsible for ensuring that all material information used by CAH’s management, internal advisors and board of directors in determining to approve the transaction is presented to investors.

The CAH Original Projections reflect numerous estimates and assumptions with respect to general business, economic, industry, regulatory, market and financial conditions and trends and other future events, as well as matters specific to LumiraDx’s business, all of which are difficult to predict and many of which are beyond LumiraDx’s or CAH’s control. In particular, CAH evaluated the LumiraDx financial forecast with input from external advisors and determined that a more conservative model with significantly lower levels of revenue and profitability would be more appropriate. Therefore, CAH developed its own forecasts based on discounts on the key line items of LumiraDx’s financial forecast such as revenues and EBITDA. The CAH Original Projections comprised three different scenarios based on CAH’s views on the likelihood of achieving various assumptions: least optimistic (“Scenario #1”), moderately optimistic (“Scenario #2”) and most optimistic (“Scenario #3”). The scenarios were prepared given CAH board of directors’s desire to sensitize the various assumptions given the growth trajectory of the Company. The major assumptions, among others, include:

1.

Timing and extent of LumiraDx’s revenues from its COVID-19 tests developed for use on the Platform due to the unpredictability of the COVID-19 pandemic and uncertainty around the size and durability of the COVID-19 testing market;

2.

The timing and amount of revenue from sales of the Company’s Amira System, given the uncertainty around the timing of approval for the Amira System and near-term fluctuations in Amira’s addressable market due to the unpredictability of the COVID-19 pandemic and the uncertainty around the size and durability of the COVID-19 testing market;

3.	The timing and amounts of other Platform revenue given the uncertainty around when additional tests would obtain regulatory approval, authorization, certification or clearance; and

4.	Various profitability and EBITDA margin assumptions based on the ramp and scalability of certain of the Company’s assays.

CAH Original Projections

Numbers in table below are stated in millions

Scenario #3

Item	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E
Platform Revenue (excluding COVID)	$—	$27	$202	$425	$772	$1,110	$1,403	$1,693	$2,005
COVID Platform and Amira	1,088	2,256	1,734	1,123	826	712	573	546	534
Other Revenue	125	306	233	168	117	85	59	47	41

Total Revenue	$1,213	$2,589	$2,169	$1,716	$1,715	$1,907	$2,035	$2,286	$2,580
EBITDA (1)	$537	$1,096	$894	$710	$745	$848	$912	$1,020	$1,181
EBITDA Margin %	44.3%	42.3%	41.2%	41.4%	43.5%	44.5%	44.8%	44.6%	45.8%
Free Cash Flow (2)	$(71)	$634	$906	$715	$640	$635	$716	$785	$881

(1)

“EBITDA” means earnings before interest, taxes, depreciation and amortization. EBITDA was calculated by determining net income before net interest expenses, income taxes, depreciation and amortization.

(2)

“FCF” means free cash flows. FCF was calculated by determining the earnings before interest and before taxes, capital expenditures, change in net working capital, while factoring in depreciation and amortization, assuming a zero net debt number.

Major Assumptions Underlying Scenario #3

•

Platform Revenue (excluding COVID-19) – We assumed the significant amount of anticipated additional Instrument placements driven by COVID-19 testing would accelerate demand for other Platform tests. We assumed the commercial launch of other assays in 2022 on the LumiraDx Platform to start capturing the >$30B total addressable testing market across infectious disease, cardiovascular disease, diabetes, and coagulation disorders. We understood that the Company expected to submit more than ten (10) tests for regulatory approval within the next twelve (12) months. We assumed these tests would become commercially available as quickly as possible following regulatory approval. We understood that the key tests that the Company expects to launch in 2022 are High Sensitivity Troponin, INR, and D-Dimer, and key tests the Company plans to launch in 2023 are HBA1C and BNP. The revenue from these five tests on a combined basis is assumed to drive a significant portion of all Other Platform Revenue over the forecasted period. Based on the abovementioned reasons, we assumed a one-year delay in any Platform Revenue (excluding COVID-19) versus LumiraDx’s forecast model. In addition, we assumed a 20% discount to LumiraDx’s Platform Revenue forecast in all years.

•

COVID Platform and Amira –Under this scenario, LumiraDx testing volumes are assumed to grow through market share capture of the estimated $19 billion global COVID-19 testing market throughout 2021 and 2022. We assumed this would be followed by a decline in market demand in 2023 and beyond as COVID-19 vaccines become more widely available and consumer behavior transitions to a pre- pandemic normal. Current pricing for the LumiraDx test is assumed to be sustained through the end of 2022, given LumiraDx’s strong performing COVID-19 test, followed by a more gradual decline (versus the anticipated testing volume declines) in 2023 and beyond as additional competitors come to market.

We assumed LumiraDx would maintain a greater share of the COVID-19 testing market versus competing PCR tests due to the expected ongoing shift to rapid testing at the point-of-care. More than 60% of the Company’s aggregate COVID-19 revenue from 2021-2029 is assumed to come from key commercial partners in the U.S. and Europe, including CVS Health, and the NHS, with the remaining coming from Japan, Africa (The Bill and Melinda Gates Foundation is a key partner in Africa), and other parts of the world. Commercialization of the Amira Product was assumed in the third quarter of 2021. In 2022, we assumed LumiraDx would see rapid market share gains in the estimated $5-15 billion mass COVID-19 screening market due to the Amira product’s strong performing COVID-19 assay and low-cost pricing strategy significantly lower than the price of competing tests. We assumed the majority of Amira’s platform revenue to come from large procurers of mass screening tests such as government agencies. Starting in 2022, we assumed the rollout of additional tests on the Amira Platform to contribute to the growth in Amira revenue. Based on the abovementioned reasons, we assumed a 0% discount to LumiraDx’s COVID platform revenue forecast in 2021-2022 and a 50% year-over year decline in COVID platform revenue from 2023 to 2029. We also assumed a one-year delay in Amira revenue versus LumiraDx’s forecast plus a 75% discount to LumiraDx’s Amira revenue forecast in all years available.

•

Other Revenue – Assumed the Company’s fast lab solutions and other revenue streams would continue to grow from their current levels, following similar trends seen in the COVID Platform and Other Platform revenue streams. We assumed Other Revenue would become less material as a percentage of total revenue from 2024-2029. Based on the abovementioned reasons, we assumed Other Revenue was the same as LumiraDx’s forecast.

•

EBITDA Margin % - Assumed the Company would be able to leverage its low cost, high volume manufacturing platform to scale quickly and maintain steady improvement throughout the forecasted period due to operating leverage. Based on the abovementioned reasons along with CAH’s industry knowledge of the profitability profile of similar diagnostic companies we assumed a 10% discount to LumiraDx’s forecasted EBITDA margins.

•

Free Cash Flow - Assumed the Company would be able to leverage its low cost, high volume manufacturing platform to scale quickly and maintain steady improvement throughout the forecasted period due to operating leverage. Based on the abovementioned reasons along with CAH’s industry knowledge of the free cash flow profile of similar diagnostic companies we assumed depreciation & amortization as a % of revenue that was consistent with management’s forecast, working capital as a % of revenue that was consistent with management’s forecast, and a tax rate consistent with management’s forecast.

Scenario #2

Item	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E
Platform Revenue (excluding COVID)	$—	$25	$189	$399	$724	$1,041	$1,315	$1,587	$1,880
COVID Platform and Amira	816	1,605	1,045	624	418	329	251	230	219
Other Revenue	109	236	182	133	95	70	53	43	39
Total Revenue	$925	$1,866	$1,416	$1,156	$1,237	$1,440	$1,619	$1,860	$2,138
EBITDA (1)	$410	$790	$583	$478	$538	$641	$726	$830	$979
EBITDA Margin %	44.3%	42.3%	41.2%	41.4%	43.5%	44.5%	44.8%	44.6%	45.8%
Free Cash Flow (2)	$(19)	$481	$647	$468	$438	$464	$548	$628	$720

(1)

“EBITDA” means earnings before interest, taxes, depreciation and amortization. EBITDA was calculated by determining net income before net interest expenses, income taxes, depreciation and amortization.

(2)

“FCF” means free cash flows. FCF was calculated by determining the earnings before interest and before taxes, capital expenditures, change in net working capital, while factoring in depreciation and amortization, assuming a zero net debt number.

Major Assumptions Underlying Scenario #2

•	Assumed all of the same assumptions in scenario #3. In addition, scenario #2 assumed the following:

•

Platform Revenue (excluding COVID) - A mix of lower prices and testing volumes in 2021-2029 as compared to scenario #3 due to lower market penetration. Based on the abovementioned reasons, we assumed a one-year delay in any Platform Revenue (excluding COVID) versus LumiraDx’s forecast model. In addition, we assumed a 25% discount to LumiraDx’s Platform Revenue forecast in all years.

•

COVID Platform and Amira - A mix of lower prices and testing volumes in 2021-2029 as compared to scenario #3 due to lower demand. Based on the abovementioned reasons, we assumed a 25% discount to LumiraDx’s COVID platform revenue forecast in 2021-2022 and a 50% year-over year decline in COVID platform revenue from 2023 to 2029. We also assumed a one-year delay in Amira revenue versus LumiraDx’s forecast plus a 90% discount to LumiraDx’s Amira revenue forecast in all years.

•

EBITDA Margin % - A mix of lower prices and testing volumes in 2021-2029 will lead to lower profitability as compared to Scenario #3 due to less operating leverage. Based on the abovementioned reasons along with CAH’s industry knowledge of the profitability profile of similar diagnostic companies we assumed a 10% discount to management’s forecasted EBITDA margins.

•

Free Cash Flow - Assumed the Company would be able to leverage its low cost, high volume manufacturing platform to scale quickly and maintain steady improvement throughout the forecasted period due to operating leverage. Based on the abovementioned reasons along with CAH’s industry knowledge of the free cash flow profile of similar diagnostic companies we assumed depreciation & amortization as a % of revenue that was consistent with management’s forecast, working capital as a % of revenue that was consistent with management’s forecast, and a tax rate consistent with management’s forecast.

Scenario #1

Item	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E
Platform Revenue (excluding COVID)	$—	$23	$177	$372	$675	$972	$1,228	$1,481	$1,754
COVID Platform and Amira	544	1,004	502	251	125	63	31	16	8
Other Revenue	94	166	130	98	74	56	45	40	38
Total Revenue	$638	$1,193	$809	$721	$874	$1,091	$1,304	$1,537	$1,800
EBITDA (1)	$235	$421	$278	$249	$317	$404	$487	$571	$686
EBITDA Margin %	36.9%	35.3%	34.3%	34.5%	36.2%	37.1%	37.4%	37.2%	38.1%
Free Cash Flow (2)	$(9)	$259	$364	$229	$229	$267	$341	$415	$484

(1)

“EBITDA” means earnings before interest, taxes, depreciation and amortization. EBITDA was calculated by determining net income before net interest expenses, income taxes, depreciation and amortization.

(2)

“FCF” means free cash flows. FCF was calculated by determining the earnings before interest and before taxes, capital expenditures, change in net working capital, while factoring in depreciation and amortization, assuming a zero net debt number.

Major Assumptions Underlying Scenario #1

•	Assumed all of the same assumptions in scenario #2, except it assumed no Amira platform revenue in 2021-2029, and a lower EBITDA margin %. In addition, scenario #1 assumed the following:

•	Platform Revenue (excluding COVID) - A mix of lower prices and testing volumes in 2021-2029 as compared to scenario #2 due to lower market penetration. Based on the abovementioned reasons, we assumed a one-year delay in any Platform Revenue (excluding COVID) versus LumiraDx’s forecast model. In addition, we assumed a 30% discount to LumiraDx’s Platform Revenue forecast in all years.

•

COVID Platform Revenue and Amira - A mix of lower prices and testing volumes in 2021-2029 as compared to scenario #2 due to lower demand. Based on the abovementioned reasons, we assumed a 50% discount to LumiraDx’s COVID platform revenue forecast in 2021-2022 and a 50% year-over year decline in COVID platform revenue from 2023 to 2029. We also assumed no Amira revenue throughout the forecasted periods.

•

EBITDA Margin % - Assumes a mix of lower prices and testing volumes in 2021-2029 will lead to lower profitability as compared to scenario #2 due to less operating leverage. Based on the abovementioned reasons along with CAH’s industry knowledge of the profitability profile of similar diagnostic companies we assumed a 25% discount to management’s forecasted EBITDA margins.

LumiraDx and CAH believe that due to the forward-looking nature of the foregoing projections, a quantitative reconciliation of non-GAAP measures to GAAP measures cannot be made available without unreasonable effort due to the nature and complexity of the reconciling items. Forward looking projections are not prepared in accordance with accounting standards. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.

Specifically, the following GAAP adjustments, among others, have not been included in the projections:

•	changes in the fair value of financial instruments;

•	stock-based compensation, intangible asset amortization;

•

revenue accounting, including identifying the relevant performance obligations, allocating the value of the arrangement to the performance obligations and determining the timing of recognition of the relative fair value assigned to the performance obligations; and

•	lease accounting, including identifying the appropriate discount rate for the lease liability and recognizing and amortizing the right of use asset.

It is probable that these factors would have a significant impact on LumiraDx’s projected financial position and results of operations as reported under GAAP

Comparable Public Company Analysis

CAH compared the CAH Original Projections to corresponding financial data, where applicable, for U.S. listed public companies that CAH deemed comparable to the Company. CAH also derived multiples using publicly-available financial data, market trading prices, and analyst estimates, including from Capital IQ, for each of the comparable companies and for the Company using the CAH Original Projections and compared them. CAH selected these companies based on characteristics described below using the most recently available public information obtained by searching SEC filings, public company disclosures, press releases, equity research reports, industry and popular press reports, databases and other sources.

Although CAH selected the companies reviewed in these analyses because, among other things, their businesses are, in the opinion of CAH, reasonably similar to that of the Company, no selected company is identical to the Company. Accordingly, CAH’s comparison of selected companies to the Company and analysis of the results of such comparison was not purely quantitative, but instead necessarily involved qualitative considerations and professional judgments concerning differences in financial and operating characteristics and other factors that could affect the relative value of the Company.

The comparable group consisted of thirteen (13) U.S. publicly traded companies and one (1) Italian publicly traded company that have financial profiles deemed by CAH to be comparable to the Company given

CAH’s categorization of these companies as high-growth medical technology companies. Collectively, such group is referred to in this proxy statement/prospectus as the “Comparable Group.” Based on these criteria, CAH identified and analyzed the following selected companies:

High-Growth Medical Technology Companies:

•	Illumina, Inc.

•	DexCom. Inc.

•	Exact Sciences Corporation

•	Guardant Health, Inc.

•	DiaSorin S.p.A.

•	Natera, Inc.

•	Invitae Corporation

•	Twist Bioscience Corporation

•	Quidel Corporation

•	Sema4 (Mount Sinai Genomics Inc.)

•	Fulgent Genetics, Inc.

•	GenMark Diagnostics, Inc.

•	Accelerate Diagnostics, Inc.

•	T2 Biosystems, Inc.

In all instances, multiples were based on closing stock prices on March 18, 2021. With respect to the Comparable Group table below, the information management and internal advisors of CAH presented to the CAH board of directors included the following valuation and operating data:

•	multiple of enterprise value to revenue for the calendar year 2020E (“EV / 2020E Revenue”)

•	multiple of enterprise value to revenue for the calendar year 2021E (“EV / 2021E Revenue”)

•	multiple of enterprise value to revenue for the calendar year 2022E (“EV / 2022E Revenue”)

•	multiple of enterprise value to EBITDA for the calendar year 2020E (“EV / 2020E EBITDA”)

•	multiple of enterprise value to EBITDA for the calendar year 2021E (“EV / 2021E EBITDA”)

•	multiple of enterprise value to EBITDA for the calendar year 2022E (“EV / 2022E EBITDA”)

Comparable Group
	Mean	Median
EV / 2020E Revenue	23.0x	18.3x
EV / 2021E Revenue	17.0x	14.9x
EV / 2022E Revenue	12.7x	11.9x
EV / 2020E EBITDA	107.2x	19.0x
EV / 2021E EBITDA	60.4x	15.8x
EV / 2022E EBITDA	34.8x	26.1x

Based on the analysis above, CAH then applied the range of Comparable Group trading multiples to revenue and EBITDA metrics of the Company described above. The ranges of implied enterprise values of the Company derived from this analysis supported the proposed value of the Merger Consideration. CAH believed that the 2021 and 2022 revenue multiples were the most relevant valuation metrics because growth companies in the diagnostics industry like LumiraDx generally are valued off of forward revenue multiples. Trailing multiples are not as useful in determining the valuation of a rapidly growing company due to their backward looking nature. The Company multiples based on the three scenarios were as followed:

CAH Original Projections

•	Scenario #1

•	EV/2021E Revenue = 7.8x
•	EV/2022E Revenue = 4.2x

•	Scenario #2

•	EV/2021E Revenue = 5.4x
•	EV/2022E Revenue = 2.7x

•	Scenario #3

•	EV/2021E Revenue = 4.1x
•	EV/2022E Revenue = 1.9x

Comparable M&A Transaction Analysis

CAH performed a comparable M&A transaction analysis, which is designed to imply a value for a company based on publicly available financial terms of the selected transactions that share some characteristics with the Merger. CAH selected these transactions based on information obtained by searching SEC filings, public company disclosures, press releases, equity research reports, industry and popular press reports, databases and other sources. CAH selected these transactions based on the following criteria:

•	transactions with a company operating within life sciences and diagnostics;

•	transactions announced over the past two years; and

•	transactions with publicly available information regarding terms of the transaction.

The group was comprised of the following transactions and is referred to in this proxy statement/ prospectus as the “Precedent Transaction Group”:

Company	Buyer
GenMark Diagnostics	Roche Holding AG
Resolution Bioscience	Agilent
Diagenode	Hologic
Sema4	CM Life Sciences
Decipher Biosciences	Veracyte
Mesa Biotech	Thermo Fisher
Oxford Immunotec	PerkinElmer
Biotheranostics	Hologic
Base Genomics	EXACT Sciences
Thrive	EXACT Sciences
Grail	Illumina
ArcherDX	Invitae
Genomic Health	EXACT Sciences
GenePOC	Meridian Bioscience Canada Inc.

With respect to the Precedent Transaction Group, CAH calculated the ratio of implied enterprise value to historical revenue and EBITDA for the last twelve month, or LTM, period. The selected transactions analysis showed that the multiples were consistent with the comparable company multiples, but CAH noted that using trailing multiples for the Company should not be given heavy weight in the valuation analysis because of the Company’s recent and significant revenue ramp up and the inability to obtain consistent forward multiples for M&A transactions in the market.

Results of CAH’s analysis were presented for the Precedent Transaction Group, as shown in the following table:

Precedent Transaction Group
(dollars in millions)	Mean	Median
Implied EV to LTM Revenue(1)	12.0x	10.8x
Implied EV to LTM Revenue (excluding genomics and liquid biopsy)(1)	9.4x	9.2x

(1)	The LTM period for the Precedent Transaction Group are based on latest publicly reported financial results.

CAH then compared the range of the Precedent Transaction Group trading multiples (which are based on historical revenue and EBITDA for the last twelve month period) to the applicable financial metrics of the Company described above (which are based on 2021E and 2022E). The ranges of implied enterprise values of the Company based on the 2021E and 2022E financial metrics when compared to range of Precedent Transaction Group trading multiples based on historical revenue and EBITDA for the last twelve month period, were not inconsistent, but did cover different periods as CAH did not use the Company’s LTM financial metrics as it has just began to generate meaningful revenue.

No target company or transaction utilized in the comparable M&A transaction analysis is identical to the Company or the Merger. In evaluating the precedent transactions, CAH made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the business of the Company or the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company, the industry or the financial markets in general.

Discounted Cash Flow Analysis

The discounted cash flow analysis is a widely used valuation methodology that relies upon numerous assumptions, including asset growth rates, earnings growth rates, discount rates and terminal multiples, and the results of such methodology are highly dependent on these assumptions. The analysis does not purport to be indicative of the actual or expected implied enterprise value of the Company. In addition, the analysis is based on the CAH Original Projections developed by CAH. For its analysis, CAH did not include the value of any outstanding net operating losses in the implied enterprise value for the Company.

Using such discounted cash flows analysis, CAH calculated an estimated range of implied enterprise values for the Company based on the net present value of hypothetical cash flows through fiscal year 2029 utilizing the three scenarios of the CAH Original Projections for fiscal years 2021 through 2029 described above. CAH calculated the range of net present values based on EBITDA exit multiples ranging from 16.0x to 20.0x and discount rates ranging from 12.0% to 14.0%, based on a weighted average cost of capital analysis. CAH’s analysis of the Company’s weighted average cost of capital used the capital asset pricing model, including after taking into account certain metrics, including levered and unlevered betas for comparable group companies. This analysis resulted in an implied enterprise value of the Company ranging from a low of $4.75 billion to a high of $11.98 billion. The ranges of implied enterprise values of the Company derived from this analysis supported the proposed value of the Merger Consideration.

After evaluating all of the abovementioned valuation analyses, CAH determined based on input from CAH’s external consultants and internal advisors and CAH’s own analysis that 2021 and 2022 revenue multiples were the most relevant valuation metrics because growth companies in the diagnostics industry like LumiraDx are primarily valued off of forward revenue multiples and trailing multiples are not as useful in determining the valuation of a rapidly growing company due to their backward looking nature. This led to more weight being given to the public company comparables than the discounted cash flow analysis (which relied on long-term revenue projections which carry increasing levels of uncertainty with each year and should be read in this context as well as an assumed exit multiple) or the comparable transaction as it was difficult to obtain forward revenue multiples due to the lack of forward estimate disclosure.

Summary of Financial Analyses (Supporting “The New Deal”)

As a result of ongoing developments within the diagnostics and POC industry since the announcement of the signing of the Merger Agreement on April 7, 2021, in late July and early August 2021, CAH and LumiraDx held conference calls to discuss the terms of the original Merger Agreement including the enterprise valuation. As described above, CAH and LumiraDx agreed to decrease the valuation of LumiraDx from $5.0 billion to $3.0 billion (excluding $115 million raised by CAH in its initial public offering) by amending the Merger Agreement for the following reasons.

•	On July 16, 2021, LumiraDx reduced its 2021E revenue guidance from $600 million to $1 billion to $300 million to $500 million, as it disclosed in an analyst day presentation held on such date.

•

Due to the following factors, CAH reconsidered the probability of success for CAH’s least optimistic financial projections (“Scenario 1”), which was the basis of CAH’s valuation analysis in the Original Deal and arrived at a significantly decreased valuation:

•

Overall demand for COVID-19 testing had declined, was forecasted to continue to decline, and remained volatile as some of the largest COVID-19 testing providers in the world were experiencing testing volumes significantly below their expectations. Additionally, several diagnostics industry professionals made public comments consistent with the trends described above, including the following:

•

BTIG’s Healthcare Equity Research Analyst Sung Ji Nam. On May 12, 2021, Sung Ji Nam wrote “The total COVID testing volumes have been declining throughout 1Q21, and assuming continued progress with vaccinations and barring unforeseen COVID resurgences, COVID testing volumes should continue to decline, although the rate and cadence remain the unknowns.”

•

Robert B. Ford, President and Chief Executive Officer of Abbott Laboratories. On June 1, 2021, Robert B. Ford said, “We’ve recently seen a rapid decline in COVID-19 testing demand and anticipate this trend will continue, which led us to adjust our full-year guidance.”

•	The commercial launch of The Amira System initially anticipated for summer 2021 was delayed with a current expected fall 2021 launch data, which impacted the CAH Original Projections.

•

Since the announcement of the signing of the Merger Agreement, publicly traded diagnostics companies, specifically companies with revenue tied to COVID-19 testing like LumiraDx saw significant decreases in their trading prices.

•

After discussions with more than 30 institutional investors, and more than 10 diagnostics industry research analysts, CAH and CAH’s advisors received market feedback which did not support a successful transaction at a $5 billion valuation of LumiraDx (excluding any cash raised by CAH in its initial public offering).

The following is a summary of the material financial analyses performed by CAH management and internal advisors of CAH, which was reviewed with, and delivered to, CAH’s board of directors at a meeting held on August 18, 2021. The preparation of the analyses is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances.

This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole in order to fully understand the financial analyses presented by CAH management and internal advisors of CAH. The tables alone do not constitute a complete summary of the financial analyses. The order in which these analyses are presented below, and the results of those analyses, should not be taken as an indication of the relative importance or weight given to these analyses by CAH management and internal advisors of CAH or CAH’s board of directors. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 4, 2021 and is not necessarily indicative of current market conditions.

For purposes of its financial analyses, CAH prepared financial projections for the Company for the fiscal years ending December 31, 2021 through December 31, 2026 as presented to the CAH board of directors on August 18, 2021 and set forth below, referred to herein as the “CAH Updated Projections” and collectively with the CAH Original Projections as the “CAH financial projections.” The CAH Updated Projections were prepared on a reasonable basis by CAH based on, among other things, management interviews and LMDX financial forecasts disclosed in its analyst day presentation on July 16, 2021, and input from CAH management and CAH’s internal advisors. CAH management and CAH’s internal advisors considered LumiraDx’s 2021E revenue projections of $300 million to $500 million (down from the Company’s previous estimate of $600 million to $1 billion), LumiraDx’s 2024E revenue projection of $1.00 billion to $1.25 billion, along with all of LumiraDx’s management’s assumptions for its projection when preparing the CAH Updated Projections, as described below. The CAH Updated Projections reflected the best currently available estimates and judgments at the time of preparation to the best of CAH’s managements knowledge and belief. CAH prepared these forecasts for its own internal use. They are included in this proxy statement/prospectus because CAH’s board of directors considered them as one component as part of the overall evaluation of the Merger. The CAH Updated Projections incorporated CAH’s consultant’s and advisor’s opinions, the unpredictability of COVID-19 related revenue, and the potential impact of COVID-19 on various timing of submission and commercial launch of assays.

The inclusion of the CAH Updated Projections financial projections in this proxy statement/prospectus should not be regarded as an indication that CAH, LumiraDx, their respective boards of directors, or their respective affiliates, advisors or other representatives considered, or now considers, such CAH Updated Projections necessarily to be predictive of actual future performance or results or to support or fail to support your decision whether to vote for or against the Merger Proposal. The CAH Updated Projections should not be relied upon as being indicative of future performance or results, and readers of this proxy statement/prospectus, including investors or stockholders, are cautioned not to place undue reliance on this information or to rely on the CAH Updated Projections in making a decision regarding the Merger. The CAH Updated Projections were not prepared with the intent that they be publicly disclosed or to be used as guidance, and neither CAH nor LumiraDx intends to reference the CAH Updated Projections in its future periodic reports filed under the Exchange Act. The Company acknowledges that CAH is responsible for ensuring that all material information used by CAH’s management, internal advisors and board of directors in determining to approve the transaction is presented to investors.

CAH Updated Revenue Projections

CAH assumed that the valuation of LumiraDx is driven principally by the level of certainty and achievability of the Company’s revenue forecast. For diagnostics companies like LumiraDx, it is typical for companies to be valued based on a multiple of revenues versus any type of profitability metric.

Numbers in table below are stated in thousands

Revenue Type	2021E	2022E	2023E	2024E	2025E	2026E
Total Covid Testing Revenue	$325,000	$200,000	$200,000	$192,000	$153,600	$122,880
Total Non-Covid Assay Revenue	$3,900	$34,500	$190,750	$340,250	$476,250	$642,250
Other Revenue	$20,000	$25,000	$30,000	$35,000	$40,000	$45,000
Total Instrument Revenue	$18,000	$19,125	$18,966	$11,515	$11,515	$9,212

Total Revenue	$366,900	$278,625	$439,716	$578,765	$681,365	$819,342

Major Assumptions Underlying Revenue Model

•

Non-COVID Assay Revenue – We assumed the significant amount of anticipated additional Instrument placements driven by COVID-19 testing would accelerate demand for other Platform tests. We assumed the commercial launch of other assays starting in 2021 on the LumiraDx Platform to start capturing the >$30B total addressable market (“TAM”) in testing across infectious disease, cardiovascular disease, diabetes, and coagulation disorders. We understood that the Company expected to submit ten (10) or more tests for regulatory approval by the end of 2022. We assumed that 100% of these tests would be approved by regulatory authorities given the overlap of LumiraDx’s test menu with tests that are already commercially available and the LumiraDx team’s previous experience getting tests approved. We assumed all tests would become commercially available as quickly as possible following regulatory approval. Our discussions with LumiraDx management, LumiraDx’s July 2021 analyst day presentation, and CAH’s knowledge of the individual assays informed the various TAM and market penetration assumptions by assay by year through 2026 as outlined in the table above. CAH assumes TAMs for all non-COVID assays remain constant from 2021-2026E. Specific assumptions about the non-COVID assay TAMs and market penetration rate assumptions are detailed in the table below.

•

COVID Testing Revenue - LumiraDx COVID testing revenues are assumed to grow through market share capture of the COVID Testing TAM, which includes the COVID + Flu and COVID + RSVn panel test markets. Given discussions with LumiraDx management, LumiraDx’s July 2021 analyst day presentation, and CAH’s outlook for the global COVID testing market, we assumed the overall global COVID Testing TAM would be $13 billion in 2021 and $5 billion in 2022. We assumed the market would decline by 20% year-over year as demand for COVID testing decreases and as a result of changing competitive market dynamics. Specific assumptions about the COVID testing TAM and market penetration rate assumptions are detailed in the table below.

TAM and Market Penetration Assumptions

		2021E	2022E	2023E	2024E	2025E	2026E
Assays	TAM ($Millions)
All Covid Testing TAM ($Billions)		$13.0	$5.0	$4.0	$3.2	$2.6	$2.0
All Covid Testing TAM YoY%			-61.5%	-20.0%	-20.0%	-20.0%	-20.0%
Market Penetration Rates
All Covid Testing		2.5%	4.0%	5.0%	6.0%	6.0%	6.0%

Other Assays (Ex-COVID)	Market Penetration Rates
HS Troponin I	$900	0.0%	1.0%	7.5%	12.5%	15.0%	20.0%
BNP / NT-proBNP	$700	0.0%	0.0%	5.0%	7.5%	10.0%	12.0%
HbA1c	$1,300	0.0%	0.0%	1.0%	3.0%	5.0%	7.0%
D-Dimer	$700	0.2%	1.0%	3.0%	5.0%	6.0%	7.0%
Flu A/B	$1,000	0.0%	0.3%	0.5%	1.0%	2.0%	3.0%
CRP	$300	0.0%	1.0%	3.0%	5.0%	7.0%	10.0%
INR	$500	0.5%	1.0%	2.0%	3.0%	4.0%	6.0%
Strep A	$300	0.0%	2.0%	4.0%	7.0%	10.0%	12.5%
TB	$250	0.0%	0.0%	0.5%	2.5%	5.0%	7.5%
Hemoglobin	$400	0.0%	0.5%	0.5%	1.0%	2.0%	3.0%
RSVn	$250	0.0%	0.0%	0.0%	0.0%	0.5%	0.5%
Na, K	$150	0.0%	0.0%	0.0%	0.0%	1.0%	2.5%

•

Other Revenue - Assumed the LMDX’s fast lab solutions and other revenue streams would continue to grow from their current levels, following similar trends seen in the COVID testing and Non-COVID assay revenue streams.

•

Instrument Revenue – Assumed LumiraDx receives revenue for 50% of all instruments placed throughout the forecasted period and price per instrument is $3,000 in 2021 and declines by 15% per year through 2024 followed by a constant price per instrument in 2025 and 2026.

Instrument Revenue	2021E	2022E	2023E	2024E	2025E	2026E
Cumulative # of Instruments Placed	20,000	50,000	85,000	110,000	135,000	155,000
Total Instrument Revenue ($000s)	$18,000	$19,125	$18,966	$11,515	$11,515	$9,212
Revenue Per Instrument	$18,350	$5,573	$5,173	$5,261	$5,047	$5,286

LumiraDx and CAH believe that due to the forward-looking nature of the foregoing projections, a quantitative reconciliation of non-GAAP measures to GAAP measures cannot be made available without unreasonable effort due to the nature and complexity of the reconciling items. Forward looking projections are not prepared in accordance with accounting standards. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.

Specifically, the following GAAP adjustments, among others, have not been included in the projections: revenue accounting, including identifying the relevant performance obligations, allocating the value of the arrangement to the performance obligations and determining the timing of recognition of the relative fair value assigned to the performance obligations.

It is probable that these factors would have a significant impact on LumiraDx’s projected financial position and results of operations as reported under GAAP.

Comparable Public Company Analysis

CAH compared the CAH Updated Projections to corresponding financial data, where applicable, for public companies that CAH deemed comparable to the Company. CAH also derived multiples using publicly-available financial data, market trading prices, and analyst estimates, including from Capital IQ, for each of the comparable companies and for the Company using the CAH Updated Projections and compared them. CAH selected these companies based on characteristics described below using the most recently available public information obtained by searching SEC filings, public company disclosures, press releases, equity research reports, industry and popular press reports, databases and other sources.

Although CAH selected the companies reviewed in these analyses because, among other things, their businesses are, in the opinion of CAH, reasonably similar to that of the Company, no selected company is identical to the Company. Accordingly, CAH’s comparison of selected companies to the Company and analysis of the results of such comparison was not purely quantitative, but instead necessarily involved qualitative considerations and professional judgments concerning differences in financial and operating characteristics and other factors that could affect the relative value of the Company.

The comparable group consisted of thirteen (13) U.S. publicly traded companies and one (1) Italian publicly traded company that have financial profiles deemed by CAH to be comparable to the Company given CAH’s categorization of these companies as high-growth medical technology companies. Collectively, such group is referred to in this proxy statement/prospectus as the “Comparable Group.” Based on these criteria, CAH identified and analyzed the following selected companies:

High-Growth Medical Technology Companies:

•	Illumina, Inc.

•	DexCom. Inc.

•	Exact Sciences Corporation

•	Guardant Health, Inc.

•	DiaSorin S.p.A.

•	Natera, Inc.

•	Invitae Corporation

•	Twist Bioscience Corporation

•	Quidel Corporation

•	Sema4 (Mount Sinai Genomics Inc.)

•	Fulgent Genetics, Inc.

•	GenMark Diagnostics, Inc.

•	Accelerate Diagnostics, Inc.

•	T2 Biosystems, Inc.

In all instances, multiples were based on closing stock prices on August 11, 2021, and were sourced from CapitalIQ and use market data and consensus estimates. With respect to the Comparable Group table below, the information management and internal advisors of CAH presented to the CAH board of directors included the following valuation and operating data:

•	multiple of enterprise value to revenue for the calendar year 2021E (“EV / 2021E Revenue”)

•	multiple of enterprise value to revenue for the calendar year 2022E (“EV / 2022E Revenue”)

•	multiple of enterprise value to revenue for the calendar year 2023E (“EV / 2023E Revenue”)

•	multiple of enterprise value to revenue for the calendar year 2024E (“EV / 2024E Revenue”)

($ in millions other than per share data)	Enterprise Value / Revenue
Company Name	CY 2021E	CY 2022E	CY 2023E	CY 2024E
Illumina	16.7x	15.2x	13.4x	12.3x
DexCom	19.5x	16.0x	13.2x	10.7x
Exact Sciences	10.2x	8.4x	7.1x	6.3x
DiaSorin	7.8x	7.2x	6.9x	6.5x
Guardant Health	27.4x	20.0x	15.2x	12.4x
Natera	15.3x	12.7x	10.2x	8.6x
Invitae	12.4x	8.9x	6.8x	5.8x
Quidel	5.1x	6.7x	7.0x	NA
Twist Bioscience	33.4x	25.8x	20.8x	17.7x
Sema4	12.9x	9.5x	6.8x	NA
Fulgent Genetics	2.6x	5.8x	11.2x	NA
Accelerate Diagnostics	35.2x	18.6x	11.8x	NA
T2 Biosystems	7.0x	5.9x	4.4x	3.4x
Mean	15.8x	12.4x	10.4x	9.3x
Median	12.9x	9.5x	10.2x	8.6x

Comparable Group
	Mean	Median
EV / 2021E Revenue	15.8x	12.9x
EV / 2022E Revenue	12.4x	9.5x
EV / 2023E Revenue	10.4x	10.2x
EV / 2024E Revenue	9.3x	8.6x

CAH Financial Projections

•	EV/2021E Revenue = 8.2x

•	EV/2022E Revenue = 10.8x

•	EV/2023E Revenue = 6.8x

•	EV/2024E Revenue = 5.2x

After discussions with more than 30 institutional investors, more than 10 diagnostics industry research analysts, CAH’s external consultants, CAH’s internal advisors, and CAH’s own analysis, CAH’s board determined that the previously used EBITDA and Free Cash Flow metrics, Discounted Cash Flow Analysis, and M&A Precedent Transactions analysis were not relevant in determining LumiraDx’s current valuation. Based on the feedback received from the market, it became clear that short term COVID-19 related revenues were less relevant to LumiraDx’s valuation and the valuation of LumiraDx should be determined based on a future revenue multiple. Accordingly, CAH decided to principally focus its valuation of LumiraDx based on the ramp up of Non-COVID platform revenues and LumiraDx’s corresponding EV / 2024E revenue multiple. The 2024E revenue multiple was used because LumiraDx is expected to have scaled significantly by 2024 and growth companies in the diagnostics industry like LumiraDx are primarily valued based on forward revenue multiples. Given the commercial and regulatory risk associated with LumiraDx and the uncertainty of the COVID-19 testing market, CAH applied an 40% discount to the Median EV/2024E Revenue of 8.6x to come up with an 5.2x EV/2024E revenue multiple for LumiraDx. CAH then applied the new 5.2x multiple to the $579 Million 2024E revenue forecast to determine the new valuation of $3.0 billion.

The CAH financial projections reflect numerous estimates and assumptions with respect to general business, economic, industry, regulatory, market and financial conditions and trends and other future events, as well as matters specific to LumiraDx’s business, all of which are difficult to predict and many of which are beyond LumiraDx’s or CAH’s control.

The CAH financial projections are forward-looking statements that are inherently subject to significant uncertainties and contingencies prevalent in the diagnostic industry, and LumiraDx’s limited operating history makes evaluating its business and future prospects, including the assumptions and analyses developed by CAH upon which these projections rely, difficult and uncertain. There can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Since the CAH financial projections cover multiple years, such information by its nature will tend to become less reliable with each successive year. The CAH financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

The CAH financial projections do not take into account any circumstances or events occurring after the date they were prepared, except to the extent comprised within CAH’s assumptions used to inform the CAH financial projections, each of which are subject to significant uncertainties as described above. None of CAH’s independent registered public accounting firm, LumiraDx’s independent registered accounting firm or any other independent accountants, have compiled, examined or performed any procedures with respect to the CAH financial projections, nor have they expressed any opinion or any other form of assurance on such information or their accuracy or achievability, and they assume no responsibility for, and disclaim any association with, the CAH financial projections. Nonetheless, a summary of the CAH financial projections is provided in this proxy statement/prospectus because they were prepared by CAH and made available to the CAH board of directors in connection with their review of the proposed Merger.

EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT/PROSPECTUS A SUMMARY OF THE CAH FINANCIAL PROJECTIONS FOR LUMIRADX, CAH AND LUMIRADX UNDERTAKE NO OBLIGATIONS AND EXPRESSLY DISCLAIM ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THE CAH FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THE CAH FINANCIAL PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE CAH FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.

Satisfaction of 80% Test

It is a requirement under CAH’s organizational documents that any business acquired by CAH have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions and taxes payable) at the time of the execution of a definitive agreement for an initial Merger. The balance of the funds in the trust account (excluding deferred underwriting commissions and taxes payable) at the time of the execution of the Merger Agreement with LumiraDx was approximately $115,000,000 and 80% thereof represents approximately $92,000,000. In determining whether the 80% requirement was met, rather than relying on any one factor, the Board concluded that it was appropriate to base such valuation on a number of qualitative factors, such as management strength and depth, competitive positioning, customer relationships and technical skills, as well as quantitative factors, such as the anticipated implied equity value of the Company being approximately $3.0 billion (excluding $115 million raised by CAH in its initial public offering which is held on trust and is subject to redemption by CAH shareholders), CAH’s assessment that LumiraDx’s valuation was attractive compared to its competitive peers, the historical performance of LumiraDx and the potential for future growth in revenues and profits of LumiraDx. Based on the qualitative and quantitative information used to approve the Merger described herein, the Board determined that the foregoing 80% fair market value requirement was met. The Board believes that the financial skills and background of its members qualify it to conclude that the acquisition met the 80% requirement.

Interests of Certain Persons in the Merger

When considering the recommendation of the Board that CAH stockholders vote in favor of the approval of the Merger, CAH stockholders should be aware that CAH’s directors and executive officers, and entities affiliated with them, have interests in the Merger that may be different from, or in addition to, the interests of CAH stockholders. These interests include:

•

Tom Cibotti and other advisors of CAH are members of Covington Associates. Mr. Cibotti and Covington Associates have an over 25-year business relationship with the Chief Executive Officer of LumiraDx and each of the LMDX Founder Directors.

•

Since 1993 Covington Associates and CA Advisors, an affiliate of Covington Associates, have provided investment banking services to two unaffiliated companies, Inverness and Alere, previously managed by the LMDX Founder Directors.

•

The investment banking services principally centered in the areas of M&A advisory services and debt placement activities. During the course of the over 25 year history, Covington Associates advised Inverness and Alere on approximately 32 M&A and debt placement transactions.

•

Certain members of Covington Associates have also been involved with the LumiraDx group since its formation in mid-2014, including serving as equity and debt placement advisors to the Company and participating in many of the Company’s board meetings. Since 2014, CA Advisors has advised the Company on numerous potential business opportunities, including the closing of two debt transactions. Some of the Covington Associates principals, as well as some other members of the sponsor and CA Advisors, an affiliate of Covington Associates, have personally invested in the Company.

•

In 2019, CA Advisors earned a success fee in connection with their advisory services related to the senior secured debt facility provided by Kennedy Lewis. In lieu of cash CA Advisors’ success fee in connection with the $40 million Kennedy Lewis financing was paid by LumiraDx through the issuance of $250,000 of 5% notes.

•

In January 2021, as part of its regular advisory services on behalf of the Company, CA Advisors was engaged by the Company as placement agent in connection with the Company’s $300 million senior secured debt facility between, inter alia, LumiraDx Investment Limited (a member of the LumiraDx group) and Pharmakon, and an accounts receivable facility of initially $50 million to be provided by Capital One, as Administrative Agent and Lender, with the potential to be upsized to a total of $100 million. The availability of such accounts receivable facility is subject to the satisfaction (or waiver) of a number of conditions set forth in the commitment letter (including negotiation and execution of long form documentation). CA Advisors will receive a fee of $2,500,000 for the foregoing placement agent services.

•

Members of the sponsor and CA Advisors own as of April 1, 2021 LMDX ordinary shares, LMDX common shares, LMDX existing warrants and convertible notes issued by LumiraDx that, in the aggregate and following the conversion of such convertible notes and exercise of such LMDX existing warrants, equal to approximately 359,920 LMDX ordinary shares and 106,260 LMDX common shares, to be adjusted in the Capital Restructuring pursuant to the Merger Agreement, and which represent less than one quarter of one percent (0.25%) of the Company’s fully-diluted equity share capital.

•

If the Merger or another business combination is not consummated by January 29, 2023 (or such later date as may be approved by CAH’s stockholders), CAH will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of the CAH stockholders and its board of directors, dissolving and liquidating. In such event, the CAH founder shares held by the sponsor and CAH’s directors and officers, which were acquired for an aggregate purchase price of $25,000 prior to the CAH IPO, would be worthless because the holders are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of $40,176,000 based upon the closing price of $9.92 per share on Nasdaq on September 1, 2021. On the other hand, if the Merger is consummated, each outstanding share of CAH common stock will be converted into LMDX common shares in accordance with the Merger Agreement.

•

The sponsor purchased 4,050,000 CAH private placement warrants from CAH for $1.00 per CAH private placement warrant. These purchases took place on a private placement basis simultaneously with the consummation of the CAH IPO. All of the proceeds CAH received from these purchases were placed in the trust account. Such CAH private placement warrants had an aggregate market value of $4,293,000 based upon the closing price of $1.06 per warrant on Nasdaq on September 1, 2021 and the CAH common stock underlying the units had an aggregate market value of $4,017,600 based upon the closing price of $9.92 per share on Nasdaq on September 1, 2021. The CAH private placement warrants and the CAH common stock underlying the CAH private placement warrants will become worthless if CAH does not consummate a business combination by January 29, 2023 (or such later date as may be approved by CAH stockholders in an amendment to its certificate of incorporation or bylaws). On the other hand, if the Merger is consummated, each outstanding whole CAH public warrant will become a LMDX new warrant exercisable to purchase one LMDX common share following consummation of the Merger and each outstanding share of CAH common stock will be converted into LMDX common shares. If the Merger is consummated, the CAH private placement warrants will be exchanged for 405,000 LMDX common shares.

•

If CAH is unable to complete a business combination within the required time period, the sponsor will be personally liable under certain circumstances described herein to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by CAH for services rendered or contracted for or products sold to CAH. If CAH consummates a business combination, on the other hand, CAH will be liable for all such claims.

•

The sponsor and CAH’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on CAH’s behalf, such as identifying and investigating possible business targets and business combinations. However, if CAH fails to consummate a business combination within the required period, they will not have any claim against the trust account for reimbursement. Accordingly, CAH may not be able to reimburse these expenses if the Merger or another business combination is not completed by January 29, 2023 (or such later date as may be approved by CAH stockholders in an amendment to its certificate of incorporation or bylaws). As of the record date, the sponsor and CAH’s officers and directors and their affiliates had incurred approximately $8,825,000 of unpaid reimbursable expenses.

•

The Merger Agreement provides for the continued indemnification of CAH’s current directors and officers and the continuation of directors and officers liability insurance covering CAH’s current directors and officers.

•

CAH’s officers and directors (or their affiliates) may make loans from time to time to CAH to fund certain capital requirements. As of the date of this proxy statement/prospectus, no such loans have been made, but loans may be made after the date of this proxy statement/prospectus. If the Merger is not consummated, the loans will not be repaid and will be forgiven except to the extent there are funds available to CAH outside of the trust account.

These financial interests of the officers and directors, and entities affiliated with them, may have influenced their decision to approve the Merger. You should consider these interests when evaluating the Merger and the recommendation of the proposal to vote in favor of the Merger and the Charter Proposals to be presented to CAH stockholders.

Anticipated Accounting Treatment

The Merger is comprised of a series of transactions pursuant to the Merger Agreement, as described elsewhere in this proxy statement/prospectus, referred to as the Merger. For accounting purposes, the Merger is to be effectuated in two main steps:

(1)	The exchange of shares held by CAH stockholders, which is accounted for as a recapitalization in accordance with IFRS; and

(2)

The merger of Merger Sub with and into CAH, which is not within the scope of IFRS 3 (“Business Combinations”) since CAH does not meet the definition of a business in accordance with IFRS 3. Any difference between the fair value of LMDX common shares issued and the fair value of CAH’s identifiable net assets will be recorded as an expense in Selling, Marketing and Administrative expenses and an increase to share capital, in accordance with IFRS 2 (“Share-based Payments”).

Resolutions to be Voted Upon

The full text of the resolution to be voted upon is as follows:

“RESOLVED, that the Agreement and Plan of Merger, dated as of April 6, 2021, by and among LumiraDx Limited, LumiraDx Merger Sub, Inc. and CA Healthcare Acquisition Corp., a copy of which is attached to this proxy statement/prospectus as Annex A, as the same may be amended from time to time, is hereby adopted, approved, ratified and confirmed in all respects.”

Vote Required for Approval

The approval of the Merger Proposal will require the affirmative vote for the proposal by the holders of a majority of the then outstanding CAH shares. Abstentions and broker non-votes have the same effect as a vote against the Merger Proposal. The Merger will not be consummated if, inter alia, CAH has less than $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act) either immediately prior to or upon consummation of the Transactions.

The approval of the Merger Proposal and the Charter Proposals is a condition to the consummation of the Merger. If the Merger Proposal or any of the Charter Proposals are not approved, the other proposals (except the Adjournment Proposal, as described below) will not be presented to the CAH stockholders for a vote.

Recommendation of CAH Board of Directors

THE CAH BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE CAH STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

The existence of financial and personal interests of one or more of CAH’s directors or officers may result in a conflict of interest on the part of such director(s) or officer(s) between what he, she or they may believe is in the best interests of CAH and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Proposal No. 1 - Merger Proposal—Interests of Certain Persons in the Merger” beginning on page 140 for a further discussion.

PROPOSAL NO. 2 - THE CHARTER PROPOSALS

The Charter Proposals, if approved, will approve the following material differences between the constitutional documents of LumiraDx that will be in effect upon the closing of the Transactions and CAH’s current amended and restated certificate of incorporation:

•	the name of the new public entity will be “LumiraDx Limited” as opposed to “CA Healthcare Acquisition Corp.”;

•

the authorized share capital of the new public entity will be US$10,290 divided into, assuming completion of the Merger Subdivision, (1) 1,769,292,966 LMDX ordinary shares with a par value (to seven decimal places) of $0.0000028 per LMDX ordinary share, (2) 1,769,292,966 LMDX common shares with a par value (to seven decimal places) of $0.0000028 per LMDX common share and (3) undesignated shares of such class or classes (however designated) as the board of LumiraDx may determine, as opposed to CAH having 110,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock;

•

The new public entity has two classes of shares, being the LMDX common shares and the LMDX ordinary shares, such that each holder of LMDX common shares will be entitled to one vote on any proposed shareholder resolution for each such share and each holder of LMDX ordinary shares will be entitled to ten votes on any proposed shareholder resolution for each such share;

•

The new public entity shall have two classes of directors, other than the LMDX Founder Directors, serving staggered terms, with the terms of Class I and Class II directors expiring at the annual general meeting of shareholders to be held in 2022 and 2023, respectively, and each term expiring two years thereafter, in each case; and

•

The new public entity’s constitutional documents will not include the various provisions applicable only to special purpose acquisition corporations that CAH’s amended and restated certificate of incorporation contains.

This vote, however, will not actually result in stockholders of CAH approving LumiraDx’s constitutional documents or amendments to CAH’s corporate governing documents but instead will simply approve the aforementioned material differences in the two sets of documents.

In the judgment of CAH’s board of directors, the Charter Proposals are desirable for the following reasons:

•	The name of the new public entity is desirable to reflect the business combination with the Company and the combined business going forward.

•

The higher limit on the number of shares of capital stock which LumiraDx is authorized to issue is desirable for LumiraDx to have sufficient shares to issue to the holders of CAH common stock and CAH warrants to complete the Merger and have additional authorized shares for financing their businesses, for acquiring other businesses, for forming strategic partnerships and alliances and for share dividends and share splits.

•

The LMDX Articles propose that each holder of LMDX common shares will be entitled to one vote on any proposed shareholder resolution for each such share and each holder of LMDX ordinary shares will be entitled to ten votes on any proposed shareholder resolution for each such share. This provision is desirable to enhance the continuity and stability of the board of directors.

•

The LMDX Articles provides a staggered board that is divided into two classes, other than the LMDX Founder Directors, with only one class of directors being elected in each year and each class serving a two-year term. The classification of the LMDX Articles will enhance the likelihood of continuity and stability in the composition of the LumiraDx board of directors, avoid costly takeover battles, reduce LumiraDx’s vulnerability to a hostile change of control and enhance the ability of the LumiraDx board of directors to maximize shareholder value in connection with unsolicited offer to acquire the Company.

•

The provisions that relate to the operation of CAH as a blank check company prior to the consummation of its initial business combination would not be applicable to LumiraDx (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time).

For a comparison of CAH’s existing charter and LumiraDx’s proposed Amended and Restated Articles, please see the section entitled “Description of LumiraDx’s Securities” on page 273.

Notwithstanding the foregoing, the higher limit on the number of authorized but unissued ordinary shares may enable LumiraDx’s board of directors to render it more difficult or to discourage an attempt to obtain control of LumiraDx and thereby protect continuity of or entrench its management, which may adversely affect the market price of LumiraDx’s securities. If, in the due exercise of its fiduciary obligations, for example, LumiraDx’s board of directors were to determine that a takeover proposal were not in the best interests of LumiraDx, such shares could be issued by the board of directors without shareholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effect effecting an acquisition that might complicate or preclude the takeover, or otherwise. The higher limit on the number of additional authorized shares will, however, enable LumiraDx to have the flexibility to authorize the issuance of shares in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for share dividends and share splits. LumiraDx currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.

A copy of LumiraDx’s Amended and Restated Articles, as will be in effect assuming approval of the Charter Proposals and upon consummation of the Merger and adoption of the proposed Amended and Restated Articles, is attached to this proxy statement/prospectus as Annex B. For a comparison of CAH’s existing charter and LumiraDx’s proposed Amended and Restated Articles, please see the section entitled Description of LumiraDx’s Securities” on page 273.

Required Vote

Adoption of the Charter Proposals will require the affirmative vote for the proposal by the holders of a majority of the then outstanding CAH shares. Abstentions and broker non-votes have the same effect as a vote against the Charter Proposals. The approval of the Merger Proposal and the Charter Proposals is a condition to the consummation of the Merger. If the Merger Proposal or the Charter Proposals is not approved, the other proposal (except the Adjournment Proposal, as described below) will not be presented to the CAH stockholders for a vote.

THE CAH BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CAH STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER PROPOSALS.

PROPOSAL NO. 3 – THE ADJOURNMENT PROPOSAL

The Adjournment Proposal allows CAH’s board of directors to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event CAH does not receive sufficient votes at the special meeting to enable it to consummate the Merger. In no event will CAH solicit proxies to adjourn the special meeting or consummate the Merger beyond the date by which it may properly do so under its amended and restated certificate of incorporation and Delaware law. The purpose of the Adjournment Proposal, if applicable, is to provide more time for the sponsor, the Company, LumiraDx and/or their respective affiliates to make purchases of public shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the Merger Proposal and the Charter Proposals and to meet the requirements that are necessary to consummate the Merger. See the section titled “Proposal No. 1 - The Merger Proposal—Interests of Certain Persons in the Merger” beginning on page 140.

In addition to an adjournment of the special meeting upon approval of the Adjournment Proposal, the board of directors of CAH is empowered under Delaware law to postpone the meeting at any time prior to the special meeting being called to order. In such event, CAH will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Adjournment Proposal is not Approved

If the Adjournment Proposal is presented at the special meeting and is not approved by the stockholders, CAH’s board of directors may not be able to adjourn the special meeting to a later date if CAH is unable to consummate the Merger (because either the Merger Proposal or the Charter Proposals is not approved or the conditions to consummating the Merger have not been met). In such event, the Merger would not be completed.

Required Vote

The approval of the Adjournment Proposal, if presented, requires the affirmative vote of the holders of a majority of CAH shares represented and entitled to vote thereon at the meeting. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

THE CAH BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CAH STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

MANAGEMENT FOLLOWING THE MERGER

In this section “we,” “us” and “our” refer to LumiraDx.

Management and Board of Directors

CAH and LumiraDx anticipate that the current executive officers and directors of LumiraDx, as of August 1, 2021, will remain as the executive officers and directors of LumiraDx following the completion of the Merger. The following persons are expected to serve as LumiraDx’s executive officers and directors following the completion of the Merger, except as noted below. For biographical information concerning the executive officers and directors, see below.

NAME	AGE	POSITION(S)
Executive Officers:
Ron Zwanziger	67	Chief Executive Officer, Co-Founder, Chairman and Director
Dorian LeBlanc, C.P.A.	46	Chief Financial Officer and Vice President, Global Operations
Dave Scott, Ph.D.	64	Chief Technology Officer, Co-Founder and Director
Jerry McAleer, Ph.D.	66	Chief Scientist, Co-Founder and Director
Nigel Lindner, Ph.D.	64	Chief Innovation Officer
David Walton, D.M.S.	68	Chief Commercial Officer
Peter Scheu	56	President, North American Commercial Operations
Veronique Ameye	45	Executive Vice President and General Counsel
Pooja Pathak	44	Chief Product Officer
Tom Quinlan	59	Senior Vice President, Instrumentation & Health IT

Non-Employee Directors:
Donald Berwick, M.D., M.P.P.(1)	74	Director
Bruce Keogh, K.B.E., F.R.C.S., F.R.C.P.	66	Director
Lurene Joseph(1)	61	Director
Lu Huang, M.D.	47	Director
Troyen Brennan, M.D., M.P.H.	66	Director
George Neble(1)	65	Director
Gerald Chan	70	Director

(1)	Member of the Audit Committee.

Executive Officers

Ron Zwanziger Mr. Zwanziger is a co-founder of LumiraDx and has served as Chief Executive Officer and Chairman of the LumiraDx group since its inception in November 2014. He has served as a member of LumiraDx’s board of directors since September 2016 when the Company was established as the parent entity of LumiraDx’s group. Mr. Zwanziger brings strategic vision, leadership, extensive business and operating experience and deep knowledge of the industry to the Company. From 2001 to 2014, Mr. Zwanziger served as Chairman, Chief Executive Officer and President of Alere Inc., a diagnostic test manufacturer, or Alere. From 1992 to 2001, he served as Chairman, Chief Executive Officer and President of Alere’s predecessor company, Inverness Medical Technology Inc., or Inverness, until the company was acquired by Johnson & Johnson. From 1981 to 1991, he served as Chairman and Chief Executive Officer of MediSense, a medical device company. Mr. Zwanziger also previously served on the board of directors of various private and public companies and currently serves on the board of directors of several private companies. Mr. Zwanziger received a B.S. in civil engineering from Imperial College London and an M.B.A from Harvard Business School. We believe that Ron Zwanziger is qualified to serve as a director of LumiraDx based on his experience as the Company’s co-founder and Chief Executive Officer and his experience in the medical diagnostics industry.

Dorian LeBlanc, C.P.A. Mr. LeBlanc has served as LumiraDx’s Chief Financial Officer since November 2016 and has also served as the Vice President, Global Operations since August 2020. Prior to joining LumiraDx, Mr. LeBlanc held several positions with Alere, including as Vice President of Finance, Infectious Disease Global Business Unit from March 2013 to November 2015, and as Vice President Finance and Business Development for Asia Pacific from May 2012 to March 2015. From July 2005 to November 2007, Mr. LeBlanc served as Vice President, Finance at Camden National Corporation. From November 2003 to July 2005, Mr. LeBlanc served as controller for Pierce, a company in the Omnicom group. Mr. LeBlanc received a B.A. in economics from Bowdoin College, and a M.A. in accounting and a M.B.A. from Northeastern University. Mr. LeBlanc is a licensed Certified Public Accountant in the State of Maine.

Dave Scott, Ph.D. Dr. Scott a co-founder of LumiraDx and has served as the Chief Technology Officer of the LumiraDx group since its inception in November 2014. He has served as a member of LumiraDx’s board of directors since September 2016 when the Company was established as the parent entity of our group. Dr. Scott’s scientific and management background in the diagnostics industry provides the Company with valuable business, research and development, manufacturing and operations expertise. Dr. Scott held several positions with Alere, including as a member of the board of directors, and as a Chief Scientific Officer from 2001 to 2013. From 1999 to 2001, he served as Chairman of Inverness Medical Limited, or Inverness, until the company was acquired by Johnson & Johnson. From 1995 to 1999, Dr. Scott also served as managing director of Inverness. Dr. Scott received a B.S. in microbiology from University of Warwick, and a Ph.D. in biochemistry from University of Kent. We believe that Dr. Scott is qualified to serve as a director based on his experience as LumiraDx’s co-founder and Chief Technology Officer, and his technical and scientific experience in the medical diagnostics industry.

Jerry McAleer, Ph.D. Dr. McAleer a co-founder of LumiraDx and has served as the Chief Scientist of the LumiraDx group since its inception in November 2014. He has served as a member of LumiraDx’s board of directors since September 2016 when the Company was established as the parent entity of the LumiraDx group. Dr. McAleer brings scientific background in the diagnostics industry, which provides the Company with valuable research and development expertise. Dr. McAleer held several positions with Alere, including as a member of the board of directors from 2003 to 2014, as Senior Vice President of Research & Development from 2010 to 2014, and as Vice President Research & Development and Vice President Cardiology from 2001 to 2010. From 1999 to 2001, he served as Vice President of Research & Development of Inverness until the company was acquired by Johnson & Johnson. From 1995 to 1999, Dr. McAleer served as Director of Development of Inverness, Inverness’ primary research and development unit. Dr. McAleer received a B.S. in chemistry, and a M.S. in photochemistry and a Ph.D. in electrochemistry from Southampton University. We believe that Dr. McAleer is qualified to serve as a director of LumiraDx based on his experience as the Company’s co-founder and Chief Scientist and his experience in the medical diagnostics industry.

Nigel Lindner, Ph.D. Dr. Lindner has served as LumiraDx’s Chief Innovation Officer since December 2014. He brings a unique combination of scientific, research and development, management and commercial experience to the Company gained across several industries, including both professional and consumer diagnostics. From December 2011 until July 2014, Dr. Lindner served as the Global Head of Research and Development of Alere. From March 2009 to December 2011, Dr. Lindner served as Chief Executive Officer of Swiss Precision Diagnostics. From June 2007 to March 2009, he served as Vice President of Women’s Health of Inverness. Dr. Lindner received a B.S. in applied biology from University of Hertfordshire and a Ph.D. in biotechnology from Cambridge University.

David Walton, D.M.S. Mr. Walton has served as LumiraDx’s Chief Commercial Officer since August 2014. With over 35 years of experience, Mr. Walton brings significant commercial expertise in the diagnostics industry. Mr. Walton held several positions with Alere, including as President Asia Pacific from August 2009 to September 2014, and as President Europe and Middle East and Asia Pacific from November 2007 to August 2009. Mr. Walton spent 13 years at Unilever PLC, including as Vice President International Business from 1994 to 2007, and Director International Business from 1994 to 2001. Mr. Walton received a B.S. in chemistry from the University of Manchester and a D.M.S. in management from the University of London.

Peter Scheu. Mr. Scheu has served as LumiraDx’s President, North American Commercial Operations since August 2016. With over 30 years of healthcare experience, Mr. Scheu brings leadership, strategy development and commercial expertise across numerous provider segments. Mr. Scheu held several positions with Alere, including as President North American Commercial Operations from March 2007 to January 2016, and as Vice President and General Manager, Physician Diagnostics Group from July 2007 to December 2013. From 2004 to 2006, Mr. Scheu served as President Anatomic Pathology at Thermo Fisher Scientific. Mr. Scheu received a B.S. in finance from Miami University.

Veronique Ameye, Esq. Ms. Ameye has served as LumiraDx’s Executive Vice President and General Counsel since February 2015. Previously, Ms. Ameye served as Senior Counsel, Global Mergers and Acquisitions, Commercial Asia Pacific at Alere from May 2007 to January 2015. Ms. Ameye has also worked as a corporate attorney at law firms in Milan, Italy and Brussels, Belgium, including NCTM Studio Legale from 2005 to 2007 and Dal and Veldekens from 2001 to 2005. Ms. Ameye received a law degree from KU Leuven in Belgium, a diplome d’étude specialisés in European law from Université libre de Bruxelles, a degree in economics and competition law from King’s College London and an E.M.B.A. from IE- Brown University.

Pooja Pathak. Ms. Pathak joined LumiraDx in February 2020 and currently serves as Chief Product Officer. Ms. Pathak’s experience includes bringing new innovations to market, as well as implementing integrated diagnostic and treatment programs and global public health solutions. From October 2017 to March 2019, Ms. Pathak served as Vice President Global Marketing for Infectious Disease Emerging Markets at Abbott. Ms. Pathak held several positions with Alere, including as Vice President Marketing and Business Development, Africa from September 2015 to September 2017, as Vice President Strategy and Analytics from March 2013 to August 2015 and as Vice President Connected Health from August 2012 to February 2013. From August 2010 to July 2012, Ms. Pathak served as Associate Director, Global Marketing at Novartis. Ms. Pathak received a B.S. in chemical engineering from University of Illinois at Chicago and a M.S. from Massachusetts Institute of Technology.

Thomas Quinlan. Mr. Quinlan has served as LumiraDx’s Senior Vice President, Instrumentation and Health IT since October 2017. Mr. Quinlan brings extensive experience delivering large scale service platforms in the financial, telecom and health industries, as well as state-of-the-art diagnostics. From May 2017 to September 2017, Mr. Quinlan served as LumiraDx’s Head of Engineering Product Development, and from March 2016 to April 2017 as a Manager. Previously, Mr. Quinlan served as Executive Vice President of Engineering at Fitlinxx Inc. from December 2007 to March 2016.

Non-Employee Directors

Troyen Brennan, M.D., M.P.H. Troyen Brennan has served as a member of LumiraDx’s board of directors since November 2016. Dr. Brennan is Executive Vice President and Chief Medical Officer of CVS Health Corporation, a position he has held since 2008. From 2006 to 2008, Dr. Brennan served as Chief Medical Officer of Aetna Inc., where he was responsible for clinical policies, as well as that company’s full range of clinical operations, disease management programs and patient management services. From 1992 to 2006, Dr. Brennan held several positions with Brigham and Women’s Physician’s Organization, including as President and Chief Executive Officer. Dr. Brennan has also served as a Professor of Medicine at Harvard Medical School and Professor of Law and Public Health at Harvard School of Public Health. He is a member of the Institute of Medicine of the National Academy of Sciences.

Dr. Brennan received a B.S. from Southern Methodist University, a M.D. and a M.P.H. from Yale Medical School and a J.D. from Yale Law School. He also received a M.A. from Oxford University, where he was a Rhodes Scholar. We believe that Dr. Brennan is qualified to serve as a director based on his medical and scientific experience and his knowledge of the healthcare industry.

Lurene Joseph Lurene Joseph has served as a member of LumiraDx’s board of directors since November 2016. Ms. Joseph has been a Consulting Director with various blue chip organizations on housing, regeneration, socio- economic development since 2015. From 2012 to 2015, Ms. Joseph was Chief Executive of Leeds and Partners, a publicly funded inward investment agency. From 2004 to 2012, Ms. Joseph was an Executive Director and latterly Chief Executive of the London Development Agency, or LDA, a regional body responsible for the economic growth of London including the land assembly and delivery for the London 2012 Olympics. In this position, Ms. Joseph rebuilt and reshaped the organization’s operations, driving improved outcomes with a focus on value for money, and working closely with business leaders, local authorities and with regional, national and international stakeholders. Ms. Joseph has also held various senior roles including Senior Vice President and sat on the Executive Management teams of Shell Oil Europe 1994 to 1999 and Texas Utilities Europe 1999 to 2003. In her early career, Ms. Joseph was a Research Associate at The Financial Research Centre of the University of Manchester Institute of Science and Technology. Over the last 15 years, Ms. Joseph has held various board and committees memberships with private and public sector companies. Ms. Joseph studied the Chartered Institute of Banker’s Examinations and received both a postgraduate Diploma in Business Analysis in 1984 and a M.B.A. from the University of Lancaster. We believe that Ms. Joseph is qualified to serve as a director based on her financial and management experience.

Lu Huang, M.D. Lu Huang has served as a member of LumiraDx’s board of directors since October 2018. Dr. Lu Huang joined Morningside in 2003 and is currently in charge of Morningside Ventures’ healthcare investment activities in China. With over 15 years’ experience in the venture capital industry, she has led more than 30 healthcare/life science investments in greater China and North America, ranging from bio-pharmaceutical, medical devices and in-vitro diagnostics sectors to healthcare services and IT. Before joining Morningside, Dr. Huang served as a Marketing Associate in the Public Relations & Marketing group at Continuum Health Partners in New York City, which provides integrated healthcare management services throughout the New York metropolitan region. We believe that Lu Huang is qualified to serve as a director based on her knowledge of the healthcare industry, her business and management experience.

Donald Berwick, M.D., M.P.P. Donald Berwick has served as a member of LumiraDx’s board of directors since January 2018. Dr. Berwick is President Emeritus and Senior Fellow at the Institute for Healthcare Improvement, or IHI, a position he has held since December 2014. Previously, Dr. Berwick served as the founding Chief Executive Officer of IHI from 1991 to 2010. In 2015, Dr. Berwick was appointed as an international visiting fellow of the King’s Fund in the U.K. to advise on improvements on health and care in the National Health Service, or NHS, a position he still holds. In July, 2010, he was appointed by former President Barack Obama as the Administrator of the Centers for Medicare and Medicaid Services, a position he held until December, 2011. Dr. Berwick served two terms on the Governing Council of the Institute of Medicine, (now the National Academy of Medicine), from 2002 to 2007, was a member of IOM’s Global Health Board from 2002 to 2009, and served on former President Clinton’s Advisory Commission on Consumer Protection and Quality in the Healthcare Industry from 1996 to 1999. Dr. Berwick was Vice Chair of the U.S. Preventive Services Task Force (1990-1995), independent member of the American Hospital Association Board of Trustees (1996-1999), and as Chair of the National Advisory Council of the Agency for Healthcare Research and Quality (1999-2001). He has also served as Clinical Professor of Pediatrics and Health Care Policy at Harvard Medical School and Professor Health Policy and Management at the Harvard School of Public Health. He currently serves as Lecturer in the Department of Health Care Policy at Harvard Medical School. Dr. Berwick received a A.B. in social relations from Harvard College, an M.D. from the Harvard Medical School, and an M.P.P. from the Harvard Kennedy School. We believe that Dr. Berwick is qualified to serve as a director based on his knowledge of the healthcare industry, health quality, and improvement requirements, as well as expertise in clinical medical sciences.

Bruce Edward Keogh, K.B.E., MD, F.R.C.S., F.R.C.P. Sir Bruce has served as a member of LumiraDx’s board of directors since January 2018. He is currently chair of the Birmingham Women’s and Children’s Hospitals in the U.K., a position he has held since January 2018. Following a distinguished career as a cardiac surgeon and professor at University College London, Sir Bruce was appointed Director General in the Department of Health and Medical Director of the NHS in 2007, a role from which he migrated to the board of a new independent NHS Commissioning Board (NHS England) in 2013. As England’s most senior doctor between 2007-2018, he was responsible for overall clinical policy and strategy and innovation for the NHS. This included medical and dental care, diagnostics and pharmacy. Prior to this, he served as a Commissioner on the boards of the healthcare regulators the Commission for Health Improvement and the Healthcare Commission from 2002 to 2007. He has served as President of the Society for Cardiothoracic Surgery in G.B. and Ireland, Secretary General of the European Association for Cardio-Thoracic Surgery, President of the Cardiothoracic Section of the Royal Society of Medicine and the board of directors of the Society of Thoracic Surgeons in the U.S. and the Council of the Royal College of Surgeons of England. Sir Bruce received a BSc and MB, BS (medical) degree and higher medical research degree from the University of London. He was knighted for services to medicine in 2003 and listed by the Sunday Times in 2014 as one of Britain’s 100 most influential people. We believe that Sir Bruce is qualified to serve as a director based on his knowledge of the healthcare industry, health quality and improvement requirements as well as scientific and medical knowledge.

George Neble. George Neble has served as a member of LumiraDx’s board of directors since July 2020. From November 2012 to June 2017, Mr. Neble served as the Northeast Market Leader and Managing Partner of the Boston office of Ernst & Young LLP. From 2002 to 2012, Mr. Neble was a senior assurance partner at Ernst & Young LLP. He has served as a member of the board of directors of EverQuote, Inc. (Nasdaq: EVER) since May 2018, Intapp, Inc. (Nasdaq: INTA) since June 2021, RGSE (OTC) from June 2019 until July 2021, and as a business advisor since July 2017, working with high growth and emerging technology companies. From 1978 to 2002, Mr. Neble was an Assurance Partner at Arthur Andersen serving primarily emerging and growth-oriented companies. Mr. Neble brings more than 40 years of accounting and auditing experience working with public and private companies. He is a CPA with extensive experience in accounting, SEC and financial reporting matters. Mr. Neble received a B.S. in accounting from Boston College. We believe that Mr. Neble is qualified to serve as a director based on his knowledge of accounting and financial matters as well as audit functions.

Gerald R. Chan, Sc.D. has served as a member of our board of directors since September 2020. Dr. Chan co-founded Morningside Venture Investments, Ltd., or Morningside, a private investment group with venture, private equity and property investments, in 1986. He has served as a member of Scientific Advisory Committee of Brigham and Women’s Hospital since 2018, the Global Advisory Council of Harvard University since 2012 and the Dean’s Board of Advisors of the Harvard T.H. Chan School of Public Health since 2011. He has served as trustee of Scripps Research Institute since 2016. Dr. Chan serves on the board of directors of Apellis Pharmaceuticals Inc., Stealth BioTherapeutics Corp. and Hang Lung Group Limited. He previously chaired the Innovation Advisory Committee of Wellcome Trust from 2016 until 2020 and served as a director of Aduro Biotech Inc. from 2014 to 2018. Dr. Chan received his B.S. and M.S. degrees in engineering from the University of California, Los Angeles, and his Master’s degree in medical radiological physics and Doctor of Science degree in radiation biology from Harvard University. He did his post-doctoral training at the Dana-Farber Cancer Institute. Dr. Chan was elected to membership in the American Academy of Arts and Sciences in 2017. We believe that Dr. Chan is qualified to serve on our board of directors because of his extensive experience in life science investments and serving on boards of directors.

Corporate Governance Practices

LumiraDx is “foreign private issuer,” as defined by the SEC, and will continue to be a foreign private issuer following the completion of the Merger. As a result, in accordance with Nasdaq listing rules, LumiraDx may rely on home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. While LumiraDx intends to voluntarily follow certain Nasdaq corporate governance rules, the Company may choose to take advantage of the following exemptions following the Merger:

•	Exemption from filing quarterly reports on Form 10-Q containing unaudited financial and other specified information or current reports on Form 8-K upon the occurrence of specified significant events.

•

Exemption from Section 16 rules requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades in a short period of time, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act receive.

•	Exemption from the Nasdaq listing requirement requiring disclosure of any waivers of the code of business conduct and ethics for directors and officers.

•	Exemption from the requirement to obtain shareholder approval for certain issuances of securities, including shareholder approval of share option plans.

•	Exemption from the requirement that our audit committee have review and oversight over all “related party transactions”, as defined in Item 7.B of Form 20-F.

•

Exemption from the requirement that the board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•	Exemption from the requirement to have independent director oversight of director nominations.

Although LumiraDx may rely on certain home country corporate governance practices, it must comply with Nasdaq listing rules. Further, LumiraDx must have an audit committee that satisfies Nasdaq listing rules, which addresses audit committee responsibilities and authority and requires that the audit committee consist of members who meet the independence requirements of the Nasdaq listing rules.

Because LumiraDx is a foreign private issuer, its directors and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

Following the completion of the Merger, LumiraDx intends to take all actions necessary to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and Nasdaq listing rules.

Accordingly, LumiraDx’s shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Composition of the Board of Directors

LumiraDx’s board of directors is currently composed of ten members and will be composed of ten members immediately following the completion of the Merger. As a foreign private issuer, under the listing rules of Nasdaq, LumiraDx is not required to have independent directors on its board of directors, except that the audit committee is required to consist fully of independent directors, subject to certain phase-in schedules. LumiraDx’s board of directors has determined that, of its ten directors, no director other than Ron Zwanziger, Dave Scott, Jerry McAleer, and Troyen Brennan, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these other directors is “independent” as that term is defined under Nasdaq listing rules.

The terms of LumiraDx’s arrangements with BMGF, Morningside and CVS (which are described in further detail in the section titled “Certain Relationships and Related Person Transactions—LumiraDx Related Person Transactions” beginning on page 269), grant each of BMGF, Morningside and (under certain circumstances) CVS the right to appoint a director to LumiraDx’s board of directors. Lu Huang is the designated director appointee of Morningside. BMGF’s previous board appointee, Amit Thakker M.D., resigned from the LumiraDx board of directors with effect from April 30, 2021. Dr. Thakker’s resignation was not due to any disagreement with LumiraDx, CAH or any matters relating to the Company’s operations, policies or practices. BMGF has elected not to appoint a replacement but will retain its right to appoint a director after the completion of the Merger. Under the applicable arrangements, the appointment rights shall terminate, (i) in the case of BMGF or Morningside, once either party sells or no longer controls more than 25%; or (ii) in the case of CVS, once a sale or combination of sales results in it beneficially owning less than 75%, in each case of their respective initial holding of LMDX series A preferred shares (or LMDX ordinary shares following the conversion of such LMDX series A preferred shares into LMDX ordinary shares immediately prior to the Effective Time pursuant to the Capital Restructuring). Morningside and BMGF are also entitled to designate one person to attend all meetings of the board in an observer capacity and receive all documents and materials that are provided to each director. The observer rights granted to Morningside and BMGF will continue following the completion of the Merger.

In accordance with the terms of Amended and Restated Articles that will become effective immediately upon the completion of the Merger, the board of directors will be divided into three groups designated as the LMDX Founder Directors and the Class I and Class II directors. Each of the Class I and Class II directors will serve staggered two-year terms. Upon the expiration of the term of either the Class I or the Class II directors, the directors in that class will be eligible to be re-elected for a new two-year term at the annual general meeting of shareholders in the year in which their term expires. Directors assigned to Class I will initially serve until the first annual general meeting of shareholders following the effectiveness of the Amended and Restated Articles, and directors assigned to Class II will initially serve until the second annual general meeting of shareholders following the effectiveness of the Amended and Restated Articles. Each term of a Class I or Class II director will continue until the election of his or her successor, or his or her earlier death, resignation, or removal (in accordance with the provisions of LumiraDx’s Amended and Restated Articles). Any increase or decrease in the number of the Class I and Class II directors will be distributed among the two classes so as to make the two classes as nearly as equal in number as is reasonably practicable.

The number of LMDX Founder Directors is three and will be comprised of LumiraDx’s co-founders, Ron Zwanziger, Dave Scott and Jerry McAleer. The LMDX Founder Directors will remain in office until a LMDX Founder Director resigns or otherwise ceases to be a director in accordance with the provisions of the Amended and Restated Articles. Any resolution to remove a LMDX Founder Director requires the voting approval of the LMDX ordinary shares held by Ron Zwanziger, our Chief Executive Officer and co-founder, and his affiliates (see the section titled “Beneficial Ownership of Securities—Security Ownership of Certain Beneficial Owners and Management of CAH and LumiraDx” beginning on page 259). In the event a LMDX Founder Director retires or otherwise ceases to be a director in accordance with the provisions of the Amended and Restated Articles, the appointment of any replacement LMDX Founder Director will require the approval of Ron Zwanziger (for and on behalf of each of the LMDX Founder Directors).

Upon completion of the Merger:

•	The LMDX Founder Directors will be Ron Zwanziger, Dave Scott and Jerry McAleer;

•	The Class I directors will be Donald Berwick, George Neble and Lu Huang; and

•	The Class II directors will be Bruce Keogh, Lurene Joseph, Gerald Chan and Troyen Brennan.

The number of directors (other than any alternate directors) is at least three and is subject to any maximum number fixed from time to time by a resolution of the majority of the board of directors and the approval of the LMDX Founder Directors. Directors (other than a LMDX Founder Director) can be appointed to the board of directors by way of an ordinary resolution or a majority decision of the board, save that any vacancies on the board of directors (other than in the case of the LMDX Founder Directors) resulting from death, resignation, disqualification, removal or other cause may be filled by a majority decision of the board of directors only. This classification of the board of directors may have the effect of delaying or preventing changes in control of LumiraDx.

Committees of the Board of Directors

The board of directors has one standing committee, which is the audit committee. The composition and responsibilities of the audit committee are described below. Members will serve on the audit committee until their resignation or until otherwise determined by the board of directors. In the future, the board of directors may establish other committees, as it deems appropriate, to assist with its responsibilities.

LumiraDx’s audit committee consists of George Neble, Lurene Joseph and Donald Berwick, and assists the board of directors in overseeing our accounting and financial reporting processes. George Neble will serve as chairperson of our audit committee. The audit committee consists exclusively of members of the board who are financially literate, and George Neble is considered an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq listing rules. The board has determined that all of the members of the audit committee satisfy the “independence” requirements set forth in Rule 10A-3 under the Exchange Act.

The audit committee will meet at least four times per year and oversee and review the internal controls, accounting policies and financial reporting, and provide a forum through which the Company’s independent registered public accounting firm reports. The audit committee will meet regularly with the Company’s independent registered public accounting firm without management present. The audit committee will be governed by a charter compliant with Nasdaq listing rules, outlining the audit committee’s responsibilities, which will include:

•	recommending the appointment of the independent auditor to the annual general meeting of shareholders;

•	the appointment, compensation, retention and oversight of any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit services;

•	pre-approving the audit services and non-audit services to be provided by the Company’s independent auditor before the auditor is engaged to render such services;

•	evaluating the independent auditor’s qualifications, performance and independence, and presenting its conclusions to the full board of directors on at least an annual basis;

•	reviewing and discussing with management and the Company’s independent registered public accounting firm the Company’s financial statements and financial reporting process; and

•	reviewing, approving or ratifying any related party transactions.

Code of Conduct

LumiraDx has adopted a Code of Conduct, applicable to it and its subsidiaries’ employees, independent contractors, senior management and directors, including the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Conduct is posted on the LumiraDx website, which is located at www.lumiradx.com. Information contained on, or that can be accessed through, LumiraDx’s website does not constitute a part of this proxy statement/prospectus and is not incorporated by reference herein. We have included LumiraDx’s website address in this proxy statement/prospectus solely as an inactive textual reference.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Compensation of Management Team and Directors

For the year ended December 31, 2020, the aggregate of cash compensation accrued or paid and benefits in kind provided to the members of our board of directors and our management team for services in all capacities was $2,062,229 (mainly comprised of salary paid to the management team). In addition, we provided an equity grant of 55,000 options to George Neble on June 26, 2020 at an exercise price of $10.85, exercisable in equal installments over a four-year period from date of grant. Each option will expire ten years from the date of grant. Other than option grants and as stated in the foregoing sentences and as provided below, the members of our board of directors have not been compensated for their service to the Company for the year ended December 31, 2020. In addition to the amounts described above, the total amount accrued to provide pension, retirement or similar benefits for our officers for the fiscal year ended December 31, 2020 was $103,119.

Effective February 1, 2021, each of the LMDX Founder Directors received an increase in annual salary to $515,000. In addition, in January 2021, Dave Scott received a special recognition bonus of $260,000 reflecting his contribution to our COVID-19 testing technology.

Agreements with our Management Team

In part, the compensation amounts described above are paid pursuant to offer letters with each management team member located in the U.S. (Ron Zwanziger, Thomas Quinlan, Peter Scheu, Dorian LeBlanc, and Pooja Pathak) and employment agreements or statement of employment conditions with each management team member located in the U.K. (Nigel Lindner, Jerry McAleer, Dave Scott, David Walton, and Veronique Ameye). The offer letters for our U.S. management team generally provide for at-will employment and eligibility to participate in our U.S.-based employee benefit plans, and do not contain any severance entitlements or non-competition or non-solicitation covenants. The employment agreements set forth for each U.K. management team member generally provide for the term of the employment, eligibility to receive pension benefits according to local law, and eligibility to participate in our U.K.-based employee benefit plans. The following U.K. based management team members are entitled to a payment in lieu of notice for certain non-cause terminations: consisting of four weeks for Dave Scott and Jerry McAleer, one week for Nigel Lindner and David Walton and the greater of: (i) four weeks notice; and (ii) one week’s notice for each completed year of service (up to a maximum of twelve weeks) for Veronique Ameye.

Founders Equity Awards

The LMDX Founder Directors have contributed to the Company as investors, but unusually had not received any equity compensation since the Company was founded. After receiving independent professional advice on appropriate quantum and conditions, on January 15, 2021, the Company therefore determined to grant “founder options” over LMDX ordinary shares to each of the three LMDX Founder Directors. Each LMDX Founder Director was granted (i) a fully vested option over 3,256,000 LMDX ordinary shares; and (ii) following shareholder approval obtained on February 1, 2021, an additional option over 1,753,400 LMDX ordinary shares, vesting over a two year period subject to the satisfaction of certain performance conditions. These options have an exercise price of $27.42 per LMDX ordinary share (before the Merger Subdivision) and in the normal course expire on the tenth anniversary of the date of grant.

Equity Incentive Plans

The Company’s directors and management team members received the option grants described above pursuant to the LumiraDx Limited Consultants’ and Non-Employees’ Option Scheme, or the Consultant Plan, and the LumiraDx Limited Unapproved Option Scheme with U.S. Appendix, or the Employee Plan, and together with the Consultant Plan, the Equity Plans. No options may be granted under the Equity Plans after the date upon which the 2021 Stock Option and Incentive Plan becomes effective.

Below is a description of the principal terms of the Equity Plans:

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Types of Awards. The Equity Plans each permit the award of LMDX stock options over LMDX ordinary shares. Under the U.S. Appendix to the Employee Plan, incentive stock options may be issued to participants who are subject to tax in the U.S.

•	Plan Administration. The Company’s board of directors administers each Equity Plan and has the power to grant option awards under the Equity Plans.

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Award Agreement. Option awards granted under the Equity Plans are evidenced by option certificates that set forth the terms of the option including the number of shares under option, exercise price, vesting schedule and any additional conditions.

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Eligibility. Under the Consultant Plan, the Company may grant awards to consultants, non-employees who provide services to the Company or an affiliate, or any prospective employee nominated by the Company. Under the Employee Plan, the Company may grant awards to any executive director or any employee of the Company or an affiliate. Awards are made by the board of directors in its discretion, in consultation with the LMDX Founder Directors and managers, to further the interests of the Company by retaining and incentivizing the Company’s management team and board members and, further, by aligning such persons’ interests with the Company’s shareholders’ interests. Individual board members do not participate in the decision regarding their own awards.

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Vesting Schedule. In general, the options vest 25% on the 12-month anniversary of the date of grant, 25% on the 24-month anniversary of the date of grant, 25% on the 36-month anniversary of the date of grant, and 25% on the 48-month anniversary of the date of grant. The board of directors may also specify a different vesting schedule in the relevant option certificate. Accelerated vesting is generally provided upon a sale of the Company and certain reconstructions. There is no accelerated vesting on an initial public offering of the Company’s shares. No options will accelerate solely as a result of the Merger.

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Exercise of Options. The board of directors determines the exercise price for each option award, which is stated in the option certificate. The vested portion of each option grant will expire if not exercised prior to the tenth anniversary of the date of grant.

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Leavers. If an optionholder leaves their vested options remain exercisable for a specified length of time, unless the reason for leaving is gross misconduct or a disciplinary reason, in which case the options lapse. Unvested options will lapse on leaving unless the board of directors determines otherwise.

2021 Stock Option and Incentive Plan

The Company intends to adopt the 2021 Stock Option and Incentive Plan, or the 2021 Plan, which will be effective upon the date of completion of the Merger. The 2021 Plan allows the board of directors and compensation committee (if the Company has one (as applicable)) to make equity-based and cash-based incentive awards to eligible individuals, as described in the 2021 Plan and below. The material terms of the 2021 Plan are summarized below.

The Company has initially reserved a number of LMDX common shares reflecting 10% of its fully diluted share capital immediately after completion of the Merger, or the Initial Limit, for the issuance of awards under the 2021 Plan. The 2021 Plan provides that the number of shares reserved and available for issuance under the 2021 Plan will automatically increase each January 1, beginning on January 1, 2022, by an amount such that the number of shares reserved and available for issuance under the plan will equal 10% of the issued and outstanding number of LMDX ordinary shares and LMDX common shares on the immediately preceding December 31, or the Annual Increase. This number is subject to adjustment in the event of a reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar change in the Company’s capitalization.

The LMDX common shares underlying any awards that are forfeited, cancelled, or otherwise terminated (other than by exercise) under the 2021 Plan or the Equity Plans will be added back to the LMDX common shares available for issuance under the 2021 Plan. The maximum aggregate number of shares that may be issued in the form of incentive share options shall not exceed the lesser of (i) the Initial Limit cumulatively increased on January 1, 2022, and on each January 1 thereafter of the Annual Increase for such year , and (ii) 80,000,000 LMDX common shares.

The 2021 Plan will be administered by the Administrator, which will be either by the board of directors of the Company, the compensation committee (if the Company elects to have one) or a similar committee performing the functions of the compensation committee and such committee shall be, for any actions taken at or following the effectiveness of this registration statement, comprised of not less than two independent non-employee directors. The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2021 Plan. Persons eligible to participate in the 2021 Plan will be those full- and part-time employees, non-employee directors and consultants as selected from time to time by the Administrator in its discretion.

The 2021 Plan permits the granting of options to purchase LMDX common shares intended to qualify as incentive share options under Section 422 of the Code, and options that do not so qualify. The option exercise price of each option will be determined by the Administrator but for options granted to U.S. individuals, subject to certain exceptions, the option exercise price may not be less than 100% of the fair market value of our LMDX common shares on the date of grant (and may not be less than 110% of the fair market value of LMDX common shares on the date of grant with respect to incentive share options granted to any employee who owns or is deemed to own more than 10% of the combined voting power of all of the Company’s classes of such shares as of the date of grant). The term of each option will be fixed by the Administrator and may not exceed 10 years from the date of grant (and may not exceed 5 years from the date of grant with respect to incentive share options granted to any employee who owns or is deemed to own more than 10% of the combined voting power of all of the Company’s classes of such as of the date of grant). The Administrator will determine at what time or times each option may be exercised.

The Administrator may award options to purchase LMDX common shares to participants subject to time- and/or performance-based vesting conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the LumiraDx group through a specified vesting period.

The Administrator may award share appreciation rights subject to such time- and/or performance-based vesting and exercisability conditions and restrictions as it may determine. Share appreciation rights entitle the recipient to LMDX common shares, or cash, equal to the value of the appreciation in the LMDX common share price over the exercise price. The exercise price of each share appreciation right may not be less than 100% of the fair market value of the LMDX common shares on the date of grant.

The Administrator may award restricted shares and restricted share units to participants subject to such time- and/or performance-based vesting and exercisability conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified vesting period. The Administrator may also grant LMDX common shares that are free from any restrictions under the 2021 Plan, or unrestricted shares. Unrestricted shares may be granted to 2021 Plan participants in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant. The Administrator may also grant cash-based awards under the 2021 Plan to participants, subject to the achievement of certain performance goals.

The 2021 Plan provides that in the case of, and subject to, the consummation of a “sale event” as defined in the 2021 Plan, all outstanding awards may be assumed, substituted or otherwise continued by the successor entity.

To the extent that the successor entity does not assume, substitute or otherwise continue such awards, then, except as otherwise provided in the relevant award agreement (i) all time-vesting options and share appreciation rights will automatically become fully vested and exercisable, all other awards with time-based conditions become fully vested and non-forfeitable, and awards with vesting and/or exercisability or settlement conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event as determined by the Administrator in its sole discretion or to the extent specified in the relevant award agreement, and (ii) upon the effectiveness of the sale event, the 2021 Plan and all awards will automatically terminate. In the event of such termination, (i) individuals holding options and share appreciation rights may be permitted to exercise such options and share appreciation rights (to the extent exercisable) prior to the sale event; or (ii) the Company may make or provide for a cash payment to participants in respect of their vested and exercisable awards, with the payment to those participants holding options and share appreciation rights equal to the difference between the per share cash consideration payable to shareholders in the sale event and the exercise price of the options or share appreciation rights (to the extent then exercisable), and the payments to the holders of other awards equal to an amount reflecting the per share consideration multiplied by the number of vested shares under such award.

The Company’s board of directors may amend or discontinue the 2021 Plan and the Administrator may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may adversely affect rights under an award without the holder’s consent. Except in response to a sale event or a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the Administrator may not exercise its discretion to reduce the exercise price of outstanding options or share appreciation rights or effect repricing through cancellation for cash or re-grants without prior shareholder approval. Certain amendments to the 2021 Plan require the approval of the Company’s shareholders.

The Administrator may modify the terms and conditions of any award granted to individuals outside of the United States to comply with foreign laws and may establish subplans and may modify the exercise procedures and other such procedures to the extent the Administrator determines such actions are necessary or advisable, provided, that no subplan shall increase the number of LMDX common shares reserved for issuance under the 2021 Plan.

No awards may be granted under the 2021 Plan after the tenth anniversary of the date upon which the Company’s shareholders approve the 2021 Plan and no incentive stock options many be granted after the tenth anniversary of the date the 2021 Plan is approved by the Company’s board of directors. No awards under the 2021 Plan have been made prior to the date of this proxy statement/prospectus.

Immediately following completion of the Merger, each employee of the LumiraDx group will be granted options under the 2021 Plan over 100 LMDX common shares. The options will be granted at a price equal to the price per LMDX common share at the time of grant. 50% of entitlements will vest on the first anniversary of grant and 50% on the second anniversary of grant.

2021 Employee Stock Purchase Plan

The Company intends to adopt the 2021 Employee Stock Purchase Plan, or the ESPP, which will be effective upon its approval by our board of directors (subject to approval by the LMDX shareholders). It is intended that LMDX shareholder approval is obtained prior to the Closing Date. Eligible employees located in the United States may elect to participate in the ESPP, and eligible employees located outside of the United States may elect to participate in a sub-plan to the ESPP intended for participants outside of the United States. The ESPP (but not any sub-plan thereof) is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Except where noted, all references to the ESPP in this prospectus shall be understood to refer to the ESPP and all of its sub-plans, collectively.

The ESPP is intended to provide eligible employees with the opportunity to purchase LMDX common shares through accumulated payroll deductions, at a discount from market price, thereby providing eligible employees with the ability to acquire an equity interest in the Company. We believe this will incentivize employees and further align their interests with those of the LMDX shareholders. The material terms of the ESPP are summarized below.

The Company has initially reserved a number of LMDX common shares reflecting 5% of its fully diluted share capital immediately after completion of the Merger for the issuance of LMDX common shares under the ESPP. The ESPP provides that the number of shares reserved and available for issuance under the ESPP will automatically increase on each January 1, beginning on January 1, 2022, by an amount equal to the lesser of (i) 50,000,000 LMDX common shares, and (ii) a number of LMDX common shares reflecting 5% of our fully diluted share capital as of such date. This number is subject to adjustment in the event of a reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar change in the Company’s capitalization.

The ESPP will be administered by the Administrator, which will be either be the board of directors of the Company, the compensation committee (if the Company elects to have one) or a similar committee performing the functions of the compensation committee. The Administrator has the authority to construe, interpret and apply the terms of the ESPP, including the authority to delegate ministerial duties to employees, designate separate offerings under the ESPP, designate subsidiaries as participating in the ESPP, and to determine eligibility under the ESPP.

Any of our employees or those of our designated subsidiaries are eligible to participate in the ESPP, provided that the Administrator will have the authority to designate certain categories of employees as eligible or ineligible to participate in any given Offering Period (as defined below) under the ESPP. However, no employee will be eligible to participate in a given Offering Period if, after receiving a “Purchase Option” (as defined below) for such Offering Period, that employee would hold a number of LMDX common shares (or options to purchase LMDX common shares under the ESPP) representing 5% or more of the total combined voting power or value of the LMDX common shares then outstanding. Eligible employees, or Participants, may participate in the ESPP by completing and submitting to us a subscription agreement authorizing contributions for the ESPP or by following another enrollment procedure determined by the Administrator.

The ESPP operates by offering Participants the right to use accumulated payroll deductions to purchase LMDX common shares, or Purchase Options, through a series of successive or overlapping offering periods, or Offering Periods. Offering Periods under the ESPP are typically the consecutive three-month periods running concurrently with each calendar quarter during the year, although the Administrator may change the duration, frequency, start date and end date of Offering Periods in its discretion, provided that Offering Periods may not exceed 27 months. A Participant who enrolls in a given Offering Period under the ESPP will elect to have a set amount, or a Contribution, deducted from each paycheck during the Offering Period, and contributed to an account established for him or her under the ESPP. A Participant’s Contributions during a single Offering Period may not exceed 15% of his or her compensation during that Offering Period, subject to an overall limit of $25,000 per calendar year. Notwithstanding the foregoing, with respect to Participants in an ESPP sub-plan located outside of the U.S. only, this $25,000 overall limit may be adjusted by the Administrator in its absolute discretion to account for currency exchange rate fluctuations or other reasons.

On the first trading day of each Offering Period, or the Enrollment Date, each Participant in such Offering Period will be granted a Purchase Option. These Purchase Options will be automatically exercised to purchase LMDX common shares on the last trading date of the applicable Offering Period, or the Exercise Date, at a price per LMDX common share equal to 85% of the lesser of (i) the closing per LMDX common share price on the Enrollment Date of the Offering Period, and (ii) the closing per LMDX common share price on the Exercise Date of the Offering Period. The maximum possible number of whole LMDX common shares will be purchased for each Participant with the accumulated Contributions from his or her account, with any remaining Contribution amounts held over to be applied to the next Offering Period. No Participant may purchase more than 3,500 LMDX common shares in a single Offering Period. As soon as reasonably practicable after each Exercise Date on which a Participant’s Contributions are used to purchase LMDX common shares, the Company will arrange for the delivery of such purchased LMDX common shares to such Participant in a form determined by the Administrator and pursuant to rules established by the Administrator. No Participant will have any voting, dividend, or other stockholder rights with respect to Shares of Common Stock until those Shares have been purchased and delivered to the Participant.

Participants are not required to retain LMDX common shares purchased under the ESPP for any minimum period of time following delivery of such LMDX common shares. However, Participants located in the United States must provide the Company with prompt notice if they dispose of any LMDX common shares acquired under the ESPP (i) within two years after the Enrollment Date of the Offering Period in which such LMDX common shares were purchased, or (ii) within one year after the delivery of such LMDX common shares by the Company to the Participant.

Once a Participant initially enrolls in the ESPP by submitting a subscription agreement (or otherwise enrolls following the applicable enrollment procedure established by the Administrator), the Participant’s enrollment elections will remain in effect for all future Offering Periods, and the Participant will be automatically re-enrolled in each successive Offering Period following the first Offering Period in which he or she elects or participate unless he or she affirmatively withdraws from the ESPP. A Participant may withdraw from the ESPP by submitting a written notice of withdrawal to the Company or by following a withdrawal procedure determined by the Administrator, in either case, at any time prior to the Enrollment Date for a given Offering Period. If a Participant withdraws from the ESPP prior to the commencement of an Offering Period, no Contributions will be made for that Offering Period or for future Offering Periods unless and until the Participant re-enrolls in the ESPP. A Participant’s withdrawal from an Offering Period will not have any effect on his or her eligibility to participate in future Offering Periods under the ESPP, or in any similar plan that the Company may adopt in the future. Similarly, a Participant who is already enrolled in an Offering Period in process may withdraw all (but not less than all) of the Contributions credited to his or her account, but not yet used, for that Offering Period pursuant to this same process, and the Participant will similarly be deemed to have withdrawn from the ESPP and all future Offering Periods unless and until he or she re-enrolls. Any withdrawal election must be made at least 15 business days before an Exercise Date in order to be effective before the purchase on that Exercise Date.

If a Participant ceases to be eligible to participate in the ESPP for any reason, he or she will be deemed to have withdrawn from the ESPP. In that event, any outstanding Contributions not yet used will be returned to the Participant or, in the case of a withdrawal due to his or her death, to whoever the Participant has designated as a beneficiary, and such Participant’s Purchase Option will be automatically terminated.

If permitted by the Administrator, a Participant may designate a beneficiary who will receive any LMDX common shares and cash, if any, from his or her ESPP account if the Participant dies after the Exercise Date with respect to a given Offering Period, but before the LMDX common shares purchased on that Exercise Date are delivered by the Company. In addition, if permitted by the Administrator, a Participant may designate a beneficiary who will receive any cash from the Participant’s ESPP account if the Participant dies prior to the Exercise Date with respect to a given Purchase Option. If a Participant is married and the designated beneficiary is not the Participant’s spouse, the designation will not be effective unless the Participant’s spouse consents to the designation. A designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator.

Contributions credited to a Participant’s account and any rights with regard to the exercise of an Purchase Option under the ESPP may not be assigned, transferred, pledged or otherwise disposed of in any way, other than by will or the laws of descent and distribution.

If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of LMDX common shares or other securities of the Company, or other change in the corporate structure of the Company affecting the LMDX common shares, occurs, the Administrator will equitably adjust the number and class of LMDX common shares that may be delivered under the ESPP, the purchase price per LMDX common share and the number of LMDX common shares covered by each Purchase Option under the ESPP that has not yet been exercised in order to prevent dilution or enlargement. In the event of the proposed dissolution or liquidation of the Company, any Offering Period that is in progress will be shortened and will terminate immediately prior to such dissolution or liquidation. In the event of a “sale event,” as defined in the ESPP, each outstanding Purchase Option will be assumed or substituted for an equivalent Purchase Option by the successor corporation; provided, however, that if the successor corporation refuses to assume or substitute the Purchase Option, the Offering Period for that Purchase Option will be shortened and will terminate before the date of the sale event.

The Administrator may amend, suspend or terminate the ESPP at any time and for any reason. If the ESPP is terminated, the Administrator may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of LMDX common shares on the next Exercise Date, or the Administrator may permit Offering Periods to expire in accordance with their terms. If the Offering Periods are terminated prior to their expiration, all unused Contributions in the Participants’ accounts will be returned to the Participants.

The ESPP will become effective upon its approval of our board of directors, subject to approval by the LMDX shareholders within 12 months thereafter, and shall have a term of 10 years, unless terminated earlier by the Administrator.

OTHER INFORMATION RELATED TO CAH

Introduction

CAH was incorporated on October 7, 2020 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. CAH’s efforts to identify a prospective target business were not limited to any particular industry or geographic region, but CAH’s intent was to capitalize on their management team’s differentiated ability to source, acquire, and manage a business in the healthcare industry, specifically healthcare services, healthcare information technology, care management, behavioral health, medical devices, diagnostics, pharma services, health and wellness, and specialty pharmacy. Prior to executing the Merger Agreement, CAH’s efforts were limited to organizational activities, completion of its initial public offering and the evaluation of possible mergers or business combinations.

Initial Public Offering and Simultaneous Private Placement

On January 29, 2021, CAH consummated its initial public offering of 11,500,000 units, including 1,500,000 units under the underwriters’ over-allotment option, with each unit consisting of one share of CAH common stock and one half of one CAH public warrant, each whole warrant to purchase one share of CAH common stock. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $115,000,000. Simultaneously with the consummation of the initial public offering, CAH consummated the private placement of 4,050,000 CAH private placement warrants at a price of $1.00 per warrant, generating total proceeds of $4,050,000.

After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to CAH from the initial public offering and private placement were $111,750,000 (up to an additional $4,025,000 of deferred underwriting expenses may be paid upon the completion of a business combination) and $4,050,000, respectively. Of these amounts, $115,000,000 was deposited into a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee. Except as described in the prospectus for CAH’s initial public offering and described in the subsection entitled “Other Information Related to CAH—CAH’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” beginning on page 165, these proceeds will not be released until the earlier of the completion of an initial business combination and CAH’s redemption of 100% of the outstanding public shares upon its failure to consummate a Merger within the required time period.

Fair Market Value of Target Business

The target business or businesses that CAH acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for its initial Merger, although CAH may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. CAH’s board of directors determined that this test was met in connection with the proposed Merger with LumiraDx as described in the section titled “Proposal No. 1 - The Merger Proposal—Satisfaction of 80% Test” beginning on page 139.

Stockholder Approval of Merger

Under CAH’s amended and restated certificate of incorporation, in connection with any proposed merger, CAH must seek stockholder approval of an initial merger at a meeting called for such purpose at which public stockholders may seek to redeem their public shares for cash, provided that they vote on the proposed Merger (whether for or against), subject to the limitations described in the prospectus for CAH’s initial public offering. Accordingly, in connection with the Merger, the CAH public stockholders may seek to redeem their public shares for cash in accordance with the procedures set forth in this proxy statement/prospectus.

Voting Intentions in Connection with Stockholder Meeting

In connection with any vote for a proposed merger, including the vote with respect to the Merger Proposal, all of the CAH initial stockholders, including all of its officers and directors, have agreed to vote the CAH founder shares as well as any shares of CAH common stock acquired by them in the aftermarket in favor of such proposed Merger.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding CAH or its securities, the sponsor, the CAH founders, LumiraDx and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Merger Proposal, or execute agreements to purchase such shares from them in the future, or they may enter into transactions with such persons and others to provide them with incentives to acquire shares of CAH’s common stock or vote their shares in favor of the Merger Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that the Merger be approved where it appears that such requirements would otherwise not be met. All shares repurchased by CAH’s affiliates pursuant to such arrangements would be voted in favor of the proposed Merger. As of the date of this proxy statement/prospectus, no agreements dealing with the above have been entered into by the sponsor, the CAH founders, LumiraDx or their respective affiliates.

Liquidation if No Merger

Under CAH’s amended and restated certificate of incorporation, if CAH does not complete a merger or business combination by January 29, 2023, CAH will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of CAH’s remaining stockholders and its board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to CAH’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. At such time, the CAH warrants will expire. Holders of CAH warrants will receive nothing upon a liquidation with respect to such rights and the CAH warrants will be worthless.

The sponsor and the CAH founders have each agreed to waive its rights to participate in any distribution from CAH’s trust account or other assets with respect to the CAH founder shares. There will be no distribution from the trust account with respect to CAH’s warrants, which will expire worthless if CAH is liquidated.

The proceeds deposited in the trust account could, however, become subject to the claims of CAH’s creditors which would be prior to the claims of the public stockholders. Although CAH has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses CAH has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, and although CAH will seek such waivers from vendors it engages in the future, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Accordingly, the actual per-share redemption price could be less than approximately $10.00, plus interest, due to claims of creditors. Additionally, if CAH is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in CAH’s bankruptcy estate and subject to the claims of third parties with priority over the claims of CAH’s stockholders. To the extent any bankruptcy claims deplete the trust account, CAH cannot assure you it will be able to return to the public stockholders at least approximately $10.00 per share. CAH’s public stockholders are entitled to receive funds from the trust account only in the event of its failure to complete a merger or business combination within the required time periods or if the stockholders properly seek to have CAH redeem their respective shares for cash upon a merger or business combination which is actually completed by CAH. In no other circumstances does a stockholder have any right or interest of any kind to or in the trust account.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The portion of CAH’s trust account distributed to the public stockholders upon the redemption of 100% of its outstanding public shares in the event CAH does not complete its initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the portion of CAH’s trust account distributed to the public stockholders upon the redemption of 100% of its public shares in the event CAH does not complete its initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six -years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If CAH is unable to complete a business combination within the prescribed time frame, it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish the public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of CAH’s remaining stockholders and its board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, if a business combination does not occur, it is CAH’s intention to redeem its public shares as soon as reasonably possible following the expiration of the time periods described above and, therefore, CAH does not intend to comply with the procedures required by Section 280 of the DGCL, which would limit the amount and duration of CAH’s stockholders’ liability with respect to liquidating distributions as described above. As such, CAH’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of CAH’s stockholders may extend well beyond the third anniversary of such date.

Because CAH will not be complying with Section 280 of the DGCL, Section 281(6) of the DGCL requires CAH to adopt a plan, based on facts known to it at such time that will provide for its payment of all existing and pending claims or claims that may be potentially brought against it within the subsequent 10 years. However, because CAH is a blank check company, rather than an operating company, and CAH’s operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from its vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

CAH will pay the costs of any subsequent liquidation from its remaining assets outside of the trust account. If such funds are insufficient, CAH’s executive officers have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

Facilities

CAH currently maintains its principal executive offices at 99 Summer Street, Suite 200, Boston, MA 02110 and maintains other offices as provided to it by its officers. This space is provided by the sponsor at no cost to CAH. CAH considers its current office space adequate for its current operations.

Upon consummation of the Merger, the principal executive offices of CAH will be those of LumiraDx, at which time nothing more will be paid to such affiliate of the sponsor.

Employees

CAH has two executive officers. These individuals are not obligated to devote any specific number of hours to CAH’s matters and intend to devote only as much time as they deem necessary to its affairs. CAH does not intend to have any full time employees prior to the consummation of a Merger.

Directors and Executive Officers

CAH’s current directors and executive officers are as follows:

Name	Age	Position
Larry J. Neiterman	62	Chairman and Chief Executive Officer
Jeffrey H. Barnes	59	President and Chief Financial Officer and Director
David Lang	54	Director Nominee
David H. Klein	72	Director Nominee
Afsaneh Naimollah	64	Director Nominee

*	Age is as of June 30, 2021

The biographies of CAH’s current directors are set forth below.

Larry J. Neiterman has served as chairman of CAH’s board of directors and CAH’s Chief Executive Officer since October 2020. From 2010 to May 2020, Mr. Neiterman was the Chief Operating Officer of the U.S. consulting practice of Deloitte Consulting LLP, a global consulting firm. From 1982 to 2009, he held various roles at Deloitte, focusing on strategic planning, mergers and merger integration, and operations consulting in the businesses of health insurance, healthcare providers and life sciences. Mr. Neiterman’s consulting work at Deloitte includes targeting and integrating significant acquisitions and joint ventures for clients. In his various leadership roles at Deloitte, he was a member of the executive team that completed acquisitions and joint ventures that enhanced the firm’s market position and had responsibility for the firm’s overall financial and operational performance. Mr. Neiterman graduated from Brown University with a BA in Economics and Organizational Behavior. He then earned his MBA in Finance and Strategic Planning from the Tuck School of Business at Dartmouth College.

Jeffrey H. Barnes has served as a member of CAH’s board of directors and CAH’s President and Chief Financial Officer since October 2020. Since June 2019, Mr. Barnes runs a consultant practice, providing client with strategic guidance and market knowledge in the healthcare market. From April 2018 to May 2019, Mr. Barnes was Chief Executive Officer of Philips Canada, the Canadian subsidiary of Royal Philips, a global healthcare technology firm. From November 2014 to April 2018, Mr. Barnes was a Senior Vice President and North American Commercial Leader of Philips Healthcare. From August 2011 to November 2014, Mr. Barnes led Philips’s Home Healthcare business in North and South America. From May 2006 to August 2011, Mr. Barnes was an Executive Vice President of Global Commercial Operations for iCAD, a medical technology firm. Mr. Barnes is currently a board advisor for Luxsonic Technologies and was formerly a member of the board of directors at Philips Medical Capital and Virtual Incubation Companies. Mr. Barnes received his BA in Economics, cum laude, from St. Lawrence University and later earned his MBA from New York University’s Stern School of Business.

David Lang is a director as of the date of this proxy statement/prospectus. Mr. Lang is a private equity investor who specializes in healthcare services, healthcare technology and software/services sectors. He began his career as a financial analyst at Merrill Lynch, then moved to TA Associates as a software associate in 1990. Mr. Lang spent 25 years at TA Associates in various roles, including Managing Director in its healthcare team. At TA Associates, Mr. Lang led investments in numerous companies, including One Call Medical, TARGUSinfo, American Access Care, Alma Lasers, Intercontinental Exchange, National Imaging Associates, MQ Associates, Medsolutions/Evicore and Lawson Software. Mr. Lang is Chairman of the Board of Lahey Hospital and Medical Clinic, Director at Connected Home Care, American Endovascular, Alumni Ventures

Group, Clearview Dermatology, Noble Rock Acquisition Corporation, Lexington Medical, Earthwatch Institute, and Community Action Partners. Mr. Lang graduated from Harvard College in 1989 and Harvard Business School in 1995.

David H. Klein is a director as of the date of this proxy statement/prospectus. Mr. Klein is a corporate director and advisor to companies in the healthcare industry. Mr. Klein was most recently the Chief Executive Officer of the Lifetime Healthcare companies (Lifetime), a multi-billion-dollar diversified healthcare company with health insurance and health care delivery operations. He currently serves as director of the not-for-profit publicly funded New York eHealth Collaborative, not-for-profit Massachusetts-based Commonwealth Care Alliance health plan, Landmark Health, Avalon Healthcare Solutions, Cogito, NextHealth Technologies, CTG, and Transparent Health Marketplace. From 2003 to 2012, Mr. Klein was the Chief Executive Officer of The Lifetime Healthcare Companies, a diversified healthcare company with health insurance and health care delivery operations (“Lifetime”). Mr. Klein had been a senior executive with Lifetime and its predecessor companies since 1986. Mr. Klein received his Bachelor of Science from Rensselaer Polytechnic Institute and his Master of Business Administration from the University of Chicago.

Afsaneh Naimollah is a director as of the date of this proxy statement/prospectus. Since October 2017, Ms. Naimollah has been an Executive-in-Residence at Plug & Play Tech Center (“PnP”), an early-stage venture capital and corporate innovation platform where she selectively mentors healthcare and technology companies on their business strategy. Since July 2016, Ms. Naimollah has been the managing partner of XEN Partners, a corporate advisory and investment banking firm focused on the healthcare industry. From October 2009 to June 2016, she was a partner and head of healthcare investment banking at Marlin & Associates, an investment banking and strategic advisory firm. From February 2000 to October 2009, Ms. Naimollah served as managing partner of Chela Capital Partners, an investment banking firm focused on healthcare and technology industries. From 1984 to January 2000, Ms. Naimollah worked at Barclays Capital’s U.S. Energy Group and later its U.S. Technologies Group, and assumed various leadership roles, including as Global Head of the latter group. From 2005 to 2010, Ms. Naimollah served on the board of ON2 Technologies, a video technology firm that was acquired by Google. Ms. Naimollah received her MBA in International Finance from University of Wisconsin, Madison and her BA in Economics and Philosophy from Milton College.

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against CAH, and CAH has not been subject to any such proceeding in the 10 years preceding the date of this proxy statement/prospectus.

Periodic Reporting and Audited Financial Statements

CAH has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, CAH’s annual reports contain financial statements audited and reported on by CAH’s independent registered public accounting firm.

CAH’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of CAH’s financial condition and results of operations should be read in conjunction with CAH’s consolidated financial statements and notes to those statements included in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Please see “Cautionary Note Regarding Forward-Looking Statements” beginning on page 94 and “Risk Factors” beginning on page 21 in this proxy statement/prospectus.

Critical Accounting Policies

For a more detailed discussion of CAH’s Accounting Policies, please see Note 2 to the consolidated financial statements of CAH included elsewhere in this proxy statement/prospectus.

Common Stock Subject to Possible Redemption

CAH accounts for its common stock subject to possible redemption in accordance with the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within CAH’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. CAH’s common stock features certain redemption rights that are considered by CAH to be outside of CAH’s control and subject to the occurrence of uncertain future events.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Results of Operations

CAH has not generated any revenues to date. CAH’s entire activity from inception up to the closing of the initial public offering on January 29, 2021 was in preparation for that event. Since the offering, CAH’s activity has been limited to the evaluation of business combination candidates, and CAH will not generate any operating revenues until the closing and completion of its initial business combination. CAH expects to generate small amounts of non-operating income in the form of interest income on cash and cash equivalents. Interest income is not expected to be significant in view of current low interest rates on risk-free investments (treasury securities). CAH currently incurs increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the period from October 7, 2020 (inception) through December 31, 2020, CAH had losses from operations of approximately $2,263 representing formation and operating costs. For the three-months ended June 30, 2021, CAH had losses from operations of approximately $316,275. For the six months ended June 30, 2021, CAH had losses from operations of approximately $508,980. These costs consisted mainly of professional and consulting fees, rent and office administrative costs.

Financial Condition and Liquidity

The net proceeds from CAH’s initial public offering and private placement were $115,800,000. Of this amount, $115,000,000 was placed in the trust account. $800,000 of net proceeds not in trust have been, and will continue to be, used for working capital purposes.

CAH intends to use the net proceeds of its initial public offering and simultaneous private placement, including the funds held in the trust account and funds made available to it by CAH’s officers and directors, to acquire a target business and to pay its expenses relating thereto. To the extent that CAH’s capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account, as well as any other net proceeds not expended, will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing and R&D of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees, which CAH had incurred prior to the completion of the Merger if the funds available to CAH outside of the trust account were insufficient to cover such expenses.

Generally, the proceeds held in the trust account will not be released to CAH until the earlier of CAH’s completion of an initial business combination and its redemption of 100% of the outstanding public shares upon our failure to consummate a business combination prior to January 29, 2023. Notwithstanding the foregoing, there can be released to CAH from the trust account any interest earned on the funds in the trust account that CAH needs to pay its income or other tax obligations.

As of January 29, 2021, the date of the closing of the CAH IPO, CAH had cash of approximately $800,000. In addition, CAH had $115,000,000 in cash and equivalents held in trust for use in a business combination.

Until consummation of an initial business combination, CAH will be using the funds not held in the trust account for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination.

Off-Balance Sheet Arrangements

CAH did not have any off-balance sheet arrangements as of March 31, 2021.

Code of Ethics

In January 2021, CAH’s board of directors adopted a code of ethics that applies to all of CAH’s executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of CAH’s business. CAH will provide, without charge, upon request, copies of its code of ethics. Requests for copies of CAH’s code of ethics should be sent in writing to CA Healthcare Acquisition Corp., 99 Summer Street, Suite 200, Boston, MA 02110.

BUSINESS OF LUMIRADX

In this section “we,” “us” and “our” refer to LumiraDx.

Summary

We are a next-generation POC diagnostic company addressing the current limitations of legacy POC systems by bringing lab-comparable performance to the POC in minutes on a single instrument with a low cost of ownership. We are focused on transforming community-based healthcare by providing critical diagnostic information to healthcare providers at the point of need, thereby enabling more informed medical decisions to improve health outcomes while lowering costs. We have developed and launched our Platform, which is an integrated system comprised of a small, versatile Instrument, precise, low-cost microfluidic test strips, and seamless, secure digital connectivity. We currently have five tests commercially available on our Platform and a broad menu of tests in development. Our proprietary Platform is designed to simplify, scale down, and integrate multiple testing methodologies onto a single instrument and offer a broad menu of tests with lab-comparable performance at a low cost and with results generally in 10 minutes or less from sample to result. With our Platform, our goal is to address the key challenges faced by healthcare providers in providing efficient and cost-effective patient care in a community setting.

We are initially focused on the development of tests for several of the most common conditions diagnosed or managed in community-based healthcare settings. For many of the tests we commercialize, or plan to commercialize, there are no existing high performance POC alternatives. Our initial authorized and CE Marked tests and those under development are designed to address unmet diagnostic needs in the fields of infectious disease, cardiovascular disease, diabetes, and coagulation disorders. To date, we have developed and launched five diagnostic tests for use with our Instrument: our SARS-CoV-2 antigen test commercially available (i) under an EUA in the United States which authorizes the emergency use of the test during the period in which an emergency declaration remains in effect, (ii) pursuant to a CE Mark in the European Economic Area and U.K., (iii) pursuant to approvals in Japan and Brazil, and (iv) in Africa and elsewhere based on such approvals, our SARS-CoV-2 antibody test commercially available under an EUA in the United States and a CE Mark in the European Economic Area and U.K., as well as our SARS-CoV-2 antigen pool test, our INR test and our D-Dimer test, all of which are CE Marked.

In response to the COVID-19 pandemic and the resulting acute need for timely diagnostic information, we have developed our SARS-CoV-2 antigen, SARS-CoV-2 antigen pool and SARS-CoV-2 antibody tests for use in community-based healthcare settings. These tests have demonstrated highly accurate results within minutes on our Instrument. We have obtained an EUA and a CE Mark for our SARS-CoV-2 antigen test. We have commercialized our SARS-CoV-2 antigen test in Europe, Japan, Brazil and the U.S. to customers, including NHS and CVS and have made shipments of Instruments and SARS-CoV-2 antigen test strips to a large number of countries in Africa as part of our collaboration with BMGF. PLOS Medicine recently published a systematic review and meta-analysis of more than 60 SARS- CoV-2 antigen tests and ranked LumiraDx’s SARS-CoV-2 Ag test as most sensitive and accurate.

As of June 30, 2021, we have shipped over 15,000 instruments, across more than 90 countries, and have more than 1,500 staff across the globe. Our current global manufacturing production capacity is over 1,000 Instruments per week and more than 28 million tests per month, which has been ramping up significantly since September 2020 and have manufacturing equipment to increase to 35-45 million with additional equipment and facilities available to expand capacity further. Our SARS-CoV-2 antigen test has been authorized by FDA under an EUA only for the qualitative detection of SARS-CoV-2 nucleocapsid protein and has not been authorized for use to detect any other viruses or pathogens. In addition, the CE Mark process is a self-certification process where we self-declare as a manufacturer that we have checked the product meets European Economic Area safety, health and environmental requirements. Our SARS-CoV-2 antigen test has not been cleared or approved by FDA or any other regulatory body, and therefore we cannot, until such time as such clearance or approval has been obtained, market such test in the U.S. following the termination of the EUA.

In laboratory and clinical studies, our SARS-CoV-2 antigen test demonstrated a very low LOD of 32 TCID50 per mL and high sensitivity and specificity within a detection window of 12 days from onset of symptoms and delivered results within 12 minutes or less. Our SARS-CoV-2 antibody test demonstrated 100% sensitivity in fingerstick blood samples collected more than eight days post PCR and results delivered within 11 minutes. We believe that offering our SARS-CoV-2 antigen test and SARS-CoV-2 antibody test on a single Platform with superior performance over a wide detection time has the potential to greatly improve the diagnosis of COVID-19 infection and infectivity, enable large-scale population monitoring and facilitate management of the COVID-19 pandemic. Our SARS-CoV-2 antigen pool test is the first POC test that allows pooling of up to five patient samples in a single test, for higher throughput at lower cost.

Our SARS-CoV-2 antigen test is currently being used and implemented in various testing programs across the U.S., U.K. and other European countries, Japan, Brazil, Africa and elsewhere, including in accident and emergency departments, care homes, retail pharmacies and other primary care settings. As economies have re-opened with the roll out of COVID-19 vaccines and variants have emerged, the focus has shifted to supporting schools, workplaces, travel and events where there continues to be a need for diagnostic testing. In addition, in the professional POC settings where our Platform is placed, customers are looking to implement comprehensive POC testing within their institutions leveraging both (i) our broad menu as well as (ii) our quality, compliance and data management infrastructure.

We also see a continued testing opportunity for low complexity mass screening or home COVID-19 testing market. Therefore, based on the same chemistry and test strip design as our SARS-CoV-2 antigen test on our Platform, we have started development of our Amira System, which we are designing as a high-sensitivity mass screening and home testing system for COVID-19. We plan to manufacture and distribute our Amira System at a price and volume that enables both (1) mass testing required to support continued safe re-opening of the economy as well as (2) broad scale diagnostic testing in high burden countries. Subject to completion of product development, regulatory approval, authorization, certification or clearance for professional and home use, market demand and manufacturing scale-up of the Amira System, we currently expect to launch our Amira system by the fall of 2021, with a manufacturing capacity of building up to 10 million tests per day over time and capability of producing many more for our Amira System, depending on market need for mass screening testing. We anticipate the retail price of our Amira System and Amira COVID-19 test to be between $2.00-$4.00 per test, significantly lower than many existing COVID-19 tests currently on the market as well as the equivalent tests on our Instrument. For very high-volume purchases and shipments to middle and low income countries, or LMICs, we expect the price to be lower. We currently have a prototype Amira System including strips, device and patient application. We expect to move to design freeze at system level shortly. We are simultaneously tooling up high volume manufacturing lines, for the strip and instrument, while we progress through design freeze and the verification and validation (“V&V”) phase. Beyond COVID-19, Amira will be the basis of our home testing platform, potentially bringing fast, accurate, affordable self-testing and monitoring to individuals in their home, empowering them to better manage their health and outcomes.

We have also used our technology to develop two rapid COVID-19 reagent testing kits for use on open molecular systems, LumiraDx SARS-CoV-2 RNA STAR and SARS-CoV-2 RNA STAR Complete. LumiraDx SARS-CoV-2 RNA STAR allows laboratories to utilize their existing molecular lab infrastructure in a high-throughput format by reducing amplification time from approximately one hour down to 12 minutes. LumiraDx SARS-CoV-2 RNA STAR Complete utilizes a direct amplification method that combines lysis and amplification in a single step, detecting SARS-CoV-2 nucleic acid in under 20 minutes, without needing to perform any specimen purification or extraction. We have obtained EUAs for LumiraDx SARS-CoV-2 RNA STAR and SARS-CoV-2 RNA STAR Complete and commenced commercial sales.

On the Platform, we currently have a pipeline of more than 30 tests in various stages of development for the community-based healthcare settings and plan to launch additional tests, subject to successful development and regulatory approval, authorization, certification or clearance. Our key tests under development include: Flu A/B + SARS-CoV-2 antigen for respiratory infectious disease; high sensitivity troponin I for cardiovascular disease;

CRP for infectious disease; and HbA1c for diabetes. Our tests are subject to extensive regulatory requirements and we seek to obtain regulatory approval, authorization, certification or clearance on a test-by-test basis. We are focused on commercializing our tests on pace with receipt of the requisite regulatory approval, authorization, certification or clearance and delays in commercialization of our tests or decreases in the expected market demand for our tests could adversely impact our operations and financial results. We have also entered into R&D collaborations with well-established diagnostic companies that have market-leading assays and capabilities in specific conditions to further accelerate the expansion of the test menu for our Platform. See the section titled “Business of LumiraDx—Research and Development” beginning on page 196 for additional details on our R&D collaboration agreements. Additionally, our R&D team is focused on continuous enhancement of our disruptive technologies.

The diagnostics industry, including IVD and POC systems, is rapidly evolving, and we face competition from established diagnostics companies as well as new market entrants. We believe the principal competitive factors in our industry include flexibility and ease of use, time to result, accuracy, reputation, price, innovation and compatibility with existing processes. Our five tests commercially available on the Instrument compare favorably against the current tests available in the market based on sensitivity, precision, time to result and ease of use, and our tests in development are designed and are being validated against their respective lab standard. Many of our competitors have greater brand recognition, resources, sales forces, intellectual property portfolios, larger customer bases and more established and larger scale manufacturing capabilities. We are working toward the large scale manufacturing and deployment of our SARS-CoV-2 antigen and antibody tests, but we, like our competitors, do not currently have the manufacturing, marketing or sales capacity to meet all of the expected demand for such tests. As a result, we may lose market share to our competitors if we are unable to produce and bring to market enough SARS-CoV-2 antigen and antibody tests to meet demand.

Our proprietary microfluidic test strip is designed to accommodate all of our assays and sample types in a single-design architecture. We can manufacture our test strips at large scale and low cost on our proprietary manufacturing system. We believe our scalable manufacturing process provides us with a sustainable cost position that allows us to provide cost-efficient diagnostic solutions to the POC market. It also enables us to expand into attractive geographies and alternative healthcare settings where high quality POC testing has previously not been feasible.

We believe our Platform and its attractive value proposition will have broad appeal to healthcare providers globally that are seeking innovative POC solutions to improve outcomes and lower costs. As such, we currently have direct sales and marketing operations in 27 countries, including the U.S., most Western European countries, Japan, Colombia, Brazil, India, South Africa and Kenya and over time plan to further expand to the largest in vitro diagnostic, or IVD, markets, including China and Southeast Asia. We sell mainly to large healthcare systems, government organizations and national pharmacy chains that can deploy comprehensive POC testing across their extensive healthcare provider networks.

Our Market Opportunity

Background

IVD tests are used to analyze patient samples to obtain information about a patient’s health status—to screen, diagnose or assess the risk of developing health issues as well as to select the appropriate therapy for a patient or monitor chronic disease patients. IVD testing is one of the most important tools for a healthcare provider to determine the needs of his or her patients and is primarily conducted in one of two locations—either (i) in a central, or “reference,” laboratory, or central lab, or (ii) at the POC, where the healthcare provider first meets with the patient and assesses the patient’s condition. POC locations include hospital emergency departments as well as a range of other community-based healthcare settings, including physician offices, retail pharmacies, urgent care centers, community health clinics and non-traditional health care settings, which we refer to collectively as community-based healthcare settings. According to Kalorama, a source of industry information, the global market for all IVD tests was $83.3 billion in 2020 including COVID-19.

Central labs, which can be either hospital-based or independent, are designed to run a broad menu of accurate and cost-effective tests often in high-volume. Central labs do not generally obtain samples directly from patients, but instead rely on samples being sent to them from remote collection locations, such as a physician’s office or an urgent care center. Depending on the specific test, several hours to weeks may elapse between sample collection and results. Reporting delays have the potential to impact patient care especially in acute situations. Remote sample collection also increases cost, introduces the risk of error, sample spoilage or loss and creates other logistical complications.

By contrast, POC tests have numerous advantages over tests performed at central labs. Test results are delivered more quickly than central lab tests since they are performed at or near the site of patient care. This allows for faster and more informed patient care decisions, patient counseling and triaging of patients.

POC Market Overview

We estimate that the POC market was $12 billion in 2020, growing to $17 billion over the next five years (excluding the market for COVID-19 testing). We believe that the growth rate in the POC market will be larger than the growth rate for the broader IVD testing market for the foreseeable future. Several key trends are contributing to the rapid growth of this market, each of which is driven by healthcare providers’ need for real-time diagnostic information that can be used to improve patient compliance and outcomes while lowering costs relative to hospital-based care.

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Shift towards community-based healthcare. Escalating healthcare costs are driving demand for innovative models and technologies that can lower the cost of care while improving outcomes. POC testing is one of the innovations that is enabling such a shift in care into community-based healthcare settings. These settings provide direct patient access and are more convenient and cost-effective alternatives to hospital emergency departments for nonemergency conditions. Uptake of POC testing in these settings is driven by healthcare providers’ need for real-time diagnostic information that can be applied to improve patient outcomes and compliance, while lowering costs relative to hospital-based care. With reimbursement increasingly based on effectiveness of care, POC testing has been an effective tool for objectively measuring improvements in outcomes particularly for chronic conditions such as diabetes and cardiovascular disease. For example, POC HbA1c testing for diabetes patients at primary care settings enables healthcare providers to guide patient treatment decisions in real time. Similarly, POC flu testing at retail pharmacies allows for actionable results, including immediate access to adequate over-the-counter (“OTC”) medicines.

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Improving health outcomes for patients. As general health awareness increases and the cost of healthcare rises, systems, employers and individuals are increasingly focused on prevention and monitoring in order to reduce their healthcare expenses. Thus, employers and systems providing, and individuals purchasing, health benefits are incentivized to better manage health and take steps to reduce the cost of benefits. For all these stakeholders, the greater focus on wellness, prevention and active management of chronic diseases is easier to realize in community-based healthcare settings rather than at the hospital. Furthermore, POC testing has become a useful tool for wellness screening and to support employer-driven diagnostics directly at the work place. For example, POC COVID-19 testing is a key tool for employers to safely and effectively re-open their workplaces.

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Improvements in POC testing technology. In certain testing areas, technological advancements have closed the quality gap between testing capabilities at central labs and POC locations, leading to higher confidence and greater adoption of POC testing. For example, the introduction of POC molecular tests for the flu and Strep A, as well as the quantitative HbA1c, have greatly increased diagnostic accuracy and therefore expanded the amount of testing at the POC. Additionally, POC testing in hospitals reduces overcrowding and length of stay and accelerates access to care, particularly when used for emergency room triage purposes.

Select POC Market Segments

POC testing is applicable across a wide range of medical conditions and the number of tests available at POC continues to expand. Currently, some of the most common conditions being diagnosed or managed with POC testing include certain infectious disease, cardiovascular disease, diabetes, and coagulation disorders. We are initially focused on these four areas.

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Infectious disease testing is used principally to screen, diagnose and monitor patients for a wide variety of pathogens, including viruses, bacteria and other contagious agents responsible for COVID-19, influenza, Strep A, HIV/AIDS, hepatitis B and C, syphilis, gonorrhea, malaria, dengue fever and others. We estimate that the global infectious disease POC market was $1.3 billion in 2020 growing to over $2.5 billion over the next five years (excluding the market for COVID-19 testing). We estimate that the global market for COVID-19 testing utilizing existing technology platforms across molecular, antigen and antibody testing will be more than $20 billion in 2021 which estimate could be highly variable depending on vaccine distribution and the impact of the severity and length of the global pandemic. Growth of the global COVID-19 POC market is being driven by rapid increases in cases in certain LMIC countries with continued outbreaks, additional governments and employers mandating testing in order to “re-open” the economy, and businesses lacking the availability of concrete data to determine what level of immunity is conferred by exposure to COVID-19, which will likely dictate multiple tests required per person. But there are also clear signs of reduced testing in the US and Europe where new case rates are below their peak, morbidity and mortality rates have declined, vaccination rates are reasonable and public health guidelines have loosened the requirements for testing. The market for COVID-19 testing will depend in large part on the severity and length of the global pandemic, various variants, which in turn could be greatly impacted by the availability and effectiveness of the recently authorized COVID-19 vaccines and any other vaccines subsequently authorized or approved.

•

Cardiovascular testing is used principally to diagnose, monitor and predict outcomes for a range of acute and chronic cardiovascular conditions such as myocardial infarction, congestive heart failure, and acute coronary syndrome. By coupling cardiac biomarkers such as troponin, CK-MB and myoglobin, with cholesterol testing and patient histories, healthcare providers have been moving toward the prevention of disease such as coronary thrombosis and stroke by accurately assessing risks. We estimate that the global cardiovascular POC market was approximately $1 billion in 2020, growing to nearly $1.4 billion over the next five years. Baseline growth is driven by demographic trends, such as an aging global population, as well as a continuing increase in obesity in many parts of the world. We believe there is an opportunity to further expand this market through advancements in technology that will bring tests principally performed at central labs to the POC. For example, tests for troponin, a critical marker for determining whether chest pain is caused by a heart attack or by other factors, is currently predominately performed in central labs.

•

Diabetes testing is used principally for the diagnosis, prognosis and monitoring of diabetes as well as comorbidities such as obesity, hypertension, and hyperlipidemia and includes testing for glucose and HbA1c. We estimate that the global diabetes POC market was nearly $2.4 billion in 2020, growing to $3 billion over the next five years. Growth is being driven by demand for continuous glucose testing for critical care in intensive care units as well as increasing use of HbA1c tests in community-based healthcare settings to monitor how well patients are managing diabetes. We believe there is an opportunity to increase the percentage of HbA1c testing conducted at the POC with an accurate, affordable product. Additionally, given the high rate of comorbidities associated with diabetes, we believe there is an unmet need for POC glucose test panels that include companion tests, such as lipids, creatine and HbA1c.

•	Coagulation testing is used principally to diagnose, monitor and predict the progression of disorders involving coagulation, such as deep vein thrombosis and pulmonary embolism,

commonly known as blood clots, and hemophilia. Patients at risk of heart attacks might be prescribed anticoagulants (often called “blood thinners”) to prevent clots from forming. As with blood sugar levels, maintaining the right blood chemistry is critical to the health of these patients. We estimate that the global coagulation POC market was nearly $1 billion in 2020, growing to over $1.2 billion over the next five years. Growth is being driven by increasing use of two blood markers: INR, which is used principally to manage patients taking the anticoagulant warfarin, and D-Dimer, which is used to diagnose clotting disorders.

Limitations of Current POC Systems

Despite the trends towards community-based healthcare settings and related need for near patient testing, the promise of better outcomes and lower costs have not been fully realized. We believe that to achieve better health outcomes, healthcare providers require comprehensive diagnostic solutions that can provide fast, accurate test results at the POC, for a broad range of their testing needs all at reasonable cost. The traditional approach to POC test development—initially focusing on a specific medical condition and subsequently designing a test and instrument to deliver that specific application—has limited scalability and has resulted in a proliferation of instruments at the POC with the following major limitations:

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Poor clinical performance in areas of high clinical need. Many of the most common medical conditions diagnosed or managed in community-based healthcare settings require tests that involve complex methodologies to generate the accurate and reliable diagnostic information required for medical decisions. The complexity can range considerably by test depending on the sample type and the concentration and dynamic range of the desired analyte, and thus require many steps in the assay to achieve the desired performance specifications. For example, troponin assays that are used to rule out a potential heart attack require fast and high sensitivity measurements of very low analyte concentrations seeing the importance of immediate treatment decisions. These complexities have historically been difficult to overcome in benchtop POC systems in a timely manner. Therefore, community-based healthcare providers have sent such assays to central labs.

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Limited test menu. Most currently available POC systems have been designed for a specific application (e.g., molecular, blood-based immunoassay or respiratory immunoassay) and are not readily adapted to other areas. For many conditions, healthcare providers often require multiple parameters to make treatment decisions. For example, proper management of cardiovascular disease patients requires regular monitoring of natriuretic peptides, lipids, ALT/AST, creatinine, blood glucose, electrolytes and other markers. Currently a healthcare provider would require multiple instruments to obtain this information at the POC and instead they are choosing to wait for lab results.

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High cost of total ownership. In order to meet their diagnostic needs, healthcare providers are required to purchase multiple instruments and support the required infrastructure (e.g., refrigeration) to conduct POC testing. In addition, currently available instrument-based POC tests generally have a higher cost per test than their central lab counterparts. The overall cost per reportable result becomes prohibitive to a healthcare provider at the POC in certain areas which we believe leads to suboptimal care.

These limitations have created a POC model for diagnostic testing that has been ineffective, inefficient, costly and inaccessible to a large segment of community-based healthcare settings.

Our Solution

We have developed and launched our Platform with the aim of transforming the delivery of healthcare in community-based healthcare settings. It is designed to deliver accurate results comparable to laboratory reference assays, in an easy-to-use POC solution in minutes. Our Platform comprises (i) a small, light-weight Instrument that is mainly battery operated and capable of going anywhere the patient is located, (ii) precise, low-cost, microfluidic test strips, which share common design features allowing various test strip assay types to be operated, controlled and measured by the Instrument and (iii) seamless, secure digital connectivity.

We have spent years developing our Platform and have designed and optimized our Instrument and test strip together to deliver the requisite lab-comparable quality results where lab references are available across the full range of assay and sample types, at a low cost and with results generally in 10 minutes or less. Our Instrument has been highly engineered with many innovations which enable precise fluidic control of samples in very low volumes and high sensitivity fluorescent detection of analytes in very low concentration. Our proprietary microfluidic test strip has been designed to be integrated with our Instrument, to perform the specific and precise microfluidic sequence for the assays. Our test strip has been designed with multiple channels, enabling the Instrument to perform either multiple tests or a panel in parallel (e.g., Flu A/B + SARS-CoV-2 antigen), or utilize multiple channels on a single test strip for analytes with the most demanding performance requirements (e.g., SARS-CoV-2 antigen).

While our Instrument has been designed to perform multiple tests, as more tests are added to our Platform, we may encounter design challenges or require updates to our Instrument, which may impact the commercialization of certain diagnostic assays. We also have limited data on the performance of our Platform to date and limited experience in marketing and selling our Platform and we may not be successful in commercializing our Platform, including gaining market acceptance and competing with other diagnostic test providers. Our Amira System will be subject to similar uncertainties, although they are likely to be more pronounced, given the earlier stage of development of the test strip and instrument and the lack of any clinical testing of the system.

The below illustrations show the various features of our Platform.

The LumiraDx Instrument	Image of the Test Strip (in this example SARS-CoV-2 antigen)

Test Strip Inserted into Instrument	Seamless Connectivity: transferring test results to electronic health record, laboratory information system or patient health record

Our Platform is designed to offer the following benefits:

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Lab-comparable performance at the POC in minutes. Our Platform has been designed to use the same testing methodologies as those used in central lab systems so as to deliver lab-comparable results, where lab references are available at the POC in minutes, rather than days or weeks. Each test is developed and validated against its respective lab reference standard. We believe that with our Platform, healthcare providers have the benefit of both central lab performance and real-time results.

•

Broad menu of tests on a single instrument. Our Platform has been designed to integrate the most commonly used assay technologies (e.g., enzyme, immunoassay, molecular and electrolytes) and sample types (e.g., swab, saliva, blood) into a small, single instrument. As a result, users can replace multiple systems with one instrument. We are building out our menu with further tests, which include tests currently run at the POC, tests not currently available at the POC, such as FDA-defined high sensitivity troponin I, and innovative diagnostic test panels, such as Flu A/B + SARS-CoV-2.

•

Low cost of ownership. Healthcare providers will be able to use a single Instrument with a variety of low-cost test strips as opposed to multiple instruments currently required for POC testing in community-based healthcare settings. We also believe our Platform will provide incremental cost savings, including reduced cost of training, maintenance and test supplies. All of this enables a lower cost per reportable result.

In addition to addressing the fundamental limitations of current POC systems, we have designed our Platform with features that we believe healthcare providers will greatly value:

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Simple workflow and intuitive user interface. Our Instrument provides users with visually easy to follow and step-by-step instructions for entering patient information and performing the test. We strive to standardize the workflow and minimize user steps in each test. We use common sample types (e.g., swab, saliva, blood) with minimal preparation steps. We use automated processes for rolling out additional tests and software upgrades through RFID tags, or “smart labels,” and over-the-cloud updates.

•	Seamless connectivity. Our Instrument arrives with out-of-the-box connectivity and self-guided user set up. Our Platform provides data connectivity options for transferring patient data securely via the customer’s existing middleware or via cloud services from our Instrument to the electronic health record, laboratory information system or patient health record.

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Data reporting, analytics and decision support. Our Platform provides options for patient and population data reporting and analytics. For example, we currently market INRstar, a patient reporting and decision support tool, which allows healthcare providers to help manage warfarin patients and to simplify dosing decisions. This is a market leading solution in the U.K., used in over 2,700 primary and secondary care locations across the U.K. It is being expanded in key European markets, including Italy where we have already rolled it out for use with our INR assay.

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System portability and flexibility. Our Instrument is a small, portable device, 2.5 pounds in weight, battery operated and capable of going to wherever the patient is located. Our assays use dry chemistry and as a result can be stored at room temperature eliminating refrigeration requirements and reducing space demands in an already cluttered medical office or lab.

As planned, our Amira System consists of (i) a small, battery operated, disposable device, (ii) the Amira COVID-19 test and (iii) a phone/tablet application for test management and reporting. Our Amira System is in the feasibility phase, with the COVID-19 test strip in design freeze, which is one of the last milestones before the development phase. We currently have a prototype Amira System including strips, device and patient application. We expect to move to design freeze at system level shortly and have begun submitting patent applications with plans to start clinical testing in the fall of 2021. We submitted a pre-EUA request to FDA in February 2021 and expect to obtain CE Mark for POC and OTC applications in the fall of 2021.

Our Strategy

Our goal is to become the market leading provider in POC testing and to establish our Platform as the industry standard. To achieve this objective, we intend to:

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Offer a comprehensive menu of high-performance diagnostic tests for community-based healthcare settings. We believe that delivering a broad menu of diagnostic tests for community-based healthcare on a single Platform is critical to transform the POC market. We are executing a global market-driven menu strategy designed to drive the conversion of our customers’ testing needs onto our Platform. Our tests, both cleared and in development, as well as panels are initially focused on the most common medical conditions for certain infectious disease, cardiovascular disease, diabetes, and coagulation disorders. Our portfolio includes high-volume tests currently available at the POC (e.g., INR, HbA1c, CRP), tests that currently do not have a viable POC solution (e.g., FDA-defined high-sensitivity troponin I), and innovative diagnostic test panels, such as Flu A/B + SARS-CoV-2. In addition to developing our own tests, we work with well-established third parties to accelerate menu expansion on our Platform.

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Grow our installed base by executing an institutional sales and channel partnership model. We initially intend to focus our sales efforts on large healthcare systems, government organizations and national pharmacy chains that want to deploy comprehensive POC testing across their networks. We have assembled an experienced commercial team focused on key stakeholder adoption at the senior level of these organizations to deploy our Platform across their extensive healthcare networks. We have implemented INR testing programs with regional governments in Italy and the U.K. Additionally, we have a collaboration with BMGF aimed at implementing POC testing in low and middle income countries, primarily in Africa for the establishment of a primary healthcare model.

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Expand into additional healthcare settings and underserved markets. We believe our Platform’s user-friendly setup, competitive cost structure and potential for a broad test menu make it an attractive instrument for roll out in settings where POC testing has traditionally been more challenging, such as low and middle income countries. We intend to leverage our Platform’s adaptable architecture across future Instrument models for additional professional and, over time, home-use settings. We plan further enhancements to our Platform, such as making the Instrument more robust to enable use in more challenging settings such as in areas of extreme heat and dust.

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Continue to innovate to expand into specialty areas. We plan to continue to invest in R&D to expand our test offering into additional specialty areas, such as allergy, toxicology, fertility, veterinary and in-patient hospital, that could benefit from fast, accurate diagnostic test results from our Platform.

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Continue to innovate across our Platform. Our Platform’s connectivity allows information to be managed and shared between patients and healthcare providers to enhance patient experience. Our focus on data driven improvements will also allow us to roll out supply chain improvements and quality control features through direct data communication with our customers.

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Continue to expand use of our technology and apply it to non-healthcare settings and applications such as mass population screening and home-testing, initially through the potential launch of our Amira System. We see significant opportunity to make testing more accessible to individuals, in the workplace, at school, and in the home. Based on the same chemistry and strip design as our high performing SARS-CoV-2 antigen test on our Platform, we have started development on our Amira System, which is intended to be a high sensitivity mass screening or home testing system for COVID-19. We plan to distribute the Amira COVID-19 Test at a price and volume that enables high frequency, mass testing at scale - both to potentially control the pandemic in high burden countries as well as to support a continued safe re-opening of economies, subject to regulatory approval, authorization, certification or clearance.

Our Products

Our Instrument

Our Instrument runs a variety of diagnostic testing technologies utilizing our disposable test strips and generates results that are clearly displayed on the Instrument touch-screen generally in under 10 minutes. Our Instrument is designed for use with our approved and future tests, which all share a common design and have been developed for use with very low sample volumes. Our Instrument, in connection with the test strips, is capable of very sensitive measurements at very low levels of concentration. The ability to make measurements at low levels of detection, or LOD, is highly beneficial and directly impacts efforts to identify and detect disease including, for example, COVID-19. We offer flexible placement models including direct purchase or reagent rental.

Our Diagnostic Tests on Our Platform

As of the date of this proxy statement/prospectus, we have five diagnostic tests available under EUA and/or CE Mark for use with our Instrument.

Test	IVD Category	TAM(1)	Current Commercial Markets	Regulatory submissions or certifications in the next 18 months(2)
SARS-CoV-2 antigen	Immunoassay	$4-16 billion (3)	U.S. (pursuant to EUA), Europe (CE Mark), Japan, Latin America	—

SARS-CoV-2 antigen pool	Immunoassay	$2-8 billion (3)	Europe (CE Mark)	US (EUA) in H1 2021, Africa

Test	IVD Category	TAM(1)	Current Commercial Markets	Regulatory submissions or certifications in the next 18 months(2)

SARS-CoV-2 antibody	Immunoassay	$1-3 billion	U.S. (pursuant to EUA), Europe (CE Mark)	Japan, Africa

INR	Coagulation	$500 million	Europe (CE Mark)	U.S. (510(k)) in H1 2022, Latin America

D-Dimer	Immunoassay	$700 million	Europe (CE Mark)	U.S. (510(k)) in H2 2022

(1)

Global Total Addressable Market: We estimated for each test based on our current assumptions, including the (1) existing market sizes, (2) central lab market that could move to the POC, and (3) expansion of diagnostic testing.

(2)	We expect to submit a request for regulatory approval, authorization, certification or clearance or self-certify, as applicable, in the next 18 months in the markets listed for the test.
(3)

SARS-CoV-2 antigen TAMs may overlap with each other (e.g., SARS-CoV-2 antigen, SARS-CoV-2 antigen pool, Flu A/B + SARS-CoV-2, RSV + SARS-CoV-2). SARS-CoV-2 antigen TAM is estimated to be approximately $10-16 billion during 2021 and is estimated to drop down to approximately $4-6 billion going forward. SARS-CoV-2 antigen pool TAM is estimated to be approximately $5-8 billion during 2021 and is estimated to drop down to approximately $2-3 billion going forward.

The Platform is currently the only platform that can run both an INR and D-Dimer test on the same platform (each comprising a different technology – enzyme vs. immunoassay) as well as the only high-sensitivity platform to run a SARS-CoV-2 antigen test and antibody test on the same instrument (each utilizing a different sample type - nasal swab vs blood sample).

We have more than 30 tests in various phases of development. For all our tests in development, we intend to launch them globally over time, subject to successful development and obtaining regulatory approval, authorization, certification or clearance, which we may never obtain. We will focus on the most attractive markets initially. While we have encouraging internal data for many of our diagnostic tests in development, we have not yet performed multi-site, external clinical analyses of most of these tests or otherwise compared our internal results against clinical results, unless stated otherwise in this proxy statement/prospectus. The chart below summarizes information regarding select tests in development that we believe are important to our strategy of developing a broad menu of tests on a single Platform and are the closest in proximity to regulatory submission or certification. Further information regarding products in development phase to commercialization is provided later in the test section.

Test	IVD Category	Phase (1)	TAM(2)	Regulatory submissions or certifications in the next 18 months(4)
Flu A/B + SARS-CoV-2	Immunoassay	Development transitioning to Verification and Validation(5)	$1.5-3 billion(3)	U.S. (EUA) in H2 2021, Europe (CE Mark) in H2 2021, Japan in H2 2021

CRP	Immunoassay	Development	$300 million	Europe (CE Mark) in H2 2021, Japan, Africa

Test	IVD Category	Phase (1)	TAM(2)	Regulatory submissions or certifications in the next 18 months(4)

RSV + COVID 19	Immunoassay	Development	$200-450 million(3)	U.S. (EUA) in H2 202, Europe (CE Mark) in H2 2021

HbA1c	Immunoassay	Development	$1.3 billion	Europe (CE Mark) in H1 2022, U.S. (510(k)) in H2 2022

HS Troponin I	Immunoassay	Development	$900 million	Europe (CE Mark) in H1 2022, U.S. (510(k)) in H2 2022

Strep A	Immunoassay	Feasibility	$300 million	Europe (CE Mark) in H2 2022, U.S. (510(k)) in H2 2022

TB	Immunoassay	Feasibility	$250 million	Africa (WHOPQ) in H2 2022

Na, K	Immunoassay	Feasibility	$150 million	Europe (CE Mark) in H1 2022, U.S. (510(k)) in H2 2022

Hemoglobin	Hematology	Feasibility	$400 million	Europe (CE Mark) in H2 2022, U.S. (510(k)) in H2 2022

BNP/NT-proBNP	Immunoassay	Feasibility	$700 million	Europe (CE Mark) in H2 2022, U.S. (510(k)) in H2 2022

(1)	See the discussion below regarding the different phases of our product development.
(2)

Global Total Addressable Market: We estimated for each test based on our assumptions, including the (1) existing market sizes, (2) central lab market that could move to the POC with the right solution, and (3) expansion of diagnostic testing.

(3)	SARS-CoV-2 antigen TAMs may overlap with each other (e.g., SARS-CoV-2 antigen, SARS-CoV-2 antigen pool, Flu A/B + SARS-CoV-2, RSV + SARS-CoV-2).
(4)	We expect to submit a request for regulatory approval, authorization, certification or clearance or self-certify, as applicable, in the next 18 months in the markets listed for the test.
(5)	Frozen samples are available for testing from previous clinical studies for our Flu A and Flu B test carried out during the 2020 flu season.

Our Diagnostic Tests on Our Amira System

In addition to the tests on our Platform, we have started development of our Amira System, which is being developed as a high volume, lower cost mass population screening solution. We are initially focused on COVID-19 testing and we are exploring other applications of our Amira System for mass screening solution testing.

Test	IVD Category	Phase(1)	TAM(1)	Expected Regulatory submissions or certifications in the next 18 months

SARS-CoV-2 antigen	Infectious Disease	Feasibility	$4-16 billion	U.S. (pursuant to EUA), Europe (CE Mark), Africa

(1)	SARS-CoV-2 antigen TAM is estimated to be approximately $10-16 billion during 2021 and is estimated to drop down to approximately $4-6 billion going forward.
(2)	We expect to submit a request for regulatory approval, authorization, certification or clearance or self-certify, as applicable, in the fall of 2021 in the markets listed for the test.

Although we are focused on commercializing our tests, prior to commercialization they must receive regulatory authorization or clearance. We may encounter delays in receiving the necessary regulatory authorization or clearance, which would delay commercialization of our tests and may decrease our expected market demand for our tests and adversely impact our strategy.

We currently generate revenue from sales of the Platform and our SARS-CoV-2 antigen test, SARS-CoV-2 antigen pooling test, INR test and D-Dimer test. As of March 31, 2021, 99% of our revenue has been from sales of our SARS-CoV-2 antigen tests. We derive a substantial portion of our revenue from sales to certain customers, including $40.3 million and $23.6 million from CVS in U.S. and NHS in the U.K., respectively. For additional information on our revenue, see the section titled “LumiraDx’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 234.

Phases of Development

We identify five phases in our product development process. Each phase of our product development process has well-defined design activities and milestones, timelines, and risk levels at each phase as further described below. In light of our strategy to provide a broad menu of lab-comparable performance diagnostic tests at the POC, with low cost of ownership, our near-term pipeline is comprised of established diagnostic markers with high, existing clinical value. The timelines for our clinical studies vary per assay or target disease diagnosis and depends on the accessibility to clinical samples.

Below is a table that summarizes our phases of product development.

PHASE	MILESTONES	ESTIMATED TIMELINES
Product concept	• Business case • Establishment of target product profile • Design control module and core team definition	2 months

Feasibility

•   Demonstrate test strip and assay processing

•   Define performance and design targets

•   Establish proof-of-concept and verify confidence to meet target product profile

•   Reagent and chemistry developments

12 months (may decrease over time as Platform becomes more stable and uniform)

PHASE	MILESTONES	ESTIMATED TIMELINES

Development

•   Risk mitigation plans

•   System integration (hardware, software, test strip, assay script, calibration)

•   Demonstrate performance and manufacturability

•   Pre-clinical studies

•   Establish design freeze and verify readiness for verification and validation

2 - 6 months

Verification and Validation	• Establish process performance qualification (PPQ) – transfer to manufacturing • Complete clinical studies • Risk Summary Reports / Residual Risk Assessment reports	2 - 4 months

Regulatory file preparation and submission, followed by launch	• Launch product in self certified markets (CE Mark) • Regulatory file submission, such as EUA, and response to regulatory bodies and premarket review by regulatory bodies

COVID-19 Tests

Severe acute respiratory syndrome coronavirus 2, SARS-CoV-2, is the coronavirus responsible for the COVID-19 pandemic.

There are two main types of COVID-19 diagnostic tests:

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Tests that aid in diagnosis of active viral infection: Molecular and antigen tests are used to directly detect the presence of SARS-CoV-2 in respiratory samples such as nasal, nasopharyngeal and oropharyngeal swabs. Molecular tests detect the genetic material, specifically RNA, of the virus, whereas antigen tests detect the proteins expressed on the outside or inside of the virus. These tests allow for accurate identification of a COVID-19 infection from the onset of symptoms, but are not able to detect previous infections.

•

Tests that aid in diagnosis of an immune response to COVID-19: An immune response represents the activation of the immune system following exposure to the virus. The response includes activated T cells and B cells (which produce antibodies) that are specific to molecular structures on SARS-CoV-2 and proliferate and attack the invading pathogen. COVID-19 antibody tests are used to directly detect the presence of SARS-CoV-2 IgG, IgM and/or total antibodies in blood samples.

We have obtained an EUA and a CE Mark for our SARS-CoV-2 antigen test and our SARS-CoV-2 antibody test. We have rolled out our SARS-CoV-2 antigen test in a large number of countries in Africa under EUA and applicable local regulations.

SARS-CoV-2 Antigen Test

Our SARS-CoV-2 antigen test has been developed to detect the SARS-CoV-2 virus in respiratory samples such as nasal and nasopharyngeal swabs with results at the POC in 12 minutes or less.

We estimate that total test volume for tests that aid in diagnosis of active COVID-19 infection will be at approximately 0.5-1 billion in the U.S. and at 1.5-2.5 billion globally in 2021, equating to a $6-11 billion market in the U.S. and $13-22 billion globally. The continued need for testing globally for the remainder of the year will depend on management of the pandemic in high burden countries, vaccine supply and implementation rates to compared to what is required to achieve herd immunity, and emergence of new variants which may be more resistant to vaccines. Regardless of absolute market demand, we do see a continued shift toward fast, high sensitivity POC COVID-19 testing.

Molecular testing is primarily conducted in central labs and therefore requires significant infrastructure, resources and time to deliver patient results. POC molecular tests are commercially available, however they have been limited to the hospital setting due to limited supply.

Antigen lateral flow tests offer fast diagnosis of an active COVID-19 infection, but they are somewhat limited in sensitivity. Unlike lateral flow tests which use old technology developed for at-home pregnancy testing, our SARS-CoV-2 antigen test is a next-generation test system using microfluidic immunofluorescence technology to detect tiny amounts of the virus antigen in just a few microliters of nasal swab extract. We believe our high sensitivity LumiraDx SARS-CoV-2 antigen test has the opportunity to take significant market share of the $10-16 billion COVID-19 antigen testing market.

Our SARS-CoV-2 antigen test detects SARS-CoV-2 virus in respiratory samples such as nasal swabs in 12 minutes or less. The performance of our test is attributable to its design as well as the precise microfluidic control of our Instrument. Our test uses SARS-CoV/SARS-CoV-2 specific antibodies in an immunoassay to determine the presence of SARS-CoV-2 Nucleocapsid Protein (NP) present in the test sample. Our Instrument generally uses multiple independent assay channels in the test strip to detect the NP antigen in the test sample. It directs fluidic movement and mixing of the reagents and test sample in each test strip channel. A magnetic field is then applied to the measurement zone which retains the magnetic particles and associated SARS-CoV-2 NP immuno-complexes allowing removal of the sample and any unbound label from the measurement zone. Our Instrument measures the fluorescent signal of the immuno-complex fluorescent particles in an essentially dry state which is proportional to the concentration of the SARS-CoV-2 virus NP antigen in the sample. The strip contains on-board control reagents that are used to verify that the test operated correctly. Our SARS-CoV-2 antigen test detects major global SARS-CoV-2 variants including Delta, Gamma, Epsilon, Alpha and Beta variants. We are continually testing the new variants of clinical concern as they arise to confirm the performance of our SARS-CoV-2 antigen test.

In a clinical study with 257 patients presenting from zero to 12 days of symptom onset, our SARS-CoV-2 antigen test demonstrated 97.6% positive percent agreement, or PPA, and 96.6% negative percent agreement, or NPA, compared to the reference method, Roche Cobas 6800, and delivered results within 12 minutes or less. The test has high analytical performance with a LOD of 32 TCID50/mL, which is approximately four times lower than currently available POC tests on the market. We believe the superior performance over a wide detection window has the potential to greatly improve the diagnosis of COVID-19 infection and infectivity, enable large-scale population monitoring and facilitate management of the COVID-19 pandemic, however, we only conducted one clinical study with a limited sample size of 257 patients, so this superior performance may not be sustained or replicated as our SARS-CoV-2 antigen tests are used on higher volumes of patients. We obtained an EUA and a CE Mark for our SARS-CoV-2 antigen test. Our SARS-CoV-2 antigen test has been authorized by the FDA under an EUA only for the qualitative detection of SARS-CoV-2 nucleocapsid protein and has not been authorized for use to detect any other viruses or pathogens. In addition, the CE Mark process is a self-certification process where we self-declare as a manufacturer that we have checked the product meets European Economic Area safety, health or environment requirements. Our SARS-CoV-2 antigen test has not been cleared or approved by FDA or any other regulatory body. A summary of the results from the clinical study described above is set out in the following table.

		Positive	Negative	Total
SARS-CoV-2 Ag Test	Positive	81	6	87
	Negative	2	168	170
	Total	83	174	257

		Value	95% CI
SARS-CoV-2 Ag Test	PPA	97.6%	91.6% - 99.3%
	NPA	96.6%	92.7% -98.4%

Days of Symptom Onset	RT-PCR Comparator	LumiraDx	PPA
0	6	6	100.0%
1	12	12	100.0%
2	28	28	100.0%
3	37	37	100.0%
4	55	54	98.2%
5	61	60	98.4%
6	67	66	98.5%
7	73	72	98.6%
8	75	74	98.7%
9	75	74	98.7%
10	77	76	98.7%
11	80	79	98.8%
12	83	81	97.6%

We have also received various external validations of our SARS-CoV-2 antigen test, including from the Swiss and Japanese governments, and the Scandinavian evaluation of laboratory equipment for POC testing (SKUP), which show the performance of our SARS-CoV antigen test.

A recent living systematic review and meta-analysis of SARS-CoV-2 antigen tests by PLOS Medicine, currently including 133 clinical and analytical accuracy studies across 61 antigen tests completed by Lukas Brümmer, Stephan Katzenschlager and their co-workers to inform national and international bodies including WHO, ECDC, and RKI, revealed that LumiraDx’s SARS-CoV-2 antigent test showed the highest overall accuracy.

Beginning in early January 2021, based on reports of suspected false positive results, we initiated recalls of test strips for our SARS-CoV-2 antigen test. As of March 17, 2021, we have withdrawn 10 batches, out of more than 200 batches produced, from the field and from customers. As per applicable regulations, we notified and are in contact with FDA, U.K. regulatory authority (“MHRA”) and the national competent regulatory authorities of the affected E.U. countries regarding these actions. To mitigate further potential interference effects or false positives, we also added error checking measures in the Instrument, manufacturing process controls and quality control testing and release criteria, as well as a mandatory software update rolled out in February 2021 and a subsequent voluntary software update rolled out in March 2021. We cannot guarantee that no issues will arise with regards to batches in the field where customers do not implement proposed software updates or batches manufactured prior to changes being implemented. We continue to monitor and investigate any complaints. The impact of the existence of various SARS-CoV-2 variants, change in seasons or mucus composition mix further impact the current SARS-CoV-2 antigen test.

We have established a proactive system and plan to monitor and evaluate the impact of mutations and viral variants on the performance of our test. The following table shows the currently circulating Volatile organic compounds (VoCs) and the performance of the LumiraDx SARS-CoV-2 antigen test with the listed VOCs. In-house evaluation has been carried out using in silico analysis and direct testing using either recombinant nucleocapsid protein or independent testing with the viral isolate:

•	Alpha Variant, Beta Variant and Gamma Variant – detection was demonstrated in patient samples by the U.K. Department of Health and Social Care, COVID-19 Technologies Validation Group.

•	Beta Variant – detection was demonstrated by the South African National Health Laboratory Service.

•	Delta Variant – detection was demonstrated in patient samples as discussed by the U.K. Department of Health and Social Care, COVID-19 Technologies Validation Group.

Variant Strain	Place of Origin	Nucleocapsid Protein Mutation	LumiraDx SARS-CoV-2 Antigen Test Result (Positive/Negative)

Wild Type	Wuhan	N/A	Positive

Alpha B.1.1.7	Kent/U.K.	D3L, R203K, G204R, S235F	Positive

Beta B.1.351	South Africa	T201I	Positive

Gamma P.1	Japan ex Brazil	P80R	Positive

Delta B.1.617.2	India	D3Y, R203M, D377Y	Positive

SARS-CoV-2 Antibody Test

Our SARS-CoV-2 antibody test has been developed to detect presence of SARS-CoV-2 total antibody in a blood sample with performance at the POC and delivers the results in 11 minutes.

Antibody testing is used to understand the virus’s epidemiology in the general population and identify groups at higher risk of infection. In addition, serologic testing can be offered as a method to support diagnosis of acute COVID-19 illness for persons who present late and potentially over time to measure immunity. We believe the global total addressable market for our COVID-19 antibody test is $1-3 billion in 2021.

Our SARS-CoV-2 antibody test has been developed to detect presence of SARS-CoV-2 total antibody in a blood or plasma sample with high sensitivity and specificity from onset of symptom through disease progression. Our test uses SARS-CoV-2 Spike (S1) and Receptor Binding Domain (RBD) antigens in an immunoassay to determine the presence of SARS-CoV-2 antibodies in the test sample. Our Instrument generally uses multiple independent assay channels in the test strip to detect the antibodies in the test sample. It directs fluidic movement and mixing of the reagents and test sample in each test strip channel. A magnetic field is then applied to the measurement zone which retains the magnetic particles and associated SARS-CoV-2 antibody immuno-complexes allowing removal of the sample and any unbound label from the measurement zone. Our Instrument measures the fluorescent signal of the immuno-complex fluorescent particles in an essentially dry state which is proportional to the concentration of the SARS-CoV-2 antibody in the sample. The strip contains on-board control reagents that are used to verify that the test operated correctly. In clinical studies, our SARS-CoV-2 antibody test has demonstrated high sensitivity and high specificity across the COVID-19 diagnostic window.

Several clinical studies were conducted to determine PPA and NPA of SARS-CoV-2 antibody test in fingerstick blood and plasma samples. In a prospective study of 62 asymptomatic and symptomatic subjects, with fingerstick blood sample collected more than eight days post RT-PCR, the SARS-CoV-2 antibody test demonstrated 100% PPA compared to RT-PCR. In a study of 72 plasma samples collected from symptomatic subjects, the SARS-CoV-2 antibody test demonstrated 97.2% PPA compared to RT-PCR including 90% PPA in the first 14 days post PCR. The test also demonstrated 100% NPA. We believe a fingerstick blood SARS-CoV-2 antibody test with high sensitivity in earlier stages of disease progression may supplement antigen testing to improve COVID-19 diagnosis. A summary of the results from the clinical studies described above is set out in the following tables.

Sample	Positive agreement	Negative agreement
Direct Fingerstick	100%(62/62)	100%(54/54)
Fingerstick via Transfer Tube	100%(62/62)	100%(56/56)

Days from RT-PCR to Blood Collection	Number of Samples	Sensitivity RT-PCR Comparator
6 days	13	84.6%
7-13 days	7	100%
14-20 days	6	100%
21 days	46	100%
Total	72	97.2% (90.4% – 99.2%)

We have obtained an EUA and a CE Mark for our SARS-CoV-2 antibody test. The CE Mark process is a self-certification process where we self-certify as a manufacturer that our devices meet the necessary E.U. regulatory requirements. Now that the Transition Period has ended, CE Marks will continue to be recognized in G.B. until June 30, 2023.

The implementation of COVID-19 vaccines may drive an increased demand for SARS-CoV-2 antibody testing as a verification tool around the duration of protective immunity for immunized patients in a real world setting.

SARS-CoV-2 Antigen Pool Test

Pooled testing enables higher test throughput and lower cost per individual which is important for mass testing at schools, workplaces and events.

Pooled testing is generally performed on PCR systems with multiple samples combined into a single reaction to increase the number of samples processed per batch. Follow up testing is done with remnant samples in the lab or by follow up using a rapid test.

The LumiraDx SARS-CoV-2 antigen pool test is intended for qualitative detection of nucleocapsid protein antigen SARS-CoV-2 in one to five individual samples from professionally supervised & self-collected nasal swab samples or professionally collected nasal or nasopharyngeal swab samples which are then pooled for testing. In clinical studies, the LumiraDx SARS-CoV-2 antigen pool test demonstrated 100% positive agreement and 96.6% negative agreement to the individual LumiraDx SARS-CoV-2 antigen test.

Positive Pooled Specimens		Single Swab
		POS	NEG	Total
Pool Test	POS	30	0	30
	NEG	0	0	0
	Total	30	0	30

Negative Pooled Specimens		Single Swab
		POS	NEG	Total
Pool Test	POS	0	1	1
	NEG	0	28	28
	Total	0	29	29

Measure	Estimate	95% Wilson Score CI
PPA	100.0%	88.6%	100.0%
NPA	N/A	N/A	N/A
PPV	100.0%	88.6%	100.0%
NPV	N/A	N/A	N/A
Prevalence	100.0%	88.6%	100.0%
OPA	100.0%	88.6%	100.0%

Measure	Estimate	95% Wilson Score CI
PPA	N/A	N/A	N/A
NPA	96.6%	82.8%	99.4%
PPV	0.0%	0.0%	79.3%
NPV	100.0%	87.9%	100.0%
Prevalence	0.0%	0.0%	11.7%
OPA	96.6%	82.8%	99.4%

We have obtained CE Mark for our LumiraDx SARS-CoV-2 antigen pool test and we plan to submit an EUA request to FDA in 2021. We believe we are the first and currently only POC antigen pool test commercially available in Europe.

Flu A/B + SARS-CoV-2 Test and RSV + SARS-CoV-2 Test

Given that patients with Flu A, Flu B, RSV or SARS-CoV-2 antigen present with similar symptoms, having a single test that can provide simultaneous results for multiple conditions will enable healthcare providers to verify infection quicker, begin proper treatment sooner and, if required, initiate isolation precautions, helping to prevent further spread of infection as well as lower costs. Combined testing may also mitigate the problem of testing material shortages, such as swabs or extraction buffers.

Our multichannel test strip architecture is designed to enable us to quickly and accurately test for multiple targets such as Flu A, Flu B, RSV or SARS-CoV-2 antigen using a common sample type, in this case common respiratory samples such as nasal, nasopharyngeal or oropharyngeal swabs. We have completed the test design for our Flu A/B + SARS-CoV-2 test as well as our RSV + SARS-CoV-2 test using a similar test strip architecture as the SARS-CoV-2 antigen test. Both tests are currently in the development phase and we are working toward completing clinical studies, obtaining a CE Mark and submitting an FDA EUA request in the second half of the year.

International Normalized Ratio (INR) Test

INR is a standardized measurement of the rate at which blood clots. A low INR can indicate an increased risk of blood clots, while an elevated INR can indicate increased risk of excessive bleeding.

Healthcare providers commonly use INR tests to monitor oral anticoagulation therapy with Vitamin-K Antagonist, or VKA, drugs. VKA drugs are often prescribed to patients at risk of forming clots that can lead to strokes. Patients on VKAs require regular INR monitoring to maintain optimal coagulation, but the daily dose of VKA necessary to maintain optimal anticoagulation varies among patients due to factors such as age, body mass index, genetic differences, comorbidities and environmental factors. Therefore, optimal VKA therapy requires regular monitoring of a patient’s INR with an accurate and precise measurement tool. We believe the global total addressable market for our POC INR test is approximately $500 million in 2021.

Our INR test is available for use under a CE Mark and has been validated in various clinical studies against reference lab standard ACL ELITE Pro. One study, the OPTIMAL study, conducted in 11 sites by Glasgow Royal Infirmary, Queen Elizabeth Hospital and Golden Jubilee Hospitals and NHS anti-coagulation services, showed strong correlation between our Platform and laboratory reference method, as well as between the different application methods and test lots (see data chart below). Another study confirmed strong correlation between our INR test results (capillary blood sample) and those obtained from plasma samples using both the ACL Elite and also the Sysmex CS 2100/5100. Feedback from healthcare professionals indicated that overall our Platform was easy to follow and use. Data overall demonstrated that our INR test provided rapid and reliable INR analysis at the POC.

Method comparison of INR measurements of samples directly applied to the test strip

ACL ELITE Pro, IL ACL Elite Pro (Instrumentation Laboratory; Bedford, MA, USA); Int CI, intercept confidence interval; Slp CI, slope confidence interval.

In a clinical study of 596 capillary and venous blood samples collected from 366 patients, our INR test when measured against the Laboratory ACL Elite lab reference method demonstrated strong correlation of 0.965 (95% confidence interval (CI): 0.959, 0.970) when using direct application and 0.958 (95% Cl: 0.950, 0.964) when using a transfer pipette. The established INR range was 0.8-7.5. Precision was measured using samples collected with a transfer pipette (n=291, mean INR 2.525, mean % coefficient of variation (CV) 3.73%) or direct application (n=284 mean INR 2.538, mean % CV 3.46).

D-Dimer Test

D-Dimer is a fibrin degradation product, or FDP, a small protein fragment present in the blood after a blood clot is degraded by fibrinolysis. It is so named because it contains two D fragments of the fibrin protein joined by a cross-link.

D-Dimer testing is generally used in clinical settings, along with clinical scoring systems and additional testing methods, when there is suspected venous thromboembolism, or VTE, disseminated intravascular coagulation, or DIC, deep vein thrombosis, or DVT, and pulmonary embolism, or PE. Several care guidelines recommend inclusion of a quantitative D-Dimer test for exclusion of VTE in patients presenting with symptoms at primary care. However, there are currently no quantitative POC tests for D-Dimer using a capillary fingerstick sample.

A fast and accurate test for D-Dimer is one of the more desired tests by primary care physicians at POC in multiple countries, including the United States and countries in Europe. We believe there is substantial opportunity to bring D-Dimer testing closer to patients with fast accurate test results at POC and estimate a global total addressable market for our D-Dimer test is $700 million in 2021. Our D-Dimer test delivers quantitative results in six minutes from a fingerstick blood sample. It is currently the only D-Dimer method available on the market today with direct fingerstick sampling capabilities. The test is aimed to be used as an aid in the assessment and diagnosis of patients with suspected VTE, such as DVT and PE. It is designed to be used by healthcare providers or other trained professionals in community-based healthcare or urgent care/hospital ED settings.

In addition, D-Dimer testing is currently also expected to have a utility as part of diagnosis and management of COVID-19 infected patients as D-Dimer has also been shown to be a prognostic indicator for predicting severity of symptoms in patients with COVID-19 infection.

We have obtained CE Mark for our D-Dimer test and we plan to submit a 510(k) to FDA in the second half of 2022.

The key clinical studies included a (i) method comparison study to evaluate correlation with a laboratory reference method and (ii) precision study. The method comparison was performed using plasma samples from patients (n = 327, range = 60 - 4515 lg/L FEU). A comparison of 1767 D-Dimer measurements with the LumiraDx D-Dimer Test to the VIDAS Exclusion II D-Dimer assay, a globally recognized laboratory reference method, yielded the following statistics: Slope = 1.02, Intercept = 21, r = 0.92. The LumiraDx D-Dimer Test showed a strong correlation with the laboratory reference method, in particular around the clinically relevant values of <750 lg/L FEU as highlighted in the below graph.

A precision study was carried out in citrated venous plasma on a protocol based on CLSI EP5-A3. The study was carried out with three levels of D-Dimer, each was tested in two runs of two replicates per day, for 20 days. The findings of this study are summarized in the table below.

D-Dimer concentration (µg/L FEU)	Within run precision (% CV)	Within day precision (% CV)	Between day precision (% CV)	Total precision (% CV)	n
291	9.8	11.1	0.0	11.1	80
552	9.4	9.4	2.5	9.7	80
1790	10.1	10.1	0.7	10.2	80

Feedback from healthcare professionals indicated that overall our Platform was easy to use, results were comparable to their laboratory reference methods, and that having a reliable D-Dimer result at the POC will be able to drive actionable results sooner, as opposed to via secondary care pathways, which can take hours or days to obtain a D-Dimer result from the laboratory before proceeding to next steps in managing patients with suspected VTE.

C-Reactive Protein (CRP) Test

CRP is a circulating protein produced by the liver in response to inflammation caused by tissue damage or infection. CRP has become a universal biomarker of infection and inflammation for a number of diseases and pathophysiological conditions (such as bacterial infections, inflammatory bowel disease and autoimmune disorders) and CRP testing has been shown to reduce the need for antibiotic prescription. CRP testing is used more commonly in European countries, where antibiotic consumption is generally lower than in the U.S., CRP has been shown to be a prognostic indicator for COVID-19 infection.

In addition, CRP testing is currently also expected to have a utility as part of diagnosis and management of COVID-19 infected patients.

We estimate the global total addressable market for our CRP test is approximately $300 million in 2021. Our CRP test is in the development phase and aimed to be CE marked and available for use in most major European countries later this year.

Glycated Hemoglobin (HbA1c) Test

HbA1c is a form of hemoglobin that is chemically linked to a sugar. The formation of the sugar-Hb linkage is due to the presence of excessive sugar in the bloodstream.

HbA1c tests show the average level of glucose attached to hemoglobin over the last two to three months (typical life span of a red blood cell). HbA1c is a surrogate biochemical indicator of tissue exposure to elevated glucose. High HbA1c levels may be a sign of diabetes, a chronic condition that can cause serious health problems, including heart disease, kidney disease, and nerve damage. We estimate that 70% of HbA1c tests are conducted in the central lab setting. We believe there is substantial opportunity to bring HbA1c testing closer to patients and estimate our global total addressable market for our HbA1c test is $1.3 billion in 2021.

Our HbA1c test is for use by healthcare professionals in POC settings for the quantitative determination of glycated hemoglobin in human capillary and venous blood samples. This test is to be used as an aid in the diagnosis of diabetes and as an aid in identifying patients who may be at risk for developing diabetes. Additionally, HbA1c monitoring at POC enables improved patient physician management of diabetes and comorbidities. Our HbA1c test is in the development phase and we plan to complete the process to obtain a CE Mark in the first half of 2022 and submit a 510(k) to FDA in the second half of 2022.

High Sensitivity Troponin I Test

Troponin is a complex of three regulatory proteins (troponin C, troponin I, and troponin T) that is integral to muscle contraction in skeletal muscle and cardiac muscle, but not smooth muscle. Measurements of cardiac-specific troponins I and T are extensively used as diagnostic and prognostic indicators in the management of myocardial infarction, or MI, and acute coronary syndrome.

A troponin test measures the levels of troponin T or troponin I proteins in the blood. These proteins are released when the heart muscle has been damaged and is an indicator of a heart attack. Troponin tests are generally used, together with an electrocardiogram, or ECG, in emergency room patients who present with persistent chest pain, unstable angina or other similar symptoms.

Over time focus has shifted to high sensitivity troponin I, tests (hs-c Tn) with high precision at very low concentrations allowing accurate quantification of troponin in the majority of the healthy population. This has enabled cardiologists to develop new algorithms which define a single threshold value (typically 3-6 ng/L c Tn) that identifies patients with suspected acute coronary syndrome at presentation who are at low risk of MI and potentially suitable for immediate discharge therefore reducing hospital crowding and health costs without compromising clinical outcomes. These early rule-out strategies using hs-c Tn assays are now being increasingly employed to safely and effectively manage suspected MI patients.

The majority of high sensitivity troponin I testing is currently conducted in central labs because POC alternatives are insufficiently sensitive to measure such low levels at the POC.

We estimate 80% of troponin tests are conducted in the central lab setting. We believe there is substantial opportunity to bring troponin testing closer to patients and estimate our global total addressable market for our high sensitivity troponin test is $900 million in 2021.

We are developing a highly sensitive troponin POC test, which is aimed to provide a paradigm shift in suspected MI patients care management and can measure troponin at very low levels allowing for clinical decisions to be made directly at the POC, in the hospital emergency room or physician office, and ensuring that healthcare providers can rely on the results of this test, and other clinical guidance, to establish if the patient is having a MI or over time can be ruled out and re-directed for further testing in other areas where required.

In addition, it is envisaged that the portability and connectivity of our Platform will, over time, allow suspected MI patient diagnosis, provided for example by paramedics in emergency situations, at the patient’s home or in the ambulance. We have already demonstrated that we can measure at very low concentration and LOD in our SARS-CoV-2 assays. Our high sensitivity troponin test is in the development phase and we plan to complete the process to obtain a CE Mark in the first half of 2022 and submit a 510(k) to FDA in the second half of 2022.

Strep A

Bacteria called Group A Streptococcus (group A strep) can cause many different infections including Strep Throat, Scarlet fever and Rheumatic fever. Rapid point of care testing for Strep A is commonly utilized to test individuals with a sore throat (Strep throat or pharyngitis) to see if the underlying cause is Group A Strep, rather than a virus which causes the majority of sore throats. A positive Strep A test indicates whether antibiotics are required and helps prevent spread of infection to others. Rapid Strep A tests can help reduce the utilization of unnecessary antibiotics and help individuals return to work or school sooner.

We estimate the global total addressable market for our Strep A test is approximately $300 million. Our Strep A test is in the feasibility phase and we plan to complete the process to obtain a CE Mark and submit a 510(k) to FDA in the second half of 2022.

Tuberculosis

Tuberculosis (TB) is a potentially serious infectious disease that mainly affects the lungs and is caused by Mycobacterium tuberculosis (MTB) bacteria. TB is a large health burden in many countries in Africa, South East Asia and Western Pacific. Once rare in developed countries, TB infections began increasing in 1985, partly because of the emergence of HIV, the virus that causes AIDS. There is large unmet need for rapid TB tests in resource-limited settings that have inadequate or no direct access to laboratories.

We estimate the global total addressable market for our TB test is approximately $250 million. Our TB test is in the feasibility phase and we plan to complete the process to obtain a CE Mark and WHO pre-qualification in the second half of 2022.

Sodium, Potassium (Na, K)

Sodium (Na) and Potassium (K) are electrolytes which are commonly found in the blood. Sodium is a physiological cation that helps to maintain normal distribution of water throughout the body. A sodium test is useful for assessing acid-base balance, water balance, water intoxication, and dehydration. Potassium carries electrical signals throughout the body. It is critical to the proper functioning of nerve and muscles cells – particularly heart muscle cells. A potassium test is useful for evaluation of electrolyte balance, cardiac arrhythmia, muscular weakness, hepatic encephalopathy, and renal failure. Both tests are particularly important across both primary and secondary care settings.

We estimate the global total addressable market for our Na/K test is approximately $150 million. Our Na/K test is currently in the feasibility phase and we plan to complete the process to obtain a CE Mark and submit a 510(k) to FDA in the second half of 2022.

Hemoglobin

Hemoglobin (Hb) is a protein found in the red blood cells that carries oxygen to the body’s organs and tissues and transports carbon dioxide from your organs and tissues back into your lungs. A low Hb test could reveal that a patient is anemic. Anemia can have many different causes, including vitamin deficiencies, bleeding, or other chronic diseases. An elevated Hb test could reveal that a patient has the blood disorder polycythemia vera, or that a patient is living at a high altitude, a smoker, or is dehydrated.

We estimate the global total addressable market for our hemoglobin test is approximately $400 million. Our hemoglobin test is in the feasibility phase and we plan to complete the process to obtain a CE Mark and submit a 510(k) to FDA in the second half of 2022.

BNP / NT-proBNP

BNP is a protein naturally produced by the heart and blood vessels. Under normal physiological conditions, it helps your body to eliminate fluids, relaxes blood vessels and moves sodium into the renal system. When your heart is damaged, your body secretes higher levels of BNP into your bloodstream to try to ease the strain on your heart, of which levels increase as heart failure progresses. A variation of BNP called NT-proBNP is also useful for diagnosing congestive heart failure and for evaluating the risk of a heart attack and other problems in those with existing heart disease. In addition, BNP and NT-proBNP have also been shown to have important prognostic implications in the settings of sepsis, pulmonary embolism, pulmonary hypertension, and stable coronary artery disease.

We estimate the global total addressable market for our BNP and NT-proBNP tests is approximately $400 million. Our BNP and NT-proBNP tests are in the feasibility phase and we plan to complete the process to obtain a CE Mark and submit a 510(k) to FDA in the second half of 2022.

Molecular Tests

We have developed over the last few years a proprietary molecular chemistry, qSTAR (Selective Temperature Amplification Reaction), which forms the basis of our molecular assays. This new technology is a non-PCR enzyme-based system with an optimized temperature profile that is suitable to deliver very sensitive, rapid near patient results.

Our molecular tests, which incorporate our proprietary qSTAR technology, are designed to offer many competitive advantages in the market including minimal user steps and reduced sample preparation steps and time. Our molecular tests leverage the same strip design as our other tests, and have the ability to run on our Instrument with results expected in approximately 10-15 minutes. Our molecular test strips are manufactured on the same automated, low-cost manufacturing system as our other test strip designs, using the same base materials.

We are working on various molecular tests with a focus on infectious diseases, such as HIV and tuberculosis, both of which are being supported by BMGF, and Hepatitis B. Upon regulatory approval, authorization, certification or clearance and launch of our molecular tests, we would be the only company providing molecular and non-molecular technologies on the same Instrument.

qSTAR technology is highly applicable to diagnostic testing for COVID-19. Detecting virus via RNA or antigen is the standard of care for COVID-19 diagnosis. But molecular diagnostic testing in the lab is a time consuming and complex process. LumiraDx applied its qSTAR technology to the development of rapid molecular COVID-19 reagent testing kits for use on open molecular systems. The technology allows for the reduction of amplification timing which increases throughput over other molecular platforms, while maintaining the sensitivity of detection.

We have two COVID-19 reagent kits:

1. LumiraDx SARS-CoV-2 RNA STAR received EUA from FDA on August 11, 2020. The assay allows laboratories to utilize their existing molecular lab infrastructure in a high-throughput format by reducing amplification time from approximately one hour down to 12 minutes. We have commenced sales of our SARS-CoV-2 RNA STAR.

2. SARS-CoV-2 RNA STAR Complete received an EUA from the FDA on October 14, 2020 and we plan to complete the process to obtain CE Mark during 2021. The assay utilizes a direct amplification method that combines lysis and amplification in a single step, detecting SARS-CoV-2 nucleic acid in under 20 minutes, without needing to perform any specimen purification or extraction. LumiraDx SARS-CoV-2 RNA STAR Complete provides approximately a two- to five-fold increase of testing throughput over common open molecular systems, allowing laboratories to improve turnaround time of patient results and expand their testing capacity with existing instrumentation.

We are also developing molecular tests on the LumiraDx Platform, initially for tuberculosis and Strep A. Our molecular TB test is designed to be a true point of care diagnostic test that is safe and easy to use in remote care settings, with high sensitivity results in minutes. Our molecular Strep A test is designed to enable us to offer a comprehensive portfolio of common respiratory conditions, with the clinical benefits offered by high sensitivity Strep A testing. Our molecular pipeline includes additional tests in sexual health and virology.

Tests for Additional Adjacent Markets / Applications

In addition to our in-house pipeline, we have a number of tests in development through our R&D collaborations with well-established diagnostic companies that have market-leading capabilities in specific disease areas or targets, such as infectious diseases, respiratory assays, enteric diseases and others, and we expect these to lead to multiple test launches in the near term. Furthermore, we expect to investigate other areas of interest in the future such as allergy, toxicology, fertility, veterinary and in-patient hospital where we believe POC testing will improve patient experiences and outcomes.

Our Technology

Our Platform simplifies, scales down, and integrates the techniques used in central lab instruments, to provide a wide range of lab-comparable diagnostic tests on a single POC instrument.

Traditionally, POC companies start with a focus on a particular disease or test, then go on to design the chemistry, assay, and instrument to deliver that application. This approach has demonstrated limited scalability and resulted in a proliferation of instruments at the POC, with inconsistent performance, testing procedure and workflows.

We are taking a fundamentally different approach by developing a unique microfluidic test strip capable of accommodating all our assays in a single design architecture. Our multiple tests can be manufactured at scale and low cost on a single manufacturing system. In addition, we adopted principles from central lab instruments to design an instrument that accurately and reproducibly controls key operational parameters such as fluidic movement, mixing and signal measurement. The technology behind our test strip, Instrument, and connectivity solutions enable a high performance, high quality POC testing Platform at scale.

Our Instrument

Our proprietary Instrument is designed to provide similar methods and features as central lab instruments, such as fluorescent transduction, precise fluidic control and assay precision. It is set up to overcome sample matrix bias through measurement in a liquid free environment and is calibrated against the standard lab reference for applicable samples and tests. Similar to lab instruments, our Instrument has integrated controls of non-

specific binding through surface coating or blocking agents. Designing our Instrument from the outset with lab instrument functionality has allowed for improved performance and high sensitivity in a single POC instrument and has enabled innovation across our Platform.

The Instrument performs its analysis when the test strip with applied sample has been inserted in the Instrument and the sample has reacted with the reagents within the test strip. The Instrument then measures the fluorescence in the read area of the test strip by means of spectrophotometer optics or through camera-based particle counts. The Instrument quantifies the amount of analyte present in a sample applied to a test strip using enzyme, immunoassay, molecular or other analytical test principles. The concentration of the analyte in the sample is proportional to the fluorescence detected. The results are displayed on the Instrument touch-screen generally in under 10 minutes. The Instrument provides visual and audible instructions on the Instrument touchscreen to guide the user through the test process. After sample application, the test strip is automatically processed through all stages of the assay including sample movement, sample treatment, reagent interaction, thermal control, assay timing, sample removal and fluorescence measurement reading of the reaction products to provide calibrated qualitative or quantitative assay results. Calibration data for each set of test strips is included in an RFID tag embedded in each box of test strips. For new product launches, the RFID tag also contains the instructions to run new tests.

Given the continuous manufacturing and technological advances, some of our tests in development and future tests that we plan to develop may require an updated version of the Instrument or we may encounter design challenges, which may impact the specifications or commercialization of certain diagnostic assays. We will continue to develop and upgrade our Instrument, including the development of a robust and lower cost version for additional care settings.

Our Test Strip

Our proprietary test strip runs on our Instrument, with a specific and precise microfluidic sequence for each individual assay.

All test strips have certain common design features that allow various assay types to be analyzed, controlled and measured by the Instrument. In addition, the test strips also provide flexibility with regard to internal fluidic/channel adjustments, enabling adjustments to be made based on the needs of a specific assay, while continuing to be able to interface with the same instrument. In addition, our proprietary manufacturing approach allows all test strips to be produced on a single high speed, high volume, low cost manufacturing system. The simple test strip design uses two main components and easy to source materials common across all our tests. The flexible test strip design further allows for multiple test channels to operate independently within the same test strip, thus allowing one test strip to cover multiple parameters and to enable syndromic panel testing. All assays are designed and tested against current laboratory standards.

Our Connectivity Solutions

Our connectivity solutions are designed to ensure easy, secure transfer of data and can be used with mobile, tablet or personal computers to move data from our Instrument.

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Connect Manager is our cloud-based service that provides all capabilities to remotely manage and configure Instruments as well as user access. It has provisions to manage quality control policy, simplify workgroups, produce reports and run data analyses. The ability to manage a large-scale implementation of POC instruments through Connect Manager enables a health care system or large procurer to enforce quality controls policy and effectively manage diagnostic results wherever they are generated in a centralized controlled manner.

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EHR Connect allows for direct integration with existing hospital systems either via cloud or local connectivity. Local connections can be made directly via integration protocols such as HL7, FHIR, GDT/LDT/XDT or through middleware.

Our connectivity solutions enable optimal performance of a POC program. The benefits include:

•	management of operators and role-based access, Instrument, quality control policy and training information to meet regulatory and compliance requirements;

•	reporting of patient demographics, test results, Instrument function and errors; and

•	analytics, including surveillance and hotspot detection.

Quality Controls

Numerous quality controls have been integrated in the design of our Platform from the start to ensure regulatory quality compliance and ease of use. Our Platform is designed with more than 30 automated checks of the correct functioning at power on and during operation, including (i) electrical component operation such as heater operation, battery charge state, mechanical actuators and sensors and optical system performance, (ii) test strip positioning, optics, hematocrit (for blood samples) and checks around test strip expiry and (iii) monitoring of test strip performance and controls during test runtime.

Our Amira System

We have also adapted and simplified our microfluidic technology and next generation point of care testing system for use in non-healthcare settings and applications such as mass screening as well as home testing. The pandemic has highlighted the need for fast, accurate testing in the workplace, in schools, and in the home where it is much more convenient for consumers to access. We believe this trend will continue and that the opportunities are not fully addressed by our Platform. Therefore we view our Amira System as complementary and additional to our Platform strategy, and critical to transforming community based care. The Amira System uses the same microfluidic strip design and manufacturing process, the same reagents, the same sample management and detection method, and the same workflow as the Platform, but is designed to operate a more targeted menu of tests on a small device and data management system, for self-testing.

The Amira System, initially being developed for COVID-19 testing, consists of (i) a small, battery operated, disposable device, (ii) high sensitivity Amira COVID-19 test and components as well as (iii) a phone/tablet application for test management and reporting. The value proposition of our Amira System is to provide additional testing opportunities for mass screening applications at schools, universities, for return to work screening and, over time, for testing in the home.

Our Amira System is currently near the end of feasibility testing, with the COVID-19 test strip in design freeze, which is one of the last milestones before the development phase. We currently have a prototype Amira System including strips, device and patient application. We expect to move to design freeze at system level shortly and have begun submitting patent applications with plans to start clinical testing in the fall of 2021. We submitted a pre-EUA request to FDA in February 2021 and expect to obtain CE Mark for POC and OTC applications in the fall of 2021. We currently expect to launch our Amira system by the fall of 2021, with a manufacturing capacity of building up to 10 million tests per day over time and capability of producing many more for our Amira System, depending on market need for mass screening testing, subject to successful development and regulatory approval, authorization, certification or clearance. We anticipate the retail price of our Amira System and Amira COVID-19 test to be between $2.00-$4.00 per test, significantly lower than many existing COVID-19 tests currently on the market as well as the equivalent tests on our Instrument. We are simultaneously tooling up high volume manufacturing lines, for the strip and instrument, while we progress through design freeze and V&V phase.

Similar to flu, we believe the sustained COVID-19 testing demand will be met by high sensitivity, device-based point of care tests and that the Amira System will perfectly meet this need. We believe the Amira System, with its high sensitivity, low cost and patient application feature that enables digital interpretation, management and reporting of test results, will be the right testing solution for large scale testing for COVID-19. Its low price point will allow global market access to testing at the scale required for a sustainable pandemic response and recovery.

In the future, we see opportunities for the Amira System to support mass screening for global and public health priorities such as HIV screening, malaria and dengue. The Amira System is also the basis of our home testing platform, which we plan to develop a menu of tests to aid in the screening, diagnosis and monitoring of chronic disease such coagulation, cardiovascular disease and diabetes.

Market Segments

LumiraDx has a customer focused growth strategy with product roadmaps and partnerships in three key market segments that provide community-based care.

Physician Office/ Retail/ Pharmacy

The physician office, retail, pharmacy market segment is focused on individuals seeking primary care, wellness, urgent care, as well as chronic disease management. It is a rapidly growing segment with individuals looking for faster and more convenient ways to receive their healthcare. The key unmet needs in diagnostic testing are broader menu of tests offered at POC, simplification of POC workflow and instruments, as well as lower cost of ownership. LumiraDx estimates our Total Addressable Market to be $5.4 billion, with the appropriate product availability and pricing. Our three year product roadmap in this segment includes tests for respiratory disease, diabetes, cardiovascular disease, coagulation, and sexual health.

Acute/ Emergency Care

The acute and emergency care market is focused on individuals seeking urgent care for severe and potentially life-threatening conditions. The key unmet needs in diagnostic testing are availability of fast, accurate and easy to use tests at point of care for cardiac disease, respiratory disease, metabolites, blood gases, etc. LumiraDx estimates our Total Addressable Market to be $3.1 billion, as high-sensitivity cardiac tests become available. Our three year product roadmap in this segment includes tests for cardiac disease, metabolites, respiratory disease, and hospital acquired infections.

Global Health

The global health market segment encompasses testing for TB, HIV, malaria and maternal and childhood care in developing countries particularly those in sub-Saharan Africa. The key unmet needs in diagnostic testing are the availability of affordable and accurate point of care tests to support primary care as well as public health priorities such as TB and HIV management. LumiraDx has worked with The Bill & Melinda Gates Foundation to provide more than 5,000 platforms across Africa. We estimate our Total Addressable Market to be $1.1 billion across public health and primary care testing. Our three year product roadmap in this segment includes tests for TB, HIV, malaria, and maternal and childhood care.

	Physician Office / Retail / Pharmacy	Acute / Emergency Care	Global Health
Install Base	5,000+	2,000+	5,000+

Commercially Available	INR D-Dimer COVID-19 Antigen COVID-19 Antibody	D-Dimer COVID-19 Antigen COVID-19 Antibody	COVID-19 Antigen

2021-2022 Launch	CRP Flu A/B + COVID-19 RSV + COVID-19 HbA1c Na, K Strep A Hemoglobin BNP / NT-proBNP	Flu A/B + COVID-19 RSV + COVID-19 HS Troponin Na, K Hemoglobin BNP / NT-proBNP	CRP Flu A/B + COVID-19 TB Hemoglobin HbA1c

3 Year Roadmap	Sexual Health Diabetes Cardiovascular disease Respiratory	Cardiac Respiratory Hospital Acquired Infection	Virology Vector Borne Dis1ease

Research and Development

We focus our R&D efforts on conceiving and delivering disruptive technologies both at the platform and individual test level. We have invested, and continue to invest, significant time and resources toward improving and expanding our core technologies and tests. We have developed an automated high-speed manufacturing system which can produce a large volume of tests at low cost as well as proprietary technology around our Instrument based on central lab instruments. We are developing a wide variety of new diagnostic tests to be delivered at the POC, with over 30 assays in various stages of development. Our R&D expenses were $86.5 million and $107.5 million for 2019 and 2020, respectively. As of June 30, 2021, we had 474 employees focused on R&D.

We have initiated development of the use of our manufacturing technology and system to provide a visual read strip at high volumes and low cost, which could be applied to SARS-CoV-2 antigen testing to address the need for more testing during the pandemic.

In addition to our current pipeline, we plan to dedicate resources to continue our R&D efforts to complete development of our Amira System and populate and accelerate delivery of tests on our Platform. We have a strong internal R&D team focused on Platform-specific matters, including development of the Instrument, manufacturing and specific assays, technologies and conditions. We have also done extensive work over the last few years on Instrument and test strip development which generally benefit additional product development and over time reduce the timelines for feasibility and early stage development, as reflected by the work on our Amira System. Our internal R&D team is highly skilled both technically and scientifically, with many of our employees having advanced degrees in science or engineering.

To allow for additional tests to be developed on our Platform in parallel, we have entered into R&D collaboration agreements with diagnostic companies that have market-leading capabilities in specific conditions or targets and have considerable knowledge of such areas, relationships with key opinion leaders, and access to sample banks and testing. Our R&D collaboration agreements provide for a royalty payment of a certain percentage (typically low-to mid-single digits) of the net sales of any co-developed test products that incorporate the collaborators’ technology or chemistry. We are obligated to make such royalty payments only following the launch of a test product and once revenue has been generated. We have not made any royalty payments under our R&D collaboration agreements to date. Development expenses are typically our responsibility in accordance with an agreed-upon budget, which allows us to monitor and cap such expenses. We reserve the right under our R&D collaboration agreements to continue internal development in parallel on the same test candidates as our collaborators or approach new collaborators; therefore, the agreements are not exclusive.

Our collaborations are set up with a uniform approach and standard operating procedures allowing for roll out across multiple collaborators simultaneously. We provide our collaborators with training, an R&D pilot process and equipment. We also provide input on test strip design and printing materials so that our R&D collaborators can leverage our expertise without the need to establish capabilities at their local sites. Once chemistry has been optimized, our collaborators transfer the assays to us for manufacturing. Under these collaborations, we maintain ownership and manufacturing of the tests; collaborators receive R&D funding for development efforts and a royalty for any tests incorporating their proprietary technologies.

We currently collaborate with third parties for development of tests in each of respiratory, infectious and enteric disease areas. In addition, we are engaged in early stage work with others in hematology and other development areas.

In addition, we collaborate closely with scientists, industry experts and key opinion leaders for input and review of our tests. We have established a substantial network of industry leading subject matter experts most often centered around specific conditions and geographies. These collaborators often set the standard for methods and guideline for care providers globally. These relationships are also important for educating the market on the value we offer and for developing innovative testing methodologies enabled by the unique attributes of our Platform.

Manufacturing

We started our product development with a focus on Platform manufacturability and scalability and built upon this with robust instrument architecture, unique chemistry and low-cost test strip designs. Since our inception through December 31, 2020, we have incurred $97 million in costs related to facilities, manufacturing and other equipment.

We believe our automated manufacturing process provides an industry leading cost position that will enable us to provide more cost-efficient diagnostic solutions to the POC market and create new opportunities for the adoption of POC testing in geographies and testing locations where high quality POC testing has not previously been feasible.

We manufacture our test strips on highly automated, manufacturing equipment designed and manufactured specifically for us. All of our test strips are manufactured on a common platform using a high volume, web-based manufacturing process that allows the production of multiple test strip sizes and designs. Utilizing a common platform allows us to leverage volume and have efficient manufacturing costs and provides flexibility to respond more rapidly to changing market demands across our product portfolio.

Our key web-based manufacturing equipment provides an end-to-end solution from input rolls to fully foiled test strips with 100% vision inspection of more than a dozen critical to quality elements. Each test strip is printed with a unique test strip ID (2D bar code) for traceability and quality control.

Our manufacturing systems have been designed for scale-up and to help address emergency pandemic preparedness. We produced 20.3 million test strips in the fourth quarter of 2020 and currently have test strip capacity of more than 28 million test strips per month and have manufacturing equipment to expand capacity to the range of 35-45 million test strips per month with additional equipment and facilities available to expand further. Our manufacturing facilities are located in Alloa, Scotland, Stirling, Scotland, Glasgow, Scotland, and San Diego, California. Our current Scotland sites have 92,300 square feet of space dedicated to R&D, manufacturing, packaging and warehousing. Our San Diego sites have 33,900 square feet of space dedicated to R&D, manufacturing and packaging. As of June 30, 2021, we had 584 employees focused on manufacturing and service delivery. We are currently expanding our manufacturing and R&D activities and leasing additional facilities in Scotland and England.

Our Instrument is manufactured by a contract manufacturer Flextronics Ltd, or Flex, at its facility in Althofen, Austria with components and assemblies supplied by Flex and by outside vendors. Our SARS-CoV-2 RNA STAR molecular test kits are manufactured and packaged at our facility in San Diego, California.

Sales and Marketing

As of June 30, 2021, we have 156 employees focused on sales and marketing located in 17 countries and plan to open additional sales offices to further expand our presence globally. We have direct sales operations in the United States, most Western European countries, Japan, South Africa, Colombia and Brazil. The organization consists primarily of individuals with multiple years of experience in diagnostics, specifically POC testing, with large diagnostic companies, such as Abbott Laboratories, Roche Holding AG and Danaher Corporation, and many others.

We drive the penetration of our installed base by executing an institutional sales and channel partnership model. We initially intend to focus our sales efforts on large healthcare systems, government organizations and national pharmacy chains that want to deploy comprehensive POC testing across their networks. We have an experienced commercial team focused on leveraging key customers to deploy our Platform across multiple users with our training and support. To drive sales in additional healthcare settings, we will identify key channel partners that are interested in standardizing around a POC testing platform to integrate care across their networks.

Our commercial strategy will vary by health system, but key opinion leaders and certain key accounts will provide important initial clinical evidence of the performance of our Platform and support and validation for the beneficial uses of the technology.

Over time, we plan to operate with a direct sales and marketing presence in each of the largest diagnostic markets and to collaborate with distribution partners and medical wholesalers to ensure broad access to our Platform globally, initially in China, India and other countries in Southeast Asia. We believe in-country sales and marketing presence enables us to engage in direct sales with large customers, understand local market dynamics and trends, and most effectively deliver localized marketing campaigns. We currently sell our Instruments or place them through reagent rentals.

Competition

The POC market is rapidly evolving, highly competitive for certain product areas and subject to changing technology, shifting client needs and the frequent introduction of new products and services, such as the market demand and introduction of new products for testing of COVID-19. Our competitors range from well-established multinational corporations with multiple product offerings to smaller regional firms and firms with specific disease state offerings. A broad menu of tests available on our Platform will make it more challenging for a single competitor to displace our Platform once installed at a customer location. We believe that our Platform competes on the basis of clinical performance, enhanced turnaround time, test menu breadth on a single instrument, lower cost and return on investment, ease-of-use, seamless connectivity, and multiplex capability.

We primarily face competition in the IVD market from public and private companies such as Abbott Laboratories, Becton, Dickinson and Company, Danaher Corporation, GenMark Diagnostics, Inc., Laboratory Corporation of America Holdings, Quest Diagnostics Incorporated, Quidel Corporation, Roche Diagnostics Corporation, Siemens Healthineers AG, Inc. and many others. For each of our five available tests, we face competition from other commercially available tests, including:

•	For our SARS-CoV-2 antigen test and SARS-CoV-2 antigen pool test: Quidel Sofia, BD Veritor Plus System, Abbot BinaxNow COVID-19 Ag Card and others.

•	For our SARS CoV-2 antibody test: Accelerate Diagnostics BioCheck, Assure Rapid Test, SD Biosensor Q Rapid Test, general lateral flow tests and others.

•	For our INR test: Roche Coaguchek and others.

•	For our D-Dimer test: Roche Cobas h232, Quidel Triage, Vidas D-Dimer Exclusion II and others.

Our tests in development are designed and validated against their respective lab standard.

Strategic Partners and Manufacturing and Supply Agreements

Bill & Melinda Gates Foundation

Since 2018, we have collaborated with BMGF with the goal of achieving the following key objectives:

•	developing assays with significant potential to improve global health, including a test for HIV viral load;

•	accelerating development of LumiraDx’s next-generation instrument that is low-cost, robust and appropriate for all clinical settings, globally; and

•	supporting local healthcare delivery partners in foundation-priority markets to incorporate the potential of LumiraDx technology into high-impact, low-cost disruptive diagnostic treatment models.

BMGF has provided funding and support to LumiraDx in support of these objectives through a combination of equity, grants and loans, as further described below.

Cooperation Agreement

We are a party to a cooperation agreement with BMGF, dated July 17, 2018, or the Original Cooperation Agreement, which was amended and restated on October 17, 2019. We entered into the Original Cooperation Agreement in connection with BMGF’s investment of $20.0 million in the Company through its purchase of 3,466,320 LMDX series A preferred shares at a price per share of $5.77. We subsequently entered into an amended and restated Cooperation Agreement with BMGF on October 17, 2019, or the Cooperation Agreement, in connection with BMGF’s loan to the Company in the amount of $18 million, the terms of which are further described in the section titled “Business of LumiraDx—Strategic Partners and Manufacturing and Supply Agreements—Bill & Melinda Gates Foundation—Note Purchase Agreement” beginning on page 201.

The primary purpose of BMGF’s investments are to further its charitable purpose of, among other things, accelerating the development of lifesaving and low-cost diagnostics to reduce the burden of diseases in low and middle income countries by securing global access commitments in respect of availability and affordability of new, low-cost products and services developed through the use of our capabilities, including in respect of diagnostic tests, integrated POC diagnostic platforms and connected health IT and care solutions.

Under the terms of the Cooperation Agreement, we agreed to the following global access commitments: (i) to develop an assay for HIV viral load and the development of a manufacturing, commercialization and distribution strategy for delivery of POC diagnostics within low and middle income countries, including the HIV viral load assay, or the HIV Viral Load Assay Development Project, (ii) to provide the foundation with an option to continue to provide funding to advance the HIV viral load assay through commercialization and launch, or the HIV Viral Load Assay Launch Project, (iii) to provide the foundation with the option to fund up to five additional assay projects that would use our Platform, or the Additional Assay Projects, (iv) to provide the foundation with the option to fund a project to accelerate commercialization of the Company’s products in certain specified low and middle income countries (with a focus on sub-Saharan Africa), (v) to conduct certain activities in respect of partnering with health systems for low income people in challenging markets and to use good faith efforts to prioritize development of mutually agreed diagnostics and to pursue registration by the World Health Organization as a provider of tests on the WHO Essential Diagnostics Lists or other diagnostic prequalification activities that support commercialization of the Platform in certain low and middle income countries, and (vi) to develop a next-generation diagnostic instrument that is low-cost, robust and appropriate for all clinical settings and intended to improve the access of people in low and middle income countries to low cost POC diagnostics, or the V7 Diagnostic Instrument.

In connection with the HIV Viral Load Assay Development Project, HIV Viral Load Assay Launch Project, and any Additional Assay Projects, we have agreed to certain other global access commitments, including maximum pricing and minimum volume commitments (directed at making such products available to low income people in low and middle income countries at an affordable price) for the assays developed pursuant to such projects. In addition, we have agreed to make the V7 Diagnostic Instrument available to serve low income people in certain low and middle income countries at an affordable price. Our global access commitments under the Cooperation Agreement are ongoing for as long as BMGF exists.

Subject to certain conditions being met, if BMGF reasonably determines that the Company is unlikely to achieve prices and volumes for the HIV viral load assay that are within 20% of the maximum price and minimum volume commitments described in the target product profile agreed by the parties and a third-party would be likely be able to meet such commitments, such third-party may further develop the project and manufacture any resulting products. In such case, to facilitate such development, we would be obligated to either license and transfer our technology to such third-party as needed to enable such third-party’s production, testing, approval and distribution of the HIV viral load assay in the relevant low and middle income countries.

In connection with the projects described above, we granted to BMGF (and/or BMGF supported entities) a worldwide, non-exclusive, non-terminable, perpetual, royalty-free license (with rights to sublicense) to the products, technologies, materials, processes, and other intellectual property and intellectual property rights developed in connection with such projects and our background intellectual property that covers or is used in our Platform’s technology and/or such projects to further develop the projects and manufacture any resulting products in a manner consistent with BMGF’s charitable purpose, or the Global Health License. BMGF has agreed not to exercise its rights under the Global Health License until one of the following “Trigger Events” occurs; (i) a Charitability Default (described below) or (ii) we institute certain bankruptcy, insolvency or similar proceedings or we cease to conduct business in the ordinary course or are no longer a going concern.

In connection with the exercise of the licenses described above, we have agreed to take further actions, including technology transfer as would be commercially reasonable industry practice at the time to accommodate that BMGF, its sublicensees or the relevant BMGF-supported entity can effectively exercise such license and use the related technology and manufacture the relevant products.

A Charitability Default occurs if we (i) materially breach the global access commitments, which includes the failure to conduct the projects as described in the Cooperation Agreement, (ii) misuse the proceeds provided by BMGF, or (iii) fail to comply with certain U.S. legal obligations. Upon written notice that a Charitability Default has occurred, we have a 120-day cure period. If we fail to cure the default, at BMGF’s request we are obligated to (i) redeem (or cause a third-party to purchase) any of our securities that BMGF owns, and (ii) pay to BMGF the entire unpaid principal and accrued and unpaid interest on any outstanding loans from BMGF.

BMGF is entitled to appoint one director to our board and to designate one person to attend all meetings of the board in an observer capacity and receive all documents and materials that are provided to each director. BMGF’s previous board appointee, Amit Thakker, M.D., resigned from our board of directors with effect from April 30, 2021. Dr. Thakker’s resignation was not due to any disagreement with LumiraDx, CAH or any matters relating to the Company’s operations, policies or practices. BMGF has not exercised its right to appoint a replacement director, but retains its right to do so.

Feasibility Grant

We are also a party to a grant agreement with BMGF dated November 5, 2019, or the Grant Agreement, which sets out the terms for us to carry out the Additional Assay Projects described in the Cooperation Agreement. The purpose of the project is to accelerate the development and feasibility assessment of POC diagnostic tests, including a low-cost active tuberculosis test, sickle cell disease test, and three tests for use in maternal and antenatal care. We have agreed to conduct and manage the project in a manner that is consistent with our commitment to disseminate knowledge and information relating to the project and increase availability and accessibility of point of care diagnostic tests. Under the terms of the Grant Agreement, BMGF has granted us $8.0 million. The proceeds of the grant must not be used for any purpose other than the project, and no more than 20% of the proceeds may be used for activities in the U.S. Any funds not used during the course of Grant Agreement must also be returned to BMGF upon expiration or termination of the Grant Agreement. Should any individuals receive compensation paid in whole or in part from the grant proceeds in return for their work on the project, we will track and record the actual time worked by these individuals. We are required to apprise BMGF of our progress against the targets and/or milestones mentioned above.

The feasibility grant extends to October 31, 2021. BMGF may terminate the Grant Agreement if (i) BMGF is not reasonably satisfied with our progress on the project, (ii) there are significant changes to our leadership or other factors that BMGF reasonably believes may threaten the success of the project, (iii) there is a change in our control, (iv) there is a change in our tax status, or (v) we fail to comply with the terms of the Grant Agreement.

BMGF-COVID-19 Support Grant

In October 2020, BMGF, with support from Strive Masiyawa, The Rockefeller Foundation and Mastercard Inc., agreed to provide additional grant funding to secure access to a significant number of Instruments and test strips for supply into middle and low income countries, or LMICs. These Instruments and SARS-CoV-2 antigen tests were subsidized by BMGF for deployment in Africa from the third quarter of 2020 to first quarter of 2021. The grant includes an initial commercial implementation plan for roll out in selected countries in Africa. Additional support would be provided by selected procurement partners. The Grant includes a similar global access commitment as other earlier grants entered into. In March 2021, BMGF provided an additional grant so secure access to additional SARS-CoV-2 testing so LMIC (which have received instruments) can continue testing at a subsidized rate by the BMGF.

BMGF-Manufacturing Support Grant

In November 2020, BMGF agreed to provide an additional grant to secure access to our strip manufacturing capacity. The grant provides BMGF access to a maximum volume of 50 million strips for 2021 and 150 million strips per year from 2022 for distribution and sale in LMICs/Africa, with flexibility in product mix as forecasted on a quarterly basis. Any test strips and Instruments not covered under the quarterly forecasts or not ordered shall no longer be required to be supplied Instruments to LMICs. Test strips and Instruments would be made available at affordable pricing as agreed between the parties.

Note Purchase Agreement

We have borrowed $18.0 million from BMGF pursuant to a note purchase agreement dated October 17, 2019, or the unsecured loan. The unsecured loan is evidenced by an unsecured subordinated promissory note, accrues interest at the rate of two percent per annum and is subject to default if certain commitments made in the Cooperation Agreement relating to the development of the V7 Diagnostic instrument are not met, in addition to customary events of default. Unless otherwise extended and subject to any event of default (as detailed in the note purchase agreement), payments are due quarterly and the unsecured loan matures on October 15, 2024.

The indebtedness evidenced by the promissory note ranks (i) pari passu in right of payment to the 5% notes and the 10% notes), and (ii) subordinated to all amounts owed to the holders of senior indebtedness (as described in the note purchase agreement).

While the promissory note is outstanding, we have agreed that we will not pay certain distributions, dividends or undertake returns of capital, without the prior consent of BMGF, among other courses of action detailed in the unsecured loan.

CVS Exclusivity Agreement

On August 3, 2018, we entered into an agreement with CVS, or the CVS Exclusivity Agreement, pursuant to which we granted to CVS the exclusive right to purchase and use our Platform (or any components thereof, including the embedded software) in medical clinics located in retail stores and retail pharmacy businesses, or the Exclusive Field, in the United States and its territories, or the Territory. Such exclusivity continues until one year following the date on which we provide to CVS notice that: (i) we have launched at least one of specified products listed in the CVS Exclusivity Agreement, which does not include COVID-19 tests, for use with our Platform; (ii) all regulatory approvals have been obtained to perform and commercialize the relevant product(s), and (iii) we are in a position to supply commercially reasonable quantities of the Platform under mutually agreed supply and quality agreements, or the Exclusivity Period. We have not yet provided such notice to CVS.

We have agreed to use our commercially reasonable efforts to obtain the regulatory approvals (on a CLlA-waived basis) required for the commercialization of several of the products listed in the CVS Exclusivity Agreement in the Exclusive Field in the Territory within the first 24 months from August 2018. Due to the onset of the COVID-19 pandemic, our primary focus has been on obtaining the approvals required to commercialize our SARS-CoV-2 tests and our other research and development programs have experienced delays. Therefore, obtaining certain of the approvals set out in the CVS Exclusivity Agreement will be delayed.

Prior to the launch of the first commercial supply of products to CVS, we and CVS are obligated to negotiate in good faith the terms of a supply agreement and quality agreement. The supply agreement will grant CVS a license to sell and provide commercial testing services to its customers using the Platform in the Exclusive Field and Non-Exclusive Field in the Territory. Such license will expire at the end of the Term (as defined below). We retain ownership of all intellectual property developed under the CVS Exclusivity Agreement, including rights in any new features and functionality developed for the Platform, as well as all regulatory filings that relate to the Platform.

The CVS Exclusivity Agreement will expire at the end of the Exclusivity Period, or the Term, unless earlier terminated. CVS may terminate the agreement at any time by providing us with written notice. The CVS Exclusivity Agreement may also be terminated by either party: (i) if the other party materially defaults in the performance of its duties, subject to a 90-day cure period; (ii) if there is a material breach of the agreement or the supply agreement that cannot be cured; (iii) if the other party becomes insolvent; or (iv) if there is a force majeure event and the other party cannot perform its duties under the agreement within three months of the event.

CVS Purchase Agreement

On August 14, 2020, we entered into a purchase agreement with CVS, or the CVS Purchase Agreement, pursuant to which we committed to make a minimum monthly quantity of our Instrument and SARS-CoV-2 test strips, as well as ancillary equipment such as collection supplies necessary to administer the SARS-CoV-2 antigen and antibody tests, available to CVS in the United States. If we fail to meet these commitments, it would constitute a breach of the CVS Purchase Agreement. Our initial minimum monthly commitment to CVS was a significant portion of our supply through to the end of 2020. CVS is not obligated to make any minimum purchases under the CVS Purchase Agreement. Any purchases made by CVS are subject to the terms of the CVS Purchase Agreement. Subject to certain conditions being met, we have also agreed that CVS will receive the best price as compared to any of our other POC customers in the U.S., other than U.S. Federal or state government agencies.

All obligations under the CVS Purchase Agreement are subject to us obtaining and maintaining the regulatory approvals required for the use of our Instrument and SARS-CoV-2 test strips in patient care settings outside of the clinical laboratory environment.

Subject to certain termination provisions, the CVS Purchase Agreement continues through December 31, 2021 and may be renewed or extended for an additional period of time by written agreement of the parties. CVS may terminate the CVS Purchase Agreement without cause upon 30 days’ notice. In addition, the CVS Purchase Agreement may be terminated (i) by either party if there is a material breach which remains uncured for 30 days, (ii) by either party in the event of the other party’s insolvency or receivership, or (iii) by CVS if we fail to obtain and maintain any required FDA approvals or authorizations. If CVS terminates the CVS Purchase Agreement for cause, CVS may return any unused products to us and receive a full refund of any amounts paid.

Flextronics—Manufacturing Services Agreement

On October 18, 2017, we entered into a manufacturing services agreement, or MSA, with Flextronics Medical Sales and Marketing, Ltd, or Flextronics, pursuant to which Flextronics has agreed to perform manufacturing, assembling and testing services, and to procure and supply the relevant materials, for the production of our Instrument.

The MSA had an initial two-year term and now automatically renews for successive one-year terms. Either party may terminate the MSA upon six months’ written notice to the other prior to the end of the then-current term that it does not intend to renew the MSA at the end of the term. The MSA may also be terminated by either party if: (i) the other party defaults on any payment, subject to a 14 day cure period, (ii) the other party materially defaults in its performance of its duties under the MSA, subject to a 30-day cure period, (iii) the other party becomes insolvent; or (iv) there is a force majeure event and the other party cannot perform its duties under the MSA within 90 days of the event.

NHS Arrangement

Since September 2020, we have provided our POC SARS-CoV-2 antigen tests to the NHS in the U.K. Under our agreement, the NHS has the right to make reoccurring purchases of our SARS-CoV-2 antigen tests based on their needs and requirements.

Intellectual Property

We strive to protect the proprietary technologies that we believe are important to our business, including pursuing and maintaining patent protection intended to cover our Platform technologies, including our Instrument and test strips, and the use of the foregoing in clinical assays, and other inventions that are important to our business. We also protect other valuable aspects of our business as confidential know-how, and if eligible, as trade secrets.

Our commercial success depends in part upon our ability to obtain and maintain patent and other protection for commercially important technologies, inventions, trade secrets and know-how related to our business; defend and enforce our intellectual property rights, particularly our patent rights; preserve the confidentiality of our trade secrets and know-how; and operate without infringing upon the intellectual property rights of others.

The patent positions for diagnostic companies like ours are generally uncertain and can involve complex legal, scientific and factual issues (see, for example, the section headed “Risk Factors—Intellectual Property Risks Related to

Our Business” beginning on page 60). In addition, the regional or national patent offices worldwide can require the scope of claims pending in a patent application to be significantly reduced or otherwise changed in order to obtain grant of a patent; and the scope, meaning, validity, and/or enforceability of granted claims can be challenged in a variety of proceedings. As a result, we cannot guarantee that any of our Platform technologies, including our Instrument, test strips, and clinical assay products will be protected or remain protectable by enforceable patents. We cannot predict whether any particular patent application that we are currently pursuing in any particular jurisdiction will be granted as a patent or whether the claims of any patents we obtain will sufficiently exclude competitors from making, using, or selling our inventions. Nor can we guarantee that third parties will not circumvent our patent claims by designing around them.

Our patent portfolio consists of patent families assigned to our subsidiaries LumiraDx UK, Ltd. and SureSensors Limited, and includes granted U.S. and ex-U.S. patents, pending provisional or priority applications filed in the U.S. or the U.K., pending U.S. and ex-U.S. patent applications that are undergoing or will undergo substantive examination, and applications filed under the Patent Cooperation Treaty, or PCT, from which we will be able to pursue regional or national phase patent applications that will be subject to substantive examination. We will continue to file additional patent applications as we deem appropriate and of commercial value.

As of August 10, 2021, our patent estate includes at least 10 U.S. patents, at least 70 foreign patents, nine pending U.S. non-provisional patent applications, five pending PCT patent applications, at least 70 pending foreign patent applications, and six pending U.S. provisional applications relating to our Platform technologies, clinical assays, Amira System, and related technologies, for example, assay formats or protocols that we may implement on our test strips. We have filed patent applications in seven patent families, which are discussed in more detail below, that relate to more current aspects of our Platform technologies, clinical assays, and Amira System, but those patent filings are still at an early stage of examination or have not yet entered into examination. We have granted patents in Europe, Hong Kong and Russia in the first patent family and a granted patent in Europe in the fourth patent family, and we will continue to seek patent protection in other jurisdictions for these families, as well as for the other patent families as appropriate.

We own five families of patent applications, at different stages of filing and prosecution, directed to our Platform technologies, that seek to protect various aspects of our Instrument, test strips, and other technologies generally applicable to our various strip assays. The first patent family has a granted European patent (which has been validated in the U.K., Germany, France, Ireland, and Italy) and granted Chinese, Russian, South African and Hong Kong patents, and applications pending in the U.S., the European Patent Office, Canada, Mexico, and a number of countries in Asia; the claims in this family are directed to various aspects of our Instrument and test strips. The term of the validated patents in the U.K., Germany, France, and Italy and the granted Russian and Hong Kong patents will expire, and the term of any patents granted on the noted applications would expire in 2037, in each case subject to the timely payment of the requisite annuities or other renewal fees. A second patent family contains a U.S. application, and we are in the process of filing regional or national applications in Canada, China, Europe and Japan; the claims in this family are directed to certain aspects of the magnetic capture technologies implemented in our Instrument. The terms of any patents resulting from such regional or national stage applications would expire in 2039, in each case subject to the timely payment of the requisite annuities or other renewal fees. A third patent family contains pending PCT, U.K., and Taiwanese applications directed to additional features of our Instrument and test strip technologies, including specific embodiments of our SARS-CoV-2 tests. We expect to pursue one or more regional or national stage applications based on this PCT application; the terms of any patents resulting from such regional or national stage applications would expire in 2041, in each case subject to the timely payment of the requisite annuities or other renewal fees. A fourth patent family directed to our STAR nucleic acid amplification system has a granted European patent (validated in the U.K., Germany, Ireland, France and the Netherlands) which is under opposition, and pending applications in the U.S., other North American countries, the European Patent Office, and countries in Asia. The term of the validated patents in the U.K., Germany, Italy, Spain, Ireland, and the Netherlands will expire, and the term of any patents granted from the pending patent applications would expire in 2037, in each case subject to the timely payment of the requisite annuities or other renewal fees. A fifth patent family directed to our qSTAR nucleic acid amplification system has patent applications pending in the U.S., Canada, the European Patent Office, South America, South Africa, and countries in Asia. The term of any patents granted from these applications would expire in 2039, in each case subject to the timely payment of the requisite annuities or other renewal fees. We plan to seek patent protection for other aspects of our Platform technologies as they are developed.

With regard to our clinical assays, we have applied for and, if available, will continue to apply for, patent protection for the assays that will be implemented on our Platform. We have a sixth patent family containing pending patent applications in Canada, China, Europe, Japan, and the U.S.; the terms of any patents resulting from these applications would expire in 2039, in each case subject to the timely payment of the requisite annuities or other renewal fees. As noted above, the third Platform patent family seeks to protect certain features of our SARS-CoV-2 tests; any regional or national stage applications based on this PCT application that issue as patents would expire in 2041, in each case subject to the timely payment of the requisite annuities or other renewal fees.

We have a seventh patent family containing U.S. provisional patent applications directed to our Amira System. Any non-provisional patent application or PCT application claiming priority to these provisional applications must be filed in 2021, and the term of any resulting patents based on these filings would expire in 2041, in each case subject to the timely payment of the requisite annuities or other renewal fees.

The seven patent families, including exemplary jurisdictions where patent applications have been filed, exemplary subject matter being pursed in the applications, and expected expiration dates are summarized in the following table.

FAMILY NO.	EXEMPLARY JURISDICTIONS	PATENT/ APPLICATION & STATUS	EXEMPLARY SUBJECT MATTER AND SCOPE(1)	EXPIRATION(2)
1	China; Europe; Russia; Hong Kong	Granted European patent validated in France, Germany, Italy, Ireland, & U.K.; granted Chinese, Russian, South African and Hong Kong patents	Assay system containing improved microfluidic cartridge and reader, and associated assay method – machine and method of use	2037

1	Argentina, Australia, Brazil, Canada, Europe, Japan, Korea, Mexico, Taiwan, U.S.	Pending patent applications	Improved microfluidic cartridge for conducting assay method, associated reader, assay system, and assay methods – article of manufacture, machine and method of use	2037

2	Canada, China, Europe, Japan, U.S.	Pending patent application	Improved magnetic capture assembly for use in reader, associated reader and assay method – machine and method of use	2039

3	PCT, U.K. and Taiwan	Pending patent applications	Improved assay methods and related cartridges (e.g., assays and cartridges for performing SARS-CoV-2 antigen or antibody tests) – method of use and article of manufacture	2041

4	Europe	Granted European patent(3) validated in France, Germany, U.K., Ireland, and the Netherlands	STAR amplification – method of use	2037

FAMILY NO.	EXEMPLARY JURISDICTIONS	PATENT/ APPLICATION & STATUS	EXEMPLARY SUBJECT MATTER AND SCOPE(1)	EXPIRATION(2)

4	Argentina, Australia, Brazil, Canada, China, Hong Kong, Japan, Korea, Mexico, Russia, Singapore, Taiwan, U.S. South Africa	Pending patent applications	STAR amplification – method of use	2037

5	Argentina, Brazil, Canada, China, Europe, Hong Kong, Japan, Taiwan, U.S., South Africa	Pending patent applications	qSTAR amplification – method of use	2039

6	Canada, China, Europe, Japan, U.S.	Pending patent applications	Kinetic assay for detecting an analyte such as an enzyme (e.g., PT/INR kinetic assay) and related cartridge – method of use and article of manufacture	2039

7	U.S.	Pending U.S. provisional applications	Amira System – method of use and article of manufacture	2041

(1)

The general types of subject matter for which patent protection is being pursued includes machines (e.g., a reader), articles of manufacture (e.g., assay strips), and methods of use (e.g., assay methods).

(2)

The expiration dates assume that non-provisional patent applications will be filed approximately one year after the earliest priority date and that national stage applications will be filed, as appropriate, and pursued until grant, and that all renewal and annuity fees will be paid.

(3)	An Opposition has been filed against our granted European patent covering STAR amplification.

In most countries worldwide, the term of a utility patent expires 20 years from the earliest effective non-provisional filing date, subject to the timely payment of the requisite annuities or other renewal fees.

We protect other valuable aspects of our business as confidential know-how, and, if eligible, as trade secrets. For example, we protect certain aspects of our manufacturing processes as trade secrets. Although trade secret protection does not expire as long as the protected information is kept secret from the public, it can be challenging to maintain such efforts. We take business-reasonable steps to protect our trade secrets and other confidential proprietary information, including by physically restricting access to our premises and physically and/or electronically securing our confidential information, as well as by requiring our employees, consultants, scientific advisors, contractors and commercial partners to execute non-disclosure agreements. However, third parties may independently develop the subject matter of trade secrets that we hold, in which case we have no remedy if such parties should use such subject matter in furtherance of their own commercial interests. Further, while the law may provide remedies against third-party misappropriation or other unlawful access to our trade secrets and other proprietary information, such remedies may be difficult to obtain in practice and may not make our business whole even if successfully obtained. As a result, we may be unable to meaningfully protect or derive the full benefit of our trade secrets and other valuable proprietary information.

Government Regulation

Regulation

Our POC diagnostic system and tests are highly regulated IVDs. In addition, we are subject to a variety of regulations and industry standards worldwide governing, among other things, data privacy, distribution of our products and patents and trademark licensing.

The key U.S. and European regulations that are applicable to our business are discussed in more detail below. Whether or not we obtain FDA clearance or approval or a CE Mark for a product, we must obtain the requisite approvals from regulatory authorities in foreign countries prior to the use of a diagnostic or other product in those countries. The requirements and processes governing patient consents, product registration and pricing vary from country to country.

U.S. Regulation

Our business is subject to and impacted by extensive and frequently changing laws and regulations in the U.S. at both the federal and state levels. These laws and regulations include those particular to our business and laws and regulations relating to conducting business generally. We also are subject to inspections and audits by governmental agencies. Set forth below are highlights of the key U.S. regulatory schemes applicable to our business.

FDA

In the U.S., medical devices, including IVDs, are subject to extensive regulation by FDA, under the Federal Food, Drug, and Cosmetic Act, or FDCA, and its implementing regulations, and other federal and state statutes and regulations. The laws and regulations govern, among other things, medical device development, testing, labeling, storage, premarket clearance or approval, advertising and promotion, reporting, and product sales and distribution. To be commercially distributed in the U.S., medical devices must receive from FDA prior to marketing, unless subject to an exemption, either approval of a PMA (for most Class III devices), clearance of a 510(k) premarket notification or classification pursuant to a de novo submission.

IVDs are types of medical devices that can be used in the diagnosis or detection of diseases, conditions or infections, including, without limitation, the presence of certain chemicals, genetic information or other biomarkers. Predictive, prognostic and screening tests, such as carrier screening tests, can also be IVDs.

Emergency Use Authorizations

The Secretary of Health and Human Services may authorize unapproved medical products, including IVDs, to be marketed in the context of an actual or potential emergency that has been designated by the government. The COVID-19 pandemic has been designated such a national emergency. After an emergency has been announced, the Secretary of Health and Human Services may authorize the issuance of, and the FDA Commissioner may issue EUAs for the use of specific products based on criteria established by statute, including that the product at issue may be effective in diagnosing, treating, or preventing serious or life-threatening diseases when there are no adequate, approved, and available alternatives. An EUA is subject to additional conditions and restrictions and is product-specific. For unapproved products authorized under an EUA, including our SARS-CoV-2 antigen test, such conditions on authorization include, to the extent practicable given the applicable circumstances described in an EUA declaration, the obligation to provide facts sheets for healthcare providers administering the product and product recipients, adverse event monitoring and reporting, and recordkeeping and reporting requirements by product manufacturers. FDA may also establish additional discretionary conditions of authorization that FDA deems necessary or appropriate to protect the public health, including conditions and restrictions related to product distribution and product administration and conditions with respect to data collection and analysis concerning the safety and effectiveness of the product. For example, the EUA for our SARS-CoV-2 antigen test contains as conditions of authorization, among other requirements, the requirement that we track adverse events, including any occurrence of false reports and to report such occurrences to FDA, the requirement that we complete a real-time stability study for the test and to notify FDA of the testing results as they become available until completion of the study, and the requirement that we complete flex studies for the product within four months of the date the EUA was granted. An EUA terminates when the emergency determination underlying the EUA terminates. An EUA is not a long-term alternative to obtaining FDA approval, licensure, or clearance for a product. FDA may revoke an EUA where it is determined that the underlying health emergency no longer exists or warrants such authorization, so it is not possible to predict how long an EUA may remain in place.

FDA issued its Policy for Coronavirus Disease-2019 Tests During the Public Health Emergency which described a policy for commercial manufacturers that seek to develop and distribute diagnostic test kits to detect the SARS-CoV-2 virus to clinical laboratories or to healthcare workers for testing. Unless and until an EUA is issued that authorizes additional testing environments for a specific test, under CLIA, use of that test is limited to laboratories certified to perform high complexity testing, including testing at the POC when the site is covered by the laboratory’s CLIA certificate for high-complexity testing. In light of the increasing numbers of COVID-19 cases throughout the country and the urgent need to expand the nation’s capacity for COVID-19 testing during the public health emergency, FDA has stated that it does not intend to object to a commercial manufacturer’s development and distribution of SARS-CoV-2 test kits for specimen testing for a reasonable period of time, where the test has been validated and while the manufacturer is preparing its EUA request, where the manufacturer gives notification of validation to FDA and where the manufacturer provides instructions for use. This same policy also applies for commercial manufacturers that seek to develop and distribute serology tests that identify antibodies to SARS-CoV-2 from clinical specimens. This policy does not apply to at-home testing, including at-home specimen collection.

FDA premarket clearance and approval requirements

The FDCA classifies medical devices into one of three categories based on the risks associated with the device and the level of control necessary to provide reasonable assurance of safety and effectiveness. Class I devices are deemed to be low risk and are subject to the fewest regulatory controls. Many Class I devices are exempt from FDA premarket review requirements. Class II devices, including some software products to the extent that they qualify as a device, are deemed to be moderate risk, and generally require clearance through the premarket notification, or 510(k), process in order to be commercially distributed. Class III devices are generally the highest risk devices and are subject to the highest level of regulatory control to provide reasonable assurance of the device’s safety and effectiveness. Class III devices typically require approval of a PMA by FDA before they are marketed. A clinical study is almost always required to support a PMA application and is sometimes required for 510(k) clearance. All clinical studies of investigational devices must be conducted in compliance with any applicable FDA and Institutional Review Board requirements. Devices that are exempt from FDA premarket review requirements must nonetheless comply with general post-market controls as described below, unless FDA has chosen to exercise enforcement discretion and not regulate them.

510(k) clearance pathway

To obtain 510(k) clearance, a manufacturer must submit a premarket notification demonstrating to FDA’s satisfaction that the proposed device is “substantially equivalent” to a previously 510(k)-cleared device or a device that was in commercial distribution before May 28, 1976 for which FDA has not yet called for submission of PMA applications. The previously cleared device is known as a predicate. To be “substantially equivalent,” the proposed device must have the same intended use as the predicate device, and either have the same technological characteristics as the predicate device or have different technological characteristics and not raise different questions of safety or effectiveness than the predicate device. Clinical data is sometimes required to support substantial equivalence. FDA’s 510(k) clearance pathway usually takes from three to 12 months, but it can take longer, particularly for a novel type of product.

Before FDA will accept a 510(k) submission for substantive review, FDA will first assess whether the submission satisfies a minimum threshold of acceptability. If FDA determines that the 510(k) submission is incomplete, FDA will issue a “Refuse to Accept” letter which generally outlines the information FDA believes is necessary to permit a substantive review and to reach a determination regarding substantial equivalence. An applicant must submit the requested information within 180 days before FDA will proceed with additional review of the submission. Once the 510(k) submission is accepted for review, by regulation, FDA has 90 calendar days to review and issue a determination. As a practical matter, clearance often takes longer. FDA may require additional information, including clinical data, to make a determination regarding substantial equivalence.

If FDA agrees that the device is substantially equivalent to a predicate device currently on the market, it will grant 510(k) clearance to commercially market the device. If FDA determines that the device is “not substantially equivalent” to a previously cleared device, for example, due to a finding of a lack of a predicate device, that the device has a new intended use or different technological characteristics that raise different questions of safety or effectiveness when the device is compared to the cited predicate device, the device is automatically designated as a Class III device. The device sponsor must then fulfill more rigorous PMA requirements, or can request a risk-based classification determination for the device in accordance with the ‘‘de novo’’ process. If FDA determines that the information provided in a 510(k) is insufficient to demonstrate substantial equivalence to the predicate device, FDA generally identifies the specific information that needs to be provided so that FDA may complete its evaluation of substantial equivalence, and such information may be provided to the 510(k) within the time allotted by FDA or in a new 510(k) should the original 510(k) have been withdrawn.

After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change or modification in its intended use, will require a new 510(k) clearance or, depending on the modification, PMA approval. The determination as to whether or not a modification could significantly affect the device’s safety or effectiveness is initially left to the manufacturer using available FDA guidance. Many minor modifications today are accomplished by a ‘‘letter to file’’ in which the manufacturer documents the rationale for the change and why a new 510(k) is not required. However, FDA may review such letters to file to evaluate the regulatory status of the modified product at any time and may require the manufacturer to cease marketing and recall the modified device until 510(k) clearance or PMA approval is obtained. The manufacturer may also be subject to significant regulatory fines or penalties.

De novo pathway

For novel medical devices that are low to moderate risk and are not substantially equivalent to a predicate device, a manufacturer may request a risk-based classification determination for the device in accordance with the “de novo” classification process. This procedure allows a manufacturer whose novel device is automatically classified into Class III to request classification of its medical device into Class I or Class II on the basis that the device presents low or moderate risk, rather than requiring the submission and approval of a PMA application. A medical device may be eligible for de novo classification if the manufacturer first submitted a 510(k) premarket notification and received a determination from FDA that the device was not substantially equivalent or a manufacturer may request de novo classification directly without first submitting a 510(k) premarket notification to FDA and receiving a not substantially equivalent determination. FDA is required to classify the device within 120 days following receipt of the de novo application, although in practice, FDA’s review may take significantly longer. During the pendency of FDA’s review, FDA may issue an additional information letter, which places the de novo request on hold and stops the review clock pending receipt of the additional information requested. In the event the de novo requestor does not provide the requested information within 180 calendar days, FDA will consider the de novo request to be withdrawn. If the manufacturer seeks reclassification into Class II, the manufacturer must include a draft proposal for special controls, which often include labeling and other restrictions, that are necessary to provide a reasonable assurance of the safety and effectiveness of the medical device. In addition, FDA may reject the de novo request for classification if it identifies a legally marketed predicate device that would be appropriate for a 510(k) or determines that the device is not low to moderate risk or that general controls would be inadequate to control the risks and special controls cannot be developed. In the event FDA determines the data and information submitted demonstrate that general controls or general and special controls are adequate to provide reasonable assurance of safety and effectiveness, FDA will grant the de novo request for classification. When FDA grants a de novo request for classification, the device is granted marketing authorization and further can serve as a predicate for future devices of that type, through a 510(k) premarket notification. The de novo route is less burdensome than the PMA process. The de novo route has been used for many IVD products.

PMA pathway

Class III devices require PMA approval before they can be marketed. The PMA pathway requires proof of the safety and effectiveness of the device to FDA’s satisfaction. The PMA pathway is costly, lengthy and uncertain. A PMA application must provide extensive preclinical study and clinical trial data as well as information about the device and its components regarding, among other things, device design, manufacturing and labeling. As part of its PMA review process, FDA will typically inspect the manufacturer’s facilities for compliance with Quality System Regulation, or QSR, requirements, which impose elaborate testing, control, documentation and other quality assurance procedures. The PMA review process typically takes one to three years but can take longer.

Post-market regulation

After a device, including a device exempt from FDA premarket review, is placed on the market, numerous regulatory requirements apply. These include establishment registration and device listing, the QSR, labeling regulations and prohibitions against the promotion of investigational products or “off-label” uses of cleared or approved products, clearance or approval of product modifications to 510(k)-cleared devices, the Medical Device Reporting regulation (which requires that manufacturers report to FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to recur), the Reports of Corrections and Removals regulation (which requires manufacturers to report product removals and field actions to FDA if initiated to reduce a risk to health posed by the device or to remedy a violation of the FDCA), and post-market surveillance activities and regulations.

Additionally, the manufacturing facilities may be subject to periodic unannounced inspections by government authorities to ensure compliance with QSR and other laws. QSR governs the methods used in, and the facilities and controls used for, the design, manufacture, packaging, labeling, storage, installation, and servicing of finished devices. Manufacturers may have to provide, on request, electronic or physical records regarding their establishments. Delaying, denying, limiting or refusing inspection by FDA may lead to a product being deemed to be adulterated.

Advertising and promotion of medical devices, in addition to being regulated by FDA, are also regulated by the Federal Trade Commission and by state regulatory and enforcement authorities. Promotional activities for FDA-regulated products have been the subject of enforcement action brought under healthcare reimbursement laws and consumer protection statutes. In general, if FDA determines that our promotional materials or training constitutes promotion of an unapproved or uncleared use, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider our promotional or training materials to constitute promotion of an unapproved or uncleared use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement.

FDA has broad regulatory compliance and enforcement powers. If FDA finds a violation, it can institute a wide variety of compliance or enforcement actions, ranging from an untitled or public warning letter to more severe sanctions such as fines, injunctions and civil penalties; recall or seizure of products; operating restrictions and partial suspension or total shutdown of production; refusing requests for 510(k) clearance or PMA approval of new products; reclassifying devices subject to 510(k) clearance; withdrawing PMAs already granted; and criminal prosecution.

Clinical Laboratory Improvements Amendments

Our IVD devices also are subject to the CLIA and its implementing regulations in the U.S., which establish quality standards for all laboratory testing to ensure the accuracy, reliability and timeliness of patient test results regardless of where the test is performed. A laboratory is broadly defined to include any facility that performs laboratory testing on specimens derived from humans for the purpose of providing information for the diagnosis, prevention or treatment of disease, or the impairment of, or assessment of health. The regulations promulgated under CLIA establish three levels of IVD tests: (1) waived; (2) moderately complex; and (3) highly complex. When a test is categorized as waived, it may be performed by laboratories that have a Certificate of Waiver.

Tests that are waived by the CLIA regulations are automatically categorized as waived following 510(k) clearance or PMA approval. Otherwise, following clearance or approval, FDA will classify the IVD in accordance with the CLIA regulations. Manufacturers of clinical laboratory test systems, such as IVDs, that are categorized as moderate complexity according to the CLIA categorization criteria may request categorization of the text as waived through a CLIA Waiver by Application submission to FDA. Waived tests are simple laboratory examinations and procedures that have an insignificant risk of an erroneous result, including those that (A) employ methodologies that are so simple and accurate as to render the likelihood of erroneous results negligible or (B) FDA has determined pose no reasonable risk of harm to patients if the examinations or procedures are performed incorrectly. These tests are waived from regulatory oversight of the user other than the requirement to follow the manufacturer’s labeling and directions for use. Further, when FDA authorizes tests for use at the POC under an EUA, such tests are deemed to be CLIA waived tests. As such, such tests can be performed in a patient care setting that is qualified to have the test performed there as a result of operating under a CLIA Certificate of Waiver for the duration of the emergency declaration.

Federal Communications Commission

Our products contain radio communicating transmitters, which are subject to regulations enforced by the Federal Communications Commission. Such regulations regulate radio transmissions and ensure that radio emitting devices do not degrade or interfere with public transmissions or the public telecommunications network.

HIPAA and the HITECH Act

Under the administrative simplification provisions of HIPAA, as amended by the HITECH Act, the U.S. Department of Health and Human Services issued regulations that establish uniform standards governing the conduct of certain electronic healthcare transactions and protecting the privacy and security of protected health information used or disclosed by healthcare providers and other covered entities and their business associates. The regulations with which we are required to comply have been issued in final form under HIPAA and include: privacy regulations, security regulations and standards for electronic transactions, which establish standards for common healthcare transactions. The privacy and security regulations were extensively amended in 2013 to incorporate requirements from the HITECH Act.

The privacy regulations establish restrictions on the use and disclosure of protected health information by healthcare providers and other covered entities and their business associates. They also set forth certain rights that an individual has with respect to his or her protected health information maintained by a covered entity, including the right to access or amend certain records containing protected health information, or to request restrictions on the use or disclosure of protected health information. The security regulations establish requirements for safeguarding the confidentiality, integrity and availability of protected health information that is electronically transmitted or electronically stored. The HITECH Act, among other things, established certain protected health information security breach notification requirements. A covered entity must notify affected individual(s) and the United States Department of Health and Human Services, and a business associate must notify its respective covered entity, when there is a breach of unsecured protected health information. The HITECH Act also strengthened the civil and criminal penalties that may be imposed against covered entities, business associates, and individuals, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions. In addition, other federal and state laws may govern the privacy and security of health and other information in certain circumstances, many of which differ from each other in significant ways and may not be preempted by HIPAA, thus complicating compliance efforts. The HIPAA privacy and security regulations establish a uniform federal “floor” that covered entities and their business associates must meet and do not supersede state laws that are more stringent or provide individuals with greater rights with respect to the privacy or security of, and access to, their records containing protected health information.

These laws contain significant fines and other penalties for wrongful use or disclosure of protected health information, failure to safeguard protected health information, or failure to notify of a breach of protected health information. Additionally, to the extent that we submit electronic healthcare claims and payment transactions that do not comply with the electronic data transmission standards established under HIPAA and the HITECH Act, payments to us may be delayed or denied.

United States Federal and State Fraud and Abuse Laws

In the United States, there are various fraud and abuse laws with which we must comply and we are potentially subject to regulation by various federal, state and local authorities, including CMS, other divisions of the U.S. Department of Health and Human Services (e.g., the Office of Inspector General), the Department of Justice, or DOJ, and individual U.S. Attorney offices within the DOJ, and state and local governments. We also may be subject to foreign fraud and abuse or similar laws.

In the United States, the federal Anti-Kickback Statute prohibits, among other things, persons and entities from knowingly and willfully offering, paying, soliciting or receiving remuneration (including any kickback, bribe, or certain rebates), directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual, or purchasing, leasing, ordering, recommending or arranging for the purchase, lease, arrangement, recommendation or order of, any good, facility, item, or service for which payment may be made, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs. A person or entity can be found guilty of violating the statute without actual knowledge of the statute or specific intent to violate it. The term remuneration has been interpreted broadly to include anything of value. Courts have stated that a financial arrangement may violate the Anti-Kickback Statute if any one purpose of the arrangement is to encourage patient referrals or other federal healthcare program business, regardless of whether there are other legitimate purposes for the arrangement. Violations are subject to significant civil and criminal fines and penalties for each violation, imprisonment, and exclusion from government healthcare programs. In addition, a claim submitted for payment to any federal healthcare program that includes items or services that were made as a result of a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the FCA. There are a number of statutory exceptions and regulatory safe harbors to the federal Anti-Kickback Statute protecting some common activities from prosecution, though the exceptions and safe harbors are drawn narrowly and practices that involve remuneration intended to induce prescribing, purchases or recommendations may be subject to scrutiny if they do not qualify for an exception or safe harbor. Many states also have anti-kickback statutes, some of which may apply to items or services reimbursed by any third-party payor, including commercial insurers.

In addition to the administrative simplification regulations discussed above, HIPAA also created two new federal crimes: healthcare fraud and false statements relating to healthcare matters. The healthcare fraud statute prohibits knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private payors, or obtaining, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private). A violation of this statute is a felony and may result in fines, imprisonment or exclusion from governmental payor programs such as the Medicare and Medicaid programs. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact, or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. A violation of this statute is a felony and may result in fines, imprisonment or exclusion from governmental payor programs. Similar to the federal Anti-Kickback Statute, a person or entity can be found guilty of violating the HIPAA fraud provisions without actual knowledge of the statute or specific intent to violate it.

Finally, another development affecting the healthcare industry is the increased enforcement of the FCA and, in particular, actions brought pursuant to the FCA’s “whistleblower” or qui tam provisions. The federal civil and criminal false claims laws, including the FCA and civil monetary penalty laws impose liability on any person or entity that, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment to, or approval by Medicare or Medicaid, or other federal governmental payor programs; or knowingly makes, uses, or causes to be made or used, a false record or statement material to a false, fictitious or fraudulent claim or an obligation to pay or transmit money or property to the federal government; or knowingly conceals or knowingly and improperly avoids, decreases or conceals an obligation to pay money to the federal government. The qui tam provisions of the FCA allow a private individual to bring actions on behalf of the federal government alleging that the defendant has defrauded the federal government by submitting a false claim to the federal government and permit such individuals to share in any amounts paid by the entity to the government in fines or settlement. Manufacturers can be held liable under the FCA even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims. When an entity is determined to have violated the FCA, it may be required to pay up to three times the actual damages sustained by the government, plus significant civil penalties for each false claim. These civil penalties are adjusted for inflation periodically.

In addition, various states have enacted false claim laws analogous to the federal FCA, although many of these state laws apply where a claim is submitted to any third-party payor and not merely a governmental payor program.

Other United States Regulatory Requirements

Our laboratories are subject to United States federal, state and local regulations relating to the handling and disposal of regulated medical waste, hazardous waste and biohazardous waste, including chemical, biological agents and compounds, blood samples and other human tissue. Typically, we use outside vendors who are contractually obligated to comply with applicable laws and regulations to dispose of such waste. These vendors are licensed or otherwise qualified to handle and dispose of such waste.

The U.S. Occupational Safety and Health Administration has established extensive requirements relating to workplace safety for healthcare employers, including requirements to develop and implement programs to protect workers from exposure to blood-borne pathogens by preventing or minimizing any exposure through needle stick or similar penetrating injuries.

The U.S. federal Physician Payments Sunshine Act created under the ACA, and its implementing regulations, require certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with specific exceptions, to annually report to CMS information related to direct or indirect payments or other transfers of value made to U.S.-licensed physicians defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members. Effective January 1, 2022, these reporting obligations will be extended to include payments and transfers of value made in the previous year to certain non-physician providers, including physician assistants, nurse practitioners, clinical nurse specialists, certified registered nurse anesthetists, and certified nurse midwives.

European Regulation

Sales of IVDs in the European Economic Area are subject to the European regulatory framework. The time required to obtain clearance or approval by a foreign country may be longer or shorter than that required for FDA clearance or approval, and the requirements may be different. Set forth below are highlights of the key European regulatory schemes applicable to our business.

European Conformity Marking (“CE Mark”) and Certifications

In order to place an IVD, or an accessory to an IVD, on the market in the E.U./European Economic Area, the device must be designed, developed, manufactured, and marketed in compliance with the relevant legal framework. Currently, IVDs must be compliant with Directive 98/79/EEC, or the Directive; however, from May 26, 2022 Regulation (EU) 2017/746, or the Regulation will replace the Directive. While the new Regulation will have direct effect in all European Economic Area countries, the Directive required national implementing legislation in each country, which had historically led to some variation in the regimes in each country.

Prior to May 26, 2022, IVDs that have been assessed for conformity with the requirements of the Directive, including notably the “essential requirements” set out in Annex I of the Directive, are entitled to bear a CE Mark indicating that the device conforms to the standards required by the Directive. IVDs that have been CE marked may be placed on the market throughout the Member States of the E.U. and the European Economic Area, and other countries that comply with or mirror the Directive.

The method of assessing conformity of IVDs will depend on the type and classification of the IVD. For IVDs that are in the lowest risk classification (meaning that they do not appear in the list set out in Annex II of the Directive nor are they used for the purpose of self-testing by the user/patient), the manufacturer can self-assess that the IVDs comply with the essential requirements in the Directive without any review or intervention by any regulatory body and/or third-party. In doing so, the manufacturer must comply with Common Technical Specifications adopted by the European Commission for certain diagnostic tests, unless they can justify not doing so. The manufacturer may choose to comply with harmonized technical standards adopted by European standards bodies. Although compliance with these standards is not mandatory, compliance raises a presumption of conformity with the essential requirements that each standard addresses.

Once the manufacturer has gathered the technical documentation necessary to demonstrate this in the form of a technical file, it must draw up a declaration of conformity and can then affix a CE Mark to the device and place it on the market. The only additional requirements are (i) that the manufacturer (or its authorized representative if the manufacturer is outside the European Economic Area) must maintain a copy of the relevant technical file, so that it can be inspected by national device regulators; (ii) that the manufacturer and, where relevant, its authorized representative must register themselves and their IVDs, so that these authorities know when the products are to be marketed; and (iii) that the manufacturer must perform device vigilance to monitor the safety and performance of the IVDs on the market, reporting both adverse incidents and any field safety corrective actions, or FSCAs, to the authorities, as appropriate. Challenges by European regulatory authorities may arise subsequently if there is an issue related to the compliance, safety or performance of the device. Such challenges may arise from a routine audit or enquiry by a regulatory authority, or following device vigilance reports by the company or others, or reports of FSCAs by the company, or complaints made by competitors.

Under the Directive, any IVD that is for self-testing or that appears in Annex II (meaning that these devices cannot use the self-certification process) must have their compliance with the Directive reviewed and certified by a European Notified Body. Notified bodies are usually private, non-governmental, independent bodies that are authorized/licensed by governmental authorities to perform conformity assessments. They enter into a contractual arrangement with manufacturers to carry out the conformity assessment of IVDs. The Notified Body will review the technical documentation, including assessing the available clinical evidence, literature data for the product and any available post-market experience. There is some flexibility regarding the conformity assessment procedure the manufacturer uses. If the manufacturer decides to base its conformity assessment on an assessment of its Full Quality Assurance System (rather than a more product-focused “Type Examination”), the Notified Body will also perform an audit of the manufacturer’s quality system against an international standard, EN ISO 13485:2016. If the Notified Body deems the IVD (and where applicable the manufacturer’s quality system) conforms to the Directive it will issue a certificate of conformity for the device and, where applicable, a certificate of conformity for the manufacturer’s quality system, which the manufacturer can use as the basis for its declaration of conformity, then affix a CE Mark and thus place the IVD on the market in the E.U./European Economic Area.

On May 26, 2017 the Regulation entered into force and, from May 26, 2022, the Regulation will apply and will replace the Directive. From that date, IVDs should have been assessed for conformity with the Regulation, and should not be CE marked and placed on the market unless they are in compliance. However, the Regulation provides for a transition period that allows manufacturers or products that benefit from certificates of conformity issued by European Notified Bodies under the Directive prior to May 26, 2022 to continue to place those products on the market until May 26, 2024. Where they have been placed on the market prior to that date, they may then be distributed and supplied to end users until May 26, 2025. However, this transition period does not apply to IVDs that have undergone manufacturer self-certification nor does it to products that benefit from Notified Body certificates of conformity but where the manufacturer has made significant changes to a device since the certificate was issued. These products must be in compliance with the Regulation from May 26, 2022, or from the date of the change if that occurs prior to May 26, 2024.

As with the Directive, the Regulation requires that IVDs must undergo a conformity assessment procedure, have a declaration of conformity drawn up and bear the CE Mark before a manufacturer can place them on the E.U./European Economic Area market. However, the Regulation will up-classify many IVDs that the Directive currently allows manufacturers to self-assess and declare conformity, so that the vast majority of IVDs, including all diagnostic tests, will require a European Notified Body conformity assessment as part of the conformity assessment process. In practice, manufacturers may only be able to self-assess and declare the conformity of consumables and apparatus that are regulated as IVDs, but are not the tests themselves. The Regulation will also provide for greater use of common specifications that are presumed to be binding, unless a manufacturer can justify not doing so.

Following the U.K.’s departure from the E.U. on January 31, 2020, the U.K. continued to follow the same regulations as the E.U. during a Transition Period until the end of 2020. Now that the Transition Period has ended, the U.K. has implemented Directive 98/79/EC into U.K. law (along with other E.U. legislation on medical devices) through the Medical Devices Regulations 2002. Therefore, the two regulatory systems are independent but currently broadly aligned (although under the Northern Irish Protocol, the E.U. regulatory framework will continue to apply in Northern Ireland). The U.K. has implemented certain new regulatory requirements, including that all medical devices and IVDs must be registered with the MHRA before being placed on the G.B. market. There is a grace period to allow time for compliance with the new registration process, with higher risk devices (i.e. List A products) requiring registration by May 1, 2021, and lower risk devices requiring registration later in 2021 (List B products from September 1, 2021 and general IVDs from January 1, 2022). CE marking will continue to be recognized in G.B. for medical devices until June 30, 2023, following which a UKCA mark will be required for a medical device or IVD device to be marketed in G.B. The new E.U. medical device and IVD Regulations will not apply in G.B. and it remains uncertain at present how the U.K. regulatory regime will change in future and the extent to which it will diverge from E.U. regulations.

General Data Protection Regulation and the U.K. Data Protection Act 2018

The GDPR and the U.K. GDPR and U.K. DPA and other related privacy and data protection legislation in the jurisdictions in which we operate impose strict requirements on controllers and processors of personal data, including special protections for sensitive personal data categories, which include health and genetic information of data subjects. The GDPR and the U.K. GDPR and U.K. DPA impose several requirements on organizations that process such data, including: to observe core data processing principles; to comply with various accountability measures; to provide more detailed information to individuals about data processing activities; to establish a legal basis to process personal data (including enhanced consent requirements); to maintain the integrity, security and confidentiality of personal data; and to report personal data breaches. The GDPR and the U.K. GDPR and U.K. DPA grant individuals a number of data protection rights including, for example, the opportunity to object to the processing of their personal data, allows them to request deletion of personal data in certain circumstances, and provides an individual with an express right to seek legal remedies in the event the individual believes his or her rights have been violated. Further, the GDPR and the U.K. GDPR and U.K. DPA impose strict rules on the transfer of personal data out of the European Economic Area (and the U.K.) (i.e. to “third countries”) to the United States or other regions that have not been deemed to offer “adequate” privacy protections by the European Commission / UK Government (as applicable) or a data transfer mechanism has been put in place. Until recently, one such data transfer mechanism was the EU-US Privacy Shield. However, in July 2020 the Court of Justice of the European Union, or CJEU, declared the Privacy Shield to be invalid. The CJEU upheld the validity of the standard contractual clauses, or SCCs, as a legal mechanism to transfer personal data but companies relying on SCCs will need to evaluate and implement supplementary measures that provide privacy protections additional to those provided under SCCs. In turn, the findings of the CJEU will have significant implications for cross-border data flows.

The GDPR and the U.K. GDPR and U.K. DPA may impose additional responsibility and liability in relation to personal data that we process and we may be required to put in place additional mechanisms ensuring compliance with E.U. and U.K. data protection rules. This may be onerous and adversely affect our business, financial condition, results of operations and prospects. Failure to comply with the requirements of the GDPR and the U.K. GDPR and U.K. DPA and related privacy and data protection legislation may result in a variety of enforcement measures, including significant fines and other administrative measures. The GDPR and the U.K. GDPR and U.K. DPA have introduced substantial fines for breaches of the data protection rules, increased powers for regulators, enhanced rights for individuals, and new rules on judicial remedies and collective redress (the maximum fine is the higher of 20 million Euros (or £17.5 million in the U.K.) or 4% of the total annual worldwide turnover in the preceding financial year). We may be subject to claims by third parties, such as patients or regulatory bodies, that we or our employees or independent contractors inadvertently or otherwise breached GDPR or the U.K. GDPR and U.K. DPA and related data protection rules. Litigation may be necessary to defend against these claims. There is no guarantee of success in defending these claims, and if we do not prevail, we could be required to pay substantial fines and/or damages and could suffer significant reputational harm. Even if we are successful, litigation could result in substantial cost and be a distraction to management and other employees.

The GDPR and the U.K. GDPR and U.K. DPA are complex laws and the regulatory guidance is still evolving, including with respect to how the GDPR and the U.K. GDPR and U.K. DPA should be applied in the context of transactions from which we may gain access to personal data. Data protection authority activity differs across the E.U. between Member States (and the U.K.), with certain authorities applying their own agenda which shows there is significant uncertainty in the manner in which data protection authorities will seek to enforce compliance with GDPR in the medical and research fields. For example, it is not yet clear if such authorities will conduct random audits of companies subject to the GDPR or the U.K. GDPR and U.K. DPA or will only respond to complaints filed by individuals who claim their rights have been violated. Enforcement actions to date in other industries has resulted in significant fines and other penalties. Failure to comply with the requirements of the GDPR and the related national data protection laws of E.U. member states, which may deviate slightly from the GDPR, or the U.K. GDPR and U.K. DPA, may result in material fines.

European Fraud and Abuse Laws

In Europe, various countries have adopted anti-bribery laws providing for severe consequences, in the form of criminal penalties and/or significant fines, for individuals and/or companies committing a bribery offense. Violations of these anti-bribery laws, or allegations of such violations, could have a negative impact on our business, results of operations and reputation. For instance, in the U.K., under the Bribery Act 2010, a bribe occurs when a person offers, gives or promises to give a financial or other advantage to induce or reward another individual to improperly perform certain functions or activities, including any function of a public nature. Bribery of foreign public officials also falls within the scope of the Bribery Act 2010. Infringement of these laws could result in substantial fines and imprisonment.

Coverage, Pricing, and Reimbursement

In the U.S., E.U., and other markets, patients who seek diagnostic services and the providers performing such services generally rely on third-party payors to reimburse all or part of the associated healthcare costs. Accordingly, even if a medical product is authorized for marketing in a given jurisdiction, sales of such products will depend, in significant part, upon the extent to which coverage and reimbursement is provided by third-party payors. In the U.S., this includes government healthcare programs such as Medicare and Medicaid, commercial health insurers, managed care organizations, and other payors.

In the U.S., no uniform policy of coverage and reimbursement for medical products exists among third-party payors. Therefore, coverage and reimbursement for products can differ significantly from payor to payor. Whether a medical product is covered, and at what price, is determined by each payor’s coverage, reimbursement and payment criteria. For example, Medicare provides coverage for items or services that are reasonable and necessary for the diagnosis of an illness, including medically necessary clinical diagnostic laboratory tests. Medicaid provides mandatory coverage for laboratory services and optional coverage (subject to state discretion) for other diagnostic services. A decision by a payor not to cover any of the IVDs we develop could reduce utilization of such products once authorized for marketing and have a material adverse effect on our sales, results of operations, and financial condition. Further, one payor’s determination to provide coverage for a product or services does not assure that such coverage will continue or that other payors will also provide coverage.

The process for determining whether a payor will provide coverage for a product may be separate from the process for setting the price or reimbursement rate that the payor will pay for the product once coverage is approved, and reimbursement can vary significantly by payor, setting of care, or other factors. For example, government payor reimbursement amounts may be set forth by statute or regulation, whereas private payors may have more flexibility to set reimbursement rates. Additionally, in some settings of care such as in-patient settings, reimbursement for IVD products may be bundled with the cost of other services and not paid for separately. Such bundled payment policies could negatively impact decisions to select other diagnostic testing products over our IVD products, or vice versa.

Further, payors may adopt certain cost-containment measures that affect coverage and reimbursement amounts. Third-party payors are increasingly challenging the price and examining the medical necessity and cost-effectiveness of medical products and services. Companies may need to conduct expensive pharmacoeconomic studies in order to support coverage and reimbursement determinations, and even with such studies, medical products may not be considered medically necessary or cost effective. Due to these and other factors, reimbursement levels may not be adequate to enable us to maintain prices sufficient to realize an appropriate return on our investment in product development or generate revenue.

The containment of healthcare costs also has become a priority of federal, state and foreign governments as well as other third-party payors. Adoption of cost-containment measures or other policies could further limit a company’s revenue from the sale of any medical products. Coverage policies and reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for a medical product that receives marketing authorization or is CE marked and placed on the market, less favorable coverage policies and reimbursement rates may be implemented or coverage may be ended in the future.

Facilities

We lease all of our facilities. Our main R&D and manufacturing operations are located in Alloa, Scotland, Stirling Scotland, Glasgow, Scotland, San Diego, California and Waltham, Massachusetts. We lease 502,000 square feet across various sites in Scotland and England for R&D, manufacturing, packaging, warehousing and administrative activities. We lease an aggregate of 33,900 square feet in San Diego across two facilities and 21,000 square feet in Waltham for R&D, manufacturing, packaging and administrative activities.

In addition, we lease facilities in Austria, Brazil, Colombia, France, Germany, Italy, Japan, Norway, the Netherlands, South Africa, Spain, Sweden, Switzerland and the U.K. for R&D, manufacturing, warehousing, sales and administrative activities.

Lease terms generally vary between one and five years. Our core manufacturing site in Scotland has a lease that expires in 2030 (with an early termination option in 2025).

Employees

As of June 30, 2021, we had 1,461 employees. Of these employees, 474 were in R&D, 584 were in manufacturing and service delivery, 156 were in sales and marketing and 247 were in general and administrative functions. None of our personnel are covered by a collective bargaining agreement. We consider our relationship with our employees to be positive.

Legal Proceedings

From time to time, we may be a party to litigation or subject to claims incident to the ordinary course of business. There are currently no claims or actions pending against us that, in the opinion of our management, are likely to have a material adverse effect on our business.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

The following unaudited pro forma condensed combined financial information is provided to aid you in your analysis of the financial aspects of the Merger. The Merger will be accounted for as a recapitalization of LumiraDx, pursuant to which the Merger will be treated as the equivalent of LumiraDx issuing stock for the net assets of CAH, which primarily consist of cash, accompanied by a recapitalization. The net assets of CAH will be stated at historical cost, with no goodwill or other intangible assets recorded.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2020 combines the audited historical balance sheet of CAH as of December 31, 2020 adjusted to give effect to CAH’s initial public offering (“IPO”) (which was completed in January 2021) with the audited historical consolidated balance sheet of LumiraDx as of December 31, 2020, giving effect to the Merger as if CAH’s IPO and the Merger had been consummated on December 31, 2020.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the audited historical statement of operations of CAH and the audited historical consolidated statement of operations of LumiraDx for such period, giving effect to the Merger as if they had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•

the audited historical financial statements of CAH as of December 31, 2020 and for the period from October 7, 2020 (inception) through December 31, 2020 adjusted to give effect to CAH’s IPO (which occurred subsequently in January 2021), and the related notes thereto, included elsewhere in this proxy statement/prospectus;

•

the audited historical consolidated financial statements of LumiraDx as of and for the year ended December 31, 2020, and the related notes thereto, included elsewhere in this proxy statement/prospectus; and

•

the sections entitled “The Merger Agreement,” “LumiraDx’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “CA Healthcare Acquisition Corp.’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to CAH and LumiraDx included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information below presents two redemption scenarios as follows:

•

Assuming no Redemptions: This presentation assumes that no public stockholders exercise their rights to redeem any of their public shares for a pro rata portion of the funds in the Trust Account, and thus the full amount held in the Trust Account at Closing is available for the Merger.

•

Assuming maximum Redemptions: This presentation assumes that all CAH stockholders holding 10,679,773 shares of CAH common stock will exercise their redemption rights for $106.8 million of funds in CAH’s trust account. Under CAH’s amended and restated certificate of incorporation, the Merger may be consummated only if CAH has at least $5.0 million of net tangible assets after giving effect to all holders of public shares that properly demand redemption of their shares for cash. However, LumiraDx is not required to consummate the Merger unless there is at least $65.0 million of funds in CAH’s trust account, prior to payment of any unpaid or contingent liabilities, deferred underwriting fees or transaction costs of any of the parties.

The historical financial statements of LumiraDx have been prepared in accordance with IFRS and in its presentation currency of US Dollars. The historical financial statements of CAH have been prepared in accordance with US GAAP in its presentation currency of US dollars. The historical financial information of CAH has been adjusted to give effect to the differences between US GAAP and IFRS for the purposes of the combined pro forma financial information. No adjustments were required to convert CAH’s financial statements from US GAAP to IFRS for purposes of the combined pro forma financial information, except to reclassify shares of CAH Class A Common Stock subject to redemption to non-current liabilities under IFRS. The adjustments presented in the pro forma combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the Company after giving effect to the Merger.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Merger taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2020

(in thousands, except share and per share data)

	Historical				Historical	Scenario 1 (Assuming No Redemptions into Cash)			Scenario 2 (Assuming Maximum Redemptions into Cash)
	(A) CAH	CAH IPO Adjustment		Pro Forma CAH	(B) LMDX	Transaction Accounting Adjustments		Pro Forma Balance Sheet	Transaction Adjustments Accounting		Pro Forma Balance Sheet
Assets
Non-Current Assets
Other non-current assets	$—	$—		$—	$241	$—		$241	$—		$241
Intangibles and goodwill	—	—		—	40,723	—		40,723	—		40,723
Right-of-Use Assets	—	—		—	10,386	—		10,386	—		10,386
Property, plant and equipment	—	—		—	87,082	—		87,082	—		87,082
Deferred offering costs	141	(141)	5(c)	—	—	—		—	—		—

Total non-current assets	141	(141)		—	138,432	—		138,432	—		138,432
Current Assets
Inventories	—	—		—	85,516	—		85,516	—		85,516
Tax receivable	—	—		—	20,680	—		20,680	—		20,680
Trade and other receivables	—	—		—	109,295	—		109,295	—		109,295
Restricted cash	—	—		—	2,455	—		2,455	—		2,455
Cash and cash equivalents	9	(127)	5(a)	823	158,717	110,975	5(j)	258,745	(106,798)	5(o)	151,947
		(3,109)	5(c)			(8,770)	5(k)
		4,050	5(d)			(3,000)	5(l)
Cash and marketable securities held in trust account	—	115,000	5(b)	115,000	—	(4,025)	5(i)	—			—
						(110,975)	5(j)

Total current assets	9	115,814		115,823	376,663	(15,795)		476,691	(106,798)		369,893

Total assets	$150	$115,673		$115,823	$515,095	$(15,795)		$615,123	$(106,798)		$508,325

Liabilities and Equity
Liabilities
Non-Current Liabilities
Debt due after more than one year	$—	$—		$—	$139,734	$(59,113)	5(g)	$80,621	$—		$80,621
Preferred shares	—	—		—	451,721	(451,721)	5(f)	—	—		—
Lease liabilities	—	—		—	1,986			1,986	—		1,986
Deferred tax liabilities	—	—		—	1,230			1,230	—		1,230
Deferred underwriting fee payable	—	4,025	5(c)	4,025	—	(4,025)	5(i)	—			—
CAH warrant liability	—	16,980	5(e)	16,980		(7,493)	5(m)	9,487			9,487
CAH Class A common stock subject to possible redemption	—	92,623	5(b)	92,623	—	(92,623)	5(m)	—	—		—

Total non-current liabilities	—	113,628		113,628	594,671	(614,975)		93,324	—		93,324
Current Liabilities
Debt due within one year	—	—		—	147,238	(146,844)	5(g)	394	—		394
Trade and other payables	—	—		—	139,283			139,283	—		139,283
Accounts payable	7	(7)	5(a)	—	—			—	—		—
Franchise tax payable	1	(1)	5(a)	—	—			—	—		—
Note payable—related party	119	(119)	5(a)	—	—			—	—		—
Lease liabilities due within one year	—	—		—	9,119			9,119	—		9,119

Total current liabilities	127	(127)		—	295,640	(146,844)		148,796	—		148,796

Equity
CAH Class A common stock	—	—		—	—	—	5(h)	—	—		—
						—	5(m)
CAH Class B common stock	—	—		—	—	—	5(h)	—	—		—
LMDX share capital and share premium	—	—		—	152,732	461,635	5(f)	966,293	(106,798)	5(o)	845,316

	Historical				Historical	Scenario 1 (Assuming No Redemptions into Cash)			Scenario 2 (Assuming Maximum Redemptions into Cash)
	(A) CAH	CAH IPO Adjustment		Pro Forma CAH	(B) LMDX	Transaction Accounting Adjustments		Pro Forma Balance Sheet	Transaction Adjustments Accounting		Pro Forma Balance Sheet
						221,957	5(g)		(14,179)	5(n)
						102,311	5(m)
						27,658	5(n)
Other reserves	—	—		—	99,821			99,821	—		99,821
Foreign currency translation reserve	—	—		—	(19,905)			(19,905)	—		(19,905)
Additional paid-in capital	25	22,377	5(b)	2,197	—			—	—		—
		(7,275)	5(c)			(2,197)	5(m)
		4,050	5(d)
		(16,980)	5(e)
Accumulated deficit	(2)	—		(2)	(607,657)	(9,914)	5(f)	(672,999)	14,179	5(n)	(658,820)
						(16,000)	5(g)
						(8,770)	5(k)
						(3,000)	5(l)
						2	5(m)
						(27,658)	5(n)

Total equity attributable to equity holders of the parent	23	2,172		2,195	(375,009)	746,024		373,210	(106,798)		266,412
Non-controlling interests	—	—		—	(207)	—		(207)	—		(207)

Total equity and liabilities	$150	$115,673		$115,823	$515,095	$(15,795)		$615,123	$(106,798)		$508,325

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share amounts)

	Historical		Scenario 1 (Assuming No Redemptions into Cash)			Scenario 2 (Assuming Maximum Redemptions into Cash)
	(A) CAH	(B) LMDX	Pro Forma Adjustments		Pro Forma Income Statement	Pro Forma Adjustments		Pro Forma Income Statement
Revenue	$—	$139,153	$—		$139,153	$—		$139,153
Cost of revenues	—	(86,206)	—		(86,206)	—		(86,206)

Gross profit	—	52,947	—		52,947	—		52,947
Research and development	—	(107,539)	—		(107,539)	—		(107,539)
Selling, marketing and administrative expenses	(3)	(46,129)	(27,658)	6(c)	(85,560)	14,179	6(c)	(71,381)
			(8,770)	6(e)
			(3,000)	6(f)

Loss from operations	(3)	(100,721)	(39,428)		(140,152)	14,179		(125,973)
Finance income	—	22,500			22,500	—		22,500
Finance expense	—	(172,722)	(16,799)	6(a)	(188,481)	—		(188,481)
			1,040	6(b)

Net finance expense	—	(150,222)	(15,759)		(165,981)	—		(165,981)

Loss before tax	(3)	(250,943)	(55,187)		(306,133)	14,179		(291,954)
Tax credit for the period	—	9,946	—		9,946	—		9,946

Loss for the period	$(3)	$(240,997)	$(55,187)		$(296,187)	$14,179		$(282,008)

Loss attributable to non-controlling interest	—	(17)	—		(17)	—		(17)

Net loss attributable to equity holders of parent—basic and diluted	$(3)	$(240,980)	$(55,187)		$(296,204)	$14,179		$(282,025)

Net loss per share attributable to equity holders of parent—basic and diluted	$—	$(2.93)			$(1.13)			$(1.13)

Weighted average common shares outstanding—basic and diluted	2,500,000	82,206,300	176,315,739		261,022,039	(12,199,717)		248,822,322

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Transactions

On April 6, 2021, CA Healthcare Acquisition Corp., a Delaware corporation (“CAH”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among LumiraDx Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“LumiraDx”), LumiraDx Merger Sub, Inc., a newly formed Delaware corporation and a wholly owned subsidiary of LumiraDx (“Merger Sub”), and CAH, which among other things, provides for Merger Sub to be merged with and into CAH with CAH being the surviving corporation in the merger (the “Merger”).

Initial Public Offering of CAH

CAH completed its initial public offering (“IPO”) in January 2021, pursuant to which it issued and sold 11,500,000 units, including 1,500,000 units purchased by the underwriters pursuant to the over-allotment option. Each unit consists of one share of CAH common stock, par value $0.0001 per share, and one-half of one CAH public warrant, with each whole warrant entitling the holder to purchase one share of CAH common stock for $11.50 per share. The units were sold at a price of $10.00 per unit, generating gross proceeds of $115,000,000.

Simultaneously with the closing of the IPO, CAH completed the private sale of an aggregate of 4,050,000 CAH private placement warrants to the sponsor at a purchase price of $1.00 per warrant, generating gross proceeds of $4,050,000.

Adjustments to reflect the completion of CAH’s IPO and private sale of warrants have been presented in a separate column “CAH IPO Adjustments” on the unaudited pro forma condensed balance sheet.

Pre-Merger Transactions

Capital Restructuring of LumiraDx. Immediately prior to the effective time of the Merger (the “Effective Time”), (i) (A) each LMDX series A preferred share that is issued and outstanding will be converted into LMDX ordinary shares in accordance with the LumiraDx Articles; (B) each LMDX series B preferred share that is issued and outstanding will be converted into LMDX common shares in accordance with the LMDX Articles; (C) the 5% notes will be converted into 9,195,340 LMDX common shares; and (D) the 10% notes will be converted into 7,802,080 LMDX common shares. Immediately thereafter (but prior to the Effective Time), LumiraDx shall effect a subdivision of each LMDX ordinary share and each LMDX common share into such number of LMDX ordinary shares and LMDX common shares calculated in accordance with the terms of the Merger Agreement at the LMDX Conversion Factor (being 1.60806264:1) to achieve an exchange ratio in the Merger of one LMDX common share for each share of common stock of CAH (the “Merger Subdivision”). We refer to these steps collectively as the “Capital Restructuring.”

CAH Class B Conversion. Pursuant to the Merger Agreement, immediately prior to the Effective Time, after giving effect to the Capital Restructuring and the redemption rights of holders of common stock of CAH (i) each issued and outstanding share of Class B Common Stock, par value $0.0001 per share, of CAH shall be automatically converted into one share of CAH common stock, in accordance with the terms of the amended and restated certificate of incorporation of CAH (such automatic conversion, the “CAH Class B Conversion”).

The Merger

After giving effect to the Capital Restructuring, the redemption rights of holders of CAH common stock and the CAH Class B Conversion, at the Effective Time, as a result of the Merger, each issued and outstanding share of CAH common stock shall no longer be outstanding and shall automatically be canceled and extinguished in exchange for one LMDX common share. At the Effective Time, as a result of the Merger, each outstanding CAH public warrant to purchase shares of CAH common stock, but excluding, for avoidance of doubt, the 4,050,000 CAH private placement warrants held by the sponsor, will automatically become a LMDX new warrant to purchase one LMDX common share.

In addition, upon closing of the Merger, the sponsor will exchange all 4,050,000 CAH private placement warrants for 405,000 LMDX common shares. In the event that more than fifty percent (50%) of the public shares are redeemed, the sponsor agreed to forfeit an equal corresponding percentage of the CAH founder shares that would have otherwise converted into LMDX common shares. By way of illustrative example, if sixty percent (60%) of the CAH common stock are redeemed then the CAH initial stockholders shall only receive 1,115,000 LMDX common shares, representing a forfeiture of sixty percent (60%) of the CAH founder shares. If fifty percent (50%) or less of CAH common stock sold in CAH’s initial public offering is redeemed, then the sponsor shall retain its entitlement to one hundred percent (100%) of its CAH founder shares and LMDX common shares to be issued upon conversion of the CAH founder shares, subject to the following vesting conditions: (A) 60% of the sponsor’s entitlement to the LMDX common shares will vest at Closing, (B) 20% of the sponsor’s entitlement to the LMDX common shares will vest if at any time within eighteen (18) months of the Closing, the LMDX common shares close at $12.50 per share (or higher) for twenty (20) days within any thirty (30) consecutive trading days, and (C) 20% of the sponsor’s entitlement to the LMDX common shares will vest if at any time within thirty-six (36) months of Closing, the LMDX common shares close at $15.00 per share (or higher) for twenty (20) days within any thirty (30) consecutive trading days. In the event that one of the vesting conditions is not satisfied, the sponsor’s relevant entitlement to LMDX common shares shall lapse.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). CAH has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the Company upon consummation of the Merger.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 gives effect to the Merger as if it occurred on December 31, 2020 and is adjusted to give effect to CAH’s IPO (which occurred subsequently in January 2021). The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 gives effect to the Merger as if it occurred on January 1, 2020, the beginning of the earliest period presented.

The pro forma adjustments reflecting the consummation of the Merger are based on certain currently available information and certain assumptions and methodologies that CAH believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the difference may be material. CAH believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Merger based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Merger. CAH and LumiraDx have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information presents two redemption scenarios as follows:

•

Assuming no Redemptions: This presentation assumes that no CAH public stockholders exercise their rights to redeem any of their Public Shares for a pro rata portion of the funds in the Trust Account, and thus the full amount held in the Trust Account as of Closing is available for the Merger.

•

Assuming maximum Redemptions: This presentation assumes that all CAH stockholders holding 10,679,773 shares of CAH common stock will exercise their redemption rights for $106.8 million of funds in CAH’s trust account. Under CAH’s amended and restated certificate of incorporation, the Merger may be consummated only if CAH has at least $5.0 million of net tangible assets after giving effect to all holders of public shares that properly demand redemption of their shares for cash. However, LumiraDx is not required to consummate the Merger unless there is at least $65.0 million of funds in CAH’s trust account, prior to payment of any unpaid or contingent liabilities, deferred underwriting fees or transaction costs of any of the parties.

This unaudited pro forma condensed combined financial information and related notes have been derived from and should be read in conjunction with:

•

the audited historical financial statements of CAH as of December 31, 2020 and for the period from October 7, 2020 (inception) through December 31, 2020 adjusted to give effect to CAH’s IPO (which occurred subsequently in January 2021), and the related notes thereto, included elsewhere in this proxy statement/prospectus;

•

the audited historical consolidated financial statements of LumiraDx as of and for the year ended December 31, 2020, and the related notes thereto, included elsewhere in this proxy statement/prospectus; and

•

the sections entitled “The Merger Agreement,” “LumiraDx’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “CA Healthcare Acquisition Corp.’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to CAH and LumiraDx included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Merger taken place on the date indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company.

3.	Accounting for the Merger

The Merger is accounted for as a recapitalization, pursuant to which the Merger will be treated as the equivalent of LumiraDx issuing stock for the net assets of CAH, accompanied by a recapitalization. The net assets of CAH will be stated at historical cost, with no goodwill or other intangible assets recorded. Under this method of accounting, CAH is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on LumiraDx’s shareholders holding a majority of the voting power of the Company, LumiraDx’s operations comprising substantially the ongoing operations of the Company, LumiraDx’s designees comprising a majority of the governing body of the Company, and LumiraDx’s senior management comprising the senior management of the Company. As CAH does not meet the definition of a business in accordance with IFRS 3 (“Business Combinations”), the transaction will be accounted for within the scope of IFRS 2 (“Share-based Payment”). As such, the fair value of LumiraDx shares transferred to CAH shareholders in excess of the net assets of CAH will be recorded as an expense in Selling, Marketing and Administrative expenses and an increase to share capital.

4.	Capitalization

The following summarizes the pro forma ownership of common stock of CAH following the Merger under both the no redemption and maximum redemption scenarios:

	Scenario 1 Assuming No Redemptions		Scenario 2 Assuming Maximum Redemptions
Equity Capitalization Summary	Shares	%	Shares	%
LMDX Equity Holders	247,392,039	94.8%	247,392,039	99.4%
CAH Public Investor Shares	11,500,000	4.4%	820,227	0.3%
CAH Sponsor Shares	2,130,000	0.8%	610,056	0.3%

Total Shares	261,022,039	100.0%	248,822,322	100.0%

5.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2020

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes

(A)	Derived from the audited balance sheet of CAH as of December 31, 2020.

(B)	Derived from the audited consolidated balance sheet of LumiraDx as of December 31, 2020.

Pro forma transaction adjustments—Initial Public Offering of CAH

(a)	To reflect the repayment of a related party note payable and certain other liabilities of $0.1 million in connection with CAH’s IPO.

(b)

To reflect the issuance of 11,500,000 units at $10.00 per unit, for gross proceeds of $115.0 million in connection with CAH’s IPO. The IPO proceeds of $115.0 million are recorded in cash and marketable securities held in trust account, with $92.6 million in CAH Class A common stock subject to possible redemption recorded as a non-current liability, and $22.4 million recorded in additional paid-in capital.

(c)	To reflect transaction costs of $7.3 million, consisting of $4.0 million of deferred underwriting compensation and $3.3 million of professional fees and other offering costs.

(d)

To reflect the issuance of 4,050,000 CAH private placement warrants at a price of $1.00 per warrant, in a private placement to the Sponsor, generating proceeds of $4.1 million, simultaneously with the consummation of the IPO.

(e)

To reflect the liability related to the fair value of 5,750,000 public placement warrants and 4,050,000 private placement warrants. The CAH public warrants and private placement warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, both warrant instruments are recognized as liabilities at fair value. The fair value of warrants issued in connection with CAH’s IPO were initially measured at a fair value of $9,487 using a Monte Carlo simulation model. The fair value of the warrants issued in the private placement were estimated to be $7,493 using Black-Scholes. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in CAH’s statement of operations.

Pro forma transaction adjustments—the Merger

(f)	To reflect the issuance of 46,797,960 LMDX ordinary shares and 7,746,640 LMDX common shares upon conversion of outstanding LMDX series A preferred shares and LMDX series B preferred shares, respectively, and to write off the accumulated dividends of $50.3 million on the LMDX series A preferred shares and the LMDX series B preferred shares that will not be paid or converted to LMDX ordinary shares or LMDX common shares and to fully accrete the remaining issuance costs of $40.4 million on the LMDX series A preferred shares. Further to reflect the issuance of 78,446,580 LMDX ordinary shares and 4,796,852 LMDX common shares to reflect the impact of the Merger Subdivision, which involves the 129,011,300 LMDX ordinary shares and 7,746,640 LMDX common shares outstanding immediately after the LMDX preferred share conversions, being subdivided at the LMDX Conversion Factor of 1.60806264:1. A table to illustrate the Company’s issued share capital as of (i) 12/31/2020; (ii) immediately after the February Subdivision; and (iii) immediately prior to the Effective Time is set out below:

	LMDX common shares	LMDX ordinary shares	LMDX series A preferred	LMDX series B preferred
Outstanding as of 12/31/20	—	373,697	212,718	33,008
February Subdivision (220:1)		81,839,643	46,585,242	7,228,752
LMDX series A preferred share conversion		46,797,960	(46,797,960)
LMDX series B preferred share conversion	7,746,640			(7,261,760)
Merger Subdivision at the LMDX Conversion Factor (1.60806264:1)	4,796,852	78,446,580

	12,543,492	207,457,880	—	—

(g)

To reflect (i) the automatic conversion of LumiraDx’s 5% notes and 10% notes into 17,033,374 LMDX common shares, (ii) the issuance of an additional 10,393,247 LMDX common shares to reflect the impact of the Merger Subdivision and (iii) to fully accrete the remaining debt issuance costs. Upon the conversion, the carrying value of the debt of $206.0 million was derecognized and to fully accrete the remaining $16.0 million of debt issuance costs on 5% convertible notes.

(h)	To reflect the conversion of all outstanding shares of CAH Class B common stock to CAH Class A common stock for no additional consideration immediately prior to the Effective Time.

(i)	To reflect the settlement of $4.0 million of deferred underwriting compensation incurred during CAH’s IPO that are contractually due upon completion of the Merger.

(j)	To reflect the release of $111.0 million of cash and marketable securities from the Trust Account.

(k)

To reflect the payment of CAH’s total estimated advisory, legal, accounting and other professional fees of $8.8 million that are deemed to be direct and incremental costs of the Merger as a Selling, Marketing and administrative expense.

(l)	To reflect the payment of LumiraDx’s total estimated legal fees of $3.0 million that are deemed to be direct and incremental costs of the Merger as a Selling, Marketing and administrative expense.

(m)

Under Scenario 1, which assumes no holders of CAH common stock exercise their redemption rights, adjustments to reflect (i) the exchange of 10,679,773 shares of CAH Class A common stock subject to redemption and 3,695,227 shares of CAH Class A common stock for an aggregate 14,375,000 LMDX common shares, (ii) the reclassification of $90.2 million carrying amount of CAH Class A common stock subject to redemption (liability) and $2.4 million carrying amount of CAH Class A common stock (additional paid-in capital) to LumiraDx share capital and share premium, (iii) the conversion of 4,050,000 CAH private placement warrants into 405,000 LMDX common shares including associated reversal of the private placement warrant liability of $7,493 recorded in 5(e) in accordance with ASC 815-40 and (iv) the elimination of the historical accumulated deficit of CAH.

(n)	To reflect in accordance with IFRS 2:

•	the difference in the fair value of the shares deemed to have been issued by LMDX in the transaction to CAH shareholders and the net assets of CAH in millions, and

•

the fair value of the shares deemed to have been issued by LumiraDx as if the transaction had occurred as of December 31, 2020 after taking into account the fair value of the CAH founder shares that vest according to market conditions, including, but not limited to, the closing price of the LMDX common shares and redemption of public shares.

(o)

To reflect, in Scenario 2, (i) the assumption that holders of CAH common stock exercise their redemption rights with respect to a maximum of 10,679,773 shares of CAH common stock prior to the consummation of the Merger at a redemption price of approximately $10.00 per share, or $106.8 million in cash and (ii) the forfeiture of 2,669,944 CAH Sponsor shares.

6.	Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2020

CAH and LumiraDx did not have any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of CAH common stock outstanding at the closing of the Merger, assuming the Merger occurred on January 1, 2020.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes

(A)	Derived from the audited statement of operations of CAH for the period from October 7, 2020 (inception) through December 31, 2020.

(B)	Derived from the audited consolidated statement of operations of LumiraDx for the year ended December 31, 2020.

Pro forma adjustments

(a)

To reflect an adjustment to eliminate the dividends on LMDX preferred stock of $23.6 million recognized during the year ended December 31, 2020 and to fully accrete the remaining issuance costs of $40.4 million on the series A preferred stock upon the automatic conversion of LMDX’s preferred stock as if the Merger had occurred on January 1, 2020.

(b)

To reflect an adjustment to eliminate the interest expense recorded during the year ended December 31, 2020 on the 5% notes and the 10% notes of $17.0 million to fully accrete the remaining $16.0 million of debt issuance costs on the 5% notes upon the automatic conversion of such notes into LMDX common shares as if the Merger had occurred on January 1, 2020.

(c)

To reflect, in accordance with IFRS 2, the difference between the fair value of net assets acquired of $111.8 million and the fair value of the shares deemed to have been issued by LumiraDx as if the transaction had occurred as of December 31, 2020 after taking into account the fair value of the CAH founder shares that vest according to market conditions, including, but not limited to, the closing price of the LMDX common shares and redemption of public shares. The fair value of the Sponsor shares that vest according to market conditions is $4.2 million. The difference in the fair value of net assets is calculated as:

	Scenario 1	Scenario 2
CAH shareholders	13,630,000	1,430,283
Total shares	313,630,000	301,430,283
CAH pro-rata ownership	4.3%	0.5%

Implied equity value of the combined company	$3,111,798	$3,005,000
Fair value of CAH shares	$135,235	$14,259

CAH Net Assets	$111,798	$5,000

Difference in fair value	$23,437	$9,258
Difference from Scenario 1		$(14,179)

(d)

The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares of LMDX ordinary shares outstanding at the closing of the Merger, assuming the Merger occurred on January 1, 2020. The unaudited pro forma condensed combined financial information has been prepared assuming the no redemptions and maximum redemptions scenarios:

	Year Ended December 31, 2020
	Scenario 1 (Assuming No Redemptions into Cash)	Scenario 2 (Assuming Maximum Redemptions into Cash)
	(in thousands, except share and per
Pro forma net loss	$(296,204)	$(282,025)

Weighted average shares outstanding—basic and diluted	261,022,039	248,822,322

Net loss per share—basic and diluted	$(1.13)	$(1.13)

Weighted average shares calculation—basic and diluted
LMDX weighted average public shares outstanding	82,206,300	82,206,300
Issuance of ordinary shares and common shares to LMDX shareholders in connection with Merger	165,185,739	165,185,739
CAH weighted average public shares outstanding	1,725,000	205,056
CAH common stock subject to redemption reclassified to equity	11,500,000	820,227
Issuance of CAH common stock in exchange for Sponsor warrants	405,000	405,000

Weighted average shares outstanding	261,022,039	248,822,322

As the unaudited pro forma condensed combined statement of operations is in a loss position, the following anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding:

	Year Ended December 31, 2020
	Scenario 1 (Assuming No Redemptions into Cash)	Scenario 2 (Assuming Maximum Redemptions into Cash)
Options to purchase LMDX common shares	81,784,776	81,784,776
Warrants to purchase LMDX common shares	13,268,797	13,268,797

	95,053,573	95,053,573

(e)

To reflect the payment of CAH’s total estimated advisory, legal, accounting and other professional fees of $8.8 million that are deemed to be direct and incremental costs of the Merger as a selling, marketing and administrative expense.

(f)	To reflect the payment of LumiraDx’s total estimated legal fees of $3.0 million that are deemed to be direct and incremental costs of the Merger as a selling, marketing and administrative expense.

SELECTED HISTORICAL FINANCIAL INFORMATION

CAH is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Merger.

CAH’s balance sheet data as of December 31, 2020 and statement of operations data for the period from October 2020 (inception) through December 31, 2020 are derived from CAH’s audited financial statements, included elsewhere in this proxy statement/prospectus. CAH’s balance sheet data as of June 30, 2021 and statement of operations data for the three months ended June 30, 2021 are derived from CAH’s unaudited financial statements, included elsewhere in this proxy statement/prospectus.

LumiraDx’s consolidated balance sheet data as of December 31, 2020 and 2019 and consolidated statements of operations, comprehensive loss and cash flow data for the fiscal years ended December 31, 2020 and 2019 are derived from LumiraDx’s audited financial statements, included elsewhere in this proxy statement/prospectus.

The information is only a summary and should be read in conjunction with each of the LumiraDx’s and CAH’s consolidated financial statements and related notes and “Other Information Related to CAH—CAH’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 165 and “LumiraDx’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 234 contained elsewhere herein. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of the LumiraDx or CAH. All amounts are in US dollars. Certain amounts that appear in this section may not sum due to rounding.

Selected Historical Financial Information – CAH

	Period from October 7, 2020 (inception) through December 31, 2020	Six months ended June 30, 2021 (unaudited)
	($ in thousands)
Income Statement Data:
Revenues	$0	$0
Loss from operations	1,654	509
Franchise tax expenses	609	98

Net loss	2,263	587
Basic and diluted net income per share	0	(0.14)
Weighted average shares outstanding excluding shares subject to possible redemption – basic and diluted	2,500,000	9,925,703

	As of December 31, 2020	As of June 30, 2021
Balance Sheet Data:
Working capital	$(118,463.00)	$816,000.00
Total assets	150,698.00	115,964,973.00
Stockholders’ equity	22,737.00	5,000,009.00

Selected Historical Financial Information – LumiraDx Limited

	For the years ended December 31,
	2019	2020
	(in thousands)
Consolidated Statement of Profit and Loss and Comprehensive Income
Revenue:
Products	$19,802	$135,656
Services	3,340	3,497

Total revenue	23,142	139,153
Cost of sales:
Products	(12,469)	(84,456)
Services	(1,853)	(1,750)

Total cost of sales	(14,322)	(86,206)

Gross profit	8,820	52,947
Operating expenses:
Research and development expenses	(86,546)	(107,539)
Selling, marketing and administrative expenses	(37,294)	(46,129)

Total operating expense	(123,840)	(153,668)

Loss from operations	(115,020)	(100,721)

Finance income (expense):
Finance income	11,705	22,500
Finance expense	(39,335)	(172,722)

Total finance expense, net	(27,630)	(150,222)
Loss before provision for income taxes	(142,650)	(250,943)
Benefit from income taxes	9,541	9,946

Net loss	$(133,109)	$(240,997)

Loss attributable to non-controlling interest	(302)	(17)

Net loss attributable to equity holders of parent—basic and diluted	$(132,807)	$(240,980)

Net loss per share attributable to equity holders of parent—basic and diluted	$(1.62)	$(2.93)
Weighted-average number of Ordinary Shares used in loss per share—basic and diluted	81,935,700	82,206,300
Other Comprehensive Income:
Items that may be reclassified subsequently to profit or loss
Foreign currency translation differences – foreign operations	(7,580)	(17,560)
Total Comprehensive loss for the year	(140,689)	(258,557)
Total comprehensive income attributable to:
Equity holders of the parent	(140,389)	(258,544)
Non-controlling interest	(300)	(13)
Total	$(140,689)	$(258,557)

	AS OF DECEMBER 31,
	2019	2020
	(in thousands)
Consolidated Statement of Financial Position
Cash and cash equivalents	139,387	158,717
Working capital (1)	140,581	81,023
Total assets	249,821	515,095
Preferred shares	(248,640)	(451,721)

Total equity attributable to equity holders of the parent	152,635	375,009
Non-controlling interests	194	207
Total equity	152,829	375,216

(1)	We define working capital as current assets less current liabilities.

LUMIRADX’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

In this section “we,” “us” and “our” refer to LumiraDx. You should read the following discussion and analysis of our financial condition and results of operations together with the section titled “Selected Consolidated Financial Data” and our consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus. The following discussion is based on our financial information prepared in accordance with the IFRS, as issued by the International Accounting Standards Board, or IASB, which may differ in material respects from generally accepted accounting principles in other jurisdictions, including U.S. generally accepted accounting principles, or GAAP. This discussion and other parts of this prospectus contain forward-looking statements that involve risk and uncertainties, such as statements of our plans, objectives, expectations and intentions. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors.” References to the number of shares or options issued by LumiraDx in this section shall be to the number of shares or options issued as at December 31, 2020 and, except for earnings per share or otherwise stated herein, have not been adjusted to reflect any subdivision or other form of consolidation of LumiraDx’s share capital following December 31, 2020 (including the 220:1 subdivision effected by the Company on February 1, 2021, or the February Subdivision, and the Merger Subdivision to be effected pursuant to the terms of the Merger Agreement).

Overview

We are a next-generation POC diagnostic company addressing the current limitations of legacy POC systems by bringing lab-comparable performance to the POC in minutes on a single instrument with a low cost of ownership. We are focused on transforming community-based healthcare by providing critical diagnostic information to healthcare providers at the point of need, thereby enabling more informed medical decisions to improve health outcomes while lowering costs. We have developed and launched our Platform, which is an integrated system comprised of a small, versatile Instrument, precise, low-cost microfluidic test strips, and seamless, secure digital connectivity. We currently have five tests commercially available on our Platform and a broad menu of tests in development. Our proprietary Platform is designed to simplify, scale down, and integrate multiple testing methodologies onto a single instrument and offer a broad menu of tests with lab-comparable performance at a low cost and with results generally in 10 minutes or less from sample to result. With our Platform, our goal is to address the key challenges faced by healthcare providers in providing efficient and cost-effective patient care in a community setting.

We are initially focused on the development of tests for several of the most common conditions diagnosed or managed in community-based healthcare settings. For many of the tests we commercialize, or plan to commercialize, there are no existing high performance POC alternatives. Our initial authorized tests and those under development are designed to address unmet diagnostic needs in the fields of infectious disease, cardiovascular disease, diabetes, and coagulation disorders. To date, we have developed and launched five diagnostic tests for use with our Instrument: our SARS-CoV-2 antigen test commercially available under (i) EUA in the United States which authorizes the emergency use of the test during the period in which an emergency declaration remains in effect, (ii) CE Mark in the European Economic Area and, for the time being, Great Britain, (iii) approvals in Japan and Brazil, and (iv) ability to sell in Africa and elsewhere based on such approvals, our SARS-CoV-2 antibody test commercially available under an EUA and CE Mark, as well as SARS-CoV-2 antigen pool test, our INR test, and our D-Dimer test, all of which are CE Marked.

In response to the COVID-19 pandemic and the resulting acute need for timely diagnostic information, we have developed our SARS-CoV-2 antigen and SARS-CoV-2 antibody tests for use in community-based healthcare settings. Our SARS-CoV-2 antigen and SARS-CoV-2 antibody tests have demonstrated highly accurate results within minutes on our Instrument. We have obtained an EUA and CE Mark for our SARS-CoV-2 antigen test and our SARS-CoV-2. We have commercialized our SARS-CoV-2 antigen test in Europe, Japan, Brazil and the

United States to customers, including NHS and CVS and have commenced shipment of Instruments to Africa as part of our collaboration with BMGF and CVS.

As of June 30, 2021, we have shipped more than 15,000 Instruments to over 90 countries and have more than 1,550 employees across the globe. Our SARS-CoV-2 antigen test has been authorized by FDA under an EUA only for the qualitative detection of SARS-CoV-2 nucleocapsid protein and has not been authorized for use to detect any other viruses or pathogens. In addition, the CE Mark process is a self-certification process where we self-declare as a manufacturer that we have checked the product meets European Economic Area safety, health and environmental requirements. Our SARS-CoV-2 antigen test has not been cleared or approved by FDA or any other regulatory body, and therefore we cannot market such test in the U.S. following the termination of an emergency declaration. We have obtained an EUA from FDA and CE Mark for our SARS-CoV-2 antibody test.

In laboratory and clinical studies, our SARS-CoV-2 antigen test demonstrated a very low Limit of Detection, or LOD, of 32 TCID50 per mL and high sensitivity and specificity within a detection window of 12 days from onset of symptoms and delivered results within 12 minutes or less. Our SARS-CoV-2 antibody test demonstrated 100% sensitivity in fingerstick blood samples collected more than eight days post PCR and results delivered within 11 minutes. We believe that offering our SARS-CoV-2 antigen test and SARS-CoV-2 antibody test on a single Platform with superior performance over a wide detection time has the potential to greatly improve the diagnosis of COVID-19 infection and infectivity, enable large-scale population monitoring and facilitate management of the COVID-19 pandemic.

Our SARS-CoV-2 antigen test is currently being used and implemented in various testing programs across the U.S., U.K. and other European countries, Japan, Brazil, Africa and elsewhere, including in accident and emergency departments, care homes, retail pharmacies and other primary care settings. Even with the start of the roll out of COVID-19 vaccines, we expect there to be continued need for diagnostic testing. In addition, in the professional POC settings where our Platform is placed, customers are looking to implement comprehensive POC testing within their institutions leveraging both (i) our broad menu as well as (ii) our quality, compliance and data management infrastructure.

We also see significant opportunity in the low complexity mass screening or home COVID-19 testing market. Therefore, based on the same chemistry and test strip design as our SARS-CoV-2 antigen test on our Platform, we have started development of our Amira System, which we are designing as a high-sensitivity mass screening and home testing system for COVID-19. We plan to manufacture and distribute our Amira System at a price and volume that enables both (1) mass testing required to support continued safe re-opening of the economy as well as (2) broad scale diagnostic testing in high burden countries, subject to successful completion of development and regulatory approval, authorization, certification or clearance. As planned, our Amira System will consist of (i) a small, battery operated, disposable device, (ii) the Amira COVID-19 test and (iii) a phone/tablet application for test management and reporting. Subject to completion of product development, regulatory approval, authorization, certification or clearance for professional and home use, market demand and manufacturing scale-up of the Amira System, we currently expect to launch our Amira system by the fall of 2021, with a manufacturing capacity of building up to 10 million tests per day over time and capability of producing multiples of 10 million tests per day for our Amira System, depending on market need for mass screening testing. We anticipate the retail price of our Amira System and Amira COVID-19 test to be between $2.00-$4.00 per test, significantly lower than many existing COVID-19 tests currently on the market as well as the equivalent tests on our Instrument. For very high volume purchases and shipments to middle and low income countries, or LMICs, we expect the price to be lower. We currently have a prototype Amira System including strips, device and patient application. We expect to move to design freeze at system level shortly. We are simultaneously tooling up high volume manufacturing lines, for the strip and instrument, while we progress through design freeze and the V&V phase. Beyond COVID-19, Amira will be the basis of our home testing platform, bringing fast, accurate, affordable self-testing and monitoring to individuals in their home, empowering them to better manage their health and outcomes.

We have also used our technology to develop two rapid COVID-19 reagent testing kits for use on open molecular systems, LumiraDx SARS-CoV-2 RNA STAR and SARS-CoV-2 RNA STAR Complete. LumiraDx SARS-CoV-2 RNA STAR allows laboratories to utilize their existing molecular lab infrastructure in a high-throughput format by reducing amplification time from approximately one hour down to 12 minutes. LumiraDx SARS-CoV-2 RNA STAR Complete utilizes a direct amplification method that combines lysis and amplification in a single step, detecting SARS-CoV-2 nucleic acid in under 20 minutes, without needing to perform any specimen purification or extraction. We have obtained EUAs for LumiraDx SARS-CoV-2 RNA STAR and SARS-CoV-2 RNA STAR Complete and commenced sales.

On the Platform, we currently have a pipeline of more than 30 tests in various stages of development for community-based healthcare settings and plan to launch additional tests, subject to successful development and regulatory approval, authorization, certification or clearance. Our key tests under development include: Flu A/B + SARS-CoV-2 antigen; D-Dimer for cardiovascular disease and coagulation disorders; high sensitivity troponin I for cardiovascular disease; CRP for infectious disease; and HbA1c for diabetes. Our tests are subject to extensive regulatory requirements and we seek to obtain regulatory approval, authorization, certification or clearance on a test-by-test basis. We are focused on commercializing our tests on pace with receipt of the requisite regulatory approval, authorization, certification or clearance and any delays in commercialization of our tests or decreases in the expected market demand for our tests could adversely impact our operations and financial results. We have also entered into R&D collaborations with well-established diagnostic companies that have market-leading assays and capabilities in specific conditions to further accelerate the expansion of the test menu for our Platform. See the section titled “Business of LumiraDx—Research and Development” beginning on page 196 for additional details on our R&D collaboration agreements. Additionally, our R&D team is focused on continuous enhancement of our disruptive technologies.

Our proprietary microfluidic test strip is designed to accommodate all of our assays and sample types in a single- design architecture. We can manufacture our test strips at large scale and low cost on our proprietary manufacturing system. We believe our scalable manufacturing process provides us with a sustainable cost position that allows us to provide cost-efficient diagnostic solutions to the POC market. It also enables us to expand into attractive geographies and alternative healthcare settings where high quality POC testing has previously not been feasible.

We believe our Platform and its attractive value proposition will have broad appeal to healthcare providers globally that are seeking innovative POC solutions to improve outcomes and lower costs. As such, we currently have direct sales and marketing operations in 17 countries, including the U.S., most Western European countries, Japan, South Africa, Colombia and Brazil, and over time plan to further expand to the largest in vitro diagnostic, or IVD, markets, including China, India and Southeast Asia. We sell mainly to large healthcare systems, government organizations and national pharmacy chains that can deploy comprehensive POC testing across their extensive healthcare provider networks.

As of June 30, 2021, we have 156 employees focused on sales and marketing located in 18 countries and plan to open additional sales offices to further expand our presence globally. We have direct sales operations in the U.S., most major European countries, Japan, South Africa, Colombia and Brazil.

We manufacture our test strips on highly automated manufacturing equipment designed specifically to meet high volume demand at a low cost. All of our test strips are manufactured on a common platform using a high volume, web-based manufacturing process that allows the production of multiple test strip sizes and designs. Utilizing a common platform allows us to leverage volume and have efficient manufacturing costs and provides flexibility to respond more rapidly to changing market demands across our product portfolio.

As of December 31, 2020, we have raised $902.6 million through the issuance of debt and equity securities and from our partners since inception. We have primarily deployed this capital to develop and commercialize our Platform and build manufacturing capabilities and a commercial organization that have the potential to deliver on our aspiration to be the global leader in POC diagnostics.

Recent Operating Results (preliminary and unaudited)

Selected Unaudited Financial Results as of and for the Six Months Ended June 30, 2021

Set forth below are certain preliminary and unaudited estimates of selected financial information for the six months ended June 30, 2021 and actual financial information for the six months ended June 30, 2020. The preliminary financial information included in this prospectus reflects management’s estimates based solely upon information available to us as of the date of this prospectus and is the responsibility of management. The preliminary financial results presented below are not a comprehensive statement of our financial results for the six-months ended June 30, 2021. In addition, the preliminary financial results presented above have not been audited, reviewed, or compiled by our independent registered public accounting firm, KPMG LLP. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information. The preliminary financial results presented below are subject to the completion of our financial closing procedures, which have not yet been completed. Our actual results for the six-months ended June 30, 2021 may not be available until after this offering is completed and may differ materially from these estimates. Therefore, you should not place undue reliance upon these preliminary financial results. For instance, during the course of the preparation of the respective financial statements and related notes, additional items that would require material adjustments to be made to the preliminary estimated financial results presented above may be identified. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. Accordingly, the financial results in any particular period may not be indicative of future results. See “Special Note Regarding Forward-Looking Statements.”

Key Financial and Operating Metrics

We regularly monitor a number of metrics in order to measure our current performance and project our future performance. These metrics aid us in developing and refining our growth strategies and making strategic decisions.

	Six Months Ended June 30, 2020	Six Months Ended June 30, 2021
		LOW	HIGH
	(in thousands)	(in thousands)
Revenues	12,950	193,000	195,000
Gross profit	5,489	51,900	56,300
Loss from operations	(64,522)	(67,400)	(60,200)
Net loss	(106,968)	(195,000)	(185,000)

Non-GAAP Financial Data*
Adjusted loss	(61,308)	(74,850)	(52,600)

*	Non-GAAP measures. “Reconciliation of GAAP to non-GAAP Financial Measures” below for reconciliation to GAAP metrics for information on how we compute these measures.

Non-GAAP Financial Measures

We are presenting the following non-GAAP financial measure because we use it, among other things, as a key measure for our management and board of directors in managing our business and evaluating our performance. We believe it also provides supplemental information that may be useful to investors. The use of this measure may improve comparability of our results over time by adjusting for items that may vary from period to period or not be representative of our ongoing operations.

This non-GAAP measure is subject to significant limitations, including those identified below. In addition, other companies may use similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Non-GAAP measures should not be considered in isolation or as a substitute for GAAP measures. They should be considered as supplementary information in addition to GAAP operating and financial performance measures.

Adjusted net loss

We believe that Adjusted net loss, which we calculate as Net loss adjusted to exclude certain non-cash items, is useful because it allows us and others to measure our performance without regard to items such as share-based compensation expense, amortization, non-cash finance expenses and other items that can vary substantially depending on our financing and capital structure, and the method by which assets are acquired. We use Adjusted net loss and GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors.

Reconciliation of GAAP to non-GAAP Financial Measures

The following table provides a reconciliation of Net loss to Adjusted net loss, a non-GAAP measure.

	Six Months Ended June 30, 2020	Six Months Ended June 30, 2021
		LOW	HIGH
	(in thousands)	(in thousands)
Net loss	$(106,968)	$(195,000)	$(185,000)
Amortization of intangible assets	1,160	1,200	1,300
Share-based payments	1,569	19,000	21,000
Change in fair value of financial instruments	—	57,000	63,000
Foreign exchange gain/(loss)	26,256	(6,750)	(7,600)
Dividends on preferred shares	10,770	10,200	11,200
Non-cash interest	5,905	39,500	43,500

Adjusted net loss	$(61,308)	$(74,850)	$(52,600)

Comparison of the Six Months Ended June 30, 2021 and 2020

Revenues are expected to increase approximately $180 million, or 1,398%, for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The increase in revenue is attributable to sales of our COVID-19 Platform products. We received Emergency Use Authorization from the US Food and Drug Administration for our COVID-19 antigen test in August 2020 and began commercial sales in September 2020.

Gross profit is expected to increase $49 million, or 886%, for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The improvement in Gross profit was driven primarily by the increase in sales of COVID-19 Platform products.

Loss from operations decreased by approximately $1 million, or 1%, for the six months ended June 30, 2021 compared to the six months ended June 30, 2020, primarily due to an increase in gross profit of $49 million, offset by an increase in operating expenses of approximately $48 million. The increase in operating expenses is primarily the result of increased research and development headcount and related expenses as we continue to commercialize Platform products, increased headcount and related expenses as we grow our sales and marketing staff to support our COVID-19 Platform products. In addition, our share-based payment expense increased approximately $20 million as a result of option awards to our founders.

Net loss increased approximately $85 million, or 80%, for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The increase was primarily driven by non-cash finance expenses including the change in fair value of financial instruments and the accretion of debt issuance costs.

Factors Affecting Our Performance

We believe there are several important factors that have impacted and that we expect will impact or will continue to impact our financial performance and results of operations, including:

•

COVID-19 test commercialization. We believe that our ability to sell POC COVID-19 tests during the pandemic will allow us to achieve significant revenue growth, establish strong brand awareness and acceptance, and build an installed base of Instruments. The ability of healthcare providers and public health officials to have access to rapid and accurate COVID-19 tests is a key component to fighting the pandemic. Any delays in production of our COVID-19 tests or decreases in the market demand for COVID-19 testing, including as it relates to the recently authorized COVID-19 vaccines and any future vaccines, could adversely impact our operations and financial results.

•

Increase the installed base of our Instruments. Our Instrument runs a variety of diagnostic testing technologies utilizing our disposable test strips. We initially intend to focus our sales efforts on large healthcare systems, government organizations and national pharmacy chains that want to deploy comprehensive POC testing across their networks. We believe the successful large-scale deployment of an installed base of Instruments will provide revenue growth in both the near term and the long term through consumption of our current and future assays. We expect our installed base of Instruments to continue to grow as we increase penetration in our existing markets, expand into new markets and add new assays.

•

Commercialization of our current and future assays. We believe that delivering a broad menu of diagnostic tests for community-based healthcare on a single Platform is critical to transforming the POC market. We plan to launch ten tests in the next two years, subject to regulatory authorization or clearance. We have a growing pipeline of tests and panels for cardiovascular disease, infectious disease, diabetes, and coagulation disorders, designed to deliver lab-comparable performance. We believe that successful execution of this global market-driven menu strategy will lead to wide adoption of our Platform and high utilization of our diagnostic tests. Any delays in commercialization of our assays or decreases in the expected market demand for our assays could adversely impact our operations and financial results.

•

Highly automated, cost efficient manufacturing process. Our proprietary microfluidic test strip is capable of accommodating all of our currently contemplated POC assays within a single design architecture. We manufacture our test strips on highly automated manufacturing equipment designed and manufactured specifically to meet high volume demand at a low cost. We believe the automated manufacturing process of our test strips provides an industry leading cost position. In order to meet the anticipated demand for our Platform, we will need to continue to add manufacturing capacity. This will require continued investments, including the purchase of manufacturing equipment, the lease or purchase of new facilities, leasehold and building improvements to our existing and future facilities, and hiring of new personnel.

•

Investment in regulatory approvals, authorizations and clinical trials. We will incur increased costs to conduct clinical trials and to obtain regulatory approvals, authorizations or clearances as we commercialize our products across global markets. Clinical trials demonstrating the acceptable performance of our products may be required in order to obtain regulatory approvals or clearances. Additional regulatory approvals, authorizations or clearances will impact our ability to sell both our Instruments and test strips in various geographies. Any delays in regulatory approvals, authorizations or clearances of our tests or a lack of strong clinical trial evidence for the performance of our tests could adversely impact our operations and financial results.

•

Investment in global expansion. We intend to continue to expand the availability of our Platform on a global basis. We intend to establish subsidiaries in additional countries, where appropriate, and hire additional resources in sales, marketing and administration in order to develop the market for our products, engage in sales activities and establish other commercial capabilities to serve the needs our customers. If our investment in our global expansion does not generate expected revenue growth, then our operations and financial results could be adversely impacted.

While each of these areas present significant opportunities for us, they also pose significant risks and challenges that we must address. See the section titled “Risk Factors” beginning on page 21 for more information.

Components of Results of Operations

Revenue

We expect to continue to derive substantially all our revenue from sales of our Platform, which includes sales of our Instrument, test strips and other related products and services. Such sales may have multiple performance obligations under IFRS 15 Revenue from Contracts with Customers, or IFRS 15; therefore, we may recognize revenue associated with a single sale of our Platform both at a point in time and over time. We recognize revenue from the initial sale of the Instrument, test strips and other related products separate from the sale of our connectivity solutions and other services under IFRS 15.

Our Platform will also be made available to customers under operating lease arrangements. Revenue from operating leases are recognized on a straight-line basis over the term or, when lease revenue is entirely variable and subject to subsequent reagent sales, as the performance obligation to deliver reagents is satisfied.

We allocate revenue between products and services based on the relative standalone selling price of each performance obligation.

Products. During 2019, our instrument and consumable revenue was primarily generated by the resale and distribution of third party medical diagnostic products not related to our Platform. These revenues relate to sales organizations whose operations were acquired by us in anticipation of distributing our proprietary products.

During 2020, we derived a significant portion of our product revenue from the sale of our Instrument, test strips and other related products. We sell or lease our products directly to users, including healthcare systems, government organizations, national pharmacy chains, diagnostic labs, hospitals and other healthcare providers. In addition, we sell the Instrument, test strips and other related products through wholesalers and distributors. We sell, place free of charge and rent Instruments to customers depending on the needs of the customer and market profile.

Services. We expect to derive substantially all our service revenue from revenue allocated from the sale of our Platform to our connectivity solutions, such as Connect Manager and EHR Connect. These services allow customers to manage their Instruments and to analyze diagnostic data, provide decision support tools and enforce quality control policies. During 2019, we did not recognize any service revenue related to sales of our Platform, and in 2020, less than 1% of our service revenue was derived from sales of our Platform. During 2019 and 2020, the majority of our service revenue related to maintenance on historical software licenses, access to hosted cloud offerings, training, support and other services related to products.

We intend to seek, in the near term, regulatory approval, authorization, certification or clearance for multiple diagnostic assays on our Platform. Assuming we receive regulatory approvals, authorization or clearances, we expect the revenue from sales of our Instrument, test strips and other related products and services to increase significantly.

Costs of Sales and Operating Expenses

Cost of sales. Cost of sales generally consists of the cost of (i) materials and direct labor, including bonus and benefits, (ii) equipment and infrastructure expenses associated with manufacturing and packaging our Platform products, (iii) third party products, (iv) warehousing, handling and shipping costs and (v) the provision of software support and services. Equipment and infrastructure expenses include maintenance and depreciation of manufacturing equipment, facilities costs and amortization of leasehold improvements and of acquired technology. Also included are provisions for excess and obsolete inventory. As we continue to scale our manufacturing operations, improve existing products and introduce new products, it is possible that we will have obsolete parts and materials and our manufacturing output will not match demand, especially in times of volatile demand resulting in write downs for obsolete and short expiry materials and products.

We expect cost of sales to generally increase in line with the increase in the number of Platform products we sell.

Research and development expense. Research and development expense consists of costs incurred to develop our Platform, and includes salaries and benefits, equipment and supplies used in research and development laboratory work, infrastructure expenses, including allocated facility occupancy and information technology costs, contract services, clinical trials and other outside costs, and costs to develop our technology and add additional assays to our Platform. Research and development costs are expensed as incurred.

We expect that our research and development expenses will continue to increase as we continue to develop additional assays for our Platform and conduct our ongoing and new clinical trials. These expenses may fluctuate from period to period due to the timing and extent of these expenses incurred within a period.

Selling, marketing and administrative expense. Our selling, marketing and administrative expenses are expensed as incurred and include costs associated with our sales organization, including our direct sales force and sales management, client services, marketing, executive, accounting and finance, legal and human resources functions. These expenses consist primarily of salaries, commissions, bonuses, employee benefits, travel and stock-based compensation, as well as marketing and educational activities and allocated overhead expenses.

We expect our selling, marketing and administrative expenses to increase as we expand our sales force and increase our marketing activities to drive adoption of our Platform. We also expect that our administrative expenses will continue to increase as we increase our headcount and as we incur costs associated with operating as a public company after this transaction, including expenses related to legal, accounting, regulatory, maintaining compliance with exchange listing and SEC requirements, director and officer insurance premiums, and investor relations. While we expect these costs to increase in absolute dollars, we expect them to decrease as a percentage of revenue in the long term, though they may fluctuate as a percentage from period to period due to the timing and extent of these expenses.

Finance Income

Finance income consists of interest earned on our cash and cash equivalents and net foreign currency exchange gains. Our interest income has not been significant to date, but we expect it to increase as we invest surplus cash from this transaction in short term, fixed income investments until those proceeds are fully deployed. Net foreign currency exchange gains relate to transactions and asset and liability balances denominated in currencies other than the U.S. dollar, primarily related to our U.K. operations denominated in British pound sterling. We expect our foreign currency gains and losses to continue to fluctuate in the future due to changes in foreign currency exchange rates.

Finance Expense

Finance expense consists primarily of cash and non-cash interest on debt obligations, dividends on our LMDX series A preferred shares and LMDX series B preferred shares, changes in fair value of our financial liabilities designated as fair value through profit and loss and net foreign currency exchange losses. Interest expense includes cash interest expense on outstanding debt, as well as non-cash accretion of debt issuance costs and debt proceeds classified as equity under IFRS. Dividends on the LMDX series A preferred shares and LMDX series B preferred shares accrue cumulatively at an 8% annual rate. All our outstanding LMDX series A preferred shares will be automatically converted into LMDX ordinary shares immediately prior to the Effective Time pursuant to the Capital Restructuring and all our outstanding LMDX series B preferred shares will be automatically converted into LMDX common shares immediately prior to the Effective Time pursuant to the Capital Restructuring and will not result in cash settlement of the accrued dividends. Our 10% notes and LMDX series B preferred shares have been designated as financial liabilities at fair value through profit and loss. At each reporting date, these liabilities are re-measured and any increase in liability is recorded as a finance expense. Net foreign currency exchange losses relate to transactions and asset and liability balances denominated in currencies other than the U.S. dollar, primarily related to our U.K. operations denominated in U.K. pound sterling. We expect our finance expense to continue to fluctuate as we manage our debt obligations, including the conversion of convertible debt as part of this offering, and due to changes in foreign currency exchange rates.

Benefit from Income Taxes

Benefit from income taxes is primarily related to a U.K. tax credit on qualifying research and development expenses. We expect the tax credit to increase in line with the increase in research and development expenses provided we continue to be eligible.

Results of Operations

The following table sets forth the significant components of our results of operations for the periods presented.

	YEAR ENDED DECEMBER 31,
	2019	2020
	(in thousands)
Consolidated Statement of Profit and Loss and Comprehensive Income
Revenue:
Products	$19,802	$135,656
Services	3,340	3,497

Total revenue	23,142	139,153

Cost of sales:
Products	(12,469)	(84,456)
Services	(1,853)	(1,750)

Total cost of sales	(14,322)	(86,206)

Gross profit	8,820	52,947
Operating expenses:
Research and development expenses	(86,546)	(107,539)
Selling, marketing and administrative expenses	(37,294)	(46,129)

Total operating expense	(123,840)	(153,668)

Loss from operations	(115,020)	(100,721)

Finance income (expense):
Finance income	11,705	22,500
Finance expense	(39,335)	(172,722)

Total finance expense, net	(27,630)	(150,222)
Loss before provision for income taxes	(142,650)	(250,943)
Benefit from income taxes	9,541	9,946

Net loss	$(133,109)	$(240,997)

Comparison of the years ended December 31, 2019 and 2020

Revenue

Products

	YEAR ENDED DECEMBER 31,		CHANGE
	2019	2020	$	%
	(dollars in thousands)
Products	$19,802	$135,656	$115,854	585.1%

Product revenue was $19.8 million for the year ended December 31, 2019 compared to $135.7 million for the year ended December 31, 2020, an increase of $115.9 million, or 585.1%. The increase in products revenue was due to sales of our COVID-19 Platform products. During the years ended December 31, 2019 and 2020, revenue from Platform sales was $0.2 million and $112.1 million, respectively. The remainder of product sales was from the resale and distribution of third party medical diagnostic products. During the years ended December 31, 2019 and 2020, revenue from lease arrangements for diagnostic products was $1.0 and $0.9 million, respectively.

Services

	YEAR ENDED DECEMBER 31,		CHANGE
	2019	2020	$	%
	(dollars in thousands)
Services	$3,340	$3,497	$157	4.7%

Service revenue was $3.3 million for the year ended December 31, 2019 compared to $3.5 million for the year ended December 31, 2020, an increase of $157 thousand, or 4.7%. Service revenue was related to acquired businesses. The increase was fluctuations in exchange rates as the customer contracts are primarily denominated in U.K. pound sterling.

Cost of sales

Products

	YEAR ENDED DECEMBER 31,		CHANGE
	2019	2020	$	%
	(dollars in thousands)
Products	$(12,469)	$(84,456)	$(71,987)	577.3%

Cost of sales for products was $12.5 million for the year ended December 31, 2019 compared to $84.5 million for the year ended December 31, 2020, an increase of $72.0 million, or 577.3%. The increase in cost of sales was associated with sales of our COVID-19 Platform products and $13.2 million of write downs of inventory to net realizable value. The inventory write downs primarily relate to approximately $7.5 million of prior instrument versions and $5.2 million for obsolete and scrapped test strip and test strip materials in the ramp up of production.

Services

	YEAR ENDED DECEMBER 31,		CHANGE
	2019	2020	$	%
	(dollars in thousands)
Services	$(1,853)	$(1,750)	$103	5.6%

Cost of sales for services was $1.9 million for the year ended December 31, 2019 compared to $1.8 million for the year ended December 31, 2020, a decrease of $103 thousand, or 5.6%. The decrease was due to decreases in software hosting costs.

Operating Expenses

R&D Expenses

	YEAR ENDED DECEMBER 31,		CHANGE
	2019	2020	$	%
	(dollars in thousands)
R&D expenses	$(86,546)	$(107,539)	$(20,993)	24.3%

R&D expenses were $86.5 million for the year ended December 31, 2019 compared to $107.5 million for the year ended December 31, 2020, an increase of $21.0 million, or 24.3%. The increase in research and development expenses was primarily due to an increase of $9.0 million in personnel-related costs due to increased hiring of R&D personnel including contractors, an increase of $2.3 million in facilities and depreciation expense as we expanded our research and development headcount, an increase of $2.0 million in costs associated with the development and testing of our Instrument, an increase of $2.9 million in clinical trial costs on new assays and an increase of $11.5 million of supplies and laboratory equipment. These increases were offset by a decrease of $5.6 million in the use of third-party research and development partners.

Selling, Marketing and Administrative Expenses

	YEAR ENDED DECEMBER 31,		CHANGE
	2019	2020	$	%
	(dollars in thousands)
Selling, marketing and administrative expenses	$(37,294)	$(46,129)	$(8,835)	23.7%

Selling, marketing and administrative expenses were $37.3 million for the year ended December 31, 2019 compared to $46.1 million for the year ended December 31, 2020, an increase of $8.8 million, or 23.7%. The increase was primarily due to an increase of $5.8 million in personnel-related costs as we expanded our sales and marketing headcount to support our growth, an increase of $1.9 million in professional fees including legal and audit fees, a $1.0 million increase in information technology related costs. These increases were offset by a $0.9 million decrease in travel related costs as a result of decreased travel during the pandemic.

Finance Expense, Net

Finance Income

	YEAR ENDED DECEMBER 31,		CHANGE
	2019	2020	$	%
	(dollars in thousands)
Finance income	$11,705	$22,500	$10,795	92.2%

Finance income was $11.7 million for the year ended December 31, 2019 compared to $22.5 million for the year ended December 31, 2020, an increase of $10.8 million, or 92.2%. The increase was primarily due to an increase of $12.2 million in foreign exchange gains arising from transactions and asset and liability balances denominated in currencies other than the U.S. dollar. This increase was offset by a decrease of $1.4 million in connection with interest earned on our cash equivalents.

Finance Expense

	YEAR ENDED DECEMBER 31,		CHANGE
	2019	2020	$	%
	(dollars in thousands)
Finance expense	$(39,335)	$(172,722)	$(133,387)	339.1%

Finance expense was $39.3 million for the year ended December 31, 2019 compared to $172.7 million for the year ended December 31, 2020, an increase of $133.4 million, or 339.1%. This increase was primarily due to $111.9 million related to fair value adjustments on our 10% notes and LMDX series B preferred shares which are designated at fair value through profit and loss, an increase of $2.0 million in accrued dividends associated with our LMDX series A preferred shares and LMDX series B preferred shares, an increase of $5.1 million in debt extinguishment costs associated with the prepayments of our 11.5% senior secured loan notes in 2020 and an increase of $14.1 million in interest costs in connection with the increased borrowings outstanding.

Credit from Income Taxes

	YEAR ENDED DECEMBER 31,		CHANGE
	2019	2020	$	%
	(dollars in thousands)
Credit from income taxes	$9,541	$9,946	$405	4.2%

Credit from income taxes was $9.5 million for the year ended December 31, 2019 compared to $9.9 million for the year ended December 31, 2020, an increase of $405 thousand, or 4.2%. Credit from income taxes is primarily related to a U.K. tax credit on qualifying research and development expenses. The increase in tax credit for the year ended December 31, 2020 is primarily attributable to a $1.5 million increase in the current year R&D tax credit due to the increase in research and development expenses for the year, offset by a $1.0 million increase in current taxes.

Liquidity and Capital Resources

Since our inception, we have incurred significant operating losses and negative cash flows from operations. At December 31, 2020, we had an accumulated deficit of $607.7 million. We expect to incur additional operating losses in the near future and our operating expenses will increase as we continue to expand our sales organization, increase our marketing efforts to drive market adoption of our Platform, and invest in the development of new product offerings from our research and development activities. If demand for our Platform increases, we anticipate that our capital expenditure requirements will also increase in order to build additional capacity to meet this demand. Moreover, following the completion of the Merger, we expect to incur additional costs associated with operating as a public company, including expenses related to legal, accounting and financial reporting and regulatory matters, maintaining compliance with exchange listing and SEC requirements, director and officer insurance premiums, and investor relations.

The timing and amount of our cost of sales and operating expenditures will depend largely on:

•	the cost of purchasing materials to manufacture our products and to maintain sufficient inventory to meet demand;

•	the cost of expanding our manufacturing capacity;

•	the cost of expanding sales, marketing and distribution capabilities in new and existing sales regions in which we may receive marketing approval, authorization, certification or clearance;

•	the scope and results of our current and planned research and development activities;

•	the outcome, timing and cost of meeting regulatory requirements to commercialize our products in global markets;

•

the cost of filing, prosecuting, defending and enforcing our patent claims and other intellectual property rights covering our product candidates, including any such patent claims and intellectual property rights that we have licensed under our existing license agreements;

•

our ability to maintain, expand and defend the scope of our intellectual property portfolio, including the cost of defending intellectual property disputes, including patent infringement actions brought by third parties against us or our Platform and its components;

•	the terms of our existing research and development and commercialization arrangements with third parties, including any minimum commitments in our contractual arrangements with such parties;

•

our ability to establish and maintain additional such arrangements on favorable terms and whether and to what extent we retain development or commercialization responsibilities under any new licensing, collaboration, partnership or similar arrangement;

•	our need and ability to hire additional management, scientific, medical, accounting and financial reporting and other personnel to scale our company;

•	the costs to operate as a public company, including the need to implement additional financial and reporting systems and other internal systems and infrastructure for our business;

•	market acceptance of our product; and

•	the effect of competing technological and market developments, including other products that may compete with our Platform.

Through December 31, 2020, we have funded our operations primarily from the issuance of equity securities, convertible preferred stock, convertible notes and debt securities, as well as from revenue from sales of our existing products and services. As of December 31, 2020, we have raised $886.3 million through the issuance of debt and equity securities and from our partners since inception.

In 2020, we secured commitments from investors in our 10% notes totaling $148.9 million and in July 2020, we called and received $74.3 million from investors. The remaining $74.6 million of commitments was available for drawdown until October 31, 2020 but we elected not to call the outstanding amount. A further $1.0 million worth of 10% notes were issued in November 2020 bringing the total amount of 10% notes in issue to $75.3 million.

In November 2020, we raised $164.5 million from investors by issuing 33,008 LMDX series B preferred shares at an issue price of $5,000, or the second 2020 funding round. The LMDX series B preferred shares are automatically convertible into LMDX common shares immediately prior to the Effective Time pursuant to the Capital Restructuring.

In March 2021, LumiraDx Investment Limited, one of our subsidiaries, entered into a senior secured term loan (as amended from time to time), or the 2021 Senior Secured Loan, with BioPharma Credit Investments V (Master) LP and BPCR Limited Partnership, as lenders and BioPharma Credit PLC, as collateral agent, or collectively, Pharmakon. We have borrowed $300 million under the 2021 Senior Secured Loan, part of which was used to prepay the senior secured term loan originally dated as of October 6, 2020 (as amended on October 16, 2020 and as further ameneded on January 15, 2021) between LumiraDx Group, one of our subsidiaries, and Silicon Valley Bank, as lender and Jefferies Finance LLC, or Jefferies, as lender and administrative and collateral agent pursuant to which Jefferies originally made available to LumiraDx Group a $100,000,000 senior secured term loan facility and, pursuant to an incremental term loan notice dated as of January 15 2021, Silicon Valley Bank had provided an incremental term loan facility of an additional $40,000,000.

The 2021 Senior Secured Loan is subject to an interest rate of 8.0% per annum payable in quarterly cash installments. The 2021 Senior Secured Loan matures on March 29, 2024 and contains customary covenants including achieving certain revenue levels for the years ending December 31, 2021, 2022 and 2023. For the 2021 revenue covenant, our short-term revenue prospects will vary with the amount of demand for our SARS-CoV-2 products. While we believe that our SARS-CoV-2 products will remain in high demand as COVID-19 vaccines are rolled out, the availability and efficacy of such vaccines or the mitigation of the COVID-19 pandemic earlier than expected for any other reason could negatively impact demand for our Platform and sales of our Instrument, test strips and other products. In addition, competitors may produce more accurate tests or tests which receive more favorable demand, both of which may impact our revenue streams and ability to meet the revenue covenant.

We have partnered with BMGF to help them achieve certain key objectives and have received a total of $46.0 million in support from them through a combination of equity, grants and loans. Our $8.0 million grant agreement with BMGF requires us to return any funds not utilized on qualifying expenses by December 31, 2020. Due to the company’s dedication of resources to respond to the COVID-19 pandemic, the company and BMGF have reached an agreement for an extension of the grant period to October 31, 2021. As of December 31, 2020, we had available $6.3 million in grant funds that had not been utilized.

As of December 31, 2020, we had cash and cash equivalents of $158.7 million. Based on our current business plan, we believe that the net proceeds from the Merger, together with our existing cash and cash equivalents, will be sufficient to enable us to fund our operations and capital expenditure requirements for the foreseeable future. To the extent revenue from our Platform grows, we expect our accounts receivable and inventory balances to increase. Any increase in accounts receivable and inventory may not be completely offset by increases in accounts payable and accrued expenses, which could result in greater working capital requirements. The forecast of our capital requirements is a forward-looking statement and involves risks and uncertainties, and actual results could vary as a result of a number of factors. We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we currently expect.

If our available cash balances and anticipated cash flow from operations, combined with net proceeds of $260.0 million from entering into the 2021 Senior Secured Loan and from this Merger are insufficient to satisfy our liquidity requirements, we may seek additional capital.

Until such time, if ever, as we can generate sufficient product revenue, we expect to finance our cash needs through the proceeds of this Merger and, as needed, additional equity and debt financings. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest may be materially diluted, and the terms of such securities could include liquidation or other preferences that adversely affect your rights as a common shareholder. Debt financing and preferred equity financing, if available, may involve agreements that include restrictive covenants that limit our ability to take specific actions, such as incurring additional debt, making capital expenditures, creating liens, redeeming shares or declaring dividends. If we are unable to raise additional funds through equity or debt financings or other arrangements when needed, we would be required to delay, limit, reduce or terminate our product development or future commercialization efforts, or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

Cash Flows

The following table summarizes our cash flows for the periods presented:

	YEAR ENDED DECEMBER 31,
	2019	2020
	(in thousands)
Net cash used in operating activities	$(91,755)	$(149,327)
Net cash used in investing activities	(11,308)	(64,381)
Net cash provided by financing activities	70,701	236,586
Net (decrease) / increase in cash and cash equivalents	$(32,362)	$22,878

Operating Activities

During the year ended December 31, 2019, operating activities used $91.8 million of cash, primarily resulting from our net loss of $133.1 million, excluding $30.0 million provided by non-cash charges and offset by $11.3 million provided by changes in our operating assets and liabilities. Net cash provided by changes in our operating assets and liabilities for the year ended December 31, 2019 consisted of a $13.3 million increase in trade payables and other liabilities and a $6.4 million decrease in trade and other receivables, partially offset by a $8.4 million increase in inventories. The increase in trade payable and other liabilities was primarily due to increases in our research and development expenses and selling, general and administrative expenses due to the growth in our business as well as the timing of vendor invoicing and payments. The decrease in trade receivables and other receivables is due to a decrease in revenue as well as timing of collections from customers. The increase in inventory is a result of building inventory of our Platform products in anticipation of future sales.

During the year ended December 31, 2020, operating activities used $149.3 million of cash, primarily resulting from our net loss of $241.0 million, excluding $164.5 million in non-cash charges and by $61.5 million used by changes in our operating assets and liabilities. Net cash used by changes in our operating assets and liabilities for the year ended December 31, 2019 consisted of a $89.2 million increase in trade and other receivables and a $73.3 million increase in inventories, partially offset by a $101.0 million increase in trade payables and other liabilities The increase in trade payable and other liabilities was primarily due to increases in our inventories and operating expenses due to the growth in our business as well as the timing of vendor invoicing and payments. The increase in trade receivables and other receivables is due to an increase in revenue as well as timing of collections from customers.

Investing Activities

During the year ended December 31, 2019, net cash used in investing activities was $11.3 million, primarily consisting of $10.6 million in purchases of property, plant and equipment, $0.6 million in cash paid for business acquisitions, net of cash received and $0.1 million in purchases of intangible assets. Purchases of property, plant and equipment were primarily related to our continued investment in facilities and equipment to support the production of our Platform consumables. The cash paid for business acquisitions related to our purchase of SureSensors Limited, a specialty industrial printer.

During the year ended December 31, 2020, net cash used in investing activities was $64.4 million, consisting solely of $64.4 million in purchases of property, plant and equipment. Purchases of property, plant and equipment were primarily related to facilities and equipment for the production of our Platform consumables.

Financing Activities

During the year ended December 31, 2019, net cash provided by financing activities was $70.7 million, primarily consisting of net proceeds of $71.9 million from our issuance of 5% notes, net proceeds of $37.8 million of our senior secured loan and $18.0 million from our unsecured loan, partially offset by debt payments of $32.0 million for our 2016 notes, $15.0 million for our senior secured notes and $2.0 million for a $4.0 million loan note, or the acquisition note, issued as part of our acquisition of certain business assets of a technology business, $3.8 million of net interest payments, $2.0 million in share repurchases and $1.9 million of lease liability payments.

During the year ended December 31, 2020, net cash provided by financing activities was $236.6 million, primarily consisting of net proceeds of $162.4 million from the issuance of our LMDX series B preferred shares, net proceeds of $62.4 million from entering into the 2020 Senior Secured Loan and $70.9 million in net proceeds from the issuance of the 10% notes. These increases were offset by $40.4 million in repayments on the 2020 Senior Secured Loan, $12.1 million in net interest payments, $3.6 million in costs related to the early extinguishment of the 2020 Senior Secured Loan and $3.1 million in lease payments.

Indebtedness

10% Secured Fixed Rate Loan Notes

In October 2016, we issued an aggregate of $32.0 million secured fixed rate loan notes, or the 2016 notes, in a private placement. The 2016 notes were secured generally by all of our assets. The 2016 notes were repayable in October 2019 and carried a base interest rate of 10% compounded daily, paid quarterly. In conjunction with the issuance of the 2016 notes we also issued the lender warrants to purchase 13,067 LMDX ordinary shares at an exercise price of $611.63 per LMDX ordinary share. In October 2019, we settled the balance of the 2016 notes with a payment on maturity of $32.0 million.

Acquisition Note

In 2016, we issued a $4.0 million acquisition note, or the acquisition note, as part of our acquisition of certain assets of a technology business. The acquisition note was secured by the registered intellectual property of the business acquired by us. In October 2018, the lender converted $1.0 million of the outstanding principal balance of the acquisition note into ordinary shares in accordance with the terms of the note. In April 2019, the lender converted an additional $1.0 million of the outstanding principal balance into ordinary shares in accordance with the terms of the acquisition note. The remaining balance of the acquisition note was settled in cash in March 2019.

Senior Secured Notes

In February 2017, LumiraDx Investment Limited, one of our subsidiaries, issued an aggregate of $15.0 million of senior secured notes, or the senior secured notes. The senior secured notes were secured generally by all of our assets and were senior to the 10% notes. The senior secured notes were repayable in February 2022 and carried a base interest rate of the sum of (i) the greater of (a) LIBOR, or (b) 1%, and (ii) 7.75%. In September 2019, LumiraDx Investment Limited agreed to settle in cash the senior secured notes.

12% Unsecured Subordinated Loan Notes

In February 2018, we issued a call notice to a group of investors that had accepted our offer to subscribe to up to $76.7 million of our 12% unsecured subordinated loan notes, or the 12% notes. The offer permitted us to call a portion of the 12% notes to be funded during 2018. In February 2018, we issued a call notice for $38.3 million to be funded by the subscribing investors with a maturity date in February 2019. As part of the offer, we agreed to issue 15,461 ordinary shares and to pay $0.8 million in cash as a commitment fee to the investors for their acceptance of the offer.

In August 2018, we received approval from noteholders to prepay the 12% notes. We agreed to pay the full interest due on the 12% notes through to the original maturity date. We converted $35.4 million of principal and $4.3 million of interest into 31,164 LMDX series A preferred shares. Additionally, we paid $2.9 million of principal and $0.4 million of interest in cash to noteholders that elected not to convert the 12% notes into LMDX series A preferred shares.

Unsecured Loan

In October 2019, we issued an unsecured loan in the amount of $18.0 million to BMGF, or the unsecured loan. The terms of the loan include restrictions on the use of the proceeds for specific programs and commitments to provide access to our future products to support the foundation’s charitable purposes. The unsecured loan matures in October 2024 and carries an interest rate of 2% per annum payable in quarterly installments.

11.5% Loan Notes

In September 2019, LumiraDx Investment Limited, our subsidiary, issued senior loan notes in the amount of $40.0 million with an interest rate of 11.5% per annum payable in quarterly installments, or the 11.5% notes. The

11.5% notes were secured generally by all of our assets and were due to mature in September 2023. In conjunction with the 11.5% loan notes, we also issued the lenders 2,284 warrants to purchase LMDX ordinary shares at an exercise price of $1,459.89 per LMDX ordinary share. The 11.5% notes were prepaid in full in October 2020 and no further amounts can be drawn down from Kennedy Lewis and the other lenders in connection with the 11.5% notes.

5% Convertible Notes

In October and December 2019, we issued an aggregate of $75.2 million 5% unsecured subordinated convertible loan notes, or the 5% notes. The 5% notes have a five-year maturity from their date of issuance and carry an interest rate of 5% per annum, paid semi-annually. The 5% notes will automatically convert into LMDX common shares immediately prior to the Effective Time pursuant to the Capital Restructuring.

10% Convertible Notes

In July and November 2020, we issued an aggregate of $75.3 million 10% unsecured subordinated convertible loan notes, or the 10% notes. The 10% notes accrue interest at 10% payable at the same time as repayment of the principal (unless the 10% notes are converted in accordance with their terms). The 10% notes will automatically convert into LMDX common shares immediately prior to the Effective Time pursuant to the Capital Restructuring.

2020 Senior Secured Loan

In October 2020, LumiraDx Group, one of our subsidiaries entered into a senior secured term loan, or 2020 Senior Secured Loan, with Jefferies Finance LLC, or Jefferies, as lender and administrative and collateral agent pursuant to which Jefferies originally made available to LumiraDx Group a $100,000,000 senior secured term loan facility. Pursuant to an incremental term loan notice dated as of January 15, 2021, Silicon Valley Bank, or SVB, had provided an incremental term loan facility of an additional $40,000,000, or the SVB Tranche. The 2020 Senior Secured Loan was secured generally by all of our assets and was originally due to mature in October 2022. In March 2021, the 2020 Senior Secured Loan was repaid and no further amounts can be drawn down from Jefferies or SVB in connection with the 2020 Senior Secured Loan. In connection with the 2020 Senior Secured Loan, on November 6, 2020 we issued to Jefferies the Jefferies warrants to purchase up to 1,000 LMDX common shares at an exercise price equal to $4,644.969 per LMDX common share. In connection with the SVB Tranche, we issued to SVB the SVB warrants to purchase up to 400 LMDX common shares at an exercise price equal to $4,644.969 per LMDX common share.

2021 Senior Secured Loan

In March 2021, LumiraDx Investment Limited, one of our subsidiaries, entered into a senior secured term loan (as amended from time to time), or the 2021 Senior Secured Loan, with BioPharma Credit Investments V (Master) LP and BPCR Limited Partnership, as lenders and BioPharma Credit PLC, as collateral agent, or collectively, Pharmakon. We have borrowed $300 million under the 2021 Senior Secured Loan, part of which was used to prepay the 2020 Senior Secured Loan. The 2021 Senior Secured Loan is subject to an interest rate of 8.0% per annum payable in quarterly cash installments. The 2021 Senior Secured Loan matures on March 29, 2024. The 2021 Senior Secured Loan has been guaranteed and secured by the Company and certain of its subsidiaries. The 2021 Senior Secured Loan contains various covenants that limit our ability to engage in specified types of transactions without the prior consent of Pharmakon, including:

•	making certain restricted payments, including paying dividends on, or repurchasing or making distributions with respect to, our shares subject to certain exceptions;

•	selling, transferring, leasing or disposing of certain assets;

•	encumbering or permitting liens on certain assets;

•	incurring certain indebtedness; and

•	entering into certain transactions with affiliates.

The 2021 Senior Secured Loan also includes certain financial covenants which require:

•	a minimum liquidity level to be maintained which is tested on a monthly basis; and

•	a minimum net sales threshold to be met on a trailing twelve-month net sales basis.

Upon the occurrence of a change in control, the 2021 Senior Secured Loan also requires mandatory prepayment of amounts outstanding thereunder. Such change in control may involve one of (i) (A) prior to an IPO, a person who is not a holder of the then-outstanding share capital of LumiraDx becoming the “beneficial owner,” directly or indirectly, of a majority of the share capital of LumiraDx or (B) following an IPO, the persons who are the direct or indirect shareholders of LumiraDx Limited as at March 23, 2021, cease to beneficially own, directly or indirectly, 30% of the then-outstanding shares of LumiraDx, (ii) a sale of all or substantially all of the consolidated assets of LumiraDx Investment Limited and its subsidiaries, (iii) LumiraDx ceasing to own, directly or indirectly, 100% of the equity interests in LumiraDx Investment Limited or (iv) a merger or consolidation of one of LumiraDx, LumiraDx Group or LumiraDx Investment Limited, as applicable, in which such entity is not the surviving entity.

A breach of any of the covenants under the 2021 Senior Secured Loan could result in a default. Upon the occurrence of an event of default under the 2021 Senior Secured Loan, Pharmakon could elect to declare all amounts outstanding to be immediately due and payable and terminate all commitments to extend further credit. Upon the occurrence of insolvency and insolvency proceedings events of default in respect of our U.S. subsidiaries, all amounts outstanding will automatically be immediately due and payable. If we are unable to repay those amounts, Pharmakon could proceed against the collateral granted to secure such indebtedness.

Accounts Receivable Facility

In April 2021, LumiraDx, Inc. and LumiraDx UK Ltd, two of our subsidiaries, entered into a commitment with Capital One for Capital One, as Administrative Agent and Lender, to provide an accounts receivable facility of initially $50 million with the potential to be upsized to a total of $100 million. The availability of such accounts receivable facility is subject to the satisfaction (or waiver) of a number of conditions set forth in the commitment letter (including negotiation and execution of long form documentation). It is proposed that the accounts receivable facility will be secured by first ranking security over certain assets of the LumiraDx group and second ranking security over certain other assets of the LumiraDx group and that the financing shall be subject to customary intercreditor arrangements to be entered into between Capital One and Pharmakon.

Contractual Obligations and Commitments

Our contractual commitments will have an impact on our future liquidity. The following table summarizes our contractual obligations as of December 31, 2020, which represents contractually committed future obligations:

	PAYMENTS DUE BY PERIOD
	TOTAL	LESS THAN 1 YEAR	1-3 YEARS	3-5 YEARS	MORE THAN 5 YEARS
	(in thousands)
Debt obligations (1)	$244,876	$88,752	$77,493	$78,631	$—
Lease commitments (2)	$14,437	$3,150	$4,197	$3,744	$3,346
Capital commitments (3)	$86,895	$86,895	$—	$—	$—

Total	$346,208	$178,797	$81,690	$82,375	$3,346

(1)

Amounts in the table reflect the contractually required principal and interest payable as of December 31, 2020 pursuant to outstanding borrowings under the unsecured loan with an interest rate of 2.0%, senior secured loans with an interest rate of 11.5%, convertible notes with an interest rate of 5.0% and instrument financing loans with interest rates between 1.7% and 2.6%.
(2)	Amounts in the table reflect minimum payments due for our leases of office and manufacturing space under operating leases that expire between January 2021 and March 2024.
(3)	Amounts in the table reflect amounts due on manufacturing equipment purchases.

In January 2021, we drew down a further $35 million under the 2020 Senior Secured Loan and borrowed an additional $40 million in the form of the SVB Tranche under the 2020 Senior Secured Loan. In March 2021, we borrowed an additional $300 million under the 2021 Senior Secured Loan, the proceeds of which were used to repay the $140 million outstanding under the 2020 Senior Secured Loan. There have been no other material changes to our contractual obligations and commitments.

Critical Accounting Policies and Significant Judgments and Estimates

Our consolidated financial statements are prepared in accordance in accordance with IFRS as issued by the IASB. The preparation of our consolidated financial statements and related disclosures requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, costs and expenses, and the disclosure of contingent assets and liabilities in our consolidated financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are described in more detail in Note 2 to our consolidated financial statements appearing elsewhere in this proxy statement/prospectus, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition

Our revenue is generated primarily from the sale of diagnostic products, including instruments and consumables. Our services revenue includes the maintenance on historical software licenses, access to hosted cloud offerings and training, support and other services related to our diagnostic products.

Revenue from the sale or lease of goods and services rendered are recognized when a promise in a customer contract (“performance obligation”) has been satisfied by transferring control of the promised goods and services to the customer. Control of a promised good or service refers to the ability to direct the use of, and to obtain substantially all of the remaining benefits from, those goods or services. Control is usually transferred upon shipment or upon receipt of goods by the customer, or as services are rendered, in accordance with the delivery and acceptance terms agreed with the customers. The amount of revenue to be recognized (“transaction price”) is based on the consideration we expect to receive in exchange for our goods and services, excluding amounts collected on behalf of third parties such as value added taxes or other taxes directly linked to sales. If a contract contains more than one performance obligation, the transaction price is allocated to each performance obligation based on their relative standalone selling prices.

The determination of the standalone selling price requires judgment. Our determination of the standalone selling price for each performance obligation varies based on the geography and customer type. Generally, the standalone selling prices are based on observable prices. When observable prices are not available, the standalone selling price for products and services and for determination of amounts allocated for lease consideration in contracts with customers is based on a cost-plus margin approach.

Instruments may be sold together with other goods such as test strips, reagents and other consumables as well as services under a single contract or under several contracts that are combined for revenue recognition purposes. Revenue is recognized upon satisfaction of each of the performance obligations in the contract.

Significant Judgments and Estimates

Our sales transactions may consist of various performance obligations that are satisfied at different times. It requires judgment to determine when different obligations are satisfied, including whether enforceable commitments for further obligations exist and when they arise. Depending on the determination of the performance obligations and the point in time or period over which those obligations are fulfilled, this may result in all revenue being calculated at inception, and either being recognized at once or on contract completion, or spread over the term of a longer performance obligation.

In the accounting for contracts that contain promises to deliver more than one good or service, we have to determine how to allocate the total transaction price to the performance obligations of the contract. We allocate the total transaction price of a customer contract to the distinct performance obligations under the contract based on their standalone selling prices. The best evidence of this is an observable price from standalone sales of the good or service to similarly situated customers. However, where standalone selling prices are not observable, it requires judgment to estimate the cost of satisfying a performance obligation and adding an appropriate margin to that good or service and to estimate the standalone selling price for the software using residual method.

Nonrecurring valuations

Our nonrecurring valuations are primarily associated with (i) the application of acquisition accounting and (ii) impairment assessments, both of which require that we make fair value determinations as of the applicable valuation date. In making these determinations, we are required to make estimates and assumptions that affect the recorded amounts, including, but not limited to expected future cash flows, and discount rates, and remaining useful lives of long-lived assets. To assist us in making these fair value determinations, we may engage third party valuation specialists. Our estimates in this area impact, among other items, the amount of depreciation and amortization, impairment charges and income tax expense or credit that we report. Our estimates of fair value are based upon assumptions we believe to be reasonable, but which are inherently uncertain. A significant portion of our long-lived assets were initially recorded through the application of acquisition accounting and all of our long-lived assets are subject to impairment assessments. For additional information, see Notes 11 and 22 to our consolidated financial statements for the years ended December 31, 2019 and December 31, 2020.

We regularly review whether changes to estimated useful lives are required in order to accurately reflect the economic use of our intangible assets with finite lives.

Share-Based Payments

We operate equity-settled, share-based compensation plans under which we receive services or other consideration from employees and other unrelated parties for our equity instruments. The fair value of the services and consideration received in exchange for the grant of options is recognized as an expense and as a component of equity. The total amount to be expensed over the vesting period is determined by reference to the fair value of the options granted. The fair value of the share options was determined using a Black-Scholes valuation model. No performance conditions were included in the fair value calculations.

Fair Value of Share Options

We estimate the fair value of each award on the grant date using the Black-Scholes option pricing model. The Black-Scholes model requires the input of highly subjective assumptions, including the expected volatility, the risk-free rate, expected life and the dividend yield. For expected volatility, we have made reference to historical volatility of several comparable companies in the same industry. The expected life is based on the longer of each tranche’s respective weighted-average vesting term or the expected term to a liquidity event. The risk-free rate for periods within the contractual life of the options is based on the market yield of U.S. Treasury Bonds in effect at the time of grant. The dividend yield is based on our expected dividend policy over the contractual life of the options.

The assumptions used to estimate the fair value of the share options granted are as follows:

	2019	2020
Grant date fair value ($)	1,016.18 to 1,134.25	1,634.31 to 3,861
Exercise price ($)	1,269.283 to 1,793.38	1,793.38 to 3,861
Volatility	40-45%	35-40%
Dividend yield	—	—
Expected life of option (years)	2.5-2.75	2-2.5
Annual risk free interest rate	1.8 - 2.6%	0.2-1.6%
Total fair value of options granted	$2,930	$6,716

These assumptions represent our best estimates, but the estimates involve inherent uncertainties and the application of our judgment. As a result, if we use significantly different assumptions or estimates when valuing our options, our share-based compensation expense could be materially different.

Fair Value of LMDX Ordinary Shares

We utilize the fair value of LMDX ordinary shares when determining the fair value of financial instruments, including the 10% notes, and the LMDX series B preferred shares as well as determining the fair value of our ordinary shares underlying our LMDX options when performing the fair value calculations with the Black-Scholes option pricing model. Therefore, our board of directors has estimated the fair value of our LMDX ordinary shares at various dates, with input from management, considering the third-party valuations of ordinary shares. The valuations of our LMDX ordinary shares were performed using methodologies, approaches and assumptions consistent with the American Institute of Certified Public Accountants Audit and Accounting Practice Aid Series: Valuation of Privately-Held-Company Equity Securities Issued as Compensation, or the AICPA Practice Guide. In addition, our board of directors considered various objective and subjective factors, along with input from management and the independent third-party valuation firm, to determine the fair value of our LMDX ordinary shares, including: external market conditions affecting the industry, trends within the industry, the results of operations, financial position, status of our research and development efforts, our stage of development and business strategy, and the lack of an active public market for our LMDX ordinary shares, and the likelihood of achieving a liquidity event such as an initial public offering, or IPO.

The valuations of our LMDX ordinary shares were prepared using an option pricing method, or OPM, and a probability-weighted expected return method, or PWERM. The PWERM is a scenario-based methodology that estimates the fair value of ordinary shares based upon an analysis of future values for the company, assuming various outcomes. The ordinary shares’ value is based on the probability-weighted present value of expected future investment returns considering each of the possible outcomes available, as well as the rights of each share class. The future value of the ordinary shares under each outcome is discounted back to the valuation date at an appropriate risk-adjusted discount rate and probability weighted to arrive at an indication of value for the ordinary shares. The OPM treats the LMDX ordinary shares and the LMDX series A preferred shares as call options on the total equity value of a company, with exercise prices based on the value thresholds at which the allocation among the various holders of a company’s securities changes. Under this method, the ordinary shares have value only if the funds available for distribution to shareholders exceeded the value of the preferred share liquidation preferences at the time of the liquidity event, such as a strategic sale or a merger. A discount for lack of marketability of the ordinary shares is then applied to arrive at an estimate of value for the ordinary shares.

In addition to considering the results of these third-party valuations, our board of directors considered various objective and subjective factors to determine the fair value of our LMDX ordinary shares as of each grant date, including:

•

the prices at which we issued our LMDX ordinary shares and LMDX series A preferred shares and the superior rights and preferences of our LMDX series A preferred shares relative to our LMDX ordinary shares at the time of each grant;

•	the progress of our research and development programs;

•	our stage of development and our business strategy;

•	external market conditions affecting our industry and trends within the industry;

•	our financial position, including cash on hand, and our historical and forecasted performance and operating results;

•	the lack of an active public market for our LMDX ordinary shares, our LMDX series A preferred shares and LMDX series B preferred shares;

•	the likelihood of achieving a liquidity event, such as an IPO, in light of prevailing market conditions; and

•	the analysis of IPOs and the market performance of similar companies in our industry.

The assumptions underlying these valuations represented management’s best estimates, which involved inherent uncertainties and the application of management’s judgment. As a result, if we had used significantly different assumptions or estimates, the fair value of our LMDX ordinary shares and our share-based payment expense could be materially different.

Once a public trading market for our LMDX common shares, into which our LMDX ordinary shares are convertible, has been established in connection with the completion of this offering, it will no longer be necessary for our board of directors to estimate the fair value of our LMDX ordinary shares in connection with our accounting for granted stock options and other such awards we may grant, as the fair value of our LMDX ordinary shares will be determined based on the quoted market price of our LMDX ordinary shares.

Product Reserves

We provide standard commercial warranties on our products. Separately, the we also periodically perform field service actions related to safety matters and other product campaigns. Pursuant to these warranties and field service actions, the we will repair or replace products that are defective in materials or workmanship. We accrue the estimated cost of both base warranty coverages and field service actions at the time of sale.

We maintain an allowance for excess or obsolete inventories. The allowance is based on a review of inventory materials on hand, which we compare with estimated future usage. As we continue to scale our manufacturing operations, improve existing products and introduce new products, we expect to procure and produce materials and products that may not be used or sold or may expire. We review our materials and products on hand for their ability to be used in future production or sold to customers. In addition, we review our inventory and compare material costs with current market value and write down any parts with costs in excess of current market value to net realizable value.

These estimates take into consideration historical experience, current contractual and statutory requirements, specific known market events and trends such as competitive pricing and new product introductions, estimated inventory levels, and the shelf life of products. As 2020 was the first year of significant sales of our diagnostic platform, we have limited history to make these estimates. If actual future results vary, these estimates may need to be adjusted, with an effect on sales and earnings in the period of the adjustment. Actual results could differ from these estimates.

Emerging Growth Company and Foreign Private Issuer Status

We qualify as an “emerging growth company” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•

a requirement to present only two years of audited financial statements in addition to any required interim financial statements and correspondingly reduced Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;

•

to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation;

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

•

an exemption from compliance with the requirement that the PCAOB has adopted regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; (iii) the date on which we are deemed to be a large accelerated filer under the rules of the SEC; or (iv) the last day of the fiscal year following the fifth anniversary of this offering. We may choose to take advantage of some but not all of these exemptions.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. Further, even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

We will also be considered a “foreign private issuer.” Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

•	the requirement to comply with Regulation FD, which requires selective disclosure of material information;

•

the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Off-Balance Sheet Arrangements

As of December 31, 2019 and 2020, we have not had any off-balance sheet arrangements as defined in the rules and regulations of the SEC.

Quantitative and qualitative disclosures about market risk

Interest Rate Risk

As of December 31, 2019 and 2020, we had a cash and cash equivalents balance of $139.4 million and $158.7 million, respectively, which comprise cash at bank and in-hand and deposits held at call with banks. We raise debt on a fixed-rate basis for notes in U.S. dollars. We manage risk to protect the net interest result while managing the overall cost of borrowing. A significant change in the market interest rates would not have a material effect on our business, financial condition or results of operations.

Foreign Currency Exchange Risk

We are exposed to foreign exchange risk. The majority of our sales and purchase transactions are denominated in either U.S. dollars or U.K. pound sterling and as such, we are exposed to exchange rate fluctuations between these and other currencies. The exchange risk is managed by maintaining bank accounts denominated in those currencies. During the years ended December 31, 2019 and 2020, we recognized a foreign currency transaction gain of $9.7 million and $21.9 million, respectively. This gain primarily relates to unrealized and realized foreign currency exchange gains or losses as a result of transactions and asset and liability balances denominated in currencies other than the U.S. dollar. All foreign exchange gains and losses are presented within finance income and finance expense in the consolidated statement of profit and loss and comprehensive income for the years ended December 31, 2019 and 2020.

A 10% strengthening of the U.K. pound sterling against the U.S. dollar at December 31, 2020 would have had an impact of increasing the loss before tax for the period by $11.1 million on the basis that all other variables remain constant.

Credit Risk

Credit risk represents the risk of loss that we would incur if operators and counterparties fail to fulfil their credit obligations. The maximum exposure to credit risk is represented by the carrying amount of each financial asset. For banks and financial institutions, we maintain accounts with major international banks with “A” ratings. Credit risk relating to accounts receivable balances are managed on a case-by-case basis. As of December 31, 2019 and 2020, we had trade receivables of $6.3 million and $83.9 million, respectively. New clients are analyzed before standard payment and delivery terms and conditions are offered. The credit quality of the customer is assessed by analyzing its financial position, past experience and other factors. The utilization of credit limits is regularly monitored. Management does not expect any losses from non-performance by these counterparties.

Liquidity Risk

Liquidity risk is the risk that we will encounter difficulty in meeting the obligations associated with our financial liabilities that are settled in cash. Cash flow forecasting is performed in our operating entities and aggregated at a consolidated level. We monitor rolling forecasts of our liquidity requirements to ensure we have sufficient cash to meet operational needs. We may be reliant on our ability to raise additional investment capital from the issuance of both debt and equity securities to fund our business operating plans and future obligations.

Recent Accounting Pronouncements

See Note 2 to our consolidated financial statements included elsewhere in this proxy statement/prospectus for more information.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management of CAH and LumiraDx

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding CAH or its securities, the sponsor, the CAH founders, LumiraDx and/or their respective affiliates may purchase shares of CAH common stock from institutional and other investors who vote, or indicate an intention to vote, against the Merger Proposal, or execute agreements to purchase such shares from them in the future, or they may enter into transactions with such persons and others to provide them with incentives to acquire shares of CAH shares or vote their shares in favor of the Merger Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of the public shares outstanding vote in favor of the Merger and that CAH will have in excess of the required amount of Available Cash to consummate the Merger under the Merger Agreement, when it appears that such requirements would otherwise not be met. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and, the transfer to such investors or holders of CAH common stock or warrants owned by the sponsor or the CAH founders for nominal value.

Entering into any such arrangements may have a depressive effect on CAH common stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than fair market value and may therefore be more likely to sell the shares it owns, either prior to or immediately after the special meeting.

As of the date of this proxy statement/prospectus, no agreements dealing with the above have been entered into by the sponsor, the CAH founders, LumiraDx or any of their respective affiliates. CAH will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Merger Proposal and Charter Proposals or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The following table sets forth information regarding the beneficial ownership of CAH shares as of the record date by:

•	each person known by CAH to be the beneficial owner of more than 5% of the outstanding CAH shares;

•	each of CAH’s current executive officers and directors; and

•	all of CAH’s current executive officers and directors as a group.

Unless otherwise indicated, CAH believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the CAH warrants because such warrants are not exercisable within 60 days of the record date. The calculation of the percentage of beneficial ownership is based on shares of CAH Class A common stock and shares of CAH Class B common stock outstanding as of the record date.

Unless otherwise noted, the business address of each of the following entities or individuals is c/o CA Healthcare Acquisition Corp., 99 Summer Street, Suite 200, Boston, MA 02110.

Name of Beneficial Owner	Class A Common Stock		Class B Common Stock		All Capital Stock
	Number of Shares	Percent Outstanding	Number of Shares	Percent Outstanding	Percent Outstanding
Current Directors and Executive Officers of CAH:
CA Healthcare Sponsor LLC(1)	—	—	2,875,000	100%	20%
Larry J. Neiterman(2)	—	—	2,875,000	100%	20%
Tom Cibotti(2)	—	—	2,875,000	100%	20%
Tim McMahon(2)	—	—	2,875,000	100%	20%
Jeffrey H. Barnes(2)	—	—	—	—	—
David Lang(2)	—	—	—	—	—
David H. Klein(2)	—	—	—	—	—
Afsaneh Naimollah(2)	—	—	—	—	—
All directors and executive officers as a group (seven individuals)	—	—	2,875,000	100%	20%

(1)

The sponsor is the record holder of such shares. Each of Larry J. Neiterman, Tom Cibotti and Tim McMahon is a managing member of the sponsor, and as such, each have voting and investment discretion with respect to the CAH shares held of record by the sponsor and may be deemed to have shared beneficial ownership of the CAH shares held directly by the sponsor. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest it may have therein, directly or indirectly.

(2)

Each of these individuals hold a direct or indirect interest in the sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

The following table sets forth information regarding the beneficial ownership of LumiraDx as of August 1, 2021, by:

•	each person known by LumiraDx to beneficially own more than 5% of the outstanding LMDX ordinary shares and LMDX common shares;

•	each of LumiraDx’s current executive officers and directors; and

•	all of LumiraDx’s current executive officers and directors as a group.

Unless otherwise indicated, LumiraDx believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Except as otherwise noted herein, the number and percentage of LMDX ordinary shares and LMDX common shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. As of August 1, 2021, assuming the Capital Restructuring has occurred but without giving effect to the Merger Subdivision, there were 129,011,300 LMDX ordinary shares outstanding and 24,797,740 LMDX common shares outstanding. Unless otherwise noted, the business address of each beneficial owner is c/o Ocorian Trust (Cayman) Limited, PO Box 1350, Windward 3, Regatta Office Park, Grand Cayman KY1-1108.

Name of Beneficial Owner	LMDX ordinary shares		LMDX common shares		Total Voting Power
	Number of Shares	Percentage Outstanding(1)	Number of Shares	Percentage Outstanding(2)
Current Directors and Executive Officers of LumiraDx:
Ron Zwanziger and affiliated entities(3)	27,403,420	20.7%	1,046,860	4.2%	20.9%
Dorian LeBlanc and affiliated entities(4)	1,307,900	1.0%	12,270	*	1.0%
Dave Scott(5)	9,891,640	7.5%	—	—	7.5%
Jerry McAleer(6)	9,387,180	7.1%	—	—	7.1%
Nigel Lindner(7)	1,650,000	1.3%	—	—	1.3%
David Walton(8)	1,606,000	1.2%	—	—	1.2%
Peter Scheu(9)	804,320	*	—	—	*
Veronique Ameye and affiliated entities(10)	1,686,740	1.3%	27,460	*	1.3%
Pooja Pathak(11)	187,000	*	—	—	*
Tom Quinlan(12)	1,164,680	*	—	—	*
Donald Berwick(13)	220,000	*	—	—	*
Bruce Keogh(14)	220,000	*	—	—	*
Lurene Joseph(15)	220,000	*	—	—	*
Troyen Brennan(16)	220,000	*	—	—	*
George Neble(17)	137,280	*	18,400	*	*
Lu Huang	—	—	—	—	—
Gerald Chan	—	—	—	—	—
All directors and executive officers prior to the Merger as a group (17 individuals)	56,106,160	42.5%	1,104,990	4.5%	42.8%
LumiraDx Five Percent Holders:
William Umphrey and Affiliates(18)	12,916,420	10.0%	2,579,430	10.3%	10.0%
Morningside entities(19)	15,108,940	11.7%	11,632,780	45.1%	12.4%

*	Less than one percent.
(1)

The percentage of beneficial ownership is based on 129,011,300 LMDX ordinary shares outstanding, which includes (i) 82,213,340 LMDX ordinary shares outstanding and (ii) 46,797,960 LMDX ordinary shares issuable upon conversion of LMDX series A preferred shares. Under Rule 13d-3 of the Exchange Act, beneficial ownership includes any LMDX ordinary shares as to which the holder has sole or shared voting power or investment power and also any LMDX ordinary shares which the holder has the right to acquire within 60 days of August 1, 2021 through the exercise of any option, warrant, conversion or any other right, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

(2)

The percentage of beneficial ownership is based on 24,797,740 LMDX common shares outstanding, which includes (i) 7,800,320 LMDX common shares issuable upon conversion of LMDX series B preferred shares and (ii) 16,997,420 LMDX common shares issuable upon conversion of the 5% notes and the 10% notes. Under Rule 13d-3 of the Exchange Act, beneficial ownership includes any LMDX common shares as to which the holder has sole or shared voting power or investment power and also any LMDX common shares which the holder has the right to acquire within 60 days of August 1, 2021 through the exercise of any option, warrant, conversion or any other right, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

(3)

Consists of (A) 27,403,420 LMDX ordinary shares beneficially owned, which includes (i) 21,926,740 LMDX ordinary shares outstanding; (ii) 1,883,640 LMDX ordinary shares issuable upon conversion of LMDX series A preferred shares; (ii) 337,040 LMDX ordinary shares issuable upon the exercise of the 2016 warrants (such warrants held on Mr. Zwanziger’s behalf by the USB Focus Funds); and (iii) 3,256,000 LMDX ordinary shares issuable upon exercise of options; and (B) 1,046,860 common shares beneficially owned, which includes (i) 236,320 common shares issuable upon conversion of LMDX series B preferred shares; (ii) 429,360 LMDX common shares issuable upon the conversion of the 5% notes; (ii) 258,640 LMDX common shares issuable upon the conversion of the 10% notes; and (iii) 122,540 LMDX common shares issuable upon the exercise of the 2020 warrants. In addition, Mr. Zwanziger has unvested options over LMDX ordinary shares that are not exercisable within 60 days of August 1, 2021. These securities are owned by Mr. Zwanziger, by Zwanziger Family Ventures LLC and Zwanziger Ventures, entities controlled by Mr. Zwanziger, by Treisar Investments Limited (an entity that Mr Zwanziger and his affiliates own a majority interest in) and certain securities held on Mr. Zwanziger’s behalf by the USB Focus Funds (as defined below).

(4)

Consists of (A) 1,307,900 LMDX ordinary shares beneficially owned, which includes (i) 87,560 LMDX ordinary shares outstanding; (ii) 46,640 LMDX ordinary shares issuable upon conversion of LMDX series A preferred shares; and (iii) 1,173,700 LMDX ordinary shares issuable upon exercise of options; and (B) 12,270 LMDX common shares beneficially owned, which includes 12,270 LMDX common shares issuable upon conversion of the 5% notes. These securities are owned by Mr. LeBlanc and by members of his family and by Mohawk Investment Partners and Salem Rentals LLC, entities controlled by Mr. LeBlanc.

(5)

Consists of 9,891,640 LMDX ordinary shares beneficially owned, which includes (i) 6,635,640 LMDX ordinary shares outstanding; and (ii) 3,256,000 LMDX ordinary shares issuable upon exercise of options. In addition, Mr. Scott has unvested options over LMDX ordinary shares that are not exercisable within 60 days of August 1, 2021.

(6)

Consists of 9,387,180 LMDX ordinary shares beneficially owned, which includes (i) 6,131,180 LMDX ordinary shares outstanding; and (ii) 3,256,000 LMDX ordinary shares issuable upon exercise of options. In addition, Mr. McAleer has unvested options over LMDX ordinary shares that are not exercisable within 60 days of August 1, 2021.

(7)

Consists of 1,650,000 LMDX ordinary shares beneficially owned, which includes (i) 561,000 LMDX ordinary shares outstanding; and (ii) 1,089,000 LMDX ordinary shares issuable upon exercise of options. These securities are owned by Dr. Lindner and Dr. Jayne Ellis, Dr. Lindner’s spouse. In addition, Dr. Lindner has unvested options over LMDX ordinary shares that are not exercisable within 60 days of August 1, 2021.

(8)

Consists of 1,606,000 LMDX ordinary shares beneficially owned, which includes (i) 561,000 LMDX ordinary shares outstanding; and (ii) 1,045,000 LMDX ordinary shares issuable upon exercise of options. These securities are owned by Mr. Walton and Marianne Walton, Mr. Walton’s spouse.

(9)

Consists of 804,320 LMDX ordinary shares beneficially owned, which includes (i) 6,600 LMDX ordinary shares outstanding; (ii) 770,000 LMDX ordinary shares issuable upon exercise of options; and (iii) 27,720 LMDX ordinary shares issuable upon conversion of LMDX series A preferred shares.

(10)

Consists of (A) 1,686,740 LMDX ordinary shares beneficially owned, which includes (i) 11,000 LMDX ordinary shares outstanding; (ii) 1,629,980 LMDX ordinary shares issuable upon exercise of options; and (iii) 45,760 LMDX ordinary shares issuable upon conversion of LMDX series A preferred shares; and (B) 27,460 LMDX common shares beneficially owned, which includes (i) 12,270 common shares issuable upon the conversion of the 5% notes; (ii) 10,350 LMDX common shares issuable upon conversion of the 10% notes; and (iii) 4,840 LMDX common shares issuable upon the exercise of the 2020 warrants. These securities are owed by Ms. Ameye and by Suneet Bakhshi, Ms. Ameye’s spouse and by Jaiventures Limited, an entity controlled by Ms. Ameye.

(11)

Consists of 187,000 LMDX ordinary shares beneficially owned, which includes 187,000 LMDX ordinary shares issuable upon exercise of options. In addition, Ms. Pathak has unvested options over LMDX ordinary shares that are not exercisable within 60 days of August 1, 2021.

(12)	Consists of 1,164,680 LMDX ordinary shares beneficially owned, which includes 1,164,680 LMDX ordinary shares issuable upon exercise of options.

(13)	Consists of 220,000 LMDX ordinary shares beneficially owned, which includes 220,000 LMDX ordinary shares issuable upon exercise of options.
(14)	Consists of 220,000 LMDX ordinary shares beneficially owned, which includes 220,000 LMDX ordinary shares issuable upon exercise of options.
(15)	Consists of 220,000 LMDX ordinary shares beneficially owned, which includes 220,000 LMDX ordinary shares issuable upon exercise of options.
(16)	Consists of 220,000 LMDX ordinary shares beneficially owned, which includes 220,000 LMDX ordinary shares issuable upon exercise of options.
(17)

Consists of (A) 137,280 LMDX ordinary shares beneficially owned, which includes 137,280 LMDX ordinary shares issuable upon exercise of options; and (B) 18,400 LMDX common shares beneficially owned, which includes 18,401 LMDX common shares issuable upon conversion of the 5% notes. In addition, Mr. Neble has unvested options over LMDX ordinary shares that are not exercisable within 60 days of August 1, 2021.

(18)

Consists of 12,916,420 LMDX ordinary shares beneficially owned, which includes (i) 7,301,140 LMDX ordinary shares outstanding; (ii) 543,840 LMDX ordinary shares held on Mr. and Mrs. Umphrey’s behalf by the USB Focus Funds; (iii) 4,663,560 LMDX ordinary shares issuable upon conversion of LMDX series A preferred shares and (iv) 407,880 LMDX ordinary shares issuable upon the exercise of the 2016 warrants (such warrants held on Mr. and Mrs. Umphrey’s behalf by the USB Focus Funds); and (B) 2,579,430 LMDX common shares beneficially owned, which includes (i) 1,384,770 LMDX common shares issuable upon the conversion of the 5% notes; (ii) 596,060 LMDX common shares issuable upon the conversion of the 10% notes; (iii) 248,380 LMDX common shares issuable upon the exercise of the 2020 warrants; and (iv) 350,220 LMDX common shares issuable upon conversion of LMDX series B preferred shares. These securities are owned by (i) Willard L. Umphrey, (ii) Anne M. Umphrey, Mr. Umphrey’s spouse, (iii) Pensco Trust Company, a retirement account of Mr. Umphrey; (iv) and certain securities held on his behalf by USB Focus Fund LumiraDx 1-A, LLC and USB Focus Fund LumiraDx 1-B, LLC (the “USB Focus Funds”), funds established by U.S. Boston Capital Corporation of which Mr. Umphrey is the Principal and Founder.

(19)

Consists of (A) 15,108,940 LMDX ordinary shares beneficially owned, which includes (i) 2,975,720 LMDX ordinary shares outstanding; and (ii) 12,133,220 LMDX ordinary shares issuable upon conversion of LMDX series A preferred shares; and (B) 11,632,780 LMDX common shares, which includes (i) 2,821,490 LMDX common shares issuable upon the conversion of the 5% notes; (ii) 3,103,730 LMDX common shares issuable upon conversion of the 10% notes; and (iii) 981,200 LMDX common shares issuable upon the exercise of the 2020 warrants. These securities are owed directly by MVIL LLC and Morningside Ventures Investments Limited.

The following table shows the beneficial ownership of LMDX common shares and LMDX ordinary shares following the consummation of the Merger by:

•	each person known to LumiraDx who will beneficially own more than 5% of the LMDX common shares and LMDX ordinary shares issued and outstanding immediately after the consummation of the Merger;

•	each person who will become an executive officer or a director of LumiraDx upon consummation of the Merger; and

•	all of the executive officers and directors of LumiraDx as a group upon consummation of the Merger.

The expected beneficial ownership of LMDX ordinary shares and LMDX common shares post-Merger has been determined based upon the following: (i) that no holders of shares of CAH Class A common stock exercise their conversion rights (no conversions scenario), (ii) none of the investors set forth in the table below has purchased or purchases LMDX ordinary shares or LMDX common shares (post-Merger), (iii) the Capital Restructuring has been effected, (iv) 2,875,000 LMDX common shares are issued to the sponsor, and (v) 405,000 LMDX common shares are issued to the sponsor in exchange for the conversion of 4,050,000 CAH private placement warrants. Except as otherwise noted herein, the number and percentage of LMDX ordinary shares and LMDX common shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.

Unless otherwise noted, the business address of each beneficial owner is c/o Ocorian Trust (Cayman) Limited, PO Box 1350, Windward 3, Regatta Office Park, Grand Cayman KY1-1108.

Name of Beneficial Owner	LMDX ordinary shares		LMDX common shares		Total Voting Power
	Number of Shares	Percentage Outstanding(1)	Number of Shares	Percentage Outstanding(2)
Current Directors and Executive Officers of LumiraDx:
Ron Zwanziger and affiliated entities(3)	44,066,408	20.7%	1,683,413	4.2%	20.9%
Dorian LeBlanc and affiliated entities(4)	2,103,183	1.0%	19,726	*	1.0%
Dave Scott(5)	15,906,373	7.5%	—	—	7.5%
Jerry McAleer(6)	15,095,169	7.1%	—	—	7.1%
Nigel Lindner(7)	2,653,302	1.3%	—	—	1.3%
David Walton(8)	2,582,545	1.2%	—	—	1.2%
Peter Scheu(9)	1,293,396	*	—	—	*
Veronique Ameye and affiliated entities(10)	2,712,381	1.3%	44,145	*	1.3%
Pooja Pathak(11)	300,707	*	—	—	*
Tom Quinlan(12)	1,872,875	*	—	—	*
Donald Berwick(13)	353,773	*	—	—	*
Bruce Keogh(14)	353,773	*	—	—	*
Lurene Joseph(15)	353,773	*	—	—	*
Troyen Brennan(16)	353,773	*	—	—	*
George Neble(17)	221,108	*	29,589	*	*
Lu Huang	—	—	—	—	—
Gerald Chan	—	—	—	—	—
All directors and executive officers prior to the Merger as a group (17 individuals)	90,222,539	42.5%	1,776,873	4.4%	42.8%
LumiraDx Five Percent Holders:
William Umphrey and Affiliates(18)	20,770,405	10.0%	4,147,884	10.3%	10.0%
Morningside entities(19)	24,296,120	11.7%	18,706,239	45.1%	12.4%

*	Less than one percent.
(1)

The percentage of beneficial ownership is based on 207,457,880 LMDX ordinary shares outstanding. Under Rule 13d-3 of the Exchange Act, beneficial ownership includes any LMDX ordinary shares as to which the holder has sole or shared voting power or investment power and also any LMDX ordinary shares which the holder has the right to acquire within 60 days of August 1, 2021 through the exercise of any option, warrant, conversion or any other right, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

(2)

The percentage of beneficial ownership is based on 54,714,159 LMDX common shares outstanding. Under Rule 13d-3 of the Exchange Act, beneficial ownership includes any LMDX ordinary shares as to which the holder has sole or shared voting power or investment power and also any LMDX ordinary shares which the holder has the right to acquire within 60 days of August 1, 2021 through the exercise of any option, warrant, conversion or any other right, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

(3)	Consists of (A) 44,066,408 LMDX ordinary shares beneficially owned, which includes (i) 35,259,566 LMDX ordinary shares outstanding; (ii) 541,981 LMDX ordinary shares issuable upon the exercise of the

2016 warrants (such warrants held on Mr. Zwanziger’s behalf by the USB Focus Funds); (iii) 722,760 LMDX ordinary shares held on Mr. Zwanziger’s behalf by the USB Focus Funds; and (iv) 5,235,851 LMDX ordinary shares issuable upon exercise of options; and (B) 1,683,413 LMDX common shares beneficially owned, which includes (i) 1,486,362 LMDX common shares; and (iii) 197,051 LMDX common shares issuable upon the exercise of the 2020 warrants. In addition, Mr. Zwanziger has unvested options over LMDX ordinary shares that are not exercisable within 60 days of August 1, 2021. These securities are owned by Mr. Zwanziger, by Zwanziger Family Ventures LLC and Zwanziger Ventures, entities controlled by Mr. Zwanziger, by Treisar Investments Limited (an entity that Mr Zwanziger and his affiliates own a majority interest in) and certain securities held on Mr. Zwanziger’s behalf by the USB Focus Funds.
(4)

Consists of (A) 2,103,183 LMDX ordinary shares beneficially owned, which includes (i) 215,800 LMDX ordinary shares outstanding; and (ii) 1,887,833 LMDX ordinary shares issuable upon exercise of options; and (B) 19,726 LMDX common shares. These securities are owned by Mr. LeBlanc and by members of his family and by Mohawk Investment Partners and Salem Rentals LLC, entities controlled by Mr. LeBlanc.

(5)

Consists of 15,906,373 LMDX ordinary shares beneficially owned, which includes (i) 10,670,522 LMDX ordinary shares outstanding; and (ii) 5,235,851 LMDX ordinary shares issuable upon exercise of options. In addition, Mr. Scott has unvested options over LMDX ordinary shares that are not exercisable within 60 days of August 1, 2021.

(6)

Consists of 15,095,169 LMDX ordinary shares beneficially owned, which includes (i) 9,859,318 LMDX ordinary shares outstanding; and (ii) 5,235,851 LMDX ordinary shares issuable upon exercise of options. In addition, Mr. McAleer has unvested options over LMDX ordinary shares that are not exercisable within 60 days of August 1, 2021.

(7)

Consists of 2,653,302 LMDX ordinary shares beneficially owned, which includes (i) 902,123 LMDX ordinary shares outstanding; and (ii) 1,751,179 LMDX ordinary shares issuable upon exercise of options. These securities are owned by Dr. Lindner and Dr. Jayne Ellis, Dr. Lindner’s spouse. In addition, Dr. Lindner has unvested options over LMDX ordinary shares that are not exercisable within 60 days of August 1, 2021.

(8)

Consists of 2,582,545 LMDX ordinary shares beneficially owned, which includes (i) 902,122 LMDX ordinary shares outstanding; and (ii) 1,680,423 LMDX ordinary shares issuable upon exercise of options. These securities are owned by Mr. Walton and Marianne Walton, Mr. Walton’s spouse.

(9)	Consists of 1,293,396 LMDX ordinary shares beneficially owned, which includes (i) 55,188 LMDX ordinary shares outstanding; and (ii) 1,238,208 LMDX ordinary shares issuable upon exercise of options.
(10)

Consists of (A) 2,712,381 LMDX ordinary shares beneficially owned, which includes (i) 91,272 LMDX ordinary shares outstanding; and (ii) 2,621,109 LMDX ordinary shares issuable upon exercise of options; and (B) 44,145 LMDX common shares beneficially owned, which includes (i) 36,362 LMDX common shares outstanding; and (ii) 7,783 LMDX common shares issuable upon the exercise of the 2020 warrants. These securities are owed by Ms. Ameye and by Suneet Bakhshi, Ms. Ameye’s spouse and by Jaiventures Limited, an entity controlled by Ms. Ameye.

(11)

Consists of 300,707 LMDX ordinary shares beneficially owned, which includes 300,707 LMDX ordinary shares issuable upon exercise of options. In addition, Ms. Pathak has unvested options over LMDX ordinary shares that are not exercisable within 60 days of August 1, 2021.

(12)	Consists of 1,872,875 LMDX ordinary shares beneficially owned, which includes 1,872,875 LMDX ordinary shares issuable upon exercise of options.
(13)	Consists of 353,773 LMDX ordinary shares beneficially owned, which includes 353,773 LMDX ordinary shares issuable upon exercise of options.
(14)	Consists of 353,773 LMDX ordinary shares beneficially owned, which includes 353,773 LMDX ordinary shares issuable upon exercise of options.
(15)	Consists of 353,773 LMDX ordinary shares beneficially owned, which includes 353,773 LMDX ordinary shares issuable upon exercise of options.
(16)	Consists of 353,773 LMDX ordinary shares beneficially owned, which includes 353,773 LMDX ordinary shares issuable upon exercise of options.

(17)

Consists of (A) 221,108 LMDX ordinary shares beneficially owned, which includes 221,108 LMDX ordinary shares issuable upon exercise of options; and (B) 29,589 LMDX common shares. In addition, Mr. Neble has unvested options over LMDX ordinary shares that are not exercisable within 60 days of August 1, 2021.

(18)

Consists of 20,770,405 LMDX ordinary shares beneficially owned, which includes (i) 19,239,981 LMDX ordinary shares outstanding; (ii) 874,528 LMDX ordinary shares held on Mr. and Mrs. Umphrey’s behalf by the USB Focus Funds; and (iii) 655,896 LMDX ordinary shares issuable upon the exercise of the 2016 warrants (such warrants held on Mr. and Mrs. Umphrey’s behalf by the USB Focus Funds); and (B) 4,147,884 LMDX common shares beneficially owned, which includes (i) 3,748,475 LMDX common shares outstanding; and (ii) 399,409 LMDX common shares issuable upon the exercise of the 2020 warrants. These securities are owned by (i) Willard L. Umphrey, (ii) Anne M. Umphrey, Mr. Umphrey’s spouse, (iii) Pensco Trust Company, a retirement account of Mr. Umphrey; (iv) and certain securities held on his behalf by USB Focus Fund LumiraDx 1-A, LLC and USB Focus Fund LumiraDx 1-B, LLC (the “USB Focus Funds”), funds established by U.S. Boston Capital Corporation of which Mr. Umphrey is the Principal and Founder.

(19)

Consists of (A) 24,296,120 LMDX ordinary shares outstanding; and (B) 18,706,239 LMDX common shares, which includes (i) 17,128,408 LMDX common shares outstanding; and (ii) 1,577,831 LMDX common shares issuable upon the exercise of the 2020 warrants. These securities are owed directly by MVIL LLC and Morningside Ventures Investments Limited.

Transfers of CAH Founder Shares and CAH Private Placement Warrants

The CAH founder shares, CAH private placement warrants and any shares of Class A common stock issued upon redemption or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreement with CAH entered into by the CAH initial stockholders. If the Merger is not consummated, those lock-up provisions provide that such securities are not transferable or salable (1) in the case of the CAH founder shares, until the earlier of (A) one year after the completion of CAH’s initial business combination and (B) subsequent to CAH’s initial business combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after CAH’s initial Merger, or (y) the date on which CAH completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of CAH’s public stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property, and (2) in the case of the CAH private placement warrants and the CAH common stock underlying such warrants, until 30 days after the completion of CAH’s initial business combination, except in each case (a) to CAH’s officers or directors, any affiliates or family members of any of CAH’s officers or directors, any members of CAH’s sponsor, or any affiliates of CAH’s sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of CAH’s liquidation prior to its completion of the initial business combination; (g) by virtue of the laws of Delaware or CAH’s sponsor’s limited liability company agreement, as amended, upon dissolution of CAH’s sponsor; or (h) in the event of CAH’s completion of a liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of its public stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property subsequent to CAH’s completion of its initial business combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement. In the event the Merger is consummated, the Sponsor Agreement sets forth the terms of the lockup provisions and the conversion of the CAH private placement warrants, which are described below.

Sponsor Agreement

In connection with the execution of the Merger Agreement, the CAH initial stockholders entered into the Sponsor Agreement pursuant to which they have agreed to comply with the provisions of the Merger Agreement applicable to such persons as well as the covenants set forth in the Sponsor Agreement, including voting all shares of common stock of CAH owned of record by the sponsor and distributable to the CAH founders in favor of the Merger, collectively representing 20% of the outstanding stock of CAH. The Sponsor Agreement provides that the LMDX common shares to be issued to such persons in connection with the Merger will be subject to, other than in certain limited exceptions as set out in the Sponsor Agreement and the Amended and Restated Articles, a one-year lock-up restriction. The Sponsor Agreement also provides that upon consummation of the Merger, the sponsor shall exchange the 4,050,000 CAH private placement warrants for 405,000 LMDX common shares and such shares shall not be transferred, other than as provided for in the Sponsor Agreement and Amended and Restated Articles, until the six (6) month anniversary of the Closing Date. The Amendment to the Sponsor Agreement provides that (i) if more than fifty percent (50%) of the public shares are redeemed, then an equal percentage of the CAH founder shares that would have otherwise converted into LMDX common shares will be forfeited (by way of illustrative example, if sixty percent (60%) of the CAH common stock are redeemed then the CAH initial stockholders shall only receive 1,115,000 LMDX common shares, representing a forfeiture of sixty percent (60%) of the CAH founder shares), and (ii) if fifty percent (50%) or less of the public shares are redeemed, then the sponsor shall retain its entitlement to one hundred percent (100%) of its CAH founder shares and LMDX common shares to be issued upon conversion of the CAH founder shares subject to the following vesting conditions: (A) 60% of the sponsor’s entitlement to the LMDX common shares will vest at Closing, (B) 20% of the sponsor’s entitlement to the LMDX common shares will vest if at any time within eighteen (18) months of Closing, the LMDX common shares close at $12.50 per share (or higher) for twenty (20) trading days within any thirty (30) consecutive trading day period, and (C) 20% of the sponsor’s entitlement to the LMDX common shares will vest if at any time within thirty-six (36) months of Closing, the LMDX common shares close at $15.00 per share (or higher) for twenty (20) days within any thirty (30) consecutive trading days. In the event that one of the vesting conditions is not satisfied, the sponsor’s relevant entitlement to LMDX common shares shall lapse. See the section titled “Summary—Related Agreements—Sponsor Agreement” beginning on page 7.

Registration Rights Agreement

Certain of the existing LumiraDx security holders, the sponsor and the CAH founders will be granted certain registration rights, pursuant to the Registration Rights Agreement which will be entered into at or prior to Closing. See the section titled “Summary—Related Agreements—Registration Rights Agreement” beginning on page 8.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

CAH Related Person Transactions

In October 2020, the sponsor purchased an aggregate of 2,875,000 CAH founder shares for an aggregate purchase price of $25,000, or approximately $0.009 per share. The number of CAH founder shares issued was determined based on the expectation that such CAH founder shares would represent 20% of the outstanding shares upon completion of the CAH IPO. The CAH founder shares (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

The sponsor, and through the sponsor, the CAH founders, purchased an aggregate of 4,050,000 CAH private placement warrants for a purchase price of $1.00 per warrant in a private placement that occurred simultaneously with the closing of the CAH IPO. As such, the sponsor’s interest in the CAH IPO was valued at $4,050,000, based on the number of CAH private placement warrants purchased. Each CAH private placement warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. The CAH private placement warrants (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of the Merger.

Larry J. Neiterman, a director of CAH, and Tom Cibotti and Tim McMahon, each of whom is a managing member of CAH’s sponsor, each has an indirect economic interest in the CAH founder shares and CAH private placement warrants purchased by the sponsor as a result of his, her or its membership interest in the sponsor.

The sponsor, officers and directors, or any affiliate of the sponsor or officers will be reimbursed for any out-of-pocket expenses incurred in connection with activities on CAH’s behalf related to the Merger. We do not have a policy that prohibits the sponsor, executive officers or directors, or any of their respective affiliates, from negotiating for the reimbursement of out-of-pocket expenses by a target business. CAH’s audit committee will review on a quarterly basis all payments that were made to the sponsor, officers, directors or its or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on CAH’s behalf.

In addition, in order to finance transaction costs in connection with an intended initial business combination (including the Merger), the sponsor or an affiliate of the sponsor or certain of CAH’s officers and directors may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. If we complete an initial Merger, we would repay such loaned amounts. In the event that the initial business combination (including the Merger) does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from CAH’s trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the CAH private placement warrants, including as to exercise price, exercisability and exercise period. We do not expect to seek loans from parties other than the sponsor or an affiliate of the sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in CAH’s trust account.

CAH entered into indemnification agreements with each of its officers and directors that require it to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to CAH, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

CAH and LumiraDx will enter into the Registration Rights Agreement with respect to securities held them, which is described under the section of this proxy statement/prospectus entitled “Summary—Related Agreements—Registration Rights Agreement” beginning on page 8.

LumiraDx Related Person Transactions

The following is a description of each transaction since January 1, 2018 and each currently proposed transaction in which:

•	LumiraDx has been or will be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of LumiraDx’s directors, executive officers or holders of more than 5% of LumiraDx’s outstanding issued share capital and their affiliates, which we refer to collectively as LumiraDx’s related parties, had or will have a direct or indirect material interest.

Equity and Debt Financings

12% Unsecured Subordinated Loan Notes

In February 2018, LumiraDx issued an aggregate of $38.3 million of 12% unsecured subordinated loan notes due February 2019, or the 12% notes. The following table summarizes purchases of the 12% notes.

TOTAL PURCHASE PRICE
Noteholder:
Willard L. Umphrey and affiliates(1)	$6,000,000
Ron Zwanziger and affiliated entities(2)	$5,000,000
Dorian LeBlanc and affiliates(3)	$150,000
Veronique Ameye and affiliates(4)	$125,000
Peter Scheu	$75,000

(1)	Consists of (i) an aggregate of $3,500,000 of 12% notes purchased by Willard L. Umphrey and (ii) an aggregate of $2,500,000 of 12% notes purchased by Anne M. Umphrey, Mr. Umphrey’s spouse.
(2)	Consists of an aggregate of $5,000,000 of 12% notes purchased by Zwanziger Family Ventures LLC, an entity controlled by Mr. Zwanziger.
(3)	Consists of an aggregate of $150,000 of 12% notes purchased by Mohawk Investment Partners, an entity controlled by Mr. LeBlanc.
(4)	Consists of an aggregate of $125,000 of 12% notes purchased by Jaiventures Limited, an entity controlled by Ms. Ameye.

In 2018, LumiraDx received approval from noteholders to prepay the 12% notes and LumiraDx agreed to pay the full interest due on the 12% notes through to the original maturity date. In connection with the 12% notes prepayment, LumiraDx converted $35.4 million of principal and $4.3 million of interest into 6,856,080 LMDX series A preferred shares. Additionally, LumiraDx paid $2.9 million of principal and $0.4 million of interest in cash to noteholders that elected not to convert the 12% notes into LMDX series A preferred shares. Accordingly, there are no 12% notes outstanding.

Series A 8% Cumulative Convertible Preferred Shares

From August 2018 to November 2018, LumiraDx sold an aggregate of 46,797,960 LMDX series A preferred shares for aggregate gross proceeds of $270.0 million. The LMDX series A preferred shares will automatically be converted into LMDX ordinary shares on a 1:1 basis immediately prior to the Effective Time pursuant to the Capital Restructuring.

The following table summarizes purchases of the LMDX series A preferred shares by related parties:

	SERIES A 8% CUMULATIVE CONVERTIBLE PREFERRED SHARES	TOTAL PURCHASE PRICE
Shareholder:
Morningside entities(1)	12,133,220	$70,002,226
Bill & Melinda Gates Foundation	3,466,320	$19,998,823
CVS Pharmacy Inc.(2)	3,466,540	$20,000,092
Willard L. Umphrey and affiliates(3)	4,663,560	$26,906,261
Ron Zwanziger and affiliates(4)	1,837,440	$10,867,601
Dorian LeBlanc and affiliates(5)	46,640	$269,087
Veronique Ameye and affiliates(6)	45,760	$264,010
Peter Scheu(7)	27,720	$159,929

(1)	Consists of 12,133,220 LMDX series A preferred shares held by Morningside Venture Investments Limited. Lu Huang is a designated director appointee of Morningside Venture Investments Limited.
(2)	Troyen Brennan, one of the members of our board of directors, is an employee of CVS.
(3)	Consists of (i) 3,307,040 LMDX series A preferred shares held by Willard L. Umphrey and (ii) 1,356,520 LMDX series A preferred shares held by Anne M. Umphrey, Mr. Umphrey’s spouse.
(4)	Consists of 1,837,440 LMDX series A preferred shares held by Zwanziger Family Ventures, LLC., an entity controlled by Mr. Zwanziger.
(5)	Consists of 46,640 LMDX series A preferred shares held by Mohawk Investment Partners, an entity controlled by Mr. LeBlanc.
(6)	Consists of (i) 21,560 LMDX series A preferred shares held by Veronique Ameye and (ii) 24,200 LMDX series A preferred shares held by Jaiventures Limited, an entity controlled by Ms. Ameye.
(7)	Consists of 27,720 LMDX series A preferred shares issued following the conversion of the 12% notes (see description above).

5% Unsecured Subordinated Convertible Loan Notes

In October 2019, LumiraDx issued an aggregate of $75.2 million of 5% unsecured subordinated convertible loan notes due October 2024, or the 5% notes. The 5% notes accrue interest at 5% per annum, payable semi-annually in arrears. The 5% notes will automatically convert into 9,195,340 LMDX common shares immediately prior to the Effective Time pursuant to the Capital Restructuring.

TOTAL PURCHASE PRICE
Noteholder:
Morningside entities(1)	$23,000,000
Willard L. Umphrey and affiliates(2)	$11,288,286
Ron Zwanziger and affiliates(3)	$3,500,000
George Neble	$150,000
Dorian LeBlanc and affiliates(4)	$100,000
Veronique Ameye and affiliates(5)	$100,000

(1)	Consists of an aggregate of $23,000,000 of 5% notes purchased by MVIL, LLC.
(2)

Consists of (i) an aggregate of $6,500,000 of 5% notes purchased by Willard L. Umphrey, (ii) an aggregate of $3,500,000 of 5% notes purchased by Anne M. Umphrey, Mr. Umphrey’s spouse, (iii) an aggregate of $353,000 of 5% notes purchased by Pensco Trust Company, a retirement account of Mr. Umphrey; and (iv) an aggregate of $935,286 of 5% notes issued to Mr. Umphrey as a fee for acting, through U.S. Boston Capital Corporation, as placement agent in the funding round.

(3)	Consists of an aggregate of $3,500,000 of 5% notes purchased by Zwanziger Family Ventures, LLC, an entity controlled by Mr. Zwanziger.
(4)	Consists of an aggregate of $100,000 of 5% notes purchased by Salem Rentals LLC, an entity controlled by Mr. LeBlanc.
(5)	Consists of an aggregate of $100,000 of 5% notes purchased by Suneet Bakhshi, Ms. Ameye’s spouse.

10% Convertible Loan Notes

In July 2020, LumiraDx received commitments from certain existing shareholders and other investors to subscribe for up to $148.95 million of 10% convertible loan notes, or the 10% notes, and in July 2020 LumiraDx called and received $74.3 million and issued $74.3 million of 10% notes. The remaining $74.6 million of commitments were available for drawdown by October 31, 2020 but LumiraDx elected not to call the outstanding amounts. A further $1.0 million worth of 10% Notes were issued in November 2020 bringing the total amount of 10% Notes in issue to $75.3 million. Outstanding 10% notes will automatically convert into 7,813,827 immediately prior to the Effective Time pursuant to the Capital Restructuring.

TOTAL PURCHASE PRICE
Noteholder:
Morningside entities(1)	$29,937,765
Willard L. Umphrey and affiliates(2)	$5,749,416
Ron Zwanziger and affiliates(3)	$2,494,813

(1)	Consists of an aggregate of $29,937,765 of 10% notes purchased by MVIL, LLC.
(2)

Consists of an aggregate of $5,056,986 of 10% notes purchased by Willard L. Umphrey and an aggregate of $692,430 of 10% notes issued to Mr. Umphrey as a fee for acting, through U.S. Boston Capital Corporation, as placement agent in the funding round.

(3)	Consists of an aggregate of $2,494,813 of 10% notes purchased by Zwanziger Family Ventures, LLC, an entity controlled by Mr. Zwanziger.

Series B 8% Cumulative Convertible Preferred Shares

In November 2020, LumiraDx sold an aggregate of 7,261,760 LMDX series B preferred shares for aggregate gross proceeds of $164.5 million. The LMDX series B preferred shares will be automatically converted into LMDX common shares immediately prior to the Effective Time pursuant to the Capital Restructuring.

	TOTAL PURCHASE PRICE	NUMBER OF SERIES B PREFERRED SHARES
LMDX Series B Preferred Shareholder
Morningside entities(1)	$100,000,000	4,400,000
Willard L. Umphrey and affiliates(2)	$7,000,000	326,040
Ron Zwanziger and affiliates(3)	$5,000,000	220,000

(1)	Consists of an aggregate of $100,000,000 of LMDX series B preferred shares purchased by Morningside Venture Investments Limited.
(2)

Consists of an aggregate of $7,000,000 of LMDX series B preferred shares purchased by Willard L. Umphrey. Mr. Umphrey, through U.S. Boston Capital Corporation, obtained 18,040 LMDX series B preferred shares as a fee for acting as placement agent in the funding round.

(3)	Consists of an aggregate of $5,000,000 of LMDX series B preferred shares purchased by Zwanziger Family Ventures, LLC, an entity controlled by Mr. Zwanziger.

Commercial Agreements

LumiraDx entered into certain commercial agreements with each of BMGF and CVS, which are described in the section titled “Business of LumiraDx—Strategic Partners and Manufacturing and Supply Agreements” beginning on page 199.

Investor Rights Agreements

On August 8, 2018, LumiraDx entered into an investor rights agreement with CVS, pursuant to which LumiraDx granted CVS the right, in certain circumstances, to appoint a director to the board of directors as long as CVS beneficially owns at least 75% of its initial holding of LMDX series A preferred shares (or LMDX ordinary shares upon conversion).

On August 8, 2018, LumiraDx entered into an investor rights agreement with BMGF, pursuant to which LumiraDx granted BMGF the right to appoint a director to the board of directors until BMGF sells (or no longer controls) more than 25% of its initial holding of LMDX series A preferred shares (or LMDX ordinary shares upon conversion). LumiraDx also granted BMGF the right to appoint an observer to the board of directors. This observer right will continue following the completion of the Merger.

On August 8, 2018, LumiraDx entered into an investor rights agreement with Morningside, pursuant to which LumiraDx granted Morningside the right to appoint a director to the board of directors until Morningside sells (or no longer controls) more than 25% of its initial holding of LMDX series A preferred shares (or LMDX ordinary shares upon conversion). LumiraDx also granted Morningside the right to appoint an observer to the board of directors. This observer right will continue following the completion of the Merger.

Additionally, LumiraDx granted each of BMGF, CVS and Morningside certain registration rights. See the section titled “Description of LumiraDx’s Securities—Registration Rights” beginning on page 291.

Agreements with Our Directors and our Executive Officers

Employment Arrangements and Offer Letters

For information regarding employment arrangements and offer letters with certain of executive officers, see the section titled “Director and Executive Officer Compensation—Compensation of Management Team and Directors” beginning on page 154.

Compensation of Management Team and Directors

For information regarding the compensation paid to LumiraDx’s executive officers and directors, see the section titled “Director and Executive Officer Compensation—Compensation of Management Team and Directors” beginning on page 154.

Indemnification Agreements

In connection with the completion of the Merger, LumiraDx intends to enter into indemnification agreements with each of its directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling LumiraDx pursuant to the foregoing provisions, LumiraDx has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transactions with Related Companies

From time to time, in the ordinary course of business, LumiraDx may contract for services from companies in which certain of its executive officers or directors may serve as director or advisor. The cost of these services is negotiated on an arm’s length basis and none of these arrangements is material to LumiraDx.

Related Party Transactions Policy

In connection with the completion of the Merger, LumiraDx intends to adopt a written related party transactions policy requiring that such transactions be approved by LumiraDx’s audit committee. This policy will become effective immediately following the completion of the Merger. Pursuant to the related party transactions policy, the audit committee has the primary responsibility for reviewing and approving “related person transactions,” which are transactions between LumiraDx and related parties in which the related party has a direct or indirect material interest. For purposes of the policy, a related party will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of any class of LumiraDx voting securities, and their immediate family members.

DESCRIPTION OF LUMIRADX’S SECURITIES

A summary of the material provisions governing the affairs of LumiraDx immediately following the completion of the Merger is described below. This summary is not complete and should be read together with the Amended and Restated Articles, a copy of which is appended to this proxy statement/prospectus as Annex B.

LumiraDx is an exempted company incorporated in the Cayman Islands with limited liability. The affairs of LumiraDx following the completion of the Merger are governed by its Amended and Restated Articles, the Companies Act (as revised) of the Cayman Islands, or the Cayman Companies Act, and the common law of the Cayman Islands.

As of March 31, 2021, LumiraDx’s authorized share capital was US$10,290 divided into (1) 1,100,000,000 ordinary shares, par value US$0.0000045 per A ordinary share, or LMDX ordinary shares, (2) 1,100,000,000 common shares, par value US$0.0000045 per common share, or LMDX common shares, (3) 55,000,000 LMDX series A preferred shares, par value US$0.0000045 per LMDX series A preferred share, and (4) 8,800,000 LMDX series B preferred shares, par value US$0.0000045 per LMDX series B preferred share. As of the date of this proxy statement/prospectus, there were 82,213,340 LMDX ordinary shares issued and outstanding, 46,797,960 LMDX series A preferred shares issued and outstanding, 7,261,760 LMDX series B preferred shares issued and outstanding and no LMDX common shares in issue. The par value of each of the LMDX ordinary shares, the LMDX common shares, the LMDX series A preferred shares and the LMDX series B preferred shares is stated in this “Description of LumiraDx’s Securities” section to seven decimal places (i.e. US$0.0000045). The full par value is the recurring figure $0.000004545454545. All of the issued and outstanding LMDX series A preferred shares will convert into 46,797,960 LMDX ordinary shares immediately prior to the Effective Time pursuant to the Capital Restructuring. All of the issued and outstanding LMDX series B preferred shares will convert into 7,746,640 LMDX common shares immediately prior to the Effective Time pursuant to the Capital Restructuring. Following the completion of the Merger (and therefore the completion of the Capital Restructuring, including the Merger Subdivision), LumiraDx’s authorized share capital will be $10,290 divided into (1) 1,769,292,966 LMDX ordinary shares with a par value (to seven decimal places) of US$0.0000028 per LMDX ordinary share, (2) 1,769,292,966 LMDX common shares with a par value (to seven decimal places) of US$0.0000028 per LMDX common share and (3) undesignated shares with a par value of such class or classes (however designated) and having such rights as the board of directors may determine in accordance with the provisions of the Amended and Restated Articles.

The Amended and Restated Articles will become effective upon completion of the Merger and will replace the LMDX Articles in its entirety. The following are summaries of material provisions of the Amended and Restated Articles, as they are expected to become effective upon the completion of the Merger, and the Cayman Companies Act insofar as they relate to the material terms of the LMDX ordinary shares and the LMDX common shares. Under the Amended and Restated Articles, the company’s name will continue to be LumiraDx Limited.

LumiraDx’s register of members will continue to be maintained by Ocorian Trust (Cayman) Limited.

LMDX Ordinary Shares and LMDX Common Shares

General

In accordance with the Amended and Restated Articles, the following summarizes the rights of the holders of the LMDX ordinary shares and the LMDX common shares:

•	all resolutions to be voted on by shareholders at an extraordinary general meeting or at an annual general meeting will be held by way of a poll;

•	each holder of LMDX ordinary shares is entitled to ten votes per LMDX ordinary share on matters to be voted on by shareholders;

•	each holder of LMDX common shares is entitled to one vote per LMDX common share on matters to be voted on by shareholders;

•

the holders of LMDX ordinary shares and LMDX common shares shall be entitled to receive notice of, attend, speak and vote by way of a poll at an extraordinary general meeting or at an annual general meeting (as if they were one class of shares);

•

the holders of LMDX ordinary shares and LMDX common shares shall be entitled to receive such dividends as may be declared by the board of directors, which shall be distributed pro rata (as if they were one class of shares) according to the number of LMDX ordinary shares and LMDX common shares held by the relevant holder and as recommended by the directors and declared by the shareholders of LumiraDx;

•	All of the issued and outstanding LMDX ordinary shares and LMDX common shares are fully paid and non-assessable;

•	The LMDX ordinary shares and LMDX common shares are issued in registered form, and are issued when registered in the register of members of LumiraDx;

•

LumiraDx’s board of directors may issue undesignated shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such shares without any further vote or action by LumiraDx’s shareholders;

•	LumiraDx’s shareholders who are non-residents of the Cayman Islands may freely hold and vote their LMDX ordinary shares and LMDX common shares; and

•	LumiraDx may not issue shares to bearer.

Dividends

The holders of the LMDX ordinary shares and LMDX common shares are entitled to such dividends as may be declared by the board of directors of LumiraDx pro rata (equally as if they were one class of shares) according to the number of LMDX ordinary shares and LMDX common shares held. In addition, LumiraDx’s shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by the directors. Under the Cayman Companies Act, a Cayman Islands company may pay a dividend out of either: (i) profits available for distribution; or (ii) share premium or contributed surplus, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

Subject to any special rights attaching to or the terms of issue of any share, all dividends shall be declared and paid according to the amounts paid up on the shares and shall be apportioned and paid pro rata according to the amounts paid up on the shares during any part or parts of the period in respect of which the dividend is paid.

No dividend or other moneys payable by LumiraDx on or in respect of any share shall bear interest against LumiraDx, unless otherwise provided by the terms on which such shares were issued or the provisions of a separate agreement between the holder of that share and LumiraDx. Any dividend unclaimed after a period of six years from the date that such dividend became due for payment shall be forfeited and shall revert to LumiraDx.

Any general meeting declaring a dividend may by ordinary resolution of the shareholders, upon the recommendation of the board of directors, direct payment or satisfaction of such dividend wholly or in part by the distribution of specific assets other than cash, and in particular of paid up shares or debentures of any other company. The directors may, if authorized by ordinary resolution of shareholders, offer any holders of shares the right to elect to receive in lieu of a dividend an allotment of shares credited as fully paid up, subject to such exclusions as the board of directors may deem necessary or desirable.

No shareholder shall be entitled to receive any dividend or other distribution in respect of any share held by him, her or it unless all calls or other sums payable by him, her or it in respect of that share have been paid.

Voting Rights

The voting rights attaching to the LMDX ordinary shares and the LMDX common shares are as follows:

•	at any general meeting (being extraordinary general meetings and annual general meetings) all resolutions put to the vote of the meeting shall be decided by way of a poll;

•	every holder of a LMDX ordinary share who is present in person or by proxy shall have ten votes for each LMDX ordinary share of which he/she/it is the holder; and

•	every holder of a LMDX common share who is present in person or by proxy shall have one vote for each LMDX common share of which he/she/it is the holder.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than two thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution will be required for important matters such as approving a winding up of LumiraDx, a reduction in LumiraDx’s share capital or removing a director (other than a LMDX Founder Director) for cause. LumiraDx’s shareholders may effect certain changes by ordinary resolution, including increasing the amount of LumiraDx’s authorized share capital, consolidating and dividing all or any of the LumiraDx’s share capital into shares of larger amounts than existing shares and cancelling any authorized but unissued shares. Any resolution to remove an LMDX Founder Director requires the voting approval of the LMDX ordinary shares held by Ron Zwanziger, LumiraDx’s Chief Executive Officer and co-founder, and his affiliates

Restrictions on Voting

No shareholder shall be entitled to vote at any general meeting or at any separate class meeting in respect of any shares held by him, her or it unless all calls or other sums payable by him, her or it in respect of that share have been paid.

The board of directors may from time to time make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall (subject to at least 14 clear days’ notice specifying the time or times and place of payment) pay at the time or times so specified the amount called on his, her or its shares.

Voluntary Conversion of LMDX Ordinary Shares

At the option of the relevant holder, each LMDX ordinary share is convertible into one LMDX common share at any time after the date that is 180 days from the Closing Date, or at such earlier time:

(i)	as approved by the board of directors due to exceptional circumstances;

(ii)	if the Early Conversion Conditions (as defined below) have been satisfied;

(iii)

if the aggregate number of LMDX ordinary shares to be converted into LMDX common by such holder in the 180 day period after the Closing Date is no more than 200 LMDX ordinary shares, or the 200 LMDX ordinary share condition; or

(iv)	if LumiraDx has served a Transfer Entitlement Notice on the holders of the LMDX ordinary shares and only in respect of the LMDX ordinary shares set out in such Transfer Entitlement Notice.

Transfer of LMDX Ordinary Shares

Except as provided herein, no LMDX ordinary share may be transferred unless such LMDX ordinary share is first converted into an LMDX common share in accordance with the terms of the Amended and Restated Articles. LMDX ordinary shares may be transferred, subject to certain conditions:

i.	through a Permitted Transfer or a Mandatory Transfer (each, as described below);

ii.	pursuant to a bona fide third party offer to acquire control of LumiraDx;

iii.	pursuant to a court order as a result of divorce;

iv.	by way of a gift; or

v.	by a corporate shareholder to any affiliate.

A transfer of LMDX ordinary shares through a Permitted Transfer or in accordance with (iv) and (v) above is permitted, provided that no public disclosure or filing under the Exchange Act is required as a result of the relevant transfer other than certain permitted filings.

These restrictions on transfers of LMDX ordinary shares do not prevent holders of LMDX ordinary shares from establishing a 10b5-1 plan, although sales made under that plan are subject to the restrictions stated above. Such establishment, together with (i)-(v) above, are referred to as the “Limited Circumstances.”

For purposes of the Amended and Restated Articles:

•	the following transfers of LMDX ordinary shares are “Permitted Transfers”:

•	transfers by one holder of LMDX ordinary shares to another holder of LMDX ordinary shares;

•	transfers to and from employee trusts;

•

transfers to Privileged Relations (which, in general, includes shareholders and certain of their family members) (if being transferred by an employee) or to trusts established for the benefit of Privileged Relations or charities and/or their nominees (“Family Trust”); and

•	transfer by a corporate shareholder to another member of its wholly owned group.

•	the following transfers of LMDX ordinary shares are “Mandatory Transfers”:

•

if any trust ceases to be a Family Trust or there ceases to be any beneficiaries of the Family Trust, a transfer back to the settlor of that Family Trust or to a Privileged Relation of the settlor or to another Family Trust of the settlor;

•

if any Privileged Relation ceases to be a Privileged Relation of the original shareholder, a transfer back to the original shareholder or to another Privileged Relation of the original shareholder or to another Family Trust of the original shareholder; and

•

if a corporate shareholder ceases to be member of the same wholly owned group as the original corporate shareholder, a transfer back to the original corporate shareholder or to another member of the original corporate shareholder’s wholly owned group.

Transfer of LMDX Common Shares

Subject to the restrictions contained in the Amended and Restated Articles, the Nasdaq listing rules or any relevant securities laws and the restrictions imposed on the LMDX common shares issued: (i) upon the conversion of the LMDX series B preferred shares; or (ii) upon the conversion of the 5% notes and the 10% notes; or (iii) upon the exercise of the 2020 warrants, the Jefferies warrants, the SVB warrants, the Pharmakon warrants or any of the LMDX new warrants; or (iv) to the sponsor pursuant to the terms of the Sponsor Agreement, the LMDX common shares shall be freely transferrable (without restriction) and any holders may transfer all or any of his, her or its LMDX common shares by an instrument of transfer in any usual or common form or any other form approved by the board of directors of LumiraDx.

Under the Amended and Restated Articles, holders of LMDX common shares which are issued: (i) upon the conversion of the LMDX series B preferred shares, (ii) upon the conversion of the 5% notes and the 10% notes, (iii) upon the exercise of the 2020 warrants, the Jefferies warrants, the SVB warrants, the Pharmakon warrants or any of the LMDX new warrants, are subject to a 180-day lock-up period prohibiting such holders, except:

1.	in exceptional circumstances approved by the board of directors;

2.

in the Limited Circumstances described above (which for the purposes of the transfer of a LMDX common share only will also include any transfer in connection with the vesting or “cashless exercise” of any of the 2020 warrants, any of the Jefferies warrants, any of the SVB warrants or any of the Pharmakon warrants) to cover any exercise price payable therewith;

3.

if the following conditions, being the Early Conversion Conditions, are satisfied: (i) the date of transfer is no earlier than three months after the Closing Date, or the Early Restricted Period End Date; (ii) the aggregate number of LMDX ordinary shares and LMDX common shares to be transferred by the relevant holder in the period between the Early Restricted Period End Date and the end of the lock-up period shall not exceed 10% of the relevant holder’s entire holding of LMDX ordinary shares and LMDX common shares as recorded in the register of members of LumiraDx as at the date of the adoption of the Amended and Restated Articles; (iii) the relevant holder of the LMDX common shares is not Morningside or, as at the Closing Date, an executive officer or director of the Company; and (iv) the volume weighted average trading price of the LMDX common shares is at least $15.00 per LMDX common share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like), for at least twenty (20) trading days (whether or not consecutive) in any consecutive thirty (30) trading day period ending on the trading date immediately prior to the proposed date of transfer;

4.

if the aggregate number of LMDX common shares to be transferred by any such holder in the 180 day period after the Closing Date is no more than 200 LMDX common shares, or the 200 LMDX common share condition;

5.	if LumiraDx has served a Transfer Entitlement Notice on the holders of the LMDX common shares and only in respect of the LMDX ordinary shares set out in such Transfer Entitlement Notice; or

6.	where such LMDX common shares represent entitlements under the 2021 Employee Stock Purchase Plan.

from selling, transferring, contracting to sell or otherwise disposing of (either directly or indirectly) any of these LMDX common shares for the 180-day period following the Closing Date. Thereafter, holders of such LMDX common shares are free to offer, sell, contract to sell or otherwise dispose of such LMDX common shares, subject to applicable law, including the restrictions set out in Rule 144 of the Securities Act. In addition, any LMDX common shares issued to the sponsor (other than LMDX common shares issued upon exercise of the LMDX new warrants) shall be subject to a one year lock-up restriction pursuant to the terms of the Sponsor Agreement.

Subject to the Amended and Restated Articles and the Nasdaq listing rules and any rights or restrictions for time being attached to any share, the registration of the transfer of shares may be suspended and LumiraDx’s register of members closed at such times and for such periods as the board of directors may from time to time determine, provided always that such registration of transfer shall not be suspended nor the register of members be closed for more than 30 calendar days in any year.

Transfer Entitlement Notice

In the event that certain holders of CAH common stock exercise their redemption rights for cash, LumiraDx may in its absolute discretion, after the Closing Date, send a notice to the holders of the LMDX ordinary shares and the LMDX common shares who are subject to the lock-up arrangements, or the Transfer Entitlement Notice, confirming the aggregate amount equal to the cash amounts redeemed, or the Redemption Amount. The Amended and Restated Articles will provide that the LMDX shareholders will be able to transfer an amount of LMDX common shares (and LMDX ordinary shares once converted into LMDX common shares) that is equal to the Redemption Amount pro-rated amongst the existing LMDX shareholders). The Transfer Entitlement Notice will confirm the number of LMDX common shares (and LMDX ordinary shares once converted into LMDX common shares) that each holder of LMDX ordinary shares and/or LMDX common shares will be permitted to transfer based on the foregoing in the 180 day period following the Closing Date, as an exception to the lock-up arrangements. In deciding whether to send a Transfer Entitlement Notice the Company shall consider the liquidity of the LMDX common shares.

Restriction on further issuance of LMDX Ordinary Shares

The Amended and Restated Articles provide that except for the issuance of LMDX ordinary shares issuable upon the exercise of rights outstanding at the date of adoption of the Amended and Restated Articles, such as under the Equity Plans or under the 2016 warrants or the 2019 warrants, no further LMDX ordinary shares can be issued.

Liquidation

On a winding up of LumiraDx, if the assets available for distribution among the holders of the LMDX ordinary shares and LMDX common shares shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among the holders of the LMDX ordinary shares and LMDX common shares (equally as if they were one class of shares) on a pro rata basis in proportion to the number of LMDX ordinary shares and LMDX common shares held by them. If LumiraDx’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by the holders of the LMDX ordinary shares and LMDX common shares in proportion to the number of the LMDX ordinary shares and LMDX common shares held by them.

The liquidator may, with the sanction of a special resolution of LumiraDx’s shareholders and any other sanction required by the Cayman Companies Act, divide among the shareholders in species or in kind the whole or any part of the assets of LumiraDx, and may for that purpose value any assets and determine how the division shall be carried out as between LumiraDx’s shareholders or different classes of shareholders.

Because LumiraDx is an exempted company with “limited liability” incorporated under the Cayman Companies Act, the liability of LumiraDx’s shareholders is limited to the amount, if any, unpaid on the shares respectively held by them. The Amended and Restated Articles contain a declaration that the liability of LumiraDx’s shareholders is so limited.

Repurchase Rights

Any repurchase of shares by LumiraDx as may be agreed with the relevant shareholders shall be approved by the board of directors in accordance with the Cayman Companies Act and the Amended and Restated Articles, and LumiraDx may make a payment in respect of such repurchase in any manner authorized by the Companies Act and the Amended and Restated Articles, including out of capital. A payment out of capital by a Cayman Islands company is not lawful unless immediately following the date on which the payment out of capital is proposed to be made, the company shall be able to pay its debts as they fall due in the ordinary course of business. Only shares that are fully paid may be repurchased, and there must be at least one share remaining in issue following the repurchase.

Variations of Rights of Shares

If at any time LumiraDx’s share capital is divided into different classes of shares, all or any of the rights attached to any class of shares may be varied with the consent in writing of the holders of not less than three-fourths of the shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Notwithstanding the foregoing, the board of directors may issue undesignated shares without further action by the shareholders. See section titled “Description of LumiraDx’s Securities—Comparison of Rights of CAH Stockholders and LumiraDx Shareholders—Directors’ Power to Issue Shares” beginning on page 290.

General Meetings of Shareholders

Shareholder’ meetings may be convened by a majority of the board of directors of LumiraDx. As a Cayman Islands exempted company, LumiraDx is not required by the Cayman Companies Act to convene annual general meetings of its shareholders. However, the Amended and Restated Articles and LumiraDx’s corporate governance guidelines provide that in accordance with the Nasdaq listing rules in each year LumiraDx may hold an annual general meeting of shareholders. The annual general meeting shall be held at such time and place as may be determined by the board of directors in accordance with the provisions of the Amended and Restated Articles. All annual general meetings and extraordinary general meetings will be chaired by the Chairman (as defined below) or a member of the board of directors.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Amended and Restated Articles provide that upon the requisition of shareholders representing not less than one-third of the voting rights entitled to vote at general meetings, the board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, shareholders may propose only ordinary resolutions (and not a special resolution) to be put to a vote at such meeting and shall have no right to propose resolutions with respect to the election, appointment or removal of directors or to amend the Amended and Restated Articles. The Amended and Restated Articles will provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

Advance notice of at least 21 clear days is required for the convening of the annual general meeting and 14 clear days’ notice for the convening of any extraordinary general meeting of our shareholders. All general meetings of shareholders shall occur at such time and place as determined by the directors and set forth in the notice for such meeting.

No business shall be transacted at any general meeting unless a quorum is present. At least two shareholders present in person or by proxy and entitled to vote shall be a quorum for all purposes.

Class Meetings

The provisions in the Amended and Restated Articles relating to extraordinary general meetings shall apply, mutatis mutandis, to every separate extraordinary general meeting of the holders of a class of shares.

Nomination, Election and Removal of Directors

Number

The number of directors (other than any alternate directors) is at least three and is subject to any maximum number fixed from time to time by a resolution of the majority of the board of directors and the approval of the LMDX Founder Directors.

Appointment

The Amended and Restated Articles provide that persons standing for election as directors at a duly constituted general meeting with requisite quorum will be elected by an ordinary resolution of the LumiraDx shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present in person or by proxy at the meeting. Without prejudice to the power to appoint any person to be a director by shareholder resolution, the board of directors have the power to appoint any person to be a director (other than a LMDX Founder Director), either to fill a casual vacancy or as an addition to the existing board of directors.

The Amended and Restated Articles further provide that the board of directors will be divided into three groups designated as the LMDX Founder Directors and the Class I and Class II directors. Each of the Class I and Class II directors shall serve staggered two-year terms. Upon the expiration of the term of either the Class I or the Class II directors, the directors in that class will be eligible to be re-elected for a new two-year-term at the annual general meeting of shareholders in the year in which their term expires. Directors assigned to Class I shall initially serve until the first annual general meeting of shareholders following the effectiveness date of the Amended and Restated Articles and directors assigned to Class II shall initially serve until the second annual general meeting of shareholders following the effectiveness date of the Amended and Restated Articles. Each term of a Class I or Class II director will continue until the election of his or her successor, or his or her earlier death, resignation, or removal in accordance with the provisions of the Amended and Restated Articles. Any increase or decrease in the number of the Class I and Class II directors will be distributed among the two classes so as to make the two classes as nearly as equal in number as is reasonably practicable.

The LMDX Founder Directors will remain in office until an LMDX Founder Director resigns or otherwise ceases to be a director in accordance with the provisions of the Amended and Restated Articles. Any resolution to remove an LMDX Founder Director requires the voting approval of the LMDX ordinary shares held by Ron Zwanziger and his affiliates. The number of LMDX Founder Directors is three and will be comprised of LumiraDx’s co-founders, Ron Zwanziger, Dave Scott and Jerry McAleer. In the event an LMDX Founder Director retires or otherwise ceases to be a director in accordance with the provisions of the Amended and Restated Articles, the appointment of any replacement LMDX Founder Director will require the approval of Ron Zwanziger (for and on behalf of the LMDX Founder Directors).

Upon completion of the Merger:

•	the LMDX Founder Directors will be Ron Zwanziger, Dave Scott and Jerry McAleer;

•	the Class I directors will be Donald Berwick, George Neble and Lu Huang; and

•	the Class II directors will be Bruce Keogh, Lurene Joseph, Gerald Chan and Troyen Brennan.

Re-election/Removal

A director will be removed from office automatically if, among other things, the director (1) is prohibited from being a director by any applicable law; (2) dies or becomes bankrupt or makes any arrangement or composition with his or her creditors generally; (3) is found of unsound mind; (4) resigns his or her office by notice in writing to LumiraDx; and (5) save in the case of an LMDX Founder Director, that person has, for more than six consecutive months, been absent without permission of the directors from meetings of the board and the directors make a decision that that person’s office be vacated. In addition, any director, other than an LMDX Founder Director, may be removed by special resolution for cause. The notice of any meeting at which a resolution to remove a director shall be proposed or voted upon must contain a statement of the intention to remove that director and such notice must be served on that director not less than 10 business days before the meeting. Such director is entitled to attend the meeting and be heard on the motion for his or her removal.

Proceedings of Board of Directors

The Amended and Restated Articles provide that LumiraDx’s business is to be managed and conducted by the board of directors. The quorum necessary for the transaction of business of the directors is two eligible directors, provided that at least one director is an LMDX Founder Director.

In addition, the Amended and Restated Articles provide that the board of directors may from time to time at its discretion exercise all powers of LumiraDx to raise capital or borrow money, to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital and, subject to the Cayman Companies Act, issue debentures, bonds and other securities of LumiraDx, whether outright or as collateral security for any debt, liability or obligation of LumiraDx or of any third-party.

Chairman

Unless otherwise agreed by the holder(s) of the majority of the LMDX ordinary shares at the relevant time with the approval of the LMDX ordinary shares held by Ron Zwanziger and his affiliates, the chairman of the board of directors will be Ron Zwanziger, or the Chairman. The Chairman has a casting vote if the numbers of votes for and against any board resolution are equal.

Directors’ Interests

The directors of LumiraDx may authorize, to the fullest extent permitted by Cayman Companies Act and the Nasdaq listing rules, any matter proposed to them which would otherwise result in a director infringing his duty to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of LumiraDx. A director shall not, save as otherwise agreed by him, be accountable to LumiraDx for any benefit which he derives from any matter authorized by the directors and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit.

A director who is any way, whether directly or indirectly, interested in a proposed or existing transaction or arrangement with LumiraDx shall declare the nature of his interest at a meeting of the directors. Provided it is permitted by Cayman Companies Act and the Nasdaq listing rules, and provided he has disclosed to the other directors the nature and extent of his interest, a director may be a party to, or otherwise directly or indirectly interested in any contract, arrangement or proposal with LumiraDx and may participate in the meeting on which the relevant resolution is being voted upon.

If a question arises at a meeting of the board of directors or of a board committee as to the right of a director to vote or be counted in the quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be determined by a majority of votes of the remaining directors present at the meeting or if there is an equality of votes, the Chairman shall have a second or casting vote and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned has not been fairly disclosed.

Directors’ Fees and Remuneration

Each of the directors shall be paid a fee at such rate as may from time to time be determined by the board of directors (or for the avoidance of doubt any duly authorized board committee). For more information regarding employment agreements with certain of executive officers, see the section titled “Director and Executive Officer Compensation—Compensation of Management Team and Directors” beginning on page 154.

Each director may be paid for reasonable expenses properly incurred in connection with their attendance at and returning from meetings of the board or board committees or general meetings or separate meetings of the holders of classes of shares or of debentures and shall be paid all expenses properly incurred by him or her in the conduct of the business of LumiraDx or in the discharge of his or her duties as a director.

Inspection of Books and Records

Holders of the LMDX ordinary shares and LMDX common shares will have no general right under Cayman Companies Act to inspect or obtain copies of the list of shareholders of LumiraDx or any corporate records, provided that they are entitled to a copy of the Amended and Restated Articles. Copies of annual financial statements will also be provided to LumiraDx’s registered office service provider in the Cayman Islands to allow for compliance with certain obligations under Cayman law.

Changes in Capital

The shareholders of LumiraDx may from time to time by ordinary resolution:

•	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

•	consolidate and divide all or any of the share capital into shares of a larger amount than the existing shares of LumiraDx;

•

sub-divide LumiraDx’s existing shares, or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

•

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of LumiraDx’s share capital by the amount of the shares so cancelled.

LumiraDx’s shareholders may by special resolution, subject to any confirmation or consent required by the Cayman Companies Act, reduce the share capital of LumiraDx or any capital redemption reserve in any manner permitted by law.

Restrictive Provisions

Under the Amended and Restated Articles, in connection with any change of control, merger or sale of LumiraDx, the holders of LMDX ordinary shares and LMDX common shares shall receive the same consideration with respect to their LMDX ordinary shares and LMDX common shares in connection with any such transaction.

Exempted Company

LumiraDx is an exempted company with limited liability incorporated under the Cayman Companies Act. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. As an exempted company, LumiraDx has received an undertaking from the Governor-in-Cabinet of the Cayman Islands that, for a period of 20 years from the date of the grant of the undertaking, no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciations will apply to LumiraDx and its operations; and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable on or in respect of LumiraDx’s shares, debentures or other obligations, or by way of the withholding in whole or in part of any relevant payment. “Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of LumiraDx.

Register of Members

Under the Cayman Companies Act, LumiraDx must keep a register of members and there should be entered therein:

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the names and addresses of the shareholders of LumiraDx, a statement of the shares held by each member (such statement will distinguish each share by its number (where applicable), confirm the amount paid or agreed to be considered as paid on the shares of each member, confirm the number and category of the shares held by each member and confirm whether each relevant category of shares held by a member carries voting rights under the articles of association of LumiraDx, and if so, whether such voting rights are conditional);

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Companies Act, the register of members of a company is prima facie evidence of the matters set out in the register (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon completion of the Merger, the register of members will be immediately updated to record and give effect to the issuance of the relevant LMDX common shares. Once the company’s register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their names.

If the name of any person is incorrectly entered in or omitted from the register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of the company, the person or member aggrieved (or any member of the company or the company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application (with or without cost to be paid the applicant) or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

LumiraDx’s register of members will be maintained by Ocorian Trust (Cayman) Limited.

Comparison of Rights of CAH Stockholders and LumiraDx Shareholders

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales (being the Companies Act 1985) but does not enact all of the provisions of the more recent Companies Act of England and Wales (being the Companies Act 2006). In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to LumiraDx and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (1) a special resolution of the shareholders of each constituent company, and (2) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares if they follow the required procedures under the Cayman Companies Act subject to certain exemptions. The fair value of the shares will be determined by the Cayman Islands court if it cannot be agreed among the parties. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders provided that a copy of the plan of merger is given to every shareholder of each subsidiary company to be merged (unless that shareholder agrees otherwise). For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful. Dissent rights do not extend to shares for which an open market exists on a recognized stock exchange or share quotation system.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, LumiraDx will normally be the proper plaintiff to sue for a wrong done to it, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of LumiraDx to challenge:

•	an act that is illegal or ultra vires with respect to LumiraDx and is therefore incapable of ratification by the shareholders;

•	an act that, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) that has not been obtained; and

•	an act that constitutes a “fraud on the minority” where the wrongdoers are themselves in control of LumiraDx.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Companies Act does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Amended and Restated Articles provide that LumiraDx shall indemnify its officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of LumiraDx’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning LumiraDx or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, LumiraDx intends to enter into indemnification agreements with its directors and executive officers that will provide such persons with additional indemnification beyond that provided in the Amended and Restated Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling LumiraDx under the foregoing provisions, LumiraDx has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Amended and Restated Articles

The Amended and Restated Articles will include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of the board of directors or management team. They are also designed, in part, to encourage persons seeking to acquire control of LumiraDx to negotiate first with the board of directors of LumiraDx. LumiraDx believe that the benefits of the increased protection of an ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire LumiraDx because negotiation of these proposals could result in an improvement of their terms. Such provisions include:

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Dual Class Stock. As described in the section titled “Description of LumiraDx’s Securities—LMDX Ordinary Shares and LMDX Common Shares—Voting Rights” beginning on page 276, the Amended and Restated Articles will continue to provide for a dual class structure, which will provide the current holders of the LMDX ordinary shares and the LMDX Founder Directors with significant influence over all matters requiring shareholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of LumiraDx of its assets.

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Board of Directors Vacancies. The Amended and Restated Articles will authorize only the board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting the board of directors (other than alternative directors) will be at least three and is subject to any maximum number fixed from time to time by a resolution of a majority of the board of directors and the approval of the LMDX Founder Directors. These provisions would prevent a shareholder from increasing the size of the board of directors and then gaining control of the board of directors by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of the board of directors and promote continuity of management.

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Classified Board. The Amended and Restated Articles will provide that the board of directors is classified into three classes of directors (being the LMDX Founder Directors, the Class I directors and the Class II Directors). A third-party may be discouraged from making a tender offer or otherwise attempting to obtain control of LumiraDx as it is more difficult and time consuming for shareholders to replace a majority of the directors on a classified board of directors. See the section titled “Management Following the Merger—Composition of the Board of Directors” beginning on page 151.

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Shareholder Action; Special Meeting of Shareholders. The Amended and Restated Articles will provide that the LumiraDx shareholders may not take action by written consent, but may only take action at an annual or extraordinary general meetings of the shareholders. As a result, a holder controlling a majority of LumiraDx’s share capital would not be able to amend the Amended and Restated Articles or remove directors without holding a meeting of the shareholders called in accordance with the Amended and Restated Articles. The Amended and Restated Articles will further provide that special meetings of the shareholders may be called only by shareholders holding not less than one-third of the voting rights who are entitled to vote at general meetings. However, shareholders may propose only ordinary resolutions to be put to a vote at such meetings and shall have no right to propose resolutions with respect to the election, appointment or removal of directors or to amend the Amended and Restated Articles. The Amended and Restated Articles will provide no other right to put any proposals before annual general meetings or extraordinary general meeting. These provisions might delay the ability of the shareholders to force consideration of a proposal or for shareholders controlling a majority of LumiraDx’s share capital to take any action, including the removal of directors.

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LMDX Founder Directors. The Amended and Restated Articles will continue to provide that any resolution to remove an LMDX Founder Director requires the voting approval of the LMDX ordinary shares held by Ron Zwanziger, LumiraDx’s Chief Executive Officer and co-founder, and his affiliates. This provision would prevent shareholders from removing any of the LMDX Founder Directors from their respective positions on the board who LumiraDx considers as being fundamental to the running and continued development LumiraDx’s business.

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Class I and Class II Directors Removed Only for Cause. The Amended and Restated Articles will provide that shareholders may only remove the Class I and Class II directors for cause by way of passing a special resolution.

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Issuance of Undesignated Shares. The board of directors has the authority, without further action by the shareholders, to issue undesignated shares of par value with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued undesignated shares would enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or other means.

Under the Cayman Companies Act, the directors may only exercise the rights and powers granted to them under the Amended and Restated Articles, as amended and restated from time to time, for what they believe in good faith to be in the best interests of LumiraDx and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally.

In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the transaction was procedurally fair and provided fair value to the corporation. As a matter of Cayman law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third-party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care, and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to LumiraDx, the directors must ensure compliance with the Amended and Restated Articles, as amended and restated from time to time. The Company has the right to seek damages if a duty owed by any of the directors is breached.

Shareholder Proposals

While the Delaware General Corporation Law does not provide shareholders with an express right to put any proposal before the annual meeting of shareholders, under applicable common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the organizational documents, and shareholders may be precluded from calling special meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Amended and Restated Articles allow the shareholders of LumiraDx holding not less than one-third of the voting rights entitled to vote at general meetings to requisition an extraordinary general meeting of the shareholders, in which case the board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. However, the shareholders of LumiraDx may propose only ordinary resolutions to be put to a vote at such meetings and shall have no right to propose resolutions with respect to the election, appointment or removal of directors or to amend the Amended and Restated Articles. The Amended and Restated Articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, LumiraDx is not obligated by law to call shareholders’ annual general meetings. However, the Amended and Restated Articles and LumiraDx’s corporate governance guidelines require LumiraDx to call an annual general meeting each year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Companies Act, the Amended and Restated Articles do not provide for cumulative voting. As a result, LumiraDx’s shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Amended and Restated Articles, a director will be removed from office automatically if, among other things, the director (1) is prohibited from being a director by any applicable law; (2) dies or becomes bankrupt or makes any arrangement or composition with his or her creditors generally; (3) is found of unsound mind; (4) resigns his or her office by notice in writing to LumiraDx; and (5) save in the case of a LMDX Founder Director, that person has, for more than six consecutive months, been absent without permission of the directors from meetings of the board and the directors make a decision that that person’s office be vacated. The Class I and Class II directors can also be removed for cause by way of the shareholders passing a special resolution. An LMDX Founder Director can only be removed from office on a resolution being proposed which is approved by the LMDX ordinary shares held by Ron Zwanziger and his affiliates.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations or mergers with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the merger, business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Companies Act has no comparable statute. As a result, LumiraDx cannot avail itself of the types of protections afforded by the Delaware Merger statute. However, although the Cayman Companies Act does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Companies Act, a company may be voluntarily wound up upon the shareholders passing a special resolution (being two-thirds of the total voting rights). In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Under the Cayman Companies Act and the Amended and Restated Articles, if LumiraDx’s share capital is divided into more than one class of shares, LumiraDx may materially and adversely vary the rights attached to any class only with the consent in writing of the holders of not less than three-fourths of the shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Act and the Amended and Restated Articles, the Amended and Restated Articles may only be amended by special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by the Amended and Restated Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the Amended and Restated Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Under the Amended and Restated Articles, the board of directors is empowered to issue or allot shares or grant options or warrants and analogous equity-based rights with or without preferred, deferred, qualified or other special rights or restrictions. In particular, pursuant to the Amended and Restated Articles, the board of directors has the authority, without further action by the shareholders, to issue all or any part of LumiraDx’s authorized but unissued share capital and, subject to the provisions of the Amended and Restated Articles, to fix the designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions therefrom, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the LMDX common shares.

The board of directors, without shareholder approval, may issue undesignated shares with voting, conversion or other rights that could adversely affect the voting power and other rights of holders of the LMDX common shares. Subject to the directors’ duty of acting in the best interest of the company, such undesignated shares can be issued quickly with terms calculated to delay or prevent a change in control of us or make removal of management more difficult. Additionally, the issuance of undesignated shares may have the effect of decreasing the market price of the LMDX common shares, and may adversely affect the voting and other rights of the holders of the LMDX common shares.

Inspection of Books and Records

Holders of the LMDX ordinary shares and LMDX common shares will have no general right under the Cayman Companies Act to inspect or obtain copies of the list of shareholders or the corporate records. However, we will provide LumiraDx’s shareholders with annual audited financial statements. Copies of annual financial statements will also be provided to LumiraDx’s registered office service provider in the Cayman Islands to allow for compliance with certain obligations under Cayman law. See the section titled “Where You Can Find More Information” beginning on page 317. Stockholders of a Delaware corporation have the right to inspect the books and records of the corporation and the stock ledger for any proper purpose under the Delaware General Corporation Law, and a stockholder list must be available for inspection at annual and special meetings of the stockholders.

Registration Rights

Registration Rights Agreements

For a discussion of the registration rights that LumiraDx will be granting to certain of its existing shareholders and CAH, which will provide certain rights relating to the future registration and sale of shares of the Company following the Merger, including, among others, (i) the right to cause the Company to file a shelf registration statement pursuant to which such shares will be registered with the SEC for future resale and (ii) the right, under certain circumstances, to cause the Company to initiate a resale of such shares in an underwritten public offering, please see the section titled “Summary—Related Agreements—Registration Rights Agreement” beginning on page 8.

2016 warrants and the 2019 warrants

LumiraDx is a party to warrant instruments in respect of (i) the 2016 warrants exercisable over 2,874,740 LMDX ordinary shares at an exercise price equal to $2.78 per LMDX ordinary share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like); and (ii) the 2019 warrants exercisable over 502,480 LMDX ordinary shares at an exercise price equal to $6.64 per LMDX ordinary share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like). In the event that LumiraDx lists any of the LMDX ordinary shares, LumiraDx will use its commercially reasonable efforts to secure the listing of any LMDX ordinary shares that are issued following the exercise of the 2016 warrants and/or the 2019 warrants.

2020 warrants

LumiraDx is a party to a warrant instrument, dated July 1, 2020, in respect of the 2020 warrants exercisable over 3,636,160 LMDX common shares at an exercise price equal to $8.15 per LMDX common share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like). Following the completion of the Merger, LumiraDx is required to use commercially reasonable efforts to secure the listing of any LMDX common shares that are issued following the issuance and exercise of the 2020 warrants.

Jefferies Warrants

LumiraDx is a party to a warrant instrument, dated November 6, 2020, in respect of the Jefferies warrants exercisable over 220,000 LMDX common shares at an exercise price equal to $21.11 per LMDX common share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like). If at any time LumiraDx files a registration statement to register the resale of any LMDX common shares, pursuant to the Preferred Registration Rights Agreements, LumiraDx shall, subject to applicable securities laws, include the LMDX common shares issuable on exercise of the Jefferies warrants in such registration, as if Jefferies had been party to the Preferred Registration Rights Agreements. Following the completion of the Merger, LumiraDx is required to use commercially reasonable efforts to secure the listing of any LMDX common shares that are issued following the exercise of the Jefferies warrants.

SVB Warrants

LumiraDx is a party to a warrant instrument, dated January 20, 2021, in respect of the SVB warrants exercisable over 88,000 LMDX common shares at an exercise price equal to $21.11 per LMDX common share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like). If at any time

LumiraDx files a registration statement to register the resale of any LMDX common shares, pursuant to the Preferred Registration Rights Agreements, LumiraDx shall, subject to applicable securities laws, include the LMDX common shares issuable on exercise of the SVB warrants in such registration, as if SVB had been party to the Preferred Registration Rights Agreement. Following the completion of the Merger, LumiraDx is required to use commercially reasonable efforts to secure the listing of any LMDX common shares that are issued following the exercise of the SVB warrants.

Pharmakon Warrants

In connection with the 2021 Senior Secured Loan, LumiraDx agreed to issue to BioPharma Credit Investments V (Master) LP and BPCR Limited Partnership the Pharmakon warrants exercisable for 924,000 LMDX common shares at an exercise price equal to $16.08 per LMDX common share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like). If at any time LumiraDx files a registration statement to register the resale of any LMDX common shares, pursuant to the Preferred Registration Rights Agreements, LumiraDx shall, subject to applicable securities laws, include the LMDX common shares issuable on exercise of the Pharmakon warrants in such registration, as if BioPharma Credit Investments V (Master) LP and BPCR Limited Partnership had been party to the Preferred Registration Rights Agreement. Following the completion of the Merger, LumiraDx is required to use commercially reasonable efforts to secure the listing of any LMDX common shares that are issued following the exercise of the Pharmakon warrants.

Listing

Following the completion of the Merger, the LMDX common shares and the LMDX new warrants to be issued to the former equityholders of CAH in accordance with the terms of the Merger Agreement will be listed on The Nasdaq Global Market under the symbol “LMDX” and the LMDX new warrants under “LMDXW.”

Transfer Agent and Registrar

The U.S. transfer agent and registrar for the LMDX common shares is Computershare Trust Company, N.A.

CERTAIN MATERIAL INCOME TAX CONSIDERATIONS

The following summary contains a description of certain material U.S. federal income, U.K. and Cayman Islands tax consequences of the redemption of CAH common stock and the acquisition, ownership and disposition of the LMDX common shares and LMDX new warrants received pursuant to the Merger. This summary should not be considered a comprehensive description of all the tax considerations that may be relevant to the decision to elect to have the CAH common stock redeemed or acquire the LMDX common shares and LMDX new warrants in this Merger or own or dispose of the LMDX common shares or LMDX new warrants.

Certain Material U.S. Federal Income Tax Considerations

The following is a discussion of certain material U.S. federal income tax consequences for:

•	holders of CAH common stock that elect to have their CAH common stock redeemed for cash if the Merger is completed;

•	holders of CAH common stock who exchange their CAH common stock for LMDX common shares in the Merger; and

•	holders of CAH public warrants whose CAH public warrants are assigned to, and issued by, LumiraDx in exchange for LumiraDx new warrants pursuant to the Merger.

This discussion applies only to a beneficial owner that holds CAH common stock and CAH public warrants, and will hold the LMDX common shares and LMDX new warrants, as the case may be, solely as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not address all U.S. federal income tax consequences that may be relevant to your particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•

persons that hold CAH common stock or CAH public warrants, or will hold LMDX common shares or LMDX new warrants, as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction, constructive sale, wash sale or other integrated transaction;

•	the sponsor or its affiliates, or officers, directors or holders of CAH founder shares, CAH private placement warrants and any shares of CAH common stock issued upon redemption or exercise thereof;

•	banks, insurance companies and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to their CAH common stock, CAH public warrants, LMDX common shares or LMDX new warrants being taken into account in an applicable financial statement;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	any U.S. holder that is a “five-percent transferee shareholder” with respect to LumiraDx within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii);

•

persons who own 5% or more of the CAH common stock or CAH public warrants, or will own 5% or more of the LMDX common shares or LMDX new warrants, or the total outstanding equity of LumiraDx, in each case, directly, indirectly or constructively, by vote or value;

•

persons that acquired CAH common stock or CAH public warrants or will hold LMDX common shares or LMDX new warrants pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

•	regulated investment companies or real estate investment trusts;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If you are a partnership (or other pass-through entity) for U.S. federal income tax purposes, the tax treatment of your partners (or other owners) will generally depend on the status of the partners, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships (or other pass-through entities) and the partners (or other owners) in such partnerships (or such other pass-through entities) should consult their own tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of CAH common stock, CAH public warrants, LMDX common shares, or LMDX new warrants, as the case may be, who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

an entity treated as a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) was in existence on August 20, 1996 and has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Also, for purposes of this discussion, a “Non-U.S. holder” is any beneficial owner of CAH common stock, CAH public warrants, LMDX common shares, or LMDX new warrants, as the case may be, who or that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

The following does not purport to be a complete analysis of all potential tax effects stemming from the completion of the Merger or that are associated with redemptions of CAH common stock or the ownership of LMDX common shares or LMDX new warrants. The effects of other U.S. federal tax laws, such as estate and gift tax laws or the Medicare contribution tax on net investment income and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date of this proxy statement/prospectus. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect holders to which this discussion applies and could affect the accuracy of the statements herein. Neither CAH nor LumiraDx has sought, and neither will seek, any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that regarding tax consequences discussed below.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Federal Income Tax Consequences of the Redemption to the Holders of CAH Common Stock

U.S. Holders

Redemption of CAH common stock. If a U.S. holder’s CAH common stock is redeemed pursuant to the redemption provisions described in the section of this proxy statement/prospectus entitled “Special Meeting of CAH Stockholders—Redemption Rights” beginning on page 100, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the CAH common stock under Section 302 of the Code. If the redemption qualifies as a sale of the CAH common stock, the U.S. holder will be treated as described under the section titled “Certain Material Income Tax Considerations—U.S. Federal Income Tax Consequences of the Redemption to the Holders of CAH Common Stock—U.S. Holders—Taxation of Redemption Treated as a Sale of CAH Common Stock” beginning on page 296. If the redemption does not qualify as a sale of the CAH common stock, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described in the section titled “Certain Material Income Tax Considerations—U.S. Federal Income Tax Consequences of the Redemption to the Holders of CAH Common Stock—U.S. Holders—Taxation of Redemption Treated as a Distribution” beginning on page 296.

Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of stock in CAH actually and constructively (as a result of owning warrants or by attribution from certain related individuals and entities) held by the U.S. holder both before and after the redemption relative to all of shares of stock in CAH outstanding both before and after the redemption. The redemption of CAH common stock generally will be treated as a sale of the CAH common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in CAH or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of CAH stock that are treated as constructively owned by it. A U.S. holder may be treated as constructively owning, in addition to stock actually owned by the U.S. holder, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock that the U.S. holder has a right to acquire by exercise of an option, which would generally include CAH common stock that could be acquired pursuant to the exercise of the warrants.

In order to meet the substantially disproportionate test, the percentage of CAH’s outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of CAH common stock must, among other requirements, be less than 80% of the percentage of CAH outstanding voting stock actually and constructively owned by such U.S. holder immediately before the redemption (taking into account redemptions by other holders of CAH common stock). There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of CAH stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of CAH stock actually owned by the U.S. holder are redeemed, the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The redemption of CAH common stock will not be essentially equivalent to a dividend if a U.S. holder’s redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in CAH stock. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in CAH stock will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution, and the tax effects will be as described in the section titled “Certain Material Income Tax Considerations—U.S. Federal Income Tax Consequences of the Redemption to the Holders of CAH Common Stock—U.S. Holders—Taxation of Redemption Treated as a Distribution” beginning on page 296. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed CAH common stock will be added to the U.S. holder’s adjusted tax basis in its remaining CAH common stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its CAH public warrants or possibly in other stock constructively owned by it.

Taxation of Redemption Treated as a Sale of CAH Common Stock. If the redemption qualifies as a sale of CAH common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized in the redemption and the U.S. holder’s adjusted tax basis in its disposed of CAH common stock. The amount realized is the sum of the amount of cash and the fair market value of any property received, and a U.S. holder’s adjusted tax basis in its CAH common stock generally will equal the U.S. holder’s acquisition cost (that is, the portion of the purchase price of a CAH unit allocated to a share of CAH common stock).

Any such capital gain or loss generally will be short-term capital gain or loss unless the U.S. holder’s holding period for the CAH common stock so disposed of exceeds one year, in which case such gain or loss will be long-term capital gain or loss. It is unclear, however, whether the right to exercise the redemption rights with respect to the CAH common stock described in this proxy statement/prospectus may suspend the running of the applicable holding period for this purpose (prior to the receipt of cash) because there is no authority directly on point with respect to whether such redemption rights diminish a U.S. Holder’s risk of loss with respect to its CAH common stock in a manner that suspends the holding period for such CAH common stock under the applicable holding period requirements. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Taxation of Redemption Treated as a Distribution. If the redemption does not qualify as a sale of CAH common stock, a U.S. holder will generally be treated as receiving a distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from the current or accumulated earnings and profits of CAH, as determined under U.S. federal income tax principles. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its CAH common stock (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such CAH common stock in the manner described in the section immediately above titled “Certain Material Income Tax Considerations—U.S. Federal Income Tax Consequences of the Redemption to the Holders of CAH Common Stock—U.S. Holders—Taxation of Redemption Treated as a Sale of CAH Common Stock” beginning on page 296.

Dividends (including constructive dividends paid pursuant to a redemption of CAH common stock) CAH pays to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided that certain holding period requirements are met, dividends CAH pays to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the right to exercise the redemption rights with respect to the CAH common stock described in this proxy statement/prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be, because there is no authority directly on point with respect to whether such redemption rights diminish a U.S. Holder’s risk of loss with respect to CAH common stock in a manner that suspends the holding period for such CAH common stock under the applicable holding period requirements.

Information Reporting and Backup Withholding. Information reporting requirements will generally apply to dividends (including constructive dividends paid pursuant to a redemption of CAH common stock) paid to a U.S. holder and to the proceeds of the sale or other disposition of shares of CAH common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, or refunded to such U.S. holder, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

Redemption of CAH Common Stock. The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s CAH common stock pursuant to the redemption provisions described in the section titled “Special Meeting of CAH Stockholders—Redemption Rights” beginning on page 100 generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s CAH common stock, as described under “Certain Material Income Tax Considerations—U.S. Federal Income Tax Consequences of the Redemption to the Holders of CAH Common Stock—U.S. Holders—Redemption of CAH Common Stock” beginning on page 295, and the consequences of the redemption to the Non-U.S. holder will be as described in the sections immediately below titled under “Certain Material Income Tax Considerations—U.S. Federal Income Tax Consequences of the Redemption to the Holders of CAH Common Stock—Non-U.S. Holders—Gain on Redemption Treated as a Sale of CAH Common Stock” and “Non-U.S. Holders—Taxation of Redemption Treated as a Distribution,” as applicable beginning on page 297 and 298, respectively.

Gain on Redemption Treated as a Sale of CAH Common Stock. Subject to the discussions below regarding backup withholding and FATCA, a Non-U.S. holder will not be subject to U.S. federal income tax on any gain realized on a redemption treated as a sale of CAH common stock unless:

•

the gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the redemption and certain other requirements are met; or

•

CAH is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held CAH common stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons. A Non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. holder (even though the individual is not considered a resident of the United States) provided that the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of shares of CAH common stock will be subject to tax at generally applicable U.S. federal income tax rates. CAH believes that it is not, and has not been at any time since its formation, a U.S. real property holding corporation.

Taxation of Redemption Treated as a Distribution. If the redemption does not qualify as a sale of CAH common stock, a Non-U.S. holder will generally be treated as receiving a distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from CAH’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. The gross amount of such dividends will be subject to a withholding tax at a rate of 30% unless such Non-U.S. holder is eligible for a reduced rate of withholding under an applicable income tax treaty and provides proper certification of eligibility for such reduced rate (on an IRS Form W-8BEN or W-8BEN-E or other applicable documentation). If dividends paid to a Non-U.S. holder are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. holder will be exempt from the 30% U.S. federal withholding tax described above if such Non-U.S. holder furnishes to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items.

Distributions in excess of CAH’s current and accumulated earnings and profits, will constitute a return of capital that will be applied against and reduce (but not below zero) the Non-U.S. holder’s adjusted tax basis in CAH common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the CAH common stock and will be treated as described in the section immediately above titled “Certain Material Income Tax Considerations—U.S. Federal Income Tax Consequences of the Redemption to the Holders of CAH Common Stock—Non-U.S. Holders—Gain on Redemption Treated as a Sale of CAH Common Stock.”

Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding. Payments of dividends (including constructive dividends received pursuant to a redemption of CAH common stock) on CAH common stock will not be subject to backup withholding, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid applicable IRS Form W-8, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any payments of dividends on CAH common stock paid to the Non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds from the sale or other taxable disposition of CAH common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of CAH common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a Non-U.S. holder’s U.S. federal income tax liability, or refunded to such U.S. holder, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Sections 1471 to 1474 of the Code (such sections commonly referred to as “FATCA”) impose a withholding tax of 30% on payments of dividends (including constructive dividends received pursuant to a redemption of stock) on CAH common stock to stockholders that fail to meet prescribed information reporting or certification requirements.

In general, no such withholding will be required with respect to a U.S. holder or an individual Non-U.S. holder that timely provides the certifications required on a valid IRS Form W-9 or IRS Form W-8BEN, respectively. Holders potentially subject to withholding include “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and “non-financial foreign entities” unless various U.S. information reporting, due diligence (generally relating to ownership by U.S. persons of interests in or accounts with those entities) and withholding requirements have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E).

Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. holders should consult their tax advisers regarding the effects of FATCA on a redemption of CAH common stock.

HOLDERS OF CAH COMMON STOCK CONTEMPLATING EXERCISE OF THEIR REDEMPTION RIGHTS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO THEM OF SUCH A REDEMPTION, INCLUDING THE EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.

U.S. Federal Income Tax Consequences of the Merger

Characterization of the Merger

It is the opinion of Sidley Austin LLP that the Merger is more likely than not to (i) qualify as a tax-deferred reorganization pursuant to Section 368(a) of the Code and (ii) not result in gain recognition by a U.S. holder exchanging CAH common stock and CAH public warrants for LMDX common shares and LumiraDx new warrants so long as either (A) the U.S. holder is not a “five-percent transferee shareholder” (within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii)) of LumiraDx or (B) the U.S. holder is a “five-percent transferee shareholder” of LumiraDx and enters into a five-year agreement with the IRS, in the form provided in Treasury Regulations Section 1.367(a)-8(c), to recognize gain under certain circumstances (clauses (i) and (ii) collectively, the “Intended Tax Treatment”). This opinion is filed by amendment as Exhibit 8.1 to the registration statement of which this proxy statement/prospectus forms part. The opinion of Sidley Austin LLP is based on facts and representations contained in representation letters provided by CAH, LumiraDx and Merger Sub and on certain factual assumptions, including the assumption that not more than 50% of the assets of CAH will be used to redeem CAH common stock in contemplation of, or in connection with, the Merger, and further assumes that the business combination is completed in the manner set forth in the Merger Agreement and the registration statement of which this proxy statement/prospectus forms part. If any of the assumptions, representations or covenants on which the opinion is based is or becomes incorrect, incomplete, inaccurate or is otherwise not complied with, the validity of the opinion described above may be adversely affected and the tax consequences of the Merger could differ from those described herein.

In particular, if more than 50% of the assets of CAH were to be used to redeem CAH common stock in contemplation of, or in connection with, the Merger, the opinion described above would no longer apply and LumiraDx and CAH may, depending on the particular facts and circumstances, report the Merger as a taxable transaction. If the Merger is a taxable transaction, then U.S. holders of CAH common stock and CAH public warrants would generally recognize gain or loss on the exchange of CAH common stock and CAH public warrants for LMDX common shares and LMDX new warrants. The percentage of CAH’s assets that will be used to redeem CAH common stock depends on the extent to which holders of CAH common stock exercise their rights pursuant to the CAH Redemption, which cannot be determined as of the date of this proxy statement/prospectus. Although the Merger Agreement imposes a “Minimum Cash Condition” (as defined in Section 7.3(f) of the Merger Agreement), which generally requires that CAH have a minimum of $65,000,000 in its trust account after giving effect to the exercise of redemption rights by holders of CAH common stock, LumiraDx may waive the Minimum Cash Condition and may proceed with the Merger even if more than 50% of the assets of CAH were to be used to redeem CAH common stock in contemplation of, or in connection with, the Merger.

The Merger will qualify as a tax-deferred “reorganization” pursuant to Section 368(a) of the Code if the Merger either qualifies as a reorganization under Section 368(a)(2)(E) of the Code (a “Reverse Triangular Reorganization”) or qualifies as a reorganization under Section 368(a)(1)(B) of the Code (a “‘B’ Reorganization”). The qualification of the Merger as a Reverse Triangular Reorganization or a “B” Reorganization depends on meeting certain technical requirements. To qualify as a Reverse Triangular Reorganization (although not required to qualify as a “B” Reorganization), among other things, “substantially all” of CAH’s assets are required to be retained by CAH - for some time - following the completion of the Merger. For this purpose, as a condition for obtaining a ruling from the IRS, the IRS has previously required a target corporation to retain at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets. However, this 90/70 threshold is used for obtaining a ruling from the IRS, and a lower percentage may still qualify as meeting the “substantially all” requirement. Thus, the treatment of the Merger as a Reverse Triangular Reorganization may depend on the extent to which stockholders of CAH decide to exchange their CAH common stock for LMDX common shares rather than causing their CAH common stock to be redeemed for cash, which cannot be determined as of the date of this registration statement/prospectus. In addition, to qualify either as a Reverse Triangular Reorganization or as a “B” Reorganization, the acquiring corporation (or, in the case of certain reorganizations structured similarly to the Merger, its corporate parent) is required to continue, either directly or indirectly through certain controlled corporations, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business, in each case, within the meaning of Treasury regulations Section 1.368-1(d). However, due to the absence of guidance bearing directly on how the above rules apply in the case of an acquisition of a corporation with investment-type assets, such as CAH, the satisfaction of this requirement is subject to significant uncertainty. This requirement is referred to as the “continuity of business enterprise” requirement. Because of (i) the short history of CAH, (ii) the fact that its assets consist primarily of the funds held in the trust account, (iii) the possibility of a significant number of holders of redeeming their CAH common stock for cash, and (iv) the lack of authority or IRS guidance directly on point in respect of the type of companies that includes CAH, there is significant uncertainty as to whether CAH will be able to meet this “continuity of business enterprise” requirement after the Merger. As discussed above, if more than 50% of the assets of CAH were to be used to redeem CAH common stock in contemplation of, or in connection with, the Merger, the opinion described above would no longer apply and LumiraDx and CAH may, depending on the particular facts and circumstances, report the Merger as a taxable transaction. However, because of the lack of authority directly on point, U.S. holders of CAH common stock and CAH public warrants are urged to consult their tax advisors with respect to the tax treatment of the Merger and the manner in which U.S. holders should report the Merger on their U.S. federal income tax returns.

Subject to the foregoing, CAH and LumiraDx intend to report the Merger as a tax-deferred “reorganization” pursuant to Section 368(a) of the Code. However, neither CAH nor LumiraDx intends to request any ruling or other guidance from the IRS on the U.S. federal income tax treatment of the Merger, and the obligations of the parties to complete the Merger are not conditioned upon the receipt of an opinion of counsel that the Merger will qualify as a tax-deferred “reorganization” pursuant to Section 368(a) of the Code. The qualification of the Merger as a tax-deferred “reorganization” pursuant to Section 368(a) of the Code is not a condition to the closing of the Merger and the Merger Agreement does not include any covenant requiring CAH or LumiraDx to ensure that the Merger so qualifies. Furthermore, because of the many requirements to qualify as a tax-deferred “reorganization” (some of which are based on certain factual determinations which may depend on events or actions that are beyond the control of CAH and LumiraDx) and in the absence of direct authorities, as discussed above, no assurance can be given that the Merger will qualify as a tax-deferred reorganization or that the IRS would not challenge such treatment in light of the specific requirements of Section 368(a) of the Code.

Even if the Merger qualifies as a tax-deferred reorganization pursuant to Section 368(a) of the Code, Section 367(a) of the Code and the Treasury regulations promulgated thereunder provide that, where a U.S.

person exchanges stock or securities in a U.S. corporation for stock or securities in a foreign corporation in a transaction that otherwise qualifies as a tax-deferred reorganization, the U.S. person is required to recognize any gain (but would not be permitted to recognize any loss) realized on such exchange unless certain additional requirements are satisfied.

In general, for the Merger to meet these additional requirements, certain reporting requirements must be satisfied and (i) no more than 50% of both the total voting power and the total value of the stock of the transferee foreign corporation is received, in the aggregate, by the “U.S. transferors” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership) in the transaction; (ii) no more than 50% of each of the total voting power and the total value of the stock of the transferee foreign corporation is owned, in the aggregate, immediately after the transaction by “U.S. persons” (as defined in the Treasury regulations) that are either officers or directors or “five-percent target shareholders” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership) of the transferred U.S. corporation; and (iii) the “active trade or business test” as defined in Treasury regulations Section 1.367(a)-3(c)(3) must be satisfied. Conditions (i), (ii), and (iii) are expected to be met, and, as a result, the Merger is expected to satisfy the applicable requirements under Section 367(a) of the Code on account of such conditions. Accordingly, it is expected that the Merger would not result in gain recognition by a U.S. holder exchanging CAH common stock and CAH public warrants for LMDX common shares and LMDX new warrants so long as either (A) the U.S. holder is not a “five-percent transferee shareholder” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership, and treating the LumiraDx new warrants of the U.S. holder as exercised for this purpose) of LumiraDx (by total voting power or by total value) or (B) the U.S. holder is a “five-percent transferee shareholder” of LumiraDx and enters into an agreement with the IRS to recognize gain under certain circumstances. All U.S. holders that will own 5% or more of either the total voting power or the total value of the outstanding shares of LumiraDx after the Merger (taking into account, for this purpose, ownership of LMDX common shares and LMDX new warrants acquired in connection with the Merger and any LMDX equity interests not acquired in connection with the Merger) may want to enter into a valid “gain recognition agreement” under applicable Treasury regulations and are strongly urged to consult their own tax advisors to determine the particular consequences to them of the Merger.

Whether the requirements described above are met will depend on facts existing at the Effective Time, and the closing of the Merger is not conditioned upon the receipt of an opinion of counsel or ruling from the IRS that the Merger will not result in gain being recognized by U.S. holders of CAH common stock or CAH public warrants under Section 367(a) of the Code. In addition, no assurance can be given that the IRS will not challenge the satisfaction of the relevant requirements under Section 367(a) of the Code and the Treasury regulations promulgated thereunder with respect to the Merger or that a court would not sustain such a challenge.

For purposes of this discussion, the assignment of CAH public warrants to LumiraDx, and the assumption of such warrants by LumiraDx, whereby such warrants will become exercisable for LMDX common shares, should be viewed for U.S. federal income tax purposes as an exchange of such CAH public warrants for LMDX new warrants.

Holders of CAH common stock and CAH public warrants should therefore consult their tax advisors regarding the proper tax treatment of the Merger, including with respect to the intended qualification of the Merger as a tax-deferred reorganization under Section 368 of the Code.

U.S. Federal Income Tax Consequences of the Merger for Holders of CAH Common Stock and CAH Public Warrants

U.S. Holders

Assuming the Merger qualifies for the Intended Tax Treatment, the U.S. federal income tax consequences to (i) U.S. holders of CAH common stock who exchange their CAH common stock for LMDX common shares and

(ii) U.S. holders of CAH public warrants who exchange their CAH public warrants for LMDX new warrants will be as follows:

•	no gain or loss will be recognized;

•	the aggregate basis of the LMDX common shares received in the Merger will be the same as the aggregate basis of the CAH common stock for which they are exchanged;

•	the aggregate basis of the LumiraDx new warrants will be the same as the aggregate basis of the CAH public warrants that were assigned to, and assumed by LumiraDx from the Effective Time; and

•

the holding period of the LMDX common shares and LMDX new warrants received pursuant to the Merger will be the same as the holding period of the shares of CAH common stock and CAH public warrants, respectively, for which they are exchanged.

If, however, the Merger does not qualify as a tax-deferred reorganization pursuant to Section 368(a) of the Code, then a U.S. holder would generally recognize gain or loss equal to the difference, if any, between (i) the fair market value of the LMDX common shares and LMDX new warrants received pursuant to the Merger and (ii) such U.S. holder’s tax basis in the CAH common stock and CAH public warrants surrendered in exchange for the LMDX common shares and LMDX new warrants. Such gain or loss would be short-term capital gain or loss unless the CAH common stock and/or CAH public warrants were respectively held for more than one year at the time of the Merger. It is unclear, however, whether the right to exercise the redemption rights with respect to the CAH common stock described in this proxy statement/prospectus may suspend the running of the applicable holding period for this purpose (prior to the receipt of cash), because there is no authority directly on point with respect to whether such redemption rights diminish a U.S. Holder’s risk of loss with respect to its CAH common stock in a manner that suspends the holding period for such CAH common stock under the applicable holding period requirements. In addition, the U.S. holder’s aggregate tax basis in the LMDX common shares and LMDX new warrants received would equal their fair market value at the time of the closing of the Merger and the U.S. holder’s holding period of such LMDX common shares and LMDX new warrants would commence the day after the Closing. The amount of a U.S. holder’s gain or loss is required to be calculated separately for each identifiable block of CAH common stock or CAH public warrants (generally, shares or warrants purchased at the same time in the same transaction) exchanged in the Merger.

If the Merger qualifies as a tax-deferred reorganization pursuant to Section 368(a) of the Code but, at the Effective Time, any requirement for Section 367(a) of the Code not to impose gain on a U.S. holder is not satisfied, then a U.S. holder of CAH common stock or CAH public warrants generally would recognize gain (but would not be permitted to recognize any loss) in an amount equal to the excess, if any, of the fair market value as of the closing date of the LMDX common shares and LMDX new warrants received by such holder in the Merger over such U.S. holder’s tax basis in the CAH common stock and CAH public warrants surrendered by such U.S. holder in the Merger. Any gain so recognized would generally be short-term or long-term capital gain under the rules described above.

The rules dealing with Section 367(a) of the Code discussed above are very complex and are affected by various factors in addition to those described above. Accordingly, you are strongly urged to consult your tax advisor concerning the application of these rules to your exchange of CAH common stock and CAH public warrants under your particular circumstances, including whether you will be a five-percent transferee shareholder and the possibility of entering into a “gain recognition agreement” under applicable Treasury regulations.

Retention of Records.

As provided in Treasury Regulations Section 1.368-3(d), each U.S. holder who receives LMDX common shares or LMDX new warrants in the Merger is required to retain permanent records pertaining to the Merger, and make such records available to any authorized IRS officers and employees. Such records should specifically include information regarding the amount, basis and fair market value of all transferred property, and relevant facts regarding any liabilities assumed or extinguished as part of such reorganization. Additionally, U.S. holders who owned immediately before completion of the Merger at least 1% (by vote or value) of the total outstanding CAH shares, or CAH “securities” (as specially defined for U.S. federal income tax purposes) the aggregate federal income tax basis of which was at least $1 million, are required to attach a statement to their tax returns for the year in which the Merger is completed that contains the information listed in Treasury Regulations Section 1.368-3(b). Such statement must include the U.S. holder’s tax basis in and fair market value of such U.S. holder’s CAH shares and any such “securities” surrendered in the Merger, the date of completion of the Merger and the name and employer identification number of each of CAH and LumiraDx.

Non-U.S. Holders

The U.S. federal income tax consequences of the Merger for Non-U.S. holders of CAH common stock and CAH public warrants will generally be the same as for U.S. holders except as noted below.

Non-U.S. holders will not be subject to U.S. federal income tax on any gain recognized as a result of the Merger (i.e., if the Merger does not qualify for the Intended Tax Treatment) unless:

•

the gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the Merger and certain other requirements are met; or

•

CAH is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the Merger or the period that the Non-U.S. holder held CAH common stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. holder (even though the individual is not considered a resident of the United States) provided that the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

If the third bullet point above applied to a Non-U.S. holder, any gain recognized by such holder with respect to such holder’s CAH common stock as a result of the Merger would be subject to tax at generally applicable U.S. federal income tax rates. CAH believes that it is not, and has not been at any time since its formation, a U.S. real property holding corporation.

HOLDERS OF CAH COMMON STOCK AND CAH PUBLIC WARRANTS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of LMDX Common Shares and the Ownership and Disposition or Conversion of LMDX New Warrants Received in the Merger

U.S. Holders

Distributions on LMDX Common Shares.

As discussed under “Dividend Policy” in this registration statement, LMDX does not anticipate declaring or paying any cash distributions on the LMDX common shares in the foreseeable future. However, if LMDX were to make distributions of cash or property on the LMDX common shares (other than certain pro rata distributions of its LMDX common shares), subject to the discussion of the PFIC rules below, any such distributions will generally constitute dividends to the extent of LMDX’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of LumiraDx’s current and accumulated earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. holder’s tax basis in its LMDX common shares and thereafter as capital gain, which will be either long-term or short-term capital gain depending upon whether the U.S. holder held its LMDX common shares for more than one year. LumiraDx does not maintain calculations of its earnings and profits under U.S. federal income tax principles and, accordingly, a U.S. holder should expect that distributions on its LMDX common shares will be treated entirely as dividends for U.S. federal income tax purposes. Because LumiraDx is not a U.S. corporation, U.S. holders that are corporations will not be entitled to claim a dividend received deduction with respect to any distributions they receive from LumiraDx. Dividends paid with respect to LMDX common shares will be treated as foreign source income and will generally be “passive category income” for purposes of computing allowable foreign tax credits for U.S. foreign tax credit purposes.

Dividends received by a U.S. holder on its LMDX common shares will generally be taxed as ordinary income for U.S. federal income tax purposes. However, a non-corporate U.S. holder may be eligible for taxation at the lower rates applicable to long-term capital gain, provided that such dividends constitute qualified dividend income with respect to such U.S. holder. Qualified dividend income generally includes a dividend paid by a foreign corporation if (i) the stock with respect to which the dividend is paid is readily tradable on an established securities market in the United States (such as the Nasdaq Stock Market, on which certain LMDX common shares will be listed), (ii) the foreign corporation is not a PFIC for the taxable year during which the dividend is paid and the immediately preceding taxable year (as discussed below), and (iii) the U.S. holder has owned the stock for more than 60 days during the 121-day period beginning 60 days before the date on which the stock become ex-dividend (and has not entered into certain risk limiting transactions with respect to such stock).

Sale or Other Taxable Disposition of LMDX Common Shares or LMDX New Warrants.

Subject to the discussion of the PFIC rules below, a U.S. holder will generally recognize capital gain or loss upon a sale, exchange or other taxable disposition of its LMDX common shares or LMDX new warrants in an amount equal to the difference between the amount realized by the U.S. holder from such sale, exchange or other taxable disposition and the U.S. holder’s tax basis in such LMDX common shares or LMDX new warrants. Such gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period is greater than one year at the time of the sale, exchange or other taxable disposition. Such capital gain or loss will generally be treated as U.S.-source income or loss, as applicable, for U.S. foreign tax credit purposes.

Exercise, Lapse or Redemption of an LMDX New Warrant.

Except as discussed below with respect to the cashless exercise of an LMDX new warrant, a U.S. holder generally will not recognize gain or loss upon the acquisition of an LMDX common share on the exercise of an LMDX new warrant for cash. A U.S. holder’s initial tax basis in an LMDX common share received upon exercise of the LMDX new warrant generally will equal the sum of the U.S. holder’s tax basis in the LMDX new warrant immediately prior to exercise and the exercise price of such LMDX new warrant. It is unclear whether a U.S. holder’s holding period for the LMDX common share received upon exercise of the LMDX new warrant will commence on the date of exercise of the LMDX new warrant or the day following the date of exercise of the

LMDX new warrant; in either case, the holding period will not include the period during which the U.S. holder held the LMDX new warrant. If an LMDX new warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the LMDX new warrant.

The tax consequences of a cashless exercise of an LMDX new warrant are not clear under current law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” for U.S. federal income tax purposes. In either situation, a U.S. holder’s tax basis in the LMDX common shares received generally would equal the U.S. holder’s tax basis in the LMDX new warrants exercised therefor. If the cashless exercise were not a realization event, it is unclear whether a U.S. holder’s holding period for the LMDX common shares will commence on the date of exercise of the LMDX new warrant or the day following the date of exercise of the LMDX new warrant. If the cashless exercise were treated as a recapitalization, the holding period of the LMDX common shares would include the holding period of the LMDX new warrants exercised therefor.

It is also possible that a cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss would be recognized with respect to the portion of the exercised LMDX new warrants treated as surrendered to pay the exercise price of the LMDX new warrants. In such event, a U.S. holder could be deemed to have surrendered a number of warrants having an aggregate value (as measured by the excess of the fair market value of the LMDX common shares over the exercise price of the LMDX new warrants) equal to the exercise price for the total number of LMDX new warrants to be exercised (i.e., the LMDX new warrants underlying the number of LMDX common shares actually received by the U.S. holder pursuant to the cashless exercise). In this case, the U.S. holder would recognize capital gain or loss in an amount equal to the difference between the value of the LMDX new warrants deemed surrendered and the U.S. holder’s tax basis in such LMDX new warrants. Such gain or loss would be long-term or short-term, depending on the U.S. holder’s holding period in the LMDX new warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the LMDX common shares received would equal the sum of the U.S. holder’s tax basis in the LMDX new warrants exercised and the exercise price of such LMDX new warrants. It is unclear whether a U.S. holder’s holding period for the LMDX common shares would commence on the date following the date of exercise or on the date of exercise of the LMDX new warrant; in either case, the holding period would not include the period during which the U.S. holder held the LMDX new warrant. Alternative characterizations are also possible (including as a taxable exchange of all of the LMDX new warrants surrendere1d by the U.S. holder for LMDX common shares received upon exercise). Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the LMDX common shares received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If LumiraDx redeems the LMDX new warrants for cash pursuant to the terms thereof or if LumiraDx purchases LMDX new warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described in the section titled “Certain Material Income Tax Considerations—U.S. Federal Income Tax Consequences of the Ownership and Disposition of LMDX Common Shares and the Ownership and Disposition or Conversion of LMDX New Warrants Received in the Merger—U.S. Holders—Sale or Other Taxable Disposition of LMDX Common Shares or LMDX New Warrants” beginning on page 304.

Possible Constructive Distributions.

The terms of each LMDX new warrant provide for an adjustment to the number of LMDX common shares for which the LMDX new warrant may be exercised or to the exercise price of the LMDX new warrant in certain events. Depending on the circumstances, such adjustments may be treated as constructive distributions. An adjustment which has the effect of preventing dilution pursuant to a bona fide reasonable adjustment formula generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from LumiraDx if, for example, the adjustment increases the LMDX new warrant holders’

proportionate interest in LumiraDx’s assets or earnings and profits (e.g., through an increase in the number of LMDX common shares that would be obtained upon exercise or through a decrease to the exercise price) as a result of a taxable distribution of cash or other property to the holders of LMDX common shares. Any such constructive distribution would generally be subject to tax as described in the section titled “Certain Material Income Tax Considerations—U.S. Federal Income Tax Consequences of the Ownership and Disposition of LMDX Common Shares and the Ownership and Disposition or Conversion of LMDX New Warrants Received in the Merger—U.S. Holders—Distributions on LMDX Common Shares” beginning on page 304 in the same manner as if the U.S. holders of the warrants received a cash distribution from LumiraDx equal to the fair market value of such increased interest resulting from the adjustment.

Passive Foreign Investment Company Rules.

In general, LumiraDx will be a PFIC with respect to a U.S. holder if, for any taxable year in which such holder held LMDX common shares or LMDX new warrants, either: (i) at least 75% of LumiraDx’s gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains, rents and royalties, other than any rents or royalties derived in the active conduct of a trade or business); or (ii) at least 50% of the quarterly average value of the gross assets held by LumiraDx during such taxable year produce, or are held for the production of, passive income. For purposes of determining whether LumiraDx is a PFIC, LumiraDx will be treated as earning and owning its proportionate share of the income and assets, respectively, of any subsidiary corporation in which it owns at least 25% of the value of the subsidiary’s stock.

Based on the current and expected composition of LumiraDx’s income and assets and the value of LumiraDx’s assets, LumiraDx does not expect to be a PFIC for its current taxable year or in the foreseeable future. However, no assurances regarding LumiraDx’s PFIC status can be provided for the current taxable year or any future taxable years. The determination of whether LumiraDx is a PFIC for any taxable year is a fact-intensive determination that can only be made after the end of each year, and will depend on the composition of its income and assets and the value of its assets from time to time (including the value of its goodwill, which will generally be determined in part by reference to the market price of the LMDX common shares, which may fluctuate considerably). The composition of LumiraDx’s income and assets will also be affected by the amount of cash that it receives in the Merger and raises in any future offerings or other financing transactions. Because the value of LumiraDx’s goodwill will generally be determined by reference to its market capitalization, LumiraDx could become a PFIC for any taxable year if the price of its common shares declines significantly while LumiraDx holds a substantial amount of cash and financial investments. LumiraDx also could become a PFIC if it does not generate sufficient income from its business in any taxable year (including LumiraDx’s current taxable year) relative to the amount of passive income that it generates in such taxable year. In addition, the application of the PFIC rules is subject to some uncertainties and the proper characterization of certain items of its income and assets is not entirely clear. Accordingly, there can be no assurance that LumiraDx will not be a PFIC for its current or any future taxable year. No belief is expressed regarding LumiraDx’s PFIC status with respect to any U.S. holder that acquired equity interests (or options or other rights to acquire equity interests) in LumiraDx prior to this Merger.

If LumiraDx were a PFIC for any taxable year in which a U.S. holder owned LMDX common shares or LMDX new warrants, the U.S. holder would be subject to special tax rules with respect to any “excess distribution” such U.S. holder receives and any gain such U.S. holder recognizes from a sale or other disposition (including, under certain circumstances, a pledge) of LMDX common shares or LMDX new warrants, unless the LMDX common shares or LMDX new warrants constitute “marketable securities,” and such U.S. holder makes a mark-to-market election as discussed below. An “excess distribution” is the portion of any distribution received by the U.S. holder on LMDX common shares or LMDX new warrants in a taxable year in excess of 125% of the average annual distributions received by such U.S. holder in the three preceding taxable years, or, if shorter, the U.S. holder’s holding period for such LMDX common shares or LMDX new warrants. Under these special tax rules:

•	the excess distribution or the gain will be allocated ratably over the U.S. holder’s holding period for its LMDX common shares or LMDX new warrants;

•

the amount of such excess distribution or the gain allocated to the taxable year of disposition, and any taxable year prior to the first taxable year in which LumiraDx became a PFIC, will be treated as ordinary income; and

•

the amount of such excess distribution or the gain allocated to each other year will be subject to the highest U.S. federal income tax rate in effect for that year for individuals or corporations, as appropriate, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

If LumiraDx were a PFIC for any taxable year and its common shares were treated as “marketable stock,” a U.S. holder would be allowed to make a “mark-to-market” election with respect to its common shares. LMDX common shares or LMDX new warrants will be treated as “marketable stock” if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, LMDX common shares or LMDX new warrants will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. LMDX common shares and LMDX new warrants will be listed on the Nasdaq Stock Market, which is a qualified exchange for these purposes. Consequently, if LMDX common shares and LMDX new warrants remain listed on the Nasdaq Stock Market and are regularly traded, it is expected that the mark-to-market election would be available to U.S. holders if LumiraDx is a PFIC.

A U.S. holder that makes a mark-to-market election must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of LMDX common shares or LMDX new warrants at the close of the taxable year over the U.S. holder’s adjusted tax basis in LMDX common shares or LMDX new warrants. An electing holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. holder’s adjusted basis in LMDX common shares or LMDX new warrants over the fair market value of the LMDX common shares or LMDX new warrants at the close of the taxable year, only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of LMDX common shares or LMDX new warrants will be treated as ordinary income, and any losses incurred on a sale or other disposition of such LMDX common shares or LMDX new warrants will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the IRS, unless the LMDX common shares or LMDX new warrants cease to be marketable.

LumiraDx does not intend to provide the information necessary for U.S. holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above. In addition, a U.S. holder of warrants would not be permitted to make a qualified electing fund election with respect to such warrants.

If LumiraDx were a PFIC in any year with respect to which a U.S. holder owns LMDX common shares or LMDX new warrants, LumiraDx will continue to be treated as a PFIC with respect to such U.S. holder in all succeeding years during which the U.S. holder owns LMDX common shares or LMDX new warrants, regardless of whether LumiraDx continues to meet the tests described above, unless LumiraDx ceases to be a PFIC and the U.S. holder has made a “deemed sale” election under the PFIC rules.

If LumiraDx were a PFIC for any taxable year and any entity in which LumiraDx owns equity interests in were also a PFIC, U.S. holders would be deemed to own a proportionate amount (by value) of the shares of each lower-tier PFIC and would be subject to U.S. federal income tax according to the rules described below on (i) certain distributions by the lower-tier PFIC and (ii) dispositions of shares of the lower-tier PFIC, in each case as if the U.S. holders held such shares directly, even though the U.S. holder would not receive any proceeds of those distributions or dispositions. It is unclear whether a mark-to-market election can be made with respect to any lower-tier PFIC, even if the shares of such lower-tier PFIC are themselves “marketable stock.”

If LumiraDx were a PFIC for any taxable year in which a U.S. holder owned LMDX common shares or LMDX new warrants, the U.S. holder generally would be required to file IRS Form 8621 with the U.S. holder’s U.S. federal income tax return for each year to report the U.S. holder’s ownership of such LMDX common shares or LMDX new warrants and, in the event a U.S. holder that is required to file IRS Form 8621 does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. holder for the related tax year may not close until three years after the date that the required information is filed.

Information Reporting and Backup Withholding.

Payments of dividends on, and sales proceeds from the disposition of, LMDX common shares and LMDX new warrants made to U.S. holders should generally be subject to information reporting and backup withholding requirements similar to those described in the section titled “Certain Material Income Tax Considerations—U.S. Federal Income Tax Considerations of the Redemption to the Holders of CAH Common Stock—U.S. Holders—Information Reporting and Backup Withholding” beginning on page 297.

Certain Additional Reporting Requirements.

Individual U.S. holders (and to the extent specified in applicable Treasury regulations, certain U.S. holders that are entities) that hold “specified foreign financial assets” whose aggregate value exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher amounts as prescribed by applicable Treasury regulations) are required to file a report on IRS Form 8938 with information relating to such assets for each such taxable year. Specified foreign financial assets would include, among other things, LMDX common shares and LMDX new warrants, unless the LMDX common shares or LMDX new warrants are held in an account maintained by a U.S. financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938. Additionally, in the event a U.S. holder that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. holders should consult their own tax advisors regarding their reporting obligations with respect to specified foreign financial assets.

Non-U.S. Holders

Tax Consequences of Distributions

Distributions paid to a non-U.S. holder in respect of LMDX common shares (and constructive distributions paid to a non-U.S. holder in respect of LMDX new warrants, as described in the section titled “Certain Material Income Tax Considerations—U.S. Federal Income Tax Consequences of the Ownership and Disposition of LMDX Common Shares and the Ownership and Disposition or Conversion of LMDX New Warrants Received in the Merger—U.S. Holders—Possible Constructive Distributions” beginning on page 305) generally will not be subject to U.S. federal income tax, unless the distributions are treated as dividends and are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and, in the case of a non-U.S. holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate, but will not be subject to the gross basis U.S. federal income tax described above, as long as the non-U.S. holder provides proper certification (generally on an IRS Form W-8ECI).

Tax Consequences of Sale or Other Taxable Disposition

A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of LMDX common shares or LMDX new warrants unless (i) such gain is effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or (ii) the non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of such disposition and certain other requirements are met.

Exercise, Lapse or Redemption of a LMDX New Warrant

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of an LMDX new warrant, or the lapse of an LMDX new warrant held by a non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of an LMDX new warrant by a U.S. holder, as described under “Certain Material Income Tax Considerations—U.S. Federal Income Tax Consequences of the Ownership and Disposition of LMDX Common Shares and the Ownership and Disposition or Conversion of LMDX New Warrants Received in the Merger—U.S. Holders—Exercise, Lapse or Redemption of an LMDX New Warrant” beginning on page 304, although, the U.S. federal income tax treatment for a non-U.S. holder of a redemption of LMDX new warrants for cash (or if LumiraDx purchases LMDX new warrants in an open market transaction), or to the extent that a cashless exercise results in a taxable exchange, would be similar to those described in the section immediately above titled “Certain Material Income Tax Considerations—U.S. Federal Income Tax Consequences of the Ownership and Disposition of LMDX Common Shares and the Ownership and Disposition or Conversion of LMDX New Warrants Received in the Merger—Non-U.S. Holders—Tax Consequences of Sale or Other Taxable Disposition” beginning on page 308.

Information Reporting and Backup Withholding.

Payments of dividends on, and sales proceeds from the disposition of, LMDX common shares and LMDX new warrants made to Non-U.S. holders should generally be subject to information reporting and backup withholding requirements similar to those described in the section titled “Certain Material Income Tax Considerations—U.S. Federal Income Tax Considerations of the Redemption to the Holders of CAH Common Stock—U.S. Holders—Information Reporting and Backup Withholding” beginning on page 297.

Certain Material U.K. Tax Considerations

The following statements are intended only as a general guide to certain U.K. tax considerations and do not purport to be a complete analysis, for example, of all potential U.K. tax consequences of acquiring, holding or disposing of LMDX common shares. They are based on current U.K. law and what is understood to be the current practice of Her Majesty’s Revenue and Customs, or HMRC, as at the date of this registration statement, both of which may change, possibly with retroactive effect.

The statements in respect of the U.K. tax considerations in relation to holders of the LMDX common shares generally apply only to those who are resident and, in the case of individuals domiciled or deemed domiciled, for tax purposes in (and only in) the U.K. (except insofar as express reference is made to the treatment of non-U.K. residents), who hold common shares as an investment (other than where a tax exemption applies, for example common shares held in an individual savings account or pension arrangement) and who are the absolute beneficial owner of the common shares and any dividends paid on them. The tax position of certain categories of investors who are subject to special rules (such as persons acquiring their LMDX common shares in connection with employment, dealers in securities, insurance companies and collective investment schemes) is not considered. The following statements assume that such a holder of LMDX common shares is, for U.K. tax purposes, absolutely beneficially entitled to the underlying LMDX common shares.

The statements summarize the current position and are intended as a general guide only and do not constitute legal or tax advice. Nothing in this section is intended to address any U.K. tax consequences of the merger between CAH and Merger Sub or for any CAH stockholders, whether U.K. tax resident or resident elsewhere. Shareholders who are in any doubt as to their tax position or who may be subject to tax in a jurisdiction other than the U.K. should consult their own professional advisers.

Taxation of Investors

Taxation of Dividends

LumiraDx is not required to withhold U.K. tax when paying a dividend. Liability to tax on dividends will depend upon the individual circumstances of a shareholder. No tax credit attaches to any dividend paid by LumiraDx.

(i) U.K. Resident Individual Investors

Under current U.K. tax rules specific rates of tax apply to dividend income. These include a nil rate of tax, or the “Nil Rate Amount,” for the first £2,000 (at current rates) of dividend income in any tax year and different rates of tax for dividend income that exceeds the Nil Rate Amount. For these purposes “dividend income” includes U.K. and non U.K. source dividends and certain other distributions in respect of the LMDX common shares.

An individual investor who is resident for tax purposes in the U.K. and who receives a dividend from LumiraDx will not be liable to U.K. tax on the dividend to the extent that (taking account of any other dividend income received by the investor in the same tax year) that dividend falls within the Nil Rate Amount.

To the extent that (taking account of any other dividend income received by the investor in the same tax year) the dividend exceeds the Nil Rate Amount and cannot be sheltered by the unused part of any investor’s personal allowance, it will be subject to income tax at a rate which is currently 7.5% to the extent that it falls below the threshold for higher rate income tax. To the extent that (taking account of other dividend income received in the same tax year) it falls above the threshold for higher rate income tax then the dividend will, be taxed at a rate which is currently 32.5% to the extent that it is within the higher rate band, or 38.1% to the extent that it is within the additional rate band. For the purposes of determining which of the taxable bands dividend income falls into, dividend income is treated as the highest part of an investor’s income. In addition, dividends within the Nil Rate Amount which would (if there was no Nil Rate Amount) have fallen within the basic or higher rate bands will use up those bands respectively for the purposes of determining whether the threshold for higher rate or additional rate income tax is exceeded.

(ii) U.K. Resident Corporate Investors

Investors within the charge to U.K. corporation tax which are “small companies” for the purposes of Chapter 2 of Part 9A of the Corporation Tax Act 2009 will generally not be subject to U.K. corporation tax on any dividend received from LumiraDx provided certain conditions are met (including an anti-avoidance condition).

An investor within the charge to U.K. corporation tax which is not a “small company” for the purposes of the U.K. taxation of dividends legislation in Part 9A of the Corporation Tax Act 2009 will be liable to U.K. corporation tax (currently at a rate of 19% for companies paying the main rate of corporation tax, expected to increase to 25% from April 1, 2023) unless the dividend falls within one of the exempt classes set out in Part 9A. Examples of exempt classes (as defined in Chapter 3 of Part 9A of the Corporation Tax Act 2009) include dividends paid on shares that are “ordinary shares” (that is shares that do not carry any present or future preferential right to dividends or to the company’s assets on its winding up) and which are not “redeemable,” and dividends paid to a person holding less than 10% of the issued share capital of the payer (or any class of that share capital in respect of which the distribution is made). However, the exemptions are not comprehensive and are subject to anti-avoidance rules. If the conditions for exemption are not met or cease to be satisfied, or such an investor elects for an otherwise exempt dividend to be taxable, the investor will be subject to U.K. corporation tax on dividends received from LumiraDx at the rate of corporation tax applicable to that investor.

Investors within the charge to U.K. corporation tax should seek advice from their own professional advisers in considering whether they are within the scope of an exempt class.

(iii) Non-U.K. Resident Investors

A non-U.K. resident investor will generally not be liable to pay any U.K. tax on dividends paid by LumiraDx (on the basis that any tax liability is limited to tax which is deemed to have been paid by such an investor on a non-repayable basis).

An investor resident outside the U.K. may also be subject to non-U.K. taxation on dividend income under local law. Any such investor should consult his or her own tax adviser concerning his or her tax position on dividends received from LumiraDx.

An individual U.K. investor who has been resident for tax purposes in the U.K. but who ceases to be so resident or becomes treated as resident outside the U.K. for the purposes of a double tax treaty for a period of five years or less and who receives or becomes entitled to dividends from LumiraDx during that period of temporary non-residence may, if LumiraDx is treated as a close company for U.K. tax purposes and certain other conditions are met, be liable for income tax on those dividends on his or her return to the U.K.

Taxation of Disposals

A disposal or deemed disposal of LMDX common shares by an investor who is resident in the U.K. for tax purposes may, depending upon the investor’s circumstances and subject to any available exemption or relief (such as the annual exempt amount for individuals), give rise to a chargeable gain or an allowable loss for the purposes of U.K. taxation of capital gains. In general terms, a gain or loss will be calculated by reference to the difference between the sale proceeds and any allowable costs and expenses, including the original acquisition cost of the LMDX common shares.

(i) U.K. Resident Individual Investors

For an individual investor within the charge to U.K. capital gains tax, a disposal (or deemed disposal) of LMDX common shares may give rise to a chargeable gain or an allowable loss for the purposes of capital gains tax. The rate of capital gains tax on disposal of shares is currently 10% for individuals who are subject to income tax at the basic rate and 20% for individuals who are subject to income tax at the higher or additional rates. An individual investor is entitled to realize an annual exempt amount of gains (currently expected to be £12,300 per tax year until April 2026) without being liable to U.K. capital gains tax. The capital gains tax rate on share disposals is currently 20% for trustees.

(ii) U.K. Resident Corporate Investors

For an investor within the charge to U.K. corporation tax, a disposal or deemed disposal of LMDX common shares may give rise to a chargeable gain at the rate of corporation tax applicable to that investor (currently 19% for companies paying the main rate of corporation tax, expected to increase to 25% from April 1, 2023) or an allowable loss for the purposes of U.K. corporation tax.

(iii) Non-U.K. Resident Investors

Investors who are not resident in the U.K. will not generally be subject to U.K. taxation of capital gains on the disposal or deemed disposal of LMDX common shares unless they are carrying on a trade, profession or vocation in the U.K. through a branch or agency (or, in the case of a corporate investor, a permanent establishment) in connection with which the LMDX common shares are used, held or acquired. Non-U.K. tax resident investors may be subject to non-U.K. taxation on any gain under local law.

An individual investor who has been resident for tax purposes in the U.K. but who ceases to be so resident or becomes treated as Treaty non-resident for a period of five years or less and who disposes of all or part of his or her LMDX common shares during that period may be liable to capital gains tax on his or her return to the U.K., subject to any available exemptions or reliefs.

U.K. Stamp Duty and U.K. Stamp Duty Reserve Tax

It is expected that no U.K. stamp duty or U.K. Stamp Duty Reserve Tax (“SDRT”) should be payable on the issuance of LMDX common shares.

With respect to SDRT, provided that LMDX common shares are not registered in any register kept or maintained in the U.K. by or on behalf of us and are not paired with any shares or marketable securities issued by a U.K. incorporated company, the issue or transfer of (or agreement to transfer) LMDX common shares should not be subject to SDRT. We currently do not intend that any register of LMDX common shares will be kept or maintained in the U.K.

In relation to U.K. stamp duty, there remains a technical possibility that a transfer of LMDX common shares may be subject to U.K. stamp duty if executed in the U.K., or in relation to any property, matter or thing done or to be done in the U.K. However, in practice we would not expect such a charge to arise.

Taxation of LumiraDx

LumiraDx is treated as a fiscally opaque company from a U.K. tax perspective, and is resident in the U.K., for tax purposes due to being centrally managed and controlled in the U.K. Accordingly, LumiraDx is generally subject to U.K. corporation tax on its worldwide profits. It is the intention of LumiraDx to conduct the affairs of LumiraDx so that the central management and control of LumiraDx is exercised in the U.K. and that, accordingly, LumiraDx will be treated as resident in the U.K. for tax purposes. The foregoing information is based on the assumption that LumiraDx will be resident in the U.K. for tax purposes.

Certain Material Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty or withholding tax applicable to us or to any holder of our common shares. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within, the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the common shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the common shares, nor will gains derived from the disposal of the common shares be subject to Cayman Islands income or corporation tax.

As described above, as an exempted company, the company has received a tax exemption certificate from the Governor-in-Cabinet of the Cayman Islands pursuant to the Tax Concessions Act (as revised) of the Cayman Islands, containing an undertaking that in the event of any change to the foregoing, the company, for a period of 20 years from the date of the grant of the undertaking, will not be chargeable to tax in the Cayman Islands on its income or its capital gains arising in the Cayman Islands or elsewhere.

Conversion of the LMDX Ordinary Shares

Under the Amended and Restated Articles, subject to certain exceptions, the LMDX ordinary shares must be converted into LMDX common shares before being transferred and no conversion can occur, apart from in the Limited Circumstances (summarized in the section titled “Description of LumiraDx’s Securities” beginning on page 274) or in exceptional circumstances approved by our board of directors, or where the Early Conversion Conditions are satisfied, for the 180-day period following the Closing Date. The LMDX ordinary shares will convert into LMDX common shares on a 1:1 basis which will be implemented by a redesignation of the LMDX ordinary shares into LMDX common shares in accordance with the provisions of the Amended and Restated Articles. On redesignation, each LMDX ordinary share to be converted shall become an LMDX common share with the rights, privileges, terms and obligations of the class of LMDX common shares (as set out in the Amended and Restated Articles) and the converted LMDX common shares shall thenceforth form part of the class of the LMDX common shares (and shall cease to form part of the class of LMDX ordinary shares for all purposes hereof). The redesignation of existing LMDX ordinary shares into LMDX common shares as described above is not expected to result in any adverse tax consequences for the Company.

PRICE RANGE OF SECURITIES AND DIVIDENDS

CAH

Market Price of Units, Common Stock and Warrants

CAH’s units, CAH public warrants and CAH common stock are traded on The Nasdaq Capital Market under the symbols CAHCU, CAHCW and CAHC, respectively. The following table sets forth the high and low sales prices for the units, warrants and common stock for the periods indicated since the units commenced public trading on January 27, 2021, and since the warrants and common stock commenced separate trading on March 9, 2021.

	Common Stock		Warrants		Units
Period	High	Low	High	Low	High	Low
2021:
First Quarter*	$11.75	$9.53	$2.15	$.73	$12.65	$9.98
Second Quarter*	$10.05	$9.67	$1.12	$0.49	$10.96	$9.98
2020
Fourth Quarter	$9.70	$9.50	$1.23	$.85	$10.20	$10.00

*	Through June 30, 2021.

Holders

As of June 30, 2021, there was one holder of record of units, two holders of record of shares of CAH common stock and two holders of record of CAH public warrants.

Dividends

CAH did not pay any dividends to its stockholders during the year ended December 31, 2020.

LumiraDx

Market Price of Ordinary Shares

Historical market price information regarding LumiraDx is not provided because there is no public market for its securities.

Holders

As of March 31, 2021, the number of record holders of (i) LMDX ordinary shares was 320; (ii) LMDX series A preferred shares was 260; (iii) LMDX series B preferred shares was 33; and (iv) LMDX common shares was zero.

Dividend Policy

LumiraDx has never declared or paid any cash dividend on the LMDX ordinary shares or the LMDX common shares, and, following the completion of the Merger, does not anticipate declaring or paying any cash dividends on the LMDX ordinary shares or LMDX common shares in the foreseeable future. LumiraDx intends to retain all available funds and any future earnings to fund the commercialization of its products and expansion of its business.

LumiraDx is a holding company that does not conduct any business operations of its own. As a result, LumiraDx is dependent upon cash dividends, distributions and other transfers from its subsidiaries to make dividend payments, and such subsidiaries may be restricted in their ability to pay dividends or distributions, or make other transfers to us. In addition, the terms of the Senior Secured Loan preclude LumiraDx from paying cash dividends to its shareholders without the consent of Pharmakon.

However, if LumiraDx does pay a cash dividend on the LMDX common shares or LMDX ordinary shares in the future, it may only pay such dividend out of its profits available for distribution or (subject to applicable solvency requirements) share premium or contributed surplus under Cayman Islands law. LumiraDx’s board of directors will have complete discretion regarding the declaration and payment of dividends, and the LMDX Founder Directors will be able to influence its dividend policy. The amount of any future dividend payments we may make will depend on, among other factors, our strategy, future earnings, financial condition, cash flow, working capital requirements, capital expenditures, contractual restrictions and applicable provisions of the Amended and Restated Articles.

APPRAISAL RIGHTS

Neither CAH stockholders nor holders of CAH units or CAH warrants have appraisal rights under the DGCL in connection with the Merger.

SUBMISSION OF STOCKHOLDER PROPOSALS

CAH’s board of directors is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, shareholders of LumiraDx will be entitled to attend and participate in LumiraDx’s annual general meetings of shareholders. LumiraDx will provide notice of the date on which its annual general meeting will be held in accordance with the Amended and Restated Articles.

OTHER STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with CAH’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of CA Healthcare Acquisition Corp., 99 Summer Street, Suite 200, Boston, MA 02110. Following the Merger, such communications should be sent in care of LumiraDx at LumiraDx Inc., 221 Crescent Street, 5th Floor, Waltham, MA 02453. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS

The legality of the LMDX common shares and LMDX new warrants offered by this proxy statement/prospectus and certain other Cayman Islands legal matters will be passed upon for LumiraDx by Appleby (Cayman) Ltd. Certain legal matters relating to U.S. law will be passed upon for LumiraDx by Fried Frank Harris Shriver & Jacobson LLP and Goodwin Procter LLP, Boston. Certain legal matters will be passed upon for CAH by Sidley Austin LLP, Boston.

EXPERTS

The financial statements of CAH as of December 31, 2020 and for the period from October 7, 2020 (inception) through December 31, 2020 appearing in this proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

The consolidated financial statements of LumiraDx as of December 31, 2020 and December 31, 2019, and for each of the years in the two-year period ended December 31, 2020, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, CAH and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of CAH’s annual report to stockholders and CAH’s proxy statement. Upon written or oral request, CAH will deliver a separate copy of the annual report and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Stockholders receiving multiple copies of such documents may likewise request that CAH deliver single copies of such documents in the future. Stockholders receiving multiple copies of such documents may request that CAH deliver single copies of such documents in the future. Stockholders may notify CAH of their requests by calling or writing CAH at its principal executive offices at 99 Summer Street, Suite 200, Boston, MA 02110 or (617) 314-3901. Following the Merger, such requests should be made by calling (209) 721-950 or writing LumiraDx at 221 Crescent Street, 5th Floor, Waltham, MA 02453.

ENFORCEABILITY OF CIVIL LIABILITIES

LumiraDx is incorporated under the laws of the Cayman Islands as an exempted company with limited liability. In addition, many of its directors and officers reside outside of the United States and LumiraDx’s assets and those of its non-U.S. subsidiaries are located outside of the United States. LumiraDx is incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

LumiraDx’s agent for service of process in the United States is LumiraDx Inc., and the executive offices of LumiraDx Inc. are located at 221 Crescent St., Waltham, Massachusetts 02453, telephone number (556) 400-0874.

Appleby (Cayman) Ltd, or Appleby, LumiraDx’s counsel as to Cayman Islands law has respectively advised LumiraDx that there is uncertainty as to whether the courts of the Cayman Islands would, (1) recognize or enforce judgments of United States courts obtained against LumiraDx or its directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands against LumiraDx or its directors or officers predicated upon the securities laws of the United States or any state in the United States. Furthermore, Appleby has advised LumiraDx that, as of the date of this proxy statement/prospectus, no treaty or other form of reciprocity exists between the Cayman Islands and United States governing the recognition and enforcement of judgments.

Appleby has informed LumiraDx that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman company. As the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

Appleby has further advised LumiraDx that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty and (5) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

WHERE YOU CAN FIND MORE INFORMATION

CAH files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by CAH with the Securities SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on CAH at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

All information contained in this document relating to CAH has been supplied by CAH, and all such information relating to the LumiraDx has been supplied by LumiraDx. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document or if you have questions about the Merger, you should contact via phone or in writing:

CA Healthcare Acquisition Corp.

99 Summer Street

Suite 200

Boston, MA 02110

Tel.: (617) 314-3901

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and Board of Directors of

CA Healthcare Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of CA Healthcare Acquisition Corp. (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholder’s equity and cash flows for the period from October 7, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from October 7, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company has a working capital deficiency as of December 31, 2020 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

New York, NY

January 8, 2021, except for the second paragraph in Note 7 as to which the date is April 20, 2021

CA HEALTHCARE ACQUISITION CORP.

BALANCE SHEET

December 31, 2020

Assets:
Current assets:
Cash	$9,498

Total current assets	9,498
Deferred offering costs associated with proposed public offering	141,200

Total Assets	$150,698

Liabilities and Stockholder’s Equity:
Current liabilities:
Accounts payable	$8,000
Franchise tax payable	609
Note payable – related party	119,352

Total current liabilities	127,961

Commitments and Contingencies
Stockholder’s Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; none issued and outstanding	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 2,875,000 shares issued and outstanding(1)	288
Additional paid-in capital	24,712
Accumulated deficit	(2,263)

Total stockholder’s equity	22,737
Total Liabilities and Stockholder’s Equity	$150,698

(1)	This number includes up to 375,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (See Notes 4 and 6).

CA HEALTHCARE ACQUISITION CORP.

STATEMENT OF OPERATIONS

For the period from October 7, 2020 (inception) through December 31, 2020

General and administrative expenses	$1,654

Franchise tax expenses	609

Net loss	$(2,263)

Weighted average shares outstanding, basic and diluted(1)	2,500,000

Basic and diluted net loss per share	$(0.00)

(1)

This number excludes an aggregate of up to 375,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (See Notes 4 and 6).

CA HEALTHCARE ACQUISITION CORP.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY For the period from October 7, 2020 (inception) through December 31, 2020

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – October 7, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor(1)	—	—	2,875,000	288	24,712	—	25,000
Net loss	—	—	—	—	—	(2,263)	(2,263)
Balance – December 31, 2020	—	$—	2,875,000	$288	$24,712	$(2,263)	$22,737

(1)	This number includes up to 375,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Notes 4 and 6).

CA HEALTHCARE ACQUISITION CORP.

STATEMENT OF CASH FLOWS For the period from October 7, 2020 (inception) through December 31, 2020

Cash Flows from Operating Activities:
Net loss	$(2,263)
Adjustments to reconcile net income to net cash used in operating activities:
General and administrative expenses paid by Sponsor under note payable	1,602

Changes in operating assets and liabilities:
Franchise tax payable	609

Net cash used in operating activities	(52)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000

Deferred offering costs paid	(15,450)

Net cash provided by financing activities	9,550
Net increase in cash	9,498
Cash – beginning of the period

Cash – end of the period	$9,498

Supplemental disclosure of noncash activities:
Deferred offering costs paid by Sponsor under note payable	$117,750
Deferred offering costs included in accounts payable	$8,000

CA HEALTHCARE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

I.	DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

CA Healthcare Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on October 7, 2020 (inception). The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2020, the Company had not yet commenced any operations. All activity for the period from October 7, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end. All dollar amounts are rounded to thousands.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of 10,000,000 units at $10.00 per unit (or 11,500,000 units if the underwriters’ over-allotment option is exercised in full) (the “Units” and, with respect to the shares of Class A common stock included in the Units being offered, the “Public Shares”) which is discussed in Note 3 (the “Proposed Public Offering”) and the sale of 4,050,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant that will close in a private placement to the Company’s sponsor, CA Healthcare Sponsor LLC, a Delaware limited liability company controlled by certain of the Company’s officers, directors and advisors (the “Sponsor”), simultaneously with the closing of the Proposed Public Offering (as described in Note 3). The Company intends to list the Units on the Nasdaq Capital Market (“Nasdaq”).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the signing a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that $10.00 per Unit sold in the Proposed Public Offering, including the certain proceeds from the sale of the Private Placement Warrants, will be held in a trust account (the “Trust Account”) in the United States, with Continental Stock Transfer & Trust Company acting as trustee, and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any money market funds meeting certain conditions of Rule 2a-7 of the Investment Company Act, which invest only in direct U.S, government treasury obligations until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

The Company will provide its holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholders meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which public stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Certificate of Incorporation provides that, a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The Public Stockholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to Public Stockholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the representative of the underwriters (as discussed in Note 5). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. These shares of Class A common stock will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Company’s Sponsor has agreed (a) to vote its Founder Shares (as defined in Note 4) and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s amended and restated certificate of incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares) and Private Placement Warrants (including underlying securities) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the amended and restated certificate of incorporation relating to stockholders’ rights of pre-Business Combination activity and (d) that the Founder Shares and Private Placement Warrants (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Proposed Public Offering if the Company fails to complete its Business Combination.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Proposed Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirement of applicable law. The representative of the underwriters has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the day of liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the Trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Going Concern Consideration

As of December 31, 2020, the Company had approximately $9,500 in cash and a working capital deficit of approximately $118,000. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. The Company lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. Management’s plans to address this need for capital through the Proposed Public Offering. The Company cannot assure that its plans to raise capital or to consummate an initial Business Combination will be successful. In addition, management is currently evaluating the impact of the COVID-19 pandemic on the industry and its effect on the Company’s financial position, results of its operations and/or closing the initial public offering or search for a target company.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern one year from the date these financial statements are issued. The financial statements do not include any adjustments that might result from its inability to consummate the Proposed Public Offering or its inability to continue as a going concern.

II.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or one year from the date of issuance of these financial statements.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirement of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.

Deferred offering costs

Deferred offering costs consisted of legal, accounting and underwriting fees incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations.

Income taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC, 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company’s tax provision was deemed de minimis for the period from October 7, 2020 (inception) through December 31, 2020.

Net loss per common share

Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding during the period (after deducting 375,000 shares subject to forfeiture by the Sponsor in connection with a Proposed Public Offering, as described in Notes 4 and 6), plus, to the extent dilutive, the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method. At December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. At December 31, 2020, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

When the Company issues warrants, the classification of such instruments are evaluated to determine if they fall within the scope of ASC 815-40-05 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”. A non-derivative instrument that is not indexed to an entity’s own stock cannot be classified as equity and must be accounted for as a liability. There is a two-step approach in determining whether an instrument or embedded feature is indexed to an entity’s own stock. First, the instrument’s contingent exercise provisions, if any, must be evaluated, followed by an evaluation of the instrument’s settlement provisions. The Company utilizes appropriate methodologies that value the derivative liability. The Company utilizes the fair value standard set forth by the Financial Accounting Standards Board, defined as the amount at which the assets (or liability) could be bought (or incurred) or sold (or settled) in a current transaction between willing parties, that is, other than in a forced or liquidation sale. The warrant derivative liability is adjusted to its fair value at the end of each reporting period, with the change being recorded as expense or gain.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

III. PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company offered for sale 10,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock, and one-half of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

IV. RELATED PARTY TRANSACTIONS

Founder Shares

On October 28, 2020, the Sponsor purchased 2,875,000 shares of the Company’s Class B common stock, par value $0.0001 per share, (the “Founder Shares”) for an aggregate purchase price of $25,000, or approximately $0.009 per share. Of these, up to 375,000 shares are subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the initial stockholders will own 20.0% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering and excluding the Private Placement Warrants and underlying securities).

The Company’s initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

In connection with the Proposed Public Offering, the Sponsor has agreed to purchase an aggregate of 4,050,000 Private Placement Warrants at a price of $1.00 per warrant ($4.05 million in the aggregate), in a private placement that will close simultaneously with the closing of the Proposed Public Offering. In accordance with ASC 815-40-05, these warrants will be classified as a liability adjusted to their fair value at the end of each reporting period, with the change being recorded as expense or gain.

Promissory Note—Related Party

On October 28, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory note (the “Note”). This loan is non-interest bearing and is due on the earlier of March 31, 2021 or the completion of the Proposed Public Offering. As of December 31, 2020, the Company had borrowed approximately $134,000 under the terms of the Note. The loan balance was repaid in full on January 29, 2021.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of notes may be converted upon consummation of a Business Combination into additional Private Placement Warrants at a price of $1.00 per Warrant. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

V. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 global pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and any Warrants that may be issued upon conversion of the Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The registration rights agreement will not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriters a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments at the Proposed Public Offering price, less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of 2.0% of the gross proceeds of the Proposed Public Offering, or $2.0 million in the aggregate (or approximately $2.3 million if the underwriters’ overallotment option is exercised in full). In addition, the representative of the underwriters will be entitled to a deferred fee of 3.5% of the Proposed Public Offering, or approximately $3.5 million in the aggregate (or approximately $4.02 million if the underwriters’ overallotment option is exercised in full). The deferred fee will become payable to the representative of the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

VI. STOCKHOLDER’S EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred stock. At December 31, 2020, there were no preferred shares issued or outstanding.

Class A Common Stock — The Company is authorized to issue up to 100,000,000 shares of Class A, $0.0001 par value common stock. Holders of the Company’s Class A common stock are entitled to one vote for each share. At December 31, 2020, there were no shares of Class A common stock issued or outstanding.

Class B Common Stock — The Company is authorized to issue up to 10,000,000 shares of Class B, $0.0001 par value common stock. At December 31, 2020, there were 2,875,000 shares of Class B common stock issued and outstanding, of which up to 375,000 shares were subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option is not exercised in full, so that the Sponsor will own 20% of the issued and outstanding shares after the Proposed Public Offering (assuming the Sponsor does not purchase any Units in the Proposed Public Offering).

Holders of the Company’s Class B common stock are entitled to one vote for each share. The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Proposed Public Offering and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Proposed Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

Warrants — The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) 12 months from the closing of the Proposed Public Offering, provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis under certain circumstances). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, it will its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, the warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless. If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of common shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

Once the warrants become exercisable, the Company may redeem the outstanding warrants (excluding the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•

if, and only if, the last sale price of Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by the Company, it may not exercise its redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Private Placement Warrants will, and the common shares issuable upon the exercise of the Private Placement Warrants will not, be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. In accordance with ASC 815-40-05, these warrants will be classified as a liability adjusted to their fair value at the end of each reporting period, with the change being recorded as expense or gain.

VII. SUBSEQUENT EVENTS

Management has evaluated subsequent events to determine if events or transactions occurring after the balance sheet date up to January 8, 2021, the date of the financial statements were issued require potential adjustment to or disclosure in the financial statements and has concluded that all such events that would require adjustment or disclosure have been recognized or disclosed.

On April 12, 2021, the SEC issued a statement with respect to the accounting for warrants issued by special purchase acquisition companies. In light of the SEC Staff’s statement, the Company has determined that the fair value of the warrants should be classified as a warrant liability on the Company’s financial statements. Subsequent changes to the fair value of the warrants will be recorded in the Company’s statement of operations.

CA HEALTHCARE ACQUISITION CORP.

UNAUDITED CONDENSED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets:
Current assets:
Cash	$623,676	$9,498
Prepaid expenses	328,863	—

Total current assets	952,539	9,498
Investments held in Trust Account	115,012,434	—
Deferred offering costs associated with initial public offering	—	141,200

Total Assets	$115,964,973	$150,698

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$23,750	$8,000
Accrued expenses	110,288	—
Franchise tax payable	49,971	609
Due to related party	2,275	—
Note payable - related party	—	119,352

Total current liabilities	186,284	127,961
Deferred underwriting commissions	4,025,000	—
Derivative warrant liabilities	9,587,000	—

Total liabilities	13,798,284	127,961

Commitments and Contingencies

Class A common stock, $0.0001 par value; 9,716,688 and -0- shares subject to possible redemption at $10.00 per share as of June 30, 2021 and December 31, 2020, respectively	97,166,680	—

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 1,783,332 and -0- shares issued and outstanding (excluding 9,716,668 and -0- shares subject to possible redemption) as of June 30, 2021 and December 31, 2020, respectively	178	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 2,875,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020	288	288
Additional paid-in capital	5,588,462	24,712
Retained earnings (accumulated deficit)	(588,919)	(2,263)

Total stockholders’ equity	5,000,009	22,737

Total Liabilities and Stockholders’ Equity	$115,964,973	$150,698

The accompanying notes are an integral part of these unaudited condensed financial statements.

CA HEALTHCARE ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

	For the three months ended June 30, 2021	For the six months ended June 30, 2021
General and administrative expenses	$266,412	$410,300
Franchise tax expense	49,863	98,680

Loss from operations	(316,275)	(508,980)
Other income (expense)
Change in fair value of derivative warrant liabilities	3,056,500	270,500
Financing costs - derivative warrant liabilities	—	(360,610)
Income from investments held in Trust Account	2,786	—

Net income	$(3,369,989)	(586,656)

Basic and diluted weighted average shares outstanding of Class A common stock subject to possible redemption	10,049,964	9,925,703

Basic and diluted net income per share, Class A common stock subject to possible redemption	$—	$—

Basic and diluted weighted average shares outstanding of Non-redeemable common stock	4,325,036	4,147,748

Basic and diluted net income per share, Non-redeemable common stock	$(0.78)	$(0.14)

The accompanying notes are an integral part of these unaudited condensed financial statements.

CA HEALTHCARE ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021

	Common Stock				Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance — December 31, 2020	—	$—	2,875,000	$288	$24,712	$(2,263)	$22,737
Sale of units in initial public offering, less fair value of public warrants	11,500,000	1,150	—	—	109,191,350	—	109,192,500
Offering costs	—	—	—	—	(6,461,892)	—	(6,461,892)
Class A common stock subject to possible redemption	(10,053,667)	(1,005)	—	—	(100,535,665)	—	(100,536,670)
Net income	—	—	—	—	—	2,783,333	2,783,333

Balance — March 31, 2021 (Unaudited)	1,446,333	$145	2,875,000	$288	$2,218,505	$2,781,070	$5,000,008
Class A common stock subject to possible redemption	336,999	33	—	—	3,369,957	—	3,369,990
Net loss	—	—	—	—	—	(3,369,989)	(3,369,989)

Balance — June 30, 2020 (Unaudited)	1,783,332	$178	2,875,000	$288	$5,588,462	$(588,919)	$5,000,009

The accompanying notes are an integral part of these unaudited condensed financial statements.

CA HEALTHCARE ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

Cash Flows from Operating Activities:
Net loss	$(586,656)
Adjustments to reconcile net income to net cash used in operating activities:
General and administrative expenses paid through note payable to Sponsor	1,871
Change in fair value of derivative warrant liabilities	(270,500)
Financing costs - derivative warrant liabilities	360,610
Income from investments held in Trust Account	(12,434)
Changes in operating assets and liabilities:
Prepaid expenses	(328,863)
Accounts payable	15,750)
Accrued Expenses	15,288
Franchise tax payable	49,362
Due to related party	2,275

Net cash used in operating activities	(753,297)

Cash Flows from Investing Activities
Cash deposited in Trust Account	(115,000,000)

Net cash used in investing activities	(115,000,000)

Cash Flows from Financing Activities:
Repayment of note payable to related party	(133,770)
Proceeds received from initial public offering, gross	115,000,000
Proceeds received from private placement warrant	4,050,000
Offering costs paid	(2,548,755)

Net cash provided by financing activities	116,367,475

Net increase in cash	614,178

Cash — beginning of the period	9,498

Cash — end of the period	$623,676

Supplemental disclosure of noncash activities:
Offering costs paid through note payable to Sponsor	$12,547

Offering costs included in accrued expenses	$95,000

Deferred underwriting commissions in connection with the initial public offering	$4,025,000

Initial value of Class A common stock subject to possible redemption	$97,382,330

Change in value of Class A common stock subject to possible redemption	$(215,650)

The accompanying notes are an integral part of these unaudited condensed financial statements.

Note 1—Description of Organization and Business Operations

CA Healthcare Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on October 7, 2020 (inception). The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2021, the Company had not yet commenced operations. All activity since inception through June 30, 2021 related to the Company’s formation and the Initial Public Offering (as defined below), and, subsequent to the Initial Public Offering, the search for a target for its initial Business Combination.

The Company’s sponsor is CA Healthcare Sponsor LLC, a Delaware limited liability company controlled by certain of the Company’s officers, directors and advisors (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective by the Securities and Exchange Commission on January 26, 2021. On January 29, 2021, the Company consummated its Initial Public Offering of 11,500,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), including 1,500,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $115.0 million, and incurring offering costs of approximately $6.5 million, of which approximately $4.0 million was for deferred underwriting commissions (Note 6).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) to the Sponsor of 4,050,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant to the Sponsor, generating proceeds of approximately $4.1 million (Note 5).

Upon the closing of the Initial Public Offering and the Private Placement, $115.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was placed in a trust account (the “Trust Account”) in the United States , with Continental Stock Transfer & Trust Company acting as trustee, and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any money market funds meeting certain conditions of Rule 2a-7 of the Investment Company Act, which invest only in direct U.S, government treasury obligations until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the signing a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholders meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which public stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Certificate of Incorporation provides that, a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The Public Stockholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to Public Stockholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the representative of the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. These shares of Class A common stock were recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”).

If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Company’s Sponsor agreed (a) to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment ; (c) not to redeem any shares (including the Founder Shares) and Private Placement Warrants (including underlying securities) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Certificate of Incorporation relating to stockholders’ rights of pre-Business Combination activity and (d) that the Founder Shares and Private Placement Warrants (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or January 29, 2023 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirement of applicable law. The representative of the underwriters agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Sponsor agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the day of liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the Trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Liquidity and Capital Resources

As of June 30, 2021, the Company had approximately $624,000 in cash and working capital of approximately $816,000 million.

The Company’s liquidity needs through June 30, 2021 and prior were satisfied through a cash payment of $25,000 from the Sponsor to purchase the Founder Shares (as defined in Note 5), the loan under the Note of approximately $134,000 (as defined in Note 5), and the net proceeds from the consummation of the Private Placement not held in the Trust Account. The Company fully repaid the Note on January 29, 2021. In addition, in order to finance transaction costs in connection with an Initial Business Combination, the Company’s officers, directors and initial stockholders may, but are not obligated to, provide the Company Working Capital Loans (see Note 5). As of June 30, 2021 and December 31, 2020, there were no amounts outstanding under any Working Capital Loans.

As of June 30, 2021, there is an outstanding balance of $2,275 due to the Sponsor for certain reimbursable expenses and other expenses paid on the Company’s behalf.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of an Initial Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective Initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Initial Business Combination.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these unaudited condensed financial statements. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Potential Business Combination

On April 6, 2021, the Company, LumiraDx Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“LumiraDx”) and LumiraDx Merger Sub, Inc., a newly formed Delaware corporation and wholly owned subsidiary of LumiraDx (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) that, among other things, provides for Merger Sub to be merged with and into the Company with the Company being the surviving corporation in the merger (the “Merger”). As a result of and upon consummation of the Merger, the Company will become a wholly owned subsidiary of LumiraDx, with security holders of the Company becoming security holders of LumiraDx. The Merger Agreement contains customary representations and warranties, covenants, closing conditions, termination provisions and other terms relating to the Merger and the other transactions contemplated thereby. The consummation of the transactions contemplated by the Merger Agreement is subject to the satisfaction (or waiver) of the conditions set forth therein.

Note 2—Revision to Prior Period Financial Statements

During the course of preparing the quarterly report on Form 10-Q for the three-month period ended March 31, 2021, the Company identified a misstatement in its misapplication of accounting guidance related to the Company’s Warrants in the Company’s previously issued audited balance sheet dated January 29, 2021, filed on Form 8-K on February 4, 2021 (the “Post-IPO Balance Sheet”).

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since their issuance on January 29, 2021, the Company’s warrants have been accounted for as equity within the Company’s previously reported balance sheets. After discussion and evaluation with the Company’s audit committee, management concluded that the warrants should be presented as liabilities with subsequent fair value remeasurement.

The Warrants were reflected as a component of equity in the Post-IPO Balance Sheet as opposed to liabilities on the balance sheet, based on the Company’s application of FASB ASC Topic 815-40, Derivatives and Hedging, Contracts in Entity’s Own Equity (“ASC 815-40). The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of the specific provisions within its warrant agreement and the Company’s application of ASC 815-40 to the warrant agreement. The Company reassessed its accounting for Warrants issued on January 29, 2021, in light of the SEC Staff’s published views. Based on this reassessment, management determined that the Warrants should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in the Company’s statement of operations each reporting period.

The Company concluded that the misstatement was not material to the Post-IPO Balance Sheet and the misstatement had no material impact to any prior interim period. The effect of the revisions to the Post-IPO Balance Sheet is as follows:

	As of January 29, 2021
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$116,643,903	$—	$116,643,903

Liabilities and stockholders’ equity
Total current liabilities	$379,064	$—	$379,064
Deferred underwriting commissions	4,025,000	—	4,025,000
Derivative warrant liabilities	—	9,857,500	9,857,500
Total liabilities	4,404,064	9,857,500	14,261,564
Class A common stock, $0.0001 par value; shares subject to possible redemption	107,239,830	(9,857,500)	97,382,330

Stockholders’ equity
Preferred stock- $0.0001 par value	—	—	—
Class A common stock - $0.0001 par value	78	98	176
Class B common stock - $0.0001 par value	288	—	288
Additional paid-in-capital	5,020,028	360,512	5,380,540
Accumulated deficit	(20,385)	(360,610)	(380,995)

Total stockholders’ equity	5,000,009	—	5,000,009

Total liabilities and stockholders’ equity	$116,643,903	$—	$116,643,903

Note 3—Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) for interim financial information and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three and six months ended June 30, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021 or any future period.

In April 2021, the Company identified an error in its accounting treatment for both its public and private warrants (Warrants) as presented in its audited balance sheet as of January 29, 2021 included in its Current Report on Form 8-K. The Warrants were reflected as a component of equity as opposed to liabilities on the balance sheet. Pursuant FASB ASC Topic 250, “Accounting Changes and Error Corrections issued by the FASB and Staff Accounting Bulletin 99,” (“Materiality”) (“SAB 99”) issued by the SEC, the Company determined the impact of the error was immaterial. The impact of the error correction was reflected in the unaudited condensed financial statements as of and for the three months period ended March 31, 2021 which resulted in a $10.0 million increase to the derivative warrant liabilities line item and offsetting decrease to the Class A common stock subject to possible redemption mezzanine equity line item recorded as part of the activity in the period from October 7, 2020 (inception) through March 31, 2021. There was no change to total stockholders’ equity as reported.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s unaudited condensed financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of June 30, 2021 and December 31, 2020, there were no cash equivalents.

Investments Held in Trust Account

The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the condensed balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income from investments held in Trust Account in the accompanying unaudited condensed statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000 and investments held in Trust Account. As of June 30, 2021 and December 31, 2020, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of June 30, 2021, the carrying values of cash, prepaid expenses, accounts payable, accrued expenses, franchise tax payable, and due to related party approximate their fair values due to the short-term nature of the instruments. The Company’s portfolio of investments held in the Trust Account is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in money market funds that invest in U.S. government securities, or a combination thereof. The fair value for trading securities is determined using quoted market prices in active markets.

Derivative warrant liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The 5,750,000 issued in connection with the Initial Public Offering (the “Public Warrants”) and the 4,050,000 Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s condensed statements of operations.

The fair value of Public Warrants were initially measured at fair value using a Monte Carlo simulation model. The fair value of the warrants issued in the Private Placement were estimated using Black-Scholes. The fair value of the Public Warrants as of June 30, 2021 is based on observable listed prices for such warrants. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the Class A common stock were charged to stockholders’ equity upon the completion of the Initial Public Offering. Of the total offering costs of the Initial Public Offering, approximately $0.3 million is included in offering cost - derivative warrant liabilities in the unaudited condensed statements of operations and $6.5 million is included in stockholders’ equity.

Class A common stock subject to possible redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC 480 Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at June 30, 2021, 9,716,668 shares of Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets. There were no Class A common stock issued and outstanding as of December 31, 2020.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC Topic 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of June 30, 2021, the Company had deferred tax assets of approximately $104,000 with a full valuation allowance against them.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2021 or December 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company’s currently taxable income primarily consists of interest and dividends earned and unrealized gains on investments held in the Trust Account. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible.

No amounts were accrued for the payment of interest and penalties as of June 30, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income (Loss) Per Share of Common Stock

Net income (loss) per common stock is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 9,800,000 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s unaudited condensed statements of operations includes a presentation of income (loss) per common share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per common share. Net income (loss) per common stock, basic and diluted, for Class A common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on investments held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of common stock subject to possible redemption outstanding since original issuance.

Net income (loss) per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net income (loss), adjusted for income or loss on investments held in the Trust Account attributable to common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the period.

Non-redeemable common stock includes Founder Shares and non-redeemable shares of Class A common stock as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on investments held in the Trust Account based on non-redeemable shares’ proportionate interest.

The following table reflects the calculation of basic and diluted net income (loss) per common share:

	For the three months ended June 30, 2021	For the six months ended June 30, 2021
Class A Common stock subject to possible redemption
Numerator: Earnings allocable to Common stock subject to possible redemption
Income from investments held in Trust Account	$2,354	$10,505
Less: Company’s portion available to be withdrawn to pay taxes	(8,434)	(10,505)

Net income attributable	$—	$—

Denominator: Weighted average Class A common stock subject to possible redemption
Basic and diluted weighted average shares outstanding	10,049,964	9,925,703

Basic and diluted net income per share	$—	—

Non-Redeemable Common Stock
Numerator: Net Income minus Net Earnings allocable to Class A common stock subject to possible redemption
Net income	$(3,369,989)	$(586,656)
Net income allocable to Class A common stock subject to possible redemption	—	—

Non-redeemable net income	$(3,369,989)	$(586,656)

Denominator: weighted average Non-redeemable common stock
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	4,325,036	4,147,748

Basic and diluted net loss per share, Non-redeemable common stock	$(0.78)	(0.14)

Recent Accounting Pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

Management does not believe that any recently issued, but not yet effective, accounting pronouncement if currently adopted would have a material effect on the Company’s unaudited condensed financial statements.

Note 4—Initial Public Offering

On January 29, 2021, the Company consummated its Initial Public Offering of 11,500,000 Units, including 1,500,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $115.0 million, and incurring offering costs of approximately $6.5 million, of which approximately $4.0 million was for deferred underwriting commissions.

Each Unit consists of one share of Class A common stock, and one-half of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

Note 5—Related Party Transactions

Founder Shares

On October 28, 2020, the Sponsor purchased 2,875,000 shares of the Company’s Class B common stock, par value $0.0001 per share, (the “Founder Shares”) for an aggregate purchase price of $25,000, or approximately $0.009 per share. Of these, up to 375,000 shares were subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full, so that the initial stockholders would own 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. On January 29, 2021, the underwriters fully exercised the over-allotment option; thus, these 375,000 Founder Shares were no longer subject to forfeiture.

The Company’s initial stockholders agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 4,050,000 Private Placement Warrants to the Sponsor at a price of $1.00 per Private Placement Warrant to the Sponsor, generating proceeds of approximately $4.1 million.

Each Private Placement Warrant will be exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Placement Warrants.

Promissory Note — Related Party

On October 28, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and was due on the earlier of March 31, 2021 or the completion of the Initial Public Offering. The Company borrowed approximately $134,000 under the terms of the Note. The loan balance of $134,000 was fully repaid on January 29, 2021.

Due To Related Party

As of June 30, 2021, there is an outstanding balance of $2,275 due to the Sponsor for certain reimbursable expenses and other expenses paid on the Company’s behalf. The balance is non-interest bearing and payable upon demand.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of notes may be converted upon consummation of a Business Combination into additional Private Placement Warrants at a price of $1.00 per Warrant. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of June 30, 2021 and December 31, 2020, there were no Working Capital Loans outstanding.

Note 6—Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and any Warrants that may be issued upon conversion of the Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) were entitled to registration rights pursuant to a registration rights agreement signed upon the effective date of the Initial Public Offering. The holders of these securities were entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The registration rights agreement will not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. On January 29, 2021, the underwriters fully exercised the over-allotment option.

The underwriters were entitled to a cash underwriting discount of 2.0% of the gross proceeds of the Initial Public Offering, or $2.3 million in the aggregate. In addition, the representative of the underwriters will be entitled to a deferred fee of 3.5% of the Initial Public Offering, or approximately $4.0 million in aggregate. The deferred fee will become payable to the representative of the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Note 7—Derivative Warrant Liabilities

As of June 30, 2021, there were 5,750,000 and 4,050,000 Public Warrants and Private Placement Warrants, respectively, outstanding. There were no warrants outstanding as of December 31, 2020.

The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) 12 months from the closing of the Initial Public Offering, provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis under certain circumstances). The Company agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, it will its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, the warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

The warrants have an exercise price of $11.50 per share, subject to adjustment, and will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless. If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of common shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

Once the warrants become exercisable, the Company may redeem the outstanding warrants (excluding the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•

if, and only if, the last sale price of Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by the Company, it may not exercise its redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Placement Warrants will, and the common shares issuable upon the exercise of the Private Placement Warrants will not, be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Note 8—Stockholders’ Equity

Preferred Stock — The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred stock. As of June 30, 2021, there were no preferred shares issued or outstanding.

Class A Common Stock — The Company is authorized to issue up to 100,000,000 shares of Class A, $0.0001 par value common stock. Holders of the Company’s Class A common stock are entitled to one vote for each share. As of June 30, 2021, there were 783,332 shares of Class A common stock issued and outstanding, excluding 9,716,668 shares of Class A common stock subject to possible redemption. There were no Class A common stock issued and outstanding as of December 31, 2020.

Class B Common Stock — The Company is authorized to issue up to 10,000,000 shares of Class B, $0.0001 par value common stock. As of June 30, 2021 and December 31, 2020, there were 2,875,000 shares of Class B common stock issued and outstanding.

Holders of the Company’s Class B common stock are entitled to one vote for each share. The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

Note 9—Fair Value Measurements

The following tables presents information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of June 30, 2021 by level within the fair value hierarchy:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$115,012,434	$—	$—

Liabilities:
Derivative warrant liabilities — Public Warrants	$5,557,500	$—	$—
Derivative warrant liabilities — Private Placement Warrants	$—	$—	$4,009,500

Transfers to/from Levels 1, 2 and 3 are recognized at the beginning of the reporting period in which a change in valuation technique or methodology occurs. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement during the six months ended June 30, 2021 was approximately $3 million, when the Public Warrants were separately listed and traded.

Level 1 instruments include investments in mutual funds invested in government securities and the Public Warrants. The Company uses inputs such as actual trade data, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

The fair value of the Public Warrants issued in connection with the Public Offering were initially measured at fair value using a Monte Carlo simulation model and subsequently are based on the listed market price of such warrants, a Level 1 measurement since March 9, 2021. The fair value of the Private Placement Warrants have been measured at fair value using a Black-Scholes simulation. For the three months June 30, 2021, the Company recognized a loss to the statements of operations resulting from an increase in the fair value of liabilities of approximately $3.1 million presented as change in fair value of derivative warrant liabilities on the accompanying unaudited condensed statements of operations. For the six months ended June 30, 2021, the Company recognized a gain to the unaudited condensed statements of operations resulting from a decrease in the fair value of liabilities of approximately $271,000 presented as change in fair value of derivative warrant liabilities on the accompanying unaudited condensed statement of operations.

The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in a Black-Scholes simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s common stock that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:

	As of January 29, 2021		As of March 31, 2021	As of June 30, 2021

	Public	Private	Private	Private

Volatility	20.0%	20.0%	17.5%	18.0%
Stock price	$9.76	$9.76	$9.67	$9.88
Expected term to Business Combination	5.4	5.4	5.25	5.00
Risk-free rate	0.50%	0.50%	1.00%	0.90%
Dividend yield	0.0%	0.0%	0.0%	0.0%

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of January 1, 2021	$—	$—	$—
Initial measurement on January 29, 2021	4,050,000	5,807,500	9,857,500
Change in valuation inputs or other assumptions	(567,000)	(2,760,000)	(3,327,000)

Fair value as of March 31, 2021	$3,483,000	$3,047,500	$6,530,500

Change in fair value of derivative warrant liabilities	526,500	2,530,000	3,056,500

Fair value as of June 30, 2021	$4,009,500	$5,577,500	$9,587,000

Note 10—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors

LumiraDx Limited:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of LumiraDx Limited and subsidiaries (the Company) as of December 31, 2020 and 2019, the related consolidated statements of profit and loss and comprehensive income, changes in equity, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2015.

London, United Kingdom

April 20, 2021

LUMIRADX LIMITED

Consolidated Statement of Profit and Loss and Comprehensive Income

		YEAR ENDED DECEMBER 31, 2019	YEAR ENDED DECEMBER 31, 2020
	Note	(in thousands, except share data and EPS)
Revenue
Products	4	$19,802	$135,656
Services	4	3,340	3,497

Total Revenue		23,142	139,153
Cost of sales
Products		(12,469)	(84,456)
Services		(1,853)	(1,750)

Total Cost of Sales		(14,322)	(86,206)
Gross Profit		8,820	52,947
Research and development expenses		(86,546)	(107,539)
Selling, marketing and administrative expenses		(37,294)	(46,129)

Operating Loss		(115,020)	(100,721)
Finance income	6	11,705	22,500
Finance expense	6	(39,335)	(172,722)

Net finance expense		(27,630)	(150,222)
Loss before Tax		(142,650)	(250,943)
Tax credit for the period	7	9,541	9,946

Loss for the period		$(133,109)	$(240,997)

Loss attributable to non-controlling interest		(302)	(17)

Net loss attributable to equity holders of parent—basic and diluted		$(132,807)	$(240,980)

Net loss per share attributable to equity holders of parent—basic and diluted	8	$(1.62)	$(2.93)
Weighted-average number of Ordinary Shares used in loss per share—basic and diluted	8	81,935,700	82,206,300

Other Comprehensive Income:
Items that may be reclassified subsequently to profit or loss
Foreign currency translation differences - foreign operations		(7,580)	(17,560)

Total Comprehensive loss for the year		(140,689)	(258,557)

Total comprehensive income attributable to:
Equity holders of the parent		(140,389)	(258,544)
Non-controlling interest	9	(300)	(13)

Total		$(140,689)	$(258,557)

The accompanying notes are an integral part of these financial statements.

LUMIRADX LIMITED

Consolidated Statement of Financial Position

		AS OF DECEMBER 31, 2019	AS OF DECEMBER 31, 2020
	Note	(in thousands, except share data)
ASSETS
Non–Current Assets
Other non-current assets		$259	$241
Intangibles and goodwill	10	41,533	40,723
Right-of-Use Assets	24	2,963	10,386
Property, plant and equipment	11	25,141	87,082

Total Non-Current Assets		69,896	138,432

Current Assets
Inventories	12	11,910	85,516
Tax receivable	7	16,213	20,680
Trade and other receivables	13	12,415	109,295
Restricted cash	2	—	2,455
Cash and cash equivalents		139,387	158,717

Total Current Assets		179,925	376,663

TOTAL ASSETS		$249,821	$515,095

LIABILITIES AND EQUITY
Liabilities
Non-Current Liabilities
Debt due after more than one year	17	$(111,545)	$(139,734)
Preferred shares	16	(248,640)	(451,721)
Lease liabilities		(1,562)	(1,986)
Deferred tax liabilities	19	(1,559)	(1,230)

Total Non-Current Liabilities		(363,306)	(594,671)

Current Liabilities
Debt due within one year	17	(378)	(147,238)
Trade and other payables	20	(37,388)	(139,283)
Lease liabilities due within one year		(1,578)	(9,119)

Total Current Liabilities		(39,344)	(295,640)
Equity
Share capital and share premium	14	(152,691)	(152,732)
Foreign currency translation reserve	14	2,341	19,905
Other reserves	14	(66,883)	(99,821)
Accumulated deficit		369,868	607,657

Total equity attributable to equity holders of the parent		152,635	375,009

Non-controlling interests	9	194	207

Total Equity		152,829	375,216

TOTAL EQUITY AND LIABILITIES		$(249,821)	$(515,095)

The accompanying notes are an integral part of these financial statements.

LUMIRADX LIMITED

Consolidated Statement of Changes in Equity

	SHARE CAPITAL	SHARE PREMIUM	TRANSLATION RESERVES	OTHER RESERVES	ACCUMULATED DEFICIT	TOTAL	NON- CONTROLLING INTEREST	TOTAL EQUITY
	(in thousands)
Balance at January 1, 2019	$—	$152,125	$5,241	$49,582	$(241,031)	$(34,083)	$106	$(33,977)
Loss for the period	—	—	—	—	(132,807)	(132,807)	(302)	(133,109)
Other comprehensive income
Currency translation differences	—	—	(7,582)	—	—	(7,582)	2	(7,580)

Total comprehensive income for the period	—	—	(7,582)	—	(132,807)	(140,389)	(300)	(140,689)

Shares issued	—	2,601		(255)	—	2,346	—	2,346
Equity compensation plans	—	—	—	—	3,970	3,970	—	3,970
Equity conversion feature of convertible notes (Note 18)	—	—	—	17,065	—	17,065	—	17,065
Issue of other equity instruments	—	—	—	491	—	491	—	491
Shares repurchased	—	(2,035)	—	—	—	(2,035)	—	(2,035)

Transaction with owners, recognized directly in equity	—	566	—	17,301	3,970	21,837	—	21,837

Balance at December 31, 2019	$—	$152,691	$(2,341)	$66,883	$(369,868)	$(152,635)	$(194)	$(152,829)
Balance at January 1, 2020	$—	$152,691	$(2,341)	$66,883	$(369,868)	$(152,635)	$(194)	$(152,829)
Loss for the period	—	—	—	—	(240,980)	(240,980)	(17)	(240,997)
Other comprehensive income
Currency translation differences	—	—	(17,564)	—	—	(17,564)	4	(17,560)

Total comprehensive income for the period	—	—	(17,564)	—	(240,980)	(258,544)	(13)	(258,557)

	SHARE CAPITAL	SHARE PREMIUM	TRANSLATION RESERVES	OTHER RESERVES	ACCUMULATED DEFICIT	TOTAL	NON- CONTROLLING INTEREST	TOTAL EQUITY
	(in thousands)
Equity compensation plans	$—	$—	$—	$—	$3,191	$3,191	$—	3,191
Issue of other equity instruments	—	—	—	32,938	—	32,938	—	32,938
Shares issued on exercise of share options	—	41	—	—	—	41	—	41

Transaction with owners, recognized directly in equity	—	41	—	32,938	3,191	36,170	—	36,170

Balance at December 31, 2020	$—	$152,732	$(19,905)	$99,821	$(607,657)	$(375,009)	$(207)	$(375,216)

The accompanying notes are an integral part of these financial statements.

LUMIRADX LIMITED

Consolidated Statement of Cash Flows

		YEAR ENDED DECEMBER 31, 2019	YEAR ENDED DECEMBER 31, 2020
	Note	(in thousands, except share data)
Cash Flows from Operating Activities
Loss for the period		$(133,109)	$(240,997)
Adjustments to reconcile loss for the year to net cash used in operating activities:
Depreciation	11	5,502	8,527
Amortization	10	2,494	2,387
Net finance expenses		6,001	126,774
Equity based share based payment transactions	15	3,970	3,191
Increase in tax receivable		(9,549)	(11,269)
Accrued preferred shares dividends	16	21,600	23,578
Changes to working capital:
Inventories		(8,389)	(73,302)
Trade and other receivables		6,388	(89,213)
Trade payables and other liabilities		13,337	100,997

Net Cash used in Operating Activities		(91,755)	(149,327)

Cash Flows from Investing Activities
Purchases of property, plant, equipment	11	(10,625)	(64,381)
Purchases of intangible assets	10	(102)	—
Cash paid for business acquisitions, net of cash received	21	(581)	—

Net Cash used in Investing Activities		(11,308)	(64,381)

Cash Flows from Financing Activities
Proceeds from issuance of preferred shares	16	—	162,401
Proceeds from debt issuance, net of issuance costs	17	55,769	62,391
Proceeds from issuance of convertible notes, net of issuance costs	17	71,932	70,917
Shares issued on the exercise of share options		—	41
Repayment of principal portion of lease liabilities	24	(1,866)	(3,054)
Cash interest paid, net of interest received	6	(3,771)	(12,114)
Early extinguishment of debt	17	—	(3,600)
Repurchase of shares	15	(2,035)	—
Repayments of debt	17	(49,328)	(40,396)

Net Cash generated from Financing Activities		70,701	236,586

Net (Decrease) / Increase in Cash and Cash Equivalents		$(32,362)	$22,878

Movement in Cash and Cash Equivalents
Cash and cash equivalents at the beginning of the year		$171,273	$139,387
Exchange gain / (loss) on cash and cash equivalents		476	(1,093)
Net (decrease) / Increase in cash and cash equivalents		(32,362)	22,878

Cash and Cash Equivalents at the end of the year		$139,387	$161,172

The accompanying notes are an integral part of these financial statements.

LUMIRADX LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share data)

1. GENERAL INFORMATION

These consolidated financial statements are the annual financial statements of LumiraDx Limited (“the Company”) and its subsidiaries (“the Group”) (“the Financial Statements”).

The Company is an exempted company limited by shares incorporated in the Cayman Islands (registered number 314391) with registered offices situated at the offices of Ocorian Trust (Cayman) Limited, PO Box 1350, Windward 3, Regatta Office Park,, Grand Cayman KY1-1108. The subsidiaries of the Company are listed in Note 9.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies applied in the preparation of these Financial Statements are set out below. These policies have been consistently applied, unless otherwise stated.

2.1 Basis of preparation of Financial Statements

The Financial Statements of LumiraDx Limited have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). These Financial Statements were authorized for issue by the Board on April 6, 2021.

The Financial Statements have been prepared under the historical cost convention.

The preparation of Financial Statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the consolidated Financial Statements, are disclosed in Note 3.

LumiraDx Limited was incorporated on August 24, 2016. On September 29, 2016, the Company acquired all of the outstanding shares of LumiraDx Holdings Limited in a share for share exchange. LumiraDx Holdings Limited was incorporated on September 1, 2014. The consolidated Financial Statements of LumiraDx Limited have been prepared as if the share exchange had occurred on September 1, 2014 to reflect the continuous operations of the Company.

Going concern

Notwithstanding net liabilities of $375,216 as of December 31, 2020 (2019: $152,829), a loss for the year then ended of $240,997 (2019: $133,109), and operating cash outflows of $149,327 (2019: $91,755), the financial statements have been prepared on a going concern basis which the directors consider to be appropriate for the following reasons.

The directors have prepared cash flow forecasts for a period of 12 months from the date of approval of these financial statements (“the going concern period”), which indicate that, taking account reasonably possible downsides, the Group will have sufficient funds to meet its liabilities as they fall due for that period.

The Group currently meets its day-to-day working capital requirements primarily from cash raised through the issuance of debt and equity securities (Notes 16 and 17). In January 2021 the Group drew an additional $35 million on its 2020 Senior Secured Loan and issued an additional $40 million in senior notes on the same terms as the Senior Secured Loan. On March 23, 2021, the Group refinanced the $100 million in outstanding amounts under the 2020 Senior Secured Loan and the $40 million borrowed in January 2021 with a $300 million loan.

The loan matures in three years and bears interest at 8% annually, paid quarterly. Even taking account of reasonable possible downsides, the Group forecasts that it will be able to meet financial covenants (including revenue covenants) associated with the $300 million loan. With the Group’s existing cash balances and the committed amounts, the directors are confident that the Company will have sufficient funds to continue to meet its liabilities as they fall due for at least 12 months from the date of approval of the financial statements.

The Group does expect it will require additional capital to reach profitability and the directors expect to raise this capital through fundraising activities in the future. However, even taking account of reasonably possible downsides, the Group will not require additional capital before the end of the going concern period. The Group has consistently been successful in raising capital to support the development of the business and expects to be able to continue to raise the funds required to reach profitability and achieve a sustainable level of cash generation.

The Group has separately assessed the impact of the COVID-19 pandemic on its ability to continue its operations. Future adverse impacts from the COVID-19 pandemic may include, but are not limited to, employees contracting the disease, employees being unable to perform their normal duties during government imposed lock downs, difficulty in recruiting new employees, reduced access and operating hours at our laboratories and manufacturing facilities and at those similar facilities of our key partners, reduced access to clinical trial sites to conduct the necessary regulatory studies to launch and market new products and overall disruptions to the global supply chain for critical goods. However, the Group has seen increased overall demand around diagnostic products, including diagnostic tests related to the virus, and does not expect a reduction in revenues as a result of the COVID-19 pandemic.

Consequently, the directors are confident that the Group will have sufficient funds to continue to meet its liabilities as they fall due for at least 12 months from the date of approval of the financial statements and therefore have prepared the financial statements on a going concern basis.

Note 22 to the Financial Statements includes the Group’s objectives, policies and processes for managing its capital, its financial risk management objectives and its exposure to credit and liquidity risk.

2.2 Basis of consolidation

The consolidated Financial Statements consolidate the Financial Statements of LumiraDx Limited and its subsidiary undertakings made up to December 31, 2020 and 2019.

Subsidiaries are all entities over which the Company has control. The Company controls an entity when the Company is exposed to, or has rights to, variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Subsidiaries are fully consolidated from the date on which control is transferred to the Company. They are deconsolidated from the date that control ceases.

The Group applies the acquisition method to account for business combinations. The consideration transferred for the acquisition of a subsidiary is the fair values of the assets transferred, the liabilities incurred to the former owners of the acquiree and the equity interests issued by the Group. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date. The Group recognizes any non-controlling interest in the acquiree on an acquisition-by-acquisition basis, either at fair value or at the non-controlling interest’s proportionate share of the recognized amounts of acquiree’s identifiable net assets.

Acquisition-related costs are expensed as incurred.

If the business combination is achieved in stages, the acquisition date carrying value of the acquirer’s previously held equity interest in the acquiree is re-measured to fair value at the acquisition date; any gains or losses arising from such re-measurement are recognized in the consolidated statement of comprehensive income.

Any contingent consideration to be transferred by the Group is recognized at fair value at the acquisition date. Subsequent changes to the fair value of the contingent consideration that is deemed to be an asset or liability is recognized in accordance with IAS 39 in the consolidated statement of comprehensive income. Contingent consideration that is classified as equity is not re-measured, and its subsequent settlement is accounted for within equity.

Inter-company transactions, balances and unrealized gains on transactions between Group companies are eliminated. Unrealized losses are also eliminated. When necessary, amounts reported by subsidiaries have been adjusted to conform with the Group’s accounting policies.

Investments in subsidiaries are accounted for at cost less impairment. Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with those used by other members of the Group.

2.3 Investments

The major investments of the Group are listed in Note 9. Ownership interests equal voting rights.

The Group assesses investments for impairment whenever events or changes in circumstances indicate that the carrying value of an investment may not be recoverable. If any such indication of impairment exists, the Group makes an estimate of the recoverable amount. If the recoverable amount of the cash-generating unit is less than the value of the investment, the investment is considered to be impaired and is written down to its recoverable amount. Any impairment loss is recognized immediately in profit or loss.

Investments in equity instruments are required to be measured at fair value through profit or loss with the irrevocable option at inception to present changes in fair value in other comprehensive income.

2.4 Changes in accounting policy and disclosure

In 2020 the Group did not implement, nor were they aware of, any new accounting pronouncements that had a material impact on the Group’s financial statements.

2.5 Revenue recognition

The Group’s revenue is generated primarily from the sale of diagnostic products, including instruments and consumables. The Group’s services revenue includes the maintenance on software licenses, access to hosted cloud offerings and training, support and other services related to the Group’s diagnostic products.

Revenue from the sale or lease of goods and services rendered are recognized when a promise in a customer contract (“performance obligation”) has been satisfied by transferring control of the promised goods and services to the customer. Control of a promised good or service refers to the ability to direct the use of, and to obtain substantially all of the remaining benefits from, those goods or services. Control is usually transferred upon shipment or upon receipt of goods by the customer, or as services are rendered, in accordance with the delivery and acceptance terms agreed with the customers. The amount of revenue to be recognized (“transaction price”) is based on the consideration the Group expects to receive in exchange for its goods and services, excluding amounts collected on behalf of third parties such as value added taxes or other taxes directly linked to sales. If a contract contains more than one performance obligation, the transaction price is allocated to each performance obligation based on their relative standalone selling prices.

The determination of the standalone selling price requires judgment. The Group’s determination of the standalone selling price for each performance obligation varies based on the geography and customer type. Generally, the standalone selling prices are based on observable prices. When observable prices are not available, the standalone selling price for products and services and for determination of amounts allocated for lease consideration in contracts with customers is based on a cost-plus margin approach.

Instruments may be sold together with other goods such as test strips, reagents and other consumables as well as services under a single contract or under several contracts that are combined for revenue recognition purposes. Revenue is recognized upon satisfaction of each of the performance obligations in the contract.

2.6 Research and development

Expenditure on research and development activities is recognized in profit or loss as incurred. The Group will capitalize development expenditures once the Group incurs expenditures related to technologies or products under development with proven technical feasibility. The development projects undertaken by the Group are subject to technical, regulatory and other uncertainties, such that, technical feasibility is deemed not to have been met prior to obtaining marketing approval by the regulatory authorities in major markets.

2.7 Foreign Currency Translation

(a)     Functional and presentation currency

Items included in each of the Financial Statements of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (“functional currency”). The Group Financial Statements are presented in U.S. Dollars which is the Group’s presentation currency.

(b)     Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions or valuation where such items are re-measured. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the statement of profit and loss and comprehensive income. All foreign exchange gains and losses are presented in the income statement within Finance income and Finance expense.

(c)     Group companies

The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•	assets and liabilities for each Statement of Financial Position presented are translated at the closing rate at the date of that Statement of Financial Position;

•

income and expenses for each statement of comprehensive income are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the dates of the transactions); and

•	all resulting exchange differences are recognized in other comprehensive income.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate. Exchange differences arising are recognized in other comprehensive income.

2.8 Property, Plant and Equipment

All property, plant and equipment is stated at historical cost less depreciation. Historical cost includes expenditure that is directly attributable to the acquisition of the items.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. All other repairs and maintenance are charged to the Statement of Profit and Loss and Comprehensive Income during the financial period in which they are incurred. No depreciation is charged on assets in the course of construction ahead of their productive use.

Depreciation on assets is calculated using the straight-line method to allocate their cost or revalued amounts to their residual values over their estimated useful lives, as follows:

•	Land and buildings—length of the lease up to 15 years

•	Plant and equipment—3-15 years

•	Fixtures and fittings—3-7 years

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at the end of each reporting period. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

Gains and losses on disposal are determined by comparing proceeds with carrying amount. These are included in the Statement of Profit and Loss and Comprehensive Income.

2.9 Right-of-Use Assets

The Group assesses whether a contract is or contains a lease at inception of a contract. The Group recognizes a right-of-use asset and a corresponding lease liability with respect to all lease agreements in which it is the lessee, except for short-term leases (defined as leases with a lease term of 12 months or less) and leases of low value assets. For these leases, the Group recognizes the lease payments as an operating expense on a straight-line basis over the term of the lease unless another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by using the rate implicit in the lease. If this rate cannot be readily determined, the Group uses its incremental borrowing rate which is based on the Group’s recent borrowings.

Lease payments included in the measurement of the lease liability comprise:

•	fixed lease payments (including in-substance fixed payments), less any lease incentives;

•	variable lease payments that depend on an index or rate, initially measured using the index or rate at the commencement date;

•	the amount expected to be payable by the lessee under residual value guarantees;

•	the exercise price of purchase options, if the lessee is reasonably certain to exercise the options; and

•	payments of penalties for terminating the lease, if the lease term reflects the exercise of an option to terminate the lease.

The lease liability is presented as a separate line in the consolidated statement of financial position.

The lease liability is subsequently measured by increasing the carrying amount to reflect interest on the lease liability (using the effective interest method) and by reducing the carrying amount to reflect the lease payments made.

The Group remeasures the lease liability, making a corresponding adjustment to the related right-of-use asset) whenever:

•

the lease term has changed or there is a change in the assessment of exercise of a purchase option, in which case the lease liability is remeasured by discounting the revised lease payments using a revised discount rate.

•

the lease payments change due to changes in an index or rate or a change in expected payment under a guaranteed residual value, in which cases the lease liability is measured by discounting the revised lease payments using the initial discount rate (unless the lease payments change is due to a change in a floating interest rate, in which case a revised discount rate is used).

•

a lease contract is modified and the lease modification is not accounted for as a separate lease, in which case the lease liability is remeasured by discounting the revised lease payments using a revised discount rate.

The Group did not make any such adjustments during the periods presented.

The right-of-use assets comprise the initial measurement of the corresponding lease liability, lease payments made at or before the commencement day and any initial direct costs. They are subsequently measured at cost less accumulated depreciation and impairment losses.

Whenever the Group incurs an obligation for costs to dismantle and remove a leased asset, restore the site on which it is located or restore the underlying asset to the condition required by the terms and conditions of the lease, a provision is recognized and measured under IAS 37 Provisions, Contingent Liabilities and Contingent Assets. The costs are included in the related right-of-use asset, unless those costs are incurred to produce inventories.

Right-of-use assets are depreciated over the shorter period of lease term and useful life of the underlying asset. If a lease transfers ownership of the underlying asset or the cost of the right-of-use asset reflects that the Group expects to exercise a purchase option, the related right-of-use asset is depreciated over the useful life of the underlying asset. The depreciation starts at the commencement date of the lease.

The right-of-use assets are presented as a separate line in the consolidated statement of financial position.

The Group applies IAS 36 Impairment of Assets to determine whether a right-of-use asset is impaired and accounts for any identified impairment loss as described in Note 2.10 (d).

Variable rents that do not depend on an index or rate are not included in the measurement the lease liability and the right-of-use asset. The related payments are recognized as an expense in the period in which the event or condition that triggers those payments occurs and are recorded as an operating expense in the Consolidated Statement of Profit and Loss and Comprehensive Income.

As a practical expedient, IFRS 16 permits a lessee not to separate non-lease components, and instead account for any lease and associated non-lease components as a single arrangement. The Group has not used this practical expedient.

2.10 Intangible assets

(a)     Goodwill

Goodwill arises on the acquisition of subsidiaries and represents the excess of the consideration transferred over the fair value of the identifiable net assets acquired. If the total of consideration transferred, non-controlling interest recognized and previously held interest measured at fair value is less than the fair value of the net assets of the subsidiary acquired, in the case of a bargain purchase, the difference is recognized directly in the income statement.

For the purpose of impairment testing, goodwill acquired in a business combination is allocated to each of the cash generating units (“CGUs”), or groups of CGUs, that is expected to benefit from the synergies of the combination. Each unit or group of units to which the goodwill is allocated represents the lowest level within the entity at which the goodwill is monitored for internal management purposes. Goodwill is monitored at the operating segment level. Currently the Group operates in a single segment and the goodwill is assessed at a single CGU.

Goodwill impairment reviews are undertaken annually or more frequently if events or changes in circumstances indicate a potential impairment. The carrying value of the CGU containing the goodwill is compared to the recoverable amount, which is the higher of value in use and the fair value less costs of disposal. Any impairment is recognized immediately as an expense and is not subsequently reversed.

(b)     Patents

Acquired patents and patent applications are shown at acquired cost less accumulated amortization. Amortization will be calculated using the straight line method to allocate the cost of patents over their estimated useful economic lives, calculated as the lower of management’s estimated useful life or the time remaining on the granted patent, once brought into use.

(c)     Intangible assets acquired in a Business Combination

Intangible assets acquired in a business combination and recognized separately from goodwill are initially recognized at their fair value at the acquisition date (which is regarded as their cost). Subsequent to initial recognition, intangible assets acquired in a business combination are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately. Separately recognized intangible assets comprise customer relationships and contracts, supplier relationships, technology and software. Amortization is calculated either using the straight line method or over the asset’s economic useful life based on cash flow projections. Customer related intangibles and supplier relationships are amortized over 7 to 10 years. Technology and software are amortized over 8 to 10 years.

(d)     Impairment of Non-Financial Assets

Assets not ready for use are not subject to amortization and are tested annually for impairment. Assets that are subject to amortization or depreciation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). Non-financial assets other than goodwill that suffered impairment are reviewed for possible reversal of the impairment at each reporting date.

2.11 Financial instruments

(a)     Classification

The Group classifies its financial instruments in the following categories (as disclosed in Note 22): amortized cost or fair value through profit or loss (equity investments).

Financial assets and liabilities are recognized when the Group becomes a party to the contractual provisions of the instrument.

Financial liabilities at amortized cost comprise trade and other payables, loans and other financial liabilities.

(b)     Recognition and Measurement

At initial recognition, the Group measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition of the financial asset. Subsequently, loans and receivables are measured at amortized cost (with the exception of equity investments which are measured at fair value through profit or loss) using the effective interest method less a provision for impairment.

The Group’s financial liabilities consist of trade and other payables, notes payable and preferred shares. These financial instruments are assessed under IFRS 9, to determine if the instrument qualifies to be accounted for under the fair value through profit or loss (“FVTPL”) method or at amortized cost.

Financial liabilities held at amortized cost are initially recognized at the amount to be required to be paid, less, when material, a discount to reduce the payables to fair value. Financing costs are recorded as a reduction of the proceeds from the financing. If the costs relate to more than one element of a financing transactions, the financing costs are recorded as a proportional reduction of the proceeds of the separate elements. Financial liabilities are subsequently measured at amortized cost using the effective interest method.

Financial liabilities held at FVTPL are initially recognised at fair value. After initial recognition, these financial liabilities are re-measured at FVTPL using an appropriate valuation technique.

Financial liabilities are classified as current liabilities if payment is due within twelve months. Otherwise, they are presented as non-current liabilities.

(c)     Derecognition

The Group derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of the ownership of the financial asset are transferred. Any interest in transferred financial assets that is created or retained by the Group is recognized as a separate asset or liability.

Derecognition also takes place for certain assets when the Group write-off balances pertaining to the assets deemed to be uncollectible.

The Group derecognizes a financial liability when its contractual obligations are discharged, cancelled or expire. Where there has been a significant modification of a financial liability the Group derecognizes the original financial liability and recognizes the modified liability at fair value with any difference between the amortized cost of the derecognized liability and the fair value of the modified liability being recognized in comprehensive income.

(d)     Impairment of financial assets

At each statement of financial position date, the Group assesses whether there is objective evidence that financial assets are impaired. Financial assets are impaired when objective evidence demonstrates that a loss event has occurred after the initial recognition of the asset, and the loss event has an impact on the future cash flows of the asset that can be estimated reliably.

For the loans and receivables category, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred), discounted at the financial asset’s original effective interest rate. The asset’s carrying amount is reduced, and the loss is recognized in the income statement. If a loan or held-to-maturity investment has a variable interest rate, the discount rate for measuring any impairment loss is the current effective interest rate determined under the contract. As a practical expedient, the Group may measure impairment on the basis of an instrument’s fair value using an observable market price.

When a subsequent event causes the amount of impairment loss to decrease, the impairment loss is reversed through the Consolidated Statement of Profit and Loss and Comprehensive Income.

Evidence of impairment may include indications that the debtors or a Group of debtors is experiencing significant financial difficulty, default or delinquency in interest or principal repayments, the probability that they will enter bankruptcy or other financial reorganization, and where observable data indicate that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults.

The Group recognizes loss allowances for expected credit losses (“ECL”) for financial assets measured at amortized cost.

For trade and other receivables, the Group measures the allowance for doubtful accounts at an amount equal to lifetime ECL.

Financial assets are written off (either partially or in full) when there is no realistic prospect of recovery. This is generally the case when the Group determines that the customer does not have assets or sources of income that could generate sufficient cash flows to repay the amounts subject to the write-off.

2.12 Inventories

Inventories are stated at the lower of cost and net realizable value. The cost of finished goods, work in process includes raw materials, direct labor and other directly attributable costs and overheads based upon the normal capacity of production facilities. Cost is determined using the weighted average method. Net realizable value is the estimated selling price less cost to completion and selling expenses.

2.13 Trade and other receivables

Trade receivables are amounts due from customers for merchandise sold or services performed in the ordinary course of business. If collection is expected in one year or less (or in the normal operating cycle of the business if longer), they are classified as current assets. If not, they are presented as non-current assets.

Trade and other receivables are carried at the original invoiced amount less allowances made for doubtful accounts, trade discounts, cash discounts and similar allowances. An allowance for doubtful accounts is recorded for expected credit losses over the term of the receivables. These are based on specific indicators, such as the ageing of customer balances and other specific credit circumstances. Trade and other receivables are written off when there is no reasonable expectation of recovery. The Group applies the simplified approach prescribed by IFRS 9, which requires / permits the use of the lifetime expected loss provision from initial recognition of the receivables.

2.14 Cash and cash equivalents

In the Consolidated Statement of Cash Flows, cash and cash equivalents comprise cash at bank and in hand, deposits held at call with banks and bank overdrafts. In the Consolidated Statement of Financial Position, bank overdrafts, if any, are shown within borrowings in current liabilities.

2.15 Restricted cash

Restricted cash consist of deposits that are required as collateral for letters of credit for vendor deposits.

2.16 Trade and other payables

Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Trade payables are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

Trade and other payables are initially measured at fair value and are subsequently measured at amortized cost using the effective interest method.

2.17 Provisions and charges

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation. The present value of the liability is remeasured at the reporting date.

2.18 Borrowing costs

Borrowing costs are recognized in the Consolidated Statement of Profit and Loss and Comprehensive Income in the period in which they are incurred.

2.19 Share capital

Ordinary Shares are classified as equity when there is no obligation to transfer cash or other assets. Incremental costs directly attributable to the issue of equity instruments are shown in equity as a deduction from the proceeds, net of tax. Incremental costs directly attributable to the issue of equity instruments as consideration for the acquisition of a business are included in the cost of acquisition. The Company’s Series A Preferred Shares have been classified as a compound financial instrument as described in Note 16. The Company’s Series B Preferred Shares have been classified as financial liability held at FVTPL.

On February 1, 2021 the Board of Directors of the Company approved a stock split of the issued and outstanding A Ordinary and common shares of the Company on a 220 for 1 basis. In accordance with IAS 33, the earnings per share calculations have been presented for the stock split retrospectively.

2.20 Share based payment

The Company operates equity-settled, share-based compensation plans under which the entity receives services or other consideration from employees and other unrelated parties for equity instruments of the Company. The fair value of the services and consideration received in exchange for the grant of options is recognized as an expense and as a component of equity. The total amount to be expensed over the vesting period is determined by reference to the fair value of the options granted. When the options are exercised, the Company issues new shares. The proceeds received, net of any directly attributable transaction costs, are credited to share capital (nominal value) and share premium.

2.21 Taxation

The tax expense or credit comprises current and deferred tax. It is calculated using tax rates that have been enacted or substantively enacted by the Statement of Financial Position date. Subsidiaries within the Group may be eligible for tax credits related to qualifying research and development expenditures. The Group records an asset as a reduction in tax expense when it determines the receipt of a tax credit is probable.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of taxable profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences and deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilized. Such assets and liabilities are not recognized if the temporary difference arises from goodwill (or negative goodwill) or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction, which affects neither the tax profit nor the accounting profit.

Deferred tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized.

Deferred tax liabilities are recognized for taxable temporary differences arising on investments in subsidiaries and associates, and interests in joint ventures, except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the Consolidated Statement of Profit and Loss and Comprehensive Income, except when it relates to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

2.22 Pension Obligations

The Group makes contributions to defined contribution pension plans for employees. The Group has no legal or constructive obligations to pay further contributions. The contributions are recognized as employee benefit expense when they are paid. In 2020 expenses for the Group’s defined contribution plans were $1,569 (2019: $1,061).

3. CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS

Use of estimates and judgements

The preparation of financial statements in conformity with IFRSs requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods. In particular, information about significant areas of estimation uncertainty and critical judgements in applying accounting policies that have the most significant effect on the amount recognized in the financial statements are described below.

Revenue Recognition

The Group’s sales transactions may consist of various performance obligations that are satisfied at different times. It requires judgment to determine when different obligations are satisfied, including whether enforceable commitments for further obligations exist and when they arise. Depending on the determination of the performance obligations and the point in time or period over which those obligations are fulfilled, this may result in all revenue being calculated at inception, and either being recognized at once or on contract completion or spread over the term of a longer performance obligation.

In the accounting for contracts that contain promises to deliver more than one good or service, the Group has to determine how to allocate the total transaction price to the performance obligations of the contract. The Group allocates the total transaction price of a customer contract to the distinct performance obligations under the contract based on their standalone selling prices. The best evidence of this is an observable price from the standalone sales of the good or service to similarly situated customers. However, where standalone selling prices are not observable, it requires judgment to estimate the cost of satisfying a performance obligation and adding an appropriate margin to that good or service.

Nonrecurring valuations

The Group’s nonrecurring valuations are primarily associated with (i) the application of acquisition accounting and (ii) impairment assessments, both of which require fair value determinations as of the applicable valuation date. In making these determinations, the Group is required to make estimates and assumptions that affect the recorded amounts, including, but not limited to expected future cash flows, and discount rates, and remaining useful lives of long-lived assets. To assist in making these fair value determinations, the Group may engage third party valuation specialists. Estimates in this area impact, among other items, the amount of depreciation and amortization, impairment charges and income tax expense or credit. Estimates of fair value are based upon assumptions management believes to be reasonable, but which are inherently uncertain. A significant portion of our long-lived assets were initially recorded through the application of acquisition accounting and all of our long-lived assets are subject to impairment assessments.

The Group regularly review whether changes to estimated useful lives are required in order to accurately reflect the economic use of our intangible assets with finite lives.

The Group had net intangible assets of $26,142 and $24,732 as of December 31, 2019 and 2020, respectively. Management has reviewed the estimated value as of December 31, 2020.

Share-Based Payments

The Group operates equity-settled, share-based compensation plans under which the Group receives services or other consideration from employees and other unrelated parties for our equity instruments. The fair value of the services and consideration received in exchange for the grant of options is recognized as an expense and as a component of equity. The total amount to be expensed over the vesting period is determined by reference to the fair value of the options granted. The fair value of the share options was determined using a Black-Scholes valuation model. No performance conditions were included in the fair value calculations.

Fair Value of Share Options

The fair value of each award on the grant date is estimated using the Black-Scholes option pricing model. The Black-Scholes model requires the input of highly subjective assumptions, including the expected volatility, the risk-free rate, expected life and the dividend yield. The expected volatility is based on the historical volatility of several comparable companies in the same industry. The expected life is based on the longer of each tranche’s respective weighted-average vesting term or the expected term to a liquidity event. The risk-free rate for periods within the contractual life of the options is based on the market yield of U.S. Treasury Bonds in effect at the time of grant. The dividend yield is based on the Company’s expected dividend policy over the contractual life of the options.

The assumptions used to estimate the fair value of the share options granted are as follows:

	2019	2020
Grant date fair value ($)	1,016.18 to 1,134.25	1,634.31 to 3,861
Exercise price ($)	1,269.283 to 1,793.38	1,793.38 to 3,861
Volatility	40-45%	35-40%
Dividend yield	—	—
Expected life of option (years)	2.5-2.75	2-2.5
Annual risk free interest rate	1.8 - 2.6%	0.2-1.6%

Total fair value of options granted	$2,930,000	$6,716,000

Fair Value of Ordinary Shares

The Group utilizes the fair value of ordinary shares when determining the fair value of financial instruments including the 2020 Convertible Notes and Series B preferred shares as well as determining the fair value of the ordinary shares underlying its options when performing the fair value calculations with the Black-Scholes option pricing model. Therefore, the directors have estimated the fair value of the Group’s ordinary shares at various dates, with input from management, considering the third-party valuations of ordinary shares. The valuations of ordinary shares were performed using methodologies, approaches and assumptions consistent with the American Institute of Certified Public Accountants Audit and Accounting Practice Aid Series: Valuation of Privately-Held-Company Equity Securities Issued as Compensation, or the AICPA Practice Guide. In addition, the directors considered various objective and subjective factors, along with input from management and the independent third-party valuation firm, to determine the fair value of ordinary shares, including: external market conditions affecting the industry, trends within the industry, the results of operations, financial position, status of our research and development efforts, our stage of development and business strategy, and the lack of an active public market for the Group’s ordinary shares, and the likelihood of achieving a liquidity event such as an initial public offering, or IPO.

The valuations of the Group’s ordinary shares were prepared using an option pricing method, or OPM, and a probability-weighted expected return method, or PWERM. The PWERM is a scenario-based methodology that estimates the fair value of ordinary shares based upon an analysis of future values for the Group, assuming various outcomes. The ordinary shares’ value is based on the probability-weighted present value of expected future investment returns considering each of the possible outcomes available, as well as the rights of each share class. The future value of the ordinary shares under each outcome is discounted back to the valuation date at an appropriate risk-adjusted discount rate and probability weighted to arrive at an indication of value for the ordinary shares. The OPM treats ordinary shares and preferred shares as call options on the total equity value of a company, with exercise prices based on the value thresholds at which the allocation among the various holders of a company’s securities changes. Under this method, the ordinary shares have value only if the funds available for distribution to shareholders exceeded the value of the preferred share liquidation preferences at the time of the liquidity event, such as a strategic sale or a merger. A discount for lack of marketability of the ordinary shares is then applied to arrive at an estimate of value for the ordinary shares.

In addition to considering the results of these third-party valuations, the directors considered various objective and subjective factors to determine the fair value of ordinary shares as of each grant date, including:

•	the prices at which the Group issued ordinary and preferred shares and the superior rights and preferences of the preferred shares relative to the ordinary shares at the time of each grant;

•	the progress of the Group’s research and development programs;

•	the stage of development and the Group’s business strategy;

•	external market conditions affecting the Group’s industry and trends within the industry;

•	the Group’s financial position, including cash on hand, and historical and forecasted performance and operating results;

•	the lack of an active public market for the Group’s ordinary shares and preferred shares;

•	the likelihood of achieving a liquidity event, such as an IPO, in light of prevailing market conditions; and

•	the analysis of IPOs and the market performance of similar companies in the Group’s industry.

The Group utilizes the fair value of its Ordinary shares when determining the fair value of financial instruments including the 2020 Convertible Notes (Note 17) and Series B Preferred Shares (Note 16), as well as determining the Group estimates.

The assumptions underlying these valuations represented management’s best estimates, which involved inherent uncertainties and the application of management’s judgment. As a result, if the assumptions or estimates used had been significantly different, the fair value of ordinary shares and share-based payment expense could be materially different.

Product Reserves

The Group provides standard commercial warranties on its products. Separately, the Group also periodically performs field service actions related to safety matters and other product campaigns. Pursuant to these warranties and field service actions, the Group will repair or replace products that are defective in materials or workmanship. The Group accrues the estimated cost of both base warranty coverages and field service actions at the time of sale.

The Group maintains an allowance for excess or obsolete inventories. The allowance is based on a review of inventory materials on hand, which the Group compares with estimated future usage. In addition, the Group reviews the inventories and compares parts costs with current market value and writes down any parts with costs in excess of current market value to net realizable value.

These estimates take into consideration historical experience, current contractual and statutory requirements, specific known market events and trends such as competitive pricing and new product introductions, estimated inventory levels, and the shelf life of products. As 2020 was the first year of significant sales of its diagnostic platform, the Group has limited history to make these estimates. If actual future results vary, these estimates may need to be adjusted, with an effect on sales and earnings in the period of the adjustment. Actual results could differ from these estimates.

Provisions for warranties of $6,557 (2019: nil) and inventories of $13,186 (2019: $134) are recorded in the balance sheet within trade and other payables, and inventory, respectively (Note 20).

4. Revenue

Disaggregation of Revenue

	2019			2020
REVENUE STREAM	REVENUE FROM CONTRACTS WITH CUSTOMERS	REVENUE FROM OTHER SOURCES	TOTAL	REVENUE FROM CONTRACTS WITH CUSTOMERS	REVENUE FROM OTHER SOURCES	TOTAL
Products	$18,817	$985	$19,802	$133,794	$862	$135,656
Services	3,340	—	3,340	3,497	—	3,497

Total Revenue	$22,157	$985	$23,142	$138,291	$862	$139,153

Revenue from diagnostic products is recognized at the time the performance obligations are met. Service revenue is recognized over the contractual term. Revenue from other sources represents lease revenue on instruments.

Contract Balances

The account receivables balance as of December 31, 2020 and 2019 is $83,941 and $6,312, respectively. Service revenue is typically billed in advance giving rise to a contract liability balance. The deferred balance as of December 31, 2020 and 2019 is $1,760 and $2,639, respectively. As the Company generally recognizes revenue as it is billed for product revenue, the Company does not have other material contract asset or liability balances as of December 31, 2020.

Remaining performance obligations in (partially) unsatisfied long-term contracts:

	DEFERRED REVENUE 2019	DEFERRED REVENUE 2020
Balance at start of the period	3,145	2,639
Recognized revenue from prior years’ invoicing	(2,084)	(2,348)
Amounts invoiced to be recognized over time	2,618	2,509
Recognized revenue from current year invoicing	(1,256)	(1,131)
Foreign exchange impact	216	91

Balance at end of the period	2,639	1,760

Remaining performance obligations in (partially) unsatisfied long-term contracts are included in deferred revenue. For contracts that have an original duration of one year or less, the Group has elected the practical expedient to not disclose the transaction price for remaining performance obligations at the end of each reporting period and at which point in time the Company expects to recognize these sales.

5. SEGMENTS

Basis for segmentation:

The CEO is the Group’s chief operating decision maker (“CODM”). The regular internal reporting to the CEO, which fulfils the criteria to constitute a segment, is done for the Group as a whole, and therefore the total Group is the company’s only segment.

Revenue from external customers by country, based on the location of the customer is as follows:

ANALYSIS OF REVENUE BY COUNTRY:	2019	2020
United States	$20	$54,655
United Kingdom	5,373	39,936
Italy	5,993	24,098
Colombia	8,177	8,789
Brazil	1,758	3,209
Sweden	1,097	3,128
Austria	—	1,622
Germany	282	1,462
Denmark	—	1,354
Other	442	900

Total revenue	$23,142	$139,153

During 2020, the Group had 2 significant customers which accounted for 29% and 17% of the Group’s revenue.

Non-current assets by country are as follows:

ANALYSIS OF NON-CURRENT ASSETS BY COUNTRY:	2019	2020
United Kingdom	$52,329	$115,135
Italy	8,074	9,280
United States	3,481	7,985
Colombia	4,817	4,306
Other	1,195	1,726

Total	$69,896	$138,432

6. FINANCE INCOME AND FINANCE EXPENSE

	2019	2020
Foreign exchange gain	$9,727	$21,908
Interest Income	1,978	581
Other	—	11

Finance income	$11,705	$22,500

Interest expense (cash)	$(5,749)	$(12,695)
Interest expense (non-cash)	(11,044)	(18,152)
Lease liability interest expense (Note 24)	(396)	(751)
Dividend on preferred shares (Note 16)	(21,600)	(23,578)
Debt extinguishment fee (Note 17)	(520)	(5,647)
Change in fair value of 2020 convertible notes (Note 17)	—	(102,548)
Change in fair value of Series B preferred shares (Note 16)	—	(9,351)
Other	(26)	—

Finance expense	$(39,335)	$(172,722)

7. INCOME TAXES

TAX CREDIT FOR THE PERIOD	2019	2020
Current income credit / (tax)
- Current year	$8,228	$10,320
- Prior years	1,030	(767)

Total current income credit / (tax)	9,258	9,553

Deferred income tax credit
- Current year	283	393
- Prior years	—	—

Total deferred income credit	283	393
Total income tax credit	$9,541	$9,946

Included in the current year income credit are amounts related to research and development tax credits of $10,479 (2019: $8,976) in respect of the current year and $772 (2019: $804) in respect of prior years.

The prior year adjustment, which is primarily related to the research and development tax credit, has arisen following an increase in the eligible expenditure included within the claim filing made with the tax authorities.

Reconciliation of effective tax rate:

	2019	2020
Loss for the period before taxation	$142,650	$250,943

Tax benefit at standard U.K. rate at 19%	27,104	47,679
Difference in overseas tax rates	409	145
Expenses not deductible for tax purposes	(5,345)	(5,389)
Tax losses for which no deferred tax asset was recognized	(14,683)	(37,694)
Share-based payment	(693)	(572)

	2019	2020
Research and development credit	3,943	4,804
Adjustments for prior year	(1,030)	767
Other timing differences and adjustments	(164)	206

Income tax credit	$9,541	$9,946

Effective tax rate	7%	4%

A reduction in the U.K. corporation tax rate from 19% to 17% (effective from April 1, 2020) was substantively enacted on September 6, 2016, and the U.K. deferred tax asset at December 31, 2019 has been calculated based on this rate. In the March 3, 2021 budget, it was announced that the U.K. tax rate will increase to 25% from April 1, 2023. This will not have a consequential effect on the Group’s recognized deferred taxes, however the Group has substantial unrecognized UK net operating losses (Note 19).

8. EARNINGS PER SHARE

The calculation of basic and diluted earnings per share has been calculated by dividing the loss for the period attributable to ordinary shareholders of $240,980 (2019: $132,807), by the weighted average number of A Ordinary shares outstanding of 82,206,300 (2019: 81,935,700) during the year ended December 31, 2020:

Loss attributable to ordinary shareholders:	2019		2020
	BASIC	DILUTED	BASIC	DILUTED
Loss for the year, attributable to equity holders of the parent	$(132,807)	$(132,807)	$(240,980)	$(240,980)
Loss attributable to ordinary shareholders	(132,807)	(132,807)	(240,980)	(240,980)

Weighted-average number of ordinary shares:
	BASIC	DILUTED	BASIC	DILUTED

Issued ordinary shares at January 1	83,079,700	83,079,700	82,203,440	82,203,440
Effect of shares issued	(1,144,000)	(1,144,000)	2,860	2,860
Weighted-average number of ordinary shares	81,935,700	81,935,700	82,206,300	82,206,300

Loss per share:
	BASIC	DILUTED	BASIC	DILUTED

Loss per share	$(1.62)	$(1.62)	$(2.93)	$(2.93)

On February 1, 2021 the Board of Directors of the Company approved a stock split of the issued and outstanding A Ordinary and common shares of the Company on a 220 for 1 basis. The denominator has been calculated to reflect the share split.

The Company’s potentially dilutive securities, which include stock options, convertible preferred shares, convertible notes and warrants, have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted-average number of A Ordinary shares outstanding used to calculate both basic and diluted net loss per share attributable to A Ordinary shareholders is the same. The Company excluded the following potential A Ordinary shares and common shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share attributable to ordinary shareholders and common shareholders for the periods indicated because including them would have had an anti-dilutive effect:

	YEAR ENDED DECEMBER 31,
	2019	2020
Convertible preferred shares (as converted to A Ordinary shares)	46,797,960	54,544,600
Options to purchase A Ordinary shares	33,704,440	35,578,620

	YEAR ENDED DECEMBER 31,
	2019	2020
Convertible Debt (as converted to common shares)	9,195,340	16,133,700
Warrants to purchase A Ordinary shares	3,377,220	3,377,220
Warrants to purchase common shares	—	3,856,160

	93,074,960	113,490,300

9. INVESTMENTS

The following table summarizes the information relating to each of the Group’s subsidiaries with Non-controlling interests.

	2019		2020
	LUMIRADX COLOMBIA HOLDINGS LIMITED*	LUMIRADX HEALTHCARE LTDA.	LUMIRADX COLOMBIA HOLDINGS LIMITED*	LUMIRADX HEALTHCARE LTDA.
Non-current assets	$655	$235	$430	$93
Current assets	5,569	1,477	6,986	2,001
Non-current liabilities	(5,910)	(7,547)	(6,119)	(3,016)
Current liabilities	(1,288)	(271)	(1,730)	(504)
Net assets/(liabilities) (100%)	(974)	(6,106)	(433)	(1,426)
Carrying amount of Non-controlling interest	637	(831)	952	(859)
Revenue	8,177	1,758	8,789	3,208
Profit/(loss)	(71)	(1,846)	817	(2,023)
Other comprehensive gain	(18)	52	(5)	40
Total comprehensive profit/(loss) (100%)	(89)	(1,794)	812	(1,983)
Profit/(loss) allocated to non-controlling interest	(25)	(277)	286	(303)
Other comprehensive loss allocated to non-controlling interest	(6)	8	(2)	6
Cash flows from operating activities	396	(2,058)	731	(352)
Cash flows from investment activities	(265)	(130)	(184)	(18)
Cash flows from financing activities	—	2,200	—	700
Net increase in cash and cash equivalents	$131	$12	$547	$330

*	—Represents the consolidation of LumiraDx Colombia Holdings Limited and LumiraDx SAS, a wholly owned subsidiary of LumiraDx Colombia Holdings Limited

External parties hold 35% of the share capital of LumiraDx Colombia Holdings Limited. External parties hold 15.00% (2019: 15%) of the share capital of LumiraDx Healthcare, Ltda as part of a restricted share agreement over 15% of the share capital that vested evenly over a four year period at the anniversary date of the agreement. The final 3.75% related to the restricted share agreement vested during 2018.

Principal Subsidiaries
			PROPORTION OF EQUITY SHARES HELD BY COMPANY
NAME	COUNTRY OF INCORPORATION AND RESIDENCE	NATURE OF BUSINESS	2019	2020
LumiraDx Brazil Holdings Limited	United Kingdom	Holding Company	100%	100%
LumiraDx Healthcare Ltda	Brazil	Distributor of medical diagnostics	85.0%	85.0%

Principal Subsidiaries
			PROPORTION OF EQUITY SHARES HELD BY COMPANY
NAME	COUNTRY OF INCORPORATION AND RESIDENCE	NATURE OF BUSINESS	2019	2020
LumiraDx Colombia Holdings Limited	United Kingdom	Holding Company	65.0%	65.0%
LumiraDx SAS	Colombia	Distributor of medical diagnostics	100%*	100%*
LumiraDx GmbH	Germany	Distributor of medical diagnostics	100.0%	100.0%
LumiraDx AB	Sweden	Distributor of medical diagnostics	100.0%	100.0%
LumiraDx UK Limited	United Kingdom	Manufacture of medical diagnostics	100.0%	100.0%
LumiraDx Technology Limited	United Kingdom	Research and development	100.0%	100.0%
LumiraDx Ltd.	United Kingdom	Distributor of medical diagnostics	100.0%	100.0%
LumiraDx Group Limited	United Kingdom	Holding Company	100.0%	100.0%
LumiraDx International Limited	United Kingdom	Holding Company	100.0%	100.0%
LumiraDx Investment Limited	United Kingdom	Holding Company	100.0%	100.0%
LumiraDx Care Solutions UK Limited	United Kingdom	Healthcare IT and services	100.0%	100.0%
LumiraDx, Inc	United States	Healthcare IT and services	100.0%	100.0%
ACS Acquisition LLC	United States	Healthcare IT and services	100.0%	100.0%
LumiraDx Healthcare LLC	United States	Healthcare IT and services	100.0%	100.0%
Biomedical Service S.r.l.	Italy	Distributor of medical diagnostics	100.0%	100.0%
LumiraDx AS	Norway	Distributor of medical diagnostics	100.0%	100.0%
LumiraDx GmbH	Austria	Distributor of medical diagnostics	100.0%	100.0%
LumiraDx GmbH	Switzerland	Distributor of medical diagnostics	100.0%	100.0%
LumiraDx Japan KK	Japan	Distributor of medical diagnostics	100.0%	100.0%
LumiraDx Oy	Finland	Distributor of medical diagnostics	100.0%	100.0%
LumiraDx A/S	Denmark	Distributor of medical diagnostics	100.0%	100.0%
LumiraDx Healthcare S.L.	Spain	Distributor of medical diagnostics	100.0%	100.0%
SureSensors Ltd.	United Kingdom	Manufacturer of medical diagnostics	100.0%	100.0%
LumiraDx (Pty) Limited	South Africa	Distributor of medical diagnostics	n/a	100.0%
LumiraDx B.V.	Netherlands	Distributor of medical diagnostics	n/a	100.0%

*	—LumiraDx Colombia Holdings Limited holds 100% of the equity shares of LumiraDx SAS

All subsidiary undertakings are included in the consolidation. LumiraDx Group Limited is held directly by the Company; all other subsidiaries are held indirectly. The proportion of the voting rights in the subsidiary undertaking held directly by the Company does not differ from the proportion of equity shares held.

10. GOODWILL AND INTANGIBLE ASSETS

	GOODWILL	PATENTS	CUSTOMER INTANGIBLES	SUPPLIER RELATIONSHIPS	TECHNOLOGY AND SOFTWARE	TOTAL
Cost
At January 1, 2019	$13,635	$18,020	$8,731	$2,856	$11,177	$54,419
Additions	0	102	—	—	—	102
Acquisition of subsidiaries	1,506	—	—	—	—	1,506
Exchange differences	250	0	—	—	—	250

At December 31, 2019	15,391	18,122	8,731	2,856	11,177	56,277

Amortization
At January 1, 2019	—	2,312	2,977	757	6,711	12,757
Charge for the period	—	930	890	286	388	2,494
Impairments	—	—	—	—	—	—
Exchange differences	—	(532)	167	—	(142)	(507)
At December 31, 2019	—	2,710	4,034	1,043	6,957	14,744
Net Book Value
At December 31, 2019	$15,391	$15,412	$4,697	$1,813	$4,220	$41,533
Cost
At January 1, 2020	$15,391	$18,122	$8,731	$2,856	$11,177	$56,277
Additions	—	—	—	—	—	0
Acquisition of subsidiaries	—	—	—	—	—	—
Exchange differences	600	549	408	—	156	1,713
At December 31, 2020	15,991	18,671	9,139	2,856	11,333	57,990
Amortization
At January 1, 2020	—	2,710	4,034	1,043	6,957	14,744
Charge for the period	—	831	951	286	319	2,387
Impairments	—	—	—	—	—	—
Exchange differences	—	54	62	—	20	136

At December 31, 2020	—	3,595	5,047	1,329	7,296	17,267
Net Book Value
At December 31, 2020	$15,991	$15,076	$4,092	$1,527	$4,037	$40,723

Amortization of $2,387 (2019: $2,494) is included in selling, marketing and administrative expenses.

INTANGIBLE ASSETS IN USE	TYPE OF INTANGIBLE ASSET	NET BOOK VALUE	REMAINING AMORTIZATION PERIOD
Acquired Patents	Patents	9,012	10 years
Acquired Technology	Technology	520	3 years
Acquired Supplier relationships	Supplier relationships	1,527	5 years
Acquired Customer-related intangible	Customer-related	4,092	5-6 years
Acquired Technology	Technology	1,3728 years
INTANGIBLE ASSETS NOT YET AVAILABLE FOR USE	TYPE OF INTANGIBLE ASSET	NET BOOK VALUE	REMAINING AMORTIZATION PERIOD
Technology License	Technology	2,145	n/a
Patent License	Patents	5,364	n/a
Patents	Patents	700	n/a

Impairment Review—Goodwill

The Group operates as a single cash generating unit with respect to goodwill. The recoverable amount of the goodwill has been calculated with reference to the present value of the future cash flows expected to be derived from the cash generating unit (value in use). In calculating this value, management have used the following assumptions:

•	Five years of cash flow projections are based on the Group’s long term financial projections, including the launch and commercialization of its new diagnostic products and services

•	A terminal value based on a perpetual growth rate of 3% for free cash flow

•	A discount rate of 25% calculated using a risk-free interest rate of 1.5% and appropriate market risk and small company specific risk premiums

Reasonable changes in the discount rate or perpetual growth rate would not lead to an impairment.

Impairment Review—Intangible Assets

Whilst the Group has no intangible assets with indefinite useful lives, there are intangible assets not yet available for use. These represent elements of the underlying technology which will ultimately support the Group’s future product launches.

The recoverable amount of the assets have been calculated with reference to the present value of the future cash flows expected to be derived from the assets (value in use). In calculating this value, management have used the following assumptions:

•	Five years of cash flow projections are based on the Group’s long term financial projections, including the launch and commercialization of products and services related to the underlying technology.

•	A discount rate of 25% calculated using a risk-free interest rate of 1.5% and appropriate market risk and small company specific risk premiums

Reasonable changes in the discount rate would not lead to an impairment.

11. PROPERTY, PLANT AND EQUIPMENT

	LAND AND BUILDINGS	FIXTURES AND FITTINGS	PLANT AND EQUIPMENT	UNDER CONSTRUCTION	TOTAL
Cost
At January 1, 2019	$2,180	$2,314	$14,140	$3,312	$21,946
Additions	188	581	2,409	7,542	10,720
Transfers	602	216	(88)	(730)	—
Acquisition of subsidiaries	—	—	633	—	633
Disposals	—	(29)	(209)	—	(238)
Exchange differences	84	33	402	308	827
At December 31, 2019	3,054	3,115	17,287	10,432	33,888
Accumulated Depreciation
At January 1, 2019	442	1,266	3,178	—	4,886
Charge for the period	478	622	2,681	—	3,781
Transfers	110	108	(218)	—	—
Disposals	—	(17)	(126)	—	(143)
Exchange differences	37	35	151	—	223
At December 31, 2019	1,067	2,014	5,666	—	8,747

Carrying Amount
At December 31, 2019	$1,987	$1,101	$11,621	$10,432	$25,141
Cost
At January 1, 2020	$3,054	$3,115	$17,287	$10,432	$33,888

	LAND AND BUILDINGS	FIXTURES AND FITTINGS	PLANT AND EQUIPMENT	UNDER CONSTRUCTION	TOTAL
Additions	3,686	1,115	25,831	33,749	64,381
Transfers	56	(22)	22	—	56
Acquisition of subsidiaries	—	—	—	—	—
Disposals	—	(126)	(137)	(406)	(669)
Exchange differences	310	64	1,799	2,090	4,263
At December 31, 2020	7,106	4,146	44,802	45,865	101,919

Accumulated Depreciation
At January 1, 2020	1,067	2,014	5,666	—	8,747

Charge for the period	841	618	4,258	—	5,717
Transfers	56	(1)	1	—	56
Disposals	—	(47)	(135)	—	(182)
Exchange differences	95	52	352	—	499

At December 31, 2020	2,059	2,636	10,142	—	14,837

Carrying Amount
At December 31, 2020	$5,047	$1,510	$34,660	$45,865	$87,082

Depreciation expense of $1,676 (2019: $1,333) has been charged to Research and development expenses and $4,041 (2019: $2,448) to Selling, marketing and administrative expenses.

Assets under construction are comprised of manufacturing equipment to be placed in service in 2021. Commitments related to property, plant and equipment are referenced in Note 23.

12. INVENTORY

	2019	2020
Finished goods, net of reserves	$5,375	$46,320
Raw materials	6,226	32,087
WIP	309	7,109

Total Inventory	$11,910	$85,516

The increase in inventory for the year ended December 31, 2020 is a result of building inventory in anticipation of future new product sales.

During 2020, the amount of inventories recognized as an expense within cost of sales was $134,949 (2019: $18,736). The amount of inventory write-downs recognized as an expense was $16,493 (2019: $120).

13. TRADE AND OTHER RECEIVABLES

	2019	2020
Trade receivables	$6,312	$83,941
Reserves on trade receivables	(674)	(661)
VAT receivable	3,647	11,034
Prepayments	997	10,970
Other receivables	2,133	4,011

Total trade and other receivables	$12,415	$109,295

Trade receivables comprise customer receivables and include an allowance for doubtful accounts of $661 (2019: $674). Trade receivables relate to existing customers with no significant defaults in the past. The Group has no material reserve for expected credit losses in respect of Other receivables as of December 31, 2020 and 2019. The Group retains all risks associated with these receivables until fully recovered.

The fair value of all receivables is the same as their carrying values stated above.

The maximum exposure to credit risk at the reporting date is the carrying value of each class of receivable mentioned above. The Group does not hold any collateral as security.

14. SHARE CAPITAL, PREMIUM AND OTHER RESERVES

Share capital and share premium

LumiraDx Limited was incorporated on August 24, 2016 with an authorized share capital of 5,000,000 A Ordinary Shares of par value $0.001 each and 5,000,000 Common Shares of par value $0.001 each. On September 29, 2016, the Company acquired 100% of the issued share capital of LumiraDx Holdings Limited following the agreement of an Exchange Offer, which was effective from September 28, 2016. LumiraDx Limited acquired all shares in LumiraDx Holdings Limited, and in exchange LumiraDx Limited issued to the shareholders of LumiraDx Holdings Limited a corresponding number of shares on a share-for-share basis.

SHARES AUTHORIZED, FULLY PAID AND ALLOCATED	A ORDINARY SHARES	A ORDINARY SHARES
	2019	2020
In issue at start of period	377,635	373,652
Issued for cash	—	45
Issued in other transactions	2,801	—
Shares cancelled	(6,784)	—

In issue at December—fully paid and allocated	373,652	373,697

During 2020, the Company cancelled nil shares (2019: 6,784).

As of December 31, 2020, and 2019 the Company did not have any Common Shares outstanding.

On February 1, 2021 the Board of Directors of the Company approved a stock split of the issued and outstanding A Ordinary and common shares of the Company on a 220 for 1 basis. The above table does not reflect the share split.

Translation reserve

The translation reserve comprises all foreign exchange differences arising since the date of incorporation from the translation of the financial statements of operations with functional currencies different from the Company.

Other reserves

Other reserves are comprised of warrants and debt conversion rights. On September 28, 2016, the Company amended its Secured Fixed Rate Loan Notes and granted the Acquisition Note Holder (Note 17) the right to convert 50% of the principal amount of the Acquisition Notes into A Ordinary Shares of the Company at a conversion prices of $611.63 per share. The issue date fair value of the loan conversion rights is included in Other reserves. In 2018, the Acquisition Note Holder converted 25% of the principal amount and the Company issued 1,586 A Ordinary shares. In 2019, the Acquisition Note Holder converted the remaining 25% of the principal amount and the Company issues 1,587 A Ordinary Shares.

During 2018, the Company issued 212,718 Preferred Shares (Note 16), which have been treated as a compound instrument in accordance with IFRS 9. The conversion feature of the Preferred Shares has been included in Other reserves at an issue date fair value of $47,264.

During 2019, as part of its senior debt offering, as described in Note 17, the Company issues 2,284 warrants to purchase it’s A Ordinary shares at a fixed price of $1,459.89 per share.

During 2019, the Company issued convertible notes (Note 17), which have been treated as a compound instrument in accordance with IFRS 9. The conversion feature of the convertible notes has been included in Other reserves at an issue date fair value of $17,065.

During 2020, as part of its 2020 Convertible Notes (Note 17) the Company issued 16,528 warrants to acquire Common Shares at a strike price of $1,793.38.

During October 2020, as part of its 2020 Senior Secured Loan (Note 17) the Company issued 1,000 warrants to acquire Common shares at a strike price of $4,644.96.

15. SHARE BASED PAYMENTS

Share options are granted to directors, employees and certain service providers. The share options have a vesting period of 1-4 years with shares being exercisable pro rata per year from the date of issue. All share options granted have a contractual life of 10 years from the date of grant. Share options are settled in equity.

For the employee based share options, if the owner of the share option ceases to be employed by the Company, in most cases the option lapses within a short period of departure of such employee. 18,887 share options have been forfeited to date. Management has not anticipated any stock options to be forfeited due to termination of employment prior to the assumed exercise date.

Movements on number of share options and their related exercise price are as follows:

	NUMBER OF OPTIONS	WEIGHTED AVERAGE EXERCISE PRICE
Outstanding at January 1, 2019	141,250	$515.67

Granted	13,453	1,404.64
Exercised	—	—
Forfeited	(1,501)	677.35

Outstanding at December 31, 2019	153,202	592.37

Granted	8,689	3,321.56
Exercised	(45)	(903.92)
Forfeited	(125)	(1,347.39)

Outstanding at December 31, 2020	161,721	738.34

Exercisable at December 31, 2019	107,394	455.86

Exercisable at December 31, 2020	129,378	$510.66

On February 1, 2021 the Board of Directors of the Company approved a stock split of the issued and outstanding A Ordinary and common shares of the Company on a 220 for 1 basis. The above table does not reflect the share split.

In 2020, 45 options were exercised at a weighted average exercise price of $903.92. No options were exercised in 2019. The options outstanding at December 31, 2020 have an exercise price in the range of 70.59 to 3,861.13 and a weighted average contractual life of 6.47 years.

Share based compensation expense of $1,890 (2019: $2,523) has been charged to Research and development expenses and $1,301 (2019: $1,447) to Selling, marketing and administrative expenses.

16. PREFERRED SHARES

	PREFERRED SHARES	DIVIDENDS	TOTAL
Balance at January 1, 2019	$213,041	$5,113	$218,154
Accretion of issuance costs	8,886	—	8,886
Dividends accrued	—	21,600	21,600

Balance at December 31, 2019	221,927	26,713	248,640
Issuance, net of related costs	162,401	—	162,401
Accretion of issuance costs	7,751	—	7,751
Dividends accrued	—	23,578	23,578
Fair value adjustment of convertible feature	9,351	—	9,351

Balance at December 31, 2020	$401,430	$50,291	$451,721

Series A Preferred Shares

In July 2018, the Company’s Board of Directors authorized the Company to raise up to $300 million through the issue of up to 236,353 new Series A 8% Cumulative Convertible Preferred Shares (“Series A Preferred Shares”).

The outstanding Series A Preferred Shares have been treated as a compound instrument in accordance with IFRS 9 as the Company has a contractual obligation to deliver: i) cash upon maturity; and/or ii) a requirement to deliver A Ordinary shares upon conversion. The Series A Preferred Shares are convertible into A Ordinary shares at the option of the holder and mandatorily convertible into A Ordinary shares upon listing on a public market at a price above the liquidation preference and accrued and unpaid dividends. Each Series A Preferred Share, including any accrued dividends, is convertible into one A Ordinary share.

In accordance with IFRS 9, the redemption feature qualifies as a liability at fair value with the residual proceeds allocated to conversion feature recorded within equity as Other reserves.

The Series A Preferred Shares accrue an 8% cumulative annual dividend until the earlier of (i) the date seven years from their issue (ii) the date the Preferred Shares are converted in accordance with their terms or (iii) the date the Company is liquidated. No dividends will be paid on the A Ordinary Shares for so long as the Preferred Shares are in issue.

The Series A Preferred Shares carry a preferential right to share in the proceeds of a liquidation of the Company, and will rank senior to the A Ordinary Shares and the Common Shares of the Company on liquidation.

Each of the Series A Preferred Shares shall automatically convert to A Ordinary Shares in connection with an IPO or sale of the Company, provided that the value of an A Ordinary Share at that time is not less than the aggregate of the issue price of such Preferred Share and the dividend accrued on each such Preferred Share. Each Preferred Shareholder may convert their Preferred Shares to A Ordinary Shares at any time.

During 2018, the Company issued a total of 212,718 Series A Preferred Shares. Loan Noteholders of the Company’s 12% Loan Notes were given the opportunity to convert the proceeds of the prepayment of their Loan Notes to subscribe for Series A Preferred Shares. An amount of $39,672, representing the principal and accrued interest, was converted from Loan Notes into Preferred Shares. The issue date fair value of the conversion feature of the Series A Preferred Shares has been recorded as $47,264 in Other reserves (Note 14).

One of the investors in the Series A Preferred Shares had the right to subscribe for an additional $30,000 of Series A Preferred Shares on or before June 18, 2019 at the fair market value on the date of subscription. This option expired in 2019 without being exercised.

Series B Preferred Shares

In October 2020, the Company’s Board of Directors authorized the Company to raise up to $200 million through the issue of up to 40,000 new Series B 8% Cumulative Convertible Preferred Shares (“Series B Preferred Shares”).

The Series B Preferred Shares accrue an 8% cumulative annual dividend until the earlier of (i) the date seven years from their issue (ii) the date the Preferred Shares are converted in accordance with their terms or (iii) the date the Company is liquidated. No dividends will be paid on the A Ordinary Shares for so long as the Preferred Shares are in issue.

The Series B Preferred Shares carry a preferential right to share in the proceeds of a liquidation of the Company, and will rank senior to the A Ordinary Shares and the Common Shares of the Company and pari passu with the Series A Preferred Shares on liquidation.

Each of the Series B Preferred Shares shall automatically convert to A Ordinary Shares in connection with an IPO or sale of the Company at a share price not more than the fully diluted share capital divided by $4 billion and not less than the fully diluted share capital divided by $6.4 billion. Each Preferred Shareholder may convert their Preferred Shares to A Ordinary Shares at any time.

The variable conversion feature constitutes an embedded derivative as the conversion feature is a component of the host instrument that would allow for the cash flows of the combined instrument to be changed according to the value of a financial variable. In accordance with IFRS 9, the Company has elected to record the entire instrument at fair value through profit or loss. The change in fair value of $9,351 has been charged to finance expenses.

During 2020, the Company issued a total of 33,008 Series B Preferred Shares for gross proceeds of $164.5 million

17. DEBT

This note provides information about the contractual terms of the Group’s interest-bearing loans and borrowings, which are measured at amortized cost.

	CURRENCY	NOMINAL INTEREST RATE	YEAR OF MATURITY	2019 FACE VALUE	2019 CARRYING AMOUNT	2019 FAIR VALUE	2020 FACE VALUE	2020 CARRYING AMOUNT	2020 FAIR VALUE
Unsecured Loan	USD	2.00%	2024	$18,000	$18,000	$17,889	$18,000	$18,000	$18,849
Senior Secured Loans	USD	11.50%	2023	40,000	37,453	37,409	—	—	—
Convertible Notes	USD	5.00%	2024	75,156	55,477	55,147	75,156	59,113	62,530
2020 Convertible Notes	USD	10.00%	2021	—	—	—	75,370	146,844	146,844
2020 Senior Secured Loans	USD	8.00%	2022	—	—	—	65,000	62,339	62,351
Instrument Financing Loans	EUR	1.70-2.60%	2022-2023	993	993	993	676	676	676

2020 Convertible Notes

In April 2020, the Company opened a 2020 Funding Round, pursuant to which it had received commitments from investors to lend funds to the Company up to the amount of $148.9 million in aggregate. The committed amounts were available for drawdown by the Company for the period (the “Call Option Period”) starting on July 1, 2020 and ending on October 31, 2020. Following a call of the funds and receipt of the committed amounts, the Company agreed to issue relevant Loan Note certificates (“2020 Convertible Notes”) to the Investors in respect of their relevant actual committed amounts. The relevant 2020 Convertible Notes shall be for a term of 360 days from the date of issue and shall entitle its holders to 10% interest from the date of issue of such 2020 Convertible Notes. Such interest will be paid on the date the relevant 2020 Convertible Notes are repaid.

In consideration for committing to lend their respective committed amounts to the Company, the Company agreed to pay to the relevant Investors agreeing to lend the Committed Amounts: (i) a commitment fee to be satisfied by the issue to such Investors of a total of up to a maximum of 16,528 warrants over common shares, to be allocated between such Investors based on their to their Actual Committed Amounts (the “Consideration Shares”) and (ii) cash fee, in aggregate, equivalent to one (1) per cent of the total aggregate amount raised by the Company pursuant to the Offer, to be allocated between the Investors pro?rata to their Actual Committed Amounts (the “Cash Fee”).

On 1 July 2020, the Company called and received $74.3 million of the committed amount. In November 2020 warrants for 16,528 shares were issued to the Investors and recorded in Other reserves in equity. These 2020 Convertible Notes will automatically convert into common shares upon an initial public offering at a share price not more than the fully diluted share capital divided by $1.8 billion and not less than the fully diluted share capital divided by $3.6 billion depending on the number of instruments sold during 2020.

The variable conversion feature constitutes an embedded derivative as the conversion feature is a component of the host instrument that would allow for the cash flows of the combined instrument to be changed according to the value of a financial variable. In accordance with IFRS 9, the Company has elected to record the entire instrument at fair value through profit or loss.

2020 Senior Secured Loan

In October 2020, the Company entered into a senior secured term loan and security agreement (“2020 Senior Secured Loan”) to borrow up to $100 million. The Company borrowed $65 million in October 2020 which was used, in part, to repay the Senior Secured Loan. The Company can draw an additional $35 million upon the achievement of certain commercial milestones.

The 2020 Senior Secured Loan is subject to an interest rate of 8.0% per annum payable in quarterly installments, which, under the terms of the 2020 Senior Secured Loan, was due to increase after January 31, 2021 if an “IPO” or “Qualifying Investment” was not completed before January 31, 2021. The issuance of the Series B Preferred Shares in November 2020 constitutes a “Qualifying Investment” for the purposes of the 2020 Senior Secured Loan, and therefore, the interest rate will remain at 8% per annum for the term of the 2020 Senior Secured Loan. The 2020 Senior Secured Loan also provides an ability to incur additional incremental term loans, or incremental term loans, in an aggregate amount of up to $150 million during the initial 12 month period on an uncommitted basis. The Senior Secured Loan matures October 5, 2022. Debt issuance costs were recorded as a reduction of the proceeds. The discount on the issuance will be recognized using the effective interest method until the maturity date of October 5, 2022.

In connection with the 2020 Senior Secured Loan, on November 6, 2020 the Company issued warrants to purchase up to 1,000 common shares at an exercise price equal to $4,644.96 per common share, recorded in Other Reserves (Note 14).

Convertible Notes

In October and December 2019, the Company issued convertible loan notes (“Convertible Notes”) in an aggregate value of $75,156. The Convertible Notes have a five year maturity from their date of issue and carry an interest rate of 5%, paid semi-annually. Holders may convert the Convertible Notes into Common Shares of the Company at their election at a fixed price. Convertible Notes will automatically convert into Common Shares upon a qualifying IPO. The Company may force conversion of the Convertible Notes on a qualifying equity funding round. In the event the Company is prevented by a senior creditor from repaying the Convertible Notes upon maturity, the Convertible Note holder may choose to extend the maturity of the Convertible Notes. Of the Convertible Notes issued, $1,353 of notes were issued in settlement of debt issuance costs on January 2, 2020 and have been included in the balance at December 31, 2019.

The outstanding Convertible Notes have been treated as a compound instrument in accordance with IFRS 9 as the Company has a contractual obligation to deliver: i) cash upon maturity; and/or ii) a requirement to deliver A Ordinary shares upon conversion. The issue date fair value of the conversion feature of the Convertible Notes has been recorded as $17,065 in Other reserves (Note 14).

Senior Secured Loans

On September 20, 2019, LumiraDx Investment Ltd, a subsidiary of the Company, issued Senior Secured Loans in the amount of $40,000. The Senior Secured Loans are secured generally by all the Group’s assets and mature on September 20, 2023. The Senior Secured Loans carry an interest rate of 11.5% paid quarterly. The Group can draw two additional loans in the amount of $25,000 each upon the achievement of certain commercial milestones. The Company also issued the lenders 2,284 10 year warrants to purchase A Ordinary Shares at a fixed price of $1,459.89 per share.

The fair value of the warrants was recorded in Other reserves in equity. Senior Secured Loans were recorded at a fair value of $37,265. Debt issuance costs were recorded as a reduction of the proceeds. The discount on the issuance will be recognized using the effective interest method until the maturity date of September 20, 2023.

In October 2020, in connection with the issuance of the 2020 Senior Secured Loan, LumiraDx Investment Ltd settled the balance of the Senior Secured Loans with a payment of $43,600, including $3,600 incurred as a prepayment penalty (Note 6).

Unsecured Loans

On October 17, 2019, the Group issued an Unsecured Loan in the amount of $18,000 to a tax-exempt private foundation. The terms of the loan include restrictions on the use of the proceeds for specific programs and commitments to provide access to the Group’s future products to support the foundation’s charitable purposes. The Unsecured Loan matures on October 17, 2024. The Unsecured Loan carries an interest rate of 2% paid quarterly.

Senior Secured Notes

On February 21, 2017, LumiraDx Investment Limited, a subsidiary of the Company, issued Senior Secured Notes in the aggregate original principal amount of $15,000 (“Senior Secured Notes”). The Senior Secured Notes were secured generally by all the Company’s assets and are Senior to the Secured Fixed Rate Loan Notes. The Senior Secured Notes were repayable on February 21, 2022 and carried a base interest rate of the sum of (i) the greater of (a) the LIBOR Rate for such Interest Period, and (b) one percent (1%), and (ii) seven and three quarters of one percent (7.75%).

On September 20, 2019, LumiraDx Investment Limited agreed to settle the Senior Secured Notes prior to maturity and recorded a loss on extinguishment, related to the unamortized debt discount balance, of $520. This loss has been included in finance expenses.

Acquisition Note

In 2016, the Company issued a Loan note (“Acquisition Note”) in the amount of $2,912 as part of its acquisition of certain business assets of a technology business (“Acquisition Note Holder”). The Notes were secured by the registered intellectual property acquired by the Company.

In October 2018, the Acquisition Note Holder converted $970 of outstanding principal balance into A Ordinary Shares in accordance with the terms of the note.

In March 2019, the Acquisition Note Holder converted an additional $970 of outstanding principal balance into A Ordinary Shares in accordance with the terms of the note. The remaining balance of the Acquisition Note was settled on March 11, 2019.

Senior Fixed Rate Loan Notes

On October 3, 2016, the Company issued secured notes (“Secured Fixed Rate Loan Notes”), in an aggregate value of $31,969 as part of a private placement. The Secured Fixed Rate Loan Notes were secured generally by all the Company’s assets. The Secured Fixed Rate Loan Notes were repayable on October 3, 2019 and carried a base interest rate of 10% compounded daily, paid quarterly. The Company also issued the lender 10 year warrants to purchase 13,067 A Ordinary Shares at a fixed price of $611.63 per share.

The fair value of the warrants was recorded in Other reserves in equity. The Secured Fixed Rate Loan Notes were recorded at a fair value of $27,809. Debt issuance costs were recorded as a reduction of the proceeds. The discount on the issuance was recognized using the effective interest method until the debt was repaid on October 3, 2019.

On October 3, 2019, the Company settled the balance of the Secured Fixed Rate Loan Notes with a payment on maturity of $31,969.

Instrument financing loans are used to finance the cost of installing instruments at customer locations where the Group retains title of the instruments.

Balance at January 1, 2019	$49,372
Changes from financing cash flows
Proceeds from borrowings	127,701
Repayments of borrowings	(49,328)
Total changes from financing cash flows	78,373
Other changes
Warrants	(491)
Loss on extinguishment of debt	520
Conversion of debt into A Ordinary shares	(970)
Conversion feature allocated to equity	(17,065)
Amortization of debt issuance costs	2,155
Foreign exchange impact	29
Total other changes	(15,822)
Balance at December 31, 2019	111,923
Less: Debt due within one year	(378)

$111,545
Changes from financing cash flows
Proceeds from borrowings, net of issuance costs	$133,308
Repayments of borrowings	(40,396)
Total changes from financing cash flows	92,912

Other changes
Warrants	(32,938)
Loss on extinguishment of debt	2,047
Change in fair value of convertible notes	102,548
Amortization of debt issuance costs	10,400
Foreign exchange impact	80

Total other changes	82,137
Balance at December 31, 2020	286,972
Less: Debt due within one year	(147,238)

$139,734

18. LEASE LIABILITY

	2019	2020
Due in less than one year	$1,833	$3,149
Due between one and five years	1,706	9,018
Due in more than five years	—	2,269

Total	$3,539	$14,436

19. DEFERRED TAX ASSET AND LIABILITY

The analysis of deferred tax assets and deferred tax liabilities is as follows:

	2019	2020
Deferred taxes:
- Liabilities	$1,559	$1,230

Total net deferred tax liabilities	1,559	1,230

The analysis and movement of deferred tax assets and liabilities is as follows:

	JANUARY 1, 2020	RECOGNIZED IN INCOME	RECOGNIZED IN EQUITY	DECEMBER 31, 2020
Deferred tax liabilities
Intangible assets	2,036	(393)	84	1,727
Deferred tax assets
Net operating losses and other timing differences	(477)	—	(20)	(497)

Net deferred tax liability	1,559	(393)	64	1,230

	JANUARY 1, 2019	RECOGNIZED IN INCOME	RECOGNIZED IN EQUITY	DECEMBER 31, 2019
Deferred tax liabilities
Intangible assets	2,416	(373)	(7)	2,036
Deferred tax assets
Net operating losses and other timing differences	(548)	90	(19)	(477)

Net deferred tax liability	1,868	(283)	(26)	1,559

Deferred tax assets are recognized for tax losses carried forward to the extent that the realization of the related tax benefit through future taxable profits is probable. The realization of the tax benefit related to losses in certain jurisdictions were determined to not be probable. As such, the Group did not recognize deferred tax assets of $80,822 for U.K. tax losses and $10,650 for U.S. tax losses and other temporary timing differences. The Group has material carried forward tax losses in the U.K. and U.S. Losses in the U.K. do not expire whereas losses in the U.S. expire on various dates up to 2036 if not utilized.

The utilization of the U.S. net operating loss carry-forwards may be subject to a substantial annual limitation under Section 382 of the Internal Revenue Code of 1986 due to ownership changes that have occurred previously or that could occur in the future. These ownership changes may limit the amount of U.S. net operating loss carry-forwards that can be utilized annually to offset future taxable income. The Company has not yet completed an evaluation of ownership changes through December 31, 2019. To the extent an ownership change has occurred or does occurs in the future, the U.S. net operating loss carry-forwards may be subject to limitation.

20. TRADE AND OTHER PAYABLES

	2019	2020
Trade payables	$16,166	$57,898
Deferred grant revenue	7,915	34,037
Accrued expenses	8,598	23,301
Capital expenditure grant	—	10,000
Accrued interest	2,070	5,730
Warranty provision	—	6,557
Deferred revenue	2,639	1,760

Total trade and other payables	$37,388	$139,283

In November 2019, the Group received an $8,000 grant. The grant is to be used to further the development of certain of the Group’s future products. While the Group expects to incur qualifying expenses in excess of the grant amount, any unspent funds at December 31, 2020 are required contractually to be remitted to the grantor.

During 2020, the Group used $1,598 of funds related to this project, and in September 2020 date was extended to October 31, 2021.

In 2020, the Group received a $31,900 grant. The grant is to be used to prepay for commercialization initiatives in specific regions. During 2020, the Group used $4,179 of funds on this project.

21. BUSINESS COMBINATIONS

2019 Business Combinations

SureSensors Ltd.

On October 15, 2019, the Group acquired all outstanding shares in SureSensors Ltd. (“SureSensors”) from its shareholders. SureSensors is a specialty industrial printer and an existing supplier to the Group. The acquisition was completed to provide further control over and capacity for the Group’s manufacturing activities.

The aggregate purchase price to acquire control over SureSensors was $2,009, which consisted of a cash payment of $632 and 1,214 A Ordinary shares with an acquisition date fair value of $1,377.

Goodwill of $1,506 arising from the acquisition is attributable to the skilled assembled work force and expertise of SureSensors.

The following table summarizes the consideration paid for SureSensors and the fair value of assets acquired and liabilities assumed at the acquisition date:

Consideration at October 15, 2019
Cash consideration paid		632
Fair value of shares issued		1,377

Total consideration		2,009

Recognised amounts of identifiable assets acquired and liabilities assumed	$	’000
Cash and cash equivalents		51
Trade and other receivables		160
Other current assets		4
Property, plant and equipment (Note 11)		633
Trade and other payables		(143)
Loan payable		(202)

Total identifiable net assets		503

Goodwill (Note 10)		1,506

Total		2,009

SureSensors’ accounts receivable is comprised of gross contractual amounts due of $132 which were all expected to be collectible at the date of acquisition.

In the period ended December 31, 2019 SureSensors contributed revenue of $nil and net loss (after tax) of $162 to the Group’s results. If the acquisition had occurred on January 1, 2019 management estimates that SureSensors would have contributed additional revenue of $nil and net loss (after tax) of $1,341. This information is provided for illustrative purposes only and is not necessarily indicative of the results of the combined Group that would have occurred had SureSensors been acquired at the beginning of the year or indicative of the future results of the combined Group.

22. FINANCIAL RISK MANAGEMENT

Financial liabilities not measured at fair value are calculated based on the present value of future principal and interest cash flows discounted at the market rate of interest at the balance sheet date.

The Group’s activities expose it to a variety of financial risks: market risk (including currency risk and cash flow and interest rate risk), credit risk and liquidity risk.

Market risk

(a) Currency risk

The majority of the Group’s sales and purchase transactions are denominated in either U.S. dollars or U.K. pound sterling. The exchange risk is managed by maintaining bank accounts denominated in those currencies.

A 10% strengthening of the U.K. pound sterling against the U.S. dollar at December 31, 2020 would have had an impact of increasing the loss before tax for the period by $11,099 on the basis that all other variables remain constant.

The Group considers the impact of foreign currency risk to be not significant given the Group’s net balance sheet exposure.

The carrying amounts of the Group’s trade and other receivables are denominated in the following currencies:

	2019	2020
US Dollars	1,082	45,863
U.K. Pounds	5,323	46,093
Euros	2,193	10,825
Colombian Pesos	2,498	3,473
Swedish Krona	160	1,903
Brazilian Reals	1,002	900
Other	157	238

	12,415	109,295

(b)	Cash flow and interest rate risk

The Group mainly raises debt on a fixed rate basis for bonds and notes in U.S. dollars. The primary objective of the Group’s interest rate management is to protect the net interest result while managing the overall cost of borrowing.

The Group’s debt, including Preferred Shares, is carried at fixed interest rates.

Credit risk

Credit risk represents the risk of loss the Group would incur if operators and counterparties fail to fulfil their credit obligations. The maximum exposure to credit risk is represented by the carrying amount of each financial asset. For banks and financial institutions, the Group maintains it accounts with major international banks with “A” ratings. Credit risk relating to accounts receivable balances are managed on a case-by-case basis.

At December 31, 2020 the Group has trade receivables of $83,941 (2019: $6,312). New clients are analyzed before standard payment and delivery terms and conditions are offered. The credit quality of the customer is assessed taking into account its financial position, past experience and other factors. The utilization of credit limits is regularly monitored. Management does not expect any losses from non-performance by these counterparties. Movement in the loss allowances against trade receivables is as follows:

Loss allowance as of January 1, 2019:	$554
Loss allowance recognized during the year	606
Balances written off during the year	(456)

Balances recovered during the year	(30)

Loss allowance at December 31, 2019:	674
Loss allowance recognized during the year	119
Balances written off during the year	(132)

Loss allowance at December 31, 2020:	$661

At December 31, 2020 trade receivables of $3,581 (2019: $804) were past due but not impaired. These relate to a number of independent customers for whom there is no recent history of default. The ageing analysis of these receivables is 3 months and above.

At December 31, 2020 trade receivables included two significant customers that accounted for 68% of the balance.

Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled in cash. Cash flow forecasting is performed in the operating entities of the Group and aggregated by Group Finance. Group Finance monitors rolling forecasts of the Group’s liquidity requirements to ensure it has sufficient cash to meet operational needs. The Group may be reliant on its ability to raise additional investment capital from the issuance of both debt and equity securities to fund its business operating plans and future obligations. The Group believes it will continue to be successful in raising additional investment capital to meet its obligations.

The following are the undiscounted contracted maturities of financial liabilities, including interest payments for the period ending December 31, 2020:

NON-DERIVATIVE FINANCIAL LIABILITY	EFFECTIVE INTEREST RATE*	YEAR OF MATURITY	CARRYING AMOUNT	CONTRACTUAL CASH FLOWS	LESS THAN 1 YEAR	1—2 YEARS	2—5 YEARS
Unsecured Loan	2.00%	2024	18,000	19,369	360	360	18,649
Convertible Notes	11.38%	2024	59,113	71,616	3,758	3,758	64,100
2020 Convertible Notes	21.67%	2021	146,844	79,025	79,025	—	—
2020 Senior Secured Loans	10.32%	2022	62,339	74,161	5,200	68,961	—
Instrument Financing Loans	1.7-2.6%	2021-2023	676	705	409	212	84
Series A Preferred Shares	11.45%	2025	277,995	421,199	—	—	421,199
Series B Preferred Shares	8.23%	2027	173,726	257,462	—	—	257,462
Trade and other payables			139,283	139,283	139,283	—	—

Total			877,976	1,062,820	228,035	73,291	761,494

*	—the effective interest rate for both the Convertible Notes and Preferred Shares include the accretion of the portion of proceeds allocated to equity (Notes 16 and 17)

The following are the undiscounted contracted maturities of financial liabilities, including interest payments for the period ending December 31, 2019:

NON-DERIVATIVE FINANCIAL LIABILITY	EFFECTIVE INTEREST RATE*	YEAR OF MATURITY	CARRYING AMOUNT	CONTRACTUAL CASH FLOWS	LESS THAN 1 YEAR	1—2 YEARS	2—5 YEARS
Unsecured Loan	2.00%	2024	$18,000	$19,729	$360	$360	$19,009
Senior Secured Loans	13.72%	2023	37,453	57,365	4,677	4,664	48,024
Convertible Notes	11.38%	2024	55,477	75,373	3,758	3,758	67,857
Instrument Financing Loans	1.7—2.6%	2020-23	993	1,024	407	374	243
Series A Preferred Shares	11.45%	2025	248,640	421,199	—	—	421,199
Trade and other payables			37,388	37,388	37,388	—	—

Total			$397,951	$612,078	$46,590	$9,156	$556,332

23. COMMITMENTS

Capital Commitments

Capital expenditure contracted for at the end of the reporting period but not yet incurred is as follows:

	As of December 31, 2019	As of December 31, 2020
Capital	$5,570	$51,264
Inventory	—	35,631

Total	$5,570	$86,895

The capital commitments relate to contracts to purchase property, plant and equipment.

24. LEASES—GROUP AS LESSEE

The Group leases various offices and facilities. The lease terms are between 1 and 5 years.

Right-of-use assets
Net Carrying Amount
December 31, 2019	$2,963
December 31, 2020	10,386
Depreciation expense for the year ended
December 31, 2019	$1,643
December 31, 2020	2,810

During 2020, additions to right-of-use assets amounted to $10,233 (2019: $4,610).

AMOUNTS RECOGNIZED IN PROFIT AND LOSS	2019	2020
Depreciation expense of right-of-use-assets	$1,643	$2,810
Interest expense on lease liabilities	396	751

	$2,039	$3,561

At December 31, 2020 the Group is not committed to any material short-term leases.

Variable lease payment terms are deemed an insignificant portion of the overall liability at December 31, 2020.

The total cash outflow for leases in 2020 amounted to $3,054 (2019: $1,866).

25. RELATED PARTY TRANSACTIONS

During 2019, Zwanziger Family Ventures subscribed to the Convertible Notes issued by the Company. At December 31, 2020, the Company had accrued interest on the Zwanziger Family Ventures note of $30 (2019: $30).

During 2020, Zwanziger Family Ventures subscribed to the Convertible Notes issued by the Company. At December 31, 2020, the Company had accrued interest on the Zwanziger Family Ventures note of $252.

The Company’s Directors are the Key Management Personnel for the Group. The total Director’s emoluments for 2020 were $661 (2019: $783). Included in the Director’s emoluments for 2020 is $62 of stock compensation expense (2019: $133).

	2019	2020
Salaries and wages	$534	$537
Stock compensation expense	133	62
Pensions and other post-employment benefits	32	33
Other employee benefits	84	29

Total	$783	$661

For the purposes of these remuneration disclosures the values for equity compensation plans are calculated based on the fair value used in Note 15.

26. ULTIMATE CONTROLLING PARTY

No one party or Company of shareholders has a controlling interest in the Company.

27. EVENT AFTER THE REPORTING PERIOD

On 13 January 2021 the Company achieved the commercial milestone in the 2020 Senior Secured Loan and drew an additional $35 million on the 2020 Senior Secured Loan.

On 15 January 2021 the Group agreed to borrow $40 million in incremental term loans under and on substantially the same terms as the 2020 Senior Secured Loan.

On January 15, 2021, the Company granted “founder options” over ordinary shares to each of the three Founder Directors. Each Founder Director was granted a fully vested option over 14,800 ordinary shares. It is additionally proposed, subject to the approval of the holders of a majority of series A preferred shares, to grant each Founder Director a further option over 7,970 ordinary shares. These options will vest over a two year period subject to the satisfaction of performance conditions. In each instance, the exercise price of these options is equal an exercise price per ordinary share reflecting a Company valuation of $5.2 billion.

On February 1, 2021 the Board of Directors of the Company approved a stock split of the issued and outstanding A Ordinary and common shares of the Company on a 220 for 1 basis.

On March 23, 2021, the Group refinanced the $100 million in outstanding amounts under the 2020 Senior Secured Loan and the $40 million borrowed in January 2021 with a $300 million loan. The loan matures in three years and bears interest at 8% annually, paid quarterly.

On April 6, 2021 the Company entered into a merger agreement with CA Healthcare Acquisition Corp., a Special Purpose Acquisition Company. The contemplated transaction would provide all holders of preferred shares, A Ordinary shares and common shares to receive shares of the continuing public company. The proposed transaction is expected to be completed by the end of second quarter or beginning of the third quarter 2021, subject to, among other things, shareholder approval, satisfaction of the conditions stated in the merger and other customary closing conditions. There is no assurance that the transaction will be consummated.

Annex A-1

Execution Version

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

LUMIRADX LIMITED,

LUMIRADX MERGER SUB, INC.

AND

CA HEALTHCARE ACQUISITION CORP.,

DATED AS OF APRIL 6, 2021

i

ii

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 6, 2021, is made by and among LumiraDx Limited, a Cayman Islands exempted company limited by shares with company number 314391 (the “Company”), LumiraDx Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and CA Healthcare Acquisition Corp., a Delaware corporation (“CAH”; the Company, Merger Sub and CAH shall be referred to herein from time to time individually as a “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, CAH is a Delaware corporation formed on October 7, 2020 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, Merger Sub is a newly formed entity that was formed for purposes of consummating the transactions contemplated by this Agreement and the Ancillary Agreements;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, immediately prior to the Effective Time, (i) (A) each series A 8% cumulative convertible preferred share with a par value of US$0.0000045 each in the capital of the Company (each, a “Company Series A Preferred Share”) that is issued and outstanding will be converted into A ordinary shares with a par value of US$0.0000045 each in the capital of the Company (each, a “Company Ordinary Share”) in accordance with the Company Memorandum and Articles (the “Series A Preferred Share Conversion”); (B) each series B 8% cumulative convertible preferred share with a par value of US$0.0000045 each in the capital of the Company (each, a “Company Series B Preferred Share” and together with the Company Series A Preferred Shares, the “Company Preferred Shares”) that is issued and outstanding will be converted into common shares with a par value of US$0.0000045 each in the capital of the Company (each, a “Company Common Share”) in accordance with the Company Memorandum and Articles (the “Series B Preferred Share Conversion” and, together with the Series A Preferred Share Conversion, the “Company Preferred Share Conversion”); (C) the 5% Convertible Loan Notes will be converted into 9,195,340 Company Common Shares (the “5% Convertible Loan Note Conversion”); (D) the 10% Convertible Loan Notes will be converted into 7,802,080 Company Common Shares (the “10% Convertible Loan Note Conversion” and, together with the 5% Convertible Loan Note Conversion, the “Company Convertible Loan Note Conversions”); and (ii) immediately following the Company Preferred Share Conversion and the Company Convertible Loan Note Conversions, the Company shall effect a subdivision of each Company Ordinary Share and each Company Common Share into such number of Company Ordinary Shares and Company Common Shares (as applicable) calculated in accordance with Section 2.1(c) (such subdivision, together with the Company Preferred Share Conversion and the Company Convertible Loan Note Conversions, the “Capital Restructuring”);

WHEREAS, immediately following the Capital Restructuring and at the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will merge with and into CAH (the “Merger”), with CAH continuing as the surviving company after the Merger (the “Surviving Corporation”), as a result of which CAH will become a direct, wholly-owned subsidiary of the Company;

WHEREAS, pursuant to the CAH Organizational Documents, CAH is required to provide an opportunity for its holders of CAH Class A Common Stock to have their outstanding CAH Class A Common Stock redeemed prior to the Effective Time on the terms and subject to the conditions set forth therein in connection with obtaining the CAH Stockholder Approval (the “CAH Redemption”);

WHEREAS, (i) immediately prior to the Effective Time, each issued and outstanding share of Class B Common Stock, par value $0.0001 per share, of CAH (the “CAH Class B Shares”) shall be automatically

1

converted into one share of Class A Common Stock, par value $0.0001, of CAH (the “CAH Class A Common Stock” and, together with the CAH Class B Common Stock, the “CAH Common Stock”) in accordance with the terms of the Certificate of Incorporation of CAH (such automatic conversion, the “CAH Class B Conversion”) and, after giving effect to the CAH Class B Conversion and to the CAH Redemption, at the Effective Time, as a result of the Merger, each issued and outstanding share of CAH Class A Common Stock shall no longer be outstanding and shall automatically be canceled and extinguished and reissued to the Company as one share of Surviving Corporation Common Stock in consideration for the right of the holder thereof to receive one Company Common Share; and (ii) at the Effective Time, each outstanding warrant to purchase shares of CAH Class A Common Stock (the “CAH Warrants”), other than the 4,050,000 CAH Warrants (“Sponsor Warrants”) held by CA Healthcare Sponsor LLC (the “Sponsor”), as a result of the Merger and without any action on the part of any holder of a CAH Warrant, shall automatically and irrevocably be assigned to, and assumed by, the Company and be exercisable for Company Common Shares in accordance with the terms of the A&R Warrant Agreement;

WHEREAS, at the Closing, the Company, CAH and certain Company equityholders shall enter into an amended and restated registration rights agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which, among other things, the Sponsor will be granted certain registration rights with respect to its Company Common Shares, in each case, on the terms and subject to the conditions therein;

WHEREAS, prior to the Closing, the Company shall, subject to obtaining the relevant Company Approvals, adopt the Amended and Restated Memorandum and Articles of Association in substantially the form attached hereto as Exhibit B (which, for the avoidance of doubt, will include the governance provisions set out in Appendix 2) (the “Amended and Restated Articles”);

WHEREAS, prior to the Closing, the Company shall, subject to obtaining the relevant Company Approvals, adopt a new omnibus equity incentive plan over Company Common Shares in substantially the form attached hereto as Exhibit C (the “New Equity Incentive Plan”);

WHEREAS, the board of directors of CAH has (a) approved this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby (including the Merger) and (b) recommended, among other things, acceptance of the transactions contemplated by this Agreement (including the Merger) and the approval of this Agreement by the holders of CAH Common Stock entitled to vote thereon;

WHEREAS, the board of directors of the Company has approved this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby (including the Articles Amendment);

WHEREAS, the board of directors of Merger Sub has approved this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, the Company, as the sole shareholder of Merger Sub, has approved this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, at the Closing, the Company, CAH and the Trustee (as defined below) shall enter into an amended and restated warrant agreement, substantially in the form attached hereto as (the “A&R Warrant Agreement”), substantially in the form attached hereto as Exhibit D, pursuant to which, among other things, effective at the Effective Time the Trustee will act on behalf of the Company in connection with the issuance, registration, transfer, exchange, redemption and exercise of the CAH Warrants assumed by the Company;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Sponsor, CAH and certain initial stockholders of CAH are entering into the sponsor agreement (the “Sponsor Agreement”), substantially in the form attached hereto as Exhibit E, pursuant to which, among other things, the Sponsor will agree (a) to

2

support and vote in favor of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby (including the Merger), (b) to convert and exchange the Sponsor Warrants issued to Sponsor at the time of the CAH’s initial public offering for 405,000 Company Common Shares, (c) in the event that a certain percentage of the shares held by the Public Stockholders (as defined below) are redeemed, to forfeit a corresponding percentage of the Sponsor Shares (as defined below) that would have otherwise converted into Company Common Shares and (d) not to effect any sale or distribution of Company Common Shares or warrants during the lock-up period described therein; and

WHEREAS, concurrently with the execution and delivery of this Agreement, each of the Company Shareholders, the Company Convertible Loan Noteholders and the 2020 Warrantholders listed on Annex A attached hereto (collectively, the “Supporting Company Securityholders”) will enter into transaction support agreements, substantially in the form attached hereto as Exhibit F (the “Company Securityholder Support Agreements”), pursuant to which, among other things, each such Supporting Company Securityholder will agree, among other things, to support and vote in favor of each Company Proposal that each Supporting Company Securityholder is entitled to vote on.

WHEREAS, the parties intend, subject to the extent of the CAH Redemption, that the Merger qualify as a reorganization pursuant to Section 368(a) of the Code, and for the Company to be treated as a corporation under Section 367(a) of the Code with respect to each transfer of property thereto in connection with the Merger (other than a transfer by a shareholder that would be a “five-percent transferee shareholder” (within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii)) of the Company immediately following the Merger that does not enter into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8(c)) (the “Intended Tax Treatment”), and this Agreement shall constitute a “plan of reorganization” within the meaning of Section 368 of the Code.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1    Certain Definitions. For purposes of this Agreement:

“5% Convertible Loan Note Conversion” has the meaning set forth in the Recitals.

“5% Convertible Loan Noteholders” means the holders of the 5% Convertible Loan Notes.

“5% Convertible Loan Notes” means the 5% unsecured convertible loan notes convertible into Company Common Shares issued pursuant to the convertible loan note instrument dated October 15, 2019 between the Company and Wilmington Trust SP Services (London) Limited (as may be amended, restated or otherwise modified from time to time (including any amendments to implement the Merger)).

“10% Convertible Loan Note Conversion” has the meaning set forth in the Recitals.

“10% Convertible Loan Noteholders” means the holders of the 10% Convertible Loan Notes.

“10% Convertible Loan Notes” means the 10% unsecured convertible loan notes convertible into Company Common Shares issued pursuant to the convertible loan note instrument dated July 1, 2020 between the Company and Wilmington Trust SP Services (London) Limited (as may be amended, restated or otherwise modified from time to time (including any amendments to implement the Merger)).

3

“2016 Warrants” means the warrants issued by the Company pursuant to a warrant instrument dated October 3, 2016.

“2019 Warrants” means the warrants issued by the Company pursuant to warrant instruments dated September 20, 2019.

“2020 Warrants” means the warrants issued by the Company pursuant to a warrant instrument dated July 1, 2020.

“2020 Warrantholders” means the holders of the 2020 Warrants.

“2020 Warrantholder Meeting” means the meeting of the 2020 Warrantholders.

“Action” means any lawsuit, litigation, arbitration proceedings, mediation, formal written inquiry, prosecution, suit, claim, action, complaint (including a qui tam complaint), subpoena, civil investigative demand, proceeding, audit or investigation by or before any national or supranational, including EU and federal, Governmental Authority.

“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Alternative Transaction” has the meaning set forth in Section 6.4(a).

“Amended and Restated Articles” has the meaning set forth in the Recitals.

“Ancillary Agreements” means the Registration Rights Agreement, the Company Securityholder Support Agreements, the Sponsor Agreement and the A&R Warrant Agreement.

“Anti-Corruption Laws” means, as applicable (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder; (ii) the United Kingdom (“UK”) Bribery Act 2010; (iii) anti-bribery legislation promulgated by the European Union and implemented by its member states; (iv) legislation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; and (v) any similar Laws and regulations regarding corruption, bribery, ethical business conduct, or gifts, hospitalities, or expense reimbursements to public officials and private persons which are applicable in countries where the Company and the Company Subsidiaries engage in business from time to time.

“Authorization” means any permit, permission, license, filing, registration, approval, authorization, consent, clearance, waiver, grant, franchise, concession, no objection certificate, certificate (including CE marking, UKCA marking and UKNI marking), exemption, order, registration, declaration, decree, notification, notice or other authorization of whatever nature and by whatever name called which is, or is required to be, made to or granted by any Governmental Authority or any other body (including Notified Bodies) or Person under any Law or contract.

“Business Data” means all business information and data, including Personal Information (whether of employees, contractors, consultants, customers, consumers, or other persons and whether in electronic or any other form or medium) that is accessed, collected, used, stored, shared, distributed, transferred, disclosed, destroyed, disposed of or otherwise processed by any of the Business Systems or otherwise in the course of the conduct of the business of the Company or any of the Company Subsidiaries.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, NY or London, United Kingdom; provided, that banks shall not be

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deemed to be authorized or obligated to be closed due to a “shelter in place” or similar closure of physical branch locations at the direction of any Governmental Authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

“Business Systems” means all Software, firmware, middleware, equipment, workstations, routers, hubs, computer hardware (whether general or special purpose), electronic data processors, databases, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, and any Software and systems provided via the cloud or “as a service,” that are owned or used in the conduct of the business of the Company or any of the Company Subsidiaries.

“CAH Alternative Transaction” has the meaning set forth in Section 6.4(b).

“CAH Class A Common Stock” has the meaning set forth in the Recitals.

“CAH Class B Common Stock” has the meaning set forth in the Recitals.

“CAH Common Stock” has the meaning set forth in the Recitals.

“CAH Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with any one or more other events, circumstances, changes and effects, (i) is or would reasonably be expected to be materially adverse to the business, financial condition, assets and liabilities or results of operations of CAH; or (ii) would prevent, materially delay or materially impede the performance by CAH of its obligations under this Agreement or the consummation of the Merger or any of the other Transactions.

“CAH Organizational Documents” means the CAH Certificate of Incorporation and the bylaws of CAH, in each case as amended, modified or supplemented from time to time.

“CAH Units” means the units issued in the IPO consisting of one (1) share of CAH Class A Common Stock and one-half of one (1) CAH Warrant.

“Cares Act” means the Coronavirus Aid, Relief, and Economic Security Act.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Board” means the board of directors of the Company.

“Company Common Share” has the meaning set forth in the Recitals.

“Company Convertible Loan Note Conversions” has the meaning set forth in the Recitals.

“Company Convertible Loan Notes” means the 5% Convertible Loan Notes and the 10% Convertible Loan Notes.

“Company Convertible Loan Note Meetings” means the meetings of: (i) the 5% Convertible Loan Noteholders; and (ii) the 10% Convertible Loan Noteholders.

“Company Convertible Loan Noteholders” means the 5% Convertible Loan Noteholders and the 10% Convertible Loan Noteholders.

“Company F-1” means the Form F-1 (File No. 333-252174) filed by the Company on January 15, 2021.

“Company IP” means, collectively, all Company Owned IP and Company Licensed IP.

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“Company Licensed IP” means all Intellectual Property owned or purported to be owned by a third party and that are licensed to the Company or any Company Subsidiary or that the Company or any Company Subsidiary otherwise has a right to use, in each case other than Company Owned IP.

“Company Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with any one or more other events, circumstances, changes and effects, (i) is or would reasonably be expected to be materially adverse to the business, financial condition, assets and liabilities or results of operations of the Company and the Company Subsidiaries taken as a whole or (ii) would prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Merger or any of the other Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (a) any change or proposed change in or change in the interpretation of any Law or IFRS; (b) events or conditions generally affecting the industries or geographic areas in which the Company and the Company Subsidiaries operate; (c) any change in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (d) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, civil unrest, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics (in the case of pandemic, including SARS-CoV-2 or COVID-19 pandemic, including any evolutions or mutations of the SARS-CoV-2 virus) or other outbreaks of illness or public health events and other force majeure events (including any escalation or general worsening of any of the foregoing); (e) any actions taken or not taken by the Company or the Company Subsidiaries as required by this Agreement or any Ancillary Agreement; (f) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position (provided that this clause (f) shall not prevent a determination that any event, circumstance, change or effect underlying such failure has resulted in a Company Material Adverse Effect); (g) the public announcement or pendency of this Agreement (including but not limited to any impact on the relationships of the Company and the Company Subsidiaries with customers, vendors, or employees, including voluntary departures of employees in anticipation of the Merger); or (h) any actions taken, or failures to take action, or such other changes or events, in each case, which CAH has requested or to which it has consented or which actions are contemplated by this Agreement, except in the cases of clauses (a) through (d), to the extent that the Company and the Company Subsidiaries, taken as a whole, are materially disproportionately and adversely affected thereby as compared with other participants in the industries in which the Company and the Company Subsidiaries operate.

“Company Meetings” means the Company Series A Preferred Shareholder Meeting, the Company Series B Preferred Shareholder Meeting, the Company Ordinary Shareholder Meeting, the Company Shareholder Meeting, the Company Convertible Loan Note Meetings and the 2020 Warrantholder Meeting.

“Company Memorandum and Articles” means the Memorandum and Articles of Association of the Company, adopted August 24, 2016 and as amended on August 8, 2018, November 4, 2020 and February 1, 2021, as may be further amended, restated or otherwise modified from time to time (including, subject to obtaining the Company Approvals, as amended pursuant to the Articles Amendment).

“Company New Warrants” means the warrants issued pursuant to the A&R Warrant Agreement.

“Company Option Plans” means (i) the Company’s Consultants’ and Non-Employees’ Option Scheme and (ii) the Company’s Unapproved Option Scheme with U.S. Appendix, as such may have been amended, supplemented or modified from time to time.

“Company Options” means all Vested Company Options and Unvested Company Options.

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“Company Ordinary Share” has the meaning set forth in the Recitals.

“Company Ordinary Shareholders” means the holders of the Company Ordinary Shares.

“Company Ordinary Shareholder Meeting” means the separate meeting of the Company Ordinary Shareholders.

“Company Owned IP” means all Intellectual Property rights owned or purported to be owned by the Company or any of the Company Subsidiaries.

“Company Preferred Shares” has the meaning set forth in the Recitals.

“Company Preferred Share Conversion” has the meaning set forth in the Recitals.

“Company Securities” means the Company Ordinary Shares, the Company Preferred Shares, the Company Common Shares, the Company Options, and the Company Warrants.

“Company Series A Preferred Share” has the meaning set forth in the Recitals.

“Company Series A Preferred Shareholders” means the holders of the Company Series A Preferred Shares;

“Company Series A Preferred Shareholder Meeting” means the separate meeting of the Company Series A Preferred Shareholders.

“Company Series B Preferred Share” has the meaning set forth in the Recitals.

“Company Series B Preferred Shareholders” means the holders of the Company Series B Preferred Shares.

“Company Series B Preferred Shareholder Meeting” means the separate meeting of the Company Series B Preferred Shareholders.

“Company Shares” means the Company Ordinary Shares, the Company Common Shares and/or the Company Preferred Shares as the context requires.

“Company Shareholders” means the holders, for the time being, of the Company Ordinary Shares and/or the Company Common Shares and/or the Company Preferred Shares as the context requires.

“Company Shareholder Meeting” means the general meeting of the Shareholders of the Company (voting as one class).

“Company Valuation” means an amount equal to $5 billion; provided that the Company Valuation shall be increased by an amount equal to the aggregate purchase price of all Company Ordinary Shares and/or Company Common Shares issued by the Company in exchange for cash in equity financing transactions after the date of this Agreement and prior to the Effective Time.

“Company Warrants” means (i) the 2016 Warrants; (ii) the 2019 Warrants; (iii) the 2020 Warrants; (iv) the Jefferies Warrants (v) the SVB Warrants; and (vi) the Pharmakon Warrants;

“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Company, the Company Subsidiaries, the Products or any Suppliers or customers of the Company or any Company Subsidiaries or CAH or its subsidiaries (as applicable) that is not already generally available to the public.

“Contract” means all agreements, contracts, arrangements, and binding commitments (whether oral or written),

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“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Conversion Factor” means the number of shares, determined in accordance with Exhibit G and based upon the Company Valuation, into which each Company Ordinary Share and Company Common Share issued and outstanding on a Fully Diluted basis immediately prior to the Effective Time will be converted pursuant to the Subdivision in order to result in a number of Company Common Shares issued and outstanding on a Fully Diluted basis immediately prior to the Effective Time equal to the result obtained by dividing the Company Valuation by $10.

“COVID-19” means SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2), coronavirus disease or COVID-19

“COVID-19 Measures” means any mandatory quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester or any other Law, order, or directive by any Governmental Authority in connection with or in response to COVID-19, including the Cares Act.

“COVID-19 Test Strips” mean any test strip that can test for COVID-19 antigen developed by the Company or any of its Company Subsidiaries that can run on the LumiraDx Instrument.

“DGCL” has the meaning set forth in the Recitals.

“Employee Benefit Plan” means each material “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), each material nonqualified deferred compensation plan subject to Section 409A of the Code, and each other material retirement, health, welfare, cafeteria, bonus, commission, stock option, stock purchase, restricted stock, other equity or equity-based compensation, performance award, incentive, deferred compensation, retiree medical or life insurance, death or disability benefit, supplemental retirement, severance, retention, change in control, employment, consulting, fringe benefit, sick pay, vacation, and similar plan, program, policy, practice, agreement, or arrangement, whether written or unwritten, that is maintained, contributed to, required to be contributed to, or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer, director or consultant, or under which the Company or any Company Subsidiary has or could incur any material liability.

“Environmental Laws” means any United States federal, state or local or non-United States Laws relating to: (i) releases or threatened releases of, or exposure of any person to, Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, natural resources or human health and safety.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Exchange Act of 1934, as amended.

“Expenses”, as used in this Agreement, shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses and disbursements of counsel, accountants, investment bankers, experts and consultants to a Party hereto and its affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder approvals or other similar regulations and all other matters related to the closing of the Merger and the other Transactions.

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“EU” or “European Union” means the member states of the European Union at the date of this Agreement, and therefore excludes the UK.

“Fully Diluted” means, with respect to the Company Common Shares, the total number of Company Ordinary Shares and Company Common Shares outstanding, expressed on a fully diluted and as-converted to Company Common Shares basis using the treasury stock method of accounting, and including, without limitation or duplication, (i) the number of Company Ordinary Shares subject to unexpired, issued and outstanding Company Options; (ii) the number of Company Ordinary Shares or Company Common Shares, as the case may be, issuable upon exercising the Company Warrants; (iii) the number of Company Ordinary Shares issuable upon the conversion of the Company Series A Preferred Shares pursuant to the Series A Preferred Share Conversion; (iv) the number of Company Common Shares issuable upon the conversion of the Company Series B Preferred Shares pursuant to the Series B Preferred Share Conversion; (v) the number of Company Common Shares issuable upon the conversion of the Company Convertible Loan Notes; and (vi) the number of Company Common Shares issuable upon the conversion of any other securities exercisable for or convertible into Company Ordinary Shares or Company Common Shares.

“Governmental Authority” means any national, supranational, state, federal, provincial, local or similar government authority, statutory authority, government department, regulatory or administrative authority, ministry, secretariat, agency, commission, board, tribunal, judicial or arbitral body, instrumentality, other body, organization or group, stock market or exchange, or court exercising any executive, legislative, rule or regulation making or judicial, quasi-judicial entity having jurisdiction on behalf of any relevant country.

“Hazardous Substance(s)” means: (i) any substances, wastes, or materials defined, identified or regulated as hazardous or toxic or as a pollutant or a contaminant under any Environmental Law; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, per- and polyfluoroalkyl substances, asbestos and radon; and (v) any other substance, material or waste regulated by, or for which standards of care may be imposed under any Environmental Law.

“Health Care Laws” means (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse Laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the federal Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under HIPAA (42 U.S.C. Section 1320d et seq.), the Stark Law (42 U.S.C. Section 1395nn and 1396b(s)), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the federal Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h), the Medical Devices Directive 93/42/EEC, In Vitro Diagnostic Devices Directive 98/79/EC, and the UK Medical Devices Regulations 2002/68, all the applicable EU and UK blood and tissue legislation, Directive 2001/83/EC and the upcoming UK Medicines and Medical Devices Bill, as applicable and as implemented into national law, and applicable Laws governing government funded or sponsored healthcare programs, including applicable program requirements which include any local, national or EU procurement laws and regulations; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign Laws or regulatory bodies; (vi) all other local, state, federal, national, supranational and foreign Laws, relating to the regulation of the Company or its subsidiaries, and (vii) the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof.

“IFRS” means the International Financial Reporting Standards as promulgated by the International Standards Accounting Board.

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“Intellectual Property” means any intellectual property rights in any jurisdiction, whether registered or unregistered, including all rights and interests pertaining to or deriving from (i) patents, patent applications (including provisional and non-provisional applications) and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof; (ii) trademarks and service marks, trade dress, logos, trade names, brands, slogans, and other source identifiers together with all translations, adaptations, derivations, combinations and other variants of the foregoing, and all applications, registrations, and renewals in connection therewith, together with all of the goodwill associated with the foregoing; (iii) copyrights, and other works of authorship and registrations and applications for registration, renewals and extensions thereof; (iv) trade secrets and non-public know-how (including ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)), customer and supplier lists, improvements, protocols, processes, methods and techniques, research and development information, industry analyses, algorithms, technical architectures, layouts, drawings, specifications, designs, plans, methodologies, proposals, industrial models, technical data, financial and accounting and all other data, databases, database rights, including rights to use Personal Information, pricing and cost information, business and marketing plans and proposals, and customer and supplier lists (including lists of prospects) and related information; (v) rights of publicity and all other intellectual property, priority or proprietary rights of any kind or description; and (vi) all legal rights arising from items (i) through (v), including the right to prosecute, enforce and perfect such interests and rights to sue, oppose, cancel, interfere, enjoin and collect damages based upon such interests, including such rights based on past, present or future infringement or misappropriation, if any, in connection with any of the foregoing.

“International Trade Laws” means any law, statute, code, or order relating to international trade export, re-export, transfer, and import controls, including: (i) all import laws and regulations, including but not limited to the EU Dual Use Regulation and those laws and regulations administered by U.S. Customs and Border Protection; (ii) export control regulations, including but not limited to laws and regulations issued by the U.S. Department of State pursuant to the International Traffic in Arms Regulations (22 C.F.R. 120 et seq.) and/or the U.S. Department of Commerce pursuant to the Export Administration Regulations (15 C.F.R. 730 et seq.), and/or EU Council Regulations on export controls, including Nos. 428/2009 and 267/2012 and other EU Council sanctions regulations, as implemented in EU Member States and the UK, the UK Trade and Cooperation Agreement (TCA) of December 2020, and the Northern Ireland Protocol of 10 December 2020; (iii) sanctions laws and regulations as administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (31 C.F.R. Part 500 et seq.); (iv) U.S. anti-boycott laws and requirements (Section 999 of the US Internal Revenue Code of 1986, as amended, or related provisions, or under the Export Administration Act, as amended, 50 U.S.C. App. Section 2407 et. seq.); (v) Anti-Corruption Laws; (vi) any other similar law, directive, or regulation which are applicable in countries where the Company and its Subsidiaries engage in business from time to time (including those of the European Union or any of its member states) related to similar subject matter; or (vii) applicable anti-money laundering laws, regulations, rules and guidelines in United States and in the jurisdiction of incorporation.

“Jefferies Warrants” means the warrants issued by the Company to Jefferies Finance LLC to purchase Company Common Shares pursuant to a warrant instrument dated 6 November 2020.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“knowledge” or “to the knowledge” of a person means in the case of the Company, the actual knowledge of the persons listed on Section 1.01(F) of the Company Disclosure Schedule after reasonable inquiry, and in the case of CAH, the actual knowledge of the persons listed on Section 1.01(F) of the CAH Disclosure Schedule after reasonable inquiry.

“Law” means all (i) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances, notifications, guidelines, guidance, policies, direction, directives, enactments, or bye-laws of, enacted by, adopted or applied by any Governmental Authority in any relevant jurisdiction including

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but not limited to the US, EU, UK, and the Cayman Islands, (ii) Authorizations, and (iii) orders, decisions, injunctions, judgments, interpretation, awards, adjudication and decrees of any Governmental Authority, in each case whether in effect as on the date hereof or thereafter. For avoidance of doubt, “Law(s)” include, but are not limited to, Healthcare Laws.

“Lien” means any lien, security interest, mortgage, deed of trust, defect of title, easement, right of way, pledge, adverse claim or other encumbrance of any kind that secures the payment or performance of an obligation (other than those created under applicable securities Laws).

“LumiraDx Instrument” means the “LumiraDx Platform”, a portable point of care test system.

“Merger Sub Organizational Documents” means the certificate of incorporation and bylaws of Merger Sub, as amended, modified or supplemented from time to time.

“Notified Bodies” means an organization designated by an EU country or approved bodies in the UK to assess the conformity of certain products before being placed on the market. These bodies carry out tasks related to conformity assessment procedures set out in the applicable legislation, when a third party is required. The European Commission publishes a list of such notified bodies.

“PCAOB” means the Public Company Accounting Oversight Board and any division or subdivision thereof.

“Permitted Liens” means (i) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens; (ii) Liens for Taxes not yet due and delinquent, or if delinquent, being contested in good faith and for which appropriate reserves have been made; (iii) revocable, non-exclusive licenses (or sublicenses) of Company Owned IP granted in the ordinary course of business (including to co-packers, manufactures, customers, retailers, merchandisers and distributors); (iv) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property; and (v) Liens identified in the Financial Statements.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personal Information” means “personal information,” “personal data,” “personally identifiable information” or equivalent terms as defined by applicable Privacy/Data Security Laws.

“Pharmakon Warrants” means warrants exercisable over Company Common Shares to be issued by the Company to Biopharma Credit PLC and Biopharma Credit Investments V (Master) LP.

“Privacy/Data Security Laws” means all Laws governing the receipt, collection, use, storage, processing, sharing, security, disclosure, or transfer of Personal Information, such as, to the extent applicable, the following Laws and their implementing regulations: the Fair Credit Reporting Act, the Federal Trade Commission Act, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, California Consumer Privacy Act, the General Data Protection Regulation (EU) 2016/679, the UK Data Protection Act 2018, the Cayman Islands Data Protection Act, 2017 (as amended), all Health Care Laws that pertain to Personal Information, state data security Laws, state data breach notification Laws, applicable Laws relating to the transfer of Personal Information, and any applicable Laws concerning requirements for website and mobile application privacy policies and practices, call or electronic monitoring or recording or any outbound communications (including outbound calling and text messaging, telemarketing, and e-mail marketing).

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“Products” means any products that the Company or any Company Subsidiaries manufacture, research, develop, sell, license or design from time to time or which the Company or any Company Subsidiaries intend to manufacture, research, develop, sell, license or design in the future, together with all such products that such Person has manufactured, researched, developed, sold, licensed or designed since its incorporation, which such Products shall (i) include the COVID-19 Test Strips and the LumiraDx Instrument and (ii) exclude any third-party products sold under the LUMIRATEK brand or other brands which are not part of the LumiraDx platform (provided that any products which the Company or any Company Subsidiaries manufacture, research, develop, or design from time to time shall not be sold under the LUMIRATEK brand).

“Redemption Rights” means the redemption rights provided for in the Ninth Article of the CAH Certificate of Incorporation.

“Registered Intellectual Property” means all Intellectual Property that is registered, issued or subject to a pending application for registration or issuance before any Governmental Authority.

“Sanctioned Country” means any country or region that is, or has been, since August 24, 2016, the subject or target of a comprehensive embargo under Sanctions and Export Control Laws (including Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine).

“Sanctioned Person” means any person that is the subject or target of Sanctions or restrictions under Sanctions and Export Control Laws, including: (i) any person listed on any applicable U.S. or non-U.S. Sanctions- or export-related list of designated or blocked persons, including but not limited to OFAC’s Specially Designated Nationals and Blocked Persons List and Sectoral Sanctions Identifications List; the U.S. Department of Commerce’s Denied Persons, Unverified, and Entity Lists; the U.S. Department of State’s Debarred List and non-proliferation sanctions lists; the EU Consolidated List of Designated Parties; the Consolidated List of Assets Freeze Targets, maintained by HM Treasury (U.K.); and the UN Consolidated List; (ii) any person that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a person or persons described in clause (i) so as to subject the person to sanctions; (iii) any person acting on behalf of or at the direction of any person described in clause (i) or (ii); or (iv) any person that is organized, resident, or located in, and any government of, a Sanctioned Country.

“Sanctions” means those applicable, economic and financial sanctions Laws, regulations, embargoes, and restrictive measures administered or enforced by (i) the United States (including without limitation the U.S. Treasury Department’s Office of Foreign Assets Control), (ii) the European Union and enforced by its member states, (iii) the United Nations, (iv) Her Majesty’s Treasury, or (v) any other similar Governmental Authority with jurisdiction over the Company or any Company Subsidiary from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Share Conversion” has the meaning set forth in the Recitals.

“Series B Preferred Share Conversion” has the meaning set forth in the Recitals.

“shareholder” or “stockholder” means a holder of shares or stock, as appropriate.

“Software” means all computer software (whether in source code, object code or other format), data and databases, including dependencies, tools and related components, tool sets, compilers, applications, higher level “proprietary” languages and related documentation and materials.

“Subsidiary” or “Subsidiaries” of CAH, the Company, the Surviving Corporation, or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

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“Supplier” means any person that supplies inventory or other materials or personal property, components, or other goods or services (including, design, development, manufacturing, distribution and co-packing services) that comprise or are utilized in, including in connection with the design, development, manufacture or sale of, the Products of the Company or any Company Subsidiary.

“SVB Warrants” means the warrants issued by the Company to Silicon Valley Bank to purchase Company Common Shares pursuant to a warrant instrument dated 20 January 2021.

“Tax” or “Taxes” means any and all taxes (including any duties, levies or other similar governmental assessments in the nature of taxes), including income, estimated, business, occupation, corporate, capital, gross receipts, transfer, stamp, registration, employment, payroll, unemployment, withholding, occupancy, license, severance, capital, production, ad valorem, excise, windfall profits, customs duties, real property, personal property, sales, use, turnover, value added and franchise taxes, in each case imposed by any Governmental Authority, whether disputed or not, together with all interest, penalties, and additions to tax imposed with respect thereto.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof, in each case filed or required to be filed with a Tax authority.

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Ancillary Agreements, and all other agreements, certificates and instruments executed and delivered by CAH, Merger Sub, or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Transactions” means the transactions contemplated by this Agreement and the Transaction Documents.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“Unvested Company Options” means all outstanding options to purchase Company Ordinary Shares that are unvested immediately prior to the Effective Time under the Company Option Plans.

“Vested Company Options” means all outstanding options to purchase Company Ordinary Shares that have vested in accordance with their terms, immediately prior to the Effective Time under the Company Option Plans.

“Virtual Data Room” means the virtual data room established by the Company or its Representatives, titled “CA Healthcare Acquisition Corp”, with access made available to CAH and its Representatives.

Section 1.2    Further Definitions. The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Agreement	Preamble
Alternative Transaction	§ 6.4
Blue Sky Laws	§ 3.5(b)
Business Combination	§ 5.3
CAH	Preamble
CAH Board	Recitals
CAH Class A Common Stock	§ 4.3(a)
CAH Disclosure Schedule	Article 4
CAH Preferred Stock	§ 4.3(a)
CAH Proposals	§ 6.1(a)
CAH SEC Reports	§ 4.7(a)
CAH Stockholder Approval	§ 6.2(a)
CAH Stockholders’ Meeting	§ 6.1(a)

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Defined Term	Location of Definition
CAH Transaction Expenses	§ 6.5(b)
CAH Warrants	§ 4.3(a)
Company	Preamble
Company Board	Recitals
Company Common Shares	§ 3.3(a)(iv)
Company Disclosure Schedule	Article 3
Company Officer’s Certificate	§ 7.2(c)
Company Ordinary Shares	§ 3.3(a)(iii)
Company Permits	§ 3.6
Company Preferred Shares	§ 3.3(a)(ii)
Company Series A Preferred Shares	§ 3.3(a)(i)
Company Series B Preferred Shares	§ 3.3(a)(ii)
Company Shareholders Meeting	§ (b)
Company Subsidiary	§ 3.1
Data Security Requirements	§ 3.20
DGCL	Recitals
Effective Time	§ 2.3
Environmental Permits	§ 3.22
Existing CAH Common Stock	§ 5.3(a)
Financial Statements	§ 3.7(a)
GAAP	§ 4.7(b)
Governmental Authority	§ 3.5(b)
Intended Tax Treatment	Recitals
Interim Financial Statements	§ 3.7(a)
Interim Financial Statements Date	§ 3.7(a)
IPO	§ 5.3
IRS	§ 3.15(a)
Law	§ 3.5(a)
Lock-Up Agreements	Recitals
Material Contracts	§ 3.23
Material Customer	§ 3.24(a)
Material Supplier	§ 3.24(b)
Maximum Annual Premium	§ 6.6(b)
Merger	Recitals
Merger Consideration	§ 2.2(e)
Merger Sub	Preamble
Merger Sub Board	Recitals
Minimum Cash Condition	§ 7.3(e)
New Equity Incentive Plan	§ 6.1(a)
Non-Disclosure Agreement	§ 6.3(b)
Outside Date	§ 8.1(b)
PCAOB Audited Financials	§ 6.11
Plans	§ 3.15(a)
Prospectus	§ 5.3
Proxy Statement	§ 6.1(a)
Public Stockholders	§ 5.3
Registration Rights Agreement	Recitals
Registration Statement	§ 6.1(a)
Released Claims	§ 5.3
Remedies Exceptions	§ 3.4
Representatives	§ 6.3(a)

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Defined Term	Location of Definition
Sarbanes-Oxley Act	§ 4.7(a)
SEC	§ 4.7(a)
Shareholder Support Agreements	Recitals
Sidley	§ 9.11
Sponsor	§ 4.3(c)
Sponsor Shares	§ 4.3(a)
Surviving Corporation	Recitals
Terminating CAH Breach	§ 8.1(g)
Terminating Company Breach	§ 8.1(f)
Trust Account	§ 4.12
Trust Agreement	§ 4.12
Trust Fund	§ 4.12
Trustee	§ 4.12
Unaudited Interim Financial Statements	§ 6.11
Written Consent	§ 6.2(b)

Section 1.3    Construction.

(a)    Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (vi) the word “including” means “including without limitation,” (vii) the word “or” shall be disjunctive but not exclusive, (viii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and references to any Law shall include all rules and regulations promulgated thereunder, and (ix) references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law.

(b)    The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(c)    Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified, and when counting days, the date of commencement will not be included as a full day for purposes of computing any applicable time periods (except as otherwise may be required under any applicable Law). If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d)    All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP as applicable to CAH or its Subsidiaries or IFRS as applicable to the Company or its Subsidiaries.

ARTICLE 2.

TRANSACTIONS

Section 2.1    Pre-Closing Transactions.

(a)    Company Preferred Share Conversion. On the Closing Date, immediately prior to the Subdivision and the Effective Time, (i) each Company Series A Preferred Share that is issued and outstanding immediately prior to such time shall automatically convert into Company Ordinary Shares in accordance with the Company

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Memorandum and Articles; and (ii) each Company Series B Preferred Share that is issued and outstanding immediately prior to such time shall automatically convert into Company Common Shares in accordance with the Company Memorandum and Articles. Following such conversion, each of the Company Preferred Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each former holder of Company Preferred Shares shall thereafter cease to have any rights with respect to such securities.

(b)    Company Convertible Loan Note Conversions: On the Closing Date, immediately prior to the Subdivision and the Effective Time, (i) the 5% Convertible Loan Notes that are issued and outstanding immediately prior to such time shall automatically convert into Company Common Shares in accordance with the terms of the 5% Convertible Loan Notes; and (ii) the 10% Convertible Loan Notes that are issued and outstanding immediately prior to such time shall automatically convert into Company Common Shares in accordance with the terms of the 10% Convertible Loan Notes.

(c)    Subdivision. Immediately following the Company Preferred Share Conversion and the Company Convertible Loan Note Conversions but prior to the Effective Time, each Company Ordinary Share and Company Common Share that is issued and outstanding immediately prior to the Effective Time shall be divided into a number of Company Ordinary Shares or Company Common Shares, as the case may be, determined by multiplying each such Company Ordinary Share or Company Common Share by the Conversion Factor (the “Subdivision”); provided, that any fraction of a Company Ordinary Share or Company Common Share, as the case may be, that shall result from the Subdivision, and each Company Shareholder that would otherwise be so entitled to a fraction of a Company Ordinary Share or Company Common Share, as the case may be, (after aggregating all fractional Company Ordinary Shares or Company Common Shares, as the case may be, that otherwise would be held by such Company Shareholder) shall instead hold such number of Company Ordinary Shares or Company Common Shares, as the case may be, to which such Company Shareholder would otherwise be entitled, rounded down to the nearest whole Company Ordinary Share or Company Common Share, as the case may be, with such resulting fractional share being automatically surrendered to the Company.

(d)    CAH Redemption. No later than one (1) Business Day prior to the Closing, CAH shall deliver to the Company written notice setting forth: (i) the aggregate amount of cash proceeds that will be required to satisfy the CAH Redemption; (ii) the amount of cash in the Trust Account and the amount of Expenses of CAH as of the Closing; and (iii) the number of shares of CAH Class A Common Stock to be outstanding as of immediately prior to the Effective Time and after giving effect to the CAH Redemption and the CAH Class B Conversion (such written notice of (i), (ii) and (iii), together, the “Closing Statement”). If the Company in good faith disagrees with any portion of the Closing Statement, then the Company may deliver a notice of such disagreement to CAH prior to the Closing Date (the “Pre-Closing Notice of Disagreement”). The Company and CAH shall seek in good faith to resolve any differences they have with respect to the matters specified in the Pre-Closing Notice of Disagreement. CAH shall effect the CAH Redemption (with such adjustments as shall have been agreed by the Parties) no later than immediately prior to the Effective Time.

(e)    CAH Class B Conversion. Immediately prior to the Effective Time, each issued and outstanding CAH Class B Share shall be automatically converted into one share of CAH Class A Common Stock in accordance with the terms of the Certificate of Incorporation of CAH.

(f)    CAH Units. Immediately prior to the Effective Time, each one (1) share of CAH Class A Common Stock and one half (0.5) of a CAH Warrant comprising each issued and outstanding CAH Unit immediately prior to the Effective Time shall be automatically separated (the “Unit Separation”) and the holder thereof shall be deemed to hold one (1) share of CAH Class A Common Stock and one-half of one (0.5) CAH Warrant, provided that no fractional Warrants will be issued in connection with the Unit Separation such that if a holder of CAH Units would be entitled to receive a fractional CAH Warrant upon the Unit Separation, the number of CAH Warrants to be issued to such holder upon the Unit Separation shall be rounded down to the nearest whole number of CAH Warrants. The shares of CAH Class A Common Stock and CAH Warrants held following the Unit Separation shall be converted in accordance with the applicable terms of Section 2.2.

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Section 2.2    The Merger.

(a)    On the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, on the Closing Date, Merger Sub shall merge with and into CAH. Following the Effective Time, the separate existence of Merger Sub shall cease and CAH shall continue as the surviving entity of the Merger (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL (the time the Merger becomes effective being referred to herein as the “Effective Time”).

(b)    The Merger shall have the effects as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, immunities, powers and franchises of each of CAH and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of each of CAH and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

(c)    At the Effective Time, the Certificate of Incorporation of CAH shall be amended to read in its entirety as set forth in Exhibit H and as so amended shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law.

(d)    At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

(e)    At the Effective Time, as a result of the Merger each share of CAH Class A Common Stock issued and outstanding as of immediately prior to the Effective Time (after giving effect to the CAH Class B Conversion and the CAH Redemption) shall be automatically canceled and extinguished and (in accordance with Section 2.2(g) below) reissued to the Company as one share of Surviving Corporation Common Stock, in consideration for the right to receive one Company Common Share (the “Merger Consideration”). From and after the Effective Time, the holder(s) of certificates, if any, evidencing ownership of CAH Common Stock or CAH Common Stock held in book-entry form issued and outstanding immediately prior to the Effective Time (after giving effect to the CAH Class B Conversion and the CAH Redemption) shall cease to have any rights with respect to such shares except as otherwise provided for herein or under applicable Law.

(f)    At the Effective Time, as a result of the Merger and without any action on the part of any Party or any other Person, each share of CAH Common Stock held immediately prior to the Effective Time by CAH as treasury shares shall be canceled and extinguished, and no consideration shall be paid with respect thereto.

(g)    At the Effective Time, each share of Common Stock, par value $0.01, of Merger Sub (the “Merger Sub Shares”) that is issued and outstanding immediately prior to the Effective Time shall automatically convert into one (1) share of Common Stock, par value $0.01, of the Surviving Corporation (the “Surviving Corporation Common Stock”), and each share of CAH Class A Common Stock shall be canceled and extinguished and reissued to the Company as one share of Surviving Corporation Common Stock in consideration for the right to receive the Merger Consideration.

(h)    At the Effective Time, as a result of the Merger and without any action on the part of any holder of a CAH Warrant, each CAH Warrant (other than the Sponsor Warrants) that is issued and outstanding immediately prior to the Effective Time shall automatically and irrevocably be assigned to, and assumed by, the Company and be exercisable for Company Common Shares in accordance with the terms of the A&R Warrant Agreement.

(i)    If after the date hereof and prior to the Effective Time CAH pays a stock dividend in, splits, combines into a smaller number of shares, or issues by reclassification any shares of CAH Common Stock, then the Merger

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Consideration will be appropriately adjusted to provide to the holders of the CAH Common Stock the same economic effect as contemplated by this Agreement prior to such action, and as so adjusted will, from and after the date of such event, be the Merger Consideration, subject to further adjustment in accordance with this provision.

Section 2.3    Closing. As promptly as practicable, but in no event later than three (3) Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or, if permissible, waiver of such conditions at the Closing), the Parties hereto shall cause the Merger to be consummated as set forth in Section 2.2 above. The closing (the “Closing”) shall be held at the offices of Fried Frank Harris Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004 or by electronic exchange of deliverables and release of signatures, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article 7. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

Section 2.4    Delivery of Merger Consideration.

(a)    Prior to the Closing, the Company shall appoint a bank or trust company reasonably acceptable to CAH to act as exchange agent for the payment of the Merger Consideration (the “Exchange Agent”). Prior to the Effective Time, the Company shall deposit (or cause to be deposited) book-entry Company Common Shares representing the aggregate Merger Consideration with the Exchange Agent, in trust for the benefit of holders of record of shares of CAH Class A Common Stock to be canceled and extinguished and reissued to the Company as one share of Surviving Corporation Common Stock in consideration for the right to receive the Merger Consideration pursuant to Section 2.2. All book-entry Company Common Shares deposited with the Exchange Agent are referred to in this Agreement as the “Exchange Fund.” The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 2.2, except as expressly provided for in this Agreement.

(b)    As soon as reasonably practicable after the Effective Time and in any event not later than the fifth (5th) Business Day thereafter, the Company shall cause the Exchange Agent to mail to each holder of record of a certificate (“Certificates”), in each case that immediately prior to the Effective Time represented outstanding shares of CAH Class A Common Stock (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and contain such other provisions as the Company and the Exchange Agent may reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates in exchange for the Merger Consideration pursuant to this Section 2.2 (which instructions shall be in customary form and contain such other provisions as the Company and the Exchange Agent may reasonably specify). With respect to holders of book-entry shares in CAH (“Book-Entry Shares”), the parties shall cooperate to establish procedures with the Exchange Agent to allow the Exchange Agent to transmit, following the Effective Time, to such holders or their nominees, upon surrender of shares of CAH Class A Common Stock (including former shares of CAH Class B Common stock converted immediately prior to the Effective Time into shares of CAH Class A Common Stock), the Merger Consideration, to which such holders are entitled pursuant to the terms of this Agreement.

(c)    Each holder of shares of CAH Class A Common Stock that have been canceled and extinguished and reissued to the Company as one share of Surviving Corporation Common Stock in consideration for a right to receive the Merger Consideration, upon proper surrender of a Certificate or Book-Entry Shares to the Exchange Agent, and such other documents as the Exchange Agent may reasonably require, shall be entitled to receive in exchange therefor the number of Company Common Shares to which such holder of CAH Class A Common Stock shall have become entitled pursuant to the provisions of Section 2.2 (which shall be in uncertificated book-entry form), and the Certificate or Book-Entry Shares so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any Merger Consideration payable to holders of Certificates or Book-Entry Shares. The Company shall cause the Exchange Agent to make all payments required pursuant to the preceding sentence as soon as practicable following the valid surrender of Certificates or Book-Entry Shares. Until surrendered as

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contemplated by this Section 2.4, each Certificate or Book-Entry Share shall be deemed after the Effective Time to represent only the right to receive the Merger Consideration payable pursuant to Section 2.2 in respect thereof, but shall not entitle its holder or any other Person to any rights as a stockholder of the Company or CAH.

(d)    If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it shall be a condition of payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share shall be properly transferred and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or Book-Entry Share or shall have established to the satisfaction of the Company and the Exchange Agent that such Tax is not applicable.

(e)    The Merger Consideration issued and paid upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of CAH Class A Common Stock formerly represented by such Certificates or Book-Entry Shares. At the Effective Time, the stock transfer books of CAH shall be closed and there shall be no further registration of transfers of the shares of CAH Class A Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for transfer, or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Article II.

(f)    Any portion of the Exchange Fund that remains undistributed to the holders of Certificates or Book-Entry Shares one (1) year after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any remaining holders of Certificates or Book-Entry Shares shall thereafter look only to the Surviving Corporation, as general creditors thereof, for payment of the Merger Consideration. None of the Company, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any Person in respect of Company Common Shares properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g)    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to the Company and the Exchange Agent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MERGER SUB

Except as set forth in (i) the Company’s disclosure schedule delivered by the Company to CAH in connection with this Agreement (the “Company Disclosure Schedule”), which shall be arranged in sections and subsections corresponding to the numbered representation, warranty or covenant specified herein and which disclosure against other representations and warranties shall qualify other sections and subsections in this Agreement where its relevance as an exception to (or disclosure for purposes of) such other representation and warranty is reasonably clear on its face or cross-referenced), (ii) the Financial Statements provided to CAH, (iii) the Company’s forms, reports, schedules, statements and other documents, including any exhibits thereto, filed by it with the Securities and Exchange Commission since January 1, 2020 together with any amendments, restatements or supplements thereto or (iv) as will be set forth in the Registration Statement (in the case of clauses (iii) and (iv), other than disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements), the Company and Merger Sub hereby represent and warrant to CAH as of the date of this Agreement:

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Section 3.1    Organization and Qualification; Subsidiaries.

(a)    The Company and each subsidiary undertaking of the Company (each a “Company Subsidiary”), is a corporation, company or other organization duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has the corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted. The Company and each Company Subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, result in a Company Material Adverse Effect.

(b)    A true and complete list of all the Company Subsidiaries, together with the jurisdiction of incorporation of each Company Subsidiary and the percentage of the equity interest of each Company Subsidiary owned by the Company and each other Company Subsidiary, is set forth in Section 3.1(b) of the Company Disclosure Schedule. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, partnership, joint venture or business association or other entity.

Section 3.2    Organizational Documents. The Company has prior to the date of this Agreement made available to CAH in the Virtual Data Room a complete and correct copy of the organizational documents, each as amended, restated or otherwise modified to date, of the Company and each Company Subsidiary. Such organizational documents are in full force and effect in all material respects. Neither the Company nor any material Company Subsidiary is in violation of any of the provisions of their respective certificate of incorporation, bylaws or equivalent organizational documents.

Section 3.3    Capitalization.

(a)	As of the date of this Agreement, the authorized capital stock of the Company consists of:

(i)	55,000,000 Company Series A Preferred Shares, 46,797,960 of which are issued and outstanding;

(ii)	8,800,000 Company Series B Preferred Shares, 7,261,760 of which are issued and outstanding;

(iii)	1,100,000,000 Company Ordinary Shares, 82,213,340 of which are issued and outstanding; and

(iv)	1,100,000,000 Company Common Shares, none of which are issued and outstanding.

(b)    The rights, preferences and privileges of the Company Preferred Shares are as stated in the Company Memorandum and Articles. All of the outstanding shares of Company Preferred Shares and Company Ordinary Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal, state and local securities laws. There have not been any adjustments to the conversion ratio of the outstanding Company Preferred Shares and each outstanding Company Series A Preferred Share is convertible into Company Ordinary Shares at the Series A Conversion Rate (as defined in the Company Memorandum and Articles) and each outstanding Company Series B Preferred Share is convertible into Company Common Shares at the Series B Conversion Rate (as defined in the Company Memorandum and Articles).

(c)    The Company has a limit of 17,600,000 Company Ordinary Shares for issuance to officers, directors, employees and consultants of the Company pursuant to the Company Option Plan without Company Series A Preferred Shareholder consent. 50,821,980 Company Options to purchase Company Ordinary Shares have been granted and are currently outstanding, of these 38,841,440 are Vested Company Options and 11,980,540 are Unvested Company Options. No Company Options have yet been exercised.

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(d)    Except for the rights of conversion attached to the Company Preferred Shares and the outstanding Company Options issued pursuant to the Company Option Plans, 3,377,220 Company Ordinary Shares issuable (in aggregate) upon the exercise of the 2016 Warrants and the 2019 Warrants, 4,868,160 Company Common Shares issuable (in aggregate) upon the exercise of the 2020 Warrants, the Jefferies Warrants, the SVB Warrants and the Pharmakon Warrants, 16,997,420 Company Common Shares issuable (in aggregate) upon the conversion of the Company Convertible Loan Notes, there are no outstanding share options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or share purchase agreements or other rights relating to the issued or unissued share capital of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of, or other equity or voting interests in, or any securities convertible into or exchangeable or exercisable for shares or other equity or other voting interests in, the Company or any Company Subsidiary, other than any Company Securities to be issued in connection with the Transaction.

(e)    There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of the Company or any capital stock of any Company Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person other than a Company Subsidiary.

(f)    As of the date of this Agreement, the authorized share capital of Merger Sub consists of 1,000 Merger Sub Shares, 100 of which are issued and outstanding. All outstanding Merger Sub Shares have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by the Company free and clear of all Liens, other than transfer restrictions under applicable securities Laws and the Merger Sub Organizational Documents. Merger Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations or incurred any obligation or liability, other than as contemplated by this Agreement.

(g)    The Merger Consideration being delivered hereunder shall be duly and validly issued, fully paid and nonassessable, and each such share or other security shall be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities Laws and the Transaction Documents. The Merger Consideration will be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other person’s rights therein or with respect thereto.

Section 3.4    Authority Relative to This Agreement. Each of the Company and Merger Sub has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receiving the Company Approvals, to consummate the Transactions. The execution and delivery of this Agreement by the Company and Merger Sub and the consummation by the Company and Merger Sub of the Transactions have been duly and validly authorized in accordance with the Company’s Memorandum and Articles and the Merger Sub Organizational Documents, and no other company proceedings on the part of the Company or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than the Company Approvals) and the filing and recordation of appropriate merger documents as required by the DGCL. This Agreement has been duly and validly executed and delivered by each of the Company and Merger Sub and, assuming the due authorization, execution and delivery by CAH, constitutes a legal, valid and binding obligation of the Company and Merger Sub, enforceable against the Company and Merger Sub in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”). Each of the Company Board and the board of directors of Merger Sub has approved this Agreement and the Transactions. To the knowledge of the Company and Merger Sub, no other domestic or foreign takeover Law is applicable to the Merger or the other Transactions.

Section 3.5    No Conflict; Required Filings and Consents.

(a)    The execution and delivery of this Agreement by the Company and Merger Sub does not, and subject to receipt of the filing and recordation of appropriate merger documents as required by the DGCL and of the

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consents, approvals, authorizations or permits, filings and notifications, expiration or termination of waiting periods after filings and other actions set forth on Section 3.5(a) of the Company Disclosure Schedule being made, obtained or given, the performance of this Agreement by the Company and Merger Sub will not (i) conflict with or violate the memorandum of association, articles of association or incorporation, certificate of incorporation or bylaws or any equivalent organizational documents of the Company or any Company Subsidiary, (ii) conflict with or violate any United States or non-United States Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any material property or asset of the Company or any Company Subsidiary pursuant to any material contract, except, with respect to clauses (i), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, or would not reasonably be expected to, result in a Company Material Adverse Effect.

(b)    The execution and delivery of this Agreement by the Company and Merger Sub does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, or expiration or termination of any waiting period by, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover Laws and the filing of the Merger Certificate in accordance with the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have or would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.6    Permits; Compliance. Each of the Company and the Company Subsidiaries is in possession of all material necessary licenses, permits, certificates, Authorizations and approvals required under applicable Law for each of the Company or the Company Subsidiaries to conduct their respective businesses in all material respects as it is now being conducted (the “Company Permits”). Neither the Company nor any Company Subsidiary is materially in breach, default or violation of: (a) any Law applicable to the Company or any Company Subsidiary; or (b) any Company Permit. Neither the Company nor any of the Company Subsidiaries have received any written notice relating to the revocation, non-renewal or modification of any Company Permit.

Section 3.7    Financial Statements; Records.

(a)    The Company has made available to CAH in the Virtual Data Room accurate and complete copies of the following financials statements: (i) 2019 audited financial statement for the year ended December 31, 2019 and (ii) 2020 audited financial statement for the year ended December 31, 2020 (collectively, the “Financial Statements”), which are attached as Section 3.7(a) of the Company Disclosure Schedule. The Financial Statements were prepared in accordance with IFRS applied on a consistent basis throughout the periods indicated, were prepared in accordance with the books and records of the Company and the Company Subsidiaries and fairly present, in all material respects, the financial position, results of operations and cash flows of the Company and the Company Subsidiaries as of the applicable date and for the period indicated therein, except as otherwise noted therein and subject to normal and recurring year-end adjustments.

(b)    Neither the Company nor any Company Subsidiary has any material liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) that would be required by IFRS to be included in the consolidated financial statements of the Company and the Company Subsidiaries other than: (i) liabilities specifically reflected on and adequately reserved against in the financial statements as of December 31, 2020, (ii) liabilities that were incurred in the ordinary course of business since December 31, 2020 or (iii) liabilities that would not, or would not reasonably be expected to, result in a Company Material Adverse Effect.

(c)    The Company maintains internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions

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are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosed, based on its most recent evaluation of internal control over financial reporting, to the Company’s auditors and audit committee (and made available to the Company a summary of the significant aspects of such disclosure) (A) all significant deficiencies, if any, in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any known fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Other than the material weakness related to inadequate segregation of duties over authorization, review and recording of transactions, as well as the financial reporting of such transactions, the Company has not identified, based on its most recent evaluation of internal control over financial reporting, any material weaknesses in the design or operation of the Company’s internal control over financial reporting. Since January 1, 2020, to the Company’s knowledge, no director, officer, employee, auditor, accountant or Representative of the Company or any Company Subsidiary, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the knowledge of the Company, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any such complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices and there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Company Board or any committee thereof.

(d)    To the knowledge of the Company, no employee of the Company or any Company Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law by the Company or any Company Subsidiary. None of the Company, any Company Subsidiary or, to the knowledge of the Company, any officer, employee, contractor, subcontractor or agent of the Company or any Company Subsidiary, has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any Company Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. sec. 1514A(a).

Section 3.8    Absence of Certain Changes or Events. Since December 31, 2020, except as otherwise reflected in the Financial Statements or as expressly contemplated by this Agreement, (a) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course and (b)  there has not been a Company Material Adverse Effect.

Section 3.9     Inventory. The inventories and raw materials of the Company and the Company Subsidiaries reflected in the Financial Statements are of a quantity and quality usable and saleable in the ordinary course of business within a reasonable period of time and without discount outside of the ordinary course of business, are merchantable and fit and sufficient for their particular purpose, in each case, except to the extent that any such failure would not be reasonably likely to result in a Company Material Adverse Effect.

Section 3.10    Health Care Matters.

(a)    The Company and each of its affiliates, and their officers, directors, and employees are in compliance in all material respects with all Health Care Laws which regulate their operations, activities, or services, and/or any orders pursuant to any Health Care Laws applicable to the Company. Neither the Company nor any Company Subsidiaries has received written notice of any Action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation, arrangement, or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such Action threatened.

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(b)    The Company and the Company Subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission).

(c)    Neither the Company nor any Company Subsidiary is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Authority. Additionally, neither the Company, any of the Company Subsidiaries nor any of their respective employees, officers, directors, or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(d)    The Company holds all material licenses, certificates, approvals, permits or other authorizations or registrations required for the Company to comply in all material respects with all Health Care Laws.

Section 3.11    Other Regulatory Compliance.

(a)    To the extent applicable to the Products, the Company and each Company Subsidiary is conducting and have conducted its business and operations in material compliance with all applicable Laws, including but not limited to, the European In Vitro Diagnostic Medical Device Directive 98/79/EC, the UK Medical Devices Regulations 2002 (SI 2002 No 618, as amended), the Federal Food, Drug, and Cosmetic Act (the “FD&C Act”), 21 U.S.C. §301 et. seq., and all applicable regulations promulgated by Governmental Authorities, including but not limited to good clinical practices regulations and good laboratory practices regulations and associated Government Authority guidelines.

(b)    The Company and each Company Subsidiary has not received any written notice or communication from any Governmental Authority alleging noncompliance with any applicable Law. The Company and each Company Subsidiary is not subject to any enforcement, regulatory, or administrative proceedings by any Governmental Authority and, to the Company’s Knowledge, no such proceedings have been threatened. There is no civil, criminal, or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter or proceeding pending against the Company or any Company Subsidiary, and, to the Company’s Knowledge, the Company and each Company Subsidiary has no liability (whether actual or contingent) for failure to comply with any applicable Laws. To the Company’s Knowledge, there are no civil or criminal proceedings relating to the Company or any Company Subsidiary or any of the Company and each Company Subsidiary’s employees which involve a matter within or related to the FDA’s, EMA’s, MHRA’s jurisdiction or any other applicable Governmental Authority’s jurisdiction.

(c)    No officer, employee, or agent of the Company or any Company Subsidiary has (i) made any untrue statement of material fact or fraudulent statement to the FDA or any other Governmental Authority, (ii) failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or (iii) committed an act, made a statement, or failed to make a statement that would reasonably be expected to provide the basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” as set forth in 56 Fed. Reg. 46191 (September 10, 1991). To the Company’s Knowledge, no officer, employee, or agent of the Company or any Company Subsidiary has been convicted of any crime or engaged in any conduct for which debarment is mandated or permitted by 21 U.S.C. § 335a. To the Company’s Knowledge, no officer, employee, or agent of the Company or any Company Subsidiary has been convicted of any crime or engaged in any conduct for which such person or entity could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act or any applicable Law or regulation.

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(d)    As of the date of this Agreement, the Company and each Company Subsidiary has not introduced into U.S. commercial distribution any Products that are regulated as medical devices and subject to FDA clearance, de novo classification, Emergency Use Authorization (EUA) or premarket approval by the FDA or that are exempt therefrom as Class I or II medical devices (collectively, the “FDA Products”) without obtaining such clearance, de novo classification, approval, or listing, unless exempt therefrom under FDA Laws.

(e)    As of the date of this Agreement, the Company and each Company Subsidiary has not introduced into U.S. commercial distribution any Products as a laboratory developed test. The Company and each Company Subsidiary has not introduced into U.S. commercial distribution any FDA Products manufactured by or on behalf of the Company or any Company Subsidiary, or distributed any products on behalf of another manufacturer which were upon their shipment by the Company or any Company Subsidiary, adulterated or misbranded in violation of 21 U.S.C. § 331.

(f)    The Company and each Company Subsidiary and, to the Company’s Knowledge, the contract manufacturers for the Company and each Company Subsidiary are operating in material compliance with, and each FDA Product in development or current commercial distribution is designed, manufactured, prepared, assembled, packaged, labeled, stored, serviced, and processed in material compliance with, the Quality System Regulation set forth in 21 C.F.R. Part 820 unless expressly exempted from such requirement by FDA Laws. Where the FDA Products are exempt from compliance with the Quality System Regulation, the Company and each Subsidiary has designed or is designing or manufacturing the FDA Products under a reasonable state of control as otherwise required by FDA Laws.

(g)    The preclinical studies and tests, and clinical trials sponsored or conducted by or on behalf of the Company and each Subsidiary for the purposes of submitting a EC Declaration of Conformity or UKCA or UKNI mark, marketing application, investigational device exemption application under EU/UK law and/or 21 C.F.R. Part 812 (“IDE Application”), or pursuant to permits, licenses, registrations, clearances, approvals pending or issued under the FD&C Act (“FD&C Permits”) are being conducted or have been conducted in all material respects in accordance with all applicable Law.

Section 3.12    Export Control Laws. The Company has conducted in all material respects all export transactions in accordance with applicable provisions of United States export control laws and regulations, including the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department, and the export control laws and regulations of any other applicable jurisdiction. Without limiting the foregoing: (a) the Company has obtained all export licenses and other approvals and timely filed all required filings, in each case as required for its exports of products, software and technologies from the United States and any other applicable jurisdiction; (b) the Company is in compliance with the terms of all applicable export licenses, classifications, filing requirements or other approvals; (c) there are no pending or threatened claims against the Company with respect to such exports, classifications, required filings or other approvals; (d) there are no pending investigations related to the Company’s exports; and (e) there are no actions, conditions, or circumstances pertaining to the Company’s export transactions that would reasonably be expected to give rise to any material future claims.

Section 3.13    Absence of Litigation. There is no Action pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary that could reasonably be expected to, individually or in the aggregate, result in a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary nor any material property or asset of the Company or any material Company Subsidiary is, subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

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Section 3.14    Products Liability. No claim has been made or threatened in writing in connection with the product liability of the Products and no Governmental Authority has commenced or threatened in writing to initiate any Action or requested the recall of any Product, or commenced or threatened to initiate any Action to enjoin the production of any Product.

Section 3.15    Employee Benefit Plans; Labor and Employment Matters.

(a)    Each Employee Benefit Plan is and has been since January 1, 2020 in compliance, in all material respects, in accordance with its terms and the requirements of all applicable Laws, other than as would not reasonably be expected to result in a Company Material Adverse Effect.

(b)    (i) There are no Actions pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary by any of their respective current or former employees that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (ii) there are no unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board or any similar local, state or foreign body that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.16    Real Property; Title to Assets. Neither the Company nor any Company Subsidiary owns any real property. All such Leases are in full force and effect, are valid and enforceable in accordance with their respective terms, subject to the Remedies Exceptions, and there is not, under any of such Leases, any existing default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary or, to the Company’s knowledge, by the other party to such Leases that would reasonably be expected to curtail or interfere with the current use and operations of such property.

Section 3.17    Manufacturing, Marketing and Development Rights. Other than in the ordinary course of business, the Company and each Company Subsidiary has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company’s or the Company Subsidiaries’ exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

Section 3.18    Intellectual Property.

(a)    Except as set forth in Section 3.18(a) of the Company Disclosure Schedule, the Company and the Company Subsidiaries, together, have sole and exclusive title and ownership of all material Company Owned IP (including all Registered Intellectual Property constituting Company Owned IP that is required to be set forth on Section 3.18(b)(i) of the Company Disclosure Schedule, but excluding the intellectual property identified in (iv) of Intellectual Property). Except as set forth in Section 3.18(a) of the Company Disclosure Schedule, to the Company’s knowledge, the Company and the Company Subsidiaries, together, own or have documented license rights to, all material Intellectual Property and Software used, held for use or necessary for their business as currently conducted, other than as would not reasonably be expected to result in a Company Material Adverse Effect.

(b)    Section3.18 (b) of the Company Disclosure Schedule contains a true, correct and complete list of all of the following that are material and (as applicable) owned or purported to be owned, used or held for use by the Company or the Company Subsidiaries: (i) Registered Intellectual Property constituting Company Owned IP and Registered Intellectual Property that is exclusively licensed to the Company or any of the Company Subsidiaries (collectively, “Company Registered IP”) (showing in each, as applicable, the owner (including any joint owners), jurisdiction, filing date, date of issuance, expiration date and registration or application number, and registrar), and internet domain names, (ii) all material Contracts to use any Company Licensed IP, including for the Software of any other person (other than (x) commercially available, “off-the-shelf” Software and (y) commercially available service agreements to Business Systems) where such Company Licensed IP is incorporated into the Products; and

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(iii) all material (x) proprietary Software or (y) Business Systems constituting Company Owned IP that are incorporated into the Products. For any Company Owned IP or Intellectual Property exclusively licensed to the Company or any of the Company Subsidiaries, there are no outstanding rights of first refusal, exclusive options, claims, encumbrances, shared ownership of interests of any kind, or Liens (other than Permitted Liens), other than as would not reasonably be expected to result in a Company Material Adverse Effect.

(c)    All issued or registered items of Company Registered IP are subsisting and, to the Company’s knowledge, valid and in force, other than as would not reasonably be expected to result in a Company Material Adverse Effect.

(d)    Other than as set forth in Section 3.18(d) of the Company Disclosure Schedule, and other than as would not reasonably be expected to result in a Company Material Adverse Effect, (i) there have been no material Actions filed or, to the Company’s knowledge, material Actions threatened in writing, against the Company or any Company Subsidiary, by any person (A) contesting the validity, inventorship interest, use, ownership, enforceability, patentability or registrability of any of the Company IP, or (B) alleging that the businesses of the Company or any of the Company Subsidiaries infringe, misappropriate, or otherwise violate any Intellectual Property of other persons (including any unsolicited written demands or written offers to license any Intellectual Property from any other person), (ii) to the Company’s knowledge, neither the former and current operation of the businesses of the Company and the Company Subsidiaries (including the manufacture, marketing, importation, use, offer for sale, sale, licensing, distribution and other exploitation of Products), nor the Products, nor the Company Owned IP have or do infringe, misappropriate or violate, any Intellectual Property of other persons and (iii) neither the Company nor any of the Company Subsidiaries has received written notice of any of the foregoing or received any formal written opinion of counsel regarding the foregoing.

(e)    To the Company’s knowledge, no other person is currently or has infringed, misappropriated or violated any of the Company Owned IP, other than as would not reasonably be expected to result in a Company Material Adverse Effect.

(f)    The Company and each of the Company Subsidiaries has taken reasonable steps to maintain the confidentiality of and otherwise protect all proprietary information and other material Confidential Information held by the Company or any Company Subsidiaries, as a trade secret, the value of which is contingent upon maintaining the confidentiality thereof, other than as would not reasonably be expected to result in a Company Material Adverse Effect.

(g)    To the Company’s knowledge, no funding, facilities or personnel of any Governmental Authority or any university, college, research institute or other educational institution have been or are being used, directly or indirectly, to develop or create, in whole or in part, any Company IP, except for any such funding or use of facilities or personnel that does not result in such Governmental Authority or institution obtaining ownership or use rights to such Company IP, or require or obligate the Company or any Company Subsidiary to grant or offer to any Governmental Authority or institution any license or right to such Company IP or require the Company or any Company Subsidiary to reimburse or repay any grant under any contingent or non-contingent payment obligations.

(h)    To the Company’s knowledge, no Software included in the Company Owned IP contains, is combined with, is derived from, is linked to or distributed with or is being or was developed using Software that is subject to the terms of any “open source,” “copyleft” or other similar license in a manner that imposes a requirement or condition that: (i) the Company or any of the Company Subsidiaries in connection with their businesses grant a license under its patent rights or that any Software included in the Company Owned IP; (ii) such Company Owned IP be disclosed or distributed in source code form; (iii) be licensed for the purpose of making modifications or derivative works; or (iv) be redistributable at no charge, except in the case of (i) and (ii) other than as would not reasonably be expected to result in a Company Material Adverse Effect.

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(i)    The Company and each of the Company Subsidiaries owns, leases, licenses, or otherwise has the legal right to use all Business Systems, and such Business Systems are sufficient in all material respects for the current needs of the businesses of the Company or any of the Company Subsidiaries as currently conducted, other than as would not reasonably be expected to result in a Company Material Adverse Effect. (i) The Company and each of the Company Subsidiaries maintain commercially reasonable disaster recovery, business continuity and risk assessment plans, procedures and facilities, (ii) to the Company’s knowledge, since January 1, 2020, there has not been any material failure with respect to any of the Business Systems that are material to the conduct of the businesses of the Company or any of the Company Subsidiaries that has not been remedied or replaced in all material respects (iii) the Company and each of the Company Subsidiaries have the right, as applicable, to use, exploit, publish, reproduce, distribute, license, sell, and create derivative works of the Business Data, in whole or in part, in the manner in which the Company and the Company Subsidiaries receive and use such Business Data as part of their businesses as currently conducted.

Section 3.19    Proprietary Information Agreements. To the Company’s knowledge, it will not be necessary to use any inventions of any of its current or former employees or consultants (or persons it currently intends to hire) made prior to their employment or engagement by the Company, other than as would not reasonably be expected to result in a Company Material Adverse Effect. To the Company’s knowledge, all persons who are or were involved in the creation or development of any material Intellectual Property by or for the Company or any Company Subsidiary have executed an enforceable written agreement that (a) assigns to the Company or any Company Subsidiary, as applicable, all right, title and interest to and in all such Intellectual Property created within the scope of such person’s employment or engagement thereby and (b) includes confidentiality provisions protecting such Intellectual Property.

Section 3.20    Data Privacy and Security. Other than as would not reasonably be expected to result in a Company Material Adverse Effect, the Company and each of the Company Subsidiaries currently and since January 1, 2020 have materially complied with (i) all Privacy/Data Security Laws applicable to the Company or a Company Subsidiary, (ii) any applicable privacy or other policies of the Company or a Company Subsidiary, respectively, published on a Company website or otherwise made publicly available by the Company or a Company Subsidiary concerning the collection, dissemination, storage or use of Personal Information or Business Data, and (iii) all contractual commitments that the Company or any Company Subsidiary has entered into or is otherwise bound with respect to privacy or data security (collectively, the “Data Security Requirements”). The Company and the Company Subsidiaries have each implemented data security safeguards designed to protect the security and integrity of the Business Systems constituting Company Owned IP and any Personal Information. Since January 1, 2020, except as would not reasonably be expected to result in a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries has (i) to the Company’s knowledge, experienced any data security breaches, unauthorized access or use of any of the Business Systems constituting Company Owned IP, or unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration, or use of any Personal Information or Business Data; or (ii) to the Company’s knowledge, been subject to or received written notice of any audits, proceedings or investigations by any Governmental Authority or any customer, or received any material claims or complaints regarding the collection, dissemination, storage or use of Personal Information, or the violation of any applicable Data Security Requirements.

Section 3.21    Taxes.

(a)    The Company and each of its Company Subsidiaries: (i) have duly filed all material Tax Returns they are required to have filed as of the date hereof (taking into account any extension of time within which to file) and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that they are required to have paid as of the date hereof to avoid penalties or charges for late payment, except with respect to Taxes that are being contested in good faith; (iii) with respect to all material Tax Returns filed by or with respect to them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to customary extensions of the due date for filing a Tax Return obtained in the

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ordinary course of business); and (iv) do not have any material deficiency, audit, examination, investigation, or other proceeding in respect of Taxes or Tax matters pending or threatened in writing, for a Tax period which the statute of limitations for assessments remains open.

(b)    Neither the Company nor any material Company Subsidiary is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of Tax credits or Tax losses) or has a liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment, in each case other than (i) an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes or (ii) an agreement, contract, arrangement or commitment among the Company and/or any Company Subsidiaries.

(c)    Each of the Company and its Company Subsidiaries has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party and, to the Company’s knowledge, has complied (including any applicable cure provisions) in all material respects with all applicable Laws relating to the reporting and withholding of Taxes, in each case other than as would not reasonably be expected to result in a Company Material Adverse Effect.

(d)    Neither the Company nor any Company Subsidiary has any request for a material closing agreement, private letter ruling, or similar ruling in respect of Taxes pending between the Company or any Company Subsidiary, on the one hand, and any Tax authority, on the other hand.

(e)    The Company has made available to CAH in the Virtual Data Room true, correct and complete copies of the U.S. federal income Tax Return filed by the Company Subsidiaries for tax year 2019.

(f)    Neither the Company nor any Company Subsidiary has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(g)    Neither the IRS nor any other U.S. or non-U.S. taxing authority or agency has asserted in writing against the Company or any Company Subsidiary any deficiency or claim for any material Taxes or interest thereon or penalties in connection therewith.

(h)    There are no material Tax liens upon any assets of the Company or any of the Company Subsidiaries except for Permitted Liens.

(i)    Neither the Company nor any Company Subsidiary has received written notice of any claim from a Tax authority in a jurisdiction in which the Company or such Company Subsidiary does not file Tax Returns stating that the Company or such Company Subsidiary is or may be subject to Tax in such jurisdiction.

(j)    For U.S. federal income tax purposes, the Company is classified as a corporation.

Section 3.22    Environmental Matters. In each case, other than as would not reasonably be expected to result in a Company Material Adverse Effect, (a) since January 1, 2020, the Company and each Company Subsidiary, has not materially violated, applicable Environmental Laws; (b) to the knowledge of the Company, none of the properties currently or formerly owned, leased or operated by the Company or any material Company Subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with, and no Company or material Company Subsidiary has released, any Hazardous Substance which requires reporting, investigation, remediation, monitoring or other response action by the Company or any material Company Subsidiary pursuant to applicable Environmental Laws; (c) each of the Company and each Company Subsidiary has all material permits, licenses and other authorizations required of the Company under applicable Environmental Law (“Environmental Permits”), and the Company and each Company Subsidiary is in

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compliance in all material respects with such Environmental Permits; and (d) neither the Company nor any Company Subsidiary is the subject of any pending or, or to the Company’s knowledge, threatened Action, nor has the Company or any Company Subsidiary received any written notice, alleging any material violation of or, or material liability under, Environmental Laws.

Section 3.23    Material Contracts. The Company has made available to CAH in the Virtual Data Room true, correct and complete copies of the contractual arrangements described in the “Strategic Partners and Manufacturing and Supply Agreements” section of the Company F-1 (the “Material Contracts”). Each Material Contract is a legal, valid and binding obligation of the Company or Company Subsidiary party thereto and is enforceable against the Company or any Company Subsidiary, as applicable, and, to the knowledge of the Company, is a legal, valid and binding obligation of each other party to such Material Contract and is enforceable against such other party thereto in accordance with its terms subject, and there does not exist any condition that would reasonably be expected to have a Company Material Adverse Effect with respect to the Material Contracts.

Section 3.24    Customers and Suppliers.

(a)    Section 3.24(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of the top five (5) customers of the Company and the Company Subsidiaries (based on the revenue from such customer during the 12-month period ended December 31, 2020) (each a “Material Customer”). Neither the Company nor, to the knowledge of the Company, any Material Customer, is in material breach or default, and no event has occurred that with notice or lapse of time would constitute a material breach or default on the part of the Company and, to the knowledge of the Company, any Material Customer, or permit the termination, modification or acceleration under any contract between the Company and any Material Customer.

(b)    Section 3.24(b) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of the top three (3) suppliers (including contract manufacturers) of the Company and the Company Subsidiaries (based on the revenue from such customer during the 12-month period ended December 31, 2020) (each a “Material Supplier”). Neither the Company nor, to the knowledge of the Company, any Material Supplier, is in material breach or default, and no event has occurred that with notice or lapse of time would constitute a material breach or default on the part of the Company and, to the knowledge of the Company, any Material Supplier, or permit the termination, modification or acceleration under any contract between the Company and any Material Supplier.

Section 3.25    Insurance. The Company has made available to CAH in the Virtual Data Room, with respect to each material insurance binder and policy under which LumiraDx UK Ltd is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement (i) the names of the insurer, (ii) the policy number, (iii) the term, scope and amount of coverage and (iv) the premium most recently charged.

Section 3.26    Board Approval; Vote Required. The Company Board, by resolutions duly adopted by the required vote of those voting at a meeting duly called and held in accordance with the Company Memorandum and Articles and not subsequently rescinded or modified in any way, or by unanimous written consent, has duly (a) determined that this Agreement and the Merger are fair to and in the best interests of the Company, (b) approved this Agreement and the Merger and (c) recommended that: (i) the Series A Preferred Shareholder Proposals be directed for consideration by the Company Series A Preferred Shareholders and that the Company Series A Preferred Shareholders approve the Series A Preferred Shareholder Proposals, (ii) the Series B Preferred Shareholder Proposals be directed for consideration by the Company Series B Preferred Shareholders and that the Company Series B Preferred Shareholders approve the Series B Preferred Shareholder Proposals, (iii) the Ordinary Shareholder Proposals be directed for consideration by the Company Ordinary Shareholders and that the Company Ordinary Shareholders approve the Ordinary Shareholder Proposals, (iv) the General Shareholder Proposals be directed for consideration by the Company Shareholders (voting as one class) and that the Company

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Shareholders (voting as one class) approve the General Shareholder Proposals, (v) the 2020 Warrantholder Proposal be directed for consideration by the 2020 Warrantholders and that the 2020 Warrantholders approve the 2020 Warrantholder Proposal and (vi) the Convertible Loan Note Proposals be directed for consideration by the Company Convertible Loan Noteholders and that the Convertible Loan Note Proposals be approved by the Company Convertible Loan Noteholders. The Company Approvals are the only votes of the holders of any class of shares, convertible loan note, warrant or series of shares, or other securities of the Company necessary to approve the Company Proposals. The board of directors of Merger Sub, by resolutions duly adopted by written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Merger Sub and its sole stockholder, (ii) approved this Agreement and the Merger and declared their advisability, and (iii) recommended that the sole stockholder of Merger Sub approve and adopt this Agreement and approve the Merger and directed that this Agreement and the Transactions be submitted for consideration by the sole stockholder and member of Merger Sub. The only vote of the holders of any class or series of capital stock of Merger Sub that is necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Merger Sub Common Stock.

Section 3.27    Certain Business Practices; International Trade Laws.

(a)    Neither the Company nor any of the Company Subsidiaries, nor any of its or their respective directors, managers, officers or employees, or, to the Company’s knowledge, other agents, in each case, acting for or on behalf of the Company or any of the Company Subsidiaries, has in violation of applicable Anti-Corruption Laws offered, paid, promised to pay or authorized the payment of anything of value, including cash, checks, wire transfers, tangible and intangible gifts, favors, services and entertainment and travel expenses that go beyond what is reasonable and customary, to (i) an executive, official, employee or agent of a Governmental Authority, (ii) a director, officer, employee, or agent of a wholly or partially government-owned or -controlled company or business, (iii) a political party or official thereof, or candidate for political office, or (iv) an executive, official, employee or agent of a public international organization (e.g., the United Nations, World Bank or International Monetary Fund), in order to obtain or retain business or direct business to the Company or the Company Subsidiaries or to secure any improper advantage for the Company or the Company Subsidiaries.

(b)    The Company and the Company Subsidiaries, and their respective directors, managers, officers and employees, and to the Company’s knowledge, other agents, in each case acting for or on behalf of the Company or any of the Company Subsidiaries, are in compliance with Anti-Corruption Laws applicable to the Company and the Company Subsidiaries.

(c)    Neither the Company nor any of the Company Subsidiaries has made any contribution or expenditure, whether in the form of money, products, services, facilities or discounts, for any election for political office or to any public official, except to the extent permitted by applicable Law.

(d)    Since January 1, 2020, none of the Company or any of the Company Subsidiaries, nor any of its or their respective directors, managers, officers, employees, or agents, in each case, acting for or on behalf of the Company or any of the Company Subsidiaries, has been: (A) a Sanctioned Person; (B) operating in or organized in any Sanctioned Country; (C) conducting business with, or otherwise engaging in dealings with or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (D) otherwise in violation of any International Trade Laws. No Product requires a material license, approval, consent, registration, authorization, accreditation, concession, variance, waiver, exemption or permit from any Governmental Authority for sale or export to any jurisdiction or end-user to which a Product is currently shipped that is not otherwise targeted by restrictions under International Trade Laws.

(e)    To the knowledge of the Company neither the Company nor any of the Company Subsidiaries, nor any of its or their respective directors, managers, officers or employees, or agents, in each case, acting for or on behalf of the Company or any of the Company Subsidiaries, is or has been, since January 1, 2020, the subject of

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any investigation, inquiry or enforcement Action by any Governmental Authority regarding any offense or alleged offense under International Trade Laws (including by virtue of having made any disclosure relating to any offense or alleged offense), and to the Company’s knowledge, since January 1, 2020 (i) no such investigation, inquiry or Action has been threatened in writing, or is pending, against the Company or any of the Company Subsidiaries, and (ii) there are no circumstances likely to give rise to any such investigation, inquiry or Action.

(f)    The Company and the Company Subsidiaries are currently and, since January 1, 2020, have been in compliance in all material respects with all International Trade Laws, including those governing the importation of products into the United States. To the knowledge of the Company, there is no Action, including voluntary disclosures, to which the Company or any of the Company Subsidiaries is, or, since January 1, 2020, has been (or, to the extent the Company or a Company Subsidiary, as applicable, has waived the applicable statute of limitations with respect to such Action, the applicable earlier date to which such Action extends) a party related to the importation of merchandise or payment of (or failure to pay) duties or other customs payments.

Section 3.28    Interested Party Transactions. Except for (a) employment relationships, (b) the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business and (c) any director’s or officer’s ownership of any securities of the Company, no director, officer or other affiliate of the Company or any Company Subsidiary, to the Company’s knowledge, has or has had, directly or indirectly: (i) an economic interest in any person that has furnished or sold, or furnishes or sells, services or Products that the Company or any Company Subsidiary furnishes or sells, or proposes to furnish or sell; (ii) an economic interest in any person that purchases from or sells or furnishes to, the Company or any Company Subsidiary, any goods or services; (iii) a beneficial interest in any material contract or agreement of the Company or any Company Subsidiary; or (iv) any contractual or other arrangement with the Company or any Company Subsidiary, other than customary indemnity arrangements; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 3.28.

Section 3.29    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF CAH

Except as set forth in (i) CAH’s disclosure schedule delivered by CAH to the Company in connection with this Agreement (the “CAH Disclosure Schedule”), which shall be arranged in sections and subsections corresponding to the numbered representation, warranty or covenant specified herein and which disclosure against other representations and warranties shall qualify other sections and subsections in this Agreement where its relevance as an exception to (or disclosure for purposes of) such other representation and warranty is reasonably clear on its face or cross-referenced) and (ii) CAH SEC Reports (other than disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements), CAH hereby represents and warrants to the Company as of the date of this Agreement as follows:

Section 4.1    Corporate Organization.

(a)    CAH is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has the requisite corporate or limited liability power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

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(b)    CAH does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, business association or other person.

Section 4.2    Governing Documents. CAH has heretofore furnished to the Company complete and correct copies of the CAH Organizational Documents, which are in full force and effect. CAH is not in violation of any of the provisions of the CAH Organizational Documents.

Section 4.3    Capitalization.

(a)    The authorized capital stock of CAH consists of (i) 111,000,000 shares of CAH Common Stock, with (A) 100,000,000 shares of CAH Common Stock being designated as Class A Common Stock and (B) 10,000,000 shares of CAH Common Stock being designated as Class B Common Stock, and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share (“CAH Preferred Stock”). 11,500,000 shares of CAH Class A Common Stock and 2,875,000 shares of Class B Common Stock are issued and outstanding (the “Sponsor Shares”), all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights. No shares of CAH Common Stock are held in the treasury of CAH. There are 9,800,000 CAH Warrants issued and outstanding, of which 4,050,000 are Sponsor Warrants and 5,750,000 are CAH Warrants that were issued in the IPO (as described in the Prospectus). There are no shares of CAH Preferred Stock issued and outstanding. Each CAH Warrant is exercisable for one share of CAH Class A Common Stock at an exercise price of $11.50.

(b)    All outstanding CAH Units, shares of Existing CAH Common Stock and CAH Warrants have been issued and granted in compliance with all applicable securities Laws and other applicable Laws and were issued free and clear of all Liens other than transfer restrictions under applicable securities Laws and the CAH Organizational Documents.

(c)    Except for securities issued by CAH as permitted by this Agreement and the CAH Warrants, CAH has not issued any options, warrants, preemptive rights, calls, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of CAH or obligating CAH to issue or sell any shares of capital stock of, or other equity interests in, CAH. All shares of CAH Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Neither CAH nor any subsidiary of CAH is a party to, or otherwise bound by, and neither CAH nor any subsidiary of CAH has granted, any equity appreciation rights, participations, phantom equity or similar rights. Except for the Sponsor Agreement, CAH is not a party to any voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of CAH Common Stock or any of the equity interests or other securities of CAH or any of its Subsidiaries. Except with respect to the Redemption Rights and the CAH Warrants, there are no outstanding contractual obligations of CAH to repurchase, redeem or otherwise acquire any shares of CAH Common Stock or Sponsor Shares. There are no outstanding contractual obligations of CAH to make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

Section 4.4    Authority Relative to This Agreement. CAH has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by CAH and the consummation by CAH of the Transactions, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of CAH are necessary to authorize this Agreement or to consummate the Transactions (other than (a) with respect to the Merger, (i) the approval and adoption of this Agreement by the holders of a majority of the then-outstanding shares of CAH Common Stock, and (ii) the filing and recordation of appropriate merger documents as required by the DGCL. This Agreement has been duly and validly executed and delivered by CAH and,

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assuming due authorization, execution and delivery by the Company and Merger Sub, constitutes a legal, valid and binding obligation of CAH, enforceable against CAH in accordance with its terms subject to the Remedies Exceptions.

Section 4.5    No Conflict; Required Filings and Consents.

(a)    The execution and delivery of this Agreement by CAH does not, and the performance of this Agreement by CAH will not, (i) conflict with or violate the CAH Organizational Documents, (ii) assuming that all consents, approvals, authorizations, notifications, expiration or termination of waiting periods and other actions described in Section 4.5(b) have been obtained and all filings and obligations described in Section 4.5(b) have been made, conflict with or violate any Law applicable to CAH or by which any of its property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of CAH pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CAH is a party or by which CAH or any of its property or assets is bound or affected.

(b)    The execution and delivery of this Agreement by CAH does not, and the performance of this Agreement by CAH will not, require any consent, approval, authorization or permit of, or filing with or notification to, or expiration or termination of any waiting period by, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, Blue Sky Laws and state takeover Laws and filing and recordation of appropriate merger documents as required as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent CAH from performing its material obligations under this Agreement.

Section 4.6    Compliance. CAH is not and has not been in conflict with, or in default, breach or violation of, (a) any Law applicable to CAH or by which any property or asset of CAH is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CAH is a party or by which CAH or any property or asset of CAH is bound.

Section 4.7    SEC Filings; Financial Statements; Sarbanes-Oxley.

(a)    CAH has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the “SEC”) since January 26, 2021 together with any amendments, restatements or supplements thereto (collectively, the “CAH SEC Reports”). CAH has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by CAH with the SEC to all agreements, documents and other instruments that previously had been filed by CAH with the SEC and are currently in effect. As of their respective dates, the CAH SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”), and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each director and executive officer of CAH has filed with the SEC on a timely basis all documents required with respect to CAH by Section 16(a) of the Exchange Act.

(b)    Each of the financial statements (including, in each case, any notes thereto) contained in the CAH SEC Reports was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis and Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations,

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changes in stockholders equity and cash flows of CAH as at the respective dates thereof and for the respective periods indicated therein, (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which would not reasonably be expected to individually or in the aggregate be material). CAH has no off-balance sheet arrangements that are not disclosed in the CAH SEC Reports. No financial statements other than those of CAH are required by GAAP to be included in the consolidated financial statements of CAH.

(c)    Except as and to the extent set forth in the CAH SEC Reports and for liabilities that were incurred in the ordinary course of business since the IPO, neither CAH nor Merger Sub has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations set forth on Section 4.7(c) of the CAH Disclosure Schedule.

(d)    CAH is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq Capital Market.

(e)    CAH has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to CAH and other material information required to be disclosed by CAH in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to CAH’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting CAH’s principal executive officer and principal financial officer to material information required to be included in CAH’s periodic reports required under the Exchange Act.

(f)    CAH maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that CAH maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. CAH has delivered to the Company a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any representative of CAH to CAH’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of CAH to record, process, summarize and report financial data. CAH has no knowledge of any fraud or whistle-blower allegations, whether or not material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of CAH. Since December 31, 2020, there have been no material changes in CAH internal control over financial reporting.

(g)    There are no outstanding loans or other extensions of credit made by CAH to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of CAH and CAH has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(h)    Neither CAH (including any employee thereof) nor CAH’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by CAH, (ii) any fraud, whether or not material, that involves CAH’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by CAH or (iii) any claim or allegation regarding any of the foregoing.

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(i)    As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the CAH SEC Reports. To the knowledge of CAH, none of the CAH SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

(j)    Each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which CAH is a party is an exhibit to the CAH SEC Reports.

Section 4.8    Absence of Certain Changes or Events. Since December 31, 2019, except as expressly contemplated by this Agreement, (a) CAH has conducted its business in all material respects in the ordinary course and in a manner consistent with past practice, other than due to any actions taken due to a “shelter in place,” “non-essential employee” or similar direction of any Governmental Authority, (b) there has not been any CAH Material Adverse Effect, and (c) CAH has not taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 5.1.

Section 4.9    Absence of Litigation. There is no Action pending or, to the knowledge of CAH, threatened against CAH, or any property or asset of CAH, before any Governmental Authority. Neither CAH nor any material property or asset of CAH is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of CAH, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

Section 4.10    Board Approval; Vote Required. The CAH Board, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Transactions are fair to and in the best interests of CAH and its stockholders, (ii) approved this Agreement and the Transactions and declared their advisability, and (iii) recommended that the stockholders of CAH approve and adopt this Agreement and the Merger, and directed that this Agreement and the Merger be submitted for consideration by the stockholders of CAH at the CAH Stockholders’ Meeting. The only vote of the holders of any class or series of capital stock of CAH necessary to approve the Transactions is the affirmative vote of the holders of a majority of the outstanding shares of CAH Common Stock.

Section 4.11    Brokers. Except as set forth on Section 4.11 of the CAH Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of CAH.

Section 4.12    CAH Trust Fund. As of the date of this Agreement, CAH has no less than $115,000,000 in the trust fund established by CAH for the benefit of its public stockholders (the “Trust Fund”) maintained in a trust account (the “Trust Account”). The monies of such Trust Account are invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of January 26, 2021, between CAH and the Trustee (the “Trust Agreement”). The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions. CAH has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by CAH or the Trustee. There are no separate contracts, agreements, side letters or other understandings (whether written or unwritten, express or implied): (i) between CAH and the Trustee that would cause the description of the Trust Agreement in the CAH SEC Reports to be inaccurate in any material respect; or (ii) to the knowledge of CAH, that would entitle any person (other than stockholders of CAH who shall have elected to redeem their shares of CAH Class A Common Stock pursuant to the CAH Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except:

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(A) to pay income and franchise Taxes from any interest income earned in the Trust Account; and (B) upon the exercise of Redemption Rights in accordance with the provisions of the CAH Organizational Documents. As of the date hereof, there are no Actions pending or, to the knowledge of CAH, threatened in writing with respect to the Trust Account. Upon consummation of the Merger and notice thereof to the Trustee pursuant to the Trust Agreement, CAH shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release to CAH as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however, that the liabilities and obligations of CAH due and owing or incurred at or prior to the Effective Time shall be paid as and when due, including all amounts payable (a) to stockholders of CAH who shall have exercised their Redemption Rights and (b) to the Trustee for fees and costs incurred in accordance with the Trust Agreement. As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, CAH has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to CAH at the Effective Time.

Section 4.13    Employees. Other than any officers as described in the CAH SEC Reports and consultants and advisors in the ordinary course of business, CAH has never employed any employees or retained any contractors. Other than reimbursement of any out-of-pocket expenses incurred by CAH’s officers and directors in connection with activities on CAH’s behalf in an aggregate amount not in excess of the amount of cash held by CAH outside of the Trust Account, CAH has no unsatisfied material liability with respect to any officer or director. CAH has never and does not currently maintain, sponsor, or contribute to or have any direct or material liability under any employee benefit plan.

Section 4.14    Taxes.

(a)    CAH (i) has duly filed all material Tax Returns it is required to have filed as of the date hereof (taking into account any extension of time within which to file) and all such filed Tax Returns are complete and accurate in all material respects; (ii) has paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that it is required to have paid as of the date hereof to avoid penalties or charges for late payment, except with respect to Taxes that are being contested in good faith; (iii) with respect to all material Tax Returns filed by or with respect to it, has not waived any statute of limitations with respect to Taxes or agreed to any extension of CAH with respect to a Tax assessment or deficiency (other than pursuant to customary extensions of the due date for filing a Tax Return obtained in the ordinary course of business); (iv) does not have any material deficiency, audit, examination, investigation, or other proceeding in respect of Taxes or Tax matters pending or threatened in writing, for a Tax period which the statute of limitations for assessments remains open; and (v) has provided adequate reserves in accordance with GAAP in the most recent consolidated financial statements of CAH, for any material Taxes of CAH as of the date of such financial statements that have not been paid.

(b)    CAH is not a party to, is not bound by and has no obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of Tax credits or Tax losses) or any liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment, in each case other than an Ordinary Commercial Agreement (an “Ordinary Commercial Agreement”).

(c)    CAH will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting made prior to the Closing under Code Section 481(c) (or any corresponding or similar provision of state, local or non-U.S. income Tax Law); (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) intercompany transaction or any excess loss account described in Treasury Regulations under

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Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) entered into or created prior to the Closing; or (v) prepaid amount received prior to the Closing outside the ordinary course of business.

(d)    CAH has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party and, to CAH’s knowledge, has complied (including any applicable cure provisions) in all material respects with all applicable Laws relating to the reporting and withholding of Taxes.

(e)    CAH has not been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or non-U.S. income Tax Return.

(f)    CAH has no material liability for the Taxes of any person (other than CAH) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law), as a transferee or successor, or, except pursuant to an Ordinary Commercial Agreement, by contract or otherwise.

(g)    CAH has no request for a material closing agreement, private letter ruling, or similar ruling in respect of Taxes pending between CAH, on the one hand, and any Tax authority, on the other hand.

(h)    CAH has not in any year for which the applicable statute of limitations remains open distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(i)    CAH has not engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(j)    Neither the IRS nor any other U.S. or non-U.S. taxing authority or agency has asserted in writing against CAH any deficiency or claim for any material Taxes or interest thereon or penalties in connection therewith.

(k)    There are no Tax liens upon any assets of CAH except for Permitted Liens.

(l)    CAH has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. CAH has not received written notice from a non-United States Tax authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(m)    CAH has not received written notice of any claim from a Tax authority in a jurisdiction in which CAH does not file Tax Returns stating that CAH is or may be subject to Tax in such jurisdiction.

(n)    For U.S. federal income tax purposes, CAH is, and has been since its formation, classified as a corporation.

Section 4.15    Registration and Listing. The issued and outstanding shares of CAH Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “CAHC.” The CAH Warrants issued in the IPO (as defined below) are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “CAHCW.” The issued and outstanding CAH Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “CAHCU.” As of the date of this Agreement, there is no Action pending or, to the knowledge of CAH, threatened in writing against

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CAH by the Nasdaq Capital Market or the SEC with respect to any intention by such entity to deregister the CAH Units, CAH Class A Common Stock or CAH Warrants or terminate the listing of CAH on the Nasdaq Capital Market. None of CAH or any of its affiliates has taken any action in an attempt to terminate the registration of the CAH Units, the shares of CAH Class A Common Stock, or the CAH Warrants under the Exchange Act.

Section 4.16    Business Activities. Since its incorporation, CAH has not conducted any business activities other than activities: (a) in connection with its organization; or (b) directed toward the accomplishment of a business combination. Except as set forth in the CAH Organizational Documents, there is no contract or order binding upon CAH or to which it is a party which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of it, any acquisition of property by it or the conduct of business by it as currently conducted or as currently contemplated to be conducted (including, in each case, following the Closing). Except for the Transactions, CAH does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for the Transactions and the Transaction Documents, CAH has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting a “Business Combination” under CAH Organizational Documents. As of the date of this Agreement, except for the Transaction Documents to which it is a party and the other documents and transactions contemplated therein, CAH is not a party to any contract with any other Person that would require payments by CAH after the date hereof in excess of $500,000 with respect to any individual contract.

Section 4.17    Affiliate Transactions. Except as described in the CAH SEC Reports, no Contract between CAH, on the one hand, and any of the present or former directors, officers, employees, shareholders or warrant holders or affiliates of CAH (or an immediate family member of any of the foregoing), on the other hand, will continue in effect following the Closing, other than any such Contract that is not material to CAH.

Section 4.18    Investment Company Act; JOBS Act. CAH is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act. CAH constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 4.19    Due Diligence Investigation. CAH has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) of assets of the Company and the Company Subsidiaries, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of the Company and the Company Subsidiaries for such purpose. CAH acknowledges and agrees that: (i) in making its decision to enter into this Agreement and to consummate the Transactions, CAH has relied solely upon its own investigation and the express representations and warranties of the Company set forth in Article IV of this Agreement (including the related portions of the Company Disclosure Schedule) or as expressly set forth in any Transaction Document; and (ii) none of the Company and the Company Subsidiaries or any other Person has made any representation or warranty as to the Company and the Company Subsidiaries or this Agreement, except as expressly set forth in Article 3 of this Agreement (including the related portions of the Company Disclosure Schedule) or as may expressly be set forth in the Transaction Documents. CAH has entered into the Transactions with the understanding, acknowledgement and agreement that except as expressly set forth in Article 3 of this Agreement (including the related portions of the Company Disclosure Schedule) no representations or warranties, express or implied, are made with respect to future prospects (financial or otherwise) of the Company and the Company Subsidiaries.

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ARTICLE 5.

CONDUCT OF BUSINESS PENDING THE MERGER

Section 5.1    Conduct of Business by the Company Pending the Merger.

(a)    The Company agrees that, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 5.1 of the Company Disclosure Schedule and (3) as required by applicable Law (including as may be compelled by any Governmental Authority), unless CAH shall otherwise consent in writing (which consent shall not be unreasonably conditioned, withheld or delayed): (i) the Company shall, and shall cause the Company Subsidiaries to, conduct their business in the ordinary course of business (except as expressly required by COVID-19 Measures or as the Company determines to be necessary or advisable in light of the COVID-19 pandemic or any matter described in clause (d) of the proviso to the definition of Company Material Adverse Effect); and (ii) the Company shall use commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the current officers, key employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations.

(b)    By way of amplification and not limitation, except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 5.1 of the Company Disclosure Schedule, and (3) as required by applicable Law (including as may be requested or compelled by any Governmental Authority), the Company shall not, and shall cause each Company Subsidiary not to, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of CAH (which consent shall not be unreasonably conditioned, withheld or delayed):

(i)

other than the adoption of the Amended and Restated Articles and any amendments to the Company Memorandum and Articles required in connection with the Transactions, adopt any amendments, supplements, restatements or modifications to or otherwise terminate its certificate of incorporation or bylaws or equivalent organizational documents;

(ii)	declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, stock, property or otherwise, with respect to any of its share capital or capital stock; or

(iii)

reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its shares capital, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities.

Nothing herein shall require the Company to obtain consent from CAH to do any of the foregoing if obtaining such consent might reasonably be expected to violate applicable Law, and nothing contained in this Section 5.1 shall give to CAH, directly or indirectly, the right to control or direct the ordinary course of business operations of the Company or any of the Company Subsidiaries prior to the Closing Date.

Section 5.2    Conduct of Business by CAH Pending the Merger.

(a)    Except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, and except as set forth on Section 5.2 of the Company Disclosure Schedule and as required by applicable Law (including as may be requested or compelled by any Governmental Authority), CAH agrees that from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time,

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unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the businesses of CAH shall be conducted in the ordinary course of business and in a manner consistent with past practice.

(b)    By way of amplification and not limitation, except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 5.2 of the CAH Disclosure Schedule, and (3) as required by applicable Law (including as may be requested or compelled by any Governmental Authority), CAH shall not between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of the Company (which consent shall not be unreasonably conditioned, withheld or delayed):

(i)	change or amend any of the organizational documents of CAH, or authorize or propose the same, except pursuant to the Transactions;

(ii)

issue, deliver or sell, or authorize or propose the issuance, delivery or sale of any securities (including any debt securities and including any options, warrants, calls, conversion rights, commitments or other securities convertible into or otherwise relating to such securities) or authorize or propose any change in the equity capitalization or capital structure of CAH, or enter into any agreement, understanding or arrangement with respect to the voting of equity securities of CAH;

(iii)	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(iv)

reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities;

(v)

incur, create, assume, guarantee or otherwise become liable for any indebtedness for borrowed money or guarantee any indebtedness of another Person (directly, contingently or otherwise), other than working capital loans made by the Sponsor necessary to finance CAH’s ordinary course administrative costs and expenses and expenses incurred in connection with the consummation of the Merger and the other Transactions, up to aggregate additional indebtedness of $250,000;

(vi)	make a loan or advance to or investment in any third party;

(vii)	make or agree to make any capital expenditures;

(viii)

sell, assign, lease, sublease, exclusively license, exclusively sublicense, pledge or otherwise transfer or dispose of or grant any option or exclusive rights in, to or under, any material assets of CAH;

(ix)

acquire (whether by merger, consolidation, acquisition of stock or assets or any other form of business combination) any non-natural Person or business or initiate the start-up of any new business, Subsidiary or joint venture or otherwise acquire any securities or material assets;

(x)	merge or consolidate, or agree to merge or consolidate with or into any other Person, or sell all or substantially all of the Company’s assets;

(xi)	commence a lawsuit or settle, compromise, release or waive its rights under any claim or litigation;
(xii)	enter into, amend, or terminate (other than terminations in accordance with their terms) any Contract with any affiliate of CAH, or waive any material right in connection therewith;

(xiii)	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

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(xiv)	make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP;

(xv)

make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy with a Governmental Authority relating to a material amount of Taxes, file any materially amended Tax Return or claim for refund of a material amount of Taxes, or make any material change to a method of accounting for Tax purposes, in each case except as required by applicable Law or in compliance with GAAP;

(xvi)	amend, waive or otherwise change the Trust Agreement in any manner adverse to CAH;

(xvii)

take any action that would reasonably be expected to significantly delay or impair (i) the timely filing of any of its public filings with the SEC or (ii) its compliance in all material respects with applicable securities Laws; or

(xviii)	authorize or agree (in writing or otherwise) to take any of the actions described in this Section 5.2.

Nothing herein shall require CAH to obtain consent from the Company to do any of the foregoing if obtaining such consent might reasonably be expected to violate applicable Law, and nothing contained in this Section 5.2 shall give to the Company, directly or indirectly, the right to control or direct the ordinary course of business operations of CAH prior to the Closing Date.

Section 5.3    Claims Against Trust Account. Reference is made to the final prospectus of CAH, dated as of January 26, 2021 and filed with the SEC (File No. 333-251969) on January 27, 2021 (the “Prospectus”). The Company hereby represents and warrants that it has read the Prospectus and understands that CAH has established the Trust Account containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of CAH’s public stockholders (including overallotment shares acquired by CAH’s underwriters the “Public Stockholders”), and that, except as otherwise described in the Prospectus, CAH may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their CAH Class A Common Stock in connection with the consummation of CAH’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if CAH fails to consummate a Business Combination within twenty-four (24) months after the closing of the IPO, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay any Taxes, or (d) to CAH after or concurrently with the consummation of a Business Combination. For and in consideration of CAH entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Agreement, neither the Company nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between CAH or its Representatives, on the one hand, and the Company or its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Company on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that the Company or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with CAH or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with CAH or its affiliates). The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement

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and specifically relied upon by CAH and its affiliates to induce CAH to enter in this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company and each of its affiliates under applicable Law. To the extent the Company or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to CAH or its Representatives, which proceeding seeks, in whole or in part, monetary relief against CAH or its Representatives, the Company hereby acknowledges and agrees that the Company’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Company or its affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event the Company or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to CAH or its Representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders of CAH, whether in the form of money damages or injunctive relief, CAH and its Representatives, as applicable, shall be entitled to recover from the Company and its affiliates the associated legal fees and costs in connection with any such action, in the event CAH or its Representatives, as applicable, prevails in such action or proceeding. Notwithstanding anything in this Agreement to the contrary, the provisions of this paragraph shall survive indefinitely with respect to the obligations set forth in this Agreement.

ARTICLE 6.

ADDITIONAL AGREEMENTS

Section 6.1    Proxy Statement; Registration Statement.

(a)    As promptly as practicable after the execution of this Agreement and receipt of the PCAOB Audited Financials (and in any event not later than 15 days after the date hereof), (i) CAH and the Company shall jointly prepare and CAH shall file with the SEC a proxy statement (as amended or supplemented, the “Proxy Statement”) to be sent to the stockholders of CAH to solicit proxies from CAH’s stockholders to vote at the special meeting of CAH’s stockholders called for the purpose of voting on the following matters (the “CAH Stockholders’ Meeting”) in favor of: (1) the approval and adoption of this Agreement, the Transactions and the Merger, and (2) any approval of other proposals the Parties deem necessary to effectuate the Merger and the other Transactions (collectively, the “CAH Proposals”), and (ii) CAH and the Company shall jointly prepare and the Company shall file with the SEC a registration statement on Form F-4 (together with all amendments thereto, the “Registration Statement”) in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the Company Common Shares to be issued to the shareholders of CAH pursuant to this Agreement. Each of CAH and the Company shall use their reasonable best efforts to (i) cause the Proxy Statement and Registration Statement when filed with the SEC to comply in all material respects with all legal requirements applicable thereto, (ii) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy Statement or the Registration Statement, (iii) cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable and (iv) keep the Registration Statement effective as long as is necessary to consummate the Transactions. As promptly as practicable after the Registration Statement becomes effective, CAH shall mail the Proxy Statement to its stockholders. Subject to Section 6.16(c) and Schedule 6.16(c), in the event a Tax opinion regarding the Intended Tax Treatment is required to be provided in connection with the Registration Statement, counsel to CAH shall provide such opinion regarding the Intended Tax Treatment in customary short-form (at a “more likely than not” standard) (it being understood that this provision shall not require counsel to CAH to provide such Tax opinion in the event that counsel to CAH determines, in its reasonable discretion, that it cannot provide such Tax opinion as a result of any change in law or official guidance after the date hereof). Each of CAH and the Company shall promptly furnish all information concerning it as may reasonably be requested by the other Party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement. The Company shall furnish all information concerning the Company as CAH may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement.

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(b)    No filing of, or amendment or supplement to the Proxy Statement or the Registration Statement will be made by CAH or the Company without the approval of the other party (such approval not to be unreasonably withheld, conditioned or delayed). CAH and the Company each will advise the other, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment thereto has been filed, of the issuance of any stop order, of the suspension of the qualification of the Company Common Shares to be issued or issuable to the holders of CAH Class A Common Stock in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of CAH and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC with respect to the Proxy Statement or the Registration Statement and any amendment to the Proxy Statement or the Registration Statement filed in response thereto.

(c)    CAH represents that the information supplied by CAH for inclusion in the Registration Statement and the Proxy Statement shall not contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of CAH, (iii) the time of the CAH Stockholders’ Meeting, and (iv) the Effective Time. If, at any time prior to the Effective Time, any event or circumstance relating to CAH, or its officers or directors, should be discovered by CAH which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, CAH shall promptly inform the Company. All documents that CAH is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

(d)    The Company represents that the information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of CAH, (iii) the time of the CAH Stockholders’ Meeting, and (iv) the Effective Time. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, the Company shall promptly inform CAH. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

Section 6.2    Stockholders’ Meetings and Stockholders’ Approvals.

(a)    CAH Stockholders’ Meeting. CAH shall call and hold the CAH Stockholders’ Meeting as promptly as practicable after the Proxy Statement becomes effective (but in any event no later than 30 days after the date on which the Proxy Statement is mailed to stockholders of CAH) for the purpose of voting solely upon the CAH Proposals; provided that CAH may postpone or adjourn the CAH Stockholders’ Meeting on one or more occasions for up to 30 days in the aggregate upon the good faith determination by the CAH Board that such postponement or adjournment is necessary to solicit additional proxies to obtain approval of the CAH Proposals or otherwise take actions consistent with CAH’s obligations pursuant to Section 6.8 of this Agreement. CAH shall use its reasonable best efforts to obtain the approval of the CAH Proposals at the CAH Stockholders’ Meeting (the “CAH Stockholder Approval”) and shall take all other action reasonably necessary or advisable to secure the required vote or consent of its stockholders. Except as otherwise required by applicable Law, CAH covenants that none of the CAH Board or CAH nor any committee of the CAH Board shall change, withdraw,

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withhold or modify, or propose publicly or by formal action of the CAH Board, any committee of the CAH Board or CAH to change, withdraw, withhold or modify the recommendation of the CAH Board or any other recommendation by the CAH Board or CAH of the proposals set forth in the Registration Statement or Proxy Statement.

(b)    Company Approvals. The Company shall as soon as reasonably practicable following the execution of this Agreement send one or more circulars to the Company Shareholders, the 2020 Warrantholders and the Company Convertible Loan Note Holders, as applicable, to:

(i)

convene the Company Series A Preferred Shareholder Meeting to seek approval of a special resolution of the Company Series A Preferred Shareholders as a separate class (requiring the approval of Company Series A Preferred Shareholders holding at least 75% of the Company Series A Preferred Shares being voted at the Company Series A Preferred Shareholder Meeting) to approve: (i) the adoption of certain amendments to the Company Memorandum and Articles required for the purposes of the Transaction (the “Articles Amendment”); (ii) the adoption of the Amended & Restated Articles; (iii) the Subdivision; and (iv) the approval and adoption of the New Equity Incentive Plan (the “Series A Preferred Shareholder Proposals);

(ii)

convene the Company Series B Preferred Shareholder Meeting to seek approval of a special resolution of the Company Series B Preferred Shareholders as a separate class (requiring the approval of Company Series B Preferred Shareholders holding at least 75% of the Company Series B Preferred Shares being voted at the Company Series B Preferred Shareholder Meeting) to approve: (i) the adoption of the Articles Amendment; (ii) the adoption of the Amended & Restated Articles; and (iii) the Subdivision (the “Series B Preferred Shareholder Proposals);

(iii)

convene the Company Ordinary Shareholder Meeting to seek approval of a special resolution of the Company Ordinary Shareholders as a separate class (requiring the approval of Company Ordinary Shareholders holding at least 75% of the Company Ordinary Shares being voted at the Company Ordinary Shareholder Meeting) to approve (i) the adoption of the Articles Amendment; (ii) the adoption of the Amended & Restated Articles; and (iii) the Subdivision (the “Ordinary Shareholder Proposals);

(iv)

convene the Company Shareholder Meeting to seek approval of a special resolution of the Company Shareholders (voting as one class) in a general meeting (requiring the approval by the Company Shareholders representing at least 75% of the Company Shares being voted at the Company Shareholder Meeting) to approve: (i) the adoption of the Articles Amendment; (ii) the Subdivision; (iii) subject to and conditional upon the completion of the Transaction, the adoption of (A) the Amended & Restated Articles and (B) the New Equity Incentive Plan; (iv) the disapplication of pre-emption rights in relation to the allotment and issue of any Company Common Shares to be issued as Merger Consideration to the holders of CAH Class A Common Stock pursuant to the terms of this Agreement; (v) the approval and adoption of this Agreement, the Transaction and the Merger; and (vi) any approval of other proposals the Company deems necessary to effectuate the Transaction (the “General Shareholder Proposals”);

(v)

convene the 2020 Warrantholder Meeting to seek approval of a special resolution of the 2020 Warrantholders (requiring the approval by the 2020 Warrantholders representing at least 50.1% of the 2020 Warrants being voted at the 2020 Warrantholder Meeting) to approve the registration and listing of the Company Common Shares to be issued as Merger Consideration to the holders of CAH Class A Common Stock pursuant to the terms of this Agreement (the “2020 Warrantholder Proposal”); and

(vi)

convene the Company Convertible Loan Note Meetings to seek approval of an extraordinary resolution of the 5% Convertible Loan Noteholders (requiring the approval by the 5% Convertible Loan Noteholders representing at least 50.1% of the 5% Convertible Loan Notes being voted at the meeting) and an extraordinary resolution of the 10% Convertible Loan

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Noteholders (requiring the approval by the 10% Convertible Loan Noteholders representing at least 50.1% of the 10% Convertible Loan Notes being voted at the meeting) to approve certain amendments to the Company Convertible Loan Notes to procure the automatic conversion of the Company Convertible Loan Notes into Company Common Shares immediately prior to the Subdivision and the Effective Time in accordance with the terms of this Agreement (the “Convertible Loan Note Proposals”), and the Series A Preferred Shareholder Proposals, the Series B Preferred Shareholder Proposals, the Ordinary Shareholder Proposals, the General Shareholder Proposals, the 2020 Warrantholder Proposal and the Convertible Loan Note Proposals, together being the “Company Proposals”; provided that the Company may postpone or adjourn the Company Meetings as permitted under the terms of the Company’s Memorandum and Articles, the 2020 Warrants or the Company Convertible Loan Notes (as applicable). The Company shall use its reasonable best efforts to obtain the approval of the Company Proposals at the relevant Company Meeting (the “Company Approvals”). The Company Board shall recommend to the Company Shareholders, the 2020 Warrantholders and the Company Convertible Loan Noteholders that they approve the relevant Company Proposals (as applicable) and shall include such recommendation in the relevant circulars, except to the extent it determines in good faith, after consultation with its outside legal counsel, that such action would be inconsistent with the fiduciary duties of the Company Board.

Section 6.3    Access to Information; Confidentiality.

(a)    From the date of this Agreement until the Effective Time, the Company and CAH shall (and shall cause their respective subsidiaries to): (i) provide to the other Party (and the other Party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) reasonable access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such Party and its Subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other Party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such Party and its Subsidiaries as the other Party or its Representatives may reasonably request, including in connection with any Tax disclosure in any statement, filing, notice, or application, or any Tax opinion requested or required to be filed. Notwithstanding the foregoing, neither the Company nor CAH shall be required to provide access to or disclose information where the access or disclosure would jeopardize the protection of attorney-client privilege or contravene applicable Law (it being agreed that the Parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).

(b)    All information obtained by the Parties pursuant to this Section 6.3 shall be kept confidential in accordance with the non-disclosure agreement, dated as of January 29, 2021 (the “Non-Disclosure Agreement”), between CAH and the Company.

(c)    Notwithstanding anything in this Agreement to the contrary, each Party (and its respective Representatives) may consult any Tax advisor as is reasonably necessary regarding the Tax treatment and Tax structure of the Transactions and may disclose to such advisor as reasonably necessary, the intended Tax treatment and Tax structure of the Transactions and all materials (including any Tax analysis) that are provided relating to such treatment or structure, in each case in accordance with the Non-Disclosure Agreement.

Section 6.4    Exclusivity.

(a)    From the date of this Agreement and ending on the earlier of (i) the Closing and (ii) the termination of this Agreement, the Company shall not, and shall cause its Subsidiaries and their respective Representatives not to, directly or indirectly, (A) undertake any action related to the consummation of a public offering or other registration of securities or (B) (x) enter into, knowingly solicit, initiate or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or participate in any

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negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” (within the meaning of Section 13(d) of the Exchange Act), with respect to a business combination or other similar transaction (including any merger or other related structure intended to accomplish the same) between the Company or any Company Subsidiary and any special purpose acquisition company other than CAH (an “Alternative Transaction”), (y) enter into any agreement regarding, continue or otherwise knowingly participate in any discussions regarding, or furnish to any Person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction or (iii) commence, continue or renew any due diligence investigation regarding any Alternative Transaction; provided that the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby shall not be deemed a violation of this Section 6.4. The Company shall, and shall cause its Subsidiaries and its and their respective affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with respect to any Alternative Transaction conducted heretofore. If the Company or any of its Subsidiaries or any of its or their respective Representatives receives any inquiry or proposal with respect to an Alternative Transaction at any time prior to the Closing, then the Company shall promptly (and in no event later than twenty-four (24) hours after becoming aware of such inquiry or proposal) notify such Person in writing that the Company is subject to an agreement that prohibits the Company from considering such inquiry or proposal.

(b)    From the date of this Agreement and ending on the earlier of (i) the Closing and (ii) the termination of this Agreement, except to the extent it determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the CAH Board, CAH shall not and shall cause its respective Representatives acting on its behalf not to, directly or indirectly, (i) enter into any written indication of interest, proposal or offer from any third party relating to a CAH Alternative Transaction or (ii) enter into any understanding, arrangement, agreement, agreement in principle or other commitment (whether or not legally binding) with a third party relating to a CAH Alternative Transaction. A “CAH Alternative Transaction” shall mean, any “initial business combination” under CAH’s initial public offering prospectus with any third party (other than with the Company or its affiliates), that is anticipated to be announced on or prior to the earlier of (a) the Closing and (b) the termination of this Agreement. For the avoidance of doubt, CAH may continue to conduct ordinary course discussions with other companies and their representatives, perform due diligence review of such companies and take such actions to facilitate such discussions and review including, entering into non-disclosure agreements, preliminary indications of interests, exclusivity agreements or non-binding letters of intent, in each case, with respect to any transaction that is not a CAH Alternative Transaction.

(c)    Without limiting the foregoing, the Parties agree that any violation of the restrictions set forth in this Section 6.4 by a Party or any of its Subsidiaries or its or their respective affiliates or Representatives shall be deemed to be a breach of this Section 6.4 by such Party.

Section 6.5    Payment of Expenses

(a)    Except upon consummation of the Merger and as set forth in this Section 6.5, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such Expenses; provided, however, that if the Merger is not consummated, the Company and CAH shall each pay 50% of all Expenses relating to printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement.

(b)    No sooner than five (5) nor later than two (2) Business Days prior to the Closing Date, CAH shall provide to the Company a good faith estimate setting forth the Expenses incurred by or on behalf of CAH for outside counsel, agents, advisors, consultants, experts, financial advisors and other service providers engaged by or on behalf of CAH in connection with the Transactions or otherwise in connection with CAH’s operations (collectively, the “CAH Transaction Expenses”), together with reasonable documentation and wire transfer instructions for the payment thereof. For the avoidance of doubt, (i) the Company’s Expenses shall not include

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any fees and expenses of the Company’s stockholders and (ii) any CAH Transaction Expenses shall be payable by the Company or CAH from amounts released from the Trust Account following the Closing.

Section 6.6     Directors’ and Officers’ Indemnification.

(a)    The Surviving Corporation Certificate of Incorporation and bylaws of the Surviving Corporation shall each contain provisions no less favorable with respect to indemnification, advancement or expense reimbursement than are set forth in the Company Memorandum and Articles as of the date of this Agreement, which provisions of the Surviving Corporation Organizational Documents shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by applicable Law. From and after the Effective Time, CAH agrees that it shall indemnify and hold harmless each present and former director and officer of the Company against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under applicable Law, the Company Memorandum and Articles in effect on the date of this Agreement to indemnify such person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). CAH further agrees that with respect to the provisions of the bylaws (or similar governing documents) of the Company Subsidiaries relating to indemnification, advancement or expense reimbursement, such provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of such Company Subsidiary, unless such modification shall be required by applicable Law.

(b)    From the date hereof, and for a period of six years from the Effective Time, CAH shall maintain in effect directors’ and officers’ liability insurance covering those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy on terms not less favorable than the terms of such current insurance coverage, except that in no event shall CAH be required to pay an additional annual premium for such coverage in excess of 300% of the aggregate annual premium payable by the Company for such insurance policy for the year ended December 31, 2020 (the “Maximum Annual Premium”); provided, however, that if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 6.6(b) shall be continued in respect of such claim until the final disposition thereof.

Section 6.7    Notification of Certain Matters. The Company shall give prompt notice to CAH, and CAH shall give prompt notice to the Company, of any breach of any representation and warranty or covenant of such Party set forth herein of which such Party becomes aware which causes or would reasonably be expected to cause a failure of any of the conditions set forth in Article 7.

Section 6.8    Further Action; Reasonable Best Efforts.

(a)    Upon the terms and subject to the conditions of this Agreement, each of the Parties hereto shall use its best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws or otherwise, and each shall cooperate with the other, to consummate and make effective the Transactions, including, without limitation, using its best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of, and the expiration or termination of waiting periods by, Governmental Authorities and parties to contracts with the Company and the Company Subsidiaries as set forth in Section 3.5 necessary for the consummation of the Transactions and to fulfill the conditions to the Merger. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each Party shall use their best efforts to take all such action.

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(b)    Each of the Parties shall keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other Parties of any communication it or any of its affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other Parties to review in advance, and to the extent practicable consult about, any proposed communication by such Party to any Governmental Authority in connection with the Transactions. No Party to this Agreement shall agree to participate in any meeting, video or telephone conference, or other communications with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other Parties in advance and, to the extent permitted by such Governmental Authority, gives the other Parties the opportunity to attend and participate at such meeting, conference or other communications. Subject to the terms of the Non-Disclosure Agreement, the Parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Parties may reasonably request in connection with the foregoing. Subject to the terms of the Non-Disclosure Agreement, the Parties will provide each other with copies of all material correspondence, filings or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority, on the other hand, with respect to this Agreement and the Transactions contemplated hereby. No Party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions.

Section 6.9    Public Announcements. The initial press release relating to this Agreement shall be a joint press release, the text of which has been agreed to by each of CAH and the Company. Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with Article 8) unless otherwise prohibited by applicable Law or the requirements of the Nasdaq Capital Market, each of CAH and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other Transactions, and shall not issue any such press release or make any such public statement without the prior written consent of the other Party. Furthermore, nothing contained in this Section 6.9 shall prevent CAH or the Company or its respective affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors that is substantively consistent with public statements previously consented to by the other Party in accordance with this Section 6.9. As promptly as practicable after execution of this Agreement, CAH will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, which such document the Company shall have the opportunity to review and comment upon prior to filing and CAH shall consider such comments in good faith.

Section 6.10    Stock Exchange Listings.

(a)    From the date hereof through the Closing, CAH shall use its reasonable best efforts to ensure CAH remains listed as a public company on, and for the CAH Common Stock and CAH Warrants (but, in the case of CAH Warrants, only to the extent issued as of the date hereof) to be listed on, the Nasdaq Capital Market. Prior to the Closing Date, CAH shall cooperate with the Company and use reasonable best efforts to take such actions as are reasonably necessary or advisable to cause the CAH Common Stock and CAH Warrants to be delisted from the Nasdaq Capital Market and deregistered under the Exchange Act as soon as practicable following the Effective Time.

(b)    From the date hereof through the Closing, CAH will use reasonable best efforts to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under the Exchange Act.

(c)    The Company will use its reasonable best efforts to cause: (i) the Company’s initial listing application with the Nasdaq Stock Market LLC in connection with the Transactions to have been approved; (ii) the Company to satisfy all applicable initial listing requirements of the Nasdaq Stock Market LLC; and (iii) the Company Common Shares and Company New Warrants issuable in accordance with this Agreement, including the Merger, to be approved for listing on the Nasdaq Stock Market LLC (and CAH shall reasonably cooperate in connection

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therewith), subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time.

Section 6.11    PCAOB Audited Financials. As promptly as reasonably practicable, the Company shall deliver to CAH (i) the audited consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of December 31, 2019 and December 31, 2020, and the related audited consolidated statements of income, changes in shareholder equity, and cash flows of the Company and the consolidated Company Subsidiaries for the years then ended, in each case, prepared in accordance with IFRS and Regulation S-X and audited in accordance with the auditing standards of the PCAOB (collectively, the “PCAOB Audited Financials”) not later than 30 days from the date hereof and (ii) unaudited financial statements, including consolidated balance sheets and consolidated statements of income, changes in shareholder equity, and cash flows, of the Company and the consolidated Company Subsidiaries as of and for a year-to-date period ended as of the end of a different fiscal quarter that is required to be included in the Registration Statement and any other filings to be made by the Company or CAH with the SEC in connection with the Transactions, in each case, prepared in accordance with the standards of the PCAOB.

Section 6.12    Certain Financial Information. CAH shall use reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of CAH, the Company in its timely preparation of any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement, Proxy Statement and any other filings to be made by the Company with the SEC in connection with the Transactions and (ii) to obtain the consents of its auditors in accordance with applicable law or requested by the SEC.

Section 6.13    Trust Account. As of the Effective Time, the obligations of CAH to dissolve or liquidate within a specified time period as contained in CAH’s Certificate of Incorporation will be terminated and CAH shall have no obligation whatsoever to dissolve and liquidate the assets of CAH by reason of the consummation of the Merger or otherwise, and no stockholder of CAH shall be entitled to receive any amount from the Trust Account. At least 48 hours prior to the Effective Time, CAH shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and cause the Trustee prior to the Effective Time to, and the Trustee shall thereupon be obligated to, transfer all funds held in the Trust Account to CAH (to be held as available cash on the balance sheet of CAH, and to be used for working capital and other general corporate purposes of the business following the Closing) and thereafter shall cause the Trust Account and the Trust Agreement to terminate.

Section 6.14    Post-Closing Directors and Officers. The Company will take all such action within its power as may be necessary or appropriate such that effective as of the Effective Time the directors and officers of the Company shall be the individuals set forth on Appendix 1 hereto, or other individuals designated by the Company.

Section 6.15    Withdrawal of Registration Statement. As promptly as practicable after execution of this Agreement, the Company shall promptly withdraw any registration statement that it has filed with the SEC prior to the date of this Agreement, including, but not limited to the Registration Statement on the Company F-1.

Section 6.16    Certain Tax Matters.

(a)    Subject to (i) the extent of the CAH Redemption, (ii) in the event that a Tax opinion is required to be delivered pursuant to Section 6.1(a), the delivery of such Tax opinion, and (iii) in the reasonable discretion of the Company, there being no change in law or official guidance to the contrary after the date hereof (or, in the event that a Tax opinion is delivered pursuant to Section 6.1(a), after the date of such opinion), the Company agrees to treat (and report) the Merger in accordance with the Intended Tax Treatment, unless otherwise required by a final

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determination pursuant to Section 1313(a) of the Code; provided that, for the avoidance of doubt, nothing in this Section 6.16 shall prevent any party or any of their respective Affiliates from settling, or require any of them to litigate, any challenge or other similar proceeding by any Governmental Authority with respect to the Intended Tax Treatment.

(b)    The Company agrees to not (i) liquidate CAH, (ii) merge CAH into another company or (iii) cause CAH to distribute any assets, in each case, prior to the second anniversary of the Closing; provided, however, that CAH shall be permitted to loan any assets to the Company or any other Subsidiary of the Company.

(c)    In the event that counsel to CAH is required to deliver a Tax opinion pursuant to Section 6.1(a) of this Agreement, CAH, the Company and Merger Sub shall use commercially reasonable efforts to deliver to counsel to CAH customary Tax representation letters as to factual matters satisfactory to such counsel for purposes of issuing such Tax opinion, dated and executed as of the date the Registration Statement is declared effective by the SEC and/or such other date(s) as determined reasonably necessary by such counsel.

ARTICLE 7.

CONDITIONS TO THE MERGER

Section 7.1    Conditions to the Obligations of Each Party. The obligations of the Company, CAH and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a)    Company Approval. The Company Approvals shall have been obtained and remain in full force and effect.

(b)    CAH Stockholder Approval. The CAH Stockholder Approval shall have been obtained and remain in full force and effect.

(c)    No Order. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Merger, illegal or otherwise prohibiting consummation of the Transactions, including the Merger.

(d)    Registration Statement. The Registration Statement shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or be threatened by the SEC.

(e)    Stock Exchange Listing. The Company Common Shares and Company New Warrants issued to holders of CAH Class A Common Stock in accordance with the terms of this Agreement shall be approved for listing upon the Closing on Nasdaq, subject only to office notice of issuance thereof.

(f)    CAH Net Tangible Assets. CAH shall have at least $5,000,001 of net tangible assets following the exercise of Redemption Rights in accordance with the CAH Organizational Documents.

Section 7.2    Conditions to the Obligations of CAH. The obligations of CAH to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing (unless otherwise specified in this Section 7.2) of the following additional conditions:

(a)    Representations and Warranties. The representations and warranties of the Company and Merger Sub contained in the first sentence of Section 3.1(a) (Corporation Organization) and Section 3.4 (Authority Relative

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to this Agreement) shall each be true and correct in all respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of the Company and Merger Sub set forth in Article 3 shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect.

(b)    Agreements and Covenants. The Company and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time.

(c)    Officer’s Certificate. The Company shall have delivered to CAH a certificate (the “Company Officer’s Certificate”), dated as of the Closing Date, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Section 7.2(a) and Section 7.2(b).

(d)    Registration Rights Agreement. All parties to the Registration Rights Agreement (other than CAH) shall have delivered, or cause to be delivered, to CAH copies of the Registration Rights Agreement duly executed by all such parties.

(e)    A&R Warrant Agreement. The Company shall have delivered to CAH the A&R Warrant Agreement duly executed by the Company.

(f)    PCAOB Audited Financials. The Company shall have delivered to CAH the PCAOB Audited Financials.

Section 7.3    Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to Closing (unless otherwise specified in this Section 7.3) of the following additional conditions:

(a)    Representations and Warranties. The representations and warranties of CAH contained in Section 4.1 (Corporation Organization), Section 4.3 (Capitalization), Section 4.4 (Authority Relative to this Agreement) and Section 4.12 (Brokers) shall each be true and correct in all respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “CAH Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of CAH contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “CAH Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a CAH Material Adverse Effect.

(b)    Agreements and Covenants. CAH shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

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(c)    Officer’s Certificate. CAH shall have delivered to the Company a certificate, dated as of the Closing Date, signed by an officer of CAH, certifying as to the satisfaction of the conditions specified in Section 7.3(a) and Section 7.3(b).

(d)    Registration Rights Agreement. CAH shall have delivered a copy of the Registration Rights Agreement duly executed by CAH.

(e)    A&R Warrant Agreement. CAH shall have delivered to the Company the A&R Warrant Agreement duly executed by CAH and the Trustee.

(f)    Minimum Cash. As of the Effective Time, after giving effect to the exercise of Redemption Rights by any CAH stockholders, funds in the Trust Fund shall equal or exceed $65,000,000 prior to payment of any unpaid or contingent liabilities, deferred underwriting fees or transaction costs of any of the Parties hereto (this Section  7.3(e) being the “Minimum Cash Condition”).

ARTICLE 8.

TERMINATION, AMENDMENT AND WAIVER

Section 8.1    Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the stockholders of the Company or CAH, as follows:

(a)    by mutual written consent of CAH and the Company;

(b)    by either CAH or the Company if the Effective Time shall not have occurred prior to September 30, 2021 (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 8.1(b) by or on behalf of any Party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article 7 on or prior to the Outside Date;

(c)    by either CAH or the Company if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transactions, the Merger;

(d)    by either CAH or the Company if the CAH Stockholder Approval shall fail to receive the requisite vote for approval at the CAH Stockholders’ Meeting;

(e)    by CAH if the Company shall have failed to receive the requisite vote for the Company Approvals at the relevant Company Meetings (oy by any adjournment of such Company Meeting);

(f)    by CAH upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 7.2(a) and 7.2(b) would not be satisfied (“Terminating Company Breach”); provided that CAH has not waived such Terminating Company Breach and CAH is not then in material breach of its representations, warranties, covenants or agreements in this Agreement; provided further that, if such Terminating Company Breach is curable by the Company, CAH may not terminate this Agreement under this Section 8.1(f) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by CAH to the Company; or

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(g)    by the Company upon a breach of any representation, warranty, covenant or agreement on the part of CAH set forth in this Agreement, or if any representation or warranty of CAH shall have become untrue, in either case such that the conditions set forth in Sections 7.3(a) and Section 7.3(b) would not be satisfied (“Terminating CAH Breach”); provided that the Company has not waived such Terminating CAH Breach and the Company are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided, however, that, if such Terminating CAH Breach is curable by CAH, the Company may not terminate this Agreement under this Section 8.1(g) for so long as CAH continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to CAH.

Section 8.2    Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any Party hereto, except as set forth in Section 8.2, Article 9, and any corresponding definitions set forth in Article 1, or in the case of termination subsequent to a willful material breach of this Agreement by a Party hereto.

Section 8.3    Amendment. This Agreement may be amended in writing by the Parties hereto at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto.

Section 8.4    Waiver. At any time prior to the Effective Time, (i) CAH may (a) extend the time for the performance of any obligation or other act of the Company or Merger Sub, (b) waive any inaccuracy in the representations and warranties of the Company or Merger Sub contained herein or in any document delivered by the Company or Merger Sub pursuant hereto and (c) waive compliance with any agreement of the Company or Merger Sub or any condition to its own obligations contained herein and (ii) the Company may (a) extend the time for the performance of any obligation or other act of CAH, (b) waive any inaccuracy in the representations and warranties of CAH contained herein or in any document delivered by CAH pursuant hereto and (c) waive compliance with any agreement of CAH or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby.

ARTICLE 9.

GENERAL PROVISIONS

Section 9.1    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.1):

if to CAH:

c/o CA Healthcare Acquisition Corp.

99 Summer Street, Suite 200

Boston, MA 02110

Telephone: (617) 314-3901

Attention: Larry J. Neiterman

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with a copy to:

Sidley Austin LLP 60 State Street, 36th Floor

Boston, MA 02109

Attention: Alexander B. Temel

Email: atemel@sidley.com

Attention: Joshua G. DuClos

E-mail: jduclos@sidley.com

Attention: David Ni

Email: dni@sidley.com

if to the Company or Merger Sub:

c/o Ocorian Trust (Cayman) Limited

PO Box 1350, Windward 3, Regatta Office Park

Grand Cayman KY1-1108

Cayman Islands

(345) 640-0540

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention: Warren S. de Wied

Email: warren.de.wied@friedfrank.com

and to:

Fried, Frank, Harris, Shriver & Jacobson (London) LLP 100 Bishopsgate, London, EC2N 4AG United Kingdom Attention: Ian Lopez

Email: ian.lopez@friedfrank.com

and to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Edwin O’Connor; Paul R. Rosie

Email:eoconnor@goodwinlaw.com; prosie@goodwinlaw.com

Section 9.2    Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article 9 and any corresponding definitions set forth in Article 1.

Section 9.3    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall

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nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 9.4    Entire Agreement; Assignment. This Agreement and the Ancillary Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede, except as set forth in Section 6.3(b), all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof, except for the Non-Disclosure Agreement. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any Party without the prior express written consent of the other Parties hereto.

Section 9.5    Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.6 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

Section 9.6    Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. Notwithstanding the foregoing, the following matters arising out of or relating to this Agreement shall be construed, performed and enforced in accordance with the DGCL: the Merger, the vesting of the rights, property, choses in action, business, undertaking, goodwill, benefits, immunities and privileges, contracts, obligations, claims, debts and liabilities of Merger Sub and CAH in the Surviving Corporation, and the cancellation of the shares of CAH Common Stock. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The Parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 9.7    Waiver of Jury Trial. Each of the Parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the Parties hereto (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.7.

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Section 9.8    Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.9    Counterparts; Electronic Delivery. This Agreement and each other Transaction Document may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement, any Transaction Document or in any other certificate, agreement or document related to the Transactions shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 9.10    Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the Parties’ obligation to consummate the Merger) in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 9.11    Waiver of Conflicts. Recognizing that Sidley Austin LLP (“CAH Counsel”) has acted as legal counsel to CAH, Sponsor, certain CAH security holders and certain of their respective affiliates prior to the Closing and that each of Goodwin Procter LLP and Fried, Frank, Harris, Shriver & Jacobson LLP (collectively, “LUM Counsel”) has acted as legal counsel to the Company and certain of its affiliates, including Merger Sub, prior to the Closing, and that CAH Counsel and LUM Counsel may act as legal counsel to CAH, the Surviving Corporation and one or more of its Subsidiaries, Sponsor, certain CAH security holders and certain of their respective affiliates after the Closing, each of CAH and the Surviving Corporation (including on behalf of the Surviving Corporation’s subsidiaries) hereby waives, on its own behalf and agrees to cause its affiliates to waive, any conflicts that may arise in connection with CAH Counsel or LUM Counsel representing CAH, Merger Sub, the Surviving Corporation or any of its Subsidiaries, Sponsor, any CAH security holder and any of their respective affiliates after to the Closing. In addition, all communications involving attorney-client confidences by or among CAH, Sponsor, CAH security holders or their respective affiliates in the course of the negotiation, documentation and consummation of the transactions contemplated hereby will be deemed to be attorney-client confidences that belong solely to Sponsor, such CAH security holder or such affiliate (and not to CAH, the Surviving Corporation or any of its Subsidiaries). Accordingly, CAH and the Surviving Corporation, as the case may be, will not have access to any such communications, or to the files of CAH Counsel relating to such engagement, whether or not the Closing will have occurred. Without limiting the generality of the foregoing, upon and after the Closing, (i) Sponsor or the applicable CAH security holder and its affiliates (and not CAH, the Surviving Corporation or any of its Subsidiaries) will be the sole holders of the attorney-client privilege with respect to such engagement, and none of CAH, the Surviving Corporation and its Subsidiaries will be a holder thereof, (ii) to the extent that files of CAH Counsel in respect of such engagement constitute property of the client, only Sponsor, the applicable CAH security holder or their respective affiliates (and not CAH, the Surviving Corporation or any of its Subsidiaries) will hold such property rights, (iii) CAH Counsel will have no

57

duty whatsoever to reveal or disclose any such attorney-client communications or files to CAH after the Closing and before or after the Closing, the Surviving Corporation or any of its Subsidiaries by reason of any attorney-client relationship between CAH Counsel and CAH before the Closing and after the Closing, the Surviving Corporation and any of its Subsidiaries or otherwise and (iv) LUM Counsel will have no duty whatsoever to reveal or disclose any attorney-client communications or files from the Company prior to the Closing to Sponsor, CAH or any CAH security holder before or after the Closing by reason of any attorney-client relationship between LUM Counsel and the Company before the Closing and, after the Closing, CAH, Sponsor, CAH security holder, the Surviving Corporation and any of its Subsidiaries or otherwise. Notwithstanding the foregoing, in the event that a dispute arises between CAH, the Surviving Corporation or any of its Subsidiaries and a third party (other than a Party to this Agreement or any of their respective affiliates) after the Closing, CAH and the Surviving Corporation (including on behalf of its Subsidiaries) may assert the attorney-client privilege to prevent disclosure of confidential communications by CAH Counsel to such third party; provided, however, that neither CAH, the Surviving Corporation nor any of its Subsidiaries may waive such privilege without the prior written consent of the Sponsor.

[Signature Page Follows]

58

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

LUMIRADX LIMITED

By:	/s/ Veronique Ameye
Name:	Veronique Ameye
Title:	EVP & General Counsel

MERGER SUB:

LUMIRADX MERGER SUB, INC.

By:	/s/ Veronique Ameye
Name:	Veronique Ameye
Title:	President

[Signature Page to Merger Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

CAH:

CA HEALTHCARE ACQUISITION CORP.

By:	/s/ Larry J. Neiterman
Name:	Larry J. Neiterman
Title:	Chief Executive Officer

[Signature Page to Merger Agreement]

Annex A-2

AMENDMENT

TO THE AGREEMENT AND PLAN OF MERGER

AMENDMENT, dated as of August 19, 2021 (this “Amendment”), to the Agreement and Plan of Merger, dated as of April 6, 2021 (the “Agreement”), by and among (i) LumiraDx Limited, a Cayman Islands exempted company limited by shares with company number 314391 (the “Company”), (ii) LumiraDx Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and (iii) CA Healthcare Acquisition Corp., a Delaware corporation (“CAH”). The Company, Merger Sub, and CAH are referred to collectively herein as the “Parties” and individually as a “Party”.

WHEREAS, the Parties wish to amend the Agreement as set forth herein; and

WHEREAS, pursuant to Section 8.3 of the Agreement, the Agreement may be amended by an instrument in writing signed by each of the Parties thereto.

NOW, THEREFORE, in consideration of the promises herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions. Unless otherwise defined herein or amended hereby, capitalized terms used herein which are defined in the Agreement shall have the meanings ascribed to them in the Agreement.

2.	Article 1. The definition of “Company Valuation” in Article 1 Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

“Company Valuation” means an amount equal to $3 billion; provided that the Company Valuation shall be increased by an amount equal to the aggregate purchase price of all Company Ordinary Shares and/or Company Common Shares issued by the Company in exchange for cash in equity financing transactions after the date of this Agreement and prior to the Effective Time.

3.	Exhibit B. Exhibit B to the Agreement is hereby amended and restated in its entirety as attached hereto as Exhibit B to this Amendment.

4.	Exhibit G. Exhibit G to the Agreement is hereby amended and restated in its entirety as attached hereto as Exhibit G to this Amendment.

5.	Effectiveness. This Amendment shall become effective as of the date first written above (the “Amendment Effective Date”).

6.	Reference to and Effect on the Agreement.

a.

On or after the Amendment Effective Date, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

b.	Except as amended hereby, the provisions of the Agreement are and shall remain in full force and effect.

[Remainder of this page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment effective as of the date first above written.

COMPANY:

LUMIRADX LIMITED

By:	/s/ Veronique Ameye
Name: Veronique Ameye Title: Executive Vice President and General Counsel

MERGER SUB:

LUMIRADX MERGER SUB, INC.

By:	/s/ Veronique Ameye
Name: Veronique Ameye Title: President

CAH:

CA HEALTHCARE ACQUISITION CORP.

By:	/s/ Larry J. Neiterman
Name: Larry J. Neiterman

Annex A-3

SECOND AMENDMENT

TO THE AGREEMENT AND PLAN OF MERGER

SECOND AMENDMENT, dated as of August 27, 2021 (this “Amendment”), to the Agreement and Plan of Merger, dated as of April 6, 2021 (the “Agreement”), by and among (i) LumiraDx Limited, a Cayman Islands exempted company limited by shares with company number 314391 (the “Company”), (ii) LumiraDx Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and (iii) CA Healthcare Acquisition Corp., a Delaware corporation (“CAH”), as amended by that Amendment to the Agreement and Plan of Merger, dated as of August 19, 2021. The Company, Merger Sub, and CAH are referred to collectively herein as the “Parties” and individually as a “Party”.

WHEREAS, the Parties wish to amend the Agreement as set forth herein; and

WHEREAS, pursuant to Section 8.3 of the Agreement, the Agreement may be amended by an instrument in writing signed by each of the Parties thereto.

NOW, THEREFORE, in consideration of the promises herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions. Unless otherwise defined herein or amended hereby, capitalized terms used herein which are defined in the Agreement shall have the meanings ascribed to them in the Agreement.

2.	Exhibit G. Exhibit G to the Agreement is hereby amended and restated in its entirety as attached hereto as Exhibit G to this Amendment.

3.	Effectiveness. This Amendment shall become effective as of the date first written above (the “Amendment Effective Date”).

4.	Reference to and Effect on the Agreement.

a.

On or after the Amendment Effective Date, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

b.	Except as amended hereby, the provisions of the Agreement are and shall remain in full force and effect.

[Remainder of this page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment effective as of the date first above written.

COMPANY:

LUMIRADX LIMITED

By:	/s/ Veronique Ameye
Name:	Veronique Ameye
Title:	Executive Vice President and General Counsel

MERGER SUB:

LUMIRADX MERGER SUB, INC.

By:	/s/ Veronique Ameye
Name:	Veronique Ameye
Title:	President

CAH:

CA HEALTHCARE ACQUISITION CORP.

By:	/s/ Larry J. Neiterman
Name:	Larry J. Neiterman
Title:	Chief Executive Officer

Exhibit G

Conversion Factor

Fully Diluted Share Price Calculation

		Converted
	Base	A Ord	Common	Total
A Ordinary Shares		132,203,999		132,203,999
Series A Preferred		75,253,881		75,253,881

Series B Preferred	33,008		12,543,492	12,543,492

2019 Loan Conversion	$75,155,586		14,825,558	14,825,558

2020 Loan Conversion	$75,370,444		12,565,109	12,565,109

Stock Options	81,724,718
less “out of the money”	(26,574,755)
Options	55,149,963
Proceeds on exercise	97,231,736
Shares Reduced	(9,723,173)
Net Options Impact	45,426,790	45,426,790		45,426,790

Warrants	13,259,029
less “out of the money”	(1,981,134)
Warrants	11,277,895
Proceeds on exercise	40,967,241
Shares Reduced	(4,096,724)
Net Warrants Impact	7,181,171	4,298,123	2,883,048	7,181,171

Total Fully Diluted Shares		257,182,793	42,817,207	300,000,000
Valuation	$3,000,000,000			$10,000,000

Share Split - 1    1 : 220

Share Split - 2    1 : 1.60806264

4

Annex B

Memorandum and Articles of Association

Of

LUMIRADX LIMITED

The Companies Act

(as revised) of the Cayman Islands

Company number: 314391

(Exempted company limited by shares)

(Adopted by special resolution on [●] 2021)

Company number: 314391

(Exempted company limited by shares)

(Adopted by special resolution on [●] 2021)

THE COMPANIES ACT (AS REVISED)

MEMORANDUM OF ASSOCIATION

OF

LUMIRADX LIMITED

1	The name of the Company is LumiraDx Limited.

2

The registered office will be situated at the offices of Ocorian Trust (Cayman) Limited, PO Box 1350, Windward 3, Regatta Office Park, Grand Cayman, KY1-1108, Cayman Islands, or at such other place in the Cayman Islands as the directors may from time to time decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object that is not prohibited by any law of the Cayman Islands.

4	The Company shall have and be capable of exercising all the powers of a natural person of full capacity as provided by law.

5	The liability of the shareholders is limited to the amount, if any, unpaid on their shares.

6

[The authorised share capital of the Company is US$[●] divided into [●] A Ordinary Shares of par value US$[●] each, US$[●] Common Shares of par value US$[●] each and US$[●] shares of par value US$[●] each of such class or classes (however designated) and having such rights as the Board may determine in accordance with Article 5.6 (Undesignated Shares) of the Articles][1].

7

The Company has the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to apply for deregistration in the Cayman Islands.

8	Capitalised terms that are not defined herein bear the same meaning given to them in the Articles of Association of the Company.

[1]

NTD—Authorised share capital and par value of each class of share to be updated once the subdivision is known. Each of the subdivision and the adoption of the Articles will be approved by the Shareholders subject to the Merger closing.

		Page Nos.
Part A Interpretation, limitation of liability and other miscellaneous provisions		5
1.	Preliminary	5
2.	Defined terms	5
3.	Interpretation	11
4.	Liability of Shareholders	12
Part B Share capital, rights and transfers		12
5.	Share capital	12
6.	Rights attaching to A Ordinary Shares and Common Shares	13
7.	Permitted transfers of the A Ordinary shares	23
8.	Mandatory transfers of A Ordinary Shares	23
9.	Registration	25
Part C Founder Directors		26
10.	The Founder Directors	26
Part D Directors and Secretary Number and appointment of directors		27
11.	Number of directors	27
12.	Methods of appointing directors	27
13.	Number of Directors to Retire	27
14.	Termination of director’s appointment	28
15.	Directors’ general authority	28
16.	Delegation of Directors’ Powers	28
17.	Agents	29
Part E Decision-making by directors		29
18.	Directors to take decisions collectively	29
19.	Unanimous decisions	30
20.	Calling a directors’ meeting	30
21.	Participation in directors’ meetings	30
22.	Quorum for directors’ meetings	31
23.	Chairing of directors’ meetings	31
24.	Casting vote	31
25.	Conflicts of interest	32
26.	Minutes	32
27.	Directors’ discretion to make further rules	32
Part F Remuneration of Directors		33
28.	Directors’ remuneration	33
29.	Directors’ expenses	33
Part G Alternate directors and Secretary		33
30.	Appointment and removal of alternates	33
31.	Rights and responsibilities of alternate directors	34
32.	Termination of alternate directorship	34
33.	Secretary	35
Part H Liens, share certificates and distributions Liens, calls and forfeiture		35
34.	Company’s lien	35
35.	Enforcement of the Company’s lien	35
36.	Call notices	36
37.	Liability to pay calls	36
38.	Payment in advance of calls	37
39.	When call notice need not be issued	37
40.	Failure to comply with call notice: automatic consequences	37
41.	Notice of intended forfeiture	38
42.	Directors’ power to forfeit shares	38
43.	Effect of forfeiture	38

		Page Nos.
44.	Procedure following forfeiture	39
45.	Surrender of shares	39
46.	Company not bound by less than absolute interests	39
47.	Share certificates	39
48.	Replacement share certificates	40
49.	Instruments of transfer	40
50.	Register	41
51.	Closing Register of Shareholders or Fixing Record Date	41
52.	Fractional entitlements	41
Part I Dividends and Other Distributions		42
53.	Procedure for declaring dividends	42
54.	Calculation of dividends	42
55.	Payment of dividends and other distributions	43
56.	No interest on distributions	43
57.	Unclaimed distributions	43
58.	Non-cash distributions	44
59.	Waiver of distributions	44
Part J Capitalisation of Profits		44
60.	Authority to capitalise and appropriation of capitalised sums	44
Part K Decision-making by Shareholders		45
61.	Power to call general meetings	45
62.	Notice of general meetings	46
63.	General meetings at more than one place	47
64.	Electronic general meetings	48
65.	Attendance and speaking at general meetings	48
66.	Quorum for general meetings	48
67.	Chairing general meetings	48
68.	Attendance and speaking by directors and non-shareholders	49
69.	Security	49
70.	Adjournment	49
71.	Voting: general	50
72.	Errors and disputes	50
73.	Content of proxy notices	50
74.	Delivery of proxy notices	51
75.	Revocation of proxy notices	51
76.	Votes of proxies	52
77.	Amendments to resolutions	52
78.	Corporations acting by representatives at meetings	52
Part L Administrative Arrangements		53
79.	Company communications	53
80.	Company seals	54
81.	Accounts, audit and annual return and declaration	55
82.	Right to inspect accounts and other records	56
83.	Indemnity	56
84.	Amendment of articles of association	57

Company number: 314391

The Companies Act (as revised)

Exempted company limited by shares

ARTICLES OF ASSOCIATION

of

LUMIRADX LIMITED (the “Company”)

PART A

INTERPRETATION, LIMITATION OF LIABILITY AND OTHER MISCELLANEOUS PROVISIONS

1.	PRELIMINARY

Table A of the First Schedule to the Act shall not apply to the Company.

2.	DEFINED TERMS

In these Articles, unless a contrary intention is expressly stated, the following words and expressions shall have the following meanings:

“5% Convertible Loan Notes” means the 5% unsecured convertible loan notes issued pursuant to the convertible loan note instrument dated 15 October 2019 between the Company and Wilmington Trust SP Services (London) Limited.

“10% Convertible Loan Notes” means the 10% unsecured convertible loan notes issued pursuant to the convertible loan note instrument dated 1 July 2020 between the Company and Wilmington Trust SP Services (London) Limited.

“2016 Warrants” means the warrants issued by the Company to the USB Funds pursuant to a warrant instrument dated 3 October 2016.

“2019 Warrants” means the warrants issued by the Company to Kennedy Lewis Investment Management, Petrichor Opportunities Fund I LP and certain other lenders pursuant to warrant instruments dated 20 September 2019.

“2020 Warrants” means the warrants issued by the Company on the 9 November 2020 pursuant to a warrant instrument dated 1 July 2020.

“Act” means the Companies Act and every other law and regulation of the Cayman Islands for the time being in force concerning companies and affecting the Company.

“Affiliate” means in respect of a person, means any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person, and: (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, whether by blood, marriage or adoption or anyone residing in such person’s home, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity and “Affiliates” shall be construed accordingly.

“AGM” has the meaning ascribed to it in Article 61.1 (Power to call General Meetings).

“alternate” or “alternate director” has the meaning ascribed to it in Article 30 (Appointment and removal of alternates).

5

“A Ordinary Shares” means the A ordinary shares of US$[●] each in the capital of the Company.

“appointor” has the meaning ascribed to it in Article 30 (Appointment and removal of alternates).

“Articles” means the Company’s articles of association as amended from time to time by way of special resolution (and “Article” means a provision of the Articles).

“associated company” means any subsidiary or holding company of the Company or any subsidiary of any holding company of the Company.

“Audit Committee” means the audit committee of the Company formed by the Board pursuant to Article 16.3 (Delegation of Directors’ Powers), or any successor of the audit committee;

“bankruptcy” includes individual insolvency proceedings in a jurisdiction other than the Cayman Islands which have an effect similar to that of bankruptcy.

“Board” means the board of directors of the Company from time to time.

“Business Day” means any day except: (i) a Saturday, (ii) a Sunday; and (iii) any other day on which commercial banks in New York, United States of America or in London, United Kingdom or in the Cayman Islands are authorised or obligated by law or executive order to close.

“CAH” means CA Healthcare Acquisition Corp, a Delaware corporation with a registered office at 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808.

“CAH Common Shares” means the Common Shares issued to the former stockholders of CAH (other than the Sponsor Common Shares and any Common Shares arising from the exercise of the CAH Warrants) in accordance with the terms of the Merger Agreement and registered pursuant to a registration statement filed with and declared effective by the SEC.

“CAH Common Stock” has the meaning given to such term in the Merger Agreement.

“CAH Warrants” means, other than the Sponsor Warrants, the warrants issued to former holders of CAH Common Stock, and assumed by the Company at the Effective Time, pursuant to a warrant agreement dated January 26 2021, as amended and restated on [●] April 2021, exercisable for Common Shares in accordance with the terms set out therein;

“call” has the meaning ascribed to it in Article 36.1 (Call notices).

“call notice” has the meaning ascribed to it in Article 36.1 (Call notices).

“call payment date” has the meaning ascribed to it in Article 40 (Failure to comply with call notice: automatic consequences).

“capitalised sum” has the meaning ascribed to it in Article 60 (Authority to capitalise and appropriate of capitalised sum).

“Chairman” means the chairman of the Board appointed pursuant to Article 23 (Chairing of directors’ meetings).

“chairman of the meeting” has the meaning ascribed to it in Article 67 (Chairing general meetings).

“Class I Directors” has the meaning ascribed to it in Article 14.2 (Number of Directors).

“Class II Directors” has the meaning ascribed to it in Article 14.2 (Number of Directors).

“clear days” means, in relation to the sending of a notice, the period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“Closing Date” has the meaning given to such term in the Merger Agreement.

“Code” means the U.S. Internal Revenue Code of 1986 as amended.

“Common Shares” means the ordinary shares of US$[●] par value each in the capital of the Company.

6

“Companies Act” means the Companies Act (2020 Revision) of the Cayman Islands and any statutory amendment or re-enactment thereof.

“Company’s lien” has the meaning ascribed to it in Article 34.1 (Company’s lien).

“Designated Securities Exchange” means, at any time, the registered national securities exchange on which any of the shares are then principally listed or traded, which shall, from the Closing Date, be the Nasdaq or any successor exchange of the Nasdaq.

“Designated Securities Exchange Rules” means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any of the shares on the Designated Securities Exchange.

“director” means a director of the Company, and includes any person occupying the position of director, by whatever name called.

“distribution recipient” has the meaning ascribed to it in Article 55 (Payment of dividends and other distributions).

“document” includes, unless otherwise specified, any summons, notice, order, register, certificate or other legal process and includes any such document sent or supplied in electronic form.

“Early Conversion Conditions” has the meaning ascribed to it in Article 6.8 (Exceptional Voluntary Conversion of the A Ordinary Shares).

“Early Restricted Period End Date” has the meaning ascribed to it in Article 6.8 (Exceptional Voluntary Conversion of the A Ordinary Shares).

“Effective Time” has the meaning given to such term in the Merger Agreement.

“electronic general meeting” has the meaning ascribed to it in Article 64 (Electronic General Meeting).

“eligible director” means a director who would have been entitled to vote on the matter had it been proposed as a resolution at a directors’ meeting (but excluding any director whose vote is not to be counted in respect of the resolution in question).

“Employee” means a person who at the date of the adoption of these Articles or subsequently is employed by, or is a consultant to, any Group Company and/or holds the office of executive and/or non-executive director in any Group Company.

“ESPP” means the 2021 employee stock purchase plan;

“Exceptional Voluntary Conversion” has the meaning ascribed to it in Article 6.8 (Exceptional Voluntary Conversion of the A Ordinary Shares).

“Exceptional Voluntary Conversion Date” has the meaning ascribed to it in Article 6.8 (Exceptional Voluntary Conversion of the A Ordinary Shares).

“Exceptional Voluntary Conversion Notice” has the meaning ascribed to it in Article 6.8 (Exceptional Voluntary Conversion of the A Ordinary Shares).

“Exchange Act” means the Securities Exchange Act of 1934 of the United States of America, as amended.

“Family Trust” means a trust under which:

(a)	the beneficial interest in the shares held by it or the income from such shares is for the time being, or may in the future be, vested in no person other than:

(i)	the settlor or a Privileged Relation of such settlor; or

(ii)

any charity or charities as default beneficiaries (meaning that such charity or charities have no immediate beneficial interest in the shares or the income from them when the trust is created but may become so interested if there are no other beneficiaries from time to time except another charity or charities); and

7

(b)

no power or control over the voting powers conferred by the shares held by it is for the time being exercisable by or subject to the consent of any person other than the trustee or trustees or the settlor or a Privileged Relation of such settlor.

“Founders” means each of Ron Zwanziger, Dave Scott PHD and Jerry McAleer PHD and “Founder” shall be construed accordingly.

“Founder Director” has the meaning ascribed to it in Article 10 (The Founder Directors) or the relevant Founder Director’s alternate.

“Founder Shares Lock-Up Period” shall have the meaning ascribed to it in the Sponsor Agreement.

“Group” means the Company and its subsidiaries (if any) for the time being and “Group Company” means any of them.

“Indemnified Person” means any director, alternate director, Secretary or other officer for the time being or from time to time of the Company or any Group Company.

“Independent Directors” means the members of the Board designated as independent directors in accordance with the requirements of the Designated Securities Exchange Rules for a foreign private issuer.

“instrument” means a document in hard copy form.

“Jefferies Warrants” means the warrants issued by the Company to Jefferies Finance LLC pursuant to a warrant instrument dated 6 November 2020.

“lien enforcement notice” has the meaning ascribed to it in Article 35 (Enforcement of the Company’s lien).

“Market Price” means the market value of the A Ordinary Shares which shall be deemed to be the market price of a Common Share at the close of business on the date immediately preceding the date of the Transfer Notice.

“Merger Agreement” means the agreement and plan of merger dated [●] April 2021 entered into between the Company, CAH and Merger Sub.

“Merger Sub” means LumiraDx Merger Sub, Inc.

“Morningside” means Morningside Venture Investments Limited and MVIL, LLC.

“Nasdaq” means Nasdaq Global Select Market (or other similar national quotation system of the Nasdaq Stock Market).

“ordinary resolution” means a resolution that is described as such in its terms passed by a simple majority of such shareholders as, being entitled to do so, vote in person or by proxy at a duly convened general meeting of the Company.

“Other Indemnitors” means persons or entities other than the Company that may provide indemnification, advancement of expenses and/or insurance to the Indemnified Persons in connection with such Indemnified Persons’ involvement in the management of the Company.

“paid” means paid or credited as paid.

“participate”, in relation to a directors’ meeting, has the meaning ascribed to it in Article 21 (Participation in directors’ meetings).

“partly paid” in relation to a share, means that part of that share’s par value or any premium at which it was issued that has not been paid to the Company.

“person” includes any individual, firm, corporation, body corporate, association, partnership, trust, unincorporated association, employee representative body, government or state or agency or department thereof, executors, administrators or successors in title (whether or not having a separate legal personality).

8

“persons entitled” has the meaning ascribed to it in Article 60.1 (Authority to capitalise and appropriation of capitalised sum).

“Pharmakon Warrants” means the warrants to be issued by the Company to BioPharma Credit Investments V (Master) LP and BPCR Limited Partnership pursuant to a warrant instrument dated [●] 2021.

“Privileged Relation” means in relation to a shareholder, the spouse, civil partner or widow, widower or surviving civil partner of the shareholder and/or the shareholder’s children and/or grandchildren (including step and adopted children and their issue and step and adopted children of the shareholder’s children).

“proxy notice” has the meaning ascribed to it in Article 73 (Content of proxy notices).

“relevant director” means any director or former director of the Company or any associated company.

“relevant loss” means any costs, charges, losses, expenses and liabilities which have been or may be incurred by a relevant director, Secretary or other officer in the actual or purported execution or discharge of his duties or in the actual or purported exercise of his powers in relation to the affairs of the Company, any associated company, any pension fund (including any occupational pension scheme) or any employees’ share scheme of the Company or associated company.

“relevant rate” has the meaning ascribed to it in Article 40.1(b) (Failure to comply with call notice: automatic consequences).

“Register” means, as the context requires, (i) in the case of the Common Shares, the register of members holding the Common Shares to be kept in accordance with the Companies Act and maintained in accordance with the Designated Securities Exchange Rules; and/or (ii) in the case of the A Ordinary Shares, the register of members holding the A Ordinary Shares maintained by the Company in accordance with Section 40 of the Companies Act; and/or (iii) in the case of any other shares, any other register of members to be kept in accordance with the Companies Act.

“Registration Statement” means the Company’s registration statement on Form F-4 in respect of the Merger filed with and declared effective by the SEC prior to the Closing Date;

“Relevant Transfer Price” has the meaning ascribed to it in Article 8.6 (Mandatory Transfers of A Ordinary Shares).

“Relevant System” means any computer based system, and procedures, permitted by the Designated Securities Exchange, which enables title in units of a security to be evidenced by a book-entry system and Transferred without a written instrument and which facilitates supplementary and incidental matters.

“Restricted Common Shares” has the meaning ascribed to it in Article 6.12 (Restricted Common Shares).

“Restricted Period End Date” has the meaning ascribed to it in Article 6.7(a) (Voluntary Conversion of the A Ordinary Shares).

“Rights” means any option, warrant, conversion right or contractual right of any kind to acquire A Ordinary Shares, including any A Ordinary Shares to be issued under a Share Option Scheme or issuable upon the exercise of any of the 2016 Warrants and/or the 2019 Warrants.

“SEC” means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act.

“Secretary” means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary of the Company.

“Securities Act” means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

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“Share Option Scheme” means any share option scheme of the Company for the incentivisation and/or reward of current and/or prospective Employees and/or consultants (or consultants service companies) of the Company and/or any Group Company, existing as at the date of adoption of these Articles.

“shareholder” or “holder” shall each mean a member who is registered as the holder of shares of any class in the Register.

“Shareholder Requisition Meeting” has the meaning ascribed to it under Article 61.4 (Power to Call General Meetings).

“shares” means shares of any class in the capital of the Company and “share” shall be construed accordingly.

“special resolution” means a resolution that is described as such in its terms passed by shareholders representing at least two thirds (2/3) of the total voting rights of shareholders who being entitled to vote, do so, in person or by proxy, at a duly convened general meeting of the Company.

“Sponsor” means CA Healthcare Sponsor LLC.

“Sponsor Agreement” means the agreement between, inter alia, the Sponsor, the Company and CAH.

“Sponsor Common Shares” means the Common Shares issued to the Sponsor pursuant to the Merger Agreement.

“Sponsor Warrants” means the 4,050,000 CAH Warrants issued to the Sponsor which will, at the Effective Time, be converted and exchanged for 405,000 Common Shares in accordance with the terms of the Sponsor Agreement.

“subsidiary” means a company which is a subsidiary of another company, its “holding company” by means of the holding company: (a) holding a majority of the voting rights in it; or (b) is a shareholder and has the right to appoint or remove a majority of its board of directors; or (c) is a shareholder and controls alone, pursuant to an agreement with other shareholders, a majority of the voting rights in it, or if it is a subsidiary of a company that is itself a subsidiary of that other company and “subsidiaries” shall be construed accordingly.

“SVB Warrants” means the warrants issued by the Company to Silicon Valley Bank pursuant to a warrant instrument dated 20 January 2021.

“Swap” means any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of shares, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

“Transfer” shall mean (a) any direct or indirect sale, offer to sell, assignment, transfer, conveyance, hypothecation or other transfer or disposition of a share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, the transfer of a share to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to voting control over such share by proxy or otherwise; (b) the entry into of any Swap; (c) the making of any demand for, or the exercise of any right with respect to, the registration under the Securities Act, of the offer and sale of any such share or any legal or beneficial interest in such share, or causing to be filed with the SEC a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration; or (d) the public announcement of any intention to do any of the foregoing, provided, however, that the following shall not be considered a “Transfer” within the meaning of these Articles: (i) the granting of a revocable proxy to officers or directors of the Company at the request of the Board in connection with actions to be taken at a general meeting of shareholders, and “Transferred” shall be construed accordingly.

“Transfer Agent” means a person approved under the Designated Securities Exchange Rules as operator of the Relevant System.

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“Transfer Entitlement Notice” means the notice to be sent by the Company to the shareholders in the circumstances set out in the Registration Statement;

“Transfer Notice” has the meaning ascribed to it in Article 8.1 (Mandatory Transfers of A Ordinary Shares).

“transmittee” means a person entitled to a share by reason of the death or bankruptcy of a shareholder or otherwise by operation of law.

“Undesignated Shares” has the meaning ascribed to it in Article 5.6 (Undesignated Shares).

“United Kingdom” means Great Britain and Northern Ireland.

“USB Funds” means USB Focus Fund LumiraDx 1 A LLC and USB Focus Fund LumiraDx 1-B.

“US$” or “USD” shall mean US Dollars, the lawful currency of the United States of America.

“U.S. Person” means a person who is a citizen or resident of the United States of America.

“Voluntary Conversion” has the meaning ascribed to it in Article 6.7(a) (Voluntary Conversion of the A Ordinary Shares).

“Voluntary Conversion Date” has the meaning ascribed to it in Article 6.7(c) (Voluntary Conversion of the A Ordinary Shares).

“Voluntary Conversion Notice” has the meaning ascribed to it in Article 6.7(a) (Voluntary Conversion of the A Ordinary Shares).

“Voluntary Converting Holder” has the meaning ascribed to it in Article 6.7(a) (Voluntary Conversion of the A Ordinary Shares).

“Voluntary Conversion Rate” means one (1) Common Share for each A Ordinary Share subject to adjustment in accordance with Article 6.9 (Voluntary conversion rate).

“Wholly-owned Group” means a body corporate and any holding company of which it is a wholly-owned subsidiary and any other wholly-owned subsidiaries of that holding company (including any wholly-owned subsidiary of the body corporate).

“writing” means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods and “written” shall be construed accordingly.

3.	INTERPRETATION

3.1	In these Articles:

(a)	words in the singular include the plural and vice versa and words in one gender include any other gender;

(b)	the table of contents and headings are for convenience only and do not affect the interpretation of these Articles;

(c)	general words shall not be given a restrictive meaning:

(i)	if they are introduced by the word “other” or “including” or similar words by reason of the fact that they are preceded by words indicating a particular class of act, matter or thing; or

(ii)	by reason of the fact that they are followed by particular examples intended to be embraced by those general words; and

(d)

for the purposes only of determining whether a company is a subsidiary or holding company, shares registered in the name of a person (or its nominee) by way of security or in connection with the taking of security shall be treated as held by the person providing the security and shares held by a person as nominee for another shall be treated as held by the other.

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3.2

Unless the context otherwise requires (or unless otherwise defined or stated in these Articles), words or expressions contained in these Articles shall have the same meaning as in the Act as in force from time to time.

4.	LIABILITY OF SHAREHOLDERS

The liability of the shareholders is limited to the amount, if any, unpaid on the shares held by them.

PART B

SHARE CAPITAL, RIGHTS AND TRANSFERS

5.	SHARE CAPITAL

5.1

The authorised share capital of the Company is US$[●] divided into [●] A Ordinary Shares of par value US$[●] each, [●] Common Shares of par value US$[●] each and [●] shares of par value US$[●] each of such class or classes (however designated) and having such rights as the Board may determine in accordance with Article 5.6 (Undesignated Shares) of the Articles.

5.2	Except as otherwise provided in these Articles, the A Ordinary Shares and the Common Shares shall rank pari passu in all respects but shall constitute separate classes of shares.

5.3

Subject to these Articles, the Act, and where applicable, the Designated Securities Exchange Rules, all shares for the time being unissued shall be under the control of the Board who may, in their absolute discretion and without the approval of the shareholders, cause the Company to offer, allot, grant options, warrants or similar instruments with respect thereto over or otherwise dispose of the shares with or without preferred, deferred, qualified or other special rights or restrictions, whether in regard to dividends or other forms of distribution, voting, return of capital or otherwise, and to such persons and on such terms and conditions and for such consideration, and at such times as they think fit, provided no share shall be issued at a discount (except in accordance with the provisions of the Act) and in all cases, subject to the provisions of these Articles, the Designated Securities Exchange Rules and the Act but without prejudice to any rights attached to any existing shares.

5.4	Subject to the Act and these Articles, the Company may:

(a)

issue shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares; and

(b)

make payment in respect of the redemption or repurchase of its own shares in any manner authorised by the Act, including out of capital, share premium, profits or the proceeds of a fresh issue of new shares.

5.5	Shares may be issued by the Company which are nil, partly or fully paid. The Company shall not issue shares to bearer.

5.6

Without prejudice to the generality of Article 5.3 (Share Capital) above, the Board is hereby authorised to issue (or cause to be issued), without the approval of shareholders, one or more classes or series of undesignated shares (“Undesignated Shares”), and to fix the designations, powers, preferences and relative participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series of Undesignated Shares, dividend rights, conversion rights, redemption privileges, voting rights and powers (including full or limited or no voting rights or powers) and liquidation preferences, and to increase or decrease the number of shares comprising any such class or series (but not below the number of shares of any class or series of Undesignated Shares then outstanding) to the extent permitted by these Articles, applicable Designated Securities Exchange Rules, and the Act.

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5.7	The Company may from time to time by ordinary resolution:

(a)	consolidate and/or divide all or any of its share capital into shares of larger par value than its existing shares; and/or

(b)

subdivide its existing shares, or any of them, into shares of smaller par value than is fixed by the Memorandum of Association of the Company subject (in each case) nevertheless to the provisions of section 13 of the Companies Act.

6.	RIGHTS ATTACHING TO A ORDINARY SHARES AND COMMON SHARES

6.1

Each of the A Ordinary Shares and the Common Shares shall entitle the holders thereof to the rights and shall be subject to the restrictions set out in this Article 6 (Rights attaching to A Ordinary Shares and Common Shares).

6.2	Voting rights attaching to A Ordinary Shares

Except as otherwise provided in these Articles, the holders of the A Ordinary Shares shall have the right to receive notice of and attend and vote and speak at any general meeting of the Company and shall be entitled to vote on any shareholder resolution of the Company. All shareholder resolutions of the Company at any general meeting shall be conducted by way of a poll. Each holder of A Ordinary Shares, present at such meeting in person or by proxy or by representative, shall be entitled on a poll to ten (10) votes, for each A Ordinary Share held by him.

6.3	Voting rights attaching to Common Shares

Except as otherwise provided in these Articles, the holders of the Common Shares shall have the right to receive notice of and attend and vote and speak at any general meeting of the Company and shall be entitled to vote on any shareholder resolution of the Company. All shareholder resolutions of the Company at any general meeting shall be conducted by way of a poll. Each holder of Common Shares present at such meeting in person or by proxy or by representative shall be entitled on a poll to one (1) vote, for each Common Share held by him.

6.4	Dividends

Any profits which the Company or the Board may determine to distribute shall be distributed amongst the holders of the A Ordinary Shares and Common Shares (equally as if they were one class of shares) pro rata (on a per share basis) according to the number of A Ordinary Shares and Common Shares held.

6.5	Capital

Subject to the Act, on a return of capital on a winding up (excluding any reorganisation of the Company’s assets and liabilities on an intra-group and solvent basis) the assets of the Company available for distribution amongst its shareholders after payment of its liabilities shall be applied amongst the holders of the A Ordinary Shares and Common Shares (equally as if they were one class of shares) pro rata (on a per share basis) according to the number of A Ordinary Shares and Common Shares held.

6.6	Transfer of A Ordinary Shares

(a)

Except as provided in Article 6.6(b) below (Transfer of A Ordinary Shares) no Transfer of any A Ordinary Shares is permitted unless such A Ordinary Shares are first voluntarily converted into Common Shares in accordance with Article 6.7 (Voluntary conversion of the A Ordinary Shares) or Article 6.8 (Exceptional Voluntary Conversion of the A Ordinary Shares).

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(b)

A holder of A Ordinary Shares may Transfer any of the A Ordinary Shares held by such holder without first converting them into Common Shares in accordance with Article 6.7 (Voluntary conversion of the A Ordinary Shares) or Article 6.8 (Exceptional Voluntary Conversion of the A Ordinary Shares) below if, but only if, it is:

(i)	a Permitted Transfer in accordance with Article 7 (Permitted Transfers of A Ordinary Shares) or is a Mandatory Transfer in accordance with Article 8 (Mandatory Transfers of A Ordinary Shares);

(ii)

in connection with the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of A Ordinary Shares, provided that such plan does not provide for a Transfer of A Ordinary Shares prior to the Restricted Period End Date and the entry into such plan is not publicly disclosed, including in any filings under the Exchange Act, prior to the Restricted Period End Date;

(iii)

a Transfer of (and/or the entry into of an irrevocable commitment to agree to Transfer) A Ordinary Shares pursuant to a bona fide third party tender offer, merger, or other similar transaction made to or involving all holders of the Company’s securities and involving a change of control of the Company, provided that in the event that such merger, tender offer or other transaction is not consummated, such A Ordinary Shares held by such holder shall remain subject to the restrictions on Transfer set forth herein;

(iv)	the Transfer of A Ordinary Shares by gift, or by will or intestate succession to a Privileged Relation or to the trustees of a Family Trust;

(v)	the Transfer of A Ordinary Shares pursuant to a court order in respect of, or by operation of applicable law as a result of, a divorce; or

(vi)

if the holder of the A Ordinary Shares is a non-individual, the Transfer of A Ordinary Shares to any affiliate (as such term is defined in Rule 405 of the Securities Act), limited partner, general partner, limited liability company member, trust beneficiary or stockholder of such holder, or, if the holder of the A Ordinary Shares is a corporation, to any wholly-owned subsidiary of such holder, and any such Transfer of an A Ordinary Share shall be effected in accordance with Article 49 (Instrument of Transfer); provided, however, that in the case of a Transfer permitted in accordance with Article 7 (Permitted Transfers of A Ordinary Shares) or in any case described in Articles 6.6(b) (iv) and (vi) (Transfer of A Ordinary Shares) above, it shall be a condition to such Transfer that each transferee shall receive and hold such A Ordinary Shares subject to the provisions of these Articles and that no public disclosure or filing under the Exchange Act by any party to the Transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of A Ordinary Shares in connection with such Transfer, other than, in the case of a Transfer permitted in accordance with Article 7 (Permitted Transfers of A Ordinary Shares) or Articles 6.6(b) (iv) and (vi) (Transfer of A Ordinary Shares) above, any required filing on Schedule 13D, 13D/A, 13G, 13G/A or Form 13F, provided that such Schedule 13D, 13D/A, 13G, 13G/A or Form 13F shall clearly indicate in the footnotes (x) the filing relates to the circumstances described in Article 7 (Permitted Transfers of A Ordinary Shares) or Articles 6.6(b) (iv) and (vi) (Transfer of A Ordinary Shares) above and (y) any A Ordinary Shares still held by the transferor pursuant to any Transfer shall remain subject to the terms and restrictions under these Articles,

(c)

Except as provided in Articles 6.6(a) (Transfer of A Ordinary Shares) or Article 6.6(b) (Transfer of A Ordinary Shares) above, any other purported Transfer of A Ordinary Shares will be an invalid Transfer and will be void for the purposes of these Articles and the directors must refuse any application to register the proposed Transfer of any such A Ordinary Shares.

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6.7	Voluntary Conversion of the A Ordinary Shares

(a)

Subject to Article 6.8 (Exceptional Voluntary Conversion of A Ordinary Shares), A Ordinary Shares are not convertible into Common Shares until after the date that is one hundred and eighty (180) days after the Closing Date (the “Restricted Period End Date”). Subject to the Act and Article 6.8 (Exceptional Voluntary Conversion of A Ordinary Shares) below, each holder of A Ordinary Shares shall be entitled after the Restricted Period End Date on giving a voluntary conversion notice to the Company (a “Voluntary Conversion Notice”) (such shareholder being a “Voluntary Converting Holder”), to convert all or any part of his holding of A Ordinary Shares into Common Shares at the applicable Voluntary Conversion Rate (a “Voluntary Conversion”), provided that if a Voluntary Converting Holder gives a Voluntary Conversion Notice in respect of part only of his holding of A Ordinary Shares so that following such conversion the Voluntary Conversion Holder shall hold a number of A Ordinary Shares smaller than the number of A Ordinary Shares required to convert into one Common Share at the Voluntary Conversion Rate then applicable, all the A Ordinary Shares held by that Voluntary Converting Holder shall be converted notwithstanding the lower figure stipulated in the Voluntary Conversion Notice. A Voluntary Conversion Notice, once delivered in accordance with this Article 6.7(a) (Voluntary conversion of the A Ordinary Shares), shall be irrevocable.

(b)	The Voluntary Conversion Notice shall:

(i)	include the number of A Ordinary Shares to be converted pursuant to the Voluntary Conversion;

(ii)	be duly signed by the relevant holder of A Ordinary Shares and delivered to the Company’s registered office (or such other place as the Company has notified to the holder of the A Ordinary Shares);

(iii)

enclose the share certificate(s) (if any) of the relevant A Ordinary Shares to be converted (or an indemnity in a form reasonably satisfactory to the Board in respect of any lost share certificate(s)); and

(iv)

subject to Article 6.8 (Exceptional Voluntary Conversion of A Ordinary Shares) below, only be validly served under these Articles by the Voluntary Converting Holder if the Voluntary Conversion Notice is served on a date falling after the Restricted Period End Date.

(c)

Subject to Article 6.8 (Exceptional Voluntary Conversion of A Ordinary Shares) below, the voluntary conversion date (the “Voluntary Conversion Date”) shall be the date falling five (5) Business Days following the date that a Voluntary Conversion Notice is delivered to the Company in accordance with Article 6.7(a) (Voluntary Conversion of the A Ordinary Shares) and Article 6.7(b) (Voluntary Conversion of the A Ordinary Shares).

(d)

The number of Common Shares to be issued on a Voluntary Conversion, or to the extent applicable, an Exceptional Voluntary Conversion, shall be determined by multiplying the total number of A Ordinary Shares to be converted (as stipulated in the Voluntary Conversion Notice, or to the extent applicable, in the Exceptional Voluntary Conversion Notice) by the Voluntary Conversion Rate in effect at the relevant Voluntary Conversion Date, or to the extent applicable, at the relevant Exceptional Voluntary Conversion Date.

(e)

Subject to the Act but notwithstanding any other provision in these Articles, the Board shall effect the conversion of the total number of the A Ordinary Shares as set out in the Voluntary Conversion Notice, or to the extent applicable, in the Exceptional Voluntary Conversion Notice, pursuant to a Voluntary Conversion, or to the extent applicable, an Exceptional Voluntary Conversion, by a re-designation of the relevant number of A Ordinary Shares into the applicable number of new Common Shares pursuant to Article 6.7(d) above (Voluntary Conversion of the A Ordinary Shares) or by such other means as the Board deems fit. Such Voluntary Conversion shall become effective

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forthwith upon entries being made in the Register to record the re-designation (or conversion by such other means as the Board deems fit) of the relevant A Ordinary Shares as Common Shares.

(f)

As soon as reasonably practicable and within ten (10) Business Days after the relevant Voluntary Conversion Date, or to the extent applicable, after the relevant Exceptional Voluntary Conversion Date, the Company shall take all steps necessary to register in the name of the Voluntary Converting Holder the Common Shares issued or arising upon the Voluntary Conversion, or to the extent applicable, the Exceptional Voluntary Conversion, and to issue the appropriate number of Common Shares to the Voluntary Converting Holder in accordance with Article 6.7(d) (Voluntary Conversion of the A Ordinary Shares) and, if the Board approves a request by the relevant Voluntary Converting Holder to issue share certificates for the appropriate number of Common Shares, forward to the Voluntary Converting Holder by post to his address shown in the Register such a definitive share certificate, together with, if approved by the Board, a new definitive share certificate representing any remaining A Ordinary Shares held by such Voluntary Converting Holder.

(g)

All rights attaching to A Ordinary Shares which are converted pursuant to a Voluntary Conversion, or to the extent applicable, an Exceptional Voluntary Conversion shall automatically terminate, with effect from the relevant Voluntary Conversion Date, or to the extent applicable, the relevant Exceptional Voluntary Conversion Date.

(h)

Common Shares issued or arising from a Voluntary Conversion, or to the extent applicable, an Exceptional Voluntary Conversion, will be credited as fully paid and will in all respects rank pari passu with the fully paid Common Shares in issue on the relevant Voluntary Conversion Date, or to the extent applicable, on the relevant Exceptional Voluntary Conversion Date, except for any dividends or other distributions declared or made or payable by reference to a record date existing before the date of issue or allotment of such Common Shares. Fractions of Common Shares will not be issued or allotted on conversion and the Voluntary Converting Holder’s entitlement to Common Shares will be rounded down to the nearest whole number of Common Shares.

(i)

The Voluntary Converting Holder shall pay to any relevant authority any taxes and capital, stamp, issue and registration duties (or any like or similar taxes or duties) arising on the conversion of the A Ordinary Shares into Common Shares.

(j)	No holder of A Ordinary Shares:

(i)	may be compelled by the Company or any other shareholder in the Company (including any other holder of A Ordinary Shares) to convert any A Ordinary Shares into Common Shares;

(ii)

subject to Article 6.8 (Exceptional Voluntary Conversion of A Ordinary Shares), shall be able to serve a Voluntary Conversion Notice requesting the conversion of his/her/its holding of A Ordinary Shares into Common Shares at any time before the Restricted Period End Date.

6.8	Exceptional Voluntary Conversion of A Ordinary Shares

(a)	A holder of A Ordinary Shares shall be entitled to deliver a Voluntary Conversion Notice (“Exceptional Voluntary Conversion Notice”) in the period before the Restricted Period End Date:

(i)	if:

(A)

the Board has determined, in its sole and absolute discretion, that there are exceptional circumstances applying to such holder of A Ordinary Shares that warrant an Exceptional Voluntary Conversion (as defined below); or

(B)	the aggregate number of:

(aa)	the A Ordinary Shares to be converted pursuant to the Exceptional Voluntary Conversion Notice by the relevant holder; and

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(bb)	the A Ordinary Shares previously converted pursuant to an Exceptional Voluntary Conversion Notice validly served by the relevant holder in the period before the Restricted Period End Date, together does not exceed 200 A Ordinary Shares (the “200 A Ordinary Share Condition”),

(ii)	if the following conditions are satisfied:

(A)

subject to the requirements set out in Article 6.8(a)(ii)(B), the Exceptional Voluntary Conversion Notice is delivered to and received by the Company no earlier than the date that is three months after the Closing Date (the “Early Restricted Period End Date”) but before the Restricted Period End Date;

(B)	the holder of A Ordinary Shares delivering the Exceptional Voluntary Conversion Notice is not Morningside or, as at the Closing Date, an executive officer or director of the Company;

(C)

the volume weighted average trading price of the Common Shares traded on a Designated Securities Exchange is at least $15.00 per Common Share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like), for at least twenty (20) trading days (whether or not consecutive) in any consecutive thirty (30) trading day period ending on the trading date immediately prior to the date of the Exceptional Voluntary Conversion Notice; and

(D)	the aggregate number of:

(aa)	the A Ordinary Shares to be converted pursuant to the Exceptional Voluntary Conversion Notice by the relevant holder; and

(bb)

the A Ordinary Shares previously converted pursuant to an Exceptional Voluntary Conversion Notice validly served by the relevant holder in accordance with this Article 6.8 in the period between the Early Restricted Period End Date and the Restricted Period End Date,

together does not exceed 10% of the relevant shareholder’s entire holding of A Ordinary Shares and Common Shares as recorded in the Register as at the date of the adoption of these Articles,

(the “Early Conversion Conditions”);

(iii)

if the Company sends a Transfer Entitlement Notice to the holder of A Ordinary Shares permitting such holder to convert into Common Shares the number of A Ordinary Shares set out in the relevant Transfer Entitlement Notice;

(b)	An Exceptional Voluntary Conversion Notice shall only be validly served:

(i)	in the case of:

(A)

Article 6.8(a)(i)(A), if the Board (having been satisfied of the validity of the exceptional circumstances notified to it) provides its written consent to the conversion of the total number of A Ordinary Shares set out in the Exceptional Voluntary Conversion Notice into the relevant number of Common Shares in the period before the Restricted Period End Date; or

(B)	Article 6.8(a)(i)(B), on the Board notifying the relevant holder of A Ordinary Shares that the 200 A Ordinary Share Condition has been satisfied;

(ii)	in the case of Article 6.8(a)(ii), on the Board notifying the relevant holder of A Ordinary Shares that the Early Conversion Conditions have been satisfied, and

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(iii)

in the case of Article 6.8(a)(iii), if the total number of A Ordinary Shares to be converted into Common Shares pursuant to the Exceptional Voluntary Conversion Notice is no more than the number of A Ordinary Shares that such holder of A Ordinary Shares is permitted to convert pursuant to the relevant Transfer Entitlement Notice (the “Transfer Entitlement Condition”);

(each an “Exceptional Voluntary Conversion”).

(c)	If the Board:

(i)	provides its written consent to the Exceptional Voluntary Conversion in accordance with Article 6.8(b)(i)(A); or

(ii)	notifies the relevant holder that the 200 A Ordinary Share Condition has been satisfied in accordance with Article 6.8(b)(i)(B); or

(iii)	notifies the relevant holder that the Early Conversion Conditions have been satisfied in accordance with Article 6.8(b)(ii); or

(iv)	notifies the relevant holder that the Transfer Entitlement Condition has been satisfied in accordance with Article 6.8(b)(iii),

the relevant number of A Ordinary Shares (set out in the Exceptional Voluntary Conversion Notice) shall be converted into Common Shares at the applicable Voluntary Conversion Rate in accordance with Article 6.7 (Voluntary Conversion of A Ordinary Shares) above, save that for the purposes of this Article 6.8 the voluntary conversion date shall be the date falling five (5) Business Days following the date that the Board provided to the relevant holder of A Ordinary Shares either: (i) its written consent to the Exceptional Voluntary Conversion in accordance with Article 6.8(b)(i)(A); or (ii) its notification that the 200 A Ordinary Share Condition has been satisfied in accordance with Article 6.8(b)(i)(B), or (iii) its notification that the Early Conversion Conditions have been satisfied in accordance with Article 6.8(b)(ii), or (iv) its notification that the Transfer Entitlement Condition has been satisfied in accordance with Article 6.8(b)(iii), (in each case the “Exceptional Voluntary Conversion Date”).

(d)

Any Common Shares issued or arising from an Exceptional Voluntary Conversion pursuant to Article 6.8(a) (Exceptional Voluntary Conversion of A Ordinary Shares) above will not be subject to the restrictions on Transfer set out in Article 6.12 (Restricted Common Shares).

6.9	Voluntary Conversion Rate

The Voluntary Conversion Rate applicable to each A Ordinary Share in connection with any Voluntary Conversion or Exceptional Voluntary Conversion under these Articles shall be adjusted from time to time in accordance with the provisions of this Article 6.9 (Voluntary conversion rate):

(i)

if while A Ordinary Shares remain capable of being converted into Common Shares there is a consolidation and/or sub-division of any A Ordinary Shares or Common Shares, the Voluntary Conversion Rate shall be adjusted by an amount, which in the opinion of the Board is fair and reasonable, to maintain the right to convert so as to ensure that each holder of A Ordinary Shares has the same economic interest before and after such consolidation or sub-division, such adjustment to become effective immediately after such consolidation or subdivision;

(ii)

if while A Ordinary Shares remain capable of being converted into Common Shares, on an allotment of shares pursuant to a capitalisation of profits or reserves to holders of Common Shares the Voluntary Conversion Rate shall be adjusted by an amount, which in the opinion of the Board is fair and reasonable, to maintain the right to convert so as to ensure that each A Ordinary Shareholder has the same economic interest before and after such capitalisation of profits or reserves, such adjustment to become effective as at the record date for such allotment of shares,

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and if there is an adjustment to the Voluntary Conversion Rate then upon conversion of the relevant A Ordinary Shares the additional Common Shares to be issued (if applicable) shall be paid up by the automatic capitalisation of available reserves of the Company, unless and to the extent that the same shall be impossible or unlawful, in which case the relevant shareholders shall be entitled to subscribe for such additional Common Shares in cash at their par value and, subject to the payment of any cash payable (if applicable), such additional Common Shares shall be issued, credited fully paid up and shall rank pari passu in all respects with the existing Common Shares except for any dividends or other distributions declared, made, or payable by reference to a record date prior to the issue of such additional Common Shares.

6.10	No Further Issuance

Except for the issuance of any A Ordinary Shares issuable upon the exercise of any Rights outstanding at the Closing Date, the Company shall not at any time after the Closing Date issue any A Ordinary Shares.

6.11	Transfer of Common Shares

(a)

Subject to Articles 6.12 (Restricted Common Shares) and 6.13 (Restrictions on Transfer of Sponsor Common Shares) below, a holder of the Common Shares may Transfer Common Shares in accordance with the provisions of this Article 6.11 (Transfer of Common Shares).

(b)

Subject to Articles 6.12 (Restricted Common Shares) and 6.13 (Restrictions on Transfer of Sponsor Common Shares), each shareholder may Transfer all or any of its Common Shares by means of an instrument of transfer in any usual or common form or in a form prescribed by the Designated Securities Exchange Rules or in any other form approved by the Board (including by means of the Relevant System). Any instrument of transfer must be lodged at the Company’s registered office (or such other place as the Company thinks fit) and must be accompanied, to the extent applicable, with the relevant share certificate(s) (or any indemnity for lost certificate(s) in a form acceptable to the Board) representing such Common Shares to be so Transferred, provided that the Board may dispense with the execution of the instrument of transfer (or delivery of any share certificates) in any case which it thinks fit in its discretion to do so. Without prejudice to the generality of the foregoing, title to Common Shares may be evidenced and Transferred in accordance with the Relevant System and the Board may resolve, either generally or in any particular case, upon request by either the transferor or transferee, to accept mechanically executed transfers including, where applicable, in accordance with the Relevant System or in any other form prescribed by the Designated Securities Exchange.

(c)

The Company shall enter the transferee of such Common Shares on the Register as the holder of such Common Shares, and, if the Board approves a transferee’s request that a share certificate should be issued, within ten (10) Business Days of the Transfer the Company shall send to such holder by post (at such shareholder’s sole risk) a definitive share certificate for the appropriate number of fully paid Common Shares. The transferor shall be deemed to remain the holder of the relevant Common Shares until the name of the transferee is entered in the Register in respect thereof.

(d)

Nothing in these Articles shall require Common Shares to be Transferred by a written instrument if the Act and/or the Designated Securities Exchange Rules provide otherwise and the directors shall be empowered to implement such arrangements as they consider fit in accordance with and subject to the Act and the Designated Securities Exchange Rules to regulate the transfer of title to Common Shares (including Common Shares held in uncertificated form) and for the approval or disapproval, as the case may be, by the Board of the registration of those Transfers.

(e)	Subject to the provisions of the Act or the Designated Securities Exchange Rules, and without prejudice to Article 47 and any powers which the Company or the Board may have to issue, allot,

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dispose of, or otherwise deal with or make arrangements in relation to the Common Shares and other securities in any form:

(i)	the Board may permit the holding of Common Shares in uncertificated form;

(ii)	the Company may issue Common Shares in uncertificated form;

(iii)	Common Shares may be converted from certificated form to uncertificated form and vice versa with the consent of the Board;

(iv)	title to Common Shares held in uncertificated form may be Transferred by means of a Relevant System.

(f)

Where the Company is entitled under any provision of the Act, the Designated Securities Exchange Rules or these Articles to Transfer a Common Share held in uncertificated form (the “Uncertificated Common Share”), the Company shall be entitled, subject to the provisions of the Act and the facilities and the requirements of the Relevant System:

(i)

to require a holder of that Uncertificated Common Share by notice to change that Common Share into certificated form within a period specified in the notice and to hold that Common Share in certificated form so long as required by the Company;

(ii)

to require the holder of that Uncertificated Common Share by notice to give any instructions necessary to the Transfer Agent to Transfer title to that Common Share within the period specified in the notice;

(iii)

to require the holder of that Uncertificated Common Share by notice to appoint any person, including, without limitation, the giving of any instructions by means of the Relevant System, necessary to Transfer that Common Share within the period specified in the notice and such steps shall be effective as if they have been taken by the registered holder of that Common Share; and/or

(iv)	to take any action that the Board considers appropriate to achieve the Transfer of that Common Share, or otherwise to enforce a lien in respect of that Common Share.

6.12	Restricted Common Shares

(a)	Except for the CAH Common Shares, any holder of Common Shares that are issued by the Company:

(A)	upon the exercise of any of the 2020 Warrants, the Jefferies Warrants, the SVB Warrants or the Pharmakon Warrants;

(B)	upon the exercise of any of the CAH Warrants; and

(C)	at or prior to the date of the adoption of these Articles (but excluding the Sponsor Common Shares and any Common Shares to which the provisions of Article 6.8(d) apply),

together being the “Restricted Common Shares”,

may not, except as provided in Article 6.12(c) (Restricted Common Shares) below, Transfer such Restricted Common Shares at any time up to and including the Restricted Period End Date. After the Restricted Period End Date, the Restricted Common Shares shall, subject to applicable law and the Designated Securities Exchange Rules, be freely transferable in accordance with the provisions of Article 6.11 (Transfer of Common Shares) above.

(b)	Except as provided in Article 6.12(c) (Restricted Common Shares), any purported Transfer of the Restricted Common Shares at any time up to and including the Restricted Period End Date will be an

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invalid Transfer and will be void for the purposes of these Articles and the directors of the Company must refuse any application to register the proposed Transfer of any such Restricted Common Shares. The Company will ensure stop transfer restrictions are placed on the Restricted Common Shares up to and including the Restricted Period End Date.

(c)

A holder of Restricted Common Shares will be entitled to Transfer his/her/its holding of Restricted Common Shares (in whole or in part) in the period before the Restricted Period End Date if, and only if:

(i)

(A)

the Board has determined in its sole and absolute discretion, having been satisfied of the validity of the exceptional circumstances notified to it, that there are exceptional circumstances applying to such holder of Restricted Common Shares and has provided its written consent to the Transfer of such number of Restricted Common Shares as is stated in such written consent; or

(B)

the aggregate number of Restricted Common Shares to be Transferred by the relevant holder in the period before the Restricted Period End Date (together with any Restricted Common Shares previously Transferred by the relevant holder pursuant to this Article 6.12(c)(i)(B)) shall not exceed 200 Common Shares; or

(C)

the Company has sent a Transfer Entitlement Notice to the holder of the Restricted Common Shares permitting such holder to Transfer the number of Restricted Common Shares set out in such Transfer Entitlement Notice and the total number of Restricted Common Shares    to be Transferred is no more than the amount such holder is permitted to Transfer as provided for in such Transfer Entitlement Notice,

(D)	the Restricted Common Shares have been issued to such holder under the ESPP;

(ii)	the following conditions are satisfied:

(A)

subject to the requirements set out in Article 6.12(c)(ii)(B), the Transfer of Restricted Common Shares will be completed no earlier than the Early Restricted Period End Date but before the Restricted Period End Date;

(B)	the holder of the Restricted Common Shares is not Morningside or, as at the Closing Date, an executive officer or director of the Company;

(C)

the volume weighted average trading price of the Common Shares traded on a Designated Securities Exchange is at least $15.00 per Common Share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like), for at least twenty (20) trading days (whether or not consecutive) in any consecutive thirty (30) trading day period ending on the trading date immediately prior to the proposed date of Transfer of such Restricted Common Shares; and

(D)

the aggregate number of Restricted Common Shares to be Transferred by the relevant holder in the period between the Early Restricted Period End Date and Restricted Period End Date (together with any Restricted Common Shares previously Transferred by the relevant holder pursuant to this Article 6.12(c)(ii)) shall not exceed 10% of the relevant shareholder’s entire holding of A Ordinary Shares and Common Shares as recorded in the Register as at the date of the adoption of these Articles,

(iii)

it is a Transfer of Restricted Common Shares (and/or, in the case of Article 6.12(c)(iii)(C) (Restricted Common Shares) below only, the entry into of an irrevocable commitment to agree to a Transfer of Restricted Common Shares):

(A)	in connection with the vesting or “cashless” exercise of any of the 2020 Warrants or any of the Jefferies Warrants or any of the SVB Warrants, or any of the Pharmakon

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Warrants in accordance with the terms of the relevant warrant instrument to cover the exercise price payable in connection with such vesting or exercise for the purpose of exercising such 2020 Warrants, the Jefferies Warrants, the SVB Warrants or the Pharmakon Warrants that expire prior to the Restricted Period End Date, provided that any Restricted Common Shares received upon such exercise and any remaining Restricted Common Shares held by such holder will be subject to all of the restrictions set forth herein;

(B)

in connection with the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Restricted Common Shares, provided that such plan does not provide for a Transfer of Restricted Common Shares prior to the Restricted Period End Date and the entry into such plan is not publicly disclosed, including in any filings under the Exchange Act, prior to the Restricted Period End Date;

(C)

a Transfer of (and/or the entry into of an irrevocable commitment to agree to Transfer) Restricted Common Shares pursuant to a bona fide third party tender offer, merger, or other similar transaction made to or involving all holders of the Company’s securities and involving a change of control of the Company, provided that in the event that such merger, tender offer or other transaction is not consummated, such Restricted Common Shares held by such holder shall remain subject to the restrictions on Transfer set forth herein;

(D)	by gift, or by will or intestate succession to a Privileged Relation or to the trustees of a Family Trust;

(E)	pursuant to a court order in respect of, or by operation of applicable law as a result of, a divorce; or

(F)

if the holder of the Restricted Common Shares is a non-individual, to any affiliate (as such term is defined in Rule 405 of the Securities Act), limited partner, general partner, limited liability company member, trust beneficiary or stockholder of such holder, or, if the holder of the Restricted Common Shares is a corporation, to any wholly-owned subsidiary of such holder, provided, however, that in any case described in Articles 6.12(c)(iii)(D), and (F) (Restricted Common Shares) above, it shall be a condition to such Transfer that each transferee shall receive and hold such Restricted Common Shares subject to the provisions of these Articles and that no public disclosure or filing under the Exchange Act by any party to the Transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Restricted Common Shares in connection with such Transfer, other than, in the case of a Transfer permitted in accordance with Articles 6.12(c)(iii)(D) and (F) above, any required filing on Schedule 13D, 13D/A, 13G, 13G/A or Form 13F, provided that such Schedule 13D, 13D/A, 13G, 13G/A or Form 13F shall clearly indicate in the footnotes (x) the filing relates to the circumstances described in Articles 6.12(c)(iii)(D), and (F) and (y) any Restricted Common Shares still held by the transferor pursuant to any Transfer remain subject to the terms and restrictions under these Articles.

6.13	Transfer of Sponsor Common Shares

Any Transfer of Sponsor Common Shares shall be subject to the restrictions on Transfer set out in the Sponsor Agreement for the Founder Shares Lock-Up Period, provided that a holder of Sponsor Common Shares will be entitled to Transfer his/her/its holding of Sponsor Common Shares (in whole or in part) in the period before the end of the Founder Shares Lock-Up Period if, and only if the Board has determined in its sole and absolute discretion, having been satisfied of the validity of the exceptional circumstances notified to it, that there are exceptional circumstances applying to such holder of Sponsor Common Shares and has provided its written consent to the Transfer of such number of Sponsor Common Shares as is

22

stated in such written consent. At any time up to and including the Founders Shares Lock-up Period any purported Transfer of the Sponsor Common Shares, other than as provided for in this Article 6.13, will be an invalid Transfer and will be void for the purposes of these Articles and the directors of the Company must refuse any application to register the proposed Transfer of any such Sponsor Common Shares. The Company will ensure stop transfer restrictions are placed on the Sponsor Common Shares up to and including the Founders Shares Lock-up Period.

7.	PERMITTED TRANSFERS OF THE A ORDINARY SHARES

7.1	Transfers to Privileged Relations, Family Trusts and nominees

(a)

Any shareholder being an Employee (at the time of the proposed Transfer) may at any time Transfer the A Ordinary Shares held by him to a Privileged Relation (who may Transfer such A Ordinary Shares to the original shareholder or to another Privileged Relation of the original shareholder but any other transfer by the Privileged Relation shall be subject to the same restrictions as though they were transfers by the original shareholder himself) or to the trustees of his Family Trust.

(b)	The trustees of a Family Trust may Transfer A Ordinary Shares held by them in their capacity as trustees:

(i)	on a change of trustees, to the new trustees of that Family Trust;

(ii)	to a person who has an immediate beneficial interest under the Family Trust; or

(iii)	to another Family Trust in which the settlor of such Family Trust is the same shareholder as the settlor of the original Family Trust.

(c)

A Ordinary Shares may be Transferred by a shareholder to a person to hold such A Ordinary Shares as his bare nominee and the nominee may Transfer such A Ordinary Shares without restriction to the original shareholder or to another bare nominee of such original shareholder but any other Transfers by the nominee shall be subject to the same restrictions as though they were Transfers by the original shareholder himself.

7.2	Transfers by corporate shareholders

A corporate shareholder may at any time Transfer A Ordinary Shares to another member of its Wholly-owned Group.

7.3	Transfers between A Ordinary Shareholders

Any holder of A Ordinary Shares may at any time Transfer some or all of its A Ordinary Shares held by him/her/it to another holder of A Ordinary Shares.

8.	MANDATORY TRANSFERS OF A ORDINARY SHARES

8.1	Transfer if trust ceases to be a Family Trust

If any trust whose trustees hold A Ordinary Shares ceases to be a Family Trust or there cease to be any beneficiaries of the Family Trust other than a charity or charities, then the trustees shall without delay notify the Company that such event has occurred and, if the trustees have not, within fourteen (14) days of receiving a request from the Board to do so, Transferred the A Ordinary Shares back to the settlor of that Family Trust or to a Privileged Relation of the settlor or to another Family Trust of the settlor, they shall be deemed to have served the Company with a notice in writing (“Transfer Notice”) in respect of all such A Ordinary Shares on the date on which the trust ceased to be a Family Trust or the date there ceased to be any beneficiaries other than a charity or charities (as appropriate) and the deemed service of the Transfer

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Notice shall authorise any director of the Company (acting as agent for the transferor(s)) to execute such instruments of transfer as are required to Transfer the relevant A Ordinary Shares back to the settlor of that Family Trust or a Privileged Relation of the settlor or another Family Trust of the settlor at the Relevant Transfer Price and such A Ordinary Shares may not be Transferred otherwise than in accordance with this Article 8.1 (Transfer if trust ceases to be a Family Trust).

8.2	Transfer if A Ordinary Shares cease to be held by a Privileged Relation

If a Privileged Relation holding A Ordinary Shares Transferred to him under Article 7.1 (Transfers to Privileged Relations, Family Trusts and nominees) ceases to be a Privileged Relation of the original shareholder who held them (other than by reason of death of the Privileged Relation), the Privileged Relation then holding the A Ordinary Shares shall without delay notify the Company that this event has occurred and, if the Privileged Relation has not, within fourteen (14) days of receiving a request from the Board to do so, Transferred the A Ordinary Shares back to the original shareholder or another Privileged Relation of the original shareholder or Family Trust of the original shareholder, shall be deemed to have served the Company with a Transfer Notice in respect of all such A Ordinary Shares as at the date on which he ceased to be a Privileged Relation of the original shareholder and the deemed service of the Transfer Notice shall authorise any director of the Company (acting as agent for the transferor(s)) to execute such instruments of transfer as are required to Transfer the relevant A Ordinary Shares back to the original shareholder or another Privileged Relation of the original shareholder or Family Trust of the original shareholder at the Relevant Transfer Price and such A Ordinary Shares may not be Transferred otherwise than in accordance with this Article 8.2 (Transfer if A Ordinary Shares cease to be held by a Privileged Relation).

8.3	Transfer on change of control of corporate shareholder

If a corporate shareholder holding A Ordinary Shares Transferred to it under Article 7.2 (Transfers by corporate shareholders) ceases to be a member of the same Wholly-owned Group as the original corporate shareholder who held them, the corporate shareholder then holding those A Ordinary Shares shall without delay notify the Company that this event has occurred and, if it has not, within fourteen (14) days of receiving a request from the Board to do so, Transferred such A Ordinary Shares either (i) back to the original corporate shareholder; or (ii) to a member of the Wholly-owned Group of the original corporate shareholder, that corporate shareholder shall be deemed to have served the Company with a Transfer Notice in respect of all such A Ordinary Shares as at the date on which it ceased to be a member of the relevant Wholly-owned Group and the deemed service of the Transfer Notice shall authorise any director of the Company (acting as agent for the transferor(s)) to execute such instruments of transfer as are required to Transfer the relevant A Ordinary Shares either (i) back to the original corporate shareholder; or (ii) to a member of the Wholly-owned Group of that original corporate shareholder at the Relevant Transfer Price and such A Ordinary Shares may not be Transferred otherwise than in accordance with this Article 8.3 (Transfer on change of control of corporate shareholder).

8.4	Deemed Transfer Notice

Save where these Articles expressly provide otherwise, if in any case under the provisions of these Articles:

(a)	the directors require a Transfer Notice to be given in respect of any A Ordinary Shares; or

(b)	a person has become bound to give a Transfer Notice in respect of any A Ordinary Shares,

and such a Transfer Notice is not duly given within a period of two weeks of demand being made or within the period allowed thereafter respectively a Transfer Notice shall be deemed to have been given at the expiration of such period and under such Transfer Notice any director of the Company (acting as agent for

24

the transferor(s)) shall be authorised to execute such instruments of transfer as are required to Transfer the relevant A Ordinary Shares at the Relevant Transfer Price and shall (subject only to stamping of the transfers, if required) cause the names of the proposed transferee to be entered in the Register as the holders of such A Ordinary Shares and shall hold the Relevant Transfer Price on trust for the proposing transferor. The receipt of the Company shall be a good discharge to those transferees, and after the names have been entered in the Register under this provision, the validity of the transactions shall not be questioned by any person.

8.5	Effect on A Ordinary Share rights

(a)	The provisions of this Article 8.5 (Effect on A Ordinary Share rights) apply:

(i)

from the date of the Transfer Notice or deemed Transfer Notice to any A Ordinary Shares which become subject to a Transfer Notice or deemed Transfer Notice served under the provisions of this Article 8 (Mandatory Transfers of A Ordinary Shares); and

(ii)

from the date of issue of any A Ordinary Shares issued to the proposed transferor under a Transfer Notice or deemed Transfer Notice served under the provisions of this Article 8 (Mandatory Transfers of A Ordinary Shares) where such A Ordinary Shares are issued after the date of such Transfer Notice or deemed Transfer Notice (whether by virtue of the exercise of any right or option granted or arising by virtue of the holding of the A Ordinary Shares or otherwise).

(b)

Any A Ordinary Shares to which this Article 8.5 (Effect on A Ordinary Share rights) applies shall cease to confer the right to be entitled to receive notice of or to attend or vote at any general meeting or at any meeting of the holders of any class of A Ordinary Shares in the capital of the Company and such A Ordinary Shares shall not be counted in determining the total number of votes which may be cast at any such meeting of any shareholder or class of shareholders or any consent under these Articles or otherwise. Such rights shall be restored immediately upon the Company registering a Transfer of the relevant A Ordinary Shares pursuant to these Articles.

8.6	Relevant Transfer Price

For the purposes of this Article 8 (Mandatory transfers of A Ordinary Shares), the “Relevant Transfer Price” means the Market Price.

9.	REGISTRATION

9.1	The Board may in its absolute discretion and without giving any reason therefor, refuse to register a Transfer:

(a)	of a share that is not fully paid up (as to both par value and any premium);

(b)	of a share issued under any Share Option Scheme or other share incentive arrangement upon which a restriction on Transfer imposed thereby still subsists;

(c)	of a share on which the Company has a lien; or

(d)	of a share in the circumstances set out in Article 6.6(c) (Transfer of A Ordinary Shares), Article 6.12(b) (Restricted Common Shares) or Article 6.13 (Transfer of Sponsor Common Shares).

9.2

The registration of Transfers of shares or of any class of shares may, after compliance with any notice requirement of any Designated Securities Exchange, be suspended and the Register be closed at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as the Board may determine.

9.3	If the Directors refuse to register a Transfer, they shall within two (2) months after the date on which the Transfer was lodged with the Company send to the transferee notice of the refusal.

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9.4

For the purposes of ensuring that a Transfer is duly authorised or that no circumstances have arisen whereby a Transfer Notice is required to be given, the directors may at the Company’s expense request any shareholder or past shareholder or the personal representative or trustee in bankruptcy, administrative receiver or liquidator or administrator of any shareholder or any person named as transferee in any instrument of transfer lodged for registration to furnish to the Company such information and evidence as the directors may reasonably think fit regarding any matter which they may deem relevant to such purpose.

9.5

Failing such information or evidence being furnished to the reasonable satisfaction of the directors within ten (10) Business Days after such request or if such information or evidence discloses, or otherwise reveals, that the Transfer was made in breach of these Articles (including that a Transfer Notice ought to have been given in respect of any shares):

(a)	the directors shall be entitled to refuse to register the Transfer in question;

(b)	the relevant shares shall cease to confer upon the holder of them (or any proxy) any rights:

(i)	to vote at a general meeting of the Company or at any meeting of the class of shares in question of the Company; or

(ii)	to receive dividends or other distributions otherwise attaching to the shares or to receive any further shares issued in respect of those shares; and

(c)	the directors may by notice in writing require that a Transfer Notice be given forthwith in respect of all the shares concerned.

PART C

FOUNDER DIRECTORS

10.	THE FOUNDER DIRECTORS

10.1

For so long as the Founders and each of their respective Affiliates (in aggregate) control, directly or indirectly, any of the A Ordinary Shares then outstanding, Ron Zwanziger (for and on behalf of each of the Founders) shall be entitled to nominate and have appointed (and remove and replace) by written notice to the Company three (3) directors to the Board (the “Founder Directors”).

10.2	As at the date of the adoption of these Articles, the Founder Directors shall be each of the Founders.

10.3

Any resolution to remove a Founder Director shall, in order for the relevant resolution to be passed and adopted by the Company, require the A Ordinary Shares held by Ron Zwanziger and each of his Affiliates to vote in favour of the relevant resolution at the general meeting at which such resolution is proposed.

PART D

DIRECTORS AND SECRETARY

NUMBER AND APPOINTMENT OF DIRECTORS

11.	NUMBER OF DIRECTORS

11.1

The number of directors (other than any alternate directors) shall be at least three (3) and shall be subject to any maximum number fixed from time to time by a resolution of the majority of the Board, with the voting approval of the Founder Directors.

11.2

The directors, other than the Founder Directors, shall be divided into two classes designated as the Class I directors (the “Class I Directors”) and the Class II directors (the “Class II Directors”). Other than the Founder Directors, each director shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. If the number of directors is changed in accordance with these Articles,

26

any newly created directorships or decrease in directorships shall be so apportioned among the two classes as to make the number of the Class I Directors and the Class II Directors as nearly equal as is reasonably practicable, provided that no decrease in the number of directors constituting the Board shall in itself shorten the term of any incumbent director.

11.3

Each director, other than the Founder Directors, shall hold office until the expiration of the term for which he or she is elected and until his or her successor has been duly elected or until his or her earlier resignation, death or removal in accordance with the provisions of these Articles.

12.	METHODS OF APPOINTING DIRECTORS

12.1	Subject to these Articles, any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director (other than a Founder Director):

(a)	by ordinary resolution; or

(b)	by a majority decision of the directors.

12.2

Any vacancies on the Board (other than in the case of the Founder Directors) resulting from death, resignation, disqualification, removal or other cause, shall, except as otherwise provided by the Act, be filled only by a majority decision of the Board and not by a resolution of the shareholders. Any director elected in accordance with this provision shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until his or her successor has been duly elected.

12.3	A director shall not be required to hold any shares by way of qualification.

12.4

While any shares are admitted to trading on a Designated Securities Exchange, the Board must at all times comply with the residency and citizenship requirements of securities laws of the United States applicable to foreign private issuers and shall at no time have a majority of directors who are U.S. Persons. Notwithstanding any other provision in these Articles, no appointment or election of a U.S. Person as a director shall be permitted if such appointment or election would have the effect of creating a majority of directors who are U.S. Persons, and any such appointment or election shall be disregarded for all purposes.

13.	NUMBER OF DIRECTORS TO RETIRE

13.1

The term of office of the initial Class I Directors shall expire at the first AGM following the Closing Date. The term of office of the initial Class II Directors shall expire at the second AGM following the Closing Date.

13.2

At each AGM, commencing with the first AGM following the Closing Date, the directors whose term shall have expired at such AGM shall resign and each of the successors elected to replace such directors (or any directors re-elected at such AGM) shall be elected (or re-elected) to hold office until the second AGM next succeeding his or her election or re-election and until his or her respective successor has been duly elected.

13.3

The Founder Directors shall not be subject to any retirement or re-election requirements set out in Article 13.2 (Number of directors to retire) above and shall remain in office until he or she resigns or otherwise ceases to be a director in accordance with these Articles.

14.	TERMINATION OF DIRECTOR’S APPOINTMENT

14.1	A person ceases to be a director as soon as:

(a)

that person ceases to be a director by virtue of any provision of the Act or is prohibited from being a director by, to the extent applicable, any provisions of the Designated Securities Exchange Rules;

(b)	a bankruptcy order is made against that person;

(c)	a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

27

(d)

a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e)	by reason of that person’s death;

(f)

by reason of that person’s mental health, a court having jurisdiction (whether in the Cayman Islands or elsewhere) makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have;

(g)	notification is received by the Company from the director that the director is resigning from office, and such resignation has taken effect in accordance with its terms; or

(h)

save in the case of a Founder Director, that person has, for more than six consecutive months, been absent without permission of the directors from meetings of directors held during that period and the directors make a decision that that person’s office be vacated.

14.2

Any director, other than a Founder Director, may be removed from office (for cause only) by the shareholders passing a special resolution. The notice of any meeting at which a resolution to remove a director shall be proposed or voted upon must contain a statement of the intention to remove that director and such notice must be served on that director not less than ten (10) Business Days before the meeting. Such director is entitled to attend the meeting and be heard on the motion for his removal.

15.	DIRECTORS’ GENERAL AUTHORITY

15.1

Subject to the provisions of the Act, these Articles and to the Designated Securities Exchange Rules, the directors are responsible for the management of the Company’s business, for which purpose they may exercise all the powers of the Company whether relating to the management of the business or not, including, without limitation, the power to dispose of all or any part of the undertaking of the Company.

15.2

The directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

16.	DELEGATION OF DIRECTORS’ POWERS

16.1

Subject to these Articles and the Designated Securities Exchange Rules, the directors may from time to time appoint any person, whether or not a director of the Company, to hold such office in the Company as the directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the offices of chief executive officer and chief financial officer, one or more vice presidents, managers or controllers, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another) and with such powers and duties as the directors may think fit.

16.2

Subject to applicable law and the Designated Securities Exchange Rules, the directors may delegate any of their powers to a committee (including, without limitation, an Audit Committee), consisting of one or more directors. They may also delegate to any executive officer or committee of executive officers such of their powers as they consider desirable to be exercised by him or them. Any such delegation may be made subject to any conditions the directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the provisions of the Articles regulating the proceedings of directors so far as they are capable of applying. Where a provision of the Articles refers to the exercise of a power, authority or discretion by the directors and that power, authority or discretion has been delegated by the directors to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

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16.3

Without limiting the generality of Article 16.2 (Delegation of Directors’ Powers), the Board shall establish a permanent Audit Committee which shall consist of such number of directors as the Board shall from time to time determine (or such minimum number as may be required from time to time by any Designated Securities Exchange) and shall be made up of such number of Independent Directors as is required from time to time by the rules of the Designated Securities Exchange or as otherwise required by applicable law. At least one (1) member of the Audit Committee will be an audit committee financial expert as determined by the rules adopted by the Designated Securities Exchange. Such financial expert shall have a special past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication.

16.4

If a committee is established, the Board may adopt formal written charters for such committees which the Board shall review and assess the adequacy of such formal written charters on an annual basis. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in these Articles and shall have such powers as the Board may delegate pursuant to Article 16.2 (Delegation of Directors’ Powers) and as required by the rules of the Designated Securities Exchange or applicable law.

17.	AGENTS

17.1

The Board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and on such conditions as the Board determines, including without limitation authority for the agent to delegate all or any of his powers, authorities and discretions, and may revoke or vary such delegation.

PART E

DECISION-MAKING BY DIRECTORS

18.	DIRECTORS TO TAKE DECISIONS COLLECTIVELY

18.1

The general rule about decision-making by directors is that, save as otherwise provided for in these Articles, any decision of the directors must be either a majority decision at a meeting or a decision taken in accordance with Article 19 (Unanimous decisions).

18.2	At any meeting of the directors each director (or his alternate director) present at the meeting shall be entitled to one (1) vote.

19.	UNANIMOUS DECISIONS

19.1

A decision of the directors is taken in accordance with this Article 19 (Unanimous decisions) when all eligible directors indicate to each other by any means, excluding the means of text messaging, that they share a common view on a matter.

19.2

Such a decision may take the form of a resolution in writing, where each eligible director has signed one or more copies of it or to which each eligible director has otherwise indicated agreement in writing.

19.3

A decision may not be taken in accordance with this Article 19 (Unanimous decisions) if the eligible directors would not have formed a quorum at a directors’ meeting held to discuss the matter in question.

20.	CALLING A DIRECTORS’ MEETING

20.1	Any director may call a directors’ meeting by giving notice of the meeting to the directors or by authorising the Secretary (if any) to give such notice.

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20.2	Notice of any directors’ meeting must indicate:

(a)	its proposed date and time;

(b)	where it is to take place; and

(c)	if it is anticipated that directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.

20.3	Save as otherwise provided in these Articles or with the unanimous consent of all directors, notice of a directors’ meeting must be given to each director, but need not be in writing.

20.4	Save with the unanimous consent of all directors, at least five (5) Business Days’ notice of each directors’ meeting shall be given in accordance with these Articles.

21.	PARTICIPATION IN DIRECTORS’ MEETINGS

Subject to these Articles, directors participate in a directors’ meeting, or part of a directors’ meeting, when:

(a)	the meeting has been called and takes place in accordance with these Articles; and

(b)

they can each communicate orally, including by means of telephone, video conference or other audio or audio-visual link or any other form of telecommunication, to the others any information or opinions they have on any particular item of the business of the meeting.

21.2

In determining whether directors are participating in a directors’ meeting, it is irrelevant where any director is or how they communicate with each other, provided that all persons participating in the meeting can hear each other.

21.3

If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is. Participation by a person in a meeting by a conference telephone or other communications equipment is treated as presence in person at that meeting and such person is counted in the quorum and is entitled to vote.

21.4

Without prejudice to Article 19 (Unanimous decisions), a resolution in writing (in one or more counterparts) signed by all the directors or all the members of a committee of the directors (an alternate director being entitled to sign such a resolution on behalf of his appointor and if such alternate director is also a director, being entitled to sign such resolution both on behalf of his appointor and in his capacity as a director) shall be as valid and effective as if it had been passed at a meeting of the directors, or committee of directors as the case may be, duly convened and held. Unless otherwise provided by its terms, such a resolution shall be effective from the date and time of the last signature

21.5

All acts done by any meeting of the directors or of a committee of the directors (including any person acting as an alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any director or alternate director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a director or alternate director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

21.6

The directors may, from time to time, invite certain persons to attend meetings of the Board in an observer capacity and to receive, at its discretion, any of the documents and materials that are provided to each director.

22.	QUORUM FOR DIRECTORS’ MEETINGS

22.1	At a directors’ meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.

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22.2	The quorum necessary for the transaction of business of the directors is two (2) eligible directors, provided that one such director is a Founder Director, save that:

(a)	where there is a sole director, the quorum is one (1); and

(b)

where the business to be transacted at the meeting is the authorisation of a conflict of a Founder Director pursuant to Article 25 (Conflicts of interest), the quorum is one (1) eligible director and that Founder Director’s presence is not required to constitute a quorum.

22.3	If the total number of directors for the time being is less than the quorum required, the directors must not take any decision other than a decision:

(a)	to appoint further directors; or

(b)	to call a general meeting so as to enable the shareholders to appoint further directors.

23.	CHAIRING OF DIRECTORS’ MEETINGS

23.1	Subject to the provisions of Clause 23.4, the directors may appoint a director to chair their meetings.

23.2

Subject to the provisions of Clause 23.4, if the directors appoint a director to chair their meetings, the person so appointed for the time being is known as the Chairman and the directors may terminate his appointment as Chairman at any time.

23.3

Subject to the provisions of Clause 23.4, if the Chairman is unwilling to chair a directors’ meeting or is not participating in a directors’ meeting within ten minutes of the time at which it was to start or, if at any time during the meeting, the Chairman ceases to be a participating director, the participating directors must appoint one of themselves to chair it (or chair such part of it in relation to which the Chairman ceases to be a participating director, as the case may be).

23.4

Unless otherwise agreed by the holder(s) of the majority of the A Ordinary Shares at the relevant time and the voting approval of the shares held by Ron Zwanziger and each of his Affiliates, the Chairman shall be Ron Zwanziger.

24.	CASTING VOTE

If, at a meeting of the directors, the numbers of votes for and against a proposal are equal, the Chairman or other director appointed to chair the meeting pursuant to these Articles shall have a casting vote.

25.	CONFLICTS OF INTEREST

25.1

Subject to the Act and the Designated Securities Exchange Rules, if a director has disclosed to the other directors the nature and extent of any direct or indirect interest which the director has in any transaction or arrangement with the Company, a director notwithstanding his office:

(a)	may be a party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is otherwise interested;

(b)

may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

(c)

shall not by reason of his office be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

25.2	For the purposes of Article 25.1 (Conflicts of Interest)

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(a)

a general notice given to the directors to the effect that: (1) a director is a member or officer of a specified company or firm and is to be regarded as having an interest in any transaction or arrangement which may after the date of the notice be made with that company or firm; or (2) a director is to be regarded as interested in any transaction or arrangement which may after the date of the notice be made with a specified person who is connected with him or her shall be deemed to be a sufficient disclosure that the director has an interest of the nature and extent so specified; and

(b)	an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

25.3

A director must disclose any direct or indirect interest in any transaction or arrangement with the Company, and following a declaration being made pursuant to the Articles, subject to any separate requirement for Audit Committee approval under applicable law or the Designated Securities Exchange Rules, and unless disqualified by the chairman of the relevant meeting, a director may vote in respect of any such transaction or arrangement in which such director is interested and may be counted in the quorum at such meeting.

25.4

Notwithstanding the foregoing, no Independent Director shall without the consent of the Audit Committee take any of the foregoing actions or any other action that would reasonably be likely to affect such director’s status as an “Independent Director” of the Company.

26.	MINUTES

26.1	The directors shall cause minutes to be made in books kept for the purposes of recording

(a)	all appointments of officers made by the directors; and

(b)

all resolutions and proceedings of meetings of the Company, of the holders of any class of shares in the Company and of the directors and of committees of directors, including the names of the directors present at each such meeting.

27.	DIRECTORS’ DISCRETION TO MAKE FURTHER RULES

Subject to these Articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.

PART F

REMUNERATION OF DIRECTORS

28.	DIRECTORS’ REMUNERATION

28.1	The directors are entitled to such remuneration as the Board shall determine:

(a)	for their services to the Company as directors; and

(b)	for any other service which they undertake for the Company,

provided that the agreement or payment of any such remuneration would not result in non-compliance with any Designated Securities Exchange Rule.

28.2	Subject to these Articles, a director’s remuneration may:

(a)	take any form; and

(b)	include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director,

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provided that the agreement or payment of any such remuneration would not result in non-compliance with any Designated Securities Exchange Rule.

28.3	Unless the directors decide otherwise, directors’ remuneration accrues from day to day.

28.4	Without prejudice to the generality of this Article 28, members of the Audit Committee may be paid annual compensation in the form of a fixed salary in such amount as the Board may determine.

28.5

Unless the directors decide otherwise, directors are not accountable to the Company for any remuneration which they receive as directors or other officers or employees of the Subsidiaries or of any other body corporate in which the Company is interested.

29.	DIRECTORS’ EXPENSES

The Company may pay any reasonable expenses which the directors and the Secretary (if any) properly incur in connection with their attendance at (or returning from):

(a)	meetings of directors or committees of directors;

(b)	general meetings; or

(c)

separate meetings of the holders of any class of shares or of debentures of the Company, or otherwise in connection with the business of the Company, the exercise of their powers and the discharge of their duties and responsibilities in relation to the Company.

PART G

ALTERNATE DIRECTORS AND SECRETARY

30.	APPOINTMENT AND REMOVAL OF ALTERNATES

30.1	Any director (other than an alternate director) (the “appointor”) may appoint as an alternate any other director, or any other person approved by resolution of the directors, who is willing to act to:

(a)	exercise that director’s powers; and

(b)	carry out that director’s responsibilities,

in relation to the taking of decisions by the directors in the absence of the alternate’s appointor. A person (whether or not otherwise a director) may be appointed as an alternate by more than one appointor.

30.2	Any appointment or removal of an alternate must be effected by notice in writing to the Company signed by the appointor, or in any other manner approved by the directors.

30.3

The notice must identify the proposed alternate and, in the case of a notice of appointment, contain a statement signed by the proposed alternate that the proposed alternate is willing to act as the alternate of the director giving the notice.

30.4

The appointment of an alternate director who is not otherwise a director shall be valid notwithstanding that he is approved by a resolution of the directors after his appointment as alternate director. Where an alternate director who is not otherwise a director attends a meeting of the directors and no objection is raised at the meeting to his presence then he shall be deemed to have been approved by a resolution of the directors.

31.	RIGHTS AND RESPONSIBILITIES OF ALTERNATE DIRECTORS

31.1

Except as otherwise specified in these Articles, an alternate director has the same rights in relation to any directors’ meeting, directors’ written resolution or any other directors’ decision-making as the alternate’s appointor, including, but not limited to, the right to receive notice of all meetings of directors and all meetings of committees of directors of which his appointor is a member.

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31.2	Except as these Articles specify otherwise, alternate directors:

(a)	are deemed for all purposes to be directors;

(b)	are liable for their own acts and omissions;

(c)	are subject to the same restrictions as their appointors; and

(d)	are not deemed to be agents of or for their appointors.

31.3	A person who is an alternate director but not otherwise a director:

(a)	may be counted as participating for the purposes of determining whether a quorum is participating (but only if that person’s appointor is not participating); and

(b)

may participate in a unanimous decision of the directors (but only if that person’s appointor is an eligible director in respect of such decisions and only if that person’s appointor does not participate), provided that (notwithstanding any other provision of these Articles) such person shall not be counted as more than one director for the purposes of paragraphs (a) and (b) above.

31.4

A director who is also an alternate for one or more directors is entitled, in the absence of the relevant appointor, to a separate vote on behalf of each appointor in addition to his own vote on any decision of the directors (provided the relevant appointor is an eligible director in relation to that decision) but shall not count as more than one director for the purposes of determining whether a quorum is present.

31.5

An alternate director is not entitled to receive any remuneration from the Company for serving as an alternate director except such part of the alternate’s appointor’s remuneration as the appointor may direct by notice in writing made to the Company.

32.	TERMINATION OF ALTERNATE DIRECTORSHIP

An alternate director’s appointment as an alternate terminates:

(a)	when the alternate’s appointor revokes the appointment by notice to the Company in writing specifying when it is to terminate;

(b)

on the occurrence, in relation to the alternate, of any event which, if it occurred in relation to the alternate’s appointor, would result in the termination of the appointor’s appointment as a director;

(c)	on the death of the alternate’s appointor; or

(d)	when the alternate’s appointor ceases to be a director for any reason.

33.	SECRETARY

The directors may appoint any person who is willing to act as the Secretary on such terms (including but not limited to, term of office and remuneration) and subject to such conditions as they may think fit and from time to time remove such person and, if the directors determine, appoint a replacement secretary of the Company, in each case by a decision of the directors.

PART H

LIENS, SHARE CERTIFICATES AND DISTRIBUTIONS LIENS, CALLS AND FORFEITURE

34.	COMPANY’S LIEN

34.1

The Company has a lien (the “Company’s lien”) over every share (whether fully paid or not) registered in the name of any person (whether he is the sole registered holder or one of two or more joint holders) for all moneys payable by him or his estate (and whether payable by him alone or jointly with any other person) to the Company (whether presently payable or not).

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34.2	The Company’s lien over a share:

(a)	takes priority over any third party’s interest in that share; and

(b)

extends to any dividend (or other assets attributable to it) or other money payable by the Company in respect of that share and (if the lien is enforced and the share is sold by the Company) the proceeds of sale of that share.

34.3	The directors may, at any time, decide that a share which is or would otherwise be subject to a lien pursuant to these Articles shall not be subject to it, either wholly or in part.

35.	ENFORCEMENT OF THE COMPANY’S LIEN

35.1

Subject to the provisions of this Article 35 (Enforcement of the Company’s lien), if a lien enforcement notice has been given in respect of a share and the person to whom the notice was given has failed to comply with it, the Company may sell that share in such manner as the directors decide.

35.2	A lien enforcement notice:

(a)	may only be given in respect of a share which is subject to the Company’s lien, in respect of which a sum is payable and the due date for payment of that sum has passed;

(b)	must specify the share concerned;

(c)

must require payment of the sum payable within fourteen (14) clear days of the notice (that is, excluding the date on which the notice is given and the date on which that fourteen (14) day period expires);

(d)	must be addressed either to the holder of the share or to any transmittee of that holder or any other person otherwise entitled to the share; and

(e)	must state the Company’s intention to sell the share if the notice is not complied with.

35.3	Where any share is sold pursuant to this Article 35 (Enforcement of the Company’s Lien):

(a)	the directors may authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser; and

(b)

the transferee of the share(s) shall be registered as the holder of the share(s) to which the Transfer relates notwithstanding that he may not be able to produce the share certificate(s) and such transferee is not bound to see to the application of the consideration and the transferee’s title to the share is not affected by any irregularity in or invalidity of the process leading or relating to the sale.

35.4	The net proceeds of any such sale (after payment of the costs of sale and any other costs of enforcing the lien) must be applied:

(a)	first, in payment of so much of the sum for which the lien exists as was payable at the date of the lien enforcement notice;

(b)

second, to the person entitled to the share(s) immediately before the sale took place, but only after the certificate for the share(s) sold has been surrendered to the Company for cancellation or an indemnity in a form acceptable to the directors has been given to the Company for any lost certificate(s) and subject to a lien (equivalent to the Company’s lien over the share(s) immediately before the sale took place) for all moneys payable by such person or his estate (whether immediately payable or not) in respect of all share(s) registered in the name of such person (whether he is the sole registered holder or one of two or more joint holders) and in respect of any other moneys payable (whether immediately payable or not) by him or his estate to the Company, after the date of the lien enforcement notice.

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35.5	A statutory declaration by a director or the Secretary (if any) that the declarant is a director or the Secretary and that a share has been sold to satisfy the Company’s lien on a specified date:

(a)	is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share(s); and

(b)	subject to compliance with any other formalities of Transfer required by these Articles or by law, constitutes a good title to the share(s).

36.	CALL NOTICES

36.1

Subject to these Articles and the terms on which shares are allotted, the directors may send a notice (a “call notice”) to a shareholder (or his estate) requiring such shareholder (or his estate) to pay the Company a specified sum of money (a “call”) which is payable to the Company in respect of shares which that shareholder (or his estate) holds at the date when the directors decide to send the call notice.

36.2	A call notice:

(a)

may not require a shareholder (or his estate) to pay a call which exceeds the total sum unpaid on the shares in question (whether as to par value or any amount payable to the Company by way of premium);

(b)	must state when and how any call to which it relates is to be paid; and

(c)	may permit or require the call to be paid by instalments.

36.3

A shareholder (or his estate) must comply with the requirements of a call notice but shall not be obliged to pay any call before fourteen (14) clear days (that is, excluding the date on which the notice is given and the date on which that fourteen (14) day period expires) have passed since the notice was sent.

36.4

Before the Company has received any call due under a call notice, the directors may revoke it wholly or in part or specify a later date and/or time for payment than is specified in the notice, by a further notice in writing to the shareholder (or his estate) in respect of whose shares the call is made.

37.	LIABILITY TO PAY CALLS

37.1

Liability to pay a call is not extinguished or transferred by transferring the shares in respect of which it is required to be paid. Joint holders of a share are jointly and severally liable to pay all calls in respect of that share.

37.2

Subject to the terms on which shares are allotted, the directors may, when issuing shares, provide that call notices sent to the holders of those shares may require them to pay calls which are not the same or to pay calls at different times.

38.	PAYMENT IN ADVANCE OF CALLS

38.1

The directors may, if they think fit, receive from any shareholder willing to advance it all or any part of the moneys uncalled and unpaid on the shares held by him. Such payment in advance of calls shall extinguish only to that extent the liability on the shares on which it is made.

38.2

The Company may pay interest on the money paid in advance or so much of it as exceeds the amount for the time being called up on the shares in respect of which such advance has been made at such rate not exceeding fifteen per cent (15%) per annum as the directors may decide until and to the extent that it would, but for the advance, become payable.

38.3

The directors may at any time repay the amount so advanced on giving to such shareholder not less than fourteen (14) days’ notice (that is, excluding the date on which the notice is given and the date on which that fourteen (14) day period expires) of its intention in that regard, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.

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38.4

No sum paid in advance of calls shall entitle the holder of a share in respect of them to any portion of a dividend subsequently declared in respect of any period prior to the date upon which such sum would, but for such payment, become payable.

39.	WHEN CALL NOTICE NEED NOT BE ISSUED

39.1

A call notice need not be issued in respect of sums which are specified, in the terms on which a share is issued, as being payable to the Company in respect of that share (whether in respect of par value or premium):

(a)	on allotment;

(b)	on the occurrence of a particular event; or

(c)	on a date fixed by or in accordance with the terms of issue.

39.2

If, however, the due date for payment of such a sum has passed and it has not been paid, the holder of the share(s) concerned (or his estate) is treated in all respects as having failed to comply with a call notice in respect of that sum, and is liable to the same consequences as regards the payment of interest and forfeiture.

40.	FAILURE TO COMPLY WITH CALL NOTICE: AUTOMATIC CONSEQUENCES

40.1 (a)

If a person is liable to pay a call and fails to do so by the call payment date (as such is defined below) the directors may issue a notice of intended forfeiture to that person and unless and until the call is paid, that person must pay the Company interest on the call from the call payment date at the relevant rate (as such is defined below).

(b)	Subject to Article 40.2 (Failure to comply with call notice: automatic consequences), for the purposes of this Article (Failure to comply with call notice: automatic consequences):

(c)

the “call payment date” is the time when the call notice states that a call is payable, unless the directors give a notice specifying a later date, in which case the “call payment date” is that later date;

(d)	the “relevant rate” is:

(i)	the rate fixed by the terms on which the share in respect of which the call is due was allotted; or, if none,

(ii)	such other rate as was fixed in the call notice which required payment of the call, or has otherwise been determined by the directors,

provided that if no rate is fixed in either of the manners specified in paragraph (d)(i) or (d)(ii) it shall be, five per cent (5%) per annum.

40.2	The directors may waive any obligation to pay interest on a call wholly or in part.

41.	NOTICE OF INTENDED FORFEITURE

41.1	A notice of intended forfeiture:

(a)	may be sent in respect of any share in respect of which a call has not been paid as required by a call notice;

(b)	must be sent to the holder of that share (or to all the joint holders of that share) or to a transmittee of that holder;

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(c)

must require payment of the call and any accrued interest together with all costs and expenses that may have been incurred by the Company by reason of such non- payment by a date which is not less than fourteen (14) clear days after the date of the notice (that is, excluding the date on which the notice is given and the date on which that fourteen (14) day period expires);

(d)	must state how the payment is to be made; and

(e)	must state that if the notice is not complied with, the shares in respect of which the call is payable will be liable to be forfeited.

42.	DIRECTORS’ POWER TO FORFEIT SHARES

If a notice of intended forfeiture is not complied with before the date by which payment of the call is required in the notice of intended forfeiture, the directors may decide that any share in respect of which it was given is forfeited, and the forfeiture is to include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

43.	EFFECT OF FORFEITURE

43.1

Subject to these Articles, the forfeiture of a share extinguishes all interests in that share, and all claims and demands against the Company in respect of it and all other rights and liabilities incidental to the share as between the person whose share it was prior to the forfeiture and the Company.

43.2	Any share which is forfeited in accordance with these Articles:

(a)	is deemed to have been forfeited when the directors decide that it is forfeited;

(b)	is deemed to be the property of the Company; and

(c)	may be sold, re-allotted or otherwise disposed of as the directors think fit.

43.3	If a person’s shares have been forfeited:

(a)	the Company must send that person notice that forfeiture has occurred and record it in the Register;

(b)	that person ceases to be a shareholder in respect of those shares;

(c)	that person must surrender the certificate (if any) for the shares forfeited to the Company for cancellation;

(d)

that person remains liable to the Company for all sums payable by that person under these Articles at the date of forfeiture in respect of those shares, including any interest, costs and expenses (whether accrued before or after the date of forfeiture); and

(e)

the directors may waive payment of such sums wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

43.4

At any time before the Company disposes of a forfeited share, the directors may decide to cancel the forfeiture on payment of all calls and interest, costs and expenses due in respect of it and on such other terms as they think fit.

44.	PROCEDURE FOLLOWING FORFEITURE

44.1

If a forfeited share is to be disposed of by being Transferred, the Company may receive the consideration for the Transfer and the directors may authorise any person to execute the instrument of transfer (or procure the completion of the Transfer through the Relevant System).

44.2

A statutory declaration by a director or the Secretary that the declarant is a director or the Secretary and that a share has been forfeited on a specified date is conclusive evidence of the facts stated in it as against

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all persons claiming to be entitled to the share and subject to compliance with any other formalities of Transfer required by these Articles, the Relevant System, or by law or the Designated Securities Exchange Rules, constitutes a good title to the share.

44.3

A person to whom a forfeited share is Transferred is not bound to see to the application of the consideration (if any) nor is that person’s title to the share affected by any irregularity in or invalidity of the process leading to the forfeiture or Transfer of the share.

44.4

If the Company sells a forfeited share, the person who held it prior to its forfeiture is entitled to receive from the Company the proceeds of such sale, net of any commission, and excluding any amount which:

(a)	was, or would have become, payable; and

(b)	had not, when that share was forfeited, been paid by that person in respect of that share,

but no interest is payable to such a person in respect of such proceeds and the Company is not required to account for any money earned on them.

45.	SURRENDER OF SHARES

45.1	A shareholder may surrender any share:

(a)	in respect of which the directors may issue a notice of intended forfeiture;

(b)	which the directors may forfeit; or

(c)	which has been forfeited.

45.2

The directors may accept the surrender of any such share. The effect of surrender on a share is the same as the effect of forfeiture on that share. A share which has been surrendered may be dealt with in the same way as a share which has been forfeited.

46.	COMPANY NOT BOUND BY LESS THAN ABSOLUTE INTERESTS

Except as required by applicable law, no person is to be recognised by the Company as holding any share upon any trust, and except as otherwise required by applicable law or these Articles, the Company is not in any way to be bound by or recognise any interest in a share other than the holder’s absolute ownership of it and all the rights attaching to it.

47.	SHARE CERTIFICATES

47.1

A shareholder shall only be entitled to a share certificate if the directors resolve that a share certificate shall be issued to such shareholder. Share certificates representing shares, if any, shall be in such form as the directors may determine. Share certificates shall be signed by one or more directors or other person authorised by the directors. The directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for shares (if any) shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. All certificates surrendered to the Company for Transfer shall be cancelled and, subject to these Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

47.2	Any certificate that is issued by the Board must specify:

(a)	in respect of how many shares, of what class, it is issued;

(b)	the par value of those shares;

(c)	the amount paid up on the shares; and

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(d)	any distinguishing numbers assigned to them.

47.3	No certificate may be issued in respect of shares of more than one class.

47.4	If more than one person holds a share, only one certificate may be issued in respect of it.

48.	REPLACEMENT SHARE CERTIFICATES

48.1	If a certificate issued in respect of a shareholder’s share is:

(a)	damaged or defaced; or

(b)	said to be lost, stolen or destroyed,

that shareholder is entitled to be issued with a replacement certificate in respect of the same amount of shares.

48.2	A shareholder exercising the right to be issued with such a replacement certificate:

(a)	may at the same time exercise the right to be issued with a single certificate or separate certificates;
(b)	must return the certificate which is to be replaced to the Company if it is damaged or defaced; and

(c)	must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the directors decide.

49.	INSTRUMENTS OF TRANSFER

49.1

Subject to these Articles and without prejudice to Article 6.11 (Transfer of Common Shares) any shareholder may Transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by any Designated Securities Exchange Rule or in any other form approved by the Board (including by means of the Relevant System) and may be under hand or by electronic signature or by such other manner of execution as the Board may approve from time to time. Without prejudice to the generality of the foregoing, title to listed shares of the Company may be evidenced and Transferred in accordance with the laws applicable to and the rules and regulations of the Designated Securities Exchange on which such shares are listed.

49.2

The instrument of transfer shall be executed by or on behalf of the transferor and the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. Without prejudice to Article 9.1, the Board may also resolve, either generally or in any particular case, upon request by either the transferor or transferee, to accept mechanically executed transfers including, where applicable, in accordance with the Relevant System or in any other form prescribed by the Designated Securities Exchange. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Nothing in these Articles shall preclude the Board from recognizing a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.

49.3	The Company may retain any instrument of transfer which is registered.

49.4	Any instrument of transfer which the directors refuse to register must (unless they suspect that the proposed Transfer may be fraudulent) be returned to the transferee.

49.5

For the avoidance of doubt, nothing in these Articles shall require shares to be Transferred by a written instrument if the Act and/or the Designated Securities Exchange Rules provide otherwise and the directors shall be empowered to implement such arrangements as they consider fit in accordance with and subject to the Act and the Designated Securities Exchange Rules to regulate the Transfer of title to shares in the Company and for the approval or disapproval, as the case may be, by the Board of the registration of those Transfers.

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50.	REGISTER

50.1	The Company shall maintain or cause to be maintained an overseas or local Register in accordance with the Act and as, applicable, the Designated Securities Exchange Rules.

50.2

The directors may determine that the Company shall maintain one or more branch Registers in accordance with the Act. The Directors may also determine which Register shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

51.	CLOSING REGISTER OF SHAREHOLDERS OR FIXING RECORD DATE

51.1

For the purpose of determining the shareholders entitled to notice of, or to vote at any general meeting or any adjournment thereof, or the shareholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of shareholders for any other purpose, the directors may provide that the Register shall be closed for Transfers for a stated period which shall not in any case exceed thirty (30) days.

51.2

In lieu of, or apart from, closing the Register, the directors may fix, in advance or in arrears, a date as the record date for any such determination of shareholders entitled to notice of, or to vote at any general meeting or any adjournment thereof, or for the purpose of determining the shareholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of shareholders for any other purpose, provided that such a record date shall not exceed forty (40) clear days prior to the date where the determination will be made.

51.3

If the Register is not so closed and no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders or shareholders entitled to receive payment of a dividend or other distribution, the date on which notice of the meeting is sent or posted or the date on which the resolution of the directors resolving to pay such dividend or other distribution is passed, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any general meeting has been made as provided in this Article, such determination shall apply to any adjournment thereof.

52.	FRACTIONAL ENTITLEMENTS

52.1	Whenever, as a result of a consolidation or subdivision or conversion of shares, any shareholders are entitled to fractions of shares, the directors may:

(a)	sell the shares representing the fractions to any person (including (provided permitted by law) the Company) for the best price reasonably obtainable;

(b)	authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser; and

(c)	distribute the net proceeds of sale in due proportion among those shareholders.

52.2

Whenever any shareholder’s entitlement to a portion of sale amounts to less than a minimum figure determined by the directors, that shareholder’s portion may be distributed to an organisation which is a charity for the purposes of the Act or retained by the Company for the benefit of the Company.

52.3

The person to whom the shares are Transferred is not obliged to ensure that any purchase money is received by the person entitled to the relevant fractions and nor shall such transferee’s title to the shares be affected by any irregularity in or invalidity of the process leading to their sale.

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PART I

DIVIDENDS AND OTHER DISTRIBUTIONS

53.	PROCEDURE FOR DECLARING DIVIDENDS

53.1

Subject to any rights and rights and restrictions for the time being attached to any of the shares, the Board may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

53.2

Subject to any rights and rights and restrictions for the time being attached to any of the shares, the Company by ordinary resolution may declare dividends, but no dividend shall exceed the amount recommended by the directors.

53.3	No dividend may be declared or paid unless it is in accordance with shareholders’ respective rights.

53.4

If the Company’s share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

53.5	The directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.

53.6

If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights

53.7

The directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may in the absolute discretion of the directors, either be employed in the business of the Company or be invested in such investments (other than securities of the Company) as the directors may from time to time think fit.

54.	CALCULATION OF DIVIDENDS

54.1	Except as otherwise provided by these Articles and by the rights attached to shares, all dividends must be:

(a)	declared and paid according to the amounts paid up on the shares on which the dividend is paid; and

(b)	apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

54.2

If any share is issued on terms providing that it shall rank for dividend as from a particular date or be entitled to dividends declared after a particular date it shall rank for or be entitled to dividends accordingly.

54.3	For the purposes of calculating dividends, no account is to be taken of any amount which has been paid up on a share in advance of a call or otherwise paid up in advance of its due payment date.

55.	PAYMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS

55.1	Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means:

(a)	transfer to a bank or building society account specified by the distribution recipient either in writing or as the directors may otherwise decide;

(b)

sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the directors may otherwise decide;

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(c)	sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified either in writing or as the directors may otherwise decide; or

(d)	by any other means of payment as the directors agree with the distribution recipient either in writing or by such other means as the directors decide.

55.2	If:

(a)	a share is subject to the Company’s lien; and

(b)	the directors are entitled to issue a lien enforcement notice in respect of it,

they may, instead of issuing a lien enforcement notice, deduct from any dividend or other sum payable in respect of the share any sum of money which is payable to the Company in respect of that share to the extent that they are entitled to require payment under a lien enforcement notice. Money so deducted must be used to pay any of the sums payable in respect of that share.

55.3	The Company must notify the distribution recipient in writing of:

(a)	the fact and amount of any such deduction;

(b)	any non-payment of a dividend or other sum payable in respect of a share resulting from any such deduction; and

(c)	how the money deducted has been applied.

55.4	In these Articles, the “distribution recipient” means, in respect of a share in respect of which a dividend or other sum is payable:

(a)	the holder of the share; or

(b)	if the share has two or more joint holders, whichever of them is named first in the Register; or

(c)	if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee.

56.	NO INTEREST ON DISTRIBUTIONS

The Company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by:

(a)	the terms on which the share was issued; or

(b)	the provisions of another agreement between the holder of that share and the Company.

57.	UNCLAIMED DISTRIBUTIONS

57.1	All dividends or other sums which are:

(a)	payable in respect of shares; and

(b)	unclaimed after having been declared or become payable,

may be invested or otherwise made use of by the directors for the benefit of the Company until claimed.

57.2	The payment of any such dividend or other sum into a separate account does not make the Company a trustee in respect of it.

57.3	If:

(a)	six years have passed from the date on which a dividend or other sum became due for payment; and

(b)	the distribution recipient has not claimed it,

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the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the Company.

58.	NON-CASH DISTRIBUTIONS

58.1

Subject to the terms of issue of the share in question, the Company may, by ordinary resolution on the recommendation of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in the Company).

58.2	For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

(a)	fixing the value of any assets;

(b)	paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and

(c)	vesting any assets in trustees.

59.	WAIVER OF DISTRIBUTIONS

Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by giving the Company notice in writing to that effect, but if:

(a)	the share has more than one holder; or

(b)	more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise,

the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.

PART J

CAPITALISATION OF PROFITS

60.	AUTHORITY TO CAPITALISE AND APPROPRIATION OF CAPITALISED SUMS

60.1	Subject to these Articles, the directors may, if they are so authorised by an ordinary resolution:

(a)

decide to capitalise any profits of the Company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of the Company’s share premium account or capital redemption reserve; and

(b)

appropriate any sum which they so decide to capitalise (a “capitalised sum”) to the persons who would have been entitled to it if it were distributed by way of dividend (the “persons entitled”) and in the same proportions.

60.2	Capitalised sums must be applied:

(a)	on behalf of the persons entitled; and

(b)	in the same proportions as a dividend would have been distributed to them.

60.3

Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct. A capitalised sum which was appropriated from profits available for distribution may be applied:

(a)	in or towards paying up any amounts unpaid on existing shares held by the person(s) entitled; or

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(b)	in paying up new debentures of the Company which are then allotted credited as fully paid to the persons entitled or as they may direct.

60.4	Subject to these Articles, the directors may:

(a)

apply capitalised sums in accordance with Article 60.3(a) (Authority to capitalise and appropriation of capitalised sums) and Article 60.3(b) (Authority to capitalise and appropriation of capitalised sums) partly in one way and partly in another;

(b)

make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this Article 60 (including the issuing of fractional certificates or the making of cash payments); and

(c)

authorise any person to enter into an agreement with the Company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this Article 60.

PART K

DECISION-MAKING BY SHAREHOLDERS

61.	POWER TO CALL GENERAL MEETINGS

61.1

The Company may in each year hold a general meeting as its annual general meeting (“AGM”) and shall specify the meeting as such in the notices calling it. The AGM shall be held at such time and place as may be determined by the Board.

61.2	The agenda of the AGM shall be set by the Board and shall include the presentation of the Company’s annual accounts and the report of the directors (if any).

61.3

All general meetings other than the AGM shall be called extraordinary general meetings and the Company shall specify the meeting as such in the notices calling it. All provisions relating to general meetings in these articles shall apply to both AGM’s as well as extraordinary general meetings unless specifically stated otherwise or the context requires otherwise.

61.4

The directors may, whenever they think fit, convene an extraordinary general meeting of the Company. The directors shall also be required to convene an extraordinary general meeting of the Company if the Company receive requests to do so from shareholders representing at least one third (1/3) of the paid-up share capital of the Company as carries the right to vote at general meetings of the Company (“Shareholder Requisition Meeting”), save that shareholders shall only be able to propose types of business to be dealt with at the Shareholder Requisition Meeting that requires the passing of an ordinary resolution (and not a special resolution) and shall not be able to propose any resolutions relating to the appointment or removal of any person as a director.

61.5	A request by shareholders to call a general meeting pursuant to Article 61.4 (Power to call general meetings) shall:

(a)

state the general nature of the business to be dealt with at the Shareholder Requisition Meeting which must be a form of business capable of being voted upon at such Shareholder Requisition Meeting in accordance with Article 61.4 (Power to call general meetings) above;

(b)	include the text of any ordinary resolution that may properly be moved and is intended to be moved at the Shareholder Requisition Meeting;

(c)	be in hard copy form or in electronic form; and

(d)	be authenticated by the person or persons making it.

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61.6	Directors required under Article 61.4 (Power to call general meetings) to call a Shareholder Requisition Meeting must call such Shareholder Requisition Meeting:

(a)	within twenty one (21) days from the date on which they become subject to the requirement, and

(b)	to be held on a date not more than twenty eight (28) days after the date of the notice convening the meeting.

61.7	Any resolution proposed by shareholders to be moved at the Shareholder Requisition Meeting shall be moved at the general meeting unless:

(a)	it would, if passed, be ineffective (whether by reason of inconsistency with any enactment or the Articles or otherwise),

(b)	it is a form of business that is not capable of being voted upon at such Shareholder Requisition Meeting in accordance with the provisions of these Articles;

(c)	it is defamatory of any person; or

(d)	it is frivolous or vexatious.

61.8

Save as set out in this Article 61 (Power to call general meetings), shareholders shall have no right to propose resolutions to be considered or voted upon at an AGM or an extraordinary general meeting of the Company.

62.	NOTICE OF GENERAL MEETINGS

62.1

An AGM of the Company shall be called by not less than twenty-one (21) clear days’ notice in writing. All other general meetings of the Company (other than an adjourned meeting) shall be called by not less than fourteen (14) clear days’ notice in writing.

62.2	Every notice convening a general meeting shall specify:

(a)	the place, the date and the time of the meeting;

(b)	the general nature of the business to be dealt with at the meeting;

(c)

if the meeting is convened to consider an ordinary resolution or a special resolution, the text of the resolution and intention to propose the resolution as an ordinary resolution or a special resolution (as appropriate); and

(d)

with reasonable prominence, that a shareholder is entitled to appoint another person (who does not have to be a shareholder) as his proxy to exercise all or any rights of his to attend, speak and vote at the meeting and that a shareholder may appoint more than one proxy in relation to the meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him) and shall also specify any more extensive rights (if any) conferred by these Articles to appoint more than one proxy.

62.3

The notice shall be given to every shareholder as of the record date (other than any who under the provisions of these Articles or of any restrictions imposed on any shares are not entitled to receive notice from the Company), to the directors and to the auditors and if more than one for the time being, to each of them.

62.4	Subject to the provisions of these Articles, notice of a general meeting of the Company:

(a)	may be given:

(i)	in hard copy form;

(ii)	in electronic form; or

(iii)	by means of a website,

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or partly by one such means and partly by another and the provisions of Article 79 (Company Communications) shall apply accordingly; and

(b)	shall specify:

(i)	whether the meeting shall be a physical and/or electronic general meeting;

(ii)

for physical meetings, the time, date and place of the meeting (including without limitation any satellite meeting place arranged for the purposes of Article 63 (General Meetings at more than one place), which shall be identified as such in the notice);

(iii)

for electronic general meetings, the time, date and electronic platform for the meeting, which electronic platform may vary from time to time and from meeting to meeting as the Board, in its sole discretion, sees fit; and

(iv)

the general nature of the business to be dealt with and shall state, with reasonable prominence, that a shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend, to speak and to vote instead of him and that a proxy need not be a shareholder.

62.5

The accidental failure to give notice of general meeting or, in cases where it is intended that it be sent out with the notice, an instrument of proxy, or to give notice of a resolution intended to be moved at a general meeting to, or the non-receipt of any of them by, any person or persons entitled to receive the same shall not invalidate the proceedings at that meeting and shall be disregarded for the purpose of determining whether the notice of the meeting, instrument of proxy or resolution were duly given.

62.6	The Board shall determine whether a general meeting is to be held as a physical general meeting or an electronic general meeting.

63.	GENERAL MEETINGS AT MORE THAN ONE PLACE

63.1

Without prejudice to Article 62 (Notice of General Meetings), the Board may resolve to enable persons entitled to attend a general meeting or an adjourned general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The shareholders present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that shareholders attending at all the meeting places are able to:

(a)	participate in the business for which the meeting has been convened;

(b)

hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)	be heard and seen by all other persons so present in the same way.

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

64.	ELECTRONIC GENERAL MEETINGS

64.1

Without prejudice to Article 61 (Notice of General Meetings), the Board may resolve to enable persons entitled to attend a general meeting or an adjourned general meeting hosted on an electronic platform (such meeting being an “electronic general meeting”) to do so by simultaneous attendance by electronic means with no shareholder necessarily in physical attendance at the electronic general meeting. The shareholders or their proxies present shall be counted in the quorum for, and entitled to vote at, the electronic general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of

47

the electronic general meeting is satisfied that adequate facilities are available throughout the electronic general meeting to ensure that shareholders attending the electronic general meeting who are not present together at the same place may, by electronic means, attend and speak and vote at it.

64.2	Nothing in these Articles prevents a general meeting being held both physically and electronically.

65.	ATTENDANCE AND SPEAKING AT GENERAL MEETINGS

65.1

A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

65.2	A person is able to exercise the right to vote at a general meeting when:

(a)	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

(b)	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

65.3	The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.

65.4	In determining attendance at a general meeting, it is immaterial whether any two or more shareholders attending it are in the same place as each other.

66.	QUORUM FOR GENERAL MEETINGS

66.1

No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting unless the persons attending it constitute a quorum when the meeting proceeds to business.

66.2

Two persons entitled to vote upon the business to be transacted each being a shareholder (being an individual) present in person or by proxy, or (being a corporation) present by a duly authorised representative or by proxy, shall be a quorum.

67.	CHAIRING GENERAL MEETINGS

67.1	If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so.

67.2	If the directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start:

(a)	the directors present; or

(b)	(if no directors are present), the meeting,

must appoint a director or shareholder (which may include any proxy appointed by a shareholder) to chair the meeting, and the appointment of the chairman of the meeting must be the first business of the meeting.

67.3	The person chairing a meeting in accordance with this Article 67 (Chairing general meetings) is referred to as the “chairman of the meeting”.

68.	ATTENDANCE AND SPEAKING BY DIRECTORS AND NON-SHAREHOLDERS

68.1	Directors may attend and speak at general meetings, whether or not they are shareholders.

68.2

The chairman of the meeting may permit other persons who are not shareholders or are otherwise entitled to exercise the rights of shareholders in relation to general meetings, to attend and speak at a general meeting.

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69.	SECURITY

69.1

The Board or the chairman of the meeting may make any arrangement and impose any requirement or restriction it or he or she considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board or the chairman of the meeting are entitled in its or his or her absolute discretion to refuse entry to, or eject from any general meeting, a person who refuses to comply with these arrangements, requirements or restrictions.

69.2	The Board or the chairman of the meeting at any electronic general meeting may make any arrangement and impose any requirement or restriction as is:

(a)	necessary to ensure the identification of those taking part and the security of the electronic communication; and

(b)	proportionate to those objectives.

69.3

The Board or the chairman of the meeting may take such action, give such direction or put in place such arrangements as they or he or she consider appropriate to secure the safety of the people attending the meeting and to promote the orderly conduct of the business of the meeting as set out in the notice of the meeting. The chairman’s discretion on matters of procedure or arising incidentally from the business of the meeting shall be final, as shall be his determination as to whether any matter is of such a nature.

70.	ADJOURNMENT

70.1	If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, the chairman of the meeting must adjourn it.

70.2	The chairman of the meeting may adjourn a general meeting at which a quorum is present if:

(a)	the meeting consents to an adjournment; or

(b)

it appears to the chairman of the meeting that an adjournment is necessary or appropriate to: (i) protect the safety of any person attending the meeting; (ii) ensure that the business of the meeting is conducted in an orderly manner; (iii) to enable the shareholders to consider fully information which the Board determines has not been made sufficiently or timely available to all shareholders; or (iv) is otherwise in the best interests of the Company.

70.3	The chairman of the meeting must adjourn a general meeting if directed to do so by the meeting.

70.4	When adjourning a general meeting, the chairman of the meeting must:

(a)	either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the directors; and

(b)	have regard to any directions as to the time and place of any adjournment which have been given by the meeting.

70.5

If the continuation of an adjourned meeting is to take place more than fourteen (14) days after it was adjourned, the Company must give at least seven (7) clear days’ notice of it (that is, excluding the day of the adjourned meeting and the day on which the notice is given):

(a)	to the same persons to whom notice of the Company’s general meetings is required to be given; and

(b)	containing the same information which such notice is required to contain.

70.6

No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place. If a quorum is not present at any such adjourned meeting within half an hour from the time appointed for that meeting (or if, during the meeting, a quorum ceases to be present), the meeting shall be dissolved.

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71.	VOTING: GENERAL

71.1	All shareholder resolutions of the Company at any general meeting shall be conducted by way of a poll. The poll shall be conducted in such manner as the chairman of the general meeting directs.

71.2

No shareholder shall, unless the directors otherwise decide, be entitled to vote (either in person or by proxy) at a general meeting or at any adjournment of it unless all calls or other sums presently payable by him in respect of that share in the Company have been paid to the Company.

71.3

Otherwise than as set out in these Articles, no action shall be taken by the shareholders of the Company except at an AGM or an extraordinary general meeting of the shareholders called in accordance with these Articles, and no action shall be taken by the shareholders by written consent.

72.	ERRORS AND DISPUTES

72.1

No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.

72.2	Any such objection must be referred to the chairman of the meeting, whose decision is final and conclusive.

73.	CONTENT OF PROXY NOTICES

73.1	Proxies may only validly be appointed by a notice in writing (a “proxy notice”) which:

(a)	states the name and address of the shareholder appointing the proxy;

(b)	identifies the person appointed to be that shareholder’s proxy and the general meeting in relation to which that person is appointed;

(c)	is signed by or on behalf of the shareholder appointing the proxy, or is authenticated in such manner as the directors may determine; and

(d)	is delivered to the Company in accordance with these Articles and any instructions contained in the notice of the general meeting to which they relate.

73.2	The Company may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes.

73.3	Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions.

73.4	Unless a proxy notice indicates otherwise, it must be treated as:

(a)	allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting; and

(b)	appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself.

74.	DELIVERY OF PROXY NOTICES

74.1

The appointment of a proxy and the power of attorney or other authority (if any) under which it is signed (or a copy of such authority certified notarially or in some other way approved by the directors) shall be sent or supplied in hard copy form, or (subject to any conditions and limitations which the directors may specify) in electronic form:

(a)	to the registered office of the Company; or

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(b)

to such other address (including electronic address) as is specified in the notice convening the meeting or in any instrument of proxy or any invitation to appoint a proxy sent or supplied by the Company in relation to the meeting; or

(c)	as the directors shall otherwise direct,

to be received before the time for the holding of the meeting or adjourned meeting to which it relates or, in the case of a poll taken after the date of the meeting or adjourned meeting, before the time appointed for the poll.

74.2

Any instrument of proxy not so sent or supplied or received shall be invalid unless the directors at any time prior to the meeting or the chairman of the meeting at the meeting, in their or his absolute discretion, accept as valid an instrument of proxy where there has not been compliance with the provisions of this Article 74 (Delivery of proxy notices) and such proxy shall thereupon be valid notwithstanding such default.

74.3

A person who is entitled to attend, speak or vote at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the Company by or on behalf of that person.

74.4	If a proxy notice is not executed by the person appointing the proxy, it must be accompanied by written evidence of the authority of the person who executed it to execute it on the appointor’s behalf.

74.5	The Company shall be entitled to treat as attributable to the shareholder to which it purports to relate an instrument appointing a proxy or corporate representative in electronic form if:

(a)

the person sending the instrument in electronic form has provided or complied with any identification or confirmation requirements (including without limitation the adoption or creation of passwords or passcodes) described, set out, referred to in or accompanying the notice of meeting to which the instrument appointing a proxy or corporate representative relates;

(b)	in relation to email if contained in an email purporting to come from an email address previously notified to the Company by such shareholder; or

(c)

acknowledged by an electronic record transmitted by or on behalf of the Company to the shareholder to the address (including without limitation an electronic or email address) supplied by the shareholder for the giving of notices and such shareholder does not promptly (and in any case to be received by the Company before the commencement of the meeting or adjourned meeting to which the instrument relates or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll) take steps to notify the Company that the instrument should not be so treated .

75.	REVOCATION OF PROXY NOTICES

75.1	The validity of:

(a)	a vote given in accordance with the terms of an appointment of a proxy; or

(b)	anything done by a proxy acting as duly appointed chairman of a meeting; or

(c)	any decision determining whether a proxy counts in a quorum at a meeting,

shall not be affected notwithstanding the death or mental disorder of the appointor or the revocation of the appointment of the proxy (or of the authority under which the appointment of the proxy was executed) or the Transfer of the share in respect of which the appointment of the proxy is given, unless notice in writing of such death, mental disorder, revocation or Transfer shall have been:

(i)	sent or supplied to the Company or any other person as the Company may require in the notice of the meeting, any instrument of proxy sent out by the Company in relation to the meeting or

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in any invitation to appoint a proxy issued by the Company in relation to the meeting, in any manner permitted for the sending or supplying of appointments of proxy pursuant to these Articles; and

(ii)

received at the registered office of the Company (or such other address (including electronic address) as has been designated for the sending or supplying of appointments of proxy), before the time for the holding of the meeting or adjourned meeting to which it relates or, in the case of a poll taken after the date of the meeting or adjourned meeting, before the time appointed for the poll.

76.	VOTES OF PROXIES

The Company shall be under no obligation to ensure or otherwise verify that any vote(s) cast by a proxy are done so in accordance with any such instructions given by the shareholder by whom such proxy is appointed. In the event that a vote cast by such proxy is not done so in accordance with the instructions of the shareholder by whom such proxy is appointed, such vote shall not be deemed to be invalid.

77.	AMENDMENTS TO RESOLUTIONS

77.1	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

(a)

notice of the proposed amendment is given to the Company in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than forty eight (48) hours before the meeting is to take place (or such later time as the chairman of the meeting may determine); and

(b)	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

77.2	A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if:

(a)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

(b)	the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

77.3

If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman of the meeting’s error does not invalidate the vote on that resolution.

77.4	Where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.

78.	CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

Any corporation which is a shareholder or a director may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a class of shares or of the directors or of a committee of directors, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual shareholder or director.

PART L

ADMINISTRATIVE ARRANGEMENTS

79.	COMPANY COMMUNICATIONS

79.1

Subject to the provisions of the Act and the Designated Securities Exchange Rules (and save as otherwise provided in these Articles), any document or information required or authorised to be sent or supplied by

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the Company to any shareholder or any other person (including a director) pursuant to these Articles, the Act or any other rules or regulations to which the Company may be subject, may be sent or supplied in hard copy form, in electronic form, by means of a website or in any other way in which documents or information may be sent or supplied by the Company pursuant to the Act.

79.2

Subject to these Articles, any notice or document to be sent or supplied to a director in connection with the taking of decisions by directors may also be sent or supplied by the means by which that director has asked in writing to be sent or supplied with such notices or documents for the time being.

79.3

The Company may send or supply any document or information to a shareholder or any other person (including a director) pursuant to these Articles, the Act, the Designated Securities Exchange Rules or any other rules or regulations to which the Company may be subject, either personally, or by post in a prepaid envelope addressed to the shareholder (or such other person) at his registered address or at his address for service, or by leaving it at that address or any other address for the time being notified to the Company by the shareholder (or such other person) for the purpose, or by sending or supplying it using electronic means to an electronic address for the time being notified to the Company by the shareholder (or such other person) for the purpose, or by any other means authorised in writing by the shareholder (or such other person) concerned.

79.4

A shareholder whose registered address is not within the Cayman Islands and who gives the Company an address within the Cayman Islands to which documents or information may be sent or supplied to him or gives an electronic address to which documents or information may be sent or supplied using electronic means, shall be entitled to have documents or information sent or supplied to him at that address, but otherwise no such shareholder shall be entitled to receive any document or information from the Company.

79.5

In the case of joint holders of a share, if the Company sends or supplies any document or information to one of the joint holders, it shall be deemed to have properly sent or supplied such document or information to all the joint holders.

79.6

If, on at least two (2) consecutive occasions, the Company has attempted to send any document or information by electronic means to an address specified (or deemed specified) for the purpose and a delivery failure (or other similar) notification has been received by the Company, the Company thereafter shall, send documents or information in hard copy form or electronic form (but not by electronic means) to such shareholder at his registered address or address for service within the Cayman Islands (whether by hand, by post or by leaving it or them at such address), in which case the provisions of Article 79.7 (Company communications) shall apply.

79.7

If on three (3) consecutive occasions documents or information have been sent or supplied to any shareholder at his registered address or address for the service of such documents or information in the Cayman Islands but have been returned undelivered, such shareholder shall not thereafter be entitled to receive any documents or information from the Company until he shall have communicated with the Company and supplied in writing a new registered address or address within the Cayman Islands for the service of documents or information or an electronic address to which documents or information may be sent or supplied using electronic means.

79.8

Any shareholder present, in person or by proxy at any meeting of the Company or of the holders of any class of shares of the Company, shall be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was called.

79.9

Save as provided otherwise in these Articles, any document or information, addressed to a shareholder (or other person to whom such document or information is required or authorised to be sent pursuant to these Articles, the Act or otherwise) at his registered address or address for service (in the case of a shareholder, in the Cayman Islands) or electronic address, as the case may be shall:

(a)

if hand delivered or left at a registered address or other address for service (in the case of a shareholder in the Cayman Islands), be deemed to have been served or delivered on the day on which it was so delivered or left;

53

(b)	if sent or supplied by post (whether in hard copy form or in electronic form), be deemed to have been received at the expiration of five (5) days after the envelope was posted;

(c)	if served by a recognised courier service, be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service;

(d)

if sent or supplied by electronic means (other than by means of website), be deemed to have been served immediately upon the time of the transmission by electronic mail and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient;

(e)	if published as an electronic record on a website, be deemed to have been served immediately upon the notice, document or information being made available on the website.

79.10	In calculating a period of hours for the purpose of Article 79.9 (Company communications), no account shall be taken of any part of a day that is not a Business Day.

79.11

A director may agree with the Company that documents sent to that director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than those set out in Article 79.9 (Company communications).

79.12

Subject to Article 79.9 (Company communications), in proving such service or delivery it shall be sufficient to prove that the envelope containing the document or information was properly addressed and put into the post in a prepaid envelope or, in the case of a document or information sent or supplied by electronic means on providing evidence of the transmission of such electronic mail. Each shareholder and each person becoming a shareholder subsequent to the adoption of this Article 79 (Company communications), by virtue of its holding or its acquisition and continued holding of a share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (including a share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

79.13

The Company shall not be held responsible for any failure in transmission beyond its reasonable control and the provisions of Article 79.7 (Company communications) to Article 79.12 (Company communications) (inclusive) shall apply regardless of any document or information being returned undelivered and regardless of any delivery failure notification or “out of office” or other similar response and any such “out of office” or other similar response shall not be considered to be a delivery failure.

80.	COMPANY SEALS

80.1	Any common seal may only be used by the authority of the directors or a committee of the directors.

80.2	The directors may decide by what means and in what form any common seal is to be used.

80.3

Unless otherwise decided by the directors, if the Company has a common seal and it is affixed to a document, the document must also be signed by at least one authorised person in the presence of a witness who attests the signature.

80.4	For the purposes of this Article 80 (Company seals), an authorised person is:

(a)	any director of the Company;

(b)	the Secretary (if any); or

(c)	any person authorised by the directors for the purpose of signing documents to which the common seal is applied.

81.	ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

81.1	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the directors.

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81.2	The books of account shall be kept at the Company’s registered office, or at such other place or places as the directors think fit, and shall always be open to the inspection of the directors.

81.3

Subject to the Act and to the rules of any Designated Securities Exchange, the accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the directors.

81.4

Subject to Articles 81.3 and 81.5 (Accounts, Audit and Annual Return and Declaration) a printed copy of the directors’ report, if any, accompanied by the consolidated statements of financial position, profit or loss, comprehensive income (loss), cash flows and changes in shareholders’ equity, including every document required by applicable law to be annexed thereto, made up to the end of the applicable financial year, shall be sent to shareholders at least ten (10) days before the date of the AGM and laid before the Company at the AGM held in accordance with Article 61.1 (Power to call General Meetings), provided that this Article 81.4 (Accounts, Audit and Annual Return and Declaration) shall not require a copy of those documents to be sent to any person whose address the Company is not aware of or to more than one of the joint holders of any shares.

81.5

The requirement to send to a person referred to in Article 81.4 (Accounts, Audit and Annual Return and Declaration) the documents referred to in that Article shall be deemed satisfied where, in accordance with all applicable laws, rules and regulations, including, without limitation, the Designated Securities Exchange Rules, the Company publishes copies of the documents referred to in Article 81.4 (Accounts, Audit and Annual Return and Declaration) on the Company’s website, transmits it to the SEC’s website or in any other permitted manner (including by sending any other form of electronic communication), and that person has agreed or is deemed by the Company to have agreed to treat the publication or receipt of such documents in such manner as discharging the Company’s obligation to send to him a copy of such documents.

81.6

The directors, having considered the recommendations of the Audit Committee, shall appoint an auditor of the Company who, subject to the Act and the Designated Securities Exchange Rules, shall hold office until removed from office by a resolution of the Board, and shall fix his or their remuneration.

81.7

Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

81.8

The auditors shall, if so required by the directors, make a report on the accounts of the Company during their tenure of office at the next AGM following their appointment, and at any time during their term of office, upon request of the directors or any general meeting of the shareholders.

81.9

The directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

82.	RIGHT TO INSPECT ACCOUNTS AND OTHER RECORDS

Subject to the Act or the Designated Securities Exchange Rules, other than as specifically agreed by the Company no person is entitled to inspect any of the Company’s accounting or other records or documents merely by virtue of being a shareholder.

83.	INDEMNITY

83.1

Every Indemnified Person for the time being and from time to time of the Company and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts (including reasonable attorneys’ fees and expenses and amounts paid

55

in settlement and costs of investigation (collectively “Losses”) incurred or sustained by him (otherwise than by reason of his own dishonesty, willful default or fraud) in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any Losses incurred by him in defending or investigating (whether successfully or otherwise) any civil, criminal, investigative and administrative proceedings concerning or in any way related to the Company or its affairs in any court whether in the Cayman Islands or elsewhere. Such Losses incurred in defending or investigating any such proceeding shall be paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Person to repay such amounts if it is ultimately determined by a non-appealable order of a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification hereunder with respect thereto

83.2

No such Indemnified Person of the Company and the personal representatives of the same shall be liable: (i) for the acts, receipts, neglects, defaults or omissions of any other director or officer or agent of the Company; or (ii) by reason of his having joined in any receipt for money not received by him personally or in any other act to which he was not a direct party; or (iii) for any loss on account of defect of title to any property of the Company; or (iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or; (v) for any loss incurred through any bank, broker or other agent or any other party with whom any of the Company’s property may be deposited; or (vi) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities or discretions of his office or in relation thereto; or (vii) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such person’s part, unless he has acted dishonestly, with willful default or through fraud.The Company hereby acknowledges that certain Indemnified Persons may have certain rights to indemnification, advancement of expenses and/or insurance from or against (other than directors’ and officers’ or similar insurance obtained or maintained by or on behalf of the Company or any Group Company, including any such insurance obtained or maintained pursuant to Article 83.4 (Indemnity) below) Other Indemnitors. The Company hereby agrees that: (i) it is the indemnitor of first resort (i.e., its obligations to an Indemnified Person are primary and any obligation of any Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnified Person are secondary); (ii) it shall be required to advance the full amount of expenses incurred by an Indemnified Person and shall be liable for the full amount of all Losses to the extent legally permitted and as required by the terms of these Articles (or any other agreement between the Company and an Indemnified Person) without regard to any rights an Indemnified Person may have against any Other Indemnitors; and (iii) it irrevocably waives, relinquishes and releases any Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by any Other Indemnitors on behalf of an Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from the Company shall affect the foregoing and Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnified Person against the Company. For the avoidance of doubt, no person or entity providing directors’ or officers’ or similar insurance obtained or maintained by or on behalf of the Company or any of its subsidiaries, including any person providing such insurance obtained or maintained pursuant to Article 83.4 (Indemnity) below, shall be an Other Indemnitor.

83.3

The directors may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was (whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article 83 or under applicable law): (a) a director, alternate director, Secretary or auditor of the Company or of a Group Company; or (b) the trustee of a retirement benefits scheme or other trust in which a person referred to in Article 83.1 (Indemnity) is or has been interested, indemnifying him against any liability which may lawfully be insured against by the Company.

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84.	AMENDMENT OF ARTICLES OF ASSOCIATION

Subject to the Act and the Designated Securities Exchange Rules and as provided in these Articles, the Company may at any time and from time to time by special resolution amend these Articles in whole or in part.

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Annex C

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

CA HEALTHCARE ACQUISITION CORP.	Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on September 27, 2021.

INTERNET –
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –

If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit:

https://www.cstproxy.com/cahcspac/2021

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

	▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲	Please mark your votes like this	X
PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 3.

Proposal No. 1 – The Merger Proposal – to consider and approve the merger of LumiraDx Merger Sub, Inc. (“Merger	FOR ☐	AGAINST ☐	ABSTAIN ☐	The new public entity shall have two classes of directors, other than the LMDX Founder Directors, serving staggered terms with the terms of the Class I and Class II directors expiring at the

Sub”), a newly formed Delaware corporation and wholly owned subsidiary of LumiraDx Limited (“LumiraDx”), with and into CAH, with CAH being the surviving corporation in the merger (“Merger”), pursuant to the Agreement and Plan of Merger, dated as of April 6, 2021, as amended pursuant to amendments to the merger agreement, dated August 19, 2021 and August 27, 2021, (collectively, the “Merger Agreement”) by and among LumiraDx, Merger Sub and CAH.

annual general meeting of shareholders to be held in 2022 and 2023, respectively, and each term expiring two years there- after, in each case.

The new public entity’s constitutional documents will not include the various provisions applicable only to special purpose acquisition corporations that CAH’s amended and restated certificate of incorporation contains (such as the obligation to dissolve and liquidate if a business combination is not consum- mated in a certain period of time).

Proposal No. 2 – The Charter Proposals – to consider and approve the following constitutional documents of LumiraDx that	FOR ☐	AGAINST ☐	ABSTAIN ☐	Proposal No. 3 – to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if	FOR ☐	AGAINST ☐	ABSTAIN ☐

will be in effect upon the closing of the Merger and CAH’s current certificate of incorporation:

The name of the new public entity will be “LumiraDx Limited” as opposed to “CA Healthcare Acquisition Corp.”

The authorized share capital of the new public entity will be US$10,290 divided into, assuming completion of the Merger Subdivision, (1) 1,769,292,966 LMDX ordinary shares with a par value (to seven decimal places) of $0.0000028 per LMDX ordinary share, (2) 1,769,292,966 LMDX common shares with a par value (to seven decimal places) of $0.0000028 per LMDX common share and (3) undesignated shares of such class or classes (however designated) as the board of directors of LumiraDx may determine, as opposed to CAH having 110,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock.

The new public entity has two classes of shares, being the LMDX common shares and the LMDX ordinary shares, such that each holder of LMDX common shares will be entitled to one vote on any proposed shareholder resolution for each such share and each holder of LMDX ordinary shares will be entitled to ten votes on any proposed shareholder resolution for each such share.

necessary, to permit further solicitation and vote of proxies if CAH has not received sufficient votes at the special meeting to enable it to consummate the business combination contemplated by the Merger Agreement.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED STOCKHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR COMMON STOCK WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ABOVE.

CONTROL NUMBER

Signature_______________________________ Signature, if held jointly____________________________ Date_____________2021.

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on September 28, 2021:

The notice of the Special Meeting and the accompanying

Proxy Statement/Consent Solicitation Statement/Prospectus are available at:

https://www.cstproxy.com/cahcspac/2021

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Proxy Statement/Consent Solicitation/Prospectus.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

CA HEALTHCARE ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING TO BE HELD ON SEPTEMBER 28, 2021

The undersigned appoints Larry J. Neiterman as proxy, with the full power to act and the power to appoint a substitute, and hereby authorizes such person to represent and to vote, as designated below, all common stock of CA Healthcare Acquisition Corp., a Delaware corporation (“CAH”), which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on September 28, 2021 at 9:00 a.m. Eastern, virtually at https://www.cstproxy.com/cahcspac/2021, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse sign hereof and in the proxy’s discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in this Proxy.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO SPECIFIC DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued, and to be marked, dated and signed, on the other side)